                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.           )

Filed by the Registrant  [X]

Filed by a Party other than Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                             FUELCELL ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Chapter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                                                                                                      PROPOSED
                                                                 AGGREGATE NUMBER OF                   MAXIMUM
                                                                 SECURITIES TO WHICH     PRICE PER    AGGREGATE
TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES  TRANSACTION APPLIES(1)    UNIT(2)     VALUE(3)     TOTAL FEE
--------------------------------------------------------------  ----------------------   ---------   -----------   ---------
Common Shares of Global Thermoelectric Inc. ..........                29,200,850           $2.61     $76,214,219    $15,243

     (1) This total represents Global Thermoelectric Inc. ("Global") common shares to be acquired by FuelCell Energy, Inc. ("FuelCell") pursuant to the Combination Agreement entered into between FuelCell and Global as of August 4, 2003.

     (2) This total represents Cdn.$3.65, the average of the high and low sales price of Global Common Shares on the Toronto Stock Exchange on August 22, 2003, converted to U.S. dollars by applying exchange rate on August 22, 2003, which was 1.40100 U.S. dollars for each Canadian dollar.

     (3) Proposed maximum value calculated pursuant to Rule 0-11 of the Exchange Act of 1934, as amended.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[FUELCELL ENERGY LOGO]                                             [GLOBAL LOGO]

                 NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
                            OF FUELCELL ENERGY, INC.

                          TO BE HELD     --    , 2003

                                     -AND-

                    NOTICE OF THE SPECIAL MEETING OF COMMON
                                SHAREHOLDERS OF
                           GLOBAL THERMOELECTRIC INC.

                          TO BE HELD     --    , 2003

                                     -AND-

                               NOTICE OF PETITION

                                     -AND-

                     JOINT MANAGEMENT INFORMATION CIRCULAR
                              AND PROXY STATEMENT
                    WITH RESPECT TO AN ARRANGEMENT INVOLVING

                             FUELCELL ENERGY, INC.

                                     -AND-

                           GLOBAL THERMOELECTRIC INC.

                                    --   , 2003

                             [FUELCELL ENERGY LOGO]

   --   , 2003

Dear FuelCell Stockholder:

     You are cordially invited to attend a special meeting of stockholders (the "FuelCell Meeting") of FuelCell Energy, Inc., a Delaware corporation
("FuelCell"), to be held at  -- a.m. (Eastern time) on    --   , 2003 in
   --   . The FuelCell Meeting relates to the acquisition by FuelCell of Global
Thermoelectric Inc., an Alberta, Canada, corporation ("Global"), pursuant to the terms of a combination agreement (the "Combination Agreement") dated as of August 4, 2003 between FuelCell and Global. The Combination Agreement provides for a share exchange whereby either exchangeable shares of an indirect wholly-owned Canadian subsidiary of FuelCell or shares of FuelCell common stock will be issued in consideration for all of the issued and outstanding common shares of Global. Each exchangeable share will be exchangeable for one share of FuelCell common stock.

     Global is a leader in the development of solid oxide fuel cell ("SOFC") products. Global is developing fuel cell products compatible with natural gas or propane and is currently testing systems for residential and remote applications. Global believes that it is also the world's largest manufacturer and distributor of thermoelectric power generators for use in remote locations. Thermoelectric generators produce electricity directly from heat and are used for remote power applications in the pipeline, oil and gas and telecommunication industries. Upon closing, FuelCell expects to integrate the businesses of the combined companies and to significantly reduce the combined company's level of cash expenditures, with head office functions consolidated into FuelCell's Connecticut headquarters. The combined company will retain the name FuelCell Energy, Inc. I will remain as Chairman, President and Chief Executive Officer, and Joseph G. Mahler, FuelCell's Senior Vice President and Chief Financial Officer, will assist me in leading the combined company in our respective roles. Upon closing, FuelCell's board of directors will be expanded to up to thirteen voting members to include at least one and a maximum of two designees of Global.

     At the FuelCell Meeting, you will be asked to approve the Combination Agreement and the transactions contemplated thereby, which include: (i) at the election of each Global common shareholder who is a resident of Canada for purposes of the Income Tax Act (Canada), the issuance of (a) shares of an indirect wholly-owned Canadian subsidiary of FuelCell exchangeable for shares of FuelCell common stock or (b) shares of FuelCell common stock, in exchange for the shareholder's Global common shares; (ii) for each Global common shareholder who is not a resident of Canada for purposes of the Income Tax Act (Canada), the issuance of shares of FuelCell common stock in exchange for the shareholder's Global common shares; (iii) FuelCell's assumption of outstanding options to purchase Global common shares; and (iv) FuelCell's assumption of the obligation to issue FuelCell common stock upon conversion of the outstanding Global Cumulative Redeemable Convertible Preferred Shares, Series 2 (which we refer to collectively as the "Combination"). Details of the Combination are contained in the joint management information circular and proxy statement (the "Joint Proxy Statement") being delivered with this letter.

     If the proposals contained in the Joint Proxy Statement are approved by FuelCell's stockholders, Global's common shareholders and the Court of Queen's Bench of Alberta, Global will become a consolidated subsidiary of FuelCell, and each existing holder of common shares of Global will have the right to receive between 0.279 and 0.342 exchangeable shares or shares of FuelCell common stock in consideration for each Global common share held by such holder, determined in accordance with the exchange ratio (as defined in the Combination Agreement) and as otherwise set forth in the Joint Proxy Statement. Upon completion of the Combination, and depending on the exchange ratio in effect at the time of completion of the Combination, Global common shareholders will own between approximately 17% and 20% of the outstanding shares of FuelCell common stock, on a fully diluted basis. FuelCell will also expand its board of directors to include at least one designee of Global.

     FuelCell's board of directors has carefully considered and has unanimously approved the terms and conditions of the Combination Agreement and the Combination and recommends that the FuelCell stockholders approve the Combination Agreement and the Combination. In reaching this conclusion, the FuelCell board of directors considered, among other things, the opinion dated August 1, 2003 of Lazard Freres & Co. LLC ("Lazard"), an investment banking firm engaged by FuelCell, that, as of such date and based on and subject to the factors and assumptions set forth in the opinion, the exchange ratio set forth in the Combination Agreement is fair, from a financial point of view, to FuelCell. A copy of Lazard's opinion, including the assumptions, qualifications and other matters contained in the opinion, is included in the Joint Proxy Statement as Annex E.

     The respective obligations of FuelCell and Global to consummate the Combination are subject to, among other conditions, FuelCell's stockholders' approval of the Combination Agreement and the Combination at the FuelCell Meeting and the approval of a plan of arrangement by Global's common shareholders and by the Court of Queen's Bench of Alberta. If FuelCell's stockholders do not approve the Combination Agreement and the Combination, or if the plan of arrangement is not approved by Global's common shareholders or by the Court of Queen's Bench of Alberta, then none of the proposals will be implemented and the Combination will not be completed. THE FUELCELL BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE COMBINATION AGREEMENT AND THE COMBINATION ARE FAIR TO THE HOLDERS OF FUELCELL'S COMMON STOCK AND ARE IN THE BEST INTERESTS OF FUELCELL, HAS APPROVED THE COMBINATION AGREEMENT AND THE COMBINATION AND RECOMMENDS THAT FUELCELL STOCKHOLDERS VOTE "FOR" APPROVAL OF THE COMBINATION AGREEMENT AND THE COMBINATION.

     In view of the importance of the actions to be taken at the FuelCell Meeting, you are urged to read the Joint Proxy Statement carefully and vote your shares, regardless of the number of shares you own or whether you will attend the FuelCell Meeting. Even if you will not attend the FuelCell Meeting, you can vote your shares in any of three ways: (i) via the internet; (ii) by using a toll-free telephone number; or (iii) by promptly completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid envelope. Instructions for using these convenient voting methods appear on your proxy card. You may, of course, attend the FuelCell Meeting and vote in person, even if you have previously returned your proxy card or voted by telephone or via the internet.

                                          Sincerely,

                                          Jerry D. Leitman
                                          Chairman, President and Chief
                                          Executive Officer

                             FUELCELL ENERGY, INC.
                              3 GREAT PASTURE ROAD
                           DANBURY, CONNECTICUT 06813

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD     --    , 2003
                             ---------------------

     Notice is hereby given that a special meeting of stockholders (the "FuelCell Meeting") of FuelCell Energy, Inc., a Delaware corporation
("FuelCell"), will be held at  -- a.m. (Eastern time) on    --   , 2003 in
   --   for the following purposes:

          1. to consider and vote upon a proposal to approve the combination agreement dated as of August 4, 2003 (the "Combination Agreement") between FuelCell and Global Thermoelectric Inc., an Alberta corporation ("Global"), and the transactions contemplated thereby, including the issuance of either FuelCell common stock or shares of a Canadian subsidiary of FuelCell exchangeable for shares of FuelCell common stock, in exchange for all issued and outstanding Global common shares, the assumption by FuelCell of outstanding Global options and the assumption by FuelCell of the obligation to issue FuelCell common stock upon conversion of the outstanding Global Cumulative Redeemable Convertible Preferred Shares, Series 2 (collectively referred to as the "Combination"), as more fully described in the accompanying Joint Management Information Circular and Proxy Statement; and

          2. to transact such other business as may properly be presented to the FuelCell Meeting or any adjournment or postponement thereof.

     The respective obligations of FuelCell and Global to consummate the Combination are subject to, among other conditions, FuelCell's stockholders' approval of the Combination Agreement and the Combination at the FuelCell Meeting and the approval of a plan of arrangement by Global's common shareholders and by the Court of Queen's Bench of Alberta. If FuelCell's stockholders do not approve the Combination Agreement and the Combination, or if the plan of arrangement is not approved by Global's common shareholders or by the Court of Queen's Bench of Alberta, then none of the proposals will be implemented and the Combination will not be completed.

     Only stockholders of record at the close of business on    --   , 2003,
will be entitled to notice of and to vote at the FuelCell Meeting and any adjournments thereof. A list of stockholders of FuelCell entitled to vote at the FuelCell Meeting will be available for inspection during normal business hours for the ten days prior to the FuelCell Meeting at the offices of FuelCell, located at 3 Great Pasture Road, Danbury, Connecticut 06813, and at the time and place of the FuelCell Meeting.

     PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD OR VOTE VIA THE INTERNET OR THE TOLL-FREE TELEPHONE NUMBER AS INSTRUCTED ON YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE FUELCELL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME.

                                          By Order of the Board of Directors,

                                          Joseph G. Mahler
                                          Senior Vice President, CFO, Treasurer
                                          and Secretary

Danbury, Connecticut
   --   , 2003

                                 [GLOBAL LOGO]

                                                                     --   , 2003

Dear Global Common Shareholder:

     You are cordially invited to attend a special meeting of the common shareholders (the "Global Meeting") of Global Thermoelectric Inc., an Alberta
corporation ("Global"), to be held at    --   a.m. (Calgary time) on    --   ,
2003 in    --   located at    --   , Calgary, Alberta, Canada.

     Global began a search for strategic partners in November 2000 and engaged Citigroup Global Markets Inc. ("Citigroup", formerly Salomon Smith Barney Inc.) in November 2002 to assist Global with a review of Global's strategic alternatives and solicit proposals from interested third parties.

     On April 8, 2003, Global entered into a combination agreement, amended as of June 27, 2003 (the "Quantum Combination Agreement") with Quantum Fuel Systems Technologies Worldwide, Inc. ("Quantum") to combine Global and Quantum in a share-for-share exchange. Under the terms of the Quantum Combination Agreement, the Global board of directors was entitled to consider unsolicited competing proposals from third parties, if Global's board of directors determined the proposals to be "superior proposals" as that term was defined in the Quantum Combination Agreement. On July 11, 2003, Global received an unsolicited competing proposal from FuelCell Energy, Inc., a Delaware corporation ("FuelCell") that Global's board of directors determined to be a superior proposal. Global furnished information to and entered into negotiations and discussions with FuelCell about a possible business combination. Prior to entering into a definitive agreement with FuelCell, Global terminated the Quantum Combination Agreement in accordance with its terms and paid a U.S.$2 million termination fee.

     On August 4, 2003 Global and FuelCell entered into a combination agreement (the "Combination Agreement") to combine Global with FuelCell in a share-for-share exchange. At the Global Meeting, you will be asked to approve an arrangement and the transactions contemplated thereby (the "Arrangement") which will combine the business of Global with that of FuelCell. FuelCell stockholders will meet on the same day to consider the approval of the Combination Agreement and the transactions contemplated thereby.

     FuelCell, based in Danbury, Connecticut, is a world leader in the development and manufacture of highly efficient hydrogen fuel cells for clean electric power generation, currently offering Direct FuelCell(R)("DFC(R)") power plant products ranging in size from 250 kilowatts to 2 megawatts for applications up to 50 megawatts. FuelCell has developed strategic and commercial distribution alliances for its carbonate DFC technology with MTU CFC Solutions GmbH, a subsidiary of DaimlerChrysler AG in Europe; Marubeni Corporation in Asia; and Caterpillar, Inc., PPL Energy Plus, Chevron Energy Solutions L.P. and Alliance Power in the U.S. FuelCell is developing DFC technology for stationary power plants with the U.S. Department of Energy through its Office of Fossil Energy's National Energy Technology Laboratory. Upon closing, FuelCell expects to integrate the businesses of the combined company and to significantly reduce the combined company's level of cash expenditures, with head office functions consolidated into FuelCell's Connecticut headquarters. Jerry D. Leitman, FuelCell's Chairman, President and Chief Executive Officer, and Joseph G. Mahler, FuelCell's Senior Vice President and Chief Financial Officer, will lead the combined company in those respective roles. Upon closing, FuelCell's board of directors will be increased to a maximum of thirteen voting members which will include at least one and a maximum of two designees of Global.

     Under the terms of the Combination Agreement, if approved, (i) each Global common shareholder (other than dissenting shareholders) who is a resident of Canada for purposes of the Income Tax Act (Canada) will receive, at the shareholder's election, either exchangeable shares or shares of FuelCell common stock for each Global common share held by that shareholder at the effective time of the Arrangement determined in accordance with the exchange ratio; and
(ii) each Global common shareholder (other than dissenting shareholders) who is a non-resident of Canada for purposes of the Income Tax Act (Canada) will receive shares of FuelCell common stock for each Global common share held by that shareholder at the effective time of the Arrangement determined in accordance with the exchange ratio. Each exchangeable share will be exchangeable for one share of FuelCell common stock. The exchangeable shares will have economic and voting rights equivalent to shares of FuelCell common stock and will be listed for trading on the Toronto Stock Exchange or another recognized Canadian stock exchange. Holding exchangeable shares rather than shares of FuelCell common stock may appeal to Global shareholders resident in Canada for tax and investment reasons that are summarized in the accompanying joint management offering circular and proxy statement (the "Joint Proxy Statement"). The FuelCell common stock issuable pursuant to the Arrangement is expected to be listed on the Nasdaq National Market. The exchange ratio will be determined by dividing U.S.$2.72 (approximately Cdn.$3.82 using an exchange rate of Cdn.$1.4048 to U.S.$1.00, which was the exchange rate in effect on August 1,
2003) by the 20-day volume-weighted average FuelCell common stock price ending three days prior to the Global Meeting. The exchange ratio will not be less than
0.279 or more than 0.342 of FuelCell common stock. Using FuelCell's trailing
20-day volume-weighted average stock price for the period ended    --   , 2003,
each Global common shareholder would receive approximately U.S.$   --   (or
approximately Cdn.$   --   using an exchange rate of Cdn.$1.4048 to U.S.$1.00)
of exchangeable shares or FuelCell common stock at an exchange ratio of    --
for each Global common share held. Upon completion of the Arrangement and depending on the exchange ratio in effect at the time of completion of the Arrangement, Global common shareholders will own between approximately 17% and 20% of the outstanding shares of FuelCell common stock, on a fully-diluted basis.

     Global's board of directors has carefully considered and has unanimously approved the terms and conditions of the Combination Agreement and has determined that the Arrangement is fair to its holders of common shares and preferred shares. In reaching this conclusion, the Global board of directors considered, among other things, the opinion dated August 4, 2003 of Citigroup to the effect that, as of such date and based on and subject to the considerations and limitations set forth therein, the exchange ratio set forth in the Combination Agreement was fair, from a financial point of view, to Global common shareholders. The full text of Citigroup's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included in the Joint Proxy Statement as Annex F. BASED ON THE FACTORS CONSIDERED BY THE BOARD OF DIRECTORS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GLOBAL COMMON SHAREHOLDERS VOTE "FOR" THE SPECIAL RESOLUTION TO APPROVE THE ARRANGEMENT, INCLUDED IN THIS JOINT PROXY STATEMENT AS ANNEX A.

     We have included with this booklet a form of proxy to enable you to vote at the Global Meeting and a letter of transmittal to enable shareholders who are residents of Canada for purposes of the Income Tax Act (Canada) to elect the form of consideration you wish to receive if the Arrangement is approved. You will not actually receive your exchangeable shares or FuelCell common stock until after the closing of the Arrangement and you have returned a properly completed letter of transmittal and share certificates. Please review the Joint Proxy Statement carefully as it has been prepared to help you make an informed decision. You should also carefully read the Risk Factors section which begins at page -- of the Joint Proxy Statement.

     We hope that you will be able to attend the meeting. However, if you are unable to attend the meeting in person, we urge you to complete the enclosed form of proxy and return it, not later than the time specified in the Notice of Special Meeting of Common Shareholders, in the postage-paid envelope provided.

                                          Yours truly,
                                          GLOBAL THERMOELECTRIC INC.

                                          Peter Garrett
                                          President and Chief Executive Officer

                           GLOBAL THERMOELECTRIC INC.
                            4908 - 52ND STREET S.E.
                            CALGARY, ALBERTA T2B 3R2
                             ---------------------

                NOTICE OF SPECIAL MEETING OF COMMON SHAREHOLDERS
                          TO BE HELD     --    , 2003
                             ---------------------
     Notice is hereby given that a special meeting of the common shareholders (the "Global Meeting") of Global Thermoelectric Inc., an Alberta corporation
("Global"), will be held at    --   a.m. (Calgary time) on    --   , 2003 in
   --   located at    --   , Calgary, Alberta, Canada for the following
purposes:

          1.  to consider, pursuant to an Interim Order of the Court of Queen's
     Bench of Alberta dated    --   , 2003, and, if deemed advisable, to pass,
     with or without variation, a special resolution in the form of Annex A to the accompanying joint management information circular and proxy statement (the "Joint Proxy Statement") to approve an arrangement under Section 193 of the Business Corporations Act (Alberta), all as more particularly described in the Joint Proxy Statement; and

          2. to transact such further or other business as may properly come before the Global Meeting or any adjournment thereof.

     Each person who is a holder of record of Global common shares at the close
of business on    --   , 2003 (the "Global Record Date") is entitled to notice
of, and to attend and vote at, the Global Meeting and any adjournment or postponement thereof, provided that to the extent a person has transferred any Global common shares after the Global Record Date and the transferee of such shares establishes that the transferee owns the shares and demands not later than ten days before the Global Meeting to be included in the list of holders eligible to vote at the Global Meeting, the transferee will be entitled to vote the shares at the Global Meeting.

     Pursuant to the Interim Order, a copy of which is attached as Annex C to the Joint Proxy Statement, registered common shareholders have been granted the right to dissent in respect of the arrangement. If the arrangement becomes effective, a dissenting common shareholder will be entitled to be paid the judicially determined fair value of the Global common shares held by such shareholder provided that Global, c/o Bennett Jones LLP, 4500, 855 - 2nd Street S.W., Calgary, Alberta T2P 4K7, Attention: Mr. John MacNeil, or the chairman of the Global Meeting, also c/o Bennett Jones LLP at the address above, shall have received from such dissenting common shareholder no later than 24 hours before the Global Meeting, a written objection to the resolution in respect of the arrangement and the dissenting common shareholder shall have otherwise complied with the provisions of Section 191 of the Business Corporations Act (Alberta), as modified by the plan of arrangement and the Interim Order. The dissent right is described in the accompanying Joint Proxy Statement, and the full text of
Section 191 of the Business Corporations Act (Alberta) is attached as Annex G to the Joint Proxy Statement. FAILURE TO STRICTLY COMPLY WITH THE REQUIREMENTS SET FORTH IN SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA), AS MODIFIED BY THE PLAN OF ARRANGEMENT AND INTERIM ORDER, MAY RESULT IN THE LOSS OF ANY RIGHT OF DISSENT. PERSONS WHO ARE BENEFICIAL OWNERS OF COMMON SHARES REGISTERED IN THE NAME OF A BROKER, CUSTODIAN, NOMINEE OR OTHER INTERMEDIARY WHO WISH TO DISSENT SHOULD BE AWARE THAT ONLY THE REGISTERED HOLDERS OF SUCH SHARES ARE ENTITLED TO DISSENT. ACCORDINGLY, IF YOU ARE SUCH A BENEFICIAL OWNER OF COMMON SHARES DESIRING TO EXERCISE YOUR RIGHT OF DISSENT, YOU MUST MAKE ARRANGEMENTS FOR THE COMMON SHARES BENEFICIALLY OWNED BY YOU TO BE REGISTERED IN YOUR NAME PRIOR TO THE TIME THE WRITTEN OBJECTION TO THE RESOLUTION IN RESPECT OF THE ARRANGEMENT IS REQUIRED TO BE RECEIVED BY GLOBAL OR, ALTERNATIVELY, MAKE ARRANGEMENTS FOR THE REGISTERED HOLDER OF YOUR COMMON SHARES TO DISSENT ON YOUR BEHALF.

     Common shareholders are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided and mail it to or deposit it with Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1. To be effective, proxies must be received by
Computershare Trust Company of Canada, not later than    --   a.m. (Calgary
time) on    --   , 2003, or, if the

Global Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Global Meeting, or any further adjournment or postponement thereof.

                                          DATED at Calgary, Alberta,   --  ,
                                          2003

                                          By Order of the Board of Directors of
                                          GLOBAL THERMOELECTRIC INC.

                                          Paul A. Crilly
                                          Vice President, Finance, Chief
                                          Financial Officer and
                                          Corporate Secretary

                                                                  ACTION NO.  --

                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA

                          JUDICIAL DISTRICT OF CALGARY

                      IN THE MATTER OF SECTION 193 OF THE
          BUSINESS CORPORATIONS ACT (ALBERTA), R.S.A. 2000, AS AMENDED

                      AND IN THE MATTER OF AN ARRANGEMENT
                PROPOSED BY GLOBAL THERMOELECTRIC INC. INVOLVING
              GLOBAL THERMOELECTRIC INC., ITS COMMON SHAREHOLDERS
                           AND FUELCELL ENERGY, INC.

                               NOTICE OF PETITION

     NOTICE IS HEREBY GIVEN that a Petition has been filed with the Court of Queen's Bench of Alberta, Judicial District of Calgary (the "Court"), by Global Thermoelectric Inc. ("Global") with respect to a proposed arrangement (the "Arrangement") under Section 193 of the Business Corporations Act (Alberta), R.S.A. 2000, c.B-9, as amended (the "ABCA") involving Global, its common shareholders and FuelCell Energy, Inc. ("FuelCell"), which Arrangement is described in greater detail in the Joint Management Information Circular and
Proxy Statement of Global and FuelCell dated   --  , 2003 accompanying this
Notice of Petition.

     AND NOTICE IS FURTHER GIVEN that the Petition will be heard before the presiding Justice in Chambers at the Court House, 611 -- 4th Street S.W.,
Calgary, Alberta, Canada, on   --  , 2003 at  -- p.m. (Calgary time) or as soon
thereafter as counsel may be heard.

     At the hearing of the Petition, Global intends to seek the following:

          (a) a declaration that the terms and conditions of the Arrangement are fair to the persons affected;

          (b) an order approving the Arrangement pursuant to the provisions of
     Section 193 of the ABCA;

          (c) a declaration that the Arrangement will, upon the filing of Articles of Arrangement under the ABCA, be effective in accordance with its terms; and

          (d) such other and further orders, declarations and directions as the Court may deem just.

     ANY SECURITYHOLDER OF GLOBAL OR OTHER INTERESTED PARTY DESIRING TO SUPPORT OR OPPOSE THE PETITION MAY APPEAR AT THE TIME OF HEARING IN PERSON OR BY COUNSEL FOR THAT PURPOSE, PROVIDED SUCH SECURITYHOLDER OR OTHER INTERESTED PARTY FILES
WITH THE COURT AND SERVES UPON GLOBAL AND FUELCELL, ON OR BEFORE   --  , 2003, A
NOTICE OF INTENTION TO APPEAR, TOGETHER WITH ANY EVIDENCE OR MATERIALS WHICH ARE TO BE PRESENTED TO THE COURT, SETTING OUT SUCH SECURITYHOLDER'S OR OTHER INTERESTED PARTY'S ADDRESS FOR SERVICE BY ORDINARY MAIL AND INDICATING WHETHER SUCH SECURITYHOLDER OR OTHER INTERESTED PARTY INTENDS TO SUPPORT OR OPPOSE THE PETITION OR MAKE SUBMISSIONS. SERVICE ON GLOBAL AND FUELCELL IS TO BE EFFECTED BY DELIVERY TO THE SOLICITORS FOR GLOBAL AND FUELCELL AT THE ADDRESSES SET FORTH BELOW.

     AND NOTICE IS FURTHER GIVEN that, at the hearing and subject to the foregoing, the securityholders and any other interested persons will be entitled to make representations as to, and the Court will be requested to consider, the fairness of the Arrangement. If you do not attend, either in person or by counsel, at the time, the Court may approve or refuse to approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, without any further notice.

     AND NOTICE IS FURTHER GIVEN that the Court, by an Interim Order dated
  -- , 2003, has given directions as to the calling and holding of a special meeting of the common shareholders of Global for the purpose of such shareholders voting upon a special resolution to approve the Arrangement and, in particular, has directed that registered holders of common shares of Global shall have the right to dissent under the provisions of Section 191 of the ABCA upon compliance with the terms of the Interim Order.

     AND NOTICE IS FURTHER GIVEN that the final order approving the Arrangement will, if made, serve as the basis of an exemption from the registration requirements of the United States Securities Act of 1933, pursuant to Section 3(a)(10) thereof, with respect to (i) the exchangeable shares and the shares of FuelCell common stock to be issued to Global securityholders and (ii) FuelCell's assumption of the obligation to issue FuelCell common stock upon conversion of the Global Cumulative Redeemable Convertible Preferred Shares, Series 2 pursuant to the Arrangement.

     AND NOTICE IS FURTHER GIVEN that a copy of the Petition and other documents in the proceedings will be furnished to any securityholder of Global or other interested party requesting the same by the undermentioned solicitors for Global and FuelCell upon written request delivered to such solicitors as follows:

GLOBAL:                                  FUELCELL:
BENNETT JONES LLP                        STIKEMAN ELLIOTT LLP
BARRISTERS AND SOLICITORS                BARRISTERS AND SOLICITORS
4500 BANKERS HALL EAST                   4300 BANKERS HALL WEST
855 -- 2ND STREET S.W                    888 -- 3RD STREET S.W.
CALGARY, ALBERTA T2P 4K7                 CALGARY, ALBERTA T2P 5C5
ATTENTION: MR. ANTHONY L. FRIEND, Q.C.   ATTENTION: CHRISTOPHER NIXON

     DATED at the City of Calgary, in the Province of Alberta, this -- day of -- , 2003.

                                          By Order of the Board of Directors of
                                          GLOBAL THERMOELECTRIC INC.

                                          Peter Garrett
                                          President and Chief Executive Officer

[FUELCELL ENERGY LOGO]                                             [GLOBAL LOGO]

                     JOINT MANAGEMENT INFORMATION CIRCULAR
                              AND PROXY STATEMENT

     This joint management information circular and proxy statement (the "Joint Proxy Statement") is being furnished to holders of common stock of FuelCell Energy, Inc., a Delaware corporation ("FuelCell"), in connection with the solicitation of proxies by the board of directors of FuelCell for use at the special meeting of FuelCell stockholders (the "FuelCell Meeting") to be held at
 -- a.m. (Eastern time) on   --  , 2003 in   --  , located at   --  , and any
adjournment or postponement thereof.

     This Joint Proxy Statement is also being furnished to holders of common shares of Global Thermoelectric Inc., an Alberta corporation ("Global"), in connection with the solicitation of proxies by management of Global for use at the special meeting of the Global common shareholders (the "Global Meeting"), to
be held at  -- a.m. (Calgary time) on   --  , 2003 in   --  , located at   --  ,
Calgary, Alberta, Canada and any adjournment or postponement thereof.

     This Joint Proxy Statement and the accompanying form of proxy and letter of transmittal are first being mailed to common shareholders of Global on or about
  --  , 2003 and stockholders of FuelCell on or about   --  , 2003.

     The information concerning FuelCell contained in this Joint Proxy Statement, including the annexes attached hereto, has been provided by FuelCell, and the information concerning Global contained in this Joint Proxy Statement, including the annexes attached hereto, has been provided by Global. The information concerning FuelCell and Global after the completion of the combination of the two companies and the information used to derive the pro forma financial information has been jointly provided by FuelCell and Global.

     PLEASE SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE -- FOR CERTAIN CONSIDERATIONS RELEVANT TO APPROVAL OF THE PROPOSALS AND AN INVESTMENT IN THE SECURITIES REFERRED TO IN THIS JOINT PROXY STATEMENT.

     No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. Neither delivery of this Joint Proxy Statement nor any distribution of the securities referred to in this Joint Proxy Statement shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement.

     THE SHARES OF FUELCELL COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE COMBINATION HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR PROVINCE OR TERRITORY OF CANADA, NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR PROVINCE OR TERRITORY OF CANADA PASSED ON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   NOTICE TO CANADIAN SHAREHOLDERS OF GLOBAL

     FuelCell is organized under the laws of the State of Delaware, United States. All of the directors and executive officers of FuelCell and many of the experts named herein are residents of the United States. In addition, substantial portions of the assets of FuelCell and of such individuals and experts are located outside of Canada. As a result, it may be difficult or impossible for persons who become securityholders of FuelCell to effect service of process upon such persons within Canada with respect to matters arising under Canadian securities laws or to enforce against them in Canadian courts judgments predicated upon the civil liability provisions of Canadian securities laws. There is some doubt as to the enforceability in the United States in original actions, or in actions for enforcement of judgments of Canadian courts, of civil liabilities predicated upon the Canadian securities laws. In addition, awards of punitive damages in actions brought in Canada or elsewhere may be unenforceable in the United States.

     The disclosure relating to FuelCell included in this Joint Proxy Statement has been prepared in accordance with U.S. securities laws. Canadian shareholders of Global should be aware that these requirements may differ from Canadian requirements. The financial statements of FuelCell included in this Joint Proxy Statement have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), which differ in certain respects from Canadian generally accepted accounting principles ("Canadian GAAP").

                 NOTICE TO UNITED STATES SHAREHOLDERS OF GLOBAL

     The solicitation of proxies by Global is not subject to the requirements of
Section 14(a) of the United States Securities Exchange Act of 1934. Global is a Canadian issuer subject to Canadian corporate and securities laws, and the information in this Joint Proxy Statement with respect to the solicitation of proxies from Global common shareholders has been prepared in accordance with disclosure requirements applicable in Canada. Global shareholders in the United States should be aware that these requirements are different from those of the United States applicable to registration statements under the United States Securities Act of 1933 and proxy statements under the United States Securities Exchange Act of 1934.

     The summary historical consolidated financial data of Global are presented in Canadian dollars in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 18 to Global's December 31, 2002 audited consolidated financial statements (in Global's Annual Information Form for the year ended December 31, 2002 included in Annex I to this Joint Proxy Statement) provides a reconciliation of the measurement differences between Global's financial statements and U.S. GAAP.

     Enforcement by Global shareholders of civil liabilities under U.S. securities laws may be affected adversely by the fact that Global is organized under the laws of a jurisdiction other than the United States, that all of Global's officers and directors are residents of Canada, that some of the experts named in this Joint Proxy Statement may be residents of Canada, and that all or a substantial portion of the assets of Global are and such persons may be located outside of the United States.

                        FOR NEW HAMPSHIRE RESIDENTS ONLY

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
CHAPTER ONE -- THE COMBINATION..............................     1
  QUESTIONS AND ANSWERS ABOUT THE COMBINATION...............     1
  SUMMARY...................................................    11
     Overview of the Combination............................    11
     The Companies..........................................    12
     Reasons for the Combination............................    14
     Recommendation to FuelCell Stockholders................    15
     Recommendation to Global Common Shareholders...........    16
     Opinions of Financial Advisors.........................    16
     What Global Common Shareholders Will Receive in the
      Transaction...........................................    17
     Market Price Data......................................    17
     Stock Exchange Listings................................    18
     Who Can Vote at the Meetings...........................    18
     Shareholder Votes Required.............................    18
     Dissent Rights.........................................    18
     Risk Factors...........................................    18
     Regulatory Approvals...................................    18
     Covenants of FuelCell and Global.......................    19
     Conditions to the Completion of the Combination........    19
     Termination of the Combination Agreement...............    19
     Termination and Expense Reimbursement Fees.............    20
     Interests of Certain Persons...........................    20
     No Solicitation........................................    20
     Transaction Documents..................................    20
     Tax Consequences of the Combination....................    20
     Comparative Per Share Data.............................    21
     Summary Unaudited Pro Forma Condensed Combined
      Financial Data........................................    22
     Summary Historical Financial Data of FuelCell..........    24
     Anticipated Accounting Treatment.......................    24
     Summary Historical Consolidated Financial Data of
      Global Under Canadian GAAP............................    25
  CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
     STATEMENTS.............................................    26
  RISK FACTORS..............................................    27
     Risks Related to the Combination.......................    27
     Risks Related to the Operations of the Combined
      Company...............................................    31
  DESCRIPTION OF THE COMBINATION............................    45
     Overview of the Combination............................    45
     Background.............................................    46
     Reasons for the Combination............................    51
     Recommendation of the FuelCell Board of Directors......    54
     Opinion of Lazard......................................    56
     Recommendation of the Global Board of Directors........    62
     Opinion of Citigroup...................................    63
     Acquiror...............................................    66

                                                               PAGE
                                                               ----
     Mechanics for Implementing the Combination and
      Description of Exchangeable Shares....................    68
     Retraction, Redemption and Call Rights Applicable to
      Exchangeable Shares...................................    72
     The Combination Agreement..............................    81
     Agreements of Certain Persons..........................    88
     Dissenting Shareholder Rights..........................    88
     Anticipated Accounting Treatment.......................    89
     Business Combination Costs.............................    89
     Stock Exchange Listings................................    91
     Eligibility for Investment in Canada...................    91
     Other Regulatory Matters...............................    92
     Resales of Exchangeable Shares and FuelCell Common
      Stock.................................................    92
     Ongoing Canadian Reporting Requirements................    94
     Interests of Certain Persons in the Combination........    94
CHAPTER TWO -- CERTAIN FINANCIAL AND OTHER INFORMATION ABOUT
  THE COMPANIES.............................................    96
  BUSINESS OF FUELCELL......................................    96
  BUSINESS OF CALLCO........................................   102
  BUSINESS OF EXCHANGECO....................................   102
  BUSINESS OF GLOBAL........................................   103
     Recent Developments....................................   103
     Selected Consolidated Financial Data of Global.........   104
  THE COMBINED COMPANY......................................   106
     Pro Forma Condensed Combined Financial Information.....   106
     Management of the Combined Company After the
      Combination...........................................   107
     Fiscal Year............................................   107
     Capitalization.........................................   107
  COMPARATIVE MARKET PRICE DATA.............................   109
  REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES............   110
  COMPILATION REPORT........................................   112
  UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
     STATEMENTS FUELCELL ENERGY, INC. ......................   112
CHAPTER THREE -- DESCRIPTION OF FUELCELL'S CAPITAL STOCK,
  GLOBAL'S PREFERRED SHARES AND EXCHANGECO AND CALLCO SHARE
  CAPITAL...................................................   121
  FUELCELL CAPITAL STOCK....................................   121
  AUTHORIZED CAPITAL STOCK..................................   121
  COMMON STOCK..............................................   121
  PREFERRED STOCK...........................................   121
  WARRANTS..................................................   122
  ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE AND
     CONNECTICUT LAW, THE FUELCELL CHARTER AND FUELCELL'S
     BYLAWS.................................................   122
  LIMITATION ON LIABILITY AND INDEMNIFICATION OF OFFICERS
     AND DIRECTORS..........................................   123
  GLOBAL SERIES 2 PREFERRED SHARES..........................   124

                                                               PAGE
                                                               ----
  EXCHANGECO SHARE CAPITAL..................................   125
     Authorized Capital.....................................   125
     Common Shares..........................................   125
  CALLCO SHARE CAPITAL......................................   126
     Authorized Capital.....................................   126
     Common Shares..........................................   126
  COMPARISON OF SHAREHOLDER RIGHTS..........................   126
CHAPTER FOUR-INFORMATION ABOUT TAX CONSIDERATIONS...........   134
  CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO
     SHAREHOLDERS...........................................   134
  INTRODUCTION..............................................   134
CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO
  OPTIONHOLDERS.............................................   140
  UNITED STATES FEDERAL TAX CONSIDERATIONS TO
     SHAREHOLDERS...........................................   141
     United States Holders..................................   142
     Non-United States Holders..............................   142
     Controlled Foreign Corporation Considerations..........   144
     Passive Foreign Investment Company Considerations......   144
     Backup Withholding and Information Reporting...........   145
CHAPTER FIVE -- INFORMATION ABOUT THE MEETINGS AND VOTING...   147
  THE GLOBAL SPECIAL MEETING -- INFORMATION FOR GLOBAL
     COMMON SHAREHOLDERS....................................   147
     Solicitation and Voting of Proxies.....................   147
     Advice to Beneficial Holders of Global Common Shares...   147
     Recommendation of the Board of Directors...............   148
     Appointment of Proxy and Discretionary Authority.......   148
     Revocation of Proxies..................................   148
     Required Votes.........................................   149
     Principal Holders of Common Shares.....................   149
  THE FUELCELL SPECIAL MEETING -- INFORMATION FOR FUELCELL
     STOCKHOLDERS...........................................   149
     General................................................   149
     Purpose of the FuelCell Meeting........................   149
     Recommendation of the Board of Directors...............   149
     Voting Proxies at the FuelCell Meeting and Revoking
      Proxies...............................................   149
     Quorum, Voting Rights, Abstentions and Broker
      Non-Votes.............................................   150
     Reasons for Seeking Stockholder Approval...............   151
     Solicitation of Proxies and Expenses...................   151
     Independent Auditors...................................   151
     Stockholder Proposals at the 2003 Annual Meeting.......   151
     Dissenters' Appraisal Rights...........................   152
CHAPTER SIX -- FUELCELL EXECUTIVE COMPENSATION AND RELATED
  INFORMATION...............................................   153
CHAPTER SEVEN -- GLOBAL EXECUTIVE COMPENSATION AND RELATED
  INFORMATION...............................................   153
  EXECUTIVE COMPENSATION....................................   153

                                                               PAGE
                                                               ----
  STOCK OPTIONS.............................................   154
     Option Grants During Most Recently Completed Financial
      Year..................................................   154
     Aggregated Option Exercises During the Most Recently
      Completed Financial Year and Financial Year End Option
      Values................................................   154
  EMPLOYMENT CONTRACTS......................................   154
  COMPENSATION OF DIRECTORS.................................   155
  INDEBTEDNESS TO GLOBAL....................................   155
  INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS.............   155
CHAPTER EIGHT -- CERTAIN LEGAL AND OTHER INFORMATION........   156
  AUDITORS, TRANSFER AGENT AND REGISTRAR....................   156
  LEGAL MATTERS.............................................   156
  AVAILABLE INFORMATION.....................................   156
     Annex A Form of Arrangement Resolution
     Annex B Combination Agreement
     Annex C Interim Order
     Annex D Plan of Arrangement
     Annex E Lazard Fairness Opinion
     Annex F Citigroup Fairness Opinion
     Annex G Section 191 of the Business Corporations Act
      (Alberta)
     Annex H Additional Information About FuelCell
     Annex I Additional Information About Global

                         CHAPTER ONE -- THE COMBINATION

                  QUESTIONS AND ANSWERS ABOUT THE COMBINATION

QUESTIONS AND ANSWERS FOR GLOBAL COMMON SHAREHOLDERS AND FUELCELL STOCKHOLDERS

     The following questions and answers are designed to assist Global common shareholders and FuelCell stockholders in making a decision on how to vote at their respective meetings. A more detailed description of the Combination follows the question and answer part of this Joint Proxy Statement. References to the "Combination" in this Joint Proxy Statement refer to the share exchange contemplated by the plan of arrangement (the "Plan of Arrangement") and the transactions contemplated thereby, all as set forth in the Combination Agreement dated August 4, 2003 (the "Combination Agreement") between FuelCell and Global. The Combination provides for, among other things:

     - with respect to each Global common shareholder who is a resident of Canada for purposes of the Income Tax Act (Canada) (a "Canadian Global common shareholder"), the issuance of, at the shareholder's election, either (i) shares of an indirect wholly-owned Canadian subsidiary of FuelCell exchangeable for shares of FuelCell common stock or (ii) shares of FuelCell common stock, in exchange for the Global common shares held by the shareholder;

     - with respect to each Global common shareholder who is not a resident of Canada for purposes of the Income Tax Act (Canada) (a "non-Canadian Global common shareholder"), the issuance of shares of FuelCell common stock, in exchange for the Global common shares held by the shareholder;

     - the assumption by FuelCell of outstanding Global options; and

     - the assumption by FuelCell of the obligation to issue shares of FuelCell common stock upon conversion of Global's Cumulative Redeemable Convertible Preferred Shares, Series 2 (the "Global Series 2 Preferred Shares").

     Only Canadian residents may elect to receive exchangeable shares. Any election to receive exchangeable shares by a Global shareholder who is not a resident of Canada for purposes of the Income Tax Act (Canada) will not be valid, and the shareholder will receive FuelCell common stock.

     References in this Joint Proxy Statement to "we," "our," "us," and the "combined company" refer to the combined operations of FuelCell and Global assuming completion of the Combination, with Global operating as a consolidated subsidiary of FuelCell. UNLESS OTHERWISE INDICATED, DOLLAR AMOUNTS ARE EXPRESSED IN U.S. DOLLARS AND ASSUME A CURRENCY EXCHANGE RATE OF CDN.$1.4048 TO U.S.$1.00, WHICH WAS THE APPROXIMATE EXCHANGE RATE ON AUGUST 1, 2003.

1.  WHY DO FUELCELL AND GLOBAL WANT TO COMBINE THEIR BUSINESSES?

     FuelCell and Global believe that the Combination will result in a diversified company with complementary revenue streams, technologies, customers and alliances that, on a combined basis, is well positioned to address opportunities in the fuel cell power generation market. FuelCell and Global believe that the Combination is a complementary strategic combination that will:

     - create a company with both leading high temperature carbonate Direct FuelCell(R) (DFC(R)) and solid oxide fuel cell ("SOFC") technology;

     - strengthen FuelCell's position throughout the first phase of the SECA program to develop SOFC products, and increases the chances that FuelCell will be able to successfully compete for advancement through the next two phases of the 10-year $139 million Solid State Energy Conversion Alliance ("SECA") program;

     - increase FuelCell's and Global's technology base in a market where there is significant growing interest from governmental and strategic partners;

     - create a combined company with a strong balance sheet with an expected cash balance of over $200 million;

     - benefit shareholders of both companies by creating a stronger, more diversified company with increased stock liquidity;

     - consolidate operations with opportunities for cost efficiencies by integrating research and development efforts, combining product development and commercialization, integrating manufacturing operations and consolidating general and administrative expenses; and

     - result in an expanded technology and product profile as a provider of fuel cell distributed generation solutions.

2.  WHAT WILL GLOBAL SHAREHOLDERS RECEIVE AS A RESULT OF THE COMBINATION?

     Under the terms of the Combination Agreement and the Plan of Arrangement:

     - each Canadian Global common shareholder (other than dissenting shareholders) will receive for the Global common shares held by that shareholder at the effective time of the Combination at the shareholder's
       election either: (i) exchangeable shares of   --  Alberta Ltd., an
       indirect wholly-owned Canadian subsidiary of FuelCell ("ExchangeCo"); or
       (ii) shares of FuelCell common stock; and

     - each non-Canadian Global common shareholder (other than dissenting shareholders) will receive for the Global common shares held by that shareholder at the effective time of the Combination shares of FuelCell common stock.

     Each exchangeable share will be exchangeable for one share of FuelCell common stock. The exchangeable shares will have economic and voting rights equivalent to shares of FuelCell common stock and will be listed for trading on the Toronto Stock Exchange or another recognized Canadian stock exchange. The number of shares of common stock or exchangeable shares issued to each Global common shareholder will depend on the exchange ratio in effect at the time the Combination is completed. The exchange ratio is based on the 20-day volume-weighted average FuelCell stock price ending three days prior to the Global Meeting. If FuelCell's 20-day volume-weighted average stock price is:

     - greater than $9.74, the exchange ratio will be 0.279;

     - less than $7.96, the exchange ratio will be 0.342; and

     - between $7.96 and $9.74, Global common shareholders will receive approximately $2.72 (approximately Cdn.$3.82 using an exchange rate of Cdn.$1.4048 to U.S.$1.00) of exchangeable shares or FuelCell common stock for each Global common share held.

     If, at any time prior to the effective time of the Combination, FuelCell's 15-day volume-weighted average stock price is less than $6.65, then Global has the right to terminate the Combination Agreement without having to pay a termination or expense reimbursement fee. For more information regarding this termination provision, please see "-- Description of the Combination -- the
Combination Agreement -- Termination." As of      --     , 2003 FuelCell's
15-day volume-weighted average stock price was approximately $  --  .

     The chart below illustrates the exchange ratio:

                                (CHART GRAPHIC)

     By way of illustration, the following are four examples of the exchange ratio calculation on the basis of a range of prices of FuelCell common stock. For purposes of these examples, we have assumed a foreign currency exchange rate of Cdn.$1.4048 to U.S.$1.00 (the exchange rate on August 1, 2003) for purposes of valuing the shares of FuelCell common stock received. If the 20-day volume-weighted average price of FuelCell common stock for the period ending three days prior to the Global Meeting is:

     - $7.50, then Global common shareholders will receive 0.342 shares of FuelCell common stock for each Global common share held, with an approximate value of Cdn.$3.60 per share;

     - $8.35, then Global common shareholders will receive 0.326 shares of FuelCell common stock for each Global common share held, with an approximate value of Cdn.$3.82 per share;

     - $9.35, then Global common shareholders will receive 0.291 shares of FuelCell common stock for each Global common share held, with an approximate value of Cdn.$3.82 per share; and

     - $10.50, then Global common shareholders will receive 0.279 shares of FuelCell common stock for each Global common share held, with an approximate value of Cdn.$4.12 per share.

     The Canadian dollar value of exchangeable shares or FuelCell common stock actually received by Global common shareholders pursuant to the Combination is subject to fluctuations in the trading price of FuelCell common stock and the Canadian-U.S. dollar exchange rate between the determination date for the 20-day volume-weighted average of FuelCell stock price and the date that Global's common shareholders actually receive exchangeable shares or FuelCell common stock following completion of the Combination.

     Global will issue a press release prior to the Global Meeting advising you of the final determination of the exchange ratio.

3.  WHO WILL MANAGE THE COMBINED COMPANY AFTER THE COMBINATION?

     The combined company will retain the name "FuelCell Energy, Inc." and be headquartered in Danbury, Connecticut. It will have a twelve-member board of directors which will include one designee of Global. In addition, FuelCell will consider adding one additional Global nominee to the board of directors. Jerry
D. Leitman, FuelCell's Chairman, President and Chief Executive Officer, and Joseph G. Mahler, FuelCell's Senior Vice President and Chief Financial Officer, will lead the combined company in those respective roles.

4.  WHEN AND WHERE ARE THE SHAREHOLDER MEETINGS?

     Both meetings will take place on    --   , 2003. The Global Meeting will be
held at    --   a.m. (Calgary time) in    --   , located at    --   , Calgary,
Alberta. The FuelCell Meeting will be held at    --   a.m. (Eastern time) in
   --   , located at    --   .

5.  WHAT DO I NEED TO DO NOW?

     Please indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting. In addition, if you are a FuelCell stockholder, you can simplify your voting and save FuelCell expense by either voting via the Internet (by visiting the website shown on your proxy card and following the instructions listed there) or calling the toll-free telephone number listed on your proxy card. If you are a FuelCell stockholder and sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the approval of the Combination Agreement and the transactions contemplated thereby. If you are a Global common shareholder and sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the approval of the special resolution to approve the Combination attached as Annex A to this Joint Proxy Statement at the Global Meeting. You may also choose to attend your meeting and vote your shares in person. For more information regarding the FuelCell Meeting and the Global Meeting, please see "Chapter Five -- Information about the Meetings and Voting."

6.  WHAT DO I DO IF I WANT TO REVOKE MY PROXY OR CHANGE MY VOTE?

     If you are a FuelCell stockholder, you may revoke your proxy at any time prior to its use by delivering to the Secretary of FuelCell a later-dated notice of revocation, by delivering to the Secretary of FuelCell a later-dated signed proxy (which will automatically supersede any earlier-dated proxy that you returned), or by attending the FuelCell Meeting and voting in person (attendance at the FuelCell Meeting does not, by itself, constitute revocation of your proxy).

     If you are a Global common shareholder, to revoke your proxy you may send in a later-dated signed proxy card to Global's Secretary, or you can attend the Global Meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to Computershare Trust Company of Canada, which must be received by 5:00 p.m. (Calgary time) on the last business day prior to the Global Meeting, or by giving this notice to the Chairman of the Global Meeting prior to the commencement of the Global Meeting.

7. IF MY SHARES OF STOCK ARE HELD BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     Your broker will vote your shares only if you provide instructions on how to vote. Without instructions, your shares will not be voted. You should instruct your broker to vote your shares by following the directions provided by your broker.

8.  WHAT VOTES ARE REQUIRED TO COMPLETE THE COMBINATION?

     The Combination requires the approval of the holders of at least two-thirds of the Global common shares represented in person or by proxy at the Global Meeting. Approval of the Combination Agreement and the Combination also requires the affirmative vote of a majority of the total number of shares of FuelCell common stock entitled to vote and voting on the proposal in person or by proxy at the FuelCell Meeting.

9.  WHAT ARE THE OTHER MATERIAL CONDITIONS TO COMPLETION OF THE COMBINATION?

     The Combination is subject to the receipt of required governmental and regulatory approvals, including approval of the Plan of Arrangement giving effect to the Combination by the Court of Queen's Bench of Alberta (the "Court") and approvals of both the Nasdaq National Market and the Toronto Stock Exchange for the listing of the shares of FuelCell common stock and the exchangeable shares, respectively, to be issued pursuant to the Combination. The Combination is also subject to other customary conditions.

10.  WHEN DO YOU EXPECT THE COMBINATION TO BE COMPLETED?

     Both companies are working toward completing the Combination as quickly as possible. We expect that, if approved, the Combination will become effective as
of the close of business on or about      --     , 2003.

11.  WHOM DO I CALL IF I HAVE MORE QUESTIONS?

     For questions about voting and proxies, FuelCell stockholders may contact:

    Steven P. Eschbach, CFA
     Director - Investor Relations
     FuelCell Energy, Inc.
     3 Great Pasture Road
     Danbury, Connecticut 06813
     Tel:  (203) 825-6000
     Fax:  (203) 825-6100

     For questions about voting and proxies, Global shareholders may contact:

    Mark Kryzan
     Director, Investor Relations
     Global Thermoelectric Inc.
     4908 -- 52nd Street S.E.
     Calgary, Alberta T2B 3R2
     Tel:  (403) 204-6100
     Fax:  (403) 204-6105

ADDITIONAL QUESTIONS AND ANSWERS FOR FUELCELL STOCKHOLDERS

12.  WHAT ARE FUELCELL STOCKHOLDERS BEING ASKED TO VOTE ON?

     FuelCell stockholders are being asked to approve the Combination Agreement and the Combination.

13.  WHY IS FUELCELL SEEKING STOCKHOLDER APPROVAL OF THE COMBINATION?

     Under the Nasdaq Marketplace Rules, listed companies are required to obtain stockholder approval prior to issuing securities in connection with the acquisition of stock of another company if the number of shares to be issued in the transaction exceeds 20% of the outstanding common stock or voting power prior to the transaction. Under the terms of the Combination Agreement and the Plan of Arrangement, each Canadian Global common shareholder (other than dissenting shareholders) will receive, at the shareholder's election, either (i) shares of a wholly-owned Canadian subsidiary of FuelCell exchangeable for shares of FuelCell common stock of (ii) shares of FuelCell common stock. Each non-Canadian Global common shareholder will receive FuelCell common stock. As a result, Global common shareholders will own between approximately 17% and 20% of the outstanding shares of FuelCell common stock, on a fully-diluted basis, immediately following completion of the Combination. In addition, FuelCell will assume all outstanding Global stock options and the obligation to issue its common stock upon the conversion of the outstanding Global Series 2 Preferred Shares after completion of the Combination, which may result in FuelCell issuing additional shares of its common stock. For a description of the number of shares of FuelCell common stock that may be issued upon conversion of the Global Series 2 Preferred Shares, please see "-- Description of the Combination -- Mechanics for Implementing the Combination and Description of Exchangeable
Shares -- Global Series 2 Preferred Shares." If FuelCell were to complete the Combination without FuelCell stockholder approval, FuelCell common stock could not remain listed on the Nasdaq National Market. Approval of the Combination is not required by Delaware law, by the FuelCell charter or by FuelCell's bylaws.

14.  WHY IS FUELCELL ENTERING INTO THE COMBINATION?

     FuelCell believes that the Combination is a complementary strategic acquisition that will offer:

     - greater financial strength with a stronger balance sheet, better liquidity and complementary existing revenue streams across established markets;

     - an expanded range of products and technologies with an enhanced ability to secure government, military and customer funding;

     - consolidated operations with opportunities for cost efficiencies by integrating research and development efforts, combining product development and commercialization, integrating manufacturing operations and consolidating general and administrative expenses; and

     - an expanded technology and product profile as a provider of fuel cell distributed generation solutions.

     FuelCell has received the written opinion of Lazard that, as of the date of the opinion and based upon and subject to the matters set forth therein, the exchange ratio was fair to FuelCell from a financial point of view. Overall, FuelCell believes that the Combination will provide added value to its stockholders.

15. WHAT WILL HAPPEN IF THE FUELCELL STOCKHOLDERS DO NOT APPROVE THE COMBINATION OR IF GLOBAL COMMON SHAREHOLDERS OR THE COURT DO NOT APPROVE THE PLAN OF ARRANGEMENT?

     Approval of the Combination Agreement and the transactions contemplated thereby requires the affirmative vote of a majority of shares of FuelCell common stock entitled to vote and voting in person or by proxy at the FuelCell Meeting.

     The Combination is conditional on FuelCell stockholders approving the Combination. If FuelCell stockholders do not approve the FuelCell proposal, then the proposal will not be implemented and the Combination will not proceed. In that event, FuelCell will be required to pay Global a fee for reimbursement of expenses. For a description of the fees that may apply, please see
"-- Description of the Combination -- The Combination Agreement -- Termination and Expense Reimbursement Fees."

     In addition, the Combination is conditional on the approval of the Plan of Arrangement implementing the Combination by Global common shareholders and the Court. If the Plan of Arrangement is not approved by Global common shareholders or by the Court, then the Combination will not be implemented.

16.  HOW WILL THE COMBINATION AFFECT MY FUELCELL COMMON STOCK?

     Your rights as a FuelCell common stockholder will not be affected by the Combination. FuelCell stockholders will not receive any additional shares by virtue of their holdings in FuelCell. However, the ownership of FuelCell will be significantly different upon consummation of the Combination, as Global common shareholders will own between approximately 17% and 20% of the fully-diluted shares of outstanding FuelCell common stock. In addition, your current percentage ownership of FuelCell will be affected by the future issuance of FuelCell common stock upon the exercise, if any, of the Global stock options being assumed by FuelCell and the possible conversion of the Global Series 2 Preferred Shares into FuelCell common stock. For more information, please see "-- Risk Factors -- Future sales of substantial amounts of FuelCell common stock or exchangeable shares could affect their market price and the dilution associated with the Combination could affect the market price of FuelCell's common stock." and "The rights of the Global Series 2 Preferred Shares could
negatively impact the combined company." Assuming an exchange ratio of    --   ,
FuelCell may be required to issue approximately    --   additional shares of its
common stock upon exercise of vested Global stock options (as of    --   , 2003)
and upon an assumed immediate conversion of all outstanding Global Series 2 Preferred Shares. For more information regarding the treatment of Global stock options and the Global Series 2 Preferred Shares, please see the sections entitled "Global Stock Options" and "Global Series 2 Preferred Shares" within "Chapter One -- The Combination -- Description of the Combination -- Mechanics for Implementing the Combination and Description of Exchangeable Shares."

17. HAS FUELCELL'S BOARD OF DIRECTORS MADE ANY RECOMMENDATION TO FUELCELL STOCKHOLDERS REGARDING THE COMBINATION?

     FuelCell's board of directors has carefully considered and has unanimously approved the Combination Agreement and the Combination and recommends that the FuelCell stockholders approve the Combination Agreement and the Combination.

ADDITIONAL QUESTIONS AND ANSWERS FOR GLOBAL COMMON SHAREHOLDERS

18.  WHAT ARE THE GLOBAL COMMON SHAREHOLDERS BEING ASKED TO VOTE ON?

     Global common shareholders are being asked to approve a share exchange pursuant to an arrangement under the Business Corporations Act (Alberta). The Court must also approve the implementation of the Plan of Arrangement.

     If the proposed Plan of Arrangement is approved by the Global common shareholders and the Court, and the other conditions to the Plan of Arrangement are satisfied or waived, then:

     - each Canadian Global common shareholder (other than a dissenting shareholder) will receive, at the option of the shareholder, for each Global common share held by the shareholder, either exchangeable shares of ExchangeCo or shares of FuelCell common stock, in an amount to be determined in accordance with the exchange ratio;

     - each non-Canadian Global common shareholder (other than a dissenting shareholder) will receive, for each Global common share held by the shareholder, shares of FuelCell common stock, in an amount to be determined in accordance with the exchange ratio;

     - each exchangeable share will have economic and voting rights equivalent to one share of FuelCell common stock and will be exchangeable, at the option of the holder, for one share of FuelCell common stock;

     - Global common shareholders will own between approximately 17% and 20% of the outstanding shares of FuelCell common stock, on a fully-diluted basis, immediately following completion of the Combination;

     - outstanding Global stock options will be assumed by FuelCell and will be exercisable for shares of FuelCell common stock in accordance with their terms and based on the exchange ratio;

     - Global Series 2 Preferred Shares will remain outstanding and will be convertible into shares of FuelCell common stock in accordance with their terms and based on the exchange ratio; and

     - all of the Global common shares will be owned, directly or indirectly, by FuelCell.

19.  WHY HAS GLOBAL ENTERED INTO THE COMBINATION AGREEMENT?

     The Global board of directors determined in the fall of 2000 that it would be in the best interests of Global to seek a significant alliance partner to assist with Global's commercialization of solid oxide fuel cell products. North American equity markets experienced prolonged weakness from 2000 to 2002 and, over that period of time, Global's common shares traded at a significant discount to those of its peers. In late 2002, the Global board of directors determined that its plan to use equity financing as a source of long-term funding for Global's current development focus and planned expenditures on larger power applications would not succeed, particularly in light of Global's inability to attract a significant strategic relationship partner. In November 2002, Global retained Citigroup Global Markets Inc. ("Citigroup," formerly Salomon Smith Barney Inc.) to review strategic alternatives and to solicit proposals from interested third parties on behalf of the board of directors of Global. Global, through a worldwide process, with the assistance of Citigroup, solicited potential interest in respect of a variety of alliance structures from a lengthy list of potential partners across a broad spectrum of industries. Global's board of directors identified a prospective transaction with Quantum Fuel Systems Technologies Worldwide, Inc. ("Quantum") as the leading potential strategic alternative resulting from this process. Global entered into a combination agreement with Quantum on April 8, 2003, which was amended on June 27, 2003 (the "Quantum Combination Agreement").

     On July 11, 2003, Global received an unsolicited bona fide acquisition proposal from FuelCell, which the Global board of directors subsequently determined constituted a "superior proposal" under the terms of the Quantum Combination Agreement. In accordance with the terms of the Quantum Combination Agreement, following the execution of a confidentiality agreement, Global furnished information to, and entered into discussions and negotiations with, FuelCell. Upon completion of confirmatory due diligence and after receiving the opinion of Citigroup, the Combination Agreement was executed on August 4, 2003. Also on August 4, 2003 and immediately prior to execution of the Combination Agreement, Global terminated the Quantum Combination Agreement in accordance with its terms and paid a $2 million termination fee to Quantum. The Global board of directors has unanimously approved the terms and conditions of the Combination Agreement, determined unanimously that the Combination is fair to its holders of common shares and preferred shares and is in the best interests of Global.

     BASED ON THE FACTORS CONSIDERED BY THE GLOBAL BOARD OF DIRECTORS, THE BOARD UNANIMOUSLY RECOMMENDS THAT GLOBAL COMMON SHAREHOLDERS VOTE "FOR" THE SPECIAL RESOLUTION TO APPROVE THE COMBINATION ATTACHED TO THIS JOINT PROXY STATEMENT AS ANNEX A. In reaching this decision, the Global board of directors considered, among other things, the unanimous recommendation of the Special Committee of the Global board of directors (the "Global Special Committee") and the opinion of Citigroup, subject to the considerations and limitations set forth therein. See "Description of the Combination -- Background" and "Description of the Combination -- Reasons for the Combination -- Global."

     Global received the written opinion of Citigroup to the effect that, as of the date of the opinion and based upon and subject to the considerations and limitations set forth therein, the exchange ratio was fair, from a financial point of view, to the holders of Global common shares. In addition, the Plan of
Arrangement:

     - is subject to the affirmative approval of at least 66 2/3% of the holders of Global common shares voting in person or by proxy at the Global Meeting;

     - provides a tax deferral opportunity for most Global common shareholders resident in Canada through the use of exchangeable shares;

     - provides for the assumption by FuelCell of all outstanding Global options and the assumption by FuelCell of the obligation to issue FuelCell common stock upon conversion of the Global Series 2 Preferred Shares;

     - requires the submission of the Plan of Arrangement to the Court for a determination of fairness; and

     - provides for the right of holders of common shares to dissent under the Business Corporations Act (Alberta), as modified by the interim order of the Court.

20. WILL THE SHARES OF FUELCELL COMMON STOCK ISSUED PURSUANT TO THE COMBINATION BE LISTED ON THE NASDAQ NATIONAL MARKET?

     Yes. FuelCell's common stock currently trades on the Nasdaq National Market under the symbol "FCEL". FuelCell has applied to list the shares of FuelCell common stock to be issued to Global common shareholders pursuant to the Combination on the Nasdaq National Market. Global common shares will be delisted from the Toronto Stock Exchange upon completion of the Combination.

21.  WHAT ARE THE EXCHANGEABLE SHARES?

     The exchangeable shares are shares of ExchangeCo, an indirect wholly-owned Canadian subsidiary of FuelCell. Each exchangeable share has economic and voting rights equivalent to one share of FuelCell common stock. Holders of exchangeable shares will be entitled to:

     - exchange their shares for FuelCell common stock at any time on a one-for-one basis;

     - vote indirectly through a voting trust arrangement at meetings of FuelCell stockholders; and

     - receive dividends, if any, on the same basis as FuelCell stockholders.

22.  WILL THE EXCHANGEABLE SHARES BE LISTED ON A STOCK EXCHANGE?

     Yes. On    --   , 2003, the Toronto Stock Exchange conditionally approved
the listing of the exchangeable shares subject to the satisfaction of its customary requirements.

23.  WHY WOULD I CONTINUE TO HOLD EXCHANGEABLE SHARES?

     We have implemented the optional exchangeable share structure to provide tax deferral opportunities for most Canadian resident Global common shareholders. The tax deferral continues for so long as the exchangeable shares are held, provided the shareholder executes a joint election with ExchangeCo pursuant to Section 85 of the Income Tax Act (Canada). As long as the exchangeable shares remain listed on a prescribed stock exchange, they will be a qualified investment for trusts governed by RRSPs, RRIFs, DPSPs, and RESPs and, so long as ExchangeCo maintains a substantial presence in Canada, will also not be foreign property for such plans or funds and for certain other persons subject to Part XI of the Income Tax Act (Canada).

24. WHY ARE ONLY GLOBAL SHAREHOLDERS WHO ARE RESIDENTS OF CANADA ENTITLED TO ELECT TO RECEIVE EXCHANGEABLE SHARES?

     U.S. tax counsel for Global and FuelCell are of the opinion that the exchangeable share structure is not likely to provide tax deferral opportunities for Global common shareholders who are not Canadian residents. Accordingly, non-Canadian Global common shareholders do not have the option to elect to receive exchangeable shares and will instead receive only shares of FuelCell common stock.

25. HOW DO I EXCHANGE MY GLOBAL COMMON SHARES FOR EXCHANGEABLE SHARES OR FUELCELL COMMON STOCK?

     Accompanying this booklet is a letter of transmittal that will allow Global common shareholders who are residents of Canada for purposes of the Income Tax Act (Canada) to elect to receive exchangeable shares or shares of FuelCell common stock. You will be asked to make a declaration of residency in the letter of transmittal. If you do not make an election, or if you are not a resident of Canada for purposes of the Income Tax Act (Canada), you will receive shares of FuelCell common stock. All Global common shareholders, whether or not residents of Canada, must return their Global common share certificates, together with a fully-executed letter of transmittal, in order to receive certificates for exchangeable shares or shares of FuelCell common stock. If your common shares are registered in the name of a broker, bank or nominee, your broker will assist you with the exchange.

26.  HOW DO I EXCHANGE MY EXCHANGEABLE SHARES FOR FUELCELL COMMON STOCK?

     If you choose to receive certificates representing exchangeable shares and wish to exchange them for FuelCell common stock at a later date, you must endorse and deposit your exchangeable share certificate at that time with Computershare Trust Company of Canada, along with other required documents. If your exchangeable shares are registered in the name of your broker, bank or nominee, your broker will assist you with the exchange.

27.  WILL I BE ABLE TO HOLD MY EXCHANGEABLE SHARES INDEFINITELY?

     No. At any time after the earlier of (i) the five-year anniversary of the completion of the Combination or (ii) the date on which there are fewer than one million exchangeable shares outstanding, ExchangeCo may redeem each outstanding exchangeable share in exchange for a share of FuelCell common stock.

28. IF AND WHEN I EXCHANGE MY EXCHANGEABLE SHARES, HOW LONG WILL IT TAKE TO RECEIVE FUELCELL COMMON STOCK?

     It will take approximately three business days to receive your certificate representing FuelCell common stock following deposit of your exchangeable share certificate, duly endorsed, with Computershare Trust Company of Canada.

29. WHAT WILL HAPPEN IF THE GLOBAL COMMON SHAREHOLDERS DO NOT APPROVE THE COMBINATION?

     In order to be effective under applicable law, the special resolution approving the Combination requires approval by at least 66 2/3% of the votes cast by Global common shareholders present in person or represented by proxy at the Global Meeting and entitled to vote.

     If the required vote of Global common shareholders is not obtained, the special resolution will not be approved and the Combination will not proceed. In that event, Global will be required to pay FuelCell a fee of $900,000 for reimbursement of FuelCell's expenses. For a description of fees that may apply upon termination of the Combination Agreement, please see "-- Description of the Combination -- The Combination Agreement -- Termination and Expense Reimbursement Fees."

                                    SUMMARY

     The following is a summary of certain information contained in this Joint Proxy Statement and may not contain all of the information that is important to you. The summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Joint Proxy Statement and the attached annexes, all of which are important and should be reviewed carefully. You should carefully read the entire document and the other documents we refer you to for a more complete understanding of the Combination. Unless otherwise indicated in this Joint Proxy Statement, share amounts set forth herein assume no exercise of outstanding options to purchase Global common shares or FuelCell common stock and no conversion of the Global Series 2 Preferred Shares. UNLESS OTHERWISE INDICATED, DOLLAR AMOUNTS ARE EXPRESSED IN U.S. DOLLARS AND ASSUME A CURRENCY EXCHANGE RATE OF CDN.$1.4048 TO U.S.$1.00, WHICH WAS THE APPROXIMATE EXCHANGE RATE ON AUGUST 1, 2003.

OVERVIEW OF THE COMBINATION

     On August 4, 2003, Global and FuelCell entered into the Combination Agreement to combine Global with FuelCell in a share-for-share exchange pursuant to a Plan of Arrangement to be submitted for approval by the Court of Queen's Bench of Alberta (the "Court"). If all approvals are received and the Combination closes, upon receipt of Global share certificates and properly completed letters of transmittal, (i) each Canadian Global common shareholder (other than dissenting shareholders) will receive, at the shareholder's election, either exchangeable shares or shares of FuelCell common stock for each Global common share held by that shareholder at the effective time of the Combination determined in accordance with the exchange ratio; and (ii) each non-Canadian Global common shareholder (other than dissenting shareholders) will receive shares of FuelCell common stock for each Global common share held by that shareholder at the effective time of the Combination determined in accordance with the exchange ratio. Each exchangeable share will be exchangeable for one share of FuelCell common stock. The exchangeable shares will have economic and voting rights equivalent to shares of FuelCell common stock and will be listed for trading on the Toronto Stock Exchange or another recognized Canadian stock exchange.

     Under the terms of the Plan of Arrangement, Global common shareholders (other than dissenting shareholders) will receive between 0.279 and 0.342 exchangeable shares or shares of FuelCell common stock for each Global common share outstanding at the time of the Combination, depending on the exchange ratio in effect at the time the Combination is completed. The exchange ratio will be determined by dividing $2.72 (approximately Cdn.$3.82) by the 20-day volume-weighted average FuelCell stock price ending three days prior to the Global Meeting; however, the exchange ratio will not be greater than 0.342 nor less than 0.279. Accordingly, if FuelCell's 20-day volume-weighted average stock price is:

     - greater than $9.74, the exchange ratio will be 0.279;

     - less than $7.96 the exchange ratio will be 0.342; and

     - between $7.96 and $9.74, Global common shareholders will receive approximately $2.72 (approximately Cdn.$3.82) of FuelCell common stock for each Global common share.

     Upon completion of the proposed Combination:

     - all Global common shareholders will cease to be shareholders of Global;

     - each Canadian Global common shareholder (other than dissenting shareholders) will receive, at the shareholder's election, either exchangeable shares or shares of FuelCell common stock for each Global common share held by that shareholder at the effective time of the Combination determined in accordance with the exchange ratio;

     - each non-Canadian Global common shareholder (other than dissenting shareholders) will receive shares of FuelCell common stock for each Global common share held by that shareholder at the effective time of the Combination determined in accordance with the exchange ratio;

     - each outstanding option to purchase Global common shares will be assumed by FuelCell and will represent an option to purchase FuelCell common stock in accordance with the option's terms based on the exchange ratio;

     - the Global Series 2 Preferred Shares will remain preferred shares of Global, as a consolidated subsidiary of FuelCell, and FuelCell will assume the obligation to issue FuelCell common stock upon conversion thereof; and

     - Global will become a consolidated subsidiary of FuelCell.

THE COMPANIES

  FUELCELL

     FuelCell is a world leader in the development and manufacture of carbonate fuel cell power plants for distributed power generation. FuelCell has designed and is developing standard fuel cell power plants that offer significant advantages compared to existing power generation technology. These advantages include higher fuel efficiency than existing distributed generation equipment, significantly lower emissions, quieter operation, lower vibration, flexible siting and permitting requirements, scalability and potentially lower operating, maintenance and generation costs. FuelCell is currently conducting, and has successfully concluded, field trials of fuel cell power plants ranging from 250 kW to 2 MW. In fiscal year 2002, FuelCell had $41 million in sales revenue from sales of its Direct FuelCell products and revenue from research and development contracts.

     FuelCell's carbonate fuel cell, known as the Direct FuelCell or DFC, is so named because of its ability to generate electricity directly from a hydrocarbon fuel, such as natural gas, by reforming the fuel inside the fuel cell to produce hydrogen. FuelCell believes that this "one-step" process results in a simpler, more efficient and cost-effective energy conversion system compared with external reforming fuel cells. External reforming fuel cells, such as proton exchange membrane and phosphoric acid, generally use complex, external fuel processing equipment to convert the fuel into hydrogen. This external equipment increases capital cost and reduces electrical efficiency.

     FuelCell's Direct FuelCell has been demonstrated using a variety of hydrocarbon fuels, including natural gas, methanol, diesel, biogas, coal gas, coal mine methane and propane. FuelCell expects that commercial DFC power plant products will achieve an electrical efficiency of between 45% and 57%. Depending on location, application and load size, FuelCell expects that a co-generation configuration will reach an overall energy efficiency of between 70% and 80%.

     FuelCell's principal executive offices are located at:

     3 Great Pasture Road
     Danbury, Connecticut 06813
     Tel: (203) 825-6000
     Fax: (203) 825-6100
     www.fce.com (The contents of FuelCell's web site are not part of this Joint Proxy Statement.)

  GLOBAL

     Global focuses on the development, manufacture and distribution of two stationary power technologies. Specifically, Global is in the process of commercializing natural gas and propane compatible solid oxide fuel cell products intended for residential, small commercial and light industrial markets, and also manufactures and distributes thermoelectric stationary power generators for use in remote industrial power markets.

     Global launched its solid oxide fuel cell development program in 1998. Since that time, Global has developed and tested a proprietary fuel cell membrane, the key enabling technological component for Global's solid oxide fuel cell products. Global has developed a pilot volume production plant and methodology incorporating conventional manufacturing processes for the manufacture of these membranes. Cell membrane technology, combined with advanced stack technology, is now being tested by Global in system applications. Global's focus is on the development of stationary natural gas-fueled prototype systems.

     In fiscal year 2002, Global had Cdn.$21.8 million in sales revenue from the supply of generators and related services. Thermoelectric generator systems have been manufactured and distributed by Global since 1975 and are widely used in remote applications by the oil and gas and other industries. To date, these generator systems have operated in 47 countries worldwide, supplying power for applications ranging from five to 5,000 watts.

     Global's principal executive offices are located at:

     4908-52nd Street S.E.
     Calgary, Alberta T2B 3R2
     Tel: (403) 204-6100
     Fax: (403) 204-6105
     www.globalte.com (The contents of Global's web site are not part of this Joint Proxy Statement.)

GLOBAL RECENT DEVELOPMENTS

     TERMINATION OF QUANTUM COMBINATION AGREEMENT. Prior to the execution of the Combination Agreement, on August 4, 2003 Global terminated the Quantum Combination Agreement in accordance with its terms. Pursuant to the terms of the Quantum Combination Agreement, Global paid Quantum a $2 million termination fee. The termination of the Quantum Combination Agreement and payment of the $2 million termination fee were required for Global to pursue the Combination with FuelCell and enter into the Combination Agreement.

     REDUCTION IN GLOBAL WORKFORCE. On May 6, 2003, Global announced a reduction of its workforce in its fuel cell division by approximately one third, or 47 employees, which is expected to result in a reduction of research and development expenses by approximately Cdn.$5 million over the next twelve months. The expense attributable to this reduction in workforce was approximately Cdn.$1.2 million as of June 30, 2003. During the course of Global's review of alternatives to maximize shareholder value and in conjunction with its efforts to create a sustainable solid oxide fuel cell program, Global determined that it needed to significantly reduce expenditures and to focus on its core competency -- the development of solid oxide fuel cell membranes and stack technology. Global believes that this reduction maintains Global's staffing at a level that allows it to continue to focus its efforts on its core technology development while maintaining its prototype system capability.

  THE COMBINED COMPANY (SEE PAGE -- )

     The combined company will retain the name "FuelCell Energy, Inc." and will be headquartered in Danbury, Connecticut. Global will be operated as a consolidated subsidiary of FuelCell. Prior to the effective time of the Combination, the board of directors of FuelCell will be increased to a maximum of thirteen members, which will include at least one and a maximum of two designees of Global. Jerry D. Leitman, FuelCell's Chairman, President and Chief Executive Officer, and Joseph G. Mahler, FuelCell's Senior Vice President and Chief Financial Officer, will lead the combined company in their respective roles. The combined company will maintain a concentrated focus on the continued commercialization of its Direct FuelCell products, while seeking to develop Global's SOFC technology to a point where it can be commercialized and provide increased breadth to FuelCell's range of distributed generation products. FuelCell is continuing to evaluate Global's generator business to determine its strategic fit within the combined company and has not made a determination whether to retain or sell that business.

     The combined company's fiscal year end will be October 31.

     At April 30, 2003, on a pro forma combined basis, the combined company had:

     - total assets of $342 million;

     - total cash and cash equivalents, and investments of $240 million;

     - total stockholders' equity of $308 million;

     - long-term debt and capital leases of $2 million;

     - preferred shares of subsidiary of $8.4 million, representing the Global Series 2 Preferred Shares remaining outstanding after the Combination; and

     - approximately 48,819,527 million outstanding shares of common stock (assuming an exchange ratio of 0.325 and excluding FuelCell common stock issuable upon the exercise of options and warrants and conversion of Global Series 2 Preferred Shares).

     For the six months ended April 30, 2003, on a pro forma combined basis, the combined company had:

     - revenue of $27 million;

     - net losses of $45 million; and

     - basic and diluted loss per share of $(0.93).

Please see "Chapter Two -- Certain Financial and Other Information About the Companies -- Unaudited Pro Forma Condensed Combined Financial Statements" for a discussion of the assumptions underlying this pro forma combined financial information.

REASONS FOR THE COMBINATION (SEE PAGE -- )

  FUELCELL

     FuelCell believes that the Combination will result in a diversified company with complementary revenue streams, technologies, customers and alliances that, on a combined basis, is well-positioned to address opportunities in the fuel cell power generation markets. FuelCell believes that the Combination is a complementary strategic combination that will:

     - create a company with both leading high temperature carbonate Direct FuelCell and SOFC technology;

     - strengthen FuelCell's position throughout the first phase of the SECA program to develop SOFC products and increase the chances that FuelCell will be able to successfully compete for advancement through the next two phases of the 10-year $139 million SECA program;

     - increase FuelCell's and Global's technology base in a market where there is significant growing interest from governmental and strategic partners;

     - create a combined company with a strong balance sheet with an expected cash balance of over $200 million;

     - benefit shareholders of both companies by creating a stronger, more diversified company and increased stock liquidity;

     - consolidate operations with opportunities for cost efficiencies by integrating research and development efforts, combining product development and commercialization, integrating manufacturing operations and consolidating general and administrative expenses; and

     - result in an expanded technology and product profile as a provider of fuel cell distributed generation solutions.

     In considering the Combination, the FuelCell board of directors recognized that there are risks associated with the acquisition of Global, including that some of the potential benefits described above may not be realized, that there may be significant costs associated with realizing these benefits, the risks set forth under "Risk Factors" and the disadvantages that the FuelCell board of directors identified in "-- Description of the Combination -- Recommendation of the FuelCell Board of Directors."

  GLOBAL

     The Global board of directors determined in the fall of 2000 that it would be in the best interests of Global to seek a significant alliance partner to assist with Global's commercialization of solid oxide fuel cell products. North American equity markets experienced prolonged weakness from 2000 to 2002 and, over that period of time, Global's common shares traded at a significant discount to those of its peers. In late 2002, the Global board of directors determined that its plan to use equity financing as a source of long-term funding for Global's current development focus and planned expenditures on larger power applications would not succeed, particularly in light of Global's inability to attract a significant strategic relationship partner. Global, through a worldwide process initiated in the winter of 2002, with the assistance of Citigroup, solicited potential interest in respect of a variety of alliance structures from a lengthy list of potential partners across a broad spectrum of industries. Global's board of directors identified a prospective transaction with Quantum as the leading potential strategic alternative resulting from this process. Global entered into the Quantum Combination Agreement on April 8, 2003. On July 11, 2003, Global received an unsolicited bona fide acquisition proposal from FuelCell, which the Global board of directors determined was a "superior proposal" under the Quantum Combination Agreement. In accordance with the provisions of the Quantum Combination Agreement, Global furnished information to and entered into discussions and negotiations with FuelCell which culminated in the execution of the Combination Agreement on August 4, 2003. The Quantum Combination Agreement was terminated in accordance with its terms and a $2 million termination fee was paid to Quantum on August 4, 2003.

     The Global board of directors unanimously: (i) approved the terms and conditions of the Combination Agreement, (ii) determined that the Combination is fair to its holders of common shares and preferred shares and is in the best interests of Global; and (iii) recommends that Global common shareholders vote in favor of the special resolution to approve the Combination attached to this Joint Proxy Statement as Annex A. In reaching this decision, the Global board of directors considered, among other things, the unanimous recommendation of the Global Special Committee and the fairness opinion of Citigroup. For additional information, please see "-- Description of the Combination -- Background" and "-- Description of the Combination -- Opinion of Citigroup." The Global board of directors also considered the elements of fairness associated with the Combination, including that it:

     - is subject to the affirmative approval of at least 66 2/3% of the holders of Global common shares voting in person or by proxy at the Global Meeting;

     - provides a tax deferral opportunity for most Global common shareholders resident in Canada through the use of exchangeable shares;

     - provides for the assumption by FuelCell of all outstanding Global options and the assumption by FuelCell of the obligation to issue FuelCell common stock upon conversion of the Global Series 2 Preferred Shares;

     - requires the submission of the Plan of Arrangement to the Court for a determination of fairness; and

     - provides for the right of holders of Global common shares to dissent under the Business Corporations Act (Alberta), as modified by the interim order of the Court.

     The Global board of directors also considered potential advantages and disadvantages of the Combination. For additional information regarding the foregoing, please see "-- Description of the Combination -- Reasons for the Combination -- Global" and "-- Risk Factors."

RECOMMENDATION TO FUELCELL STOCKHOLDERS (SEE PAGE -- )

     The FuelCell board of directors has unanimously determined that the Combination and the transactions contemplated thereby are fair to FuelCell's stockholders and in the best interests of FuelCell and has approved the Combination Agreement and the Combination. In reaching this conclusion, FuelCell's board of directors considered, among other things, the opinion dated August 1, 2003, of Lazard that, as of such date and based on and subject to the assumptions set forth therein, the exchange ratio set forth in the Combination

Agreement is fair, from a financial point of view, to FuelCell. A copy of Lazard's opinion, including the assumptions, qualifications, and other matters contained in it, is included in the Joint Proxy Statement as Annex E. For additional information regarding Lazard opinion, please see "-- Description of the Combination -- Opinion of Lazard" on page -- .

     ACCORDINGLY, THE FUELCELL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FUELCELL'S STOCKHOLDERS VOTE "FOR" APPROVAL OF THE COMBINATION AGREEMENT AND THE COMBINATION.

RECOMMENDATION TO GLOBAL COMMON SHAREHOLDERS (SEE PAGE  -- )

     Global's board of directors has carefully considered and has unanimously approved the terms and conditions of the Combination Agreement and the Combination, has determined that the Combination is fair to holders of Global common shares and preferred shares and is in the best interests of Global. In reaching this conclusion, the Global board of directors considered, among other things, the opinion dated August 4, 2003 of Citigroup to the effect that, as of such date and based upon and subject to the considerations and limitations set forth therein, the exchange ratio set forth in the Combination Agreement was fair, from a financial point of view, to Global common shareholders. A copy of the Citigroup opinion, including the assumptions, qualifications and other matters contained therein, is included in the Joint Proxy Statement as Annex F. For additional information regarding Citigroup's opinion, please see
"-- Description of the Combination -- Opinion of Citigroup" on page  -- .

     BASED ON THE FACTORS CONSIDERED BY THE GLOBAL BOARD OF DIRECTORS, THE BOARD UNANIMOUSLY RECOMMENDS THAT GLOBAL'S COMMON SHAREHOLDERS VOTE "FOR" THE SPECIAL RESOLUTION TO APPROVE THE COMBINATION ATTACHED TO THIS JOINT PROXY STATEMENT AS ANNEX A.

OPINIONS OF FINANCIAL ADVISORS (SEE PAGES -- AND  -- )

     In deciding to approve the Combination, each board of directors considered the opinion of its financial advisor. These opinions are attached as Annexes E and F to this Joint Proxy Statement. We encourage you to read these opinions carefully in their entirety for descriptions of the assumptions made, matters considered and limitations on the review undertaken by the financial advisors.

  FUELCELL

     Lazard has delivered its written opinion to FuelCell's board of directors that, as of August 1, 2003, the exchange ratio pursuant to the Combination Agreement was fair, from a financial point of view, to FuelCell. FuelCell has attached the full text of the written opinion of Lazard as Annex E to this Joint Proxy Statement. THE OPINION OF LAZARD IS ADDRESSED TO THE FUELCELL BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS, AS OF THE DATE OF THE OPINION AND FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO FUELCELL. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECTS OF THE COMBINATION AND DOES NOT CONSTITUTE A RECOMMENDATION OF THE COMBINATION TO THE FUELCELL BOARD OF DIRECTORS. LAZARD MAKES NO RECOMMENDATION TO ANY STOCKHOLDER REGARDING HOW THE STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED COMBINATION. FOR ADDITIONAL INFORMATION REGARDING LAZARD'S OPINION, PLEASE SEE "DESCRIPTION OF THE
COMBINATION -- OPINION OF LAZARD" ON PAGE  -- .

  GLOBAL

     Citigroup Global Markets Inc. ("Citigroup," formerly Salomon Smith Barney Inc.) has delivered its written opinion to Global's board of directors to the effect that, as of August 4, 2003, the exchange ratio set forth in the Combination Agreement was fair, from a financial point of view, to the holders of Global common shares. Global has attached the full text of the written opinion of Citigroup as Annex F to this Joint Proxy Statement. CITIGROUP'S OPINION WAS LIMITED SOLELY TO THE FAIRNESS OF THE EXCHANGE RATIO, FROM A FINANCIAL POINT OF VIEW, AS OF THE DATE OF THE OPINION. NEITHER CITIGROUP'S OPINION NOR ITS RELATED ANALYSIS CONSTITUTED A RECOMMENDATION OF THE PROPOSED COMBINATION TO THE GLOBAL BOARD OF DIRECTORS. CITIGROUP MAKES NO RECOMMENDATION TO ANY SHAREHOLDER REGARDING HOW THE SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED

COMBINATION. FOR ADDITIONAL INFORMATION REGARDING CITIGROUP'S OPINION, PLEASE SEE "DESCRIPTION OF THE COMBINATION -- OPINION OF CITIGROUP" ON PAGE -- .

WHAT GLOBAL COMMON SHAREHOLDERS WILL RECEIVE IN THE TRANSACTION (SEE PAGE -- )

     Pursuant to the Combination Agreement and the Plan of Arrangement: (i) Canadian Global common shareholders (other than dissenting shareholders) will receive, at their election, for the Global common shares held by them at the effective time of the Combination, between 0.279 and 0.342 of an exchangeable share of ExchangeCo or a share of FuelCell common stock; and (ii) non-Canadian Global common shareholders (other than dissenting shareholders) will receive for the Global common shares held by them at the effective time of the Combination, between 0.279 and 0.342 of a share of FuelCell common stock. We structured the exchangeable shares to be the economic equivalent of FuelCell common stock, and the holders of exchangeable shares will have the following principal rights:

     - the right to exchange the exchangeable shares for shares of FuelCell common stock on a one-for-one basis at any time;

     - the right to receive dividends, if any, on a per share equivalent basis, in amounts (or property in the case of non-cash dividends) which are the same, and which are payable at the same time, as dividends declared on FuelCell common stock;

     - the right to vote, indirectly through a trust arrangement, on a per share equivalent basis, at all stockholder meetings at which holders of shares of FuelCell common stock are entitled to vote; and

     - the right to participate, on a pro rata basis with the holders of FuelCell common stock, in the distribution of assets of FuelCell through the mandatory exchange of exchangeable shares for shares of FuelCell common stock.

     The exchangeable shares will, in effect, have no separate economic or voting rights in respect of ExchangeCo (other than limited class voting rights under the Business Corporations Act (Alberta) and the right to vote on any change in the fundamental terms of the exchangeable shares themselves or the related terms in the support agreement and the voting and exchange trust agreement described elsewhere in this Joint Proxy Statement, in which cases, the exchangeable shares may be subject to automatic redemption). Global common shareholders will generally be able to maintain any deferral of recognition of gain or loss on their exchangeable shares for Canadian federal income tax purposes only for as long as they hold exchangeable shares. A redemption of the exchangeable shares may occur following the fifth anniversary of the consummation of the Combination and may, under specified circumstances, occur earlier. See "Chapter 3 -- Description of FuelCell's Capital Stock, Global's Preferred Shares, ExchangeCo and CallCo Share Capital -- ExchangeCo Share Capital" on page -- and "Chapter 4 -- Information About Tax Considerations -- Canadian Federal Income Tax Considerations" on page -- .

MARKET PRICE DATA (SEE PAGE  -- )

     Global common shares are listed on the Toronto Stock Exchange. Shares of FuelCell common stock are listed on the Nasdaq National Market. On the last trading day before the public announcement by Global and FuelCell of the Combination, which last trading day was August 1, 2003 for Global and August 4, 2003 for FuelCell, Global common shares closed at Cdn.$3.45 (approximately U.S.$2.46 based on the exchange rate on such date) on the Toronto Stock Exchange and shares of FuelCell common stock closed at $7.47 on the Nasdaq National Market. The 20-day volume-weighted average trading price ending on August 4, 2003 for shares of FuelCell common stock was approximately $8.3639 on the Nasdaq
National Market. On   --   , 2003, the closing price of the Global common shares
was Cdn.$   --   (approximately U.S.$   --   , based on the exchange rate at
that date) on the Toronto Stock Exchange and the closing price of the shares of
FuelCell common stock was $   --   on the Nasdaq National Market.

STOCK EXCHANGE LISTINGS (SEE PAGE  -- )

     FuelCell has applied to Nasdaq for approval of the listing of the FuelCell common stock to be issued in connection with the Combination on the Nasdaq National Market. ExchangeCo has applied to list the exchangeable shares on the
Toronto Stock Exchange. On    --   , 2003, the Toronto Stock Exchange
conditionally approved the listing of the exchangeable shares, subject to the satisfaction of its customary requirements.

WHO CAN VOTE AT THE MEETINGS (SEE PAGES  -- AND  -- )

 FUELCELL

     Only record holders of FuelCell common stock at the close of business on
   --   , 2003 are entitled to notice of and to vote at the FuelCell Meeting. On
   --   , there were    --   outstanding shares of FuelCell common stock, and
there were approximately    --   holders of record. Each share of FuelCell
common stock entitles the holder thereof to one vote on each matter presented at the FuelCell Meeting.

 GLOBAL

     Only registered holders of Global common shares at the close of business on
   --   , 2003 are entitled to notice of and to vote at the Global Meeting.
Transferees of Global common shares after that date who comply with the procedures described in the Notice of Special Meeting of Common Shareholders
accompanying this Joint Proxy Statement are also entitled to vote. On    --
2003,    --   Global common shares were outstanding and there were approximately
   --   holders of record. Each Global common share entitles the holder thereof to one vote on each matter presented at the Global Meeting.

SHAREHOLDER VOTES REQUIRED (SEE PAGES  -- AND  -- )

 FUELCELL

     Approval of the Combination Agreement and the Combination requires the affirmative vote of a majority of the total shares of FuelCell common stock entitled to vote and voting on the proposal in person or by proxy at the FuelCell Meeting.

 GLOBAL

     Approval of the Combination requires at least two-thirds of the votes cast by holders of Global common shares voting in person or by proxy at the Global Meeting.

DISSENT RIGHTS (SEE PAGE  -- )

     Pursuant to the interim order of the Court (the "Interim Order"), a copy of which is attached as Annex C to this Joint Proxy Statement, the holders of Global common shares have rights to dissent and be paid the judicially determined fair value of their common shares in connection with the Combination.

RISK FACTORS (SEE PAGE  -- )

     There are certain risks that should be considered by FuelCell stockholders and Global common shareholders in evaluating whether to approve the Combination. Some of these risks relate directly to the Combination while others relate to the business of each of FuelCell and Global.

REGULATORY APPROVALS (SEE PAGE  -- )

     The Plan of Arrangement requires approval by the Court, approval of Nasdaq for listing the shares of FuelCell common stock and approval of the Toronto Stock Exchange for listing the exchangeable shares to be issued in connection with the Combination.

COVENANTS OF FUELCELL AND GLOBAL (SEE PAGE  -- )

     FuelCell and Global each have agreed to covenants pursuant to the terms of the Combination Agreement, including, among others, to operate their respective businesses only in the usual, regular and ordinary manner, to maintain all of their respective properties and assets in customary repair, order and condition and not to incur certain borrowings.

CONDITIONS TO THE COMPLETION OF THE COMBINATION (SEE PAGE  -- )

     The obligations of FuelCell and Global to complete the Combination are subject to the satisfaction or waiver, where permissible, of conditions set forth in the Combination Agreement, including, among others, obtaining the approval of the Global common shareholders of the Combination at the Global Meeting, obtaining the approval of the FuelCell stockholders of the Combination Agreement and the Combination at the FuelCell Meeting and obtaining the necessary court and regulatory approvals, including the approval of Nasdaq and the Toronto Stock Exchange for the listing of the shares of FuelCell common stock and the exchangeable shares, respectively, to be issued in connection with the Combination.

TERMINATION OF THE COMBINATION AGREEMENT (SEE PAGE  -- )

     The Combination Agreement may be terminated at any time prior to the effective time of the Combination, whether before or after approval of the Combination by the securityholders of FuelCell or Global, as summarized below.

 MUTUAL TERMINATION RIGHTS

     Either Global or FuelCell may terminate the Combination Agreement upon the occurrence of certain events, including, among others, if both parties agree to the termination; if all conditions for closing the Combination have not been satisfied or waived by 5:00 p.m. (Calgary time) on December 31, 2003, other than as a result of a breach by the party terminating the Combination Agreement; or if either party has failed to obtain the requisite approval of its securityholders regarding the Combination.

 FUELCELL'S TERMINATION RIGHTS

     FuelCell may terminate the Combination Agreement upon the occurrence of certain events, including among others, if there has been a breach by Global of any representation, warranty, covenant or agreement in the Combination Agreement or if the Global board of directors withdraws or modifies in any adverse manner its approval or recommendation in respect of the Combination.

 GLOBAL'S TERMINATION RIGHTS

     Global may terminate the Combination Agreement upon the occurrence of certain events, including among others, if there has been a breach by FuelCell of any representation, warranty, covenant or agreement in the Combination Agreement, if the FuelCell board of directors withdraws or modifies in any adverse manner its approval or recommendation in respect of the Combination, if the Global board of directors accepts, recommends, approves or implements a superior proposal, or if FuelCell announces an acquisition with a purchase price of greater than $10 million. Global may also terminate the Combination Agreement without payment of an expense reimbursement or termination fee if the daily volume-weighted average of FuelCell's stock price, calculated in accordance with the Combination Agreement, is less than $6.65, calculated on a rolling basis for each trading day during any 15 consecutive trading days after the date of the Combination Agreement until the effective date of the Combination. For more information regarding this termination provision, please see "-- Description of
the Combination -- The Combination Agreement -- Termination." As of    --   ,
2003, FuelCell's 15-day volume-weighted average stock price was approximately
$   --   .

TERMINATION AND EXPENSE REIMBURSEMENT FEES (SEE PAGE  -- )

     Upon the termination of the Combination Agreement, depending on the termination event, FuelCell may be required to pay Global a termination fee of either $2 million or $900,000 as a reimbursement of Global's out-of-pocket expenses incurred in connection with the Combination Agreement, or Global may be required to pay FuelCell a termination fee of either $2 million or $900,000 as a reimbursement of FuelCell's out-of-pocket expenses incurred in connection with the Combination Agreement, or there may be no termination fee payable by either party.

 INTERESTS OF CERTAIN PERSONS (SEE PAGE  -- )

     Members of the management and board of directors of Global have certain interests in connection with the Combination that may present them with actual or potential conflicts of interest in connection with the Combination.

 NO SOLICITATION (SEE PAGE  -- )

     Global and FuelCell have each agreed that they will not solicit or encourage any competing acquisition proposals. However, in certain circumstances, the board of directors of Global or FuelCell, as the case may be, may enter into discussions and negotiations with, and provide information to, the party making an acquisition proposal. FuelCell has the right to match any superior proposal made to Global.

TRANSACTION DOCUMENTS

     We have included the Combination Agreement and the Plan of Arrangement as Annexes B and D to this Joint Proxy Statement. We encourage you to read these agreements as they are the principal legal documents that govern the Combination.

TAX CONSEQUENCES OF THE COMBINATION (SEE PAGE  -- )

 CANADIAN FEDERAL INCOME TAX

     In the opinion of Bennett Jones LLP, Global's Canadian counsel, the Combination provides Canadian tax deferral opportunities for most Canadian resident holders of Global common shares through the exchange of Global common shares for exchangeable shares, provided that the holder elects to receive exchangeable shares and executes and files a valid joint tax election with ExchangeCo under section 85 of the Income Tax Act (Canada) and the corresponding provision of any applicable provincial tax legislation. This tax deferral will continue as long as the holder continues to hold the exchangeable shares. It should be noted that FuelCell can require the exchange of the exchangeable shares for shares of FuelCell common stock after five years or, under specified circumstances, sooner, which would end the tax deferral. In addition, so long as the exchangeable shares are listed on a prescribed stock exchange (which currently includes the Toronto Stock Exchange), they will be a qualified investment for trusts governed by RRSPs, RRIFs, RESPs and DPSPs and, provided ExchangeCo maintains a substantial presence in Canada, will not be foreign property for such plans or funds and for certain other persons subject to Part XI of the Income Tax Act (Canada). The shares of FuelCell common stock will similarly be qualified investments for trusts governed by RRSPs, RRIFs, RESPs and DPSPs, provided that those shares remain listed on a prescribed stock exchange (which currently includes the Nasdaq National Market), but the shares will constitute foreign property for the purposes of Part XI of the Income Tax Act (Canada). Please carefully review "Chapter Four -- Information About Tax Considerations -- Canadian Federal Income Tax Considerations to Shareholders" for additional detail regarding the tax consequences of the Combination and of owning and disposing of FuelCell common stock following the Combination.

 UNITED STATES FEDERAL INCOME TAX

     In the opinion of Robinson & Cole LLP, FuelCell's U.S. tax counsel, and Dorsey & Whitney LLP, Global's U.S. tax counsel, U.S. Holders of Global common shares who exchange their Global common shares for shares of FuelCell common stock will recognize a gain or loss on the exchange for U.S. federal income tax purposes. This also assumes that the holder of the Global Series 2 Preferred Shares will not exercise its right to convert all or part of such shares into Global common shares prior to the Combination or into exchangeable shares or shares of FuelCell common stock in connection with the Combination. Tax matters, and in particular the treatment of U.S. shareholders in a "passive foreign investment company," can be very complicated. Please carefully review "Chapter Four -- Information About Tax
Considerations -- United States Federal Tax Considerations to Shareholders" for additional detail regarding the tax consequences of the Combination and of owning and disposing of FuelCell common stock following the Combination.

COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per common share data for Global and FuelCell and unaudited pro forma combined per common share data after giving effect to the Combination at an assumed exchange ratio of 0.325 shares of FuelCell common stock or exchangeable shares for each Global common share (the actual exchange ratio will not be determined until shortly before the Global Meeting).

     The data should be read in conjunction with the summary historical financial data and the unaudited pro forma combined financial statements included in this Joint Proxy Statement and the historical financial statements of FuelCell, including the notes thereto, included in Annex H to this Joint Proxy Statement, and the historical consolidated financial statements of Global, including the notes thereto, included in Annex I to this Joint Proxy Statement. The unaudited pro forma combined data reflect adjustments to conform Global's data to U.S. GAAP on a measurement basis. The unaudited pro forma combined financial data are not necessarily indicative of the operating results or financial position that would have occurred had the Combination been completed at the beginning of the earliest period presented and should not be construed as indicative of future operations.

                                                                                     SIX MONTH PERIOD
                                                    FOR THE YEAR ENDED OCTOBER 31,    ENDED APRIL 30,
                                                    ------------------------------   -----------------
                                                      2000       2001       2002      2002      2003
                                                    --------   --------   --------   -------   -------
                                                                         (U.S.$)
HISTORICAL -- FUELCELL
  Basic loss per common share(1)..................   $(0.16)    $(0.45)    $(1.25)   $(0.38)   $(0.94)
  Diluted loss per common share(1)................    (0.16)     (0.45)     (1.25)    (0.38)    (0.94)
  Book value per common share at end of
     period(2)....................................     2.65       8.20       6.93      7.80      5.97

                                             FOR THE PERIOD ENDED DECEMBER 31,      THREE MONTH PERIOD
                                           --------------------------------------    ENDED MARCH 31,
                                              2000         2001          2002       ------------------
                                           (9 MONTHS)   (12 MONTHS)   (12 MONTHS)    2002       2003
                                           ----------   -----------   -----------   -------    -------
                                                                     (CDN.$)
HISTORICAL -- GLOBAL
  Basic loss per common share(1).........    $(0.10)      $(0.45)       $(0.88)     $(0.23)    $(0.17)
  Diluted loss per common share(1).......     (0.10)       (0.45)        (0.88)      (0.23)     (0.17)
  Book value per common share at end of
     period(3)...........................      4.40         3.94          3.04        3.70       2.87

                                                              YEAR ENDED    SIX MONTH PERIOD
                                                              OCTOBER 31,   ENDED APRIL 30,
                                                                 2002             2003
                                                              -----------   ----------------
                                                                (U.S.$)         (U.S.$)
PRO FORMA COMBINED PER COMMON SHARE DATA
  Basic loss per common share(4)............................    $(1.37)          $(0.93)
  Diluted loss per common share(4)..........................     (1.37)           (0.93)
  Book value per common share at end of period(5)...........                       6.31

---------------

(1) The historical basic loss per common share is based upon the weighted average number of common shares of FuelCell and Global outstanding for each period. The historical diluted loss per common share is based upon the weighted average number of common shares outstanding for each period.

(2) The historical book value per common share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of the period.

(3) The historical book value per common share is computed by dividing stockholders' equity, less the Global Series 2 Preferred Share capital and the cumulative but unpaid dividends thereon, by the number of common shares outstanding at the end of the period.

(4) The unaudited pro forma loss per common share is based upon the weighted average number of common shares outstanding of FuelCell and Global for each period at an assumed exchange ratio of 0.325 shares of FuelCell common stock or exchangeable shares for each Global common share (the actual exchange ratio will not be determined until shortly before the Global Meeting). The assumed exchange ratio is based on the 20-day volume-weighted average trading price of the shares of FuelCell common stock ended August 4, 2003.

(5) The unaudited pro forma book value per share is computed by dividing the pro forma stockholders' equity by the sum of the total shares of common stock outstanding for FuelCell at April 30, 2003 and the total common shares of Global at March 31, 2003 at an assumed exchange ratio of 0.325 shares of FuelCell common stock or exchangeable shares for each Global common share (the actual exchange ratio will not be determined until shortly before the Global Meeting).

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

     THE FOLLOWING TABLE SETS FORTH SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA WHICH ARE PRESENTED TO GIVE EFFECT TO THE ACQUISITION OF GLOBAL BY FUELCELL IN ACCORDANCE WITH U.S. GAAP. The unaudited pro forma condensed combined financial statements have been prepared from the historical financial statements of FuelCell and Global. Due to different fiscal periods, the unaudited pro forma condensed combined financial information of FuelCell and Global for the year ended October 31, 2002 combines the historical results of FuelCell for the year ended October 31, 2002 and the historical results of Global for the year ended December 31, 2002. The unaudited pro forma condensed combined financial information of FuelCell and Global for the six-month period ended April 30, 2003 combined the six-month period ended April 30, 2003 of FuelCell with the six-month period ended March 31, 2003, of Global.

     The unaudited pro forma condensed combined financial data do not reflect any cost savings or other synergies which may result from the Combination and are not necessarily indicative of future results of operations or financial position. THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA ARE PRESENTED IN ACCORDANCE WITH U.S. GAAP IN U.S. DOLLARS. Accounting policies used in the preparation of the pro forma combined financial statements are in accordance with those used in the preparation of the historical financial statements of FuelCell at October 31, 2002 and for the year then ended. The unaudited pro forma condensed combined financial statements should be read in conjunction with the summary historical financial data and the unaudited pro forma condensed combined financial statements included in this Joint Proxy Statement and the historical consolidated financial statements of FuelCell and Global, including the notes thereto, in Annex H and Annex I to this Joint Proxy Statement, respectively.

                                                                                    FOR THE SIX-MONTH
                                                       FOR THE YEAR ENDED             PERIOD ENDED
                                                        OCTOBER 31, 2002             APRIL 30, 2003
                                                    -------------------------   -------------------------
                                                      (THOUSANDS OF U.S.$,        (THOUSANDS OF U.S.$,
                                                    EXCEPT PER SHARE AMOUNTS)   EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
  Net revenue.....................................           $55,499                     $27,210
  Loss from continuing operations.................           (66,685)                    (45,452)
  Net loss applicable to common stock.............           (66,597)                    (45,364)
  Basic and diluted loss per common share.........             (1.37)                      (0.93)

                                                                                            AS AT
                                                                                        APRIL 30, 2003
                                                                                        --------------
                                                                                        (THOUSANDS OF
                                                                                            U.S.$)
BALANCE SHEET DATA
  Total assets..........................................                                341$,588 ...
  Long-term obligations.................................                                2,058 .....
  Preferred shares of subsidiary........................                                8,400 .....
  Stockholders' equity..................................                                307,916 ...

SUMMARY HISTORICAL FINANCIAL DATA OF FUELCELL

     The following table sets forth summary historical financial data for FuelCell for each of the three years ended October 31, 2002 and for the six-month periods ended April 30, 2002 and 2003. The summary historical financial data are presented in accordance with U.S. GAAP in U.S. dollars. The data set forth below should be read in conjunction with the historical financial statements of FuelCell, including the notes thereto, included elsewhere in this Joint Proxy Statement.

                                                                               SIX-MONTH PERIOD
                                           FOR THE YEARS ENDED OCTOBER 31,      ENDED APRIL 30,
                                           --------------------------------   -------------------
                                             2000       2001        2002        2002       2003
                                           --------   ---------   ---------   --------   --------
                                               (THOUSANDS OF U.S.$, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
  Revenue................................  $20,715    $ 26,179    $ 41,231    $ 15,566   $ 19,193
  Operating loss.........................   (6,733)    (21,276)    (53,819)    (17,675)   (39,875)
  Net loss...............................   (4,459)    (15,438)    (48,840)    (14,904)   (37,014)
  Basic and diluted loss per common
     share...............................    (0.16)      (0.45)      (1.25)      (0.38)     (0.94)

                                                     AS AT OCTOBER 31,
                                          ---------------------------------------        AS AT
                                             2000          2001          2002       APRIL 30, 2003
                                          -----------   -----------   -----------   ---------------
                                                            (THOUSANDS OF U.S.$)
BALANCE SHEET DATA
  Total assets..........................  $    91,028   $   334,020   $   289,803     $   248,948
  Long-term debt........................           --         1,252         1,696           1,539
  Stockholders' equity..................       83,251       319,716       271,702         234,889
  Common shares outstanding (in
     thousands).........................   31,461,420    38,998,788    39,228,828      39,329,251

ANTICIPATED ACCOUNTING TREATMENT

     FuelCell, as the accounting acquirer, will account for the Combination with Global using the purchase method of accounting under U.S. GAAP.

U.S.-CANADIAN GAAP RECONCILIATION

     The financial statements of FuelCell included in this Joint Proxy Statement have been prepared in accordance with U.S. GAAP, which differs in certain respects from Canadian GAAP.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF GLOBAL UNDER CANADIAN GAAP

     The following table sets forth summary historical consolidated financial data for Global for each of the three periods ended December 31, 2000, 2001 and 2002 and the three months ended March 31, 2002 and 2003 and as at December 31, 2000, 2001 and 2002 and March 31, 2003. Global's historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 18 to Global's December 31, 2002 audited consolidated financial statements (in Global's Annual Information Form for the year ended December 31, 2002 included in Annex I) provides a reconciliation of the measurement differences between Global's financial statements and U.S. GAAP.

     The data set forth below should be read in conjunction with the historical consolidated financial statements of Global, including the notes thereto, included in Global's Annual Information Form for the year ended December 31, 2002 in Annex I to this Joint Proxy Statement and Global's Interim Report for the quarter ended March 31, 2003 in Annex I to this Joint Proxy Statement.

                                                                                  THREE-MONTH PERIOD
                                           FOR THE PERIODS ENDED DECEMBER 31,       ENDED MARCH 31,
                                         --------------------------------------   -------------------
                                            2000         2001          2002         2002       2003
                                         ----------   -----------   -----------   --------   --------
                                         (9 MONTHS)   (12 MONTHS)   (12 MONTHS)
                                                (THOUSANDS OF CDN.$, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
  Revenue from continuing operations...   $14,649      $ 15,357      $ 21,770     $ 4,468    $ 6,191
  Revenue -- fuel cell contract
     research..........................        --            --           541          --         --
  Investment income....................     3,605         5,911         2,899         665        679
  Net loss from continuing
     operations........................    (1,967)      (12,968)      (24,543)     (6,387)    (4,481)
  Discontinued operations, net of
     income tax........................      (372)        1,177           137          --         --
  Net loss.............................    (2,339)      (11,791)      (24,406)     (6,387)    (4,481)
  Basic and diluted loss per common
     share from continuing
     operations........................     (0.09)        (0.49)        (0.89)      (0.23)     (0.17)
  Basic and diluted net earnings (loss)
     per common share from discontinued
     operations........................     (0.01)         0.04          0.01          --         --
  Basic and diluted loss per common
     share.............................     (0.10)        (0.45)        (0.88)      (0.23)     (0.17)

                                                        AS AT DECEMBER 31,
                                                 --------------------------------       AS AT
                                                   2000       2001        2002      MARCH 31, 2003
                                                 --------   ---------   ---------   --------------
                                                            (THOUSANDS OF CDN.$)
BALANCE SHEET DATA
  Total assets.................................  $160,675   $146,849    $122,403       $117,142
  Long-term obligations........................       630        407         486            480
  Shareholders' equity.........................   151,467    139,272     114,465        109,672
  Common shares outstanding (in thousands).....    28,923     29,005      29,172         29,172

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This Joint Proxy Statement (including the documents attached as annexes to this Joint Proxy Statement) contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Joint Proxy Statement and the materials accompanying this Joint Proxy Statement are forward-looking statements, including, without limitation, statements regarding:

- asset portfolios                - cost savings                    - budgets
- the timing for closing the      - future earnings and financial   - litigation
Combination                       position                          - plans and objectives of
- synergies and efficiencies      - capital productivity            management for future operations
  from the Combination            - business strategy               - product development
- capital requirements and        - the market for fuel cell        - expected dates of production
spending                          technologies                      for products
- impact of Global's workforce    - potential acquisitions          - expected product performance
reduction                         - revenue enhancements

     The forward-looking statements are based on the beliefs of management of each of Global and FuelCell, as well as assumptions made by and information currently available to management of each of Global and FuelCell. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as "believes," "expects," "anticipates," "intends," "will," "projects," "continues," "estimates" or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Global's, FuelCell's or their respective industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

     The forward-looking statements contained in this Joint Proxy Statement and the materials accompanying this Joint Proxy Statement are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934 and are subject to the safe harbor created by the United States Private Securities Litigation Reform Act of 1995. These statements include declarations regarding Global's, FuelCell's or their respective management's plans, intentions, beliefs or current expectations.

     Among the important factors that could cause actual results to differ materially from those indicated by forward-looking statements are the risks and uncertainties described under "-- Risk Factors" and elsewhere in this Joint Proxy Statement, in Global's other filings with Canadian securities administrators and in FuelCell's other filings with the U.S. Securities and Exchange Commission.

     Neither Global nor FuelCell can provide any assurance that the plans, intentions or expectations upon which forward-looking statements are based will occur. Forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed elsewhere in this Joint Proxy Statement and the documents that are attached as annexes to this Joint Proxy Statement. Although Global and FuelCell believe that the expectations represented in forward-looking statements are reasonable, neither Global nor FuelCell can assure that these expectations will prove to be correct.

     Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this Joint Proxy Statement are made as of the date of this Joint Proxy Statement and neither Global nor FuelCell undertakes any obligation to publicly update forward-looking statements to reflect new information, subsequent events or otherwise.

                                  RISK FACTORS

     THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT, INCLUDING THE ANNEXES ATTACHED HERETO, SHOULD BE CAREFULLY CONSIDERED BY FUELCELL STOCKHOLDERS AND GLOBAL COMMON SHAREHOLDERS IN EVALUATING WHETHER TO APPROVE THE COMBINATION. SOME OF THESE RISK FACTORS RELATE DIRECTLY TO THE COMBINATION WHILE OTHERS RELATE TO THE BUSINESS OF EACH OF FUELCELL AND GLOBAL INDEPENDENT OF THE COMBINATION, AS WELL AS TO THE ANTICIPATED BUSINESS OF THE COMBINED COMPANY. BY VOTING IN FAVOR OF THE COMBINATION, GLOBAL COMMON SHAREHOLDERS WILL BE CHOOSING TO INVEST IN FUELCELL COMMON STOCK OR IN THE EXCHANGEABLE SHARES, WHICH ARE ULTIMATELY EXCHANGEABLE FOR FUELCELL COMMON STOCK. BY VOTING IN FAVOR OF THE COMBINATION AGREEMENT AND THE COMBINATION, FUELCELL STOCKHOLDERS WILL BE CHOOSING TO COMBINE GLOBAL'S OPERATIONS WITH FUELCELL'S OPERATIONS. AN INVESTMENT IN FUELCELL COMMON STOCK, WHICH AFTER THE COMBINATION WILL BE THE COMMON STOCK OF THE COMBINED COMPANY, OR IN EXCHANGEABLE SHARES, INVOLVES A HIGH DEGREE OF RISK. ALL REFERENCES TO "WE", "OUR", "US" AND THE "COMBINED COMPANY" REFER TO THE COMBINED OPERATIONS OF FUELCELL AND GLOBAL ASSUMING COMPLETION OF THE COMBINATION, WITH GLOBAL OPERATING AS A SUBSIDIARY OF FUELCELL.

RISKS RELATED TO THE COMBINATION

  THE COMBINATION IS EXPECTED TO RESULT IN BENEFITS TO THE COMBINED COMPANY, BUT THE COMBINED COMPANY MAY NOT REALIZE THOSE BENEFITS DUE TO CHALLENGES ASSOCIATED WITH INTEGRATING THE COMPANIES.

     The success of the Combination will be dependent in large part on the success of the management of the combined company in integrating the operations, technologies and personnel of the two companies following the effective time of the Combination. The failure of the combined company to meet the challenges involved in successfully integrating the operations of FuelCell and Global or otherwise to realize any of the anticipated benefits of the Combination, including anticipated cost savings described in this Joint Proxy Statement, could seriously harm the results of operations of the combined company. In addition, the overall integration of the two companies may result in unanticipated operations problems, expenses and liabilities and diversion of management's attention. The challenges involved in this integration include the following:

     - integrating successfully each company's operations, technologies, products and services;

     - coordinating sales and marketing efforts to effectively communicate the capabilities of the combined company;

     - demonstrating to the customers of FuelCell and Global that the Combination will not result in adverse changes in business focus;

     - coordinating and rationalizing research and development activities to enhance introduction of new products and technologies with reduced cost;

     - preserving distribution, marketing or other important relationships of both FuelCell and Global and resolving potential conflicts that may arise;

     - assimilating the personnel of both companies and persuading employees that the business cultures of both companies are compatible;

     - maintaining employee morale and motivation, particularly given recent cost reduction initiatives undertaken by both companies, and retaining key employees; and

     - reducing the costs associated with each company's operations.

     FuelCell and Global may not be able to successfully integrate their operations in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the Combination to the extent or in the timeframe anticipated. The anticipated benefits and synergies include cost savings associated with anticipated restructuring efforts and other operational efficiencies, greater economies of scale and revenue enhancement opportunities. In addition, FuelCell anticipates that Global's cash reserves will provide the combined company with an increased ability to fund development and operations. However, these anticipated benefits and synergies are based on assumptions, not actual experience, and assume a successful integration. Also, upon completion of the Combination, Global's cash reserves may be significantly less than anticipated, due to, among other things, the exercise of dissent rights by Global common shareholders. The combined company's ability to realize these benefits and synergies could be adversely impacted to the extent that FuelCell's or Global's relationships with existing or potential customers, suppliers or strategic partners is adversely affected as a consequence of the Combination, or by practical or legal constraints on its ability to combine operations or implement workforce reductions.

  FUELCELL'S OPERATING RESULTS MAY SUFFER AS A RESULT OF PURCHASE ACCOUNTING TREATMENT AND THE IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS RELATING TO THE COMBINATION.

     FuelCell will account for the Combination using the purchase method of accounting under U.S. GAAP. Under purchase accounting, FuelCell will record the market value of its common stock issued in connection with the Combination, the fair value of the outstanding options for Global common shares and outstanding Global Series 2 Preferred Shares and the amount of direct transaction costs as the cost of acquiring the business of Global. FuelCell will allocate that cost to the individual assets acquired and liabilities assumed, including various identifiable finite life intangible assets such as acquired backlog and customer relationships based on their respective fair values. Intangible assets will be amortized over the useful life of the asset, as determined by management. As a result, purchase accounting treatment of the Combination may increase the net loss for FuelCell in the foreseeable future, which could have an adverse effect on the market value of FuelCell common stock following completion of the Combination.

     In addition, FuelCell and Global believe the combined company may incur charges to operations, which are not currently reasonably estimable, in the quarter in which the Combination is completed or subsequent quarters, to reflect costs associated with integrating the two companies. It is possible that the combined company will incur additional material charges in subsequent quarters to reflect additional costs associated with the Combination.

  FUELCELL AND GLOBAL EXPECT TO INCUR SIGNIFICANT COSTS ASSOCIATED WITH THE COMBINATION.

     FuelCell and Global estimate they could collectively incur direct transaction costs of approximately $7.8 million in connection with the Combination, including the $2 million termination fee paid to Quantum, but excluding, on the part of Global, other expenses incurred in connection with the Quantum Combination. FuelCell's direct transaction costs will be included as a part of the total purchase cost for accounting purposes. This amount includes approximately $1.8 million that FuelCell could incur upon the voluntary or involuntary termination of certain of Global's executives pursuant to change of control agreements. For more information about these change in control agreements, please see "-- Description of the Combination -- Interests of Certain Persons in the Combination." Actual direct transaction costs incurred in connection with the Combination may vary. In addition, FuelCell will incur additional costs to the extent that any holders of issued and outstanding Global common shares exercise their right to dissent and receive fair value for their shares.

  IF THE COMBINATION IS NOT COMPLETED, FUELCELL'S AND GLOBAL'S SHARE PRICES AND FUTURE BUSINESS AND OPERATIONS COULD BE HARMED.

     If the current market prices of FuelCell's common stock and Global's common shares reflect an assumption that the Combination will be completed, the price of their respective securities may decline if the Combination is not completed. In addition, if the Combination is not completed, FuelCell may be required to pay Global, or Global may be required to pay FuelCell, a termination fee of either $2 million or an expense reimbursement fee of $900,000 for the party's out-of-pocket expenses incurred in connection with the Combination Agreement. Moreover, FuelCell's and Global's costs related to the Combination, including legal, accounting and some of the fees of their financial advisors, must be paid even if the Combination is not completed. For more information about these costs, please see "-- Description of the Combination -- The Combination Agreement -- Business Combination Costs."

     In addition, if the Combination is not completed, FuelCell and Global may be subject to a number of additional material risks, including the following:

     - either company may forego other opportunities which would have otherwise been available had the Combination Agreement not been executed, including, without limitation, opportunities foregone as a result of affirmative and negative covenants made by each company in the Combination Agreement, such as covenants affecting the conduct of each company's business outside the ordinary course of business; and

     - either company may be unable to obtain additional sources of financing or conclude another sale, merger or combination on as favorable terms, in a timely manner, or at all.

  FUTURE SALES OF SUBSTANTIAL AMOUNTS OF FUELCELL COMMON STOCK OR EXCHANGEABLE SHARES COULD AFFECT THEIR MARKET PRICE AND THE DILUTION ASSOCIATED WITH THE COMBINATION COULD AFFECT THE MARKET PRICE OF BOTH FUELCELL'S COMMON STOCK AND EXCHANGEABLE SHARES.

     Future sales of substantial amounts of FuelCell's common stock or exchangeable shares into the public market, including shares of FuelCell common stock issued upon exercise of options and warrants, could adversely affect the prevailing market price of FuelCell common stock and exchangeable shares. Sales of substantial amounts of FuelCell common stock or exchangeable shares into the public market upon completion of the Combination, or perceptions that those sales could occur, could adversely affect the prevailing market price and the combined company's ability to raise capital in the future.

     Pursuant to the terms of the Combination Agreement, FuelCell has agreed to:

     - issue up to an aggregate of 9,986,691 shares of FuelCell common stock and exchangeable shares to holders of Global common shares (assuming an exchange ratio of 0.342), which shares will be freely tradable unless they are held by affiliates of Global or FuelCell;

     - assume all outstanding options to purchase Global common shares; and

     - assume the obligation to issue its shares upon the conversion of the outstanding Global Series 2 Preferred Shares.

     The issuance of all or some of these shares of FuelCell common stock could have a dilutive effect and hence decrease the market price of the shares of FuelCell common stock.

     In addition, as of August 4, 2003, 7,528,982 shares of FuelCell's common stock were required to be reserved for issuance under its stock option and other benefit plans and 2,140,000 shares of FuelCell's common stock were required to be reserved for issuance pursuant to outstanding warrants. As of August 4, 2003, 5,370,266 options to purchase shares of FuelCell's common stock were issued and outstanding under its stock option plans at a weighted average exercise price of $10.01 per share, of which 3,340,399 options to purchase shares had vested. The outstanding warrants to purchase 2,140,000 shares of our common stock have not yet vested.

     As of August 4, 2003, the holders of -- shares of its common stock had the right, subject to various conditions, to require FuelCell to file registration statements covering their shares or to include their shares in registration statements that FuelCell may file for itself or for other stockholders. By exercising their registration rights and selling a large number of shares, these holders could cause the price of FuelCell's common stock or the exchangeable shares to fall.

  FLUCTUATIONS IN THE CANADIAN-U.S. EXCHANGE RATE AND IN THE MARKET PRICE OF FUELCELL COMMON STOCK WILL AFFECT THE NUMBER AND VALUE OF EXCHANGEABLE SHARES OR SHARES OF FUELCELL COMMON STOCK THAT THE GLOBAL COMMON SHAREHOLDERS WILL RECEIVE IN THE COMBINATION.

     The number and value of exchangeable shares or shares of FuelCell common stock that Global common shareholders will receive in the Combination depends on the market price of FuelCell's common stock and, in the case of Global's Canadian common shareholders, the Canadian-U.S. exchange rate. Pursuant to the terms of the Combination, Global common shareholders are to receive a number of exchangeable shares or shares of FuelCell common stock that is based on an exchange ratio. The exchange ratio will be determined by dividing $2.72 by the 20-day volume-weighted average FuelCell stock price ending three days prior to the Global Meeting. The exchange ratio will not be less than 0.279 or more than
0.342 of a share of FuelCell common stock.

     Since the market price of FuelCell common stock and the Canadian-U.S. exchange rate between the determination date for the 20-day volume-weighted average of FuelCell stock price and the effective time of the Combination will fluctuate and could possibly decline, the value of FuelCell common stock actually received by Global common shareholders may be more or less than:

     - the value actually used in calculating the exchange ratio;

     - the 20-day volume-weighted average FuelCell common stock price; or

     - the value of the FuelCell common stock at the effective time of the Combination resulting from the exchange ratio.

  FUELCELL'S FUTURE OPERATING RESULTS MAY FLUCTUATE, WHICH COULD RESULT IN A LOWER PRICE FOR FUELCELL COMMON STOCK AND EXCHANGEABLE SHARES.

     Following the completion of the Combination, the market price of FuelCell common stock and exchangeable shares may decline below currently prevailing levels. The market price of FuelCell common stock and exchangeable shares may be adversely affected by numerous factors, including:

     - actual or anticipated fluctuations in our operating results;

     - changes in financial estimates by securities analysts; and

     - general market conditions and other factors.

     FuelCell's future operating results may fluctuate significantly depending upon a number of factors, including general industry conditions.

  THE COMPLETION OF THE COMBINATION IS SUBJECT TO THE SATISFACTION OF
  CONDITIONS.

     The obligations of FuelCell and Global to complete the Combination are subject to the satisfaction or waiver, where permissible, of certain conditions set forth in the Combination Agreement. Some of these conditions cannot be waived, including obtaining the requisite approval of Global's common shareholders, FuelCell's stockholders, the Court, relevant Canadian and U.S. securities regulators, Nasdaq National Market and the Toronto Stock Exchange. If these conditions are not satisfied, the Combination will not be completed. Also, even if all of these conditions are satisfied, the Combination may not be completed, as Global has the right to terminate the Combination Agreement if FuelCell's 15-day volume-weighted average stock price, calculated on a rolling basis, is less than $6.65, until the completion of the Combination. For more information regarding this termination provision, please see "-- Description of the Combination-Combination Agreement -- Termination."

  SOME OF THE CONDITIONS TO THE COMBINATION MAY BE WAIVED BY FUELCELL OR GLOBAL WITHOUT RESOLICITING SHAREHOLDER APPROVAL FOR THE COMBINATION.

     Some of the conditions set forth in the Combination Agreement may be waived by Global or FuelCell, subject to the agreement of the other party in specific cases. If those conditions are waived, FuelCell and Global will evaluate whether an amendment to the Joint Proxy Statement and a resolicitation of proxies is warranted. In the event that the board of directors of FuelCell or Global determines that resolicitation of proxies is not warranted, the applicable company will have the discretion to complete the Combination without seeking further shareholder approval.

  MEMBERS OF THE MANAGEMENT AND BOARD OF DIRECTORS OF GLOBAL HAVE INTERESTS IN THE COMBINATION THAT MAY PRESENT THEM WITH ACTUAL OR POTENTIAL CONFLICTS OF INTEREST IN CONNECTION WITH THE COMBINATION.

     In considering whether to approve the Combination, Global's common shareholders and FuelCell's stockholders should recognize that some of the members of management and board of directors of Global have interests in the Combination that differ from, or are in addition to, their interests as Global common shareholders or FuelCell stockholders. These interests include:

     - indemnification of officers and directors of Global against certain liabilities;

     - rights of Global officers and directors to receive termination payments on a change of control;

     - future FuelCell board of directors membership for one and possibly two designees of Global; and

     - the assumption, and continued vesting, of Global stock options.

     In addition, two directors of Global are significant shareholders of Foundation Equity Corporation, which, as of the date of this Joint Proxy Statement, holds approximately 8.9% of Global's common shares.

     These interests are described in "-- Description of the Combination -- Interests of Certain Persons in the Combination."

RISKS RELATED TO THE OPERATIONS OF THE COMBINED COMPANY

  BOTH FUELCELL AND GLOBAL HAVE RECENTLY INCURRED LOSSES AND ANTICIPATE CONTINUED LOSSES AND NEGATIVE CASH FLOW.

     FuelCell is currently transitioning from a research and development company that has been primarily dependent on government contracts to a company focusing on commercial products. As such, FuelCell has not achieved profitability since its fiscal year ended October 31, 1997 and expects to continue to incur net losses and generate negative cash flow until it can produce sufficient revenues to cover its costs. FuelCell incurred net losses of $48,840,000 for the fiscal year ended October 31, 2002. Even if FuelCell achieves its objective of bringing its first commercial product to market in calendar 2003, it anticipates that it will continue to incur losses and generate negative cash flow until it can cost-effectively produce and sell its Direct FuelCell products, which it does not expect to occur for several years. FuelCell may never become profitable. In addition, Global is several years away from commercializing its SOFC products and is not expected to operate profitably for some time, if ever. Even if the combined company does achieve profitability, it may be unable to sustain or increase its profitability in the future. The combined company may never become profitable. For the reasons discussed in more detail below, there are substantial uncertainties associated with the combined company's achieving and sustaining profitability.

  OUR COST REDUCTION STRATEGY MAY NOT SUCCEED OR MAY BE SIGNIFICANTLY DELAYED.

     Our cost reduction strategy is based on the assumption that a significant increase in production will result in the realization of economies of scale. In addition, certain aspects of our cost reduction strategy rely on advancements in our manufacturing process, engineering design and technology (including projected power output) that, to a large degree, are currently not ascertainable. A failure by us to achieve a lower cost structure through economies of scale, improvements in the manufacturing process and engineering design and technology maturation would have a material adverse effect on our commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

     We expect the production costs of our initial commercial products to be higher than their sales prices. We recognize that successfully implementing our strategy and obtaining a significant share of the distributed generation market will require that we offer our Direct FuelCell and SOFC products at competitive prices, which can only be accomplished when production costs are cut substantially from current levels. If we are unable to produce Direct FuelCell or SOFC products at competitive prices relative to alternative technologies and products, our target market customers will be unlikely to buy our fuel cell products.

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  OUR PRODUCTS WILL COMPETE WITH PRODUCTS USING OTHER ENERGY SOURCES, AND IF THE
  PRICES OF THE ALTERNATIVE SOURCES ARE LOWER THAN ENERGY SOURCES USED BY OUR PRODUCTS, SALES OF OUR PRODUCTS WILL BE ADVERSELY AFFECTED.

     FuelCell's Direct FuelCell has been demonstrated using a variety of hydrocarbon fuels, including natural gas, methanol, diesel, biogas, coal gas, coal mine methane and propane. Global's fuel cells have been demonstrated using natural gas. If these fuels are not readily available or if their prices are such that electricity produced by our products costs more than electricity provided through other generation sources, our products would be less economically attractive to potential energy users. In addition, we have no control over the prices of several types of competitive energy sources such as oil, gas or coal. Significant decreases in the price of these inputs could also have a material adverse effect on our business because other generation sources could be more economically attractive to consumers than our Direct FuelCell products.

  COMMERCIALIZATION OF OUR PRODUCTS IS DEPENDENT ON CONDUCTING SUCCESSFUL FIELD TRIALS.

     One key aspect of our strategy is to leverage the success of our demonstration, field trial and field follow projects into long-term distributor-type relationships that will result in these distributors marketing our Direct FuelCell and SOFC products directly to energy customers. For example, MTU is currently field-testing seven 250 kW power plants in Germany that incorporate the Direct FuelCell as their fuel cell components and FuelCell is operating seven units in the United States and one unit in Japan. FuelCell believes that its fuel cell commercialization program is dependent upon conducting additional commercial field trials and demonstration projects of its power plants and completing substantial additional research and development. FuelCell has planned several field trials and demonstration projects for its sub-megawatt and megawatt class stationary fuel cell power plants. FuelCell has not yet, however, conducted any field trials of its proposed commercial design megawatt class products.

     Demonstration, field trial and field follow projects may encounter problems and delays for a number of reasons, including the failure of technology, the failure of the technology of others (including balance of plant), the failure to combine these technologies properly (including control system coordination) and the failure to maintain and service the test prototypes properly. Many of these potential problems and delays are beyond our control. A failure by us to conduct field trials and demonstration projects of our megawatt class products or a failure to site the scheduled sub-megawatt power plants and complete these commercial field trials and research and development as currently planned could delay the timetable by which we believe we can begin to commercially sell our Direct FuelCell and SOFC products. The failure of planned commercial field trials to perform as well as we anticipate could also have a material adverse effect on our commercialization plans, including the ability to enter into long-term distributor-type relationships for our Direct FuelCell and SOFC products. Any delay, performance failure or perceived problem with our field trials could hurt our reputation in the distributed generation market and, therefore, could have a material adverse effect on our business, prospects, results of operations and financial condition.

  FUELCELL AND GLOBAL CURRENTLY FACE AND WILL CONTINUE TO FACE SIGNIFICANT COMPETITION.

     FuelCell's Direct FuelCell currently face, and will continue to face, significant competition, as will any SOFC products introduced in the future. Technological advances in alternative energy products or improvements in the electric grid or other fuel cell technologies may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete prior to commercialization or afterwards. Other companies, some of which have substantially greater resources than us, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, our products and technologies.

     As our Direct FuelCell and SOFC products have the potential to replace existing power sources, competition with our products will come from current power technologies, from improvements to current power technologies and from new alternative power technologies, including other types of fuel cells. The distributed generation market -- our target market -- is currently serviced by several manufacturers with

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existing customers and suppliers. These manufacturers use proven and widely accepted technologies such as internal combustion engines and turbines as well as coal, oil and nuclear powered generators.

     FuelCell believes that it is the only domestic company engaged in significant manufacturing and commercialization of carbonate fuel cells in the sub-megawatt and megawatt classes. In Asia, at least three manufacturers have demonstrated varying levels of interest in developing and marketing carbonate fuel cells. One of these manufacturers has demonstrated extended operation of a 200 kW carbonate fuel cell. Two of these manufacturers have jointly demonstrated extended operation of a 100 kW carbonate fuel cell and recently tested a 1 MW plant. In Italy, a company engaged in carbonate fuel cell development is a potential competitor. FuelCell's licensee in Germany, MTU, and its partners have conducted the most significant activity in Europe.

     Other types of fuel cell and alternative energy technologies are being actively pursued by a number of companies. Customers have not yet identified the technologies of choice for alternative energy sources. Emerging fuel cell technologies that may compete with our fuel cell products in the target distributed generation market include proton exchange membrane fuel cells and phosphoric acid fuel cells. Competitors using or developing these and other fuel cell technologies include Ballard Power Systems, Inc., UTC Fuel Cells, Plug Power, Inc. in the case of proton exchange membrane fuel cells; UTC Fuel Cells in the case of phosphoric acid fuel cells; and SiemensWestinghouse Electric Company, Sulzer Hexis, McDermott, GE/Honeywell and Delphi in the case of solid oxide fuel cells. Each of these competitors has the potential to capture market share in our target market, which could have a material adverse effect on our position in the industry.

  WE MAY NOT MEET OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION MILESTONES.

     FuelCell has established product development and commercialization milestones that it uses to assess its progress toward developing commercially viable Direct FuelCell products. These milestones relate to technology and design improvements as well as to dates for achieving development goals. To gauge our progress, we operate, test and evaluate our Direct FuelCell products under actual conditions and will do the same with our SOFC products. If FuelCell's systems exhibit technical defects or are unable to meet cost or performance goals, including power output, useful life and reliability, our commercialization schedule could be delayed and potential purchasers of our initial commercial Direct FuelCell products and future SOFC products may decline to purchase them or choose to purchase alternative technologies. We cannot be sure that we will successfully achieve our milestones in the future or that any failure to achieve these milestones will not result in potential competitors gaining advantages in our target market. Failure to meet publicly announced milestones might have a material adverse effect on our operations and our stock price.

  FUELCELL HAS LIMITED EXPERIENCE MANUFACTURING ITS DIRECT FUELCELL PRODUCTS ON A COMMERCIAL BASIS AND GLOBAL HAS NO SUCH EXPERIENCE WITH SOFC PRODUCTS.

     To date, FuelCell and Global have focused primarily on research and development and conducting demonstrations and field trials. FuelCell has limited experience manufacturing its Direct FuelCell products on a commercial basis and Global has no such experience with SOFC products. FuelCell has recently installed additional equipment that will allow it to produce 50 MW per year. FuelCell expects that it will then increase its manufacturing capacity based on market demand. FuelCell can expand its manufacturing capacity to 150 MW at its current facility. FuelCell cannot be sure that it will be able to achieve its planned increases in production capacity. Also, as FuelCell scales up its production capacity, it cannot be sure that unplanned failures or other technical problems relating to the manufacturing process will not occur.

     If our business grows more quickly than we anticipate, our existing and planned manufacturing facilities may become inadequate and we may need to seek out new or additional space, at considerable cost to us. If our business does not grow as quickly as we expect, our existing and planned manufacturing facilities would in part represent excess capacity for which we may not recover the cost; in that circumstance, our revenues may be inadequate to support our committed costs and our planned growth, and our gross margins and business strategy would suffer.

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

     Even if we are successful in achieving our planned increases in production capacity, we cannot be sure that we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers. Given our dependence on government research and development contracts and the necessity of providing government entities with substantial amounts of information, our sales process has historically been long and time-consuming. We will need to continue to shorten the time from initial contact to final product delivery if we hope to expand production, reach a wider customer base and forecast revenues with any degree of certainty. Additionally, we cannot be sure that we will be able to develop efficient, low-cost manufacturing capabilities and processes (including automation) that will enable us to meet our cost goals and profitability projections. Our failure to shorten the sales cycle for our Direct FuelCell products or to develop these advanced manufacturing capabilities and processes, or meet our cost goals, could have a material adverse effect on our business, prospects, results of operations and financial condition.

  OUR COMMERCIALIZATION PLANS ARE DEPENDENT ON MARKET ACCEPTANCE OF ITS DIRECT FUELCELL AND SOFC PRODUCTS.

     FuelCell's commercialization plans, which include bringing its sub-megawatt and megawatt class Direct FuelCell products to market in calendar year 2003, are dependent upon market acceptance of, as well as enhancements to, those products. Fuel cell systems represent an emerging market, and we cannot be sure that potential customers will accept fuel cells as a replacement for traditional power sources. As is typical in a rapidly-evolving industry, demand and market acceptance for recently-introduced products and services are subject to a high level of uncertainty and risk. Since the distributed generation market is new and evolving, it is difficult to predict with certainty the size of the market and its growth rate. The development of a market for our Direct FuelCell and SOFC products may be affected by many factors that are out of our control, including:

     - the cost competitiveness of our fuel cell products;

     - the future costs of natural gas and other fuels used by our fuel cell products;

     - consumer reluctance to try a new product;

     - consumer perceptions of the safety of our fuel cell products;

     - the pace of utility deregulation nationwide, which could affect the market for distributed generation;

     - local permitting and environmental requirements; and

     - the emergence of newer, more competitive technologies and products.

     If a sufficient market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred in the development of Direct FuelCell and SOFC products and may never achieve profitability.

     As we continue to commercialize our Direct FuelCell products and work towards the future commercialization of our SOFC products, we will continue to develop warranties, production guarantees and other terms and conditions relating to our products that will be acceptable to the marketplace, continue to develop a service organization that will aid in servicing our products and obtain self-regulatory certifications, if available, with respect to our products. Failure to achieve any of these objectives may also slow the development of a sufficient market for our products and, therefore, have a material adverse effect on our results of operations.

  WE MUST LOWER THE COST OF OUR SOLID OXIDE FUEL CELL SYSTEMS AND DEMONSTRATE THEIR RELIABILITY.

     Global's solid oxide fuel cell systems are currently in the development stage. While proof of concept prototypes have been developed and tested in controlled conditions, these systems have not yet undergone extensive testing, nor have the designs been refined to the level of a commercial product. The prototypes incorporate specialty components that are produced in one-off or small batch quantities. The current prototypes cost significantly more and perform at a lower level than established competing technologies. Although the combined company intends to remain committed to commercializing SOFC technology, if we

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

are unable to develop and manufacture fuel cell systems that are competitive with competing technologies in terms of price, reliability and longevity, consumers will be unlikely to buy products containing solid oxide fuel cells and fuel cell systems. The price of fuel cell systems is dependent largely on material and manufacturing costs and the cost of "balance of plant" components. We cannot guarantee that we will be able to lower these costs to the level where we will be able to produce a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

  FUELCELL'S GOVERNMENT RESEARCH AND DEVELOPMENT CONTRACTS ARE IMPORTANT TO THE IMPLEMENTATION OF ITS COMMERCIALIZATION PLANS.

     FuelCell's fuel cell revenues have been principally derived from a long-term cooperative agreement and other contracts with the U.S. Department of Energy ("DOE"), the U.S. Department of Defense ("DOD"), the U.S. Navy and the U.S. Environmental Protection Agency ("EPA"). These agreements are important to the continued development and commercialization of FuelCell's technology and its products.

     Generally, FuelCell's U.S. government research and development contracts, including the DOE cooperative agreement, are subject to the risk of termination at the convenience of the contracting agency. Furthermore, these contracts, irrespective of the amounts allocated by the contracting agency, are subject to annual congressional appropriations and the results of government or agency sponsored audits of our cost reduction efforts and our cost projections. FuelCell can only receive funds under these contracts ultimately made available to it annually by Congress as a result of the appropriations process. Accordingly, FuelCell cannot be sure whether it will receive the full amount allocated by the DOE under the DOE cooperative agreement or the full amounts allocated under its other government research and development contracts. Failure to receive the full amounts allocated under any of FuelCell's government research and development contracts could materially adversely affect its commercialization plans and, therefore, its business, prospects, results of operations and financial condition.

  THE UNITED STATES GOVERNMENT HAS CERTAIN RIGHTS RELATING TO FUELCELL'S INTELLECTUAL PROPERTY.

     Many of FuelCell's United States patents relating to its carbonate fuel cell technology are the result of government-funded research and development programs, including the DOE cooperative agreement. Four of FuelCell's patents that were the result of DOE-funded research prior to January 1988 (the date that we qualified as a "small business") are owned by the United States government and have been licensed to FuelCell. This license is revocable only in the limited circumstances where it has been demonstrated that FuelCell is not making an effort to commercialize the invention. FuelCell's patents that were the result of DOE-funded research after January 1988 automatically belong to it because of its "small business" status. Under current regulations, patents resulting from research funded by government agencies other than the DOE are owned by FuelCell, whether or not it is a "small business."

     Fourteen United States patents that FuelCell owns have resulted from government-funded research and are subject to the risk of exercise of "march-in" rights by the government. March-in rights refer to the right of the United States government or government agency to exercise its non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government if the contractor fails to continue to develop the technology. These "march-in" rights permit the United States government to take title to these patents and license the patented technology to third parties if the contractor fails to utilize the patents. In addition, FuelCell's DOE-funded research and development agreements also require it to agree that it will not provide to a foreign entity any fuel cell technology subject to that agreement unless the fuel cell technology will be substantially manufactured in the U.S.

  WE MAY NO LONGER QUALIFY AS A "SMALL BUSINESS," WHICH COULD ADVERSELY AFFECT OUR RIGHTS TO PATENTS UNDER DOE-FUNDED CONTRACTS.

     We may no longer qualify as a "small business" under applicable government regulations because we will have more than 500 employees after the Combination. That would affect our ability to own outright those patents we may develop under future contracts funded by DOE. The failure to qualify as a "small business" would not, however, affect our existing contracts or existing cooperative agreements with the U.S. government, or our ownership of patents we developed with U.S. government funds under contracts entered into while we qualified as a "small business". If we are unable to certify to DOE that we qualify as a "small business", however, we would not own patents we develop under future contracts funded by DOE based on such certification, unless we obtain a patent waiver from DOE. If we do not qualify as a small business, we may attempt to obtain a waiver from the DOE. We believe we would be able to obtain patent waivers from the DOE for future contracts, however, we can make no assurances or guarantees that we will be able to obtain such waivers. Without a waiver, we would retain only a nonexclusive license to those patents. We will continue to retain ownership of patents developed with governmental agencies other than the DOE because non-DOE contracts are not affected by a change in our "small business" status. Failure to continue to qualify as a "small business" will also eliminate our eligibility to participate in future U.S. Small Business Innovation Research program contracts.

  WE MAY BE RESTRICTED IN PURSUING CERTAIN ACTIVITY OUTSIDE CANADA OR WITH CERTAIN PARTNERS IN PARTS OF CANADA.

     We will be subject to the contractual terms of Global's existing agreements that restrict its ability to pursue certain commercial activities. Global has entered into agreements with the National Research Council of Canada which require that, until at least March 2004, Global obtain prior written consent in order to conduct manufacturing using any results from the development of projects under these agreements outside of Canada or sell, assign, transfer or otherwise dispose of any rights to intellectual property arising out of such project to any person or organization outside of Canada, or to any government other than the Canadian government. Additionally, Global has entered into a development agreement with Natural Resources Canada/ CANMET whereby Global may not license the intellectual property developed in performance of the project to any government other than the Canadian government, or to any person, corporation, partnership or business for the purpose of manufacturing outside Canada the products or processes resulting from the project without the prior consent of the applicable Canadian government agency. Global has also appointed an exclusive distributor for certain products in areas within Canada, thereby limiting our future ability to use any other distributors for those products in those areas.

  OUR FUTURE SUCCESS AND GROWTH IS DEPENDENT ON OUR DISTRIBUTION STRATEGY.

     We do not plan to establish a direct distribution infrastructure for our Direct FuelCell or SOFC products. A key aspect of our strategy is to use multiple third-party distribution channels to ultimately service our diverse customer base. Depending on the needs of the customer, our Direct FuelCell and SOFC products could be distributed through a value-added distributor who could provide a package of our products and various other components such as flywheels and battery storage devices; through an energy services company who could arrange various ancillary services for the customer; or through power generation equipment suppliers.

     We cannot assure you that we will enter into distributor relationships that are consistent with, or sufficient to support, our commercialization plans or our growth strategy or that these relationships will be on terms favorable to us. Even if we enter into these types of relationships, we cannot assure you that the distributors with which we form relationships will focus adequate resources on selling our products or will be successful in selling them. Some of these distributor arrangements have or will require that we grant exclusive distribution rights to companies in defined territories. These exclusive arrangements could result in us being unable to enter into other arrangements at a time when the distributor with which we form a relationship is not successful in selling our products or has reduced its commitment to marketing our products. In addition, two of our current distributor arrangements include, and some future distributor arrangements may also include, the issuance of equity and warrants to purchase our equity, which may have an adverse effect on our stock price. To the extent we enter into distributor relationships, the failure of these distributors in assisting us with the marketing and distribution of our products may adversely affect our results of operations and financial condition.

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

     We cannot be sure that MTU will continue to, or original equipment manufacturers ("OEMs") will, manufacture or package products using our Direct FuelCell or SOFC components. In this area, our success will largely depend upon our ability to make our products compatible with the power plant products of OEMs and the ability of these OEMs to sell their products containing our products. In addition, some OEMs may need to redesign or modify their existing power plant products to fully incorporate our products. Accordingly, any integration, design, manufacturing or marketing problems encountered by MTU or other OEMs could adversely affect the market for our Direct FuelCell or SOFC products and, therefore, our business, prospects, results of operations and financial condition.

  WE DEPEND ON THIRD PARTY SUPPLIERS FOR THE DEVELOPMENT AND SUPPLY OF KEY COMPONENTS FOR DIRECT FUELCELL AND SOFC PRODUCTS.

     Both Global and FuelCell purchase several key components of their products from other companies and rely on third-party suppliers for the balance-of-plant components in Direct FuelCell products and SOFC products. There are a limited number of suppliers for some of the key components of Direct FuelCell and SOFC products. A supplier's failure to develop and supply components in a timely manner or to supply components that meet our quality, quantity or cost requirements or technical specifications or our inability to obtain alternative sources of these components on a timely basis or on terms acceptable to us could harm our ability to manufacture our Direct FuelCell and SOFC products. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

     We do not know when or whether we will secure long-term supply relationships with any of our suppliers or whether such relationships will be on terms that will allow us to achieve our objectives. Our business, prospects, results of operations and financial condition could be harmed if we fail to secure long-term relationships with entities that will supply the required components for our Direct FuelCell and SOFC products.

  WE DEPEND ON OUR INTELLECTUAL PROPERTY, AND OUR FAILURE TO PROTECT THAT INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT OUR FUTURE GROWTH AND SUCCESS.

     Failure to protect our existing intellectual property rights may result in the loss of our exclusivity or the right to use our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation or be enjoined from using such intellectual property. FuelCell does not currently conduct freedom to operate analyses. We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. The patents that FuelCell has obtained will expire between 2003 and 2021 and the average remaining life of FuelCell's U.S. patents is approximately 9.4 years. The patent that Global has obtained will expire in 2019. Some of our intellectual property is not covered by any patent or patent application and includes trade secrets and other know-how that is not patentable, particularly as it relates to our manufacturing processes and engineering design. In addition, some of our intellectual property includes technologies and processes that may be similar to the patented technologies and processes of third parties. If we are found to be infringing third-party patents, we do not know whether we will able to obtain licenses to use such patents on acceptable terms, if at all. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot assure you that:

     - any of the U.S., Canadian or other foreign patents owned by FuelCell or Global or other patents that third parties license to us will not be invalidated, circumvented, challenged, rendered unenforceable or licensed to others; or

     - any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, if issued at all.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

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

     We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with our subcontractors, vendors, suppliers, consultants, strategic partners and employees. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Certain of our intellectual property has been licensed to us on a non-exclusive basis from third parties that may also license such intellectual property to others, including our competitors. If our licensors are found to be infringing third-party patents, we do not know whether we will be able to obtain licenses to use the intellectual property licensed to us on acceptable terms, if at all.

     If necessary or desirable, we may seek extensions of existing licenses or further licenses under the patents or other intellectual property rights of others. However, we can give no assurances that we will obtain such extensions or further licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for intellectual property that we use at present could cause us to incur substantial liabilities, and to suspend the manufacture or shipment of products or our use of processes requiring the use of that intellectual property.

     While we are not currently engaged in any material intellectual property litigation, we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not that litigation is resolved in our favor.

  THERE MAY BE LIMITATIONS ON OUR RIGHT TO EXPLOIT TECHNOLOGY JOINTLY DEVELOPED BETWEEN GLOBAL AND STRATEGIC PARTNERS.

     The extent to which we will own or otherwise have the right to commercially exploit technology developed in connection with certain of Global's strategic alliances is not clear. Due to ambiguities under some of Global's applicable joint development agreements, it is unclear whether we will have the right to exploit technology arising from these alliances (exclusively or otherwise) or whether we can stop competitors from exploiting the technology. In the event that a Global strategic partner challenges our use of certain technology, we could incur substantial litigation costs, be forced to make expensive products, pay substantial damages or royalties or even be forced to cease operations.

  OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND TECHNICAL PERSONNEL.

     Our future success is substantially dependent on the continued services and on the performance of our executive officers and other key management, engineering, scientific, manufacturing and operating personnel, particularly Jerry Leitman, our President and Chief Executive Officer, Joseph Mahler, our Chief Financial Officer, and Dr. Hansraj Maru and Christopher Bentley, Executive Vice Presidents. The loss of the services of any executive officer, including Mr. Leitman, Mr. Mahler, Dr. Maru and Mr. Bentley, or other key management, engineering, scientific, manufacturing and operating personnel could materially adversely affect our business. Our ability to achieve our development and commercialization plans will also depend on our ability to attract and retain additional qualified management and technical personnel. Recruiting personnel for the fuel cell industry is competitive. We do not know whether we will be able to attract or retain additional qualified management and technical personnel. Our inability to attract and retain additional qualified management and technical personnel, or the departure of key employees, could materially adversely affect our development and commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

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

  OUR MANAGEMENT MAY BE UNABLE TO MANAGE RAPID GROWTH EFFECTIVELY.

     We expect to rapidly expand our manufacturing capabilities, accelerate the commercialization of our products and enter a period of rapid growth, which will place a significant strain on our senior management team and our financial and other resources. The proposed expansion will expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. Our ability to manage our rapid growth effectively will require us to continue to improve our operations, to improve our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

  WE MAY BE AFFECTED BY ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATION.

     As we begin to commercialize our Direct FuelCell and SOFC products, we will be subject to federal, state, provincial or local regulation with respect to, among other things, emissions and siting. Assuming no co-generation applications are used in conjunction with our larger plants, they will discharge humid flue gas at temperatures of approximately 700-800(LOGO) F, water at temperatures of approximately 10-20(LOGO) F above ambient air temperatures and carbon dioxide. These emissions will require permits that we expect (but cannot ensure) will be similar to those applicable to generating units.

     In addition, it is possible that industry-specific laws and regulations will be adopted covering matters such as transmission scheduling, distribution and the characteristics and quality of our products, including installation and servicing. This regulation could limit the growth in the use of carbonate and SOFC products, decrease the acceptance of fuel cells as a commercial product and increase our costs and, therefore, the price of our Direct FuelCell and SOFC products. Accordingly, compliance with existing or future laws and regulations as we begin to commercialize and site our products could have a material adverse effect on our business, prospects, results of operations and financial condition.

  DOE APPROVAL TO USE GLOBAL IN THE SECA PROGRAM IS UNCERTAIN.

     Although the DOE has selected FuelCell for the SECA project, the DOE could restructure its grant based on the Combination. If the DOE did restructure its grant, FuelCell could lose the opportunity to be awarded some or all of the funding for the SECA project. In addition, FuelCell is not guaranteed to receive any payments from the SECA project.

  UTILITY COMPANIES COULD IMPOSE CUSTOMER FEES OR INTERCONNECTION REQUIREMENTS TO OUR CUSTOMERS THAT COULD MAKE OUR PRODUCTS LESS DESIRABLE.

     Utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back up purposes. These fees could increase the cost to our customers of using our Direct FuelCell and SOFC products and could make our products less desirable, thereby harming our business, prospects, results of operations and financial condition.

     Several states (Texas, New York, California and others) have created and adopted or are in the process of creating their own interconnection regulations covering both technical and financial requirements for interconnection to utility grids. Depending on the complexities of the requirements, installation of our systems may become burdened with additional costs that might have a negative impact on our ability to sell systems. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. The Institute of Electrical and Electronics Engineers has been working to create an interconnection standard addressing the technical requirements for distributed generation to interconnect to utility grids. Many parties are hopeful that this standard will be adopted nationally when it is completed to help reduce the barriers to deployment of distributed generation such as fuel cells, however enaction of this standard may be delayed or never completed thereby limiting the commercial prospects and profitability of our fuel cell systems.

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

  CHANGES IN GOVERNMENT REGULATIONS AND ELECTRIC UTILITY INDUSTRY RESTRUCTURING MAY AFFECT DEMAND FOR OUR DIRECT FUELCELL AND SOFC PRODUCTS.

     Our target market, the distributed generation market, is driven by deregulation and restructuring of the electric utility industry in the United States and elsewhere and by the requirements of utilities, independent power producers and end users. Deregulation of the electric utility industry is subject to government policies that will determine the pace and extent of deregulation. Many states have recently delayed the implementation of deregulation as a result of power disturbances in California several summers ago. Changes in government and public policy over time could further delay or otherwise affect deregulation and, therefore, adversely affect our prospects for commercializing our Direct FuelCell and SOFC products and our financial results. We cannot predict how the deregulation and restructuring of the electric utility industry will ultimately affect the market for our Direct FuelCell and SOFC products.

  WE COULD BE LIABLE FOR ENVIRONMENTAL DAMAGES RESULTING FROM OUR RESEARCH, DEVELOPMENT OR MANUFACTURING OPERATIONS.

     Our business exposes us to the risk of harmful substances escaping into the environment, resulting in personal injury or loss of life, damage to or destruction of property, and natural resource damage. Depending on the nature of the claim, our current insurance policies may not adequately reimburse us for costs incurred in settling environmental damage claims, and in some instances, we may not be reimbursed at all. Our business is subject to numerous federal, state and local laws and regulations that govern environmental protection and human health and safety. These laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future. Our operations may not comply with future laws and regulations and we may be required to make significant unanticipated capital and operating expenditures. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims.

  WE MAY BE REQUIRED TO CONDUCT ENVIRONMENTAL REMEDIATION ACTIVITIES, WHICH COULD BE EXPENSIVE.

     We are subject to a number of environmental laws and regulations, including those concerning the handling, treatment, storage and disposal of hazardous materials. These environmental laws generally impose liability on present and former owners and operators, transporters and generators for remediation of contaminated properties. Except as set forth below, we believe that our businesses are operating in compliance in all material respects with applicable environmental laws, many of which provide for substantial penalties for violations. We cannot assure you that future changes in such laws, interpretations of existing regulations or the discovery of currently unknown problems or conditions will not require substantial additional expenditures. Any noncompliance with these laws and regulations could subject us to material administrative, civil or criminal penalties or other liabilities. In addition, we may be required to incur substantial costs to comply with current or future environmental and safety laws and regulations.

     In late 2002, a site inspection at Global's manufacturing facility in Bassano, Alberta, Canada detected soil and groundwater contamination. The primary contaminants detected at this facility and adjacent property are components of a common degreasing agent used in the 1980s. Pursuant to the Environmental Protection and Enhancement Act (Alberta), the party responsible for contamination has a statutory obligation to take all reasonable measures to remediate a release of hazardous substances that may cause an adverse effect on human health, safety or the environment. Alberta Environment, the regulatory agency with jurisdiction over these matters in Alberta, has confirmed that a remediation strategy is required. Global has engaged a third party international environmental consulting firm to further evaluate the extent of the contamination and assist Global and Alberta Environment in developing a remediation strategy.

     Based on the data available as of July 2003, Global's environmental consultant proposed a remediation strategy to prevent further offsite contaminant migration and to capture and remediate existing soil and groundwater contamination. Based on this strategy, Global has proposed a remediation program to Alberta Environment regarding the Bassano site and currently estimates that total costs for implementing and operating the remediation system for a period of ten years to be approximately Cdn.$1.2 million to Cdn.$1.4 million.

     Global's consultant acknowledges that there are a number of uncertainties associated with the contamination at the Bassano facility, and the cost estimates are based on a number of key assumptions. If Alberta Environment promulgates remedial standards or guidelines for the suspected environmental contaminants in the future, Alberta Environment may require Global to remediate to such standards or guidelines (which could be more difficult and expensive). The proposed remedial system may not be accepted by Alberta Environment or other parties, and/or remediation may be required for more than ten years, both of which could significantly increase the cost of the remediation.

     The remediation cost estimate provided above does not include costs that Global may incur for legal fees or for administrative expenses in connection with the remediation activities. As noted above, there are numerous uncertainties associated with environmental liabilities and no assurances can be given that Global's consultant's estimate of any environmental liability will not increase or decrease in the future. The uncertainties relate to the difficulty of estimating the ultimate cost of any remediation that may be undertaken, including the lateral and vertical extent of the contamination, any additional operating costs associated with remedial measures, the duration of any remediation required, the amount of consultants' or legal fees that may be incurred and any regulatory requirements that may be imposed by Alberta Environment.

     In addition, Global has represented that no environmental condition exists (including the presence or release of hazardous substances) on or at any property currently or formerly operated by Global which could reasonably be expected to result in a loss or liability under applicable environmental laws of greater than Cdn.$1.5 million. In the event that this representation is not accurate at or prior to completion of the Combination, FuelCell may terminate the Combination Agreement. If the Combination is completed, the environmental liabilities of Global, and the risks and uncertainties associated with such liabilities as described above, will be assumed by the combined company, and changes to these liabilities may adversely impact the financial condition of the combined company.

  OUR PRODUCTS USE INHERENTLY DANGEROUS, FLAMMABLE FUELS, OPERATE AT HIGH TEMPERATURES AND USE CORROSIVE CARBONATE MATERIAL, EACH OF WHICH COULD SUBJECT OUR BUSINESS TO PRODUCT LIABILITY CLAIMS.

     Our business exposes us to potential product liability claims that are inherent in hydrogen and products that use hydrogen. Hydrogen is a flammable gas and therefore a potentially dangerous product. Hydrogen is typically generated from gaseous and liquid fuels that are also flammable and dangerous, such as propane, natural gas or methane, in a process known as reforming. Natural gas and propane could leak into a residence or commercial location and combust if ignited by another source. In addition, our Direct FuelCell and SOFC products operate at high temperatures and our Direct FuelCell products use corrosive carbonate material, which could expose us to potential liability claims. Any accidents involving our products or other hydrogen-based products could materially impede widespread market acceptance and demand for our Direct FuelCell and SOFC products. In addition, we might be held responsible for damages beyond the scope of our insurance coverage. We also cannot predict whether we will be able to maintain our insurance coverage on acceptable terms.

  WE ARE SUBJECT TO RISKS INHERENT IN INTERNATIONAL OPERATIONS.

     Since we plan to market our Direct FuelCell and SOFC products both inside and outside the United States and Canada, our success depends, in part, on our ability to secure international customers and our ability to manufacture products that meet foreign regulatory and commercial requirements in target markets. We have limited experience developing and manufacturing our products to comply with the commercial and legal requirements of international markets. In addition, we are subject to tariff regulations and requirements for export licenses, particularly with respect to the export of some of our technologies. We face numerous challenges in our international expansion, including unexpected changes in regulatory requirements, fluctua-tions in currency exchange rates, longer accounts receivable requirements and collections, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of international laws.

  FUELCELL HAS LARGE AND INFLUENTIAL STOCKHOLDERS.

     MTU currently owns approximately 7.0% of FuelCell outstanding common stock (based upon the shares of FuelCell's common stock outstanding as of October 31, 2002). Loeb Investors Co. LXXV and Warren Bagatelle (a managing director of an affiliate of Loeb Investors Co. LXXV) collectively own approximately 4.0% of our outstanding common stock (based upon the shares of FuelCell's common stock outstanding as of October 31, 2002). These ownership levels could make it difficult for a third party to acquire our common stock or have input into the decisions made by our board of directors, which include Michael Bode (Chief Executive Officer of MTU CFC Solutions GmbH), Warren Bagatelle and Thomas L. Kempner (Chairman and Chief Executive Officer of an affiliate of Loeb Investors Co. LXXV). MTU is also a licensee of our technology and a purchaser of our Direct FuelCell products. Therefore, it may be in MTU's interest to possess substantial influence over matters concerning our overall strategy and technological and commercial development. In addition, MTU's ownership interest could raise a conflict of interest if MTU is experimenting with competing technologies for its own products.

  OUR STOCK PRICE HAS BEEN AND COULD REMAIN VOLATILE.

     The market price for our common stock has been and may continue to be volatile and subject to extreme price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

     - failure to meet our product development and commercialization milestones;

     - variations in our quarterly operating results from the expectations of securities analysts or investors;

     - downward revisions in securities analysts' estimates or changes in general market conditions;

     - announcements of technological innovations or new products or services by us or our competitors;

     - announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

     - additions or departures of key personnel;

     - investor perception of our industry or our prospects;

     - insider selling or buying;

     - demand for our common stock; and

     - general technological or economic trends.

     In the past, following periods of volatility in the market price of their stock, many companies have been the subjects of securities class action litigation. If we became involved in securities class action litigation in the future, it could result in substantial costs and diversion of management's attention and resources and could harm our stock price, business, prospects, results of operations and financial condition.

  PROVISIONS OF DELAWARE AND CONNECTICUT LAW AND OF FUELCELL'S CHARTER AND BY-LAWS MAY MAKE A TAKEOVER MORE DIFFICULT.

     Provisions in FuelCell's certificate of incorporation and by-laws and in Delaware and Connecticut corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by FuelCell's management and board of directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change FuelCell's management and board of directors.

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

  THE RIGHTS OF THE GLOBAL SERIES 2 PREFERRED SHARES COULD NEGATIVELY IMPACT THE COMBINED COMPANY.

     Upon completion of the Combination, the Global Series 2 Preferred Shares will remain outstanding in Global as a subsidiary of FuelCell. The terms of the Global Series 2 Preferred Shares provide rights to the holder, Enbridge Inc., including dividend and conversion rights among others, that could negatively impact the combined company. For example, the terms of the Global Series 2 Preferred Shares provide that the holders are entitled to receive cumulative dividends for each calendar quarter for so long as such shares are outstanding. Assuming the exchange rate for Canadian dollars is Cdn.$1.4048 to U.S.$1.00 at the time of the applicable dividend payment date, FuelCell could be required to pay a preferred dividend of approximately $222,452 per calendar quarter, subject to reduction in accordance with the terms of the Global Series 2 Preferred Shares. The terms of the Global Series 2 Preferred Shares also require that the holder be paid any accrued and unpaid dividends on December 31, 2010. To the extent that there is a significant amount of accrued dividends that are unpaid as of December 31, 2010 and the combined company does not have sufficient working capital at that time to pay the accrued dividends, the combined company's financial condition could be adversely affected.

     Upon the completion of the Combination, FuelCell has offered to guarantee Global's dividend obligations, including paying a minimum of Cdn.$500,000 in cash annually to Enbridge for so long as Enbridge holds the Global Series 2 Preferred Shares.

     As a result of the Combination, FuelCell will be required to issue common stock to the holder of the Global Series 2 Preferred Shares if and when the holder exercises its conversion rights. The number of shares of common stock that FuelCell may issue upon conversion could be significant and dilutive to existing stockholders of the combined company. For example, assuming the holder of the Global Series 2 Preferred Shares exercises its conversion rights after July 31, 2020, the exchange rate for Canadian dollars is Cdn.$1.4048 to U.S.$1.00 at the time of such conversion and FuelCell's common stock price is
  --  at the time of such conversion, FuelCell would be required to issue
approximately   --  shares of its common stock. For more information about the rights of the Global Series 2 Preferred Shares, please see "-- Description of the Combination and Description of Exchangeable Shares -- Mechanics for Implementing the Combination -- Global Series 2 Preferred Shares."

     Since the Global Series 2 Preferred Shares will remain outstanding in Global, Global will not become a wholly-owned subsidiary of FuelCell upon the completion of the Combination and FuelCell may not be able to take actions that would be adverse to the holder of the Global Series 2 Preferred Shares without approval of the holder thereof. In addition, to the extent that the terms of the Global Series 2 Preferred Shares restrict Global's ability to pay dividends or make other distributions to other common shareholders of Global, FuelCell's ability to distribute cash from Global to FuelCell after the completion of the Combination may be limited. For example, without the consent of the holder of the Global Series 2 Preferred Shares, Global is restricted from paying dividends to any other shareholders unless all required dividends have been paid, or set apart, up to the applicable dividend payment date for the Global Series 2 Preferred Shares.

  FUELCELL AND GLOBAL EXPECT TO HAVE SIGNIFICANT NON-RECURRING COSTS ARISING OUT OF THE COMBINATION.

     FuelCell presently expects to incur significant costs following completion of the Combination to streamline the combined company's business, reduce excess capacity and eliminate redundant operations. In addition, the combined company may incur costs to the extent FuelCell chooses to terminate, renegotiate or amend any of Global's existing obligations as part of the post-closing integration of the companies. Accordingly, FuelCell believes the combined company may incur charges to operations, which are not currently reasonably estimable, in the quarter in which the Combination is completed and/or the following quarters to reflect costs associated with integrating and streamlining the businesses and operations of FuelCell and Global. There can be no assurance that the costs associated with streamlining the business, reducing excess capacity and eliminating redundant operations will not exceed those projected by FuelCell, and we cannot assure you that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Combination.

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

  DISTRIBUTIONS FROM GLOBAL TO FUELCELL MAY BE SUBJECT TO CANADIAN WITHHOLDING TAXES AND FUELCELL MAY BE SUBJECT TO U.S. FEDERAL INCOME TAXATION ON GLOBAL'S EARNINGS, IF ANY, BEFORE RECEIVING DISTRIBUTIONS FROM GLOBAL ATTRIBUTABLE TO SUCH EARNINGS.

     Under the U.S.-Canada income tax treaty, in general, dividends payable from a Canadian corporation to a U.S. corporate shareholder owning 10% or more of the Canadian corporation generally are subject to 5% Canadian withholding tax.

     In general, if a U.S. person, directly or indirectly, holds a 10% or greater equity interest in a non-U.S. entity that is treated as a corporation for U.S. federal income tax purposes and, together with other U.S. persons who own 10% or more of the non-U.S. entity, hold more than 50% of the outstanding equity of the non-U.S. entity, measured by vote or value, the non-U.S. entity will be treated as a "controlled foreign corporation" with respect to such U.S. persons. Following the Combination, FuelCell will itself own more than 50% of the outstanding equity of Global, and, therefore, Global will be a controlled foreign corporation with respect to FuelCell. As a result, FuelCell could be required to include in its income for U.S. federal income tax purposes on a current basis all or a portion of its share of the undistributed "earnings and profits," as determined for such purposes, of Global, depending on Global's sources of income and other considerations. In general, FuelCell must include its share of undistributed earnings and profits of Global where the earnings and profits are attributable to Global's "subpart F income," which generally is income from passive and certain other sources, or are invested by Global in "U.S. property," as determined for U.S. federal income tax purposes.

  WE DEPEND ON RELATIONSHIPS WITH STRATEGIC PARTNERS, AND THE TERMS AND ENFORCEABILITY OF MANY OF THESE RELATIONSHIPS ARE NOT CERTAIN.

     Global and FuelCell have each entered into relationships with strategic partners for design, product development and distribution of their existing products, and products under development, some of which may not have been documented by a definitive agreement. Where definitive agreements govern the relationships between Global and FuelCell and their respective partners, the terms and conditions of many of these agreements allow for termination by the partners. Termination of any of these agreements could adversely affect our ability to design, develop and distribute these products to the marketplace. In many cases, these strategic relationships are governed by a memorandum of understanding or a letter of intent. We cannot assure you that Global or FuelCell will be able to successfully negotiate and execute definitive agreements with any of these partners, and failure to do so may effectively terminate the relevant relationship.

  ADVERSE MARKET CONDITIONS RELATED TO GLOBAL'S THERMOELECTRIC GENERATORS MAY IMPACT FUTURE REVENUE AND PROFITS.

     Demand for Global's thermoelectric generators depends primarily on the level of spending by oil and natural gas companies for gas exploration and development activities and on the level of gas pipeline construction activity. These activity levels are directly affected by fluctuations in world energy prices, world supply and demand for oil and natural gas and government regulations in Canada, the United States and internationally, all of which are beyond our and our customers' control. Reduced levels of activity in the oil and natural gas industry can intensify competition and result in lower revenue and operating profit margin.

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

                         DESCRIPTION OF THE COMBINATION

OVERVIEW OF THE COMBINATION

     On August 4, 2003, Global and FuelCell entered into the Combination Agreement to combine Global with FuelCell in a share-for-share exchange pursuant to a plan of arrangement to be submitted for approval by the Court. If all approvals are received and the Combination closes, upon receipt of Global share certificates and properly completed letters of transmittal:

     - each Canadian Global common shareholder (other than dissenting shareholders) will receive, at the shareholder's election, for each Global common share held by the shareholder, either: (i) exchangeable shares of ExchangeCo; or (ii) shares of FuelCell common stock, in either case in accordance with the exchange ratio; and

     - each non-Canadian Global common shareholder (other than dissenting shareholders) will receive shares of FuelCell common stock in accordance with the exchange ratio.

     Each exchangeable share will be exchangeable for one share of FuelCell common stock. The exchangeable shares will have economic and voting rights equivalent to shares of FuelCell common stock and will be listed for trading on the Toronto Stock Exchange.

     FuelCell and Global believe that the Combination will create a company with an increased technology base in a market where there is significant growing interest from governmental and strategic partners. FuelCell and Global also expect the combined company to be able to capitalize on leading SOFC technology and strengthen FuelCell's position throughout the first phase of the Solid State Energy Conversion Alliance ("SECA") program to develop SOFC products and to increase the possibility that FuelCell will be able to successfully compete for advancement through the next two phases of the 10-year $139 million SECA program. The combined company will have a strong balance sheet, with an expected aggregate cash balance of over $200 million. FuelCell and Global anticipate that both sets of shareholders will benefit from a stronger, more diversified company and increased stock liquidity.

     The Combination will allow the companies to combine and integrate their research and development resources, complementary distribution channels, products and technologies, strategic alliances and customer bases, which FuelCell and Global believe will lead to expanded markets, greater technical resources, diversification and cost efficiencies. FuelCell and Global anticipate that the combined company's alliance partners and customers will be used to assist in the commercialization and funding of their company's products, particularly FuelCell's existing relationships with customers and U.S. government agencies.

     Because of the strong synergies between high temperature carbonate and SOFC technologies, FuelCell and Global expect to reap immediate technological rewards from the Combination and anticipates that future technological advances will have collateral benefits for both the carbonate and SOFC technologies.

     FuelCell plans to maintain a concentrated focus on the continued commercialization of its Direct FuelCell products, while developing Global's SOFC technology to a point where it can be commercialized and provide increased breadth to FuelCell's range of distributed generation solutions. FuelCell is continuing to evaluate Global's generator business to determine its strategic fit within the combined company and has not made a determination with respect to whether to retain or sell that business.

     Under the terms of the Plan of Arrangement:

     - each Canadian Global common shareholder (other than dissenting shareholders) will receive, at the shareholder's election, for each Global common share held by the shareholder at the effective time of the Combination, exchangeable shares or shares of FuelCell common stock; and

     - each non-Canadian Global common shareholder (other than dissenting shareholders) will receive shares of FuelCell common stock.

The number of shares of FuelCell common stock or exchangeable shares received will be between 0.279 and 0.342, with that number depending on the exchange ratio in effect at the time the Combination is completed.

The exchange ratio will be determined by dividing $2.72 (approximately Cdn.$3.82) by the 20-day volume-weighted average FuelCell stock price for the period ending three days prior to the Global Meeting; provided, however, that the exchange ratio will not be greater than 0.342 nor less than 0.279. Accordingly, if FuelCell's 20-day volume-weighted average stock price is:

     - greater than $9.74, the exchange ratio will be 0.279;

     - less than $7.96, the exchange ratio will be 0.342; and

     - between $7.96 and $9.74, Global common shareholders will receive approximately $2.72 of exchangeable shares or FuelCell common stock for each Global common share held.

     Upon completion of the Combination:

     - all Global common shareholders will cease to be shareholders of Global;

     - each Canadian Global common shareholder (other than dissenting shareholders) will receive, at the shareholder's election, either exchangeable shares or shares of FuelCell common stock for each Global common share held by that shareholder at the effective time of the Combination determined in accordance with the exchange ratio;

     - each non-Canadian Global common shareholder (other than dissenting shareholders) will receive shares of FuelCell common stock for each Global common share held by that shareholder at the effective time of the Combination determined in accordance with the exchange ratio;

     - each outstanding option to purchase Global common shares will be assumed by FuelCell and will represent an option to purchase FuelCell common stock based on the exchange ratio, the terms of the Plan of Arrangement and the terms of each individual option agreement;

     - the Global Series 2 Preferred Shares will remain preferred shares of Global and FuelCell will assume the obligation to issue FuelCell common stock upon their conversion; and

     - Global will become a consolidated subsidiary of FuelCell.

BACKGROUND

     The Global board of directors determined in the fall of 2000 that it would be in the best interests of Global to seek a significant alliance partner to assist with Global's commercialization of solid oxide fuel cell products. During the fall of 2000 through to the end of 2001, management of Global approached potential strategic partners and entered into various distribution and technical relationships with a number of partners. While these relationships were considered helpful to the commercialization and ultimately the distribution and sale of solid oxide fuel cell products, none of the partners were of the size and profile that provided the credibility to, and endorsement of, Global's solid oxide fuel cell technology in the fashion sought by Global.

     In 2001, FuelCell and Global entered into discussions regarding the possibility of joining forces to participate in the DOE's SECA program for the development of solid oxide planar technology. The parties held discussions regarding the proposal, with Dr. Hans Maru and Mr. Pinakin Patel of FuelCell visiting Global on September 27, 2001, and Mr. Eric Potter, Director -- Business Development and Mr. Paul A. Crilly, Vice President, Finance and Chief Financial Officer, of Global visiting FuelCell's offices in Danbury, Connecticut on October 10, 2001. The parties continued discussions during October and early November of 2001, but discontinued discussions on November 9, 2001, when they were unable to reach an agreement.

     In January 2002, Global engaged Citigroup, an internationally recognized investment banking and financial advisory services firm, to assist with Global's existing negotiation of a strategic alliance with a major international corporation. After extensive discussions and negotiations with a potential partner which were discontinued in the fall of 2002, no agreement was reached.

     North American equity markets experienced prolonged weakness from 2000 to 2002 and over that period of time Global's common share price traded at a significant discount to that of its peers. In late 2002, the Global board of directors determined that its plan to use equity financing as a source of long-term funding for

Global's current development focus and planned expenditures on larger power applications would not succeed, particularly in light of Global's inability to attract a significant strategic relationship partner. In November 2002, the Global board of directors determined that it would be in the best interests of Global to engage in a process of reviewing its strategic alternatives to maximize shareholder value, including a sale of the solid oxide fuel cell division, a strategic partnering to strengthen Global's ability to commercialize its technology and any other initiatives consistent with maximizing shareholder value, which Global refers to as the "Value Initiatives," which process was announced in a press release dated November 19, 2002. Global also broadened the mandate of Citigroup to include advising in respect of the Value Initiatives.

     Global, through a worldwide process, with the assistance of Citigroup, solicited potential interest in respect of a variety of alliance structures from a lengthy list of potential partners across a broad spectrum of industries.

     On November 30, 2002, Mr. Joe Mahler, Chief Financial Officer of FuelCell, contacted Citigroup to request a copy of the executive summary relating to Global. On December 2, 2002, Global and FuelCell entered into a customary confidentiality agreement to permit them to exchange information concerning their respective businesses, organizations, financial conditions and results of operations. Citigroup then provided FuelCell with the Global executive summary package. On January 7, 2003, FuelCell received a timing and procedure letter from Citigroup regarding the process of submitting proposals regarding Global. From November 30, 2002 until January 13, 2003, FuelCell's contact was solely with Citigroup.

     In early December of 2002, Quantum commenced discussions with Global and Citigroup about a potential combination and entered into a confidentiality agreement with Global to permit the exchange of additional information concerning their respective businesses, organizations, financial conditions and results of operations. From December 12, 2002 until January 23, 2003, Quantum's contact was solely with Citigroup. Quantum submitted a non-binding proposal to Citigroup on January 23. Numerous discussions and meetings were held between Quantum and Global between January 23 and February 27, 2003.

     On January 13, Global management made a presentation to FuelCell via teleconference covering materials forwarded by Citigroup. On the call were Messrs. Peter Garrett, Jim Barker, Brian Borglum and Paul Crilly from Global, and Dr. Maru and Mr. Mahler from FuelCell. Following the call, FuelCell had several conversations with Citigroup but did not submit a proposal.

     At a Global board of directors meeting on February 27, 2003, the Global board of directors established the Global Special Committee consisting of Messrs. Norman Fraser and Glynn Davies and vested the Global Special Committee with a mandate that included the review and negotiation of a potential transaction with Quantum. With the assistance of management of Global, Citigroup, PricewaterhouseCoopers LLP, Bennett Jones LLP and Dorsey & Whitney LLP, the Global Special Committee initiated a business, financial and legal due diligence review of Quantum. A new confidentiality agreement was negotiated with Quantum in early March, 2003. In addition, the parties began due diligence and negotiated a definitive combination agreement.

     On March 19, 2003, at the request of the Toronto Stock Exchange, Global issued a press release announcing that it was in discussions with another party regarding a possible business combination. Beginning on March 19, Global and Quantum and their respective advisors held numerous conference calls to discuss due diligence issues and to negotiate the Quantum Combination Agreement and related agreements. On April 1, 2003, Mr. Davies resigned from the Global board of directors because of the divergence of views amongst the Global board of directors with respect to the Quantum combination and was replaced on the Global Special Committee by Mr. Bob Snyder. The parties executed the Quantum Combination Agreement as of April 8, 2003 and on April 9, 2003, each of Quantum and Global announced the combination. The parties then began the preparation of a joint management information circular and proxy statement in respect of such parties respective shareholder meetings to approve the Quantum combination.

     On April 23, 2003, FuelCell announced that it had been selected by the DOE as a new project participant for its SECA program, subject to negotiation of a final agreement. The goal of the 10-year, $139 million SECA program is to develop low-cost solid oxide fuel cells over the next decade in the 3-kW to 10-kW size range that can be fitted together for combined heat and power products for applications up to 100 kW. Upon receiving the notice of selection, FuelCell management determined that there was now a potential strategic fit with Global and began the process of evaluating a potential transaction with Global.

     By Notice of Motion dated May 14, 2003, Enbridge, the sole holder of the Global Series 2 Preferred Shares, commenced an action against Global seeking an order from the Court declaring: (i) that the Quantum combination unfairly disregarded the interests of Enbridge and is unfairly prejudicial and oppressive to Enbridge; (ii) that Global be restrained from proceeding with the Quantum plan of arrangement; and (iii) that Enbridge had the right under Sections 176, 193 and 234 of the Business Corporations Act (Alberta) to vote its Global Series 2 Preferred Shares as a separate class in connection with the proposed Quantum combination.

     Foundation Equity Corporation ("Foundation"), the holder of approximately 8.9% of Global's outstanding common shares and represented by two members, Mr. Kerry Brown and Mr. John Howard, on Global's board of directors, filed a petition on June 5, 2003 in connection with the hearing on the Interim Order seeking a ruling: (i) that any common shareholder of Global, and specifically Foundation, be permitted to dissent with respect to its or their Global common shares in relation to the proposed Quantum combination; (ii) that any common shareholder of Global, and specifically Foundation, be permitted to vote in respect of its Global common shares with respect to the shareholder resolution relating to the proposed Quantum combination regardless of whether or not such shareholder exercises its dissent right; (iii) that in the event Foundation undertakes a dissident proxy contest in opposition to the proposed Quantum combination, then the costs of such dissident proxy contest are to be reimbursed by Global; and (iv) the appointment of Foundation's counsel to represent, at the expense of Global, the interests of those shareholders of Global who exercise their dissent rights in respect of the Quantum combination.

     Mr. Brown is the Chairman of the board of directors and Chief Executive Officer of Foundation and Mr. Howard is a director of Foundation. Messrs. Brown and Howard have advised the board of directors of Global that a special committee of the board of directors of Foundation composed of a single director, Mr. Terry Chalupa, has been vested with the authority to deal with matters relating to Foundation's position with respect to Global. Messrs. Brown and Howard have excused themselves from all of Foundation's proceedings relating to Global and have sought independent counsel with respect to discharging their duties as directors of Global.

     The actions initiated by Enbridge and Foundation delayed the finalization and mailing of the joint proxy statement prepared in connection with the proposed Quantum combination and the holding of the shareholders' meetings to approve the Quantum combination.

     On June 13, 2003, Global received an unsolicited letter from FuelCell proposing a combination. The proposal contemplated FuelCell's purchase of all of the outstanding common shares of Global in exchange for shares of FuelCell's common stock. In addition to outlining possible terms of such a transaction, the proposal outlined perceived strategic, operational and financial synergies between FuelCell and Global.

     The Global Special Committee met on numerous occasions with its financial and legal advisors to consider the proposal and on June 23, 2003 determined to recommend to the Global board of directors that the FuelCell proposal be determined not to constitute a "superior proposal" as defined in the Quantum Combination Agreement.

     On June 24, 2003, the FuelCell board of directors convened its regular quarterly board meeting and received an informational update on the proposed transaction with Global and learned that FuelCell had not received a response to its offer letter of June 13, 2003.

     On June 25, 2003, Global's board of directors met and received the written advice of its financial advisors and the advice of its legal advisors and of the Global Special Committee. At this meeting, the Global board of directors determined to discuss the FuelCell proposal further at a subsequent meeting. Also at this meeting, the Global board of directors reviewed the term sheet executed by Enbridge and Quantum on June 20, 2003 setting forth the terms of a proposed settlement of the action initiated by Enbridge. After a full discussion, the board of directors approved the terms of the proposed settlement as set forth in the term sheet and authorized management to take all actions necessary or advisable to effect the proposed settlement. In addition to the FuelCell proposal and Enbridge settlement, the board of directors reviewed the status of the Quantum combination, and Citigroup confirmed that nothing had occurred that would cause it to modify or withdraw the fairness opinion that it had rendered on April 8, 2002, in connection with the Quantum Combination Agreement.

     By virtue of a settlement agreement among Global, Quantum and Enbridge dated June 27, 2003, Enbridge agreed to discontinue its pending action and agreed not to oppose the Quantum combination. In connection with the Enbridge settlement, the Quantum Combination Agreement was amended as of June 27. A hearing was held on June 27 and in its ruling dated June 27, the Court ordered Global and Quantum to hold their respective shareholders' meetings. Foundation requested a stay of the interim order which was denied. Foundation also requested that the court authorize the funding of a dissident proxy circular, if a proxy contest was conducted, but such a request was also denied and Foundation was granted leave to apply for reimbursement of its costs and expenses incurred in conducting a dissident proxy contest (if undertaken) at the final application to be held subsequent to the Global meeting and the Quantum meeting to be held in connection with the Quantum combination.

     Having received no response or contact from Citigroup or Global, on July 2, 2003, FuelCell submitted a second letter reiterating and clarifying the terms outlined in its June 13 letter. In response to that letter, Mr. Jerry Leitman, President and Chief Executive Officer of FuelCell, received a voicemail and letter from Mr. Bob Snyder, Chairman of the Global board of directors. Mr. Snyder noted that the Global board of directors had met on July 2 had deemed the offer not financially superior and were unable to have any discussions with FuelCell.

     On July 10, FuelCell's board of directors met to review the status of the proposed acquisition of Global and approved an increase in the proposal to Global's common shareholders from $70 million to $80 million. On July 11, 2003, FuelCell submitted a revised non-binding proposal to Global increasing its offer to $80 million. The Global Special Committee met and determined to recommend to the Global board of directors that the revised proposal constituted a "superior proposal" under the terms of the Quantum Combination Agreement. The revised proposal was financially superior to the Quantum combination, the consideration offered under the FuelCell proposal was demonstrated to be available and the offer was subject only to confirmatory due diligence, negotiation of definitive documentation and the full approval of the Global board of directors. On July 13, 2003, Global's board of directors met to consider the revised proposal and received advice from legal counsel regarding fiduciary duties and written advice from its financial advisors. After considering applicable law and the advice of outside counsel, the Global board of directors concluded in good faith that determining that the FuelCell proposal constituted a superior proposal was reasonably necessary for the Global board of directors to act in a manner consistent with its fiduciary duties under applicable law. Global provided prompt oral and written notice to Quantum of this determination, which notice included the identity of FuelCell, all material terms and conditions of the FuelCell proposal and its intention to furnish information to and enter into negotiations or discussions with FuelCell.

     On July 14, 2003, Global announced that it had received an unsolicited competing proposal that the board of directors of Global had determined to be a "superior proposal". The resolution approving the determination that the competing proposal constituted a "superior proposal" was unanimously approved by seven of eight directors, with Mr. Stephen Letwin abstaining. Global also announced that it intended to commence negotiations with the party making the proposal once a confidentiality agreement was executed. On July 14, Mr. Snyder called Mr. Leitman to inform FuelCell that Global had determined FuelCell's proposal to be financially superior to the Quantum combination.

     On July 15, 2003, Global and FuelCell executed a confidentiality agreement which had confidentiality and standstill terms substantially similar to those contained in Global's confidentiality agreement with Quantum in accordance with the terms of the Quantum Combination Agreement.

     Following the execution of the confidentiality agreement on July 15, Global and FuelCell commenced confirmatory due diligence.

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

     On July 16, 2003, Global received an unsolicited bona fide acquisition proposal from a third party. The Global Special Committee met to consider the acquisition proposal and determined, after considering the advice of counsel and discussions with financial advisors, that the proposal did not constitute a superior proposal under the Quantum Combination Agreement and so advised the third party in a letter dated July 21, 2003 without providing any reasons for this conclusion or encouraging or inviting a further proposal.

     FuelCell provided Global with a draft combination agreement on July 16, 2003. Members of FuelCell's management team and their advisors flew to Calgary on July 18, 2003 and conducted due diligence, met with management and toured Global's operations. On July 18 the companies' financial and legal advisors met in Calgary to discuss the combination agreement. From July 21 to July 24, members of Global's management and its financial and legal advisors conducted due diligence on FuelCell in Stamford, Danbury and Torrington, Connecticut. During the period from July 18 to July 28, 2003, the Combination Agreement and related documents were negotiated. Since that date, no material changes have been made to such documentation.

     Also on July 24, FuelCell's board of directors met to receive an update as to the status of the transaction and to review the status of the due diligence efforts performed by management, legal and financial advisors and KPMG.

     On July 25, 2003, Global received a revised proposal from the same third party that had previously delivered an acquisition proposal on July 16. The Global Special Committee met to consider the revised acquisition proposal and determined, after considering the advice of counsel and discussions with its financial advisors, that such proposal did not constitute a superior proposal under the Quantum Combination Agreement and so advised the third party in a letter dated July 28, 2003 without providing any reasons for this conclusion or encouraging or inviting a further proposal.

     On July 27, an informational meeting of the Global board of directors was held to consider: (i) Global management's due diligence report on FuelCell; (ii) the written advice of Citigroup, which included a comparison of the FuelCell and Quantum offers; (iii) the due diligence report of Bennett Jones LLP and Dorsey & Whitney LLP; (iv) the report of PricewaterhouseCoopers LLP on certain historical and prospective financial information and various financial, operating and other data about FuelCell; and (v) the preliminary report of the Global Special Committee.

     On July 28, 2003, pursuant to the terms of the Quantum Combination Agreement, Global provided Quantum with three business days' oral and written notice prior to the Global board of directors' decision to accept, recommend, approve or implement the superior proposal from FuelCell, which notice identified FuelCell and provided full details of all material terms and conditions of FuelCell's proposal. On July 30, 2003, Quantum advised Global that it did not wish to meet to discuss and negotiate adjustments to the Quantum offer which would enable Global and Quantum to proceed with the transactions contemplated by the Quantum Combination Agreement and that Quantum would advise Global of their course of action on July 31, 2003. On July 31, Quantum advised Global that its board of directors had concluded that it was not in the best interests of Quantum or its stockholders to propose any adjustments to improve the terms and conditions of the Quantum combination.

     On August 1, 2003, the Global board of directors met to discuss, among other things, the status of the Quantum combination and the FuelCell proposal. The Global Special Committee delivered their report and the Global board of directors discussed the key terms of the Combination Agreement with management and Global's legal advisors. Citigroup confirmed, at the request of the Global board of directors, that Citigroup would be in a position to deliver a fairness opinion as of August 1, in respect of the consideration offered to the Global common shareholders. At the meeting, the Global board of directors unanimously reconfirmed that the FuelCell proposal constituted a superior proposal under the terms of the Quantum Combination Agreement. Immediately following this meeting, Global provided Quantum with oral and written notice of its intention to enter into a combination agreement with FuelCell and reconfirmed its view that the FuelCell proposal remained a superior proposal under the terms of the Quantum Combination Agreement.

     Also on August 1, Global received the resignation of Mr. Stephen J.J. Letwin from the board of directors effective as of 5:00 p.m. on that day. Mr. Letwin did not specify any reasons for his resignation.

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

     Also on August 1, the FuelCell board of directors had a full and candid discussion about the Combination and had the opportunity to review the Combination Agreement and documents contemplated thereby. Lazard presented its oral fairness opinion and confirmed that the exchange ratio was fair, from a financial point of view, to FuelCell; Lazard subsequently delivered a written opinion confirming its earlier oral opinion. The board of directors determined that the Combination was consistent with, and in furtherance of, the long-term business strategy of FuelCell and was fair to the FuelCell stockholders and in the best interests of FuelCell.

     On August 3, 2003, the Global board of directors met to consider the draft report of the Global Special Committee and the advice of its legal and financial advisors. The Global board of directors also reviewed the documentation relating to the Combination and received advice from legal counsel regarding fiduciary duties, the terms of the Combination Agreement and the Arrangement. After questions and discussions, the meeting was adjourned until 2 p.m. (Calgary time) on August 4, 2003.

     In the morning of August 4, 2003, Global delivered to Quantum a copy of the Combination Agreement and final documentation executed by FuelCell. The Global board of directors meeting was reconvened at 2 p.m. and received the final report of the Global Special Committee unanimously: (i) recommending that the Global board of directors approve the entering into of the Combination Agreement; (ii) determining that the Combination is fair to its holders of common shares and preferred shares and is in the best interests of Global; and
(iii) recommending that Global common shareholders vote in favor of the Combination and the transactions contemplated thereby. Citigroup delivered its oral opinion on August 4, and subsequently confirmed the opinion in writing as of that same date, to the effect that, as of the date of the opinion and subject to the considerations and limitations set forth therein, the exchange ratio set forth in the Combination Agreement was fair, from a financial point of view, to the Global common shareholders. The Global board of directors then resolved unanimously that the Quantum Combination Agreement be terminated in accordance with its terms and that notice of termination be delivered to Quantum along with a cash termination fee of $2 million. Immediately following the termination of the Quantum Combination Agreement and the payment of the termination fee to Quantum, the Global board of directors unanimously approved the execution and delivery of the Combination Agreement after: (i) concluding in good faith, after considering applicable law and receiving the advice of outside counsel, that accepting, recommending, approving or implementing the Combination is, in the good faith judgment of the Global board of directors, reasonably necessary for it to act in a manner consistent with fiduciary duties under applicable law;
(ii) determining unanimously that the Combination is fair to its holders of common shares and preferred shares and is in the best interests of Global; (iii) determining to recommend that its holders of common shares vote in favor of the Combination and the transactions contemplated thereby; and (iv) advising Global, and would advise FuelCell, that the Global board of directors will vote the common shares held by them in favor of the Combination and the transactions contemplated thereby. Following the execution by Global of the Combination Agreement, Global and FuelCell issued a joint press release announcing the Combination.

REASONS FOR THE COMBINATION

  FUELCELL

     The FuelCell board of directors has unanimously determined that the Combination and the transactions contemplated thereby are advisable, fair to, and in the best interests of FuelCell and FuelCell's stockholders and has approved the Combination Agreement and the Combination.

     In addition to the factors discussed below under the section titled
"-- Recommendation of the FuelCell Board of Directors," the FuelCell board of directors considered the following strategic and financial rationale in unanimously approving the Combination:

     - Assists FuelCell in Capitalizing on Recent SECA Award. The Combination will permit FuelCell to capitalize on its recent selection by the DOE for an award for its SOFC development program. The Combination creates a company with leading SOFC technology, strengthens FuelCell's position throughout the first phase of the SECA program to develop SOFC products, and increases the chances that FuelCell will be able to successfully compete for advancement through the next two phases of the 10-year $139 million SECA program. SECA's goal is to accelerate the development of low-cost, high-temperature SOFC fuel cells over the next decade, in 3-10 kW modules, leading to products generally less than 100 kW. FuelCell believes the combined company will be uniquely positioned to achieve the goals of the SECA award, to commercialize SOFC technology, and to take advantage of the resulting opportunities emerging for SOFC products over the next decade.

     - Increases Technology Base. The Combination will increase FuelCell's technology base in a market where there is significant growing interest from governmental and strategic partners. Both the distributed generation and fuel cell markets are growing increasingly competitive, and the addition of Global's SOFC technology will broaden the range of FuelCell's distributed generation and fuel cell products, thus allowing it to compete more effectively. The Combination and Global's significant cash reserves will allow FuelCell to pursue SOFC technology and exploit the SECA award without diverting resources or focus in its continued commercialization of its Direct FuelCell products.

     - Exploits Technology Synergies. Both FuelCell's Direct FuelCell carbonate products and Global's SOFC products are based on high temperature fuel cell technologies, and as such the combined companies expect to reap immediate technological rewards from the Combination that should advance both the carbonate and SOFC technologies. FuelCell also anticipates that future technological advances will have collateral benefits for both the carbonate and SOFC technologies.

     - Greater Financial Strength. FuelCell believes the combined company will have a stronger balance sheet and better liquidity that will enable it to execute its business strategy. In addition, FuelCell believes that adding Global's cash reserves to its balance sheet will provide FuelCell with increased cash to help fund development and operations.

     - Provides Shareholders with Increased Liquidity. FuelCell anticipates that shareholders of both companies will benefit from a stronger, more diversified company and increased stock liquidity.

     - Capitalizes on Each Company's Existing Relationships. FuelCell believes that each company can benefit from the other's existing business relationships. In particular, FuelCell hopes to use Global's relationship with Enbridge, which is a large North American distributor of energy products, to develop a distribution network in Canada.

     - Greater Cost Efficiencies. FuelCell believes that the Combination will enable it to consolidate operations in key areas that will result in cost reductions. Cost efficiency opportunities include: integrating research and development efforts, combining product development and commercialization, integrating manufacturing operations and consolidating general and administrative expenses.

     In considering the Combination, the FuelCell board of directors recognized that there are risks associated with the acquisition of Global, including that some of the potential benefits described above may not be realized, that there may be significant costs associated with realizing these benefits. Please see the risks set forth under "-- Risk Factors" starting at page -- . Please see also the potential disadvantages to the Combination set forth under the "Recommendations of the FuelCell Board of Directors" starting on page -- .

     In view of the variety of factors considered in connection with its evaluation of the Combination, the FuelCell board of directors did not consider it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

  GLOBAL

     In determining that the Combination is fair to its holders of common shares and preferred shares and is in the best interests of Global, the Global board of directors consulted with Global's management, as well as its financial and legal advisors. In reaching this decision, the Global board of directors considered the unanimous recommendation of the Global Special Committee: (i) recommending that the board of directors approve the entering into of the Combination Agreement; (ii) determining that the Combination is fair to Global's holders of common shares and preferred shares and is in the best interests of Global; and
(iii) recommending that Global's common shareholders vote in favour of the Combination.

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

     In addition to the factors discussed below under the section titled "Recommendation of the Global Board of Directors," the Global board of directors considered the advantages set forth below:

     - Premium to Global Share Price. The consideration offered by FuelCell represents a significant premium over the trading price of Global common shares both immediately prior to the announcement of the Combination and on November 19, 2002, the date Global initiated its plan to maximize shareholder value.

     - Liquidity. The shares of FuelCell common stock are widely held and listed on the Nasdaq National Market, and the exchangeable shares, which are exchangeable for FuelCell common stock, will be listed on the Toronto Stock Exchange or another recognized Canadian stock exchange.

     - Broader Yet Complementary Product Offering. Global expects the combined company to have a broader range of products in the fuel cell industry.

     - Reduction of Engineering and Development Expenditures. FuelCell's system engineering and integration expertise provides the combined company with the potential to reduce redundant expertise and expenditures within Global, and as a result, on a combined basis may reduce overall engineering and development expenditures. In addition, FuelCell has demonstrated its ability to secure external funding for product development programs through industry and governmental partners. Accessing external funding is a key enabler for the sustainability of Global's solid oxide fuel cell commercialization program. Cost reduction of component parts and materials is critical to achieving cost targets for the mass production and sale of solid oxide fuel cell products.

     - Expanded Market Opportunities for Global and FuelCell Products. Global believes that it is a leader in solid oxide fuel cell development. Global also believes that it has demonstrated high power densities with its fuel cell membranes, established a strong intellectual property portfolio and assembled a talented corps of engineers and scientists from around the world. FuelCell's customer base and its relationships with governmental and military agencies may provide additional opportunities for Global to distribute its current and future products and secure assistance in its solid oxide fuel cell product development programs. In addition, Global has sold its thermoelectric generators into 47 countries around the world and has an extensive marketing and agent network. These distribution channels may be leveraged by FuelCell in sales of its fuel cell products.

     - Larger Company; More Exposure to the United States Markets. Global expects the combined company to have a larger market capitalization, and as a result of FuelCell's Nasdaq National Market listing, better access to U.S. capital and financial markets. In addition, it is expected that FuelCell's U.S. presence will facilitate greater exposure of Global's solid oxide fuel cell commercialization achievements for marketing and funding opportunities.

     - Continued Participation in the Alternative Energy Industry. Global reviewed a number of alternatives in its process of exploring ways to maximize shareholder value. Global believes the Combination with FuelCell will give Global's shareholders continued exposure to the alternative energy industry through their ownership in the combined company. As of June 30, 2003, Global had invested approximately Cdn.$72.7 million on its solid oxide fuel cell development, and the Combination may provide an opportunity for Global to earn a return on this investment. Specifically, the Combination may enable the combined company to sustain and further develop its solid oxide fuel cell program.

     - Tax Deferral. The Combination is structured to provide a Canadian tax deferral to most Canadian resident holders of Global common shares so long as they continue to hold exchangeable shares and file a joint election with ExchangeCo pursuant to Section 85 of the Income Tax Act (Canada). In addition, provided that the exchangeable shares are listed on a prescribed stock exchange, they will be a qualified investment for trusts governed by RRSPs, RRIFs, RESPs and DPSPs and, provided ExchangeCo maintains a substantial presence in Canada, will not be foreign property for such plans or funds and for certain other persons subject to Part XI of the Income Tax Act (Canada).

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

     - Ability to Consider Competing Offers. The Combination Agreement does not preclude the initiation of competing offers by other potential bidders. If another offer is received by Global, the Global board of directors may consider and accept it if the offer meets the criteria specified in the Combination Agreement, including that it is financially superior to the Combination and that the offeror has demonstrated that the funds or other consideration necessary for the offer are available. If a superior offer is accepted by the Global board of directors, Global is required to pay FuelCell a cash termination fee of $2 million. As of the date of this Joint Proxy Statement and except as otherwise disclosed herein, Global has not received any competing offers.

     The Global board of directors also considered the opinion of Citigroup, delivered orally to the Global board of directors on August 4, 2003 and subsequently confirmed in writing as of that same date, to the effect that, as of such date and based upon and subject to the considerations and limitations set forth therein, the exchange ratio was fair, from a financial point of view, to the Global common shareholders. The full text of Citigroup's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex F to this Joint Proxy Statement. The summary of Citigroup's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Shareholders are urged to read Citigroup's opinion carefully and in its entirety. For more information regarding Citigroup's opinion, please see '-- Description of the Combination -- Opinion of Citigroup" on page -- .

     In considering the Combination, the Global board of directors recognized that there are risks associated with the Combination with FuelCell, including that some of the potential benefits described above may not be realized, that there may be significant costs associated with realizing these benefits and that the fluctuation of FuelCell's share price will affect the consideration to be received by Global shareholders. Please see the risks set forth under "Risk Factors" starting on page -- for a more complete description of the risks associated with the Combination and the combined companies.

     In view of the variety of factors considered in connection with its evaluation of the Combination, the Global board of directors did not consider it practicable and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The Global board of directors did not believe that the potential disadvantages described above were sufficient, individually or in the aggregate, to outweigh the potential benefits of the Combination.

RECOMMENDATION OF THE FUELCELL BOARD OF DIRECTORS

     At its meeting on August 1, 2003, the FuelCell board of directors unanimously determined that the Combination Agreement and the transactions contemplated thereby are fair to FuelCell's stockholders and in the best interest of FuelCell and approved the Combination and the Combination Agreement. Each of the directors of FuelCell has advised FuelCell that he will vote the FuelCell common stock held by him in favor of the proposal.

     ACCORDINGLY, THE FUELCELL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FUELCELL'S STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMBINATION AGREEMENT AND THE COMBINATION.

     In reaching its decision to approve the Combination and the Combination Agreement, the FuelCell board of directors consulted with FuelCell's management, legal counsel regarding the legal terms of the Combination and financial advisors regarding the financial aspects of the Combination and the fairness of the exchange ratio, from a financial point of view, to FuelCell. The factors that FuelCell's board of directors considered in reaching its determination include the following:

     - historical information concerning FuelCell's and Global's respective businesses, financial performance and condition, operations, technology and management, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company;

     - FuelCell management's view of the financial condition, results of operations and businesses of FuelCell and Global before and after giving effect to the Combination;

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

     - Global's cash reserves and FuelCell's belief that the addition of such cash to FuelCell's balance sheet will help fund development and operations;

     - current financial market conditions and historical market prices, volatility and trading information with respect to the FuelCell common stock and the Global common shares;

     - the value of Global, based upon private market, public market, net asset value and premium paid valuation methodologies;

     - the results of the due diligence investigations of Global conducted by FuelCell's management and legal and financial advisors;

     - the opinion of Lazard delivered on August 1, 2003, to the effect that, as of such date, the exchange ratio was fair, from a financial point of view, to FuelCell (for more information regarding Lazard opinion, please see "-- Description of the Combination -- Opinion of Lazard");

     - the potential opportunities and benefits afforded by the Combination to FuelCell upon combining its operations with those of Global (for more information regarding these potential opportunities and benefits, please see "-- Description of the Combination -- Reasons for the Combination -- FuelCell");

     - the terms and conditions of the Combination Agreement generally, including the circumstances in which termination fees are payable by and to FuelCell, and the fact that the terms of the Combination Agreement do not prevent a third party from making a competing offer or proposing a competing transaction; and

     - comparable valuation as compared to trading multiples of similar alternative energy companies and comparable precedent transactions.

     In the course of its analysis, FuelCell's board of directors also considered the strategic benefits of the Combination. The FuelCell board of directors determined that the Combination will result in a diversified company with complementary revenue streams, technologies, customers and alliances that, on a combined basis, is well positioned to address opportunities in fuel cell power generation markets. The FuelCell board of directors believes that the Combination is a complementary strategic combination that will:

     - create a company with leading high temperature carbonate and solid oxide fuel cell technology;

     - strengthen FuelCell's position throughout the first phase of the SECA program to develop SOFC products and increase the possibility that FuelCell will be able to successfully compete for advancement through the next two phases of the 10-year $139 million SECA program;

     - increase FuelCell's and Global's technology base in a market where there is significant growing interest from governmental and strategic partners;

     - create a combined company with a strong balance sheet with an expected cash balance of over $200 million;

     - benefit shareholders of both companies by creating a stronger, more diversified company and increased stock liquidity;

     - consolidate operations with opportunities for cost efficiencies by integrating research and development efforts, combining product development and commercialization, integrating manufacturing operations and consolidating general and administrative expenses; and

     - result in an expanded technology and product profile as a provider of fuel cell distributed generation solutions.

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

     The FuelCell board of directors also identified and considered a number of potential disadvantages in its deliberations concerning the Combination, including, but not limited to:

     - the risk that the potential benefits of the Combination may not be realized, in part or at all or that there may be significant costs associated with realizing these benefits;

     - the risk that Global's net cash on or arising out of the completion of the Combination may be significantly less than at the signing of the Combination Agreement or the date of the FuelCell Meeting;

     - the risk that the Combination may not be completed, including the risks associated with obtaining the necessary approvals required to complete the Combination;

     - the risk of management and employee disruption associated with the Combination, including the risk that despite the efforts of the combined company, key technical, marketing and management personnel might not remain employed by the combined company;

     - the potential costs the combined company may incur if it chooses to (i) terminate, renegotiate or amend Global's existing obligations, (ii) streamline the combined company's business, (iii) reduce excess capacity, including terminating employees, and (iv) eliminate redundant operations;

     - the dilutive effect of the Combination on FuelCell's existing stockholders;

     - the risk that the Combination could adversely affect FuelCell's and Global's relationship with some of its existing or potential customers, suppliers or strategic partners;

     - the potential negative effect on FuelCell's stock price as a result of the public announcement of the Combination;

     - the significant costs involved in completing the Combination;

     - the risk relating to the termination of the proposed Combination;

     - the potential that FuelCell will lose focus on commercializing its carbonate Direct FuelCell technology; and

     - the risk of litigation, infringement of third party intellectual property rights and other applicable risks described in this Joint Proxy Statement under the heading "Risk Factors."

     In view of the variety of factors considered in connection with its evaluation of the Combination, the FuelCell board of directors did not consider it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The FuelCell board of directors did not believe that the potential disadvantages described above were sufficient, individually or in the aggregate, to outweigh the potential benefits of the Combination.

     At its meeting on August 1, 2003, the FuelCell board of directors unanimously determined that the Combination Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of FuelCell and approved the Combination and the Combination Agreement. Each of the directors of FuelCell has advised FuelCell that he will vote the FuelCell common stock held by him in favor of the proposal.

OPINION OF LAZARD

     Lazard Freres & Co. LLC, FuelCell's investment bankers, has rendered an opinion to the FuelCell board of directors as to the fairness as of the date of the opinion, from a financial point of view, to FuelCell of the exchange ratio in the acquisition. The full text of the written opinion of Lazard, dated August 1, 2003, is attached to this Joint Proxy Statement as Annex E. We encourage you to read the opinion carefully and in its entirety to understand the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Lazard in providing its opinion. THE OPINION OF LAZARD IS DIRECTED TO THE FUELCELL BOARD

OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE ON, OR TAKE ANY OTHER ACTION WITH RESPECT TO, THE ACQUISITION.

     At a meeting of FuelCell's board of directors held on August 1, 2003, at which the FuelCell board of directors considered the acquisition and approved the Combination Agreement and the acquisition, Lazard rendered its oral opinion (which was subsequently confirmed in its written opinion) that, as of such date and based upon and subject to the matters reviewed with FuelCell's board of directors, the exchange ratio in the Combination was fair to FuelCell from a financial point of view.

     This description of the Lazard opinion is qualified in its entirety by reference to the full text of the Lazard opinion set forth in Annex E. FuelCell's stockholders are urged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with rendering its opinion. The Lazard opinion is necessarily based upon the economic, monetary, market and other conditions as they were in effect on, and the information made available to Lazard as of, the date of the Lazard opinion. Subsequent developments may affect the conclusion expressed in the Lazard opinion. Lazard assumes no responsibility for advising any person of any change in any matter affecting the Lazard opinion or for updating or revising its opinion based on circumstances or events occurring after the date of the Lazard opinion. The Lazard opinion addresses only the fairness from a financial point of view of the exchange ratio to FuelCell as of August 1, 2003. It does not address the merits of the underlying decision by FuelCell to engage in the acquisition or the relative merits of the acquisition as compared to other business strategies that might be available to FuelCell.

     In the course of performing its review and analyses for rendering its opinion, Lazard:

     - reviewed the financial terms and conditions of the Combination Agreement;

     - analyzed certain historical business and financial information relating to FuelCell and Global;

     - reviewed various financial forecasts and other data provided to Lazard by FuelCell and Global relating to their respective businesses, including the financial projections for Global for the years ending December 31, 2003 through 2004 prepared by the management of Global;

     - held discussions with members of the senior managements of FuelCell and of Global with respect to the businesses and prospects of FuelCell and Global, respectively, and strategic objectives of each;

     - reviewed public information with respect to certain other companies in lines of businesses believed by Lazard to be generally comparable to the businesses of FuelCell and Global;

     - reviewed the financial terms of certain business combinations involving companies in lines of businesses believed by Lazard to be generally comparable to those of FuelCell and Global;

     - reviewed the financial terms of certain business combinations involving transaction structures believed by Lazard to be generally comparable to the transaction structure set forth in the Combination Agreement;

     - reviewed the historical stock prices and trading volumes of FuelCell's common stock and Global's common shares; and

     - conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

     Lazard relied upon the accuracy and completeness of the financial and other information that it reviewed and used in its analysis, including the financial and other information provided by FuelCell and Global and reviewed by Lazard for purposes of the Lazard opinion. Lazard did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of FuelCell or Global, or concerning the solvency or fair value of either of FuelCell or Global. Lazard also relied upon the views of management of FuelCell generally with respect to the value of the existing technology of Global to be acquired in the acquisition. With respect to financial forecasts, Lazard assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of FuelCell and of Global as to the future financial performance of FuelCell and Global, respectively. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

     In rendering its opinion, Lazard assumed that the acquisition will be consummated on the terms described in the Combination Agreement without any waiver or any modification of any material terms or conditions by FuelCell and that obtaining the necessary regulatory approvals for the acquisition will not have an adverse effect on FuelCell, Global or the consummation of the acquisition.

     Further, in rendering its opinion, Lazard did not express any opinion as to the price at which the common stock of FuelCell or the common shares of Global may trade subsequent to the announcement of the acquisition or as to the price at which the common stock of FuelCell may trade subsequent to the consummation of the acquisition.

     Lazard has in the past provided investment banking services to FuelCell for which Lazard has received customary fees and, as expressed in the opinion, one of Lazard's managing directors is a member of the immediate family of one of FuelCell's directors.

SUMMARY OF LAZARD FINANCIAL ANALYSES

     The following is a summary of the material financial analyses performed by Lazard in connection with the rendering of its fairness opinion to the FuelCell board of directors.

     In each of the analyses described below, Lazard based its analyses on the fully diluted shares outstanding as of April 30, 2003 for Global, as reported in Quantum's preliminary Joint Management Information Circular and Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 7, 2003 (the "Quantum Proxy Statement"), and on the fully diluted shares outstanding as of January 22, 2003 for FuelCell, as reported in FuelCell's Annual Report on Form 10-K for the fiscal year ended October 31, 2002.

     SOME OF THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO UNDERSTAND FULLY LAZARD'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF THE SUMMARY. THE TABLES ALONE ARE NOT A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE TABLES ALONE COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF LAZARD'S FINANCIAL ANALYSES.

     Selected Precedent Transactions Analysis. Lazard performed selected precedent transactions analyses to assist the FuelCell board of directors in valuing Global based on transaction values expressed as multiples of various financial measures in comparable selected transactions. Lazard reviewed and analyzed certain publicly available financial and market data relating to selected transactions in the alternative energy industry. Because of the general lack of public information relating to precedent transactions in the alternative energy industry from which to derive sufficient comparative financial metrics, Lazard also analyzed comparable transactions in other industries, and specifically those in which a substantial portion of the target's equity value arose from its net cash.

     The selected transactions in the alternative energy industry were:

    Proton Energy Systems/Northern Power Systems, Inc.
     Ballard Power Systems Inc/Ballard Generation (First Energy)
     Hydrogenics/Greenlight Power Technologies
     Stuart Energy Systems/Vandenborre Technologies
     Plug Power Inc./H Power Corp.
     Maxwell Technologies, Inc./Montena Components Ltd
     Ballard Power Systems Inc/XCELLSIS Fuel Cell Engines
     Ballard Power Systems Inc/Ecostar Electric Drive Systems
     Astropower Inc/Atersa
     Ballard Power Systems Inc/Textron Systems, Carbon Unit
     Kyocera Corporation/Golden Genesis Co.

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

     The selected transactions in other industries in which a substantial portion of the target's equity value arose from its net cash were:

    Sybase Inc./AvantGo Inc.
     SBI & Company/Lante Corp.
     Openwave Systems Inc./SignalSoft Corp.
     Valueclick Inc./Be Free Inc.
     Exelixis, Inc./Genomica Corp.
     EM Holdings Inc./eMachines Inc.
     SPSS Inc./net.Genesis Corp.
     Divine Inc./Eprise Corp.
     Cross Media Marketing Corp./Lifeminders Inc.
     Kana Communications, Inc./Broadbase Software, Inc.
     AmericanGreetings.com Inc./Egreetings Network Inc.

     In conducting its analysis, Lazard made selected qualitative judgments concerning the differences between the characteristics of the acquisition of Global and the selected precedent transactions that Lazard believes affect the transaction values of the acquisition of Global and those of the precedent transactions. For example, Lazard considered the Plug Power Inc./H Power Corp. transaction to be the most relevant transaction for the purposes of its precedent transactions analysis, given the significant structural and industry similarities with the acquisition of Global, and accordingly ascribed significant weight to its transaction multiples.

     In conducting its analysis of comparable transactions, Lazard analyzed equity value expressed as a multiple of net cash and book equity value. Lazard then derived ranges for the implied multiples of equity value to net cash and to book value of equity. Lazard also analyzed the premium paid per share of common stock of the target company one-day and thirty-days prior to the announcement of the transaction. Using publicly available information and market data, Lazard calculated the following median and high and low multiples for the above comparable companies:

                                                               LOW    HIGH    MEDIAN
                                                              -----   -----   ------
EQUITY VALUE AS A MULTIPLE OF:
  Net Cash..................................................   0.58x   3.75x   0.96x
  Book Value of Equity......................................   0.44x   7.50x   1.03x
EQUITY PREMIUM/(DISCOUNT) BASED ON CLOSING PRICE:
  One day prior to the announcement of the transaction......   16.5%  158.7%   70.0%
  Thirty days prior to the announcement of the
     transaction............................................  (61.3)% 404.8%   85.7%

     Using the median, high and low multiples calculated above, Lazard derived a range of multiples for equity value to net cash of 1.25x to 1.50x and for equity value to book equity value of 1.05x to 1.25x. Using this valuation analysis and estimates of financial and market data for Global provided by the management of Global, Lazard derived a range of implied equity values for Global of $75 million to $90 million, or approximately $2.55 to $3.06 per fully-diluted Global common share.

     Lazard also noted that the implied premium to be paid to Global common shareholders of 92.3% and 62.3% based on the closing price of Global common shares thirty days prior and one day prior, respectively, to March 19, 2003, the date of Global's public announcement that it was in discussions with another party regarding a possible business combination, compared favorably with the range for the precedent transactions based on the closing price of the target company's common shares thirty days prior and one day prior to the announcement.

     Comparable Public Companies Analysis. Lazard performed a comparable public companies analysis to assist the FuelCell board of directors in valuing Global based on various financial multiples of selected comparable public companies in the alternative energy industry. In performing this analysis, Lazard reviewed certain financial and market data relating to Global and compared such information to the corresponding financial and market data of other companies in the alternative energy industry which Lazard deemed to be comparable to Global.

     The selected comparable companies were separated into two groups: companies with significant strategic partners, typically reflective of such companies' industry-leading positions; and companies without strategic partners. Notwithstanding their mutual participation in the fuel cell and energy-tech industries, Lazard noted that the trading dynamics of these two groups were markedly distinct, with the companies with significant strategic partners trading at substantial premiums to those without strategic partners. The selected comparable companies that Lazard considered were:

COMPANIES WITH STRATEGIC PARTNERS:         COMPANIES WITHOUT STRATEGIC PARTNERS:
  - Ballard Power Systems Inc.               - Active Power, Inc.
  - Hydrogenics Corporation                  - Proton Energy Systems, Inc.
  - Plug Power Inc.                          - Stuart Energy Systems Corporation
  - Quantum Fuel Systems Technologies
    Worldwide, Inc.
  - FuelCell Energy, Inc.

     Lazard compared the publicly-available financial information and market data for the selected comparable companies. For each of the selected comparable companies, Lazard calculated and compared the companies' market capitalization as a multiple of net cash and equity value as a multiple of book equity value. The median multiples of market capitalization to net cash and equity to book equity value were:

                                                              GROUP MEDIAN OF    GROUP MEDIAN OF
                                                              EQUITY VALUE TO    EQUITY VALUE TO
COMPARABLE COMPANIES                                             NET CASH       BOOK EQUITY VALUE
--------------------                                          ---------------   -----------------
Companies with strategic partners...........................        4.26x              1.90x
Companies without strategic partners........................        0.89x              0.76x

     Because of the differences between businesses, operations, financial conditions and prospects of the companies considered as comparable companies and those of Global, Lazard believed that it was inappropriate to rely solely on the quantitative results of its analysis. Accordingly, Lazard also made selected qualitative judgments concerning the differences between the financial and operating characteristics of Global and the comparable companies included in the analysis that Lazard believed affect the public trading values of Global and the comparable companies. For example, in making such qualitative judgments, Lazard considered that industry leaders, typically with well-known strategic partners and investors such as General Motors' partnership with Hydrogenics and Ford's and Daimler Chrysler's partnerships with Ballard, trade at significant premiums to other companies within the same industry, as measured by the ratios of equity value to net cash and equity value to book equity value.

     Using the median multiples calculated above and applying certain qualitative measures, Lazard derived a range of multiples for equity value to net cash of approximately 1.00x to 1.20x and for equity value to book value of equity of approximately 0.85x to 1.00x and, using estimates for the relevant financial and market data for Global provided by the management of Global, calculated a corresponding range of implied equity values for Global of $60 million to $72.5 million, or approximately $2.04 to $2.47 per fully-diluted Global common share. Lazard noted that this valuation did not reflect any change of control premium.

     Net Tangible Asset Valuation Analysis. Lazard also performed a net tangible asset valuation analysis by analyzing the residual value to Global's common shareholders as the net remaining cash after disposal of Global's thermoelectric generator division and redemption of the Global Series 2 Preferred Shares at their book value as of December 31, 2002, as reported in the Quantum Proxy Statement. Because long-term projections for Global's fuel cell business were not provided by Global, Lazard was unable to separately value Global's fuel cell technology business, which currently does not generate revenue or earnings. Furthermore, FuelCell management did not provide Lazard with analyses or estimates of the value of Global's technology business. Consequently, for the purposes of the net tangible asset valuation analysis, Lazard did not value Global's SOFC technology business.

     Based on estimates for net cash and for the outstanding Global Preferred Series 2 Shares provided by Global's management, Lazard calculated an implied range of net tangible asset values for Global, excluding any value attributable to the SOFC technology business, of $57.2 million to $60.2 million, or $1.96 to $2.06 per fully-diluted Global common share.

     Exchange Ratio Analysis. Lazard examined the historical exchange ratios of FuelCell common stock to Global common shares to assist the FuelCell board of directors in valuing Global based on the relative values of FuelCell's closing share price to Global's closing share price as of July 28, 2003 and for the one-month, three-month, six-month and twelve-month periods ended July 28, 2003. Lazard calculated the exchange ratios using both currency-adjusted and non-currency adjusted values for Global's common shares. Lazard calculated the "currency-adjusted" exchange ratio by converting Global's share price to its U.S. dollar equivalent on a daily exchange rate basis for the period in questions. Lazard calculated the "non-currency adjusted" exchange ratios by converting Global's share price to its U.S. dollar equivalent on the first day of the relevant period.

     Lazard calculated the currency-adjusted and non-currency adjusted exchange ratio as of July 28, 2003 and compared it to the exchange ratios at the low, mid and high points of the collar, on the basis of both the weighted average daily trading volume of FuelCell common stock and Global common shares and the simple average. Lazard also calculated the implied currency-adjusted and non-currency adjusted exchange ratios for the one-month, three-month, six-month and twelve-month periods ended July 28, 2003 on the basis of both the weighted average daily trading volume of FuelCell common stock and Global common shares and the simple average. The results of Lazard's analysis are set forth in the table below:

                                                                           NON-CURRENCY
                                                   CURRENCY-ADJUSTED         ADJUSTED
                                                   ------------------   ------------------
                                                   SIMPLE    WEIGHTED   SIMPLE    WEIGHTED
                                                   AVERAGE   AVERAGE    AVERAGE   AVERAGE
                                                   -------   --------   -------   --------
Collar Low.......................................  0.279x     0.279x    0.279x     0.279x
Collar Mid.......................................  0.307x     0.307x    0.307x     0.307x
Collar High......................................  0.342x     0.342x    0.342x     0.342x
July 28, 2003....................................  0.289x     0.289x    0.289x     0.289x
One-month........................................  0.260x     0.261x    0.265x     0.265x
Three-month......................................  0.234x     0.242x    0.222x     0.227x
Six-month........................................  0.259x     0.261x    0.241x     0.239x
Twelve-month.....................................  0.230x     0.230x    0.216x     0.217x

     Using the historical currency-adjusted, weighted average exchange ratio for the low and high points of the collar, Lazard observed that the transaction exchange ratio range of 0.279x to 0.342x represents a premium/(discount) of (3%) to 18% to the exchange ratio on July 28, 2003, 7% to 31% to the one-month average, 15% to 41% to the three-month average, 7% to 31% to the six-month average and 21% to 49% to the 12-month average. Lazard observed that the exchange ratio represents a premium to the historical trading prices of Global's common shares that is consistent with premiums paid in similar transactions involving changes of control.

  MISCELLANEOUS

     In connection with rendering its opinion, Lazard performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate analyses summarized above, Lazard believes that its analyses must be considered as a whole and that selecting portions of the analyses and factors considered by them, without considering all such analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying the Lazard opinion.

     In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of FuelCell. The analyses performed by Lazard are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Lazard did not assign any specific weight to any of the analyses described above and did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the analysis of comparable companies and the analysis of selected precedent transactions summarized above, no public company utilized as a comparison is identical to FuelCell or Global, and no transaction is identical to the Combination. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of FuelCell or Global and the companies to which they were compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. In addition, the Lazard opinion was one of many factors taken into consideration by FuelCell's board of directors. Consequently, Lazard's analysis should not be viewed as determinative of the decision of FuelCell's board of directors or FuelCell's management with respect to the fairness of the exchange ratio as set forth in the Combination Agreement.

     Lazard is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for estate, corporate and other purposes.

     Lazard was selected to act as investment banker to the FuelCell board of directors because of its expertise and its reputation in investment banking and mergers and acquisitions and its familiarity with the alternative energy industry and FuelCell. FuelCell and Lazard have entered into a letter agreement, dated as of May 15, 2003, relating to the services to be provided by Lazard in connection with the Combination and the transactions related to it, under which FuelCell has agreed to pay Lazard customary compensation, a substantial portion of which is payable only upon completion of the Combination. FuelCell also agreed to reimburse Lazard for certain out-of-pocket expenses incurred in connection with the engagement. In addition, FuelCell agreed to indemnify Lazard against certain liabilities, including liabilities under the federal securities law, relating to or arising out of its engagement.

RECOMMENDATION OF THE GLOBAL BOARD OF DIRECTORS

     The Global board of directors unanimously approved the Combination Agreement and determined that the Combination is fair to its common shareholders and preferred shareholders and is in the best interests of Global.

     BASED ON THE FACTORS CONSIDERED BY THE GLOBAL BOARD OF DIRECTORS, THE BOARD UNANIMOUSLY RECOMMENDS THAT GLOBAL COMMON SHAREHOLDERS VOTE "FOR" THE SPECIAL RESOLUTION TO APPROVE THE COMBINATION ATTACHED TO THIS JOINT PROXY STATEMENT AS ANNEX A.

     In reaching its decision to unanimously approve the Combination Agreement, the Global board of directors consulted with Global's management, legal counsel regarding the legal terms of the Combination Agreement and financial advisors regarding the fairness of the exchange ratio set forth in the Combination Agreement, from a financial point of view, to Global common shareholders. A copy of the Citigroup opinion, including the assumptions, qualifications and other matters contained therein, is attached to this Joint Proxy Statement as Annex F.

     In considering the Combination, the Global board of directors recognized that there are risks associated with the Combination with FuelCell, including that some of the potential benefits of the Combination described above may not be realized, that there may be significant costs associated with realizing these benefits and the other risks set forth under "Risk Factors."

     In view of the variety of factors considered in connection with its evaluation of the Combination, the Global board of directors did not consider it practicable and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

OPINION OF CITIGROUP

     Citigroup was retained to act as financial advisor to Global in connection with the Combination. Pursuant to Citigroup's engagement letter agreement with Global, dated November 19, 2002, Citigroup rendered to the Global board of directors on August 4, 2003 an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, to the effect that, as of the date of the opinion and based upon and subject to the considerations and limitations set forth in the opinion, Citigroup's work described below and other factors it deemed relevant, the exchange ratio was fair, from a financial point of view, to the holders of Global common shares.

     The full text of Citigroup's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex F to this Joint Proxy Statement. The summary of Citigroup's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. GLOBAL COMMON SHAREHOLDERS ARE URGED TO READ CITIGROUP'S OPINION CAREFULLY AND IN ITS ENTIRETY.

     CITIGROUP'S OPINION WAS LIMITED SOLELY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION. NEITHER CITIGROUP'S OPINION NOR ITS RELATED ANALYSIS CONSTITUTED A RECOMMENDATION OF THE PROPOSED COMBINATION TO THE GLOBAL BOARD OF DIRECTORS. CITIGROUP MAKES NO RECOMMENDATION TO ANY GLOBAL COMMON SHAREHOLDER REGARDING HOW THE SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED COMBINATION.

     In arriving at its opinion, Citigroup reviewed a draft dated August 1, 2003 of the Combination Agreement, and held discussions with senior officers, directors and other representatives and advisors of Global and senior officers and other representatives and advisors of FuelCell concerning the business, operations and prospects of Global and FuelCell. Citigroup examined publicly available business and financial information relating to Global and FuelCell, as well as financial forecasts and other information and data relating to Global and FuelCell which were provided to or otherwise reviewed by or discussed with Citigroup by the respective managements of Global and FuelCell, including information relating to the potential strategic implications and operational benefits anticipated by the managements of Global and FuelCell to result from the Combination. Citigroup reviewed the financial terms of the Combination as set forth in the Combination Agreement in relation to, among other things:

     - current and historical market prices and trading volumes of Global common shares and FuelCell common stock;

     - the historical and projected earnings and other operating data of Global and FuelCell; and

     - the capitalization and financial condition of Global and FuelCell.

Citigroup considered, to the extent publicly available, the financial terms of other transactions effected that Citigroup considered relevant in evaluating the Combination and analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citigroup considered relevant in evaluating those of Global and FuelCell. Citigroup also evaluated the pro forma financial effects of the Combination on Global and FuelCell. At appropriate times, in connection with its engagement and at the direction of Global, Citigroup was requested to approach, and held discussions with, selected third parties to solicit indications of interest in the possible acquisition of all or a part of Global. In addition to the foregoing, Citigroup conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.

     In rendering its opinion, Citigroup assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and was informed by the managements of Global and FuelCell that they were not aware of any facts that would make such information inaccurate or misleading. With respect to financial forecasts and other information and data relating to Global and FuelCell provided to or otherwise reviewed by or discussed with it, Citigroup was advised by the respective managements of Global and FuelCell that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Global and FuelCell as to the future financial performance of Global and FuelCell, the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the Combination and the other matters covered thereby. Citigroup was not asked to, and did not, express a view with respect to such forecasts and other information and data or the assumptions on which they were based. Citigroup assumed, with the consent of the Global board of directors, that the Combination will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Combination, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Global or FuelCell or the contemplated benefits of the Combination. Representatives of Global advised Citigroup, and Citigroup assumed, that the final terms of the Combination Agreement would not vary materially from those set forth in the draft reviewed by it. Citigroup also assumed, with the consent of the Global board of directors, that, at the corporate level, the Combination will be tax-free.

     Citigroup noted that its opinion relates only to the relative values of Global and FuelCell. Citigroup did not express any opinion as to what the value of the FuelCell common stock or the exchangeable shares actually will be when issued pursuant to the Combination or the price at which the FuelCell common stock or the exchangeable shares will trade at any time. Citigroup did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Global or FuelCell nor did Citigroup make any physical inspection of the properties or assets of Global or FuelCell.

     CITIGROUP WAS NOT REQUESTED TO CONSIDER, AND ITS OPINION DID NOT ADDRESS THE RELATIVE MERITS OF THE COMBINATION AS COMPARED TO ANY ALTERNATIVE BUSINESS STRATEGIES OR TRANSACTIONS THAT MIGHT EXIST FOR GLOBAL OR THE EFFECT OF ANY OTHER TRANSACTION IN WHICH GLOBAL MIGHT ENGAGE. Citigroup's opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion.

     In connection with rendering its opinion, Citigroup made a presentation to the Global board of directors on August 1, 2003 with respect to the material analyses performed by Citigroup in evaluating the fairness of the exchange ratio to holders of Global common shares as of the date of Citigroup's opinion. The following is a summary of that presentation. The summary includes information presented in tabular format. IN ORDER TO UNDERSTAND FULLY THE FINANCIAL ANALYSES USED BY CITIGROUP, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to July 30, 2003, and is not necessarily indicative of current or future market conditions. For the purposes of its analyses, unless otherwise noted, Citigroup assumed an exchange rate of 1.39 Canadian dollars for each U.S. dollar. Values below are expressed in U.S. dollars.

  Implied Historical Exchange Ratio

     Citigroup derived implied historical exchange ratios by dividing the closing U.S. dollar equivalent price per share of Global common shares (based on the daily exchange rate of Canadian dollars for each U.S. dollar) by the closing price per share of FuelCell common stock for each trading day in the period from July 30, 2002 through July 30, 2003. Citigroup calculated that the implied exchange ratio as of July 30, 2003

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

was 0.297x. Citigroup also calculated the high, low and average implied exchange ratios for each of the following calendar periods ended July 30, 2003:

                                                              HIGH     LOW     AVERAGE
                                                             ------   ------   -------
Last Month.................................................  0.290x   0.194x   0.246x
Last Three Months..........................................  0.341x   0.162x   0.239x
Last Six Months............................................  0.376x   0.162x   0.266x
Last Nine Months...........................................  0.376x   0.162x   0.249x
Last Twelve Months.........................................  0.376x   0.136x   0.235x

     Citigroup compared the high, low and average historical exchange ratios for each of the calendar periods listed above to the range for the possible exchange ratio in the Combination of 0.279x - 0.342x. Citigroup noted that the low and the average implied historical exchange ratios for each of the calendar periods listed above were below the lower limit of the range for the possible exchange ratio in the Combination of 0.279x, and that the high implied historical exchange ratio for each of the last month and the last three months was within the range for the possible exchange ratio in the Combination.

  Comparable Companies Analysis

     Citigroup compared financial, operating and stock market data and forecasted financial information for selected publicly traded fuel cell companies that Citigroup deemed appropriate to similar information for Global and FuelCell. The selected comparable companies were separated into two groups: companies with well-known strategic partners and those without such partners. The selected comparable companies considered by Citigroup were:

     COMPANIES WITH STRATEGIC PARTNERS

     - Ballard Power Systems, Inc.

     - Hydrogenics Corporation

     - Millennium Cell, Inc.

     - Plug Power, Inc.

     COMPANIES WITHOUT STRATEGIC PARTNERS

     - Stuart Energy Systems Corporation

     - Proton Energy Systems, Inc.

     The forecasted financial information used by Citigroup for Global and FuelCell in the course of this analysis was based on publicly available historical information and management projections of Global and FuelCell, respectively. The financial information used by Citigroup for the selected comparable companies in the course of this analysis was based on publicly available historical information. With respect to Global, FuelCell and the comparable companies, calculations were made based on the closing price per share of each company's stock as of July 30, 2003.

     For each of the selected comparable companies, Citigroup derived and compared, the ratio of equity value to cash-on-hand:

COMPARABLE COMPANIES                               RANGE OF RATIO OF EQUITY VALUE TO CASH-ON-HAND
--------------------                               ----------------------------------------------
Companies with Strategic Partners                                   3.6x - 4.4x
Companies without Strategic Partners                                0.5x - 1.1x

     Because of the differences between the businesses, operations, financial conditions and prospects of the companies included in the comparable company groups and those of Global and FuelCell, Citigroup believed it was inappropriate to rely solely on the quantitative results of this analysis, and accordingly also made selected qualitative judgments concerning differences between the financial and operating characteristics of Global, FuelCell and the comparable companies that Citigroup believes affect the public trading values of Global, FuelCell and the comparable companies. For example, in making such qualitative judgments Citigroup considered that fuel cell companies with well-known strategic partners and investors, such as General Electric's partnership with Plug Power, Inc., traded at a significant premium to the comparable companies, such as Global and FuelCell, without well-known strategic partners, as measured by the ratio of equity value to cash-on-hand.

     Citigroup noted that a substantial portion of the equity value of Global and FuelCell arises from each company's cash-on-hand. Based on the information for the comparable companies, Citigroup derived a range of 0.7x to 1.0x for the implied equity value as a multiple of cash-on-hand for Global and a range of 1.5x to 2.0x for the implied equity value as a multiple of cash-on-hand for FuelCell. Using this cash-on-hand valuation analysis, Citigroup further derived ranges for the implied equity value per share of Global and FuelCell, and from these ranges derived a reference range for the implied exchange ratio of 0.171x to 0.322x. Citigroup compared this derived range to the range for the possible exchange ratio in the Combination of 0.279x-0.342x. Citigroup noted that the lower limit of this derived range was below the lower limit of the range for the possible exchange ratio in the Combination of 0.279x, and that the upper limit of this derived range was below the upper limit of the range for the possible exchange ratio in the Combination of 0.342x.

  Precedent Transaction Analysis

     Citigroup reviewed publicly available information for fifteen combination or acquisition transactions announced since February 5, 2001 that it deemed appropriate in analyzing the Combination. Because a limited number of transactions have occurred in the industries in which Global and FuelCell operate and because a substantial portion of the equity value of Global arises from Global's cash-on-hand, the precedent transactions reviewed by Citigroup primarily were transactions in which cash-on-hand consisted of a substantial portion of the target company's equity value. The precedent transactions considered by Citigroup were the following:

ANNOUNCEMENT DATE                   ACQUIROR                       TARGET COMPANY
-----------------                   --------                       --------------
February 5, 2001        AmericanGreetings.com, Inc.         Egreetings Network, Inc.
February 5, 2001        iVillage, Inc.                      Women.com Networks, Inc.
April 9, 2001           Kana Communications, Inc.           Broadbase Software, Inc.
July 19, 2001           Cross Media Marketing Corporation   Lifeminders, Inc.
October 25, 2001        SG Merger Corp.                     Ecometry Corporation
October 29, 2001        SPSS Inc.                           NetGenesis Corp.
November 9, 2001        EM Holdings, Inc.                   EMachines, Inc.
November 19, 2001       Exelixis, Inc.                      Genomica Corporation
December 28, 2001       Paradyne Networks, Inc.             Elastic Networks Inc.
January 10, 2002        U.S. RealTel, Inc.                  Cypress Communications, Inc.
March 11, 2002          Valueclick, Inc.                    Be Free, Inc.
May 29, 2002            Openwave Systems Inc.               SignalSoft Corporation
July 19, 2002           SBI & Company, Inc.                 Lante Corporation
November 12, 2002       Plug Power, Inc.                    H Power Corp.
December 20, 2002       Sybase, Inc.                        AvantGo, Inc.

     For each precedent transaction, Citigroup derived and compared, among other things, the ratio of the equity value of the target company based on the consideration to be paid in the transaction to the target company's cash-on-hand at the time the transaction was announced. With respect to the financial information for the companies involved in the precedent transactions, Citigroup relied on information available in public documents.

     The following table sets forth the results of this analysis:

                                                             RANGE      MEDIAN   MEAN
                                                          -----------   ------   -----
RATIO OF EQUITY VALUE TO CASH-ON-HAND...................  0.55x-1.20x   0.99x    0.93x

     Citigroup noted that the ratio of Global's equity value to Global's cash-on-hand implied by the terms of the Combination of 1.34x exceeds the upper limit of the range of equity value to cash-on-hand derived for the precedent transactions.

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

     Based on the information derived with respect to the precedent transactions, Citigroup derived a reference range of 0.90x to 1.15x for the equity value of Global as a multiple of the amount of Global's cash-on-hand at the time the Combination was announced. From this range, Citigroup further derived a reference range of 0.229x to 0.291x for the implied exchange ratio using the closing price per share of FuelCell common stock as of July 30, 2003. Citigroup compared this derived range to the range for the possible exchange ratio in the Combination of 0.279x - 0.342x. Citigroup noted that the lower limit of this derived range was below the lower limit of the range for the possible exchange ratio in the Combination of 0.279x, and that the upper limit of this derived range was below the upper limit of the range for the possible exchange ratio in the Combination of 0.342x.

  Liquidation Analysis

     Citigroup also performed a liquidation analysis in order to estimate the residual value that might be available to holders of Global common shares following a hypothetical liquidation of Global. Citigroup estimated the residual value of Global as the net remaining cash-on-hand after the repayment of its outstanding preferred stock and costs associated with the hypothetical shutdown of Global's fuel cell business, plus the residual equity value of Global's thermoelectric generator business. Figures for cash-on-hand and outstanding preferred stock were based on estimates of Global's management as of June 30, 2003. Based on this information, Citigroup derived a range for the implied equity value per share of Global, and using the closing price per share of FuelCell common stock as of July 30, 2003, further derived a reference range for the implied exchange ratio of 0.175x to 0.207x. Citigroup compared this derived range to the range for the possible exchange ratio in the Combination of 0.279x - 0.342x. Citigroup noted that both the upper and lower limits of this derived range were below the lower limit of the range for the possible exchange ratio in the Combination of 0.279x.

     CITIGROUP'S ADVISORY SERVICES AND OPINION WERE PROVIDED FOR THE INFORMATION OF THE GLOBAL BOARD OF DIRECTORS IN ITS EVALUATION OF THE PROPOSED COMBINATION AND DID NOT CONSTITUTE A RECOMMENDATION OF THE PROPOSED COMBINATION TO GLOBAL OR A RECOMMENDATION TO ANY HOLDER OF GLOBAL COMMON SHARES AS TO HOW THAT SHAREHOLDER SHOULD VOTE ON ANY MATTERS RELATING TO THE PROPOSED COMBINATION.

     The preceding discussion is a summary of the material financial analyses furnished by Citigroup to the Global board of directors, but it does not purport to be a complete description of the analyses performed by Citigroup or of its presentation to the Global board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Citigroup made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Citigroup believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Citigroup, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Citigroup and its opinion. With regard to the comparable companies and precedent transaction analyses summarized above, Citigroup selected comparable public companies and precedent transactions on the basis of various factors, including size and similarity of the line of business of the relevant entities; however, no company utilized in these analyses is identical to Global or FuelCell and no precedent transaction is identical to the Combination. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the subject companies and other factors that could affect the Combination or public trading value of the subject companies to which Global and FuelCell are being compared.

     In its analyses, Citigroup made numerous assumptions with respect to Global, FuelCell, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Global and FuelCell. Any estimates contained in Citigroup's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Global, FuelCell, the Global board of directors, the FuelCell board of directors, Citigroup or any other person assumes responsibility if future results or actual values differ materially from the estimates.

     Citigroup's analyses were prepared solely as part of Citigroup's analysis of the fairness of the exchange ratio in the Combination and were provided to the Global board of directors in that connection. The opinion of Citigroup was only one of the factors taken into consideration by the Global board of directors in making its determination to approve the Combination Agreement and the Combination. See "-- Description of the Combination -- Reasons for the Combination -- Global".

     Citigroup is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Global selected Citigroup to act as its financial advisor on the basis of Citigroup's international reputation and Citigroup's familiarity with Global. In the ordinary course of its business, Citigroup and its affiliates may actively trade or hold the securities of both Global and FuelCell for its own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Citigroup and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Global, FuelCell and their respective affiliates.

     Pursuant to its engagement letter with Citigroup, Global agreed to pay Citigroup customary fees for its services rendered in connection with the Combination, including the delivery of its opinion, a significant portion of which is contingent upon consummation of the Combination. Global has also agreed to reimburse Citigroup for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and expenses of its counsel, and to indemnify Citigroup against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

MECHANICS FOR IMPLEMENTING THE COMBINATION AND DESCRIPTION OF EXCHANGEABLE
SHARES

     The following is a summary description of the material terms of:

     - the arrangement under Section 193 of the Business Corporations Act (Alberta), which will give effect to the Combination;

     - the exchangeable share provisions;

     - the form of support agreement; and

     - the form of voting and exchange trust agreement.

     This summary is qualified in its entirety by the full text of the Combination Agreement, the Plan of Arrangement and the documents listed above, which we have included as Annexes B and D which are incorporated herein by reference.

     Pursuant to the Combination, each Canadian Global common shareholder (other than dissenting shareholders) will receive, at the shareholder's election, as consideration for each Global common share held by that shareholder and subject to certain proration adjustments described below, either: (i) exchangeable shares of ExchangeCo which have economic rights (including the right to all dividends) and voting attributes equivalent to those of FuelCell common stock but with effectively no economic or voting rights in ExchangeCo, or (ii) shares of FuelCell common stock, the amounts of which will be determined in accordance with the exchange ratio; and each non-Canadian Global common shareholder (other than dissenting shareholders) will receive shares of FuelCell common stock which have economic rights, including the right to all dividends and voting attributes as described herein under the heading "Chapter Three -- Description of FuelCell's Capital Stock, and Global's Preferred Shares and ExchangeCo and CallCo Share Capital -- FuelCell Capital Stock -- Common Stock", the amounts of which will be determined in accordance with the exchange ratio. Holders of exchangeable shares will have the right to receive FuelCell common stock at any time in exchange for exchangeable shares on a one-for-one basis. Global common shareholders who are non-residents of Canada for purposes of the Income Tax Act(Canada) may not elect to receive exchangeable shares and any election made by a Global common shareholder who is a non-resident of Canada will not be valid and that shareholder will receive FuelCell common stock.

     The following are rights relating to the exchange or redemption of exchangeable shares into FuelCell common stock:

     - Shareholder Rights to Exchange or Cause Redemption. Rights (which are called exchange put rights and retraction rights) to require an exchange by FuelCell or redemption by ExchangeCo of exchangeable shares for FuelCell common stock;

     - Automatic Rights. Rights (which are referred to in this summary as automatic redemption rights, optional exchange rights, liquidation rights and automatic exchange rights) that automatically, upon the occurrence of specified automatic or triggering events, result in the exchange or redemption of exchangeable shares for FuelCell common stock; and

     - CallCo Call Rights. Call rights (which are called retraction call rights, liquidation call rights and redemption call rights) that override
       the exchangeable shareholder's rights listed above, granted to    --
       Alberta Ltd., a wholly-owned subsidiary of FuelCell ("CallCo"), permit CallCo to require an exchange of exchangeable shares for FuelCell common stock with CallCo if a holder exercises retraction rights or in any circumstances where ExchangeCo would otherwise be required to redeem the exchangeable shares.

     CallCo anticipates that CallCo will exercise its call rights, when available, and currently foresees limited, if any, circumstances under which CallCo would not exercise its call rights. Therefore, we expect that holders of exchangeable shares will only receive FuelCell common stock through an exchange with CallCo, as opposed to a redemption by ExchangeCo, of exchangeable shares for FuelCell common stock. While the consideration received upon an exchange or a redemption will be the same, the tax consequences would be substantially different. See "Chapter Four -- Information About Tax Considerations -- Canadian Federal Income Tax Considerations to Shareholders" on page -- .

  THE PLAN OF ARRANGEMENT

     The Arrangement. The Combination will be effected by means of a plan of arrangement under the Business Corporations Act (Alberta). We have included a copy of the Plan of Arrangement as Annex D.

     Court Approval of the Plan of Arrangement and Completion of the Combination. An arrangement of a corporation under Alberta law requires approval by both the Court and the shareholders of the subject corporation entitled to vote. Prior to the mailing of this Joint Proxy Statement, Global obtained the Interim Order of the Court, which is attached as Annex C, providing for the calling and holding of the Global shareholder meeting and other procedural matters.

     Subject to the approval of the arrangement by the common shareholders at the Global Meeting, the hearing in respect of the final order is scheduled to
take place on    --   , 2003 at 2:00 p.m. (Calgary time) in the Court at the
Court House, 611 -- 4th Street S.W., Calgary, Alberta, Canada. All shareholders or other interested persons who wish to participate or be represented or to present evidence or arguments at that hearing must serve and file a notice of appearance as set out in the Notice of Petition for the final order and satisfy any other requirements. At the hearing of the application in respect of the final order, the Court will consider, among other things, the fairness and reasonableness of the Plan of Arrangement to the Global securityholders affected by the Plan of Arrangement. The Court may approve the Plan of Arrangement as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit. The Court may also determine not to approve the Plan of Arrangement even if the Plan of Arrangement receives the requisite approval from Global's common shareholders.

     Assuming the final order is granted and the other conditions to the Combination Agreement are satisfied or waived, it is anticipated that immediately thereafter articles of arrangement will be filed with the registrar under the Business Corporations Act (Alberta) to give effect to the Plan of Arrangement and various other documents necessary to give effect to the Combination will be executed and delivered.

     The issuance of shares of FuelCell common stock and the exchangeable shares to holders of Global common shares and FuelCell's assumption of the obligation to issue common stock upon conversion of the Global Series 2 Preferred Shares pursuant to the Plan of Arrangement will not be registered under the United States Securities Act of 1933. The issuance of shares of FuelCell common stock, the exchangeable shares and the assumption of such conversion obligations will be made in reliance upon the exemption available pursuant to Section 3(a)(10) of the United States Securities Act of 1933. Section 3(a)(10) exempts from registration securities issued in exchange for one or more outstanding securities where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of such terms and conditions at which all persons to whom the securities are proposed to be issued have the right to appear. The Court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the Plan of Arrangement, including the proposed issuance of securities in exchange for other outstanding securities. The final order will constitute the basis for (i) the exemption under Section 3(a)(10) of the United States Securities Act of 1933 of the issuance of the shares of FuelCell common stock and the exchangeable shares in exchange for Global common shares and (ii) FuelCell's assumption of the obligation to issue FuelCell common stock upon conversion of the Global Series 2 Preferred Shares. Prior to the hearing on the final order, the Court will be informed of this effect of the final order.

     Subject to the foregoing, it is presently anticipated that the Combination
will become effective on or about    --   , 2003.

  GLOBAL COMMON SHARES

     Under the terms of the Combination Agreement, a Global common shareholder who is a resident of Canada for purposes of the Income Tax Act (Canada) (other than dissenting shareholders) will receive, at their election, for each Global common share held at the effective time of the Combination by that shareholder between 0.279 and 0.342 exchangeable shares or shares of FuelCell common stock, depending on the exchange ratio in effect at the time the Combination is completed. A Global common shareholder (other than a dissenting shareholder) who is a non-resident of Canada for purposes of the Income Tax Act (Canada) who is a holder of Global common shares will not be entitled to elect to receive exchangeable shares, and any election made by any such holder will not be valid and that shareholder will receive FuelCell common stock.

     No certificates representing fractional exchangeable shares or shares of FuelCell common stock will be issued in the Combination. In lieu of fractional shares, each Global common shareholder who would otherwise be entitled to receive a fraction of a share will be paid an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian dollar equivalent of the product of such fraction and the weighted average trading price of the shares of FuelCell common stock for the 20 consecutive trading days ending on the third trading day before the Global Meeting.

  EXCHANGE RATIO

     The exchange ratio is a fraction, the numerator of which is $2.72 and the denominator of which is the daily volume-weighted average trading price of shares of FuelCell common stock on the Nasdaq National Market (rounded to the nearest four decimal places), for the 20 consecutive trading days ending on the third trading day prior to the date of the Global Meeting. For these purposes, the "daily volume-weighted average trading price" means the daily volume-weighted average price based on trading on the Nasdaq National Market between 9:30 a.m. and 4:00 p.m. (Eastern time) as reported by Bloomberg Financial L.P. If FuelCell's 20-day volume-weighted average stock price is:

     greater than $9.74, the exchange ratio will be 0.279;

     less than $7.96, the exchange ratio will be 0.342; and

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

     between $7.96 and $9.74, Global common shareholders will receive approximately $2.72 (approximately Cdn.$3.82) of exchangeable shares or FuelCell common stock for each Global common share held.

  GLOBAL STOCK OPTIONS

     Each option to purchase Global common shares outstanding at the effective time of the Combination will be assumed by FuelCell, without any action on the part of any Global optionholder, and will represent an option to purchase shares of FuelCell's common stock, in accordance with their terms and based on the exchange ratio. The number of shares of FuelCell common stock underlying each assumed option will be determined by multiplying the number of Global common shares subject to the option immediately prior to the effective time by the exchange ratio (rounded down to the nearest whole number of shares of FuelCell common stock). The exercise price for each assumed option will be determined by dividing the exercise price per share for the option immediately prior to the effective time by the exchange ratio (rounded up to the nearest whole cent) and expressed in United States dollars. For the purposes of determining the new exercise price of each assumed option, the exercise price per share of Global common shares subject to each assumed option will be adjusted using the Canadian dollar exchange rate based upon the average of the noon buying rate expressed to the fourth decimal place over the 20 trading day period ending on the third day prior to the Global Meeting, as reported by the Federal Reserve Bank of New York. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share of FuelCell common stock, then the number of shares of FuelCell common stock subject to the assumed option will be rounded down to the nearest whole number of shares and the exercise price per whole share of FuelCell common stock will be determined as noted above. The obligations of Global under the assumed options will be assumed by FuelCell and FuelCell will be substituted for Global under, and as sponsor of, Global's Amended Incentive Stock Option Plan. Except as provided in this paragraph, the term and all other terms and conditions of the assumed options in effect immediately prior to giving effect to the Combination will govern the assumed options.

  GLOBAL SERIES 2 PREFERRED SHARES

     The rights, preferences, privileges and obligations of the Global Series 2 Preferred Shares, as set forth in Global's certificate and articles of amendment dated July 30, 2000, will be unaffected by the Combination and will be respected and given effect, upon the exercise of any conversion privilege attached to the Global Series 2 Preferred Shares, by the issuance by FuelCell, in full satisfaction of the conversion privilege, of fully-paid and nonassessable shares of FuelCell common stock or exchangeable shares in accordance with the exchange ratio at the following "current conversion prices": (i) (Cdn.$30.96/the exchange ratio) per share of FuelCell common stock until July 31, 2005; (ii) (Cdn.$33.54/the exchange ratio) per share of FuelCell common stock after July 31, 2005 until July 31, 2010; (iii) (Cdn.$36.12/the exchange ratio) per share of FuelCell common stock after July 31, 2010 until July 31, 2015; (iv) (Cdn.$38.70/the exchange ratio) per share of FuelCell common stock after July 31, 2015 until July 31, 2020; or (v) at any time after July 31, 2020, the price equal to 95% of the then current market price (converted to Cdn.$ at the time of such calculation) as defined in the articles creating the Global Series 2 Preferred Shares, of shares of FuelCell common stock or exchangeable shares at the time of conversion. The foregoing "current conversion prices" remain subject to further adjustments as provided in Global's articles for any subsequent events. As illustrated below, the number of shares of FuelCell common stock or exchangeable shares issuable upon conversion of the Global Series 2 Preferred Shares after July 31, 2020 may be significantly greater than the number of shares issuable prior to that time.

     The following examples illustrate the number of shares of common stock that FuelCell will be required to issue to the holders of the Global Series 2 Preferred Shares if and when the holders exercise their conversion rights pursuant to the terms of the Global Series 2 Preferred Shares. The following examples assume that (i) the exchange ratio for the Combination is 0.342; (ii) the exchange rate for Canadian dollars is Cdn.$1.4048 to U.S.$1.00 at the time of the conversion; and (iii) all accrued dividends on the Global Series 2 Preferred Shares have been paid through the time of the conversion:

     - if the Global Series 2 Preferred Shares convert prior to July 31, 2005, FuelCell would be required to issue approximately 276,165 shares of FuelCell common stock or exchangeable shares;

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

     - if the Global Series 2 Preferred Shares convert after July 31, 2005, but prior to July 31, 2010, FuelCell would be required to issue approximately 254,919 shares of FuelCell common stock or exchangeable shares;

     - if the Global Series 2 Preferred Shares convert after July 31, 2010, but prior to July 31, 2015, FuelCell would be required to issue approximately 236,711 shares of FuelCell common stock or exchangeable shares;

     - if the Global Series 2 Preferred Shares convert after July 31, 2015, but prior to July 31, 2020, FuelCell would be required to issue approximately 220,930 shares of FuelCell common stock or exchangeable shares; and

     - if the Global Series 2 Preferred Shares convert any time after July 31, 2020, assuming FuelCell's common stock price is U.S.$7.50 at the time of conversion, FuelCell would be required to issue approximately 2,497,702 shares of FuelCell common stock or exchangeable shares.

     Pursuant to the terms of the Plan of Arrangement, Enbridge may convert the Global Series 2 Preferred Shares into exchangeable shares if it makes such an election prior to the election deadline set forth in the letter of transmittal and at the time of conversion the exchangeable shares shall have not been redeemed.

  DESCRIPTION OF EXCHANGEABLE SHARES

     The exchangeable shares will be issued by ExchangeCo and will be exchangeable at any time on a one-for-one basis, at the option of the holder, for FuelCell common stock. An exchangeable share will provide a holder with economic terms and voting rights which are, as nearly as practicable, equivalent to those of a share of FuelCell common stock. The exchangeable shares were
conditionally approved for listing on the Toronto Stock Exchange on    --   ,
2003. The FuelCell common stock issued as part of the Combination or as a result of the exchange of the exchangeable shares will be listed on the Nasdaq National Market. Global common shareholders who are Canadian residents and who receive exchangeable shares under the Combination may, upon filing the necessary tax elections, obtain a full or partial deferral of taxable capital gains for Canadian federal income tax purposes in certain circumstances. "Chapter
Four -- Information About Tax Considerations-Canadian Federal Income Tax Considerations to Shareholders" on page -- .

     On the Effective Date, FuelCell, ExchangeCo and a trustee (the "Trustee") will enter into a voting and exchange trust agreement (the "Voting and Exchange Trust Agreement"). By furnishing instructions to the Trustee under the Voting and Exchange Trust Agreement, holders of exchangeable shares will be able to exercise essentially the same voting rights with respect to FuelCell as they would have if they were holders of FuelCell common stock. Holders of exchangeable shares will also be entitled to receive from ExchangeCo dividends that are equivalent to any cash dividends paid on FuelCell common stock from time to time. The exchangeable shares are subject to adjustment or modification in the event of a stock split or other change to the capital structure of FuelCell so as to maintain the initial one-to-one relationship between the exchangeable shares and the shares of FuelCell common stock.

RETRACTION, REDEMPTION AND CALL RIGHTS APPLICABLE TO EXCHANGEABLE SHARES

  RETRACTION OF EXCHANGEABLE SHARES

     Subject to the exercise by CallCo of the retraction call right (as described below), a holder of exchangeable shares will be entitled at any time following the completion of the Combination to retract (i.e., to require ExchangeCo to redeem) any or all of the exchangeable shares owned by the holder and to receive an amount per share equal to the current market price for a share of FuelCell common stock plus all declared and unpaid cash dividends on each exchangeable share plus an amount equal to all dividends declared and payable or paid on FuelCell common stock which have not been declared or paid on exchangeable shares plus an amount equal to all non-cash dividends, payable and unpaid, or undeclared but payable on such exchangeable shares up to the last business day prior to the day of closing of the purchase and sale of the exchangeable shares, which will be fully paid and satisfied by the delivery for each exchangeable share of one share of FuelCell common stock on any dividend record date which occurred prior to the retraction date (such

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aggregate amount, the "Retraction Price"). A holder of exchangeable shares may retract the holder's exchangeable shares by presenting to ExchangeCo or its transfer agent (i) the certificate or certificates representing the number of exchangeable shares the holder desires to retract, (ii) such other documents as may be required to effect the retraction of such exchangeable shares and (iii) a duly executed retraction request:

     (a) specifying the number of exchangeable shares the holder desires to retract;

     (b) stating the retraction date on which the holder desires to have ExchangeCo redeem the exchangeable shares; and

     (c) acknowledging the retraction call right of CallCo.

     When a holder of exchangeable shares makes a retraction request, CallCo will have an overriding retraction call right to purchase all but not less than all of the exchangeable shares subject to the retraction request. CallCo will be deemed to have exercised the retraction call right unless it notifies ExchangeCo of its determination not to do so within two business days of notification given by ExchangeCo to CallCo of receipt of the retraction request. If CallCo does not notify ExchangeCo within such two business day period, and provided that the retraction request is not revoked by the holder in the manner described below, CallCo will acquire the retracted shares in exchange for the Retraction Price. In the event that CallCo so notifies ExchangeCo, and provided that the retraction request is not revoked by the holder in the manner described below, ExchangeCo will redeem the retracted shares on the retraction date.

     A holder may withdraw a retraction request by giving notice in writing to ExchangeCo at any time prior to the close of business on the business day immediately preceding the retraction date, in which case the retracted shares will neither be purchased by CallCo nor be redeemed by ExchangeCo. If the retraction request is not revoked on or prior to the close of business on the Business Day immediately preceding the retraction date, the retracted shares will either be purchased by CallCo or redeemed by ExchangeCo. CallCo or ExchangeCo, as the case may be, will then deliver or cause ExchangeCo's transfer agent to deliver the Retraction Price to such holder by mailing:

     (a) certificates representing the number of shares of FuelCell common stock equal to the number of exchangeable shares purchased or redeemed, registered in the name of the holder or such other name as the holder may request; and

     (b) if applicable, a cheque for the aggregate amount of dividends payable to the holder,

to the address recorded in the securities register of ExchangeCo or to the address specified in the holder's retraction request or by holding the same for the holder to pick up at the registered office of ExchangeCo or the office of the transfer agent as specified by ExchangeCo, in each case less any amounts required to be withheld because of applicable taxes.

     If, as a result of solvency requirements or applicable law, ExchangeCo is not permitted to redeem all of the retracted shares tendered by a retracting holder, and provided CallCo has not exercised its retraction call right with respect to such retracted shares, ExchangeCo will redeem only those retracted shares tendered by the holder (rounded down to a whole number of shares) as would not be contrary to provisions of applicable law. The Trustee, on behalf of the holder of any retracted shares not so redeemed by ExchangeCo or purchased by CallCo, will require FuelCell to purchase the retracted shares not redeemed on the retraction date or as soon as reasonably practicable thereafter, pursuant to the exchange right.

  REDEMPTION OF EXCHANGEABLE SHARES

     Subject to applicable law and the redemption call right (as described below), at any time on or after the fifth anniversary of the completion of the Combination, ExchangeCo may, and in the event of certain circumstances described below under "Early Redemption" will, redeem all but not less than all of the then outstanding exchangeable shares for an amount per share equal to the current market price of a share of FuelCell common stock, all declared and unpaid cash dividends on each exchangeable share plus an amount equal to all dividends declared and payable or paid on FuelCell common stock which have not been declared

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or paid on the exchangeable shares plus an amount equal to all non-cash dividends, payable and unpaid, or undeclared but payable on such exchangeable shares up to the last business day prior to the day of closing of the purchase and sale of exchangeable shares, which will be fully paid and satisfied by the delivery for each exchangeable share of one FuelCell common stock on any dividend record date which occurred prior to the redemption date (such aggregate amount, the "Redemption Price"). ExchangeCo will, at least 55 days prior to the redemption date, or such number of days as the board of directors of ExchangeCo may determine to be reasonably practicable under the circumstances in respect of a redemption date arising in connection with, among other events: (i) a merger, amalgamation, tender offer, material sale of shares or rights or interest therein or thereto or similar transaction involving FuelCell; (ii) any matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of ExchangeCo; or (iii) any matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of ExchangeCo in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the exchangeable shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the exchangeable shares and the FuelCell common stock, provide the registered holders of the exchangeable shares with written notice of the proposed redemption of the exchangeable shares by ExchangeCo or the purchase of the exchangeable shares by CallCo pursuant to the redemption call right. On or after the redemption date and provided CallCo has not exercised its redemption call right, upon the holder's presentation and surrender of the certificates representing the exchangeable shares and other documents as may be required by ExchangeCo at the office of ExchangeCo's transfer agent or the registered office of ExchangeCo, ExchangeCo will deliver the Redemption Price to such holder by mailing:

     (a) certificates representing the aggregate number of shares of FuelCell common stock equal to the number of exchangeable shares purchased or redeemed, registered in the name of the holder or such other name as the holder may request; and

     (b) if applicable, a cheque for the aggregate amount of dividends payable to the holder,

to the address recorded in the securities register of ExchangeCo or by holding the same for the holder to pick up at the registered office of ExchangeCo or the office of ExchangeCo's transfer agent as specified in the written notice of redemption, in each case less any amounts required to be withheld because of applicable taxes.

     CallCo will have an overriding redemption call right to purchase on the redemption date all but not less than all of the exchangeable shares then outstanding (other than exchangeable shares held by FuelCell and its affiliates) for a purchase price per share equal to the Redemption Price. Upon the exercise or deemed exercise of the redemption call right, holders will be obligated to sell all of their exchangeable shares to CallCo. If CallCo exercises the redemption call right, ExchangeCo's right and obligation to redeem the exchangeable shares on the redemption date will terminate. CallCo will be deemed to have exercised the redemption call right unless CallCo provides notice to ExchangeCo and the transfer agent of its intention not to exercise such right at least 35 days before the redemption date.

  EARLY REDEMPTION

     In certain circumstances, the exchangeable shares may be redeemed by ExchangeCo prior to the fifth anniversary of the Effective Date. Early redemption will occur:

     1. if, any time following the date that is 15 calendar months after the completion of the Combination, there are less than 1,000,000 exchangeable shares outstanding (other than exchangeable shares held by FuelCell and its affiliates) (as such number of shares may be adjusted to give effect to any subdivision or consolidation of or stock dividend on the exchangeable shares, any issue or distribution of rights to acquire exchangeable shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the exchangeable shares) and the board of directors of ExchangeCo decides to accelerate the redemption of the exchangeable shares, upon at least 60 days' prior written notice to the registered holders of exchangeable shares and the Trustee;

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

          2. upon the occurrence of a merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transaction involving FuelCell, provided that the board of directors of ExchangeCo determines in good faith and in its sole discretion
     (A) that it is not reasonably practicable to substantially replicate the terms and conditions of the exchangeable shares in connection with the merger, amalgamation, tender offer, material sale of shares or rights or interest therein or thereto or similar transaction involving FuelCell and
     (B) that the redemption of all but not less than all of the outstanding exchangeable shares is necessary to enable the completion of the merger, amalgamation, tender offer, material sale of shares or rights or interest therein or thereto or similar transaction involving FuelCell in accordance with its terms upon such number of days prior written notice to the holders of exchangeable shares and the Trustee as the board of directors of ExchangeCo may determine to be reasonably practicable in such circumstances.

          3. upon a proposal being made for any matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of ExchangeCo, provided that the board of directors of ExchangeCo determines that it is not reasonably practicable to accomplish the business purpose intended by the matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of ExchangeCo (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a redemption date) in any other commercially reasonable manner that does not result in the matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of ExchangeCo upon such number of days prior written notice to the holders of exchangeable shares and the Trustee as the board of directors of ExchangeCo may determine to be reasonably practicable in such circumstances; or

          4. upon the failure by the holders of the exchangeable shares to approve or disapprove, as applicable, any matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of ExchangeCo in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the exchangeable shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the exchangeable shares and the FuelCell common stock in which case the redemption date shall be the business day following the day on which the holders of the exchangeable shares fail to take such action.

  PURCHASE FOR CANCELLATION

     Subject to applicable law, ExchangeCo may at any time and from time to time purchase for cancellation all or any part of exchangeable shares by private agreement with any holder of exchangeable shares.

     In addition, subject to applicable law and the articles of ExchangeCo, ExchangeCo may at any time and from time to time purchase for cancellation all or any part of the outstanding exchangeable shares, by tender to all holders of record of exchangeable shares then outstanding or through the facilities of any stock exchange on which the exchangeable shares are listed or quoted, at any price per share together with an amount equal to all declared and unpaid dividends for which the record date has occurred prior to the date of purchase.

  VOTING, DIVIDEND AND LIQUIDATION RIGHTS OF HOLDERS OF EXCHANGEABLE SHARES

     On the date the articles are filed with the registrar giving effect to the Plan of Arrangement, FuelCell, ExchangeCo and the Trustee will enter into the Voting and Exchange Trust Agreement.

  VOTING RIGHTS WITH RESPECT TO EXCHANGECO

     Except as required by law or under the Support Agreement, the terms of the exchangeable share provisions or the Voting and Exchange Trust Agreement, the holders of exchangeable shares are not entitled to receive notice of, attend or vote at any meeting of shareholders of ExchangeCo. See "Certain Restrictions" and "Amendment and Approval" below.

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

  VOTING RIGHTS WITH RESPECT TO FUELCELL

     Under the Voting and Exchange Trust Agreement, FuelCell will issue to the Trustee a special voting share entitling the holder of record to a number of votes at meetings of holders of FuelCell common stock equal to the number of exchangeable shares issued and outstanding (other than exchangeable shares held by FuelCell and its affiliates), which will be held by the Trustee to enable the holders of exchangeable shares to have voting rights that are equivalent to those of FuelCell common stockholders.

     Each beneficiary on the record date for any meeting at which FuelCell common stockholders are entitled to vote will be entitled to instruct the Trustee to vote one share of FuelCell common stock held by the Trustee for each exchangeable share held by the beneficiary. The Trustee will exercise (either by proxy or in person) the voting rights only as directed by the relevant beneficiary and, in the absence of voting instructions from a beneficiary, will not exercise such votes. A beneficiary may, upon request to the Trustee, obtain a proxy from the Trustee entitling the beneficiary to vote directly at the meeting that number of shares of FuelCell common stock held by the Trustee that corresponds to the number of exchangeable shares held by the beneficiary.

     Either the Trustee or FuelCell will send to each beneficiary the notice of each meeting at which FuelCell common stockholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the beneficiary may instruct the Trustee to exercise the voting rights to which the beneficiary is entitled. Such mailing by the Trustee or FuelCell will commence on the same day as FuelCell sends such notice and materials to FuelCell common stockholders. Either the Trustee or FuelCell will also send to each beneficiary copies of all proxy materials, information statements, interim and annual financial statements, reports and other materials sent by FuelCell to FuelCell common stockholders at the same time as these materials are sent to FuelCell common stockholders. To the extent that such materials are provided to the Trustee by FuelCell, the Trustee will also send to each beneficiary all materials sent by third parties to FuelCell common stockholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as reasonably practicable after such materials are delivered to the Trustee. FuelCell may undertake to provide the materials to each beneficiary in lieu of the Trustee distributing the materials.

     All rights of a beneficiary with respect to the beneficiary votes exercisable in respect of exchangeable shares held by such beneficiary, including the right to instruct the Trustee to exercise voting rights will cease and be terminated immediately before the exchange (whether by redemption, retraction, or through the exercise of the call rights or the exchange put right) of all of such holder's exchangeable shares for FuelCell common stock and upon the liquidation, dissolution or winding-up of ExchangeCo or FuelCell.

  DIVIDEND RIGHTS

     Subject to applicable law, holders of exchangeable shares will be entitled to receive dividends (i) in the case of a cash dividend declared on FuelCell common stock, in an amount of cash for each exchangeable share corresponding to the cash dividend declared on each share of FuelCell common stock, (ii) except as provided below in the case of a stock dividend declared on FuelCell common stock to be paid in shares of FuelCell common stock, in the number of exchangeable shares for each exchangeable share as is equal to the number of shares of FuelCell common stock to be paid on each share of FuelCell common stock, or (iii) in the case of a dividend declared on the FuelCell common stock in property other than cash or shares of FuelCell common stock, in the type and amount of property for each exchangeable share as is the same as, or economically equivalent to (as determined by the board of directors of ExchangeCo in good faith and in its sole discretion), the type and amount of property declared as a dividend on each share of FuelCell common stock. Cash dividends on the exchangeable shares are payable in U. S. dollars or the Canadian dollar equivalent thereof, at the option of ExchangeCo. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as the relevant date for the corresponding dividends on FuelCell common stock. See "Chapter Two -- Certain Financial and Other Information About the Companies -- Business of FuelCell -- Dividend Policy".

     In the case of a stock dividend declared on FuelCell common stock to be paid in FuelCell common stock, in lieu of declaring a corresponding stock dividend on the exchangeable shares, the board of directors of ExchangeCo may, in good faith and in its discretion and subject to applicable law and to obtaining all

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regulatory approvals, subdivide, redivide or change each issued and unissued exchangeable share on the basis that each exchangeable share before the subdivision becomes a number of exchangeable shares as is equal to the sum of
(i) one share of FuelCell common stock and (ii) the number of shares of FuelCell common stock to be paid as a stock dividend on each FuelCell common stock. Such subdivision will become effective on the payment date for the dividend declared on FuelCell common stock without any further act on the part of the board of directors of ExchangeCo or of the holders of exchangeable shares. The record date to determine holders of exchangeable shares entitled to receive exchangeable shares in connection with any subdivision of exchangeable shares and the effective date of the subdivision will be the same dates as the record date and payment date, respectively, for the corresponding stock dividend declared on FuelCell common stock.

  LIQUIDATION RIGHTS WITH RESPECT TO EXCHANGECO

     On the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, holders of the exchangeable shares will be entitled to, subject to applicable law and to exercise by CallCo of the liquidation call right, preferential rights to receive from the assets of ExchangeCo an amount equal to the current market price of a share of FuelCell common stock which will be fully paid and satisfied by the delivery of one share of FuelCell common stock, plus an amount equal to all declared and unpaid dividends on each such exchangeable share held by such holder on any dividend record date which occurred prior to the liquidation date (such aggregate amount, the "Liquidation Amount") for each exchangeable share held. When a liquidation, dissolution or winding-up occurs, CallCo will have an overriding liquidation call right to purchase all but not less than all of the outstanding exchangeable shares (other than exchangeable shares held by FuelCell and its affiliates) from the holders of exchangeable shares on the liquidation date for a purchase price per share equal to the Liquidation Amount.

     When an insolvency event occurs, and while it continues, each holder of exchangeable shares (other than FuelCell and its affiliates) will be entitled to instruct the Trustee to exercise the exchange right with respect to the exchangeable shares held by such holder, thereby requiring FuelCell to purchase such exchangeable shares from the holder. As soon as practicable after the occurrence of an insolvency event or any event that with the giving of notice or the passage of time or both, would be an insolvency event, ExchangeCo and FuelCell will give written notice of the event to the Trustee. As soon as practicable following receipt of the notice or the Trustee becomes aware of an insolvency event, the Trustee will notify each holder of exchangeable shares of the event or potential event and advise the holder of its exchange right. The purchase price payable by FuelCell for each exchangeable share purchased under the exchange right will be equal an amount to the aggregate of the current market price of FuelCell common stock plus all declared and unpaid cash dividends on each exchangeable share plus an amount equal to all dividends declared and payable or paid on FuelCell common stock which have not been declared or paid on exchangeable shares plus an amount equal to all non-cash dividends, payable and unpaid, or undeclared but payable on such exchangeable shares on the last business day prior to the day of closing of the purchase and sale of the exchangeable share under the exchange right, which will be fully paid and satisfied by the delivery of the exchangeable share consideration which consists of an amount per share equal to the current market price of a FuelCell common stock, which will be fully paid and satisfied by the delivery for each exchangeable share of one share of FuelCell common stock, plus an amount equal to all declared and unpaid dividends on each such exchangeable share.

  LIQUIDATION RIGHTS WITH RESPECT TO FUELCELL

     In order for the holders of the exchangeable shares to participate on a pro rata basis with the holders of FuelCell common stock in the distribution of assets of FuelCell, immediately prior to the effective time of a determination by the FuelCell board of directors to institute voluntary liquidation, dissolution or winding-up proceedings with respect to FuelCell or to effect any other distribution of assets of FuelCell among its shareholders for the purpose of winding up its affairs or receipt by FuelCell of notice of and FuelCell otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of FuelCell or to effect any other distribution of assets of FuelCell among its shareholders for the purpose of winding up its affairs, in each case where FuelCell has

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failed to contest in good faith any such proceeding within 30 days of becoming aware of the proceedings, each exchangeable share will, pursuant to the automatic exchange right, automatically be exchanged for shares of FuelCell common stock equal to the exchangeable share price under the Voting and Exchange Trust Agreement. Upon a holder's request and surrender of exchangeable share certificates, duly endorsed in blank and accompanied by such instruments of transfer as FuelCell may reasonably require, FuelCell will deliver or cause to be delivered to the holder certificates representing an equivalent number of shares of FuelCell common stock. For a description of FuelCell's obligations relating to the dividend and liquidation rights of the holders of exchangeable shares, see "Certain Restrictions" and "FuelCell Support Obligations" below.

  EXCHANGE PUT RIGHT

     In the event that either ExchangeCo or CallCo, as the case may be, fails to complete any redemption, retraction, distribution or liquidation in respect of, or purchase exchangeable shares required to be completed by it as contemplated in the exchangeable share provisions, in ExchangeCo's articles or in the Voting and Exchange Trust Agreement, a holder of exchangeable shares has the right to require FuelCell to purchase all or any part of the exchangeable shares of the holder in consideration of the payment by FuelCell of the exchangeable share price under the Voting and Exchange Trust Agreement (which shall be the exchangeable share price applicable on the business day immediately prior to receipt of notice from the holder of exchangeable shares of its exercise of the exchange put right).

  WITHHOLDING RIGHTS

     Each of FuelCell, ExchangeCo, CallCo and the Trustee will be entitled to deduct and withhold from any consideration otherwise payable to any holder of exchangeable shares or FuelCell common stock such amounts as FuelCell, ExchangeCo, CallCo or the Trustee, as the case may be, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code or any provision of federal, provincial, state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the holder in respect of which the deduction and withholding was made, provided that the withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, FuelCell, ExchangeCo, CallCo and the Trustee are authorized to sell or otherwise dispose of the portion of the consideration as is necessary to provide sufficient funds to FuelCell, ExchangeCo, Callco or the Trustee, as the case may be, to enable it to comply with the deduction or withholding requirement and FuelCell, ExchangeCo, CallCo or the Trustee will notify the holder and remit to the holder any unapplied balance of the net proceeds of such sale.

  RANKING

     The exchangeable shares will have a preference over the common shares of ExchangeCo and any other shares ranking junior to the exchangeable shares with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of ExchangeCo, whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs. See "Chapter
3 -- Description of FuelCell Capital Stock, Global Preferred Shares, and ExchangeCo and CallCo Share Capital -- ExchangeCo Share Capital".

  CERTAIN RESTRICTIONS

     So long as any of the exchangeable shares are outstanding, ExchangeCo will not, without the approval of the holders of the exchangeable shares as described below under "Amendment and Approval":

          1. pay any dividends on the common shares of ExchangeCo or any other shares ranking junior to the exchangeable shares with respect to payment of dividends, other than stock dividends payable in common shares of ExchangeCo or any other such shares ranking junior to the exchangeable shares, as the case may be;

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

          2. redeem or purchase or make any capital distribution in respect of common shares of ExchangeCo or any other shares ranking junior to the exchangeable shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of ExchangeCo or any other distribution of assets of ExchangeCo;

          3. redeem or purchase any other shares of ExchangeCo ranking equally with the exchangeable shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of ExchangeCo or any other distribution of assets of ExchangeCo;

          4. issue any exchangeable shares or any other shares of ExchangeCo ranking equally with, or superior to, the exchangeable shares other than by way of stock dividends to the holders of exchangeable shares; or

          5. amend its articles or by-laws in any manner that would adversely effect the rights or privileges of the holders of the exchangeable shares.

     The restrictions (in 1, 2, 3 and 4 above) will not apply if all dividends on the outstanding exchangeable shares corresponding to dividends declared and paid to date on FuelCell common stock have been declared and paid in full on the exchangeable shares.

  AMENDMENT AND APPROVAL

     The rights, privileges, restrictions and conditions attaching to the exchangeable shares may be added to, changed or removed only with the approval of the holders of the exchangeable shares. Any such approval or any other approval or consent to be given by the holders of the exchangeable shares will be deemed to have been sufficiently given if given in accordance with applicable law subject to a minimum requirement that approval or consent be evidenced by a resolution passed by not less than 66 2/3% of the votes cast on the resolution at a meeting of the holders of exchangeable shares duly called and held at which holders of at least 25% of the outstanding exchangeable shares are present in person or represented by proxy. In the event that no quorum is present at such meeting within one-half hour after the time appointed for the meeting, the meeting will be adjourned to a place and time (not less than five days later) designated by the chair of the meeting. At the adjourned meeting, the holders of exchangeable shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed at the adjourned meeting by the affirmative vote of not less than 66 2/3% of the votes cast on the resolution will constitute the approval or consent of the holders of the exchangeable shares.

  FUELCELL SUPPORT OBLIGATIONS

     On the date the articles of arrangement are filed with the registrar giving effect to the Plan of Arrangement, FuelCell, CallCo and ExchangeCo will enter into the support agreement attached as Exhibit C to the Combination Agreement attached to this Joint Proxy Statement as Annex B. Pursuant to the Support Agreement, FuelCell will make the following covenants for so long as any exchangeable shares (other than exchangeable shares owned by FuelCell or its affiliates) remain outstanding:

          1. FuelCell will not declare or pay any dividends on FuelCell common stock unless ExchangeCo (i) on the same day declares or pays, as the case may be, an equivalent dividend on the exchangeable shares and has sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such equivalent dividend or (ii) subdivides the exchangeable shares in lieu of a stock dividend thereon (as provided for in the exchangeable share provisions) and has sufficient authorized but unissued securities available to enable the subdivision;

          2. FuelCell will advise ExchangeCo sufficiently in advance of the declaration of any dividend on FuelCell common stock and take all other actions as are necessary to ensure that (i) the declaration date, record date and payment date for dividends on the exchangeable shares are the same as those for the corresponding dividend on the FuelCell common stock or
     (ii) the record date and effective date for a subdivision of the exchangeable shares in lieu of a stock dividend (as provided for in the exchangeable

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     share provisions) are the same as the record date and payment date for the stock dividend on the FuelCell common stock;

          3. FuelCell will ensure that the record date for any dividend declared on the FuelCell common stock is not less than ten business days after the declaration date of the dividend;

          4. FuelCell will take all actions and do all things necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding exchangeable share (other than exchangeable shares owned by FuelCell or its affiliates) upon the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, the delivery of a retraction request by a holder of exchangeable shares or a redemption of exchangeable shares by ExchangeCo, including all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered FuelCell common stock to the holders of exchangeable shares in accordance with the exchangeable share provisions;

          5. FuelCell will take all actions and do all things as are necessary or desirable in accordance with the exchangeable share provisions to enable and permit CallCo, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Call rights, including delivering FuelCell common stock to holders of exchangeable shares in accordance with the provisions of the applicable Call right;

          6. FuelCell will not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution, winding-up of ExchangeCo nor take or omit to take any action designed to result in the liquidation, dissolution or winding-up of ExchangeCo; and

          7. FuelCell will recognize the right of a holder of exchangeable shares to exercise its exchange put right.

     The Support Agreement and the exchangeable share provisions provide that so long as any exchangeable shares not owned by FuelCell or its affiliates are outstanding, FuelCell will not, without the prior approval of ExchangeCo and the holders of the exchangeable shares given in the manner described above under "Amendment and Approval", and subject to certain exceptions, issue or distribute: (i) FuelCell common stock, securities exchangeable for or convertible into or carrying rights to acquire FuelCell common stock; (ii) rights, options or warrants to subscribe for or to purchase FuelCell common stock; or (iii) shares or securities of FuelCell of any class other than FuelCell common stock or rights, options or warrants described above or evidences of indebtedness or other assets of FuelCell, to all or substantially all of the then outstanding holders of FuelCell common stock, nor will FuelCell
(a) subdivide, redivide or change the then outstanding shares of FuelCell common stock; (b) reduce, combine, consolidate, or change the FuelCell common stock; or
(c) reclassify or (d) otherwise change the FuelCell common stock or effect and amalgamation, merger, reorganization or other transaction involving or affecting the shares of FuelCell common stock, unless the same or an economically equivalent distribution or change is simultaneously made to the exchangeable shares (or in the rights of the holders thereof). The board of directors of ExchangeCo is conclusively empowered to determine in good faith and in its sole discretion whether any corresponding distribution on or change to the exchangeable shares is the same as, or economically equivalent to, any proposed distribution on or change to FuelCell common stock. In the event of any proposed tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to FuelCell common stock which is recommended by the FuelCell board of directors, or is otherwise effected or to be effected with the consent or approval of the board of directors of FuelCell, and in connection with which the exchangeable shares are not redeemed by ExchangeCo or purchased by CallCo under the redemption call right, FuelCell will in good faith take all actions and do all such things as are necessary or desirable and in its power to enable and permit holders of exchangeable shares to participate in such offer to the same extent and on an economically equivalent basis as the holders of FuelCell common stock, without discrimination.

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     To assist FuelCell in complying with its obligations under the Support
Agreement and to permit CallCo to exercise the call rights, ExchangeCo is required to notify FuelCell and CallCo if certain events occur, such as: (i) the voluntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of its assets; (ii) its notice of or otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or other action resulting in a distribution of its assets; (iii) its receipt of a retraction request from a holder of exchangeable shares; (iv) the determination of a redemption date; and (v) the issuance by ExchangeCo of any exchangeable shares or rights to acquire exchangeable shares (other than pursuant to the Plan of Arrangement).

     Under the Support Agreement, FuelCell has agreed not to, and to cause its affiliates not to, exercise any voting rights attached to the exchangeable shares owned by it or any of its affiliates on any matter considered at meetings of holders of exchangeable shares, although it will appoint and cause to be appointed proxyholders with respect to such exchangeable shares for the sole purpose of attending meetings of the holders of exchangeable shares in order to be counted as part of the quorum for each such meeting. As long as any outstanding exchangeable shares are owned by any shareholder (other than FuelCell or its affiliates), FuelCell will use its best efforts to maintain a listing for the exchangeable shares on the Toronto Stock Exchange, or in the event that a listing on the Toronto Stock Exchange is not available, on another recognized Canadian stock exchange.

     With the exception of: (i) adding to the covenants of any or all parties to the Support Agreement; (ii) making amendments or modifications not inconsistent with the Support Agreement as may be necessary or desirable with respect to matters or questions that, in the good faith opinion of the parties' respective boards, it may be expedient to make; or (iii) making such changes or corrections that, on the advice of the parties' respective counsel, are required for the purpose of curing or correcting any ambiguity, defect, inconsistent provision, clerical omission, mistake or manifest error (in each case provided that the board of directors of each of FuelCell, ExchangeCo and CallCo are of the opinion that such amendments are not prejudicial to the rights or interests of the holders of the exchangeable shares), the Support Agreement may not be amended without the approval of the holders of the exchangeable shares given in the manner described above under "Amendment and Approval".

THE COMBINATION AGREEMENT

     The following is a summary of the material provisions of the Combination Agreement entered into between FuelCell and Global on August 4, 2003. The following description of the Combination Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Combination Agreement, which is attached as Annex B to this Joint Proxy Statement and is incorporated in this Joint Proxy Statement by reference. All FuelCell stockholders and Global common shareholders are urged to read the Combination Agreement carefully and in its entirety.

  REPRESENTATIONS AND WARRANTIES

     The Combination Agreement contains customary representations and warranties of each of Global and FuelCell relating to, among other things:

     - authority to enter into the Combination Agreement and to complete the Combination;

     - the parties' organization, capital structures and qualification;

     - required consents;

     - no defaults;

     - intellectual property rights;

     - periodic securities reports and financial information;

     - liabilities and litigation;

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     - absence of certain changes and events;

     - material contracts;

     - customers and suppliers;

     - insurance;

     - environmental matters and hazardous substances;

     - title to properties;

     - taxes;

     - employee matters;

     - information supplied and disclosure;

     - compliance with applicable laws; and

     - net working capital and anticipated expenditures.

     The representations and warranties in the Combination Agreement are complicated and not easily summarized. You are encouraged to carefully read the sections of the Combination Agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of FCE."

  CONDITIONS TO CLOSING

     FuelCell's and Global's obligations to complete the Combination are subject to conditions that must be satisfied or waived before the completion of the Combination, including:

     - the approval of the Combination by the Global common shareholders at the Global Meeting;

     - the approval of the Combination by the Court;

     - the approval of the Combination and the Combination Agreement at the FuelCell Meeting by the FuelCell stockholders;

     - the receipt of all required consents and regulatory approvals;

     - there must not be any law or court order prohibiting the Combination;

     - the representations and warranties of the parties in the Combination Agreement being true and correct in all material respects and, where applicable, true and correct in all respects;

     - the parties having performed, in all material respects, all agreements and covenants to be performed by them under the Combination Agreement;

     - the parties having received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all of their material contracts;

     - the approval of Nasdaq for the listing of the shares of FuelCell common stock to be issued pursuant to the Combination, and Nasdaq must not have objected to the completion of the Combination contemplated by the Plan of Arrangement and the Combination Agreement;

     - the listing of the exchangeable shares, issued pursuant to the Plan of Arrangement, on the Toronto Stock Exchange or another recognized Canadian stock exchange;

     - in respect of the obligations of FuelCell, that there shall have been no material adverse change in respect of Global;

     - in respect of the obligations of Global, that there shall have been no material adverse change in respect of FuelCell;

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     - the issuance by FuelCell of the FuelCell common stock and exchangeable shares pursuant to the Combination shall be exempt from the registration and qualification requirements of the United States Securities Act of 1933 and applicable state securities or "blue sky" laws;

     - that Global shall not have received notice on or prior to the effective time of the Combination from the holders of more than 5% of the issued and outstanding shares of Global entitled to consent to or vote on the matters presented at the Global Meeting, in aggregate, of their intention to exercise their rights of dissent;

     - the parties' net working capital and net cash amounts equaling or exceeding the amounts set forth in the Combination Agreement less an amount for anticipated expenditures (referred to in the Combination Agreement as "cash burn") and certain litigation expenses;

     - the parties paying or otherwise satisfying all their costs and expenses incurred in connection with the transactions contemplated by the Plan of Arrangement and the Combination Agreement; and

     - in respect of the obligations of FuelCell, Global shall have paid any and all fees owed to Quantum pursuant to the Quantum Combination Agreement.

     Each party has the right to waive the conditions (except for the requisite shareholder and regulatory approvals) to its obligations under the Combination Agreement.

  COVENANTS

     Under the Combination Agreement Global and FuelCell have agreed to a number of covenants, including the following:

     - Consents and Approvals. The parties have agreed to apply for and use their reasonable best efforts to obtain all court, regulatory and other consents and approvals required for the completion of the Combination and to use their reasonable best efforts to effect the transactions contemplated by the Combination Agreement as soon as reasonably practicable.

     - Interim Operations of Global and FuelCell. Until the earlier of the termination of the Combination Agreement or the completion of the Combination, each party has agreed that it will operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization. Each party has agreed to refrain from taking any action which would be reasonably likely to prevent or materially delay the completion of the Combination.

     - Stock Exchange Listing. FuelCell will use its reasonable best efforts to cause the shares of FuelCell common stock to be issued pursuant to the Combination to be approved for listing on the Nasdaq National Market. Global will cooperate and assist FuelCell to cause the exchangeable shares to be listed on the Toronto Stock Exchange or another recognized Canadian stock exchange.

     - Environmental Matters. Global will take all steps necessary to commence and diligently prosecute the recommendations set forth in the "2002 Phase II Environmental Site Assessment and Remediation Cost Estimate" prepared by Global's independent environmental consultant, including the completion of all necessary or appropriate site characterization activities (including soil and groundwater sampling and analysis) and the development of a remedial action plan for the Bassano manufacturing facility that is satisfactory to the applicable governmental entity.

     - Additional FuelCell Board Seats. Global shall have the right to nominate one individual for election to the FuelCell board of directors in connection with the completion of the Combination. FuelCell may in its sole discretion appoint an additional Global nominee to the FuelCell board of directors.

     The agreements related to the conduct of business in the Combination Agreement are complicated and not easily summarized. You are urged to carefully read the sections of the Combination Agreement entitled "Additional Agreements of the Company" and "Additional Agreements of FCE."

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  NO SOLICITATION AND RIGHT TO MATCH

     Global agreed to immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity or other discussion with any parties conducted prior to the date of the Combination Agreement. Global will exercise all rights to require the return of information regarding it previously provided to such parties and will exercise all rights to require the destruction of all materials including or incorporating any information regarding Global. In addition, each of Global and FuelCell will not, and will not authorize or permit any of its officers, directors, employees, financial advisors, representatives and agents to directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussions, negotiations or inquiries relating thereto or accept any acquisition proposal. Notwithstanding the foregoing, each of Global and FuelCell may at any time prior to the time their respective shareholders have voted to approve the Combination, engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by either Global or FuelCell, as the case may be, or their respective subsidiaries or any of their respective representatives described above) seeks to initiate such discussions or negotiations and, (i) in the case of Global, furnish such third party information concerning Global and its business, properties and assets which has previously been provided to FuelCell, if and only to the extent that (A) the third party has first made an unsolicited bona fide written acquisition proposal that is, in the good faith judgment of the board of directors of Global, a "superior proposal," i.e., a proposal that is (a) financially superior to the Combination contemplated by the Combination Agreement, and (b) as to which the third party has demonstrated that the funds or other consideration necessary are available, as determined in good faith by the board of directors, after receiving the written advice of its financial advisors and is subject only to confirmatory due diligence; and Global's board of directors has concluded in good faith, after considering applicable law and receiving the advice of outside counsel that such action is necessary for the board to act in a manner consistent with its fiduciary duties under applicable law; (B) prior to furnishing information to or entering into discussions or negotiations with the third party, Global provides prompt notice orally and in writing to FuelCell specifying the identity of such person or entity and that it is furnishing information or entering into discussions or negotiations with such person or entity in respect of a superior proposal and receives from the third party an executed confidentiality agreement having confidentiality and standstill terms substantially similar to those contained in the confidentiality agreement executed by Global and FuelCell (other than the exclusivity provisions contained in that agreement), and the parties shall provide full details forthwith, and in any event within 24 hours, of all material terms and conditions of the superior proposal and any amendments to the proposal and confirming in writing the determination of its board of directors that such proposal constitutes a superior proposal; (C) Global provides notice forthwith to FuelCell, and in any event within 24 hours, at such time as it is terminating any such discussions or negotiations with such person or entity; and (D) Global promptly makes available to FuelCell any information provided to any such person or entity not previously made available to FuelCell; or (ii) in the case of FuelCell, in the event that FuelCell receives an unsolicited acquisition proposal in respect of FuelCell, FuelCell shall be free to, and to authorize or permit any of its representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to one or more acquisition proposals from any person, or engage in any discussion, negotiations or inquiries relating thereto.

     Global may accept, recommend, approve or implement a superior proposal from a third party, but only if prior to such acceptance, recommendation, approval or implementation, the board of directors of Global has concluded in good faith, after considering provisions of applicable law and after giving effect to all proposals to adjust the terms and conditions of the Combination Agreement and the Plan of Arrangement which may be offered by FuelCell during the three day notice period described under "Right to Match" below, and after receiving the advice of outside counsel, that such action is, in the good faith judgment of the board of directors of the recipient, reasonably necessary for the board of directors of Global to act in a manner consistent with its fiduciary duties under applicable law and terminates the Combination Agreement and concurrently therewith pays the applicable termination fees described below.

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     Global must give FuelCell at least three days' notice orally and in writing prior to any decision by its board of directors to accept, recommend, approve or implement a superior proposal, which notice must identify the party making the superior proposal and must provide full details of all material terms and conditions thereof and any amendments thereto. Global must inform FuelCell of the status (including all terms and conditions thereof) of any discussions and negotiations with that party. In addition Global must, and must cause its financial and legal advisors to, negotiate in good faith with FuelCell to make such adjustments in the terms and conditions of the Combination Agreement and the Plan of Arrangement as would enable Global and FuelCell to proceed with the transactions contemplated by the Combination Agreement. Before executing any agreement to implement a superior proposal, Global must provide FuelCell with copies of such final documentation executed by the party making the superior proposal. In the event that FuelCell proposes to amend the Combination Agreement and the Plan of Arrangement, the board of directors of Global shall consider the proposed amendments and not enter into any agreement regarding the acquisition proposal unless it has provided FuelCell with at least 24 hours written notice in advance of entering into such agreement that the board of directors has reconfirmed its view that the acquisition proposal remains a superior proposal.

     As used in the Combination Agreement, "acquisition proposal" means a proposal or offer (other than by the other party to the Combination Agreement), whether or not subject to a due diligence condition, whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership (as defined under Rule 13(d) of the United States Securities Exchange Act of 1934) of more than 20% of the assets of Global or FuelCell, as the case may be, or any subsidiary thereof, or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of the payment of termination fees, 20%) of the outstanding voting shares of Global or FuelCell, as the case may be, whether by an arrangement, amalgamation, a merger, consolidation or other business combination, by means of a sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving either Global or FuelCell, as the case may be, or any of its subsidiaries, including any single or multistep transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of more than 20% of the assets of either Global or FuelCell, as the case may be, or any subsidiary thereof, or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of the payment of termination fees, 20%) of the outstanding voting shares of Global or FuelCell, as the case may be (other than the transactions contemplated by the Combination Agreement).

  TERMINATION

     Global and FuelCell may terminate the Combination Agreement by mutual agreement. In addition, either Global or FuelCell may terminate the Combination Agreement prior to the effective time if any of the following occurs:

     - if all conditions for closing the Combination have not been satisfied or waived by 5:00 p.m. (Calgary time) on December 31, 2003 other than as a result of a breach by the terminating party, provided that neither party may terminate the Combination Agreement due to litigation initiated by Quantum in connection with the Quantum Combination Agreement or by the holder of the Global Series 2 Preferred Shares until the earlier of: (i) a final, non-appealable order in such litigation; and (ii) January 31, 2004;

     - on or before 5:00 p.m. (Calgary time) on December 31, 2003 if: (i) the Global securityholders entitled to vote at the Global Meeting do not approve the arrangement (and the other matters to be approved at the Global Meeting) or the Court does not issue the final order; or (ii) the FuelCell stockholders do not approve the Combination and the Combination Agreement; or

     - if a final and non-appealable order shall have been entered in any action or proceeding before any governmental entity that prevents or makes illegal the completion of the Combination.

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     FuelCell may terminate the Combination Agreement if:

     - there has been a breach by Global of any representation, warranty, covenant or agreement in the Combination Agreement, or any representation or warranty of Global has become untrue, subject to notice and cure provisions;

     - the Global board of directors or any committee thereof: (i) withdraws or modifies adversely to FuelCell its approval or recommendation in respect of the Combination; or (ii) fails to reaffirm its approval or recommendation within ten days upon request by FuelCell or after a competing acquisition proposal is announced, proposed, offered or made, whichever occurs first;

     - the Court orders or requires persons other than Global common shareholders the right to consent, approve or vote in connection with the Combination as a separate class; or

     - Global's levels of net working capital and net cash are below specified levels on the effective date of the Combination, based upon Global's net working capital and net cash amounts prior to execution of the Combination Agreement, as reduced by a specified amount representing anticipated reductions of working capital and cash.

     Global may terminate the Combination Agreement if:

     - there has been a breach by FuelCell of any representation, warranty, covenant or agreement in the Combination Agreement, or any representation or warranty of FuelCell has become untrue, subject to notice and cure provisions;

     - the FuelCell board of directors or any committee thereof: (i) withdraws or modifies adversely to Global its approval or recommendation of the Combination and the Combination Agreement to FuelCell's stockholders; or
       (ii) fails to reaffirm its approval or recommendation within ten days upon request by Global or after a competing acquisition proposal is announced, proposed, offered or made, whichever occurs first;

     - prior to the approval by the Global common shareholders of the Combination, the Global board of directors accepts, recommends, approves or implements a superior proposal in compliance with the Combination Agreement; or

     - if the daily volume-weighted average of FuelCell's stock price, calculated in accordance with the Combination Agreement, is less than $6.65, calculated on a rolling basis for each trading day during any 15 consecutive trading days after the date of the Combination Agreement until the effective date of the Combination (the "Walk-Away Price"). Upon the occurrence of any Walk-Away Price, Global may terminate the Combination Agreement within three days of such occurrence, and if Global fails to exercise such termination right, Global will be deemed to have waived its right to terminate in respect of such occurrence, but without prejudice to any future right to terminate upon the occurrence of a subsequent Walk-Away Price;

     - FuelCell's levels of net working capital and net cash are below specified levels on the effective date of the Combination, based upon FuelCell's net working capital and net cash amounts prior to execution of the Combination Agreement, as reduced by a specified amount representing anticipated reductions of working capital and cash; or

     - FuelCell announces its intention to acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof for a purchase price in excess of $10,000,000.

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  TERMINATION AND EXPENSE REIMBURSEMENT FEES

     Global must pay FuelCell $900,000 for reimbursement of expenses in cash if:

     - FuelCell terminates the Combination Agreement because there has been a breach by Global of any representation, warranty, covenant or agreement in the Combination Agreement, or any representation or warranty of Global has become untrue, subject to notice and cure provisions;

     - either party terminates the Combination Agreement because the Global securityholders entitled to vote at the Global Meeting do not approve the Combination and any other matters to be approved at the Global Meeting on or prior to 5:00 p.m. (Calgary time) on December 31, 2003;

     - FuelCell terminates the Combination Agreement because the Court orders or requires any person, other than Global common shareholders the right to consent to, approve or vote in connection with the Combination, as a separate class; or

     - FuelCell terminates the Combination Agreement because Global has not satisfied its obligations under the Combination Agreement with respect to net working capital and net cash.

     FuelCell must pay Global $900,000 for reimbursement of expenses in cash if:

     - Global terminates the Combination Agreement because there has been a breach by FuelCell of any representation, warranty, covenant or agreement in the Combination Agreement, or any representation or warranty of FuelCell has become untrue, subject to notice and cure provisions;

     - either party terminates the Combination Agreement because the FuelCell stockholders do not approve the Combination and the Combination Agreement on or prior to 5:00 p.m. (Calgary time) on December 31, 2003; or

     - Global terminates the Combination Agreement because FuelCell has not satisfied its obligations under the Combination Agreement with respect to net working capital and net cash.

     Global must pay FuelCell a termination fee of $2,000,000 in cash if:

     - an acquisition proposal by a third party in respect of Global is publicly announced or is proposed, offered or made, and such acquisition has not expired or been withdrawn at the time of the Global Meeting and the securityholders of Global do not approve the Combination and, within twelve months of the termination of the Combination Agreement, Global enters into, directly or indirectly, an agreement, commitment or understanding with respect to such acquisition proposal, an amended version thereof, a competing acquisition proposal or an acquisition proposal solicited in response to the foregoing, or any such acquisition proposal is consummated;

     - prior to approval of the Global securityholders, Global terminates the Combination Agreement because Global has accepted, recommended, approved or implemented a superior proposal; or

     - FuelCell terminates the Combination Agreement because the Global board of directors or any committee thereof: (i) withdraws or modifies adversely to FuelCell its approval or recommendation in respect of the Combination; or (ii) fails to reaffirm its approval or recommendation within ten days upon request by FuelCell or after a competing acquisition proposal is announced, proposed, offered or made, whichever occurs first.

     FuelCell must pay Global a termination fee of $2,000,000 in cash if:

     - Global terminates the Combination Agreement because the FuelCell board of directors or any committee thereof: (i) withdraws or modifies adversely to Global its approval or recommendation to FuelCell stockholders; or
       (ii) fails to reaffirm its approval or recommendation within ten days upon request by Global or after a competing acquisition proposal is announced, proposed, offered or made, whichever occurs first.

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AGREEMENTS OF CERTAIN PERSONS

     Global will use its reasonable best efforts to enter into agreements with persons who may be deemed to be affiliates of Global for the purposes of Rules 144 and 145 promulgated under the United States Securities Act of 1933. Pursuant to those agreements, Global affiliates will agree, among other things, that they will not sell, transfer or otherwise dispose of the FuelCell common stock or exchangeable shares that they will receive in connection with the Combination except in compliance with the resale restrictions of Rule 145(d) or after satisfying other specified conditions. The agreements permit FuelCell to place restrictive legends on and issue stop-transfer instructions with respect to the shares of FuelCell common stock and exchangeable shares that the Global affiliates will receive as a result of the Combination.

DISSENTING SHAREHOLDER RIGHTS

  FUELCELL

     Under Delaware law, holders of FuelCell common stock will not have appraisal or dissenters' rights relating to the Combination.

  GLOBAL

     THE FOLLOWING DESCRIPTION OF THE RIGHTS OF DISSENTING HOLDERS OF GLOBAL COMMON SHARES IS NOT A COMPREHENSIVE STATEMENT OF PROCEDURES TO BE FOLLOWED BY A DISSENTING SHAREHOLDER WHO SEEKS PAYMENT OF THE FAIR VALUE OF GLOBAL COMMON SHARES AND IS QUALIFIED IN ITS ENTIRETY BY THE PLAN OF ARRANGEMENT, THE INTERIM ORDER AND SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA) WHICH WE HAVE INCLUDED AS ANNEXES C, D AND G TO THIS JOINT PROXY STATEMENT. A GLOBAL COMMON SHAREHOLDER WHO INTENDS TO EXERCISE THE RIGHT OF DISSENT AND APPRAISAL SHOULD CAREFULLY CONSIDER AND COMPLY WITH THE PROVISIONS OF SECTION 191, AS MODIFIED BY THE PLAN OF ARRANGEMENT AND THE INTERIM ORDER, WHICH INTERIM ORDER PROVIDES THAT GLOBAL COMMON SHAREHOLDERS SHALL HAVE THE RIGHT TO DISSENT IN RESPECT OF THE PLAN OF ARRANGEMENT. FAILURE TO COMPLY WITH THE PROVISIONS OF SECTION 191 AS MODIFIED BY THE PLAN OF ARRANGEMENT AND INTERIM ORDER AND TO ADHERE TO THE PROCEDURES ESTABLISHED THEREIN MAY RESULT IN THE LOSS OF ALL RIGHTS THEREUNDER.

     The Court hearing the application for the final order has the discretion to alter the rights of dissent described herein based on the evidence presented at such hearing.

     Under the Interim Order, registered holders of Global common shares are entitled, in addition to any other right they may have, to dissent and to be paid by FuelCell the judicially determined fair value of the common shares held by them, determined as of the close of business on the last business day before the day on which the resolution from which they dissented was adopted. A Global shareholder may dissent only with respect of all of the shares held by the shareholder or on behalf of any one beneficial owner and registered in the dissenting shareholder's name. The written objection to the resolution must be executed by or for the holder of record, fully and correctly, as such holder's name appears on the holder's share certificates. A vote against the Combination will not satisfy the notice requirements under Section 191 of the Business Corporations Act (Alberta) with respect to such shareholder's dissent rights. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the written objection should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or a tenancy in common, the written objection should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the written objection for a holder of record; however, such agent must identify the record owner or owners and expressly identify the record owner or owners, and expressly disclose in such written objection that the agent is acting as agent for the record owner or owners.

     ONLY REGISTERED COMMON SHAREHOLDERS MAY DISSENT. BENEFICIAL OWNERS OF GLOBAL COMMON SHARES REGISTERED IN THE NAME OF A BROKER, CUSTODIAN, NOMINEE OR OTHER INTERMEDIARY WHO WISH TO DISSENT SHOULD BE AWARE THAT THEY MAY ONLY DO SO THROUGH THE REGISTERED OWNER OF SUCH SHARES. A REGISTERED HOLDER SUCH AS A BROKER WHO HOLDS COMMON SHARES AS NOMINEE FOR BENEFICIAL OWNERS, SOME OF WHOM MAY DESIRE TO OBJECT TO THE RESOLUTION, MUST EXERCISE DISSENT RIGHTS ON BEHALF OF SUCH BENEFICIAL OWNERS WITH RESPECT TO THE SHARES

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HELD FOR SUCH BENEFICIAL OWNERS. IN SUCH CASE, THE WRITTEN OBJECTION TO THE
RESOLUTION SHOULD SET FORTH THE NUMBER OF COMMON SHARES COVERED BY IT.

     A dissenting holder of Global common shares must send to Global a written objection to the resolution in respect of the arrangement, which written objection must be received by Global, c/o Bennett Jones LLP, 4500, 855 -- 2nd Street S.W., Calgary, Alberta T2P 4K7, Attention: Mr. John MacNeil or the chairman of the Global Meeting, also c/o Bennett Jones LLP at the address above, no later than 24 hours before the Global Meeting. In addition, pursuant to the Interim Order, holders of Global common shares exercising their dissent rights shall have the right to vote against approval of the Plan of Arrangement. An application may be made to the Court to fix the fair value of the dissenting shareholder's common shares after the effective date of the Plan of Arrangement. If an application to the Court is made by either Global or a dissenting shareholder, Global must, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay him an amount considered by the Global board of directors to be the fair value of the Global common shares. The offer, unless the Court otherwise orders, will be sent to each dissenting shareholder at least ten days before the date on which the application is returnable, if Global is the applicant, or within ten days after Global is served with notice of the application, if a shareholder is the applicant. The offer will be made on the same terms to each dissenting holder of Global common shares and will be accompanied by a statement showing how the fair value was determined.

     A dissenting holder of Global common shares may make an agreement with Global for the purchase of the holder's common shares in the amount of Global's offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the common shares. A dissenting shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the common shares of all dissenting shareholders who are parties to the application, giving judgment in that amount against Global and in favor of each of those dissenting shareholders and fixing the time within which FuelCell, in consideration for the transfer of such dissenting shareholders' shares, must pay that amount payable to the dissenting shareholders.

     After the Combination becomes effective, or after an agreement between Global and the dissenting holder of Global common shares is made, or upon the pronouncement of a court order fixing the fair value and giving judgment in that amount, whichever first occurs, the dissenting shareholder will cease to have any rights as a shareholder other than the right to be paid the fair value of the common shares in the amount agreed between Global and the dissenting shareholder or in the amount of the judgment as the case may be. Until one of these events occurs, the shareholder may withdraw his dissent, or Global may rescind the resolution in respect of the arrangement and, in either event, the dissent and appraisal proceedings in respect of that shareholder will be discontinued. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder calculated from the date on which the shareholder ceases to have any rights as a shareholder until the date of payment.

     The Combination Agreement provides that it is a condition to the obligation of both FuelCell and Global to complete the Combination that Global shall not have received notice from the holders of more than 5% of the issued and outstanding shares of Global entitled to consent to or vote on the matters presented at the Global Meeting, in aggregate, of their intention to exercise their rights of dissent as described above.

ANTICIPATED ACCOUNTING TREATMENT

     FuelCell, as the accounting acquirer, will account for the Combination with Global using the purchase method of accounting under U.S. GAAP. After completion of the Combination, the results of operations of Global will be included in the consolidated financial statements of FuelCell.

BUSINESS COMBINATION COSTS

     Regardless of whether the Combination is completed, Global and FuelCell will each bear its respective expenses and legal fees incurred with respect to the Combination Agreement and the transactions contemplated thereby. Global and FuelCell will, however, share equally the costs of printing and filing this Joint

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Proxy Statement, as well as the costs of any filings or applications with any governmental entity relating to the Combination.

     The combined estimated fees, costs and expenses of Global and FuelCell in connection with the Combination, excluding the $2 million Quantum termination fee and including, without limitation, change of control payments, financial advisor fees, soliciting dealer fees, filing fees, legal and accounting fees and printing and mailing costs are anticipated to be approximately $5.8 million, of which $3.5 million relates to FuelCell's costs and change of control payments which are referred to in Note b(2) and Note f to the Unaudited Pro Forma Condensed Combined Balance Sheet.

     In addition, Global or FuelCell may be required to pay the other party a termination fee in certain circumstances, as discussed more fully beginning on page -- .

PROCEDURES FOR EXCHANGE BY GLOBAL COMMON SHAREHOLDERS

     Enclosed with this Joint Proxy Statement is a letter of transmittal which each Global common shareholder must complete, execute and return together with a certificate for Global common shares in order to receive shares of FuelCell common stock or exchangeable shares if the Combination is completed. The letter of transmittal allows Global common shareholders who are residents of Canada for purposes of the Income Tax Act (Canada) to elect to receive either exchangeable shares or shares of FuelCell common stock once the Combination is completed. Global common shareholders who are non-residents of Canada for purposes of the Income Tax Act (Canada) will not have the option to receive exchangeable shares and will receive shares of FuelCell common stock. Global common shareholders will be required to complete a declaration of residency in the letter of transmittal in order to properly elect to receive exchangeable shares. The number of exchangeable shares or shares of FuelCell common stock to be received for each Global common share will be based on the exchange ratio. See
"-- Mechanics for Implementing the Combination and Description of Exchangeable Shares". A Canadian Global common shareholder who wishes to receive exchangeable shares or shares of FuelCell common stock may do so by checking the relevant box on the letter of transmittal. A Canadian Global common shareholder who does not make an election will receive shares of FuelCell common stock. It is anticipated that certificates representing the exchangeable shares and shares of FuelCell
common stock will be available immediately following the closing on    --   ,
2003 for those holders who tender their letters of transmittal by the proxy
cut-off date of    --   , 2003.

     If Global common shares are registered in the name of a broker, bank or nominee, the registered holder of the shares must submit the letter of transmittal on behalf of the beneficial owner.

     No certificates representing fractional exchangeable shares will be issued. In lieu of fractional exchangeable shares, each shareholder who would otherwise be entitled to receive a fraction of a share of FuelCell common stock or an exchangeable share shall be paid an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian dollar equivalent of the product of such fraction and the weighted average trading price of the shares of FuelCell common stock for the ten consecutive trading days ending on the third trading day before the special meeting.

     Any use of the mail to transmit a certificate for Global common shares and a related letter of transmittal is at the risk of the shareholder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

     If the Combination is completed, certificates representing the appropriate number of exchangeable shares or shares of FuelCell common stock issuable to a former Global common shareholder who has complied with the procedures set out above, together with a cheque in the amount, if any, payable in lieu of fractional exchangeable shares will, as soon as practicable after the later of the effective date of the Combination and the date of receipt of a certificate for Global common shares and a related letter of transmittal, be forwarded to the holder at the address specified in the letter of transmittal by first class mail or made available at the offices of Computershare Trust Company of Canada for pickup by the holder, if requested by the holder in the letter of transmittal.

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     If the Combination does not close, all certificates representing Global common shares transmitted with a related letter of transmittal will be returned by certified mail to Global common shareholders.

     Where a certificate for common shares has been destroyed, lost or mislaid, the registered holder of that certificate should immediately contact Computershare Trust Company of Canada regarding the issuance of a replacement certificate.

STOCK EXCHANGE LISTINGS

     The shares of FuelCell common stock currently trade on the Nasdaq National Market. FuelCell has applied to list on the Nasdaq National Market the shares of FuelCell common stock issuable pursuant to the Combination. The Global common shares are currently listed on the Toronto Stock Exchange and will be delisted
following the effective date of the Combination. On    --   , 2003, the Toronto
Stock Exchange accepted notice of the proposed Combination and conditionally approved the listing and posting for trading of the exchangeable shares, subject to compliance with all of the requirements of the Toronto Stock Exchange, including distribution of the exchangeable shares to a minimum number of public
shareholders, on or before    --   , 2003.

ELIGIBILITY FOR INVESTMENT IN CANADA

     Exchangeable Shares. In the opinion of Bennett Jones LLP, Canadian counsel to Global, the exchangeable shares, if listed on a prescribed stock exchange in Canada (which currently includes the Toronto Stock Exchange) will be qualified investments under the Income Tax Act (Canada) for trusts governed by RRSPs, RRIFs, DPSPs and RESPs. In addition, if ExchangeCo maintains a substantial presence in Canada, the exchangeable shares will not be foreign property under the Income Tax Act (Canada) for such plans or funds and for certain other persons to whom Part XI of the Income Tax Act (Canada) applies.

     FuelCell has indicated that it intends to take all actions necessary to cause ExchangeCo to maintain the listing of the exchangeable shares on the Toronto Stock Exchange. ExchangeCo will be considered to have a substantial presence in Canada if it satisfies certain asset tests or if it maintains an office in Canada and ExchangeCo or a corporation controlled by it, employs more than five employees in Canada full time in the active conduct of a business, other than an investment activity or a business carried on through a partnership of which the corporation is not a majority interest partner. FuelCell is of the view that following the Combination, ExchangeCo will satisfy this substantial presence test and expects that ExchangeCo will continue to satisfy this test.

     Voting Rights and Exchange Rights. The rights of the holders of exchangeable shares to direct the voting of the one share of FuelCell special voting stock by Computershare Trust Company of Canada, the trustee under the voting and exchange trust agreement, and the rights granted to the trustee to exchange exchangeable shares for FuelCell common stock in certain circumstances, will not be a qualified investment for trusts governed by RRSPs, RRIFs, DPSPs and RESPs and will be foreign property under Part XI of the Income Tax Act (Canada). However, as indicated under "Chapter 4 -- Information About Tax Considerations -- Canadian Federal Income Tax Considerations to Global Common Shareholders -- Global Common Shareholders Resident in Canada", each of FuelCell and Global is of the view that the fair market value of any such rights is nominal. Based on such view, there should be no material consequences under the Income Tax Act (Canada) to RRSPs, RRIFs and DPSPs holding such non-qualified investments. RESPs holding such non-qualified investments may, however, realize adverse consequences, including potential revocation of the registration of the RESP, regardless of the fair market value of such non-qualified investments.

     FuelCell Common Stock. The FuelCell common stock will be a qualified investment under the Income Tax Act (Canada) for trusts governed by RRSPs, RRIFs, DPSPs and RESPs, provided such shares are listed on a prescribed stock exchange (which currently includes the Nasdaq National Market). The FuelCell common stock will, however, be foreign property for such plans or funds and for certain other persons to whom Part XI of the Income Tax Act (Canada) applies.

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OTHER REGULATORY MATTERS

     Except as described under "-- Summary -- Regulatory Approvals," neither FuelCell nor Global is aware of any material license or regulatory permits that it holds that might be adversely affected by the Combination or of any material regulatory approval or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained prior to the effective date of the Combination, other than compliance with applicable securities laws of various jurisdictions.

RESALES OF EXCHANGEABLE SHARES AND FUELCELL COMMON STOCK

  UNITED STATES

     The issuance of shares of FuelCell common stock and exchangeable shares to holders of Global common shares will not be registered under the United States Securities Act of 1933, as amended. The shares of FuelCell common stock and the exchangeable shares will be issued in reliance upon the exemption available pursuant to Section 3(a)(10) of the Securities Act of 1933. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions and exchange at which all persons to whom the securities will be issued have the right to appear. The Court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the Plan of Arrangement, including the proposed issuance of securities in exchange for other outstanding
securities. The Court entered the Interim Order of    --   , 2003 and, subject
to the approval of the arrangement by Global shareholders, a hearing on the
fairness of the arrangement will be held on    --   , 2003 by the Court. See
"-- Court Approval of the Arrangement and Completion of the Combination" on page
 -- .

     The shares of FuelCell common stock, the exchangeable shares and the shares of FuelCell common stock issuable upon the exchange of exchangeable shares will be freely transferable under U.S. federal securities laws, except by persons who are affiliates of Global or FuelCell prior to the Combination or persons who are affiliates of FuelCell after the Combination. Shares held by Global or FuelCell affiliates may be resold only in transactions permitted by Rule 901 in combination with Rule 903 or Rule 904 of Regulation S under the Securities Act of 1933, the resale provisions of Rule 145(d)(1), (2) or (3) under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Rule 145(d)(1) generally provides that affiliates of Global may sell securities of FuelCell received pursuant to the Combination pursuant to an effective registration statement or in compliance with the volume, current public information and manner of sale limitations of Rule 144. These limitations generally permit sales made by an affiliate in any three-month period that do not exceed the greater of 1% of the outstanding shares of FuelCell or the average weekly trading volume over the four calendar weeks preceding the placement of the sell order provided the sales are made in unsolicited, open market "broker transactions". Rules 145(d)(2) and (3) generally provide that these limitations lapse for non-affiliates of FuelCell after a period of one or two years, depending upon whether information continues to be publicly available with respect to FuelCell.

     Under Rule 904, persons who are not affiliates of FuelCell (or who are affiliates of FuelCell solely by virtue of holding a position as an officer or director of FuelCell) may sell shares of FuelCell common stock and exchangeable shares without registration under the Securities Act of 1933 if no "directed selling efforts" (as defined in Rule 902 of Regulation S) are made by the seller or any of its affiliates or any person acting on their behalf, no offer is made to a person in the United States, and either: (i) at the time the buy order is originated, the buyer is outside the United Sates, or the seller and any person acting on behalf of the seller reasonably believes the buyer is outside the United States; or (ii) the transaction is executed in, on or through the facilities of the Toronto Stock Exchange and neither the seller nor any person acting on behalf of the seller knows that the transaction has been pre-arranged with a buyer in the United States. In the case of sales by a person who is an officer or director of FuelCell and is an affiliate of FuelCell solely by virtue of holding that position, no selling concession, fee or other remuneration may be paid in connection with the offer or sale other than the usual and customary broker's commission that would be received by a person executing the

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transaction as agent. Additional conditions apply to resales by persons who are affiliates of FuelCell other than by virtue of holding a position as an officer or director of FuelCell.

     Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, the issuer and general include executive officers and directors of the issuer as well as principal shareholders of the issuer.

     FuelCell has agreed that it will file and maintain effective the necessary registration statements covering the issuance of FuelCell common stock from time to time in exchange for the exchangeable shares. The shares of FuelCell common stock used from time to time in exchange for the exchangeable shares therefor will be freely transferable under U.S. federal securities laws, subject to restrictions on persons who were affiliates of Global or FuelCell prior to the Combination or who are affiliates of FuelCell after the Combination.

     FuelCell has agreed to file a registration statement with the U.S. Securities and Exchange Commission on Form S-3 to register for resale the FuelCell common stock issued to persons who are considered affiliates of Global prior to completion of the Combination. That resale registration statement will not, however, register shares issued to Global officers and directors, who will be permitted to resell FuelCell common stock only if they comply with the requirements of Rule 145. FuelCell has also agreed to file a registration statement with the U.S. Securities and Exchange Commission on Form S-3 (or another available registration form) to register the FuelCell common stock issuable upon conversion of the Global Series 2 Preferred Shares or exchange of the exchangeable shares. Finally, FuelCell will assume all outstanding options issued under Global's Amended Incentive Stock Option Plan, and FuelCell has agreed to file a registration statement with the U.S. Securities and Exchange Commission on Form S-8 to register the shares of its common stock that may be issued upon exercise of those options.

  CANADA

     FuelCell and ExchangeCo expect to receive rulings or orders of each provincial and territorial securities regulatory authority in Canada providing exemptions from the registration and prospectus requirements (and the rights and protections otherwise afforded thereunder):

     - to permit the issuance of the exchangeable shares and FuelCell common stock to Global common shareholders upon completion of the Combination;

     - to permit the issuance of FuelCell common stock to holders of exchangeable shares upon the exchange thereof;

     - to permit FuelCell to assume the obligation to exchange Global options for FuelCell common stock;

     - to permit the issuance of FuelCell common stock to holders of Global options upon the exercise thereof;

     - to permit the issuance of FuelCell common stock upon the conversion of Global Preferred Series 2 Shares;

     - to permit resale of the exchangeable shares, FuelCell common stock received in connection with the Combination, FuelCell common stock issuable pursuant to the exchangeable shares, or upon the exercise of Global options or upon the conversion of Global Preferred Series 2 Shares, in those Canadian provinces and territories without restriction by a shareholder other than a "control person", provided that no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect thereof.

     The rulings and orders will provide a rebuttable presumption that a person or company is a control person where the person or company alone or in combination with others holds more than 20% of the outstanding voting securities of FuelCell (and for this purpose FuelCell common stock and exchangeable shares will be considered to be of the same class). ExchangeCo also expects to receive exemptions from statutory financial,

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insider reporting and other reporting requirements in those Canadian provinces and territories on the condition that FuelCell files with the securities regulatory authorities of those Canadian provinces and territories copies of the reports filed with the SEC and that holders of exchangeable shares receive materials that are sent to holders of FuelCell common stock. In Quebec, FuelCell and ExchangeCo have also applied for an exemption from the requirements of Title VI of the Securities Act (Quebec), relating to take-over bids and issuer bids, in respect of the issuance of FuelCell common stock in exchange for exchangeable shares.

ONGOING CANADIAN REPORTING REQUIREMENTS

     As the issuer of the exchangeable shares, ExchangeCo, upon completion of the Combination, will be a reporting issuer in certain of the Canadian provinces and territories. Applications have been made for appropriate exemptions from statutory financial and reporting requirements, including exempting insiders of ExchangeCo from the requirements of filing insider reports with respect to trades of ExchangeCo securities in those Canadian provinces and territories on the condition that FuelCell continues to file with the relevant securities regulatory authorities copies of certain of its reports filed with the SEC and that holders of exchangeable shares receive certain materials that are sent to holders of FuelCell common stock, including annual and interim financial statements of FuelCell and FuelCell stockholder meeting materials. A similar
application has been made to the Toronto Stock Exchange and on    --   , 2003,
the Toronto Stock Exchange informed us that ExchangeCo will be exempt from their financial and reporting requirements.

     After the consummation of the arrangement and subject to ExchangeCo receiving the reporting exemptions discussed in the preceding paragraph, holders of exchangeable shares will receive annual and interim financial statements of FuelCell in lieu of financial statements of ExchangeCo.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

     You should be aware that members of the management and board of directors of Global have interests in the Combination, including those referred to below, that may present them with actual or potential conflicts of interest in connection with the Combination. These interests include the following:

  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Pursuant to the Combination Agreement, FuelCell has agreed to maintain all rights to indemnification existing at the time of execution of the Combination Agreement in favor of the directors and officers of Global and its subsidiaries in accordance with the charter documents and bylaws of each entity and indemnity agreements between Global and each director and senior officer of Global to the fullest extent permitted under the Business Corporations Act (Alberta). The Combination Agreement also provides that for a period of six years from the effective date of the Combination, FuelCell will continue in effect director and officer liability insurance for such persons equivalent to the current Global policies in effect at the time of execution of the Combination Agreement; provided that in no event will FuelCell be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by FuelCell for similar insurance carried by FuelCell for its own directors and officers.

  RIGHTS ON CHANGE OF CONTROL

     Global entered into change of control agreements with Paul Crilly, Jim Barker and Bernie LeSage in September 2001 and with Peter Garrett and Brian McGurk in August 2002. These agreements have not been amended in any way in connection with the Combination. The agreements entered into with Messrs. Garrett, Barker, Crilly and LeSage provide for them to receive severance benefits if their employment is terminated (either voluntarily by the employee or involuntarily) within six months of a change in control of Global. Under these agreements, Messrs. Garrett, Barker, Crilly and LeSage shall be paid, within 30 days of termination, two and one-half years' pay at their base salary, plus an amount equal to 1.25 times the sum of the last two annual bonuses paid to them in the two previously completed fiscal years of Global. In addition, all stock options that have not been exercised shall become immediately exercisable for a period of 90 days from the date of termination. The change of control agreement entered into with Mr. McGurk provides for him to receive the

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same severance benefits if his employment is involuntarily terminated within six months of a change in control of Global.

     Global entered into an employment agreement with one officer, Mr. Garrett, on August 4, 2003. This agreement is for an indefinite term and provides for the payment to Mr. Garrett of a salary of Cdn.$260,000 per annum together with an incentive bonus of up to 60% of his salary. The agreement can be terminated by Global for cause, and by Mr. Garrett upon the occurrence of specified events upon the payment to Mr. Garrett of a termination payment equal to eighteen months salary and bonus. The agreement can also be terminated by Mr. Garrett within six months of the occurrence of a "change of control", as defined in the change of control agreement between Global and Mr. Garrett. Upon the occurrence of a change of control, the obligations of Global to Mr. Garrett will be governed solely by the change of control agreement, and in no event shall Mr. Garrett be entitled to payments under both his employment agreement and his change of control agreement.

  CERTAIN DIRECTORS OF GLOBAL

     Messrs. Kerry Brown and John Howard, currently both members of Global's board of directors, are significant shareholders of Foundation Equity Corporation, which firm holds approximately 8.9% of Global's common shares as of the date of this Joint Proxy Statement.

  APPOINTMENTS TO FUELCELL BOARD OF DIRECTORS

     Under the terms of the Combination Agreement, prior to the effective time of the Combination, FuelCell's board of directors will be expanded to twelve voting members and will appoint one of the individuals nominated by Global to serve on FuelCell's board of directors. In addition, FuelCell may in its sole discretion choose to appoint one additional nominee of Global, in which case FuelCell would increase the number of directors comprising its board accordingly.

  GLOBAL STOCK OPTIONS

     Pursuant to the Combination Agreement, all Global stock options will continue to vest in accordance with their terms and FuelCell will assume Global's Amended Incentive Stock Option Plan and the obligations of Global under each outstanding Global stock option. Each Global stock option outstanding immediately prior to the effective time of the Combination will be assumed by FuelCell and will represent an option to purchase shares of FuelCell common stock in accordance with the exchange ratio.

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             CHAPTER TWO -- CERTAIN FINANCIAL AND OTHER INFORMATION
                              ABOUT THE COMPANIES

                              BUSINESS OF FUELCELL

     FuelCell is a world leader in the development and manufacture of carbonate fuel cell power plants for distributed power generation. FuelCell has designed and is developing standard fuel cell power plants that offer significant advantages compared to existing power generation technology. These advantages include higher fuel efficiency than existing distributed generation equipment, significantly lower emissions, quieter operation, lower vibration, flexible siting and permitting requirements, scalability and potentially lower operating, maintenance and generation costs. FuelCell is currently conducting, and has successfully concluded, field trials of fuel cell power plants ranging from 250 kW to 2 MW.

     According to a 2001 study by Allied Business Intelligence ("ABI"), the cumulative worldwide electrical generating capacity is expected to grow from 3,137 gigawatts in 2000 to 4,280 gigawatts in 2011, a 2.8 percent compound annual growth rate. At an estimate of $750 per kW, that amounts to an approximate $850 billion market potential for new central station and distributed power generation. FuelCell estimates that distributed generation currently captures between 10% and 20% of this market. FuelCell believes that there is a market opportunity to increase the share for distributed generation equipment that can respond to the need for higher reliability, lower emissions, higher efficiency utilizing cogeneration, the ability to distribute power in more flexible sizes at specific load centers, enhanced security by installing incremental power plants in dispersed locations, and increased energy independence by utilizing fuels other than oil. FuelCell's Direct FuelCell products, which have higher efficiency, cleaner generation and are more easily sited than existing distributed generation equipment, have the attributes to penetrate this market and further enable its growth.

     FuelCell's carbonate fuel cell, known as the Direct FuelCell, is so named because of its ability to generate electricity directly from a hydrocarbon fuel, such as natural gas, by reforming the fuel inside the fuel cell to produce hydrogen. FuelCell believes that this "one-step" process results in a simpler, more efficient and cost-effective energy conversion system compared with external reforming fuel cells. External reforming fuel cells, such as proton exchange membrane ("PEM") and phosphoric acid, generally use complex, external fuel processing equipment to convert the fuel into hydrogen. This external equipment increases capital cost and reduces electrical efficiency.

     FuelCell's Direct FuelCell has been demonstrated using a variety of hydrocarbon fuels, including natural gas, methanol, diesel, biogas, coal gas, coal mine methane and propane. FuelCell's commercial DFC power plant products are expected to achieve an electrical efficiency of between 45% and 57%. Depending on location, application and load size, FuelCell expects that a co-generation configuration will reach an overall energy efficiency between 70% and 80%.

     FuelCell's designs use the basic single fuel cell stack incorporated in FuelCell's sub-megawatt class product as the building block for its megawatt class products. All three of FuelCell's products will offer the capability of using the exhaust heat by-product for combined cycle applications utilizing an unfired gas turbine, and for co-generation applications using the high quality heat by-product for high-pressure steam, district heating and air conditioning.

     FuelCell's products are designed to meet the power requirements of a wide range of customers such as utilities, industrial facilities, data centers, shopping centers, wastewater treatment plants, office buildings, hospitals, universities and hotels. FuelCell's current products, the DFC300A, DFC1500 and DFC3000, are rated at 250 kW, 1 MW and 2 MW in capacity. FuelCell expects its commercial products to mature to three configurations: 300 kW, 1.5 MW and 3 MW for distributed applications generally up to 10 MW. FuelCell is also developing new products, based on FuelCell's existing power plant design, for applications in the 10 to 50 MW range.

     FuelCell expects initial commercial sales will be to "early adopters." Energy users that, due to environmental or energy efficiency concerns, are unable to or choose not to site traditional combustion-based generation, or energy users that need more reliable electricity sources than provided by the grid, current diesel back-up generators, and batteries, may be willing to pay higher prices per kW to obtain the power that they need. FuelCell expects that these "early adopters" will include energy users that are able to take advantage of government subsidies that provide funding for fuel cell installations. FuelCell expects examples of "early adopters" will be institutions, commercial and industrial customers in pollution non-attainment zones and customers in grid-constrained regions. "Early adopters" are also anticipated to include customers with opportunity fuels such as industrial or municipal wastewater treatment gas, and co-generation and reliability applications such as hospitals, schools, universities and hotels.

     FuelCell's current focus is to further reduce the costs of its products and develop sustainable markets for DFC power plants. FuelCell believes that the initial early adopter customers will lead to additional orders that will enable it to increase volume and implement FuelCell's cost reduction plan. As a result, FuelCell believes it will eventually be able to provide a lower cost product and therefore achieve greater market potential with commercial and industrial customers.

MARKET OPPORTUNITIES FOR DISTRIBUTED GENERATION

     A solution with which to meet the growing worldwide demand for electricity is distributed generation in general and FuelCell's fuel cell technology in particular. ABI has reported that global fuel cell energy generating capacity could increase to between 16,000 and 25,000 MW by 2012, a substantial increase from the 2002-installed fuel cell generating capacity of approximately 45 MW.

     The key drivers for fuel cell distributed generation have been defined for a number of years and recent general economic events as well as specific power industry developments have strengthened the need for FuelCell's clean, reliable and highly efficient DFC power plants.

     - Operational Efficiency. FuelCell's DFC power plants have the potential to reach efficiencies of 45 to 57 percent in single cycle applications and 70 to 80 percent for combined heat and power applications. This is greater than the fuel efficiency of the average U.S. fossil fuel plant of 30 to 35 percent.

     - Reliability. The continued growth of the 24/7 global economy increases the need for higher electrical reliability than the existing central power plant generator and the constrained transmission and distribution system can provide. DFC power plants can be located directly at the customer's site, thereby increasing reliability.

     - Grid Constraints. In many areas, the electrical transmission and distribution system has not kept pace with economic development, resulting in a shortage of available power and this trend is expected to continue. By locating DFC power plants at customers' sites and configuring them to operate independently of the grid, the transmission and distribution system can be avoided completely.

     - Emissions. Highly industrialized regions of the world, especially urban areas, suffer from high pollution rates that restrict the ability to add traditional combustion-based power generation. Fuel cells, which have ultra-low emissions, can be sited in these areas and allow these regions to grow their economies by increasing power generation while reducing pollution.

     - Security. FuelCell's DFC products can enhance security by installing smaller, incremental power plants in dispersed locations, thereby reducing dependence on large, vulnerable infrastructure.

     - Transmission and Distribution Efficiency. Line losses related to delivering electricity from large central power plants through the transmission and distribution system to end-use customers has been estimated to be greater than ten percent. FuelCell's DFC power plants, which are located at the customer's site, avoid these line losses.

     - Capacity Addition Efficiency. Fuel cell distributed generation extends beyond the operations of each individual power plant to aggregate capacity additions. FuelCell's DFC power plants range in size from 250 kW to 2 MW, and multiple units combined together can provide power plant systems up to 10 MW and larger. Conversely, traditional combustion-based central and/or regional power plants are larger in size, typically 50 to 100 MW or larger, resulting, in many cases, in excess capacity until demand grows over time. Consequently, FuelCell's DFC distributed power generation can be added in increments that more closely match expected demand and in a shorter time frame from order to start up.

     - Energy Independence. According to a DOE/Energy Information Administration (EIA) study, the U.S. currently imports over 50 percent of the oil it consumes. FuelCell's DFC power plants are designed to primarily operate on natural gas, coal (which can be converted to synthetic gas), as well as municipal and industrial wastewater treatment gas, all abundant U.S. resources. In addition, FuelCell's DFC power plants utilize these domestic fuel sources significantly more efficiently, thereby enhancing the use of existing U.S. resources.

     Many governments at various levels, both in the U.S. and abroad, are proactively pursuing programs and subsidies to stimulate the development of alternative energy generation in general and fuel cells in particular. FuelCell estimates there are over $100 million of global incentives available for distributed generation, alternative energy and renewable technologies, including FuelCell's DFC power plants, with subsidies ranging up to 50 percent of project costs depending on the application and the site. FuelCell and its partners have been able to take advantage of specific incentives in California, New Jersey, Massachusetts, Germany and Japan, and FuelCell has projects that have received preliminary approval for incentives in New York and Connecticut.

FUELCELL'S DEVELOPMENT PROGRAM

  DEMONSTRATION PROJECTS

     FuelCell has over 24,000 hours of experience with its demonstration projects and "alpha" units conducted at FuelCell's facilities. FuelCell has used these demonstration projects to develop its core fuel cell component technology, including its full-height vertical stack design. FuelCell will continue to use demonstration projects as it expands its development of fuel cell/turbine and liquid-fueled products.

FIELD TRIAL PROGRAM

     FuelCell has used these programs to test operational characteristics of FuelCell's designs; gain "end-user" site experience to better understand interconnection, installation and operating issues; to identify design improvement opportunities; and to test redesigned components and solutions. Based on experience gained from FuelCell's demonstrations projects and field trial program, FuelCell has developed the next generation product, the DFC300A, which incorporates design improvements throughout the power plant, including more efficient thermal management and gas flow within the fuel cell module and enhancements in the mechanical and electrical balance-of-plant systems that result in higher performance, lower cost, and smaller footprint. FuelCell is currently delivering DFC300A power plants to global customer sites.

     Since the inception of FuelCell's field trial program in 1999, FuelCell has accumulated over 125,000 hours of combined operational experience with FuelCell's DFC300 products in a variety of conditions and settings and on a range of fuels.

     In 2003, FuelCell expects to initiate its field trial program for its 1 MW DFC1500 and 2 MW DFC3000 power plants.

FIELD FOLLOW PROGRAM FOR FUELCELL'S DFC300A DESIGN

     FuelCell's field follow program is expected to be used to monitor fleet performance, including additional instrumentation, field service and data gathering, to build operational history (availability, kWh output, etc.) of FuelCell's DFC300A power plants in order to further enhance FuelCell's product design to allow for cost reduction, performance improvement, increased reliability and serviceability. There are currently 15 units operating in Europe, Japan and the U.S., and these units have generated more than 12 million kilowatt hours of electricity at customers' sites.

STRATEGIC DISTRIBUTION ALLIANCES AND CUSTOMERS

     FuelCell entered into significant strategic alliance, distribution, and market development agreements to facilitate the sale of its DFC products. FuelCell's distribution partners include MTU CFC Solutions GmbH, a subsidiary of DaimlerChrysler AG, in Germany; Marubeni Corporation in Asia; and Caterpillar, Inc.; PPL Energy Plus, a subsidiary of PPL Corporation; Chevron Energy Solutions L.P. and Alliance Power in the U.S.

     MTU is operating 250 kW fuel cell power plants at seven locations in Europe (in Germany unless otherwise noted), including an energy park at RWE, Germany's largest utility; a telecommunications center for Deutsche Telecom; a tire manufacturing facility for Michelin; at Rhon-Klinikum Hospital; a hospital for IPF in Germany; at Grundstat Clinic; and IZAR, a shipbuilder, in Spain.

     Marubeni has ordered 4.25 MW of DFC power plants from FuelCell and is currently operating a DFC300A at the Kirin Brewery near Tokyo, Japan. Shipments are in progress for DFC300A power plants for Nippon Metal and the City of Fukuoka, also in Japan, with customer commitments for the balance of their order not yet identified.

     PPL has ordered 1.75 MW of DFC power plants and currently has units installed at two Starwood Resorts properties (Sheraton Edison and Sheraton Parsippany in New Jersey); two units at Zoot Enterprises headquarters building in Bozeman, Montana; and one unit at the U.S. Coast Guard station in Bourne, Mass. FuelCell recently shipped a DFC300A to Ocean County College in New Jersey, and expects to ship one more DFC300A power plant for a customer site that has not been announced.

     The Southern Company, Alabama Municipal Electric Authority and Mercedes-Benz are currently operating a 250 kW DFC power plant at Mercedes' manufacturing facility in Tuscaloosa, Alabama. These demonstration partners have the option to negotiate exclusive arrangements for the sale, distribution and service of FuelCell's DFC power plants in several southern U.S. states that must be exercised upon completion of the project.

     Caterpillar is expected to finalize a DFC300A power plant sale to American Municipal Power-Ohio and install it at a substation in the City of Westerville, Ohio. In addition, Caterpillar is offering FuelCell's DFC products to its customers and is developing its own one-megawatt fuel cell power plant that will incorporate FuelCell's DFC technology. Caterpillar expects this one megawatt fuel cell power plant be completed and ready for market introduction in 2004.

     Both Chevron Energy Solutions, LP and Alliance Power are market distribution partners that offer FuelCell's DFC power plants as part of their portfolio of energy solutions. To date, neither partner has an executed contract for the sale of our DFC products.

     The Los Angeles Department of Water and Power is a direct customer of FuelCell Energy and has two operating DFC300A power plants -- one at its headquarters building, and one at the Terminal Island Wastewater Treatment facility. A third power plant will be installed at a site to be determined.

     FuelCell expects to establish additional long-term relationships that will facilitate the marketing, development and installation of FuelCell's fuel cell power plants throughout the world.

SOLID STATE ENERGY CONVERSION ALLIANCE ("SECA")

     In April 2003, FuelCell was selected by DOE as a new project participant, subject to final negotiation and execution of a contract, for its Solid State Energy Conversion Alliance (SECA) program. The total project award amount for the solid oxide fuel cell development program is approximately $139 million that will be cost-shared by the DOE. FuelCell was selected by DOE based on FuelCell's team (Versa Power Systems, Inc. ("Versa"), Materials and Systems Research, University of Utah, Gas Technology Institute, Electric Power Research Institute, Dana Corporation and Pacific Northwest National Laboratories) and its advanced state of development of high temperature DFC carbonate technology, systems development, manufacturing experience and progress it has made in its commercialization. FuelCell, as team leader, is expected to coordinate development activities and contribute its expertise in fuel cell manufacturing, assembly, stacking, sealing, internal reforming, advanced cooling to enhance electrical efficiency and product packaging. FuelCell invested $2 million in Versa for a 15.8 percent ownership position that also includes board representation.

     The SECA project, when fully developed, is expected to complement FuelCell's current DFC product offerings by including combined heat and power products for applications up to 100 kW. Target applications include remote sites, telecommunications, commercial and residential buildings, back-up, mobile standby and auxiliary power units. For the worldwide residential/small business market alone, ABI, in 2001, projected an installed fuel cell generating capacity of between 3,400 MW (moderate forecast) and 5,300 MW (aggressive forecast) by 2011.

FUELCELL'S STRATEGY

  DFC PRODUCTS

     In 2003, FuelCell essentially completed the DFC300A near-term product strategy that included standardizing its products (including certifications for product safety, interconnection, installation and performance), expanding its manufacturing facility to 50 MW of annual capacity and developing its distribution partners and service capability. FuelCell qualified multiple vendors for balance of plant and fuel cell components, completed its first article testing mission critical sub-systems and identified and implemented product cost reductions. FuelCell incorporated product enhancements for its DFC300A power plants into its one- and two-MW fuel power plants. Specific product cost-out teams were created to focus on value engineering and further product cost reductions on all components.

     FuelCell is currently monitoring the performance of its operating DFC products at customer sites worldwide to gain additional performance data. FuelCell expects to develop sustainable markets for its DFC products in target markets such as universities, hospitals, wastewater treatment facilities and hotels, among others, as well as in grid-support applications for utility customers.

     In the near-term, FuelCell expects that DFC product sales will be assisted by government-sponsored incentive programs. When further product cost reductions can be identified and implemented, which FuelCell expects will be a function of its cost-out programs and increased order volume. FuelCell expects that it will become less dependent on subsidy programs and will be able to price its fuel cell power plants more competitively. If FuelCell achieves further product cost reductions, it anticipates broadening the market opportunities for its fuel cell power plants, thereby resulting in increased sales of its DFC products.

  SECA PROGRAM

     The ten-year, $139 million SECA program has three phases. The first phase focuses on the technological development of SOFC stationary modules in the 3 to 10 kilowatt size range and scalable systems for applications up to 100 kW operating on natural gas with target efficiencies of 45 percent. Phase one is scheduled to be a three-year, $24 million program to be cost-shared by DOE and the FuelCell team.

     Phases two and three are expected to focus on enhancing system efficiencies to 50 percent and 55 percent, respectively, as well as operating on additional fuels such as propane and diesel. The development of hybrid power plants combining fuel cells with turbines and stirling engines will also be evaluated in the later phases. Advancement to these phases is dependent upon success achieved in Phase One, DOE selection and approval and subsequent congressional appropriations.

MORE INFORMATION

     FuelCell commenced operations in 1969 and is a corporation governed by the laws of the State of Delaware. FuelCell's principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06813 Tel: (203) 825-6000
Fax: (203) 825-6100.

     A more detailed description of the business of FuelCell is contained in FuelCell's Annual Report on Form 10-K, which is included in Annex H to this Joint Proxy Statement .

                            SELECTED FINANCIAL DATA

     The following selected consolidated financial data presented below as of the end of each of the years in the five-year period ended October 31, 2002 have been derived from FuelCell's audited consolidated financial statements together with the notes thereto (the "Consolidated Financial Statements"). The data set forth below is qualified by reference to, and should be read in conjunction with, the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in FuelCell's Annual Report on Form 10-K, which is included in Annex H to this Joint Proxy Statement.

                                                                                                    SIX MONTHS ENDED
                                                YEAR ENDED OCTOBER 31,                                  APRIL 30,
                          -------------------------------------------------------------------   -------------------------
                             1998          1999          2000          2001          2002          2002          2003
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                               (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
REVENUES:
Research and development
  contracts.............  $    24,318   $    18,553   $    17,986   $    20,882   $    33,575   $    13,116   $     9,597
Product Sales and
  Revenues..............           --         1,412         2,729         5,297         7,656         2,450         9,596
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Total revenues........       24,318        19,965        20,715        26,179        41,231        15,566        19,913
COST AND EXPENSES:
Cost of research and
  development
  contracts.............       16,106        12,690        12,508        19,033        45,664        15,104        18,742
Cost of product sales
  and revenues..........           --         1,025         4,968        16,214        32,129         9,934        29,949
Administrative and
  selling expenses......        6,999         6,684         8,055         9,100        10,451         5,466         6,342
Research and development
  expenses..............        2,258         1,813         1,917         3,108         6,806         2,737         4,035
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Loss from operations....       (1,045)       (2,247)       (6,733)      (21,276)      (53,819)      (17,675)      (39,875)
License fee income,
  net...................          678         1,527           266           270           270           135           135
Interest expense........         (269)         (169)         (141)         (116)         (160)          (81)          (73)
Interest and other
  income, net...........          267           195         2,138         5,684         4,876         2,717         2,799
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Loss before provisions
  for income taxes......         (369)         (694)       (4,470)      (15,438)      (48,833)      (14,904)      (37,014)
Provision for income
  taxes.................           13           291            --            --             7            --            --
Minority interest.......           --            --            11            --            --            --            --
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net loss................         (382)         (985)       (4,459)      (15,438)      (48,840)      (14,904)      (37,014)
                          -----------   -----------   -----------   -----------   -----------   -----------   -----------
Basic and diluted loss
  per share.............        (0.02)        (0.04)        (0.16)        (0.45)        (1.25)        (0.38)        (0.94)
Basic and diluted shares
  outstanding...........   24,486,108    24,906,856    28,297,594    34,359,320    39,135,256    39,068,669    39,316,437
Working capital.........       10,234         7,204        71,576       276,173       218,334                     175,948
  Total assets..........       26,843        19,831        91,028       334,020       289,803                     248,948
  Long-term debt........        1,944         1,625            --         1,252         1,696                       1,539
  Total shareholders'
    equity..............       15,870        14,815        83,251       319,716       271,702                     234,889

                               BUSINESS OF CALLCO

     CallCo is a company incorporated under the Business Corporations
Act(Alberta) on    --   , 2003 for the purpose of implementing the Combination.
To date, CallCo has not carried on and, following the effective date of the Combination will not carry on any business except in connection with its role as a party to the Combination. CallCo is a wholly-owned subsidiary of FuelCell and
its registered office address is    --   .

     The directors of CallCo are    --   .

     [insert description of directors]

     The officers of CallCo are:

     --                                     President
     --                                     Secretary
     --                                     --

     Each of these persons is an employee of FuelCell or its affiliates.

                             BUSINESS OF EXCHANGECO

     ExchangeCo is a company incorporated under the Business Corporations
Act(Alberta) on    --   , 2003 for the purpose of implementing the Combination.
To date, ExchangeCo has not carried on and, following the effective date of the Combination will not carry on any business except in connection with its role as a party to the Combination. ExchangeCo is an indirect wholly-owned subsidiary of
FuelCell and its registered office address is    --   .

     The directors of ExchangeCo are    --   .

     [insert description of directors]

     The officers of ExchangeCo are:

     --                                     President
     --                                     Secretary
     --                                     --

     Each of these persons is an employee of FuelCell or its affiliates.

                               BUSINESS OF GLOBAL

     Global was originally incorporated as Global Thermoelectric Power Systems Ltd. on March 10, 1975 and was continued under the Business Corporations Act (Alberta) on December 30, 1983. On April 1, 1985, Global amalgamated with its wholly-owned subsidiary, Rigtronics Systems Ltd. By Articles of Amendment dated April 8, 1991, Global changed its name to Global Thermoelectric Inc.

     On September 17, 2001, Global incorporated a Delaware corporation, Global Thermoelectric Corporation, as a wholly-owned subsidiary. Global Thermoelectric Corporation markets and sells thermoelectric generators in the United States and has a sales office located in Houston, Texas. The head office and registered office of Global is located at 4908 -- 52nd Street S.E. Calgary, Alberta T2B 3R2.

     Global is focused on the development and commercialization of solid oxide fuel cell products. It is also engaged in the development, manufacture and sale of thermoelectric power generators for remote power applications.

     Fuel cells combine hydrogen and oxygen electrochemically to produce electricity, heat and water. Hydrogen is obtained from hydrocarbon fuels such as natural gas, propane and gasoline. In the case of Global's fuel cells, these hydrocarbon fuels can be used with minimal external "reforming." Utilizing electrochemical reactions to produce electricity results in a more efficient use of fuel while producing less environmentally harmful emissions such as nitrous oxides. In addition, the scalability of fuel cell designs for distributed or decentralized power production provides an economic alternative to large, capital intensive power generation facilities. The ability to capture and utilize the heat produced by the fuel cell also contributes to higher fuel efficiencies. These advantages are important with the advent of deregulation within the power industries of North America. Greater fuel efficiencies and fuel cells' compatibility with a hydrogen fuel infrastructure also address concerns related to energy security in the United States. Fuel cells can also be utilized in transportation applications as replacements of, and supplements to, the internal combustion engine.

     Thermoelectric generators produce electricity directly from heat and are utilized for remote power applications in the pipeline, oil and gas and telecommunication industries. Global's common shares are listed for trading on the Toronto Stock Exchange under the symbol "GLE."

     A description of Global's business is contained in its Annual Information Form for the year ended December 31, 2002, which is included in Annex I to this Joint Proxy Statement. The Annual Information Form also includes Global's audited financial statements for the period ended December 31, 2002, as well as Global's Management's Discussion and Analysis thereon. Annex I also includes Global's unaudited financial statements for the period ended March 31, 2003, as well as Global's Management's Discussion and Analysis thereon.

RECENT DEVELOPMENTS

     Termination of Quantum Combination Agreement. Prior to the execution of the Combination Agreement, on August 4, 2003 Global terminated the Quantum Combination Agreement in accordance with its terms. Pursuant to the terms of the Quantum Combination Agreement, Global paid Quantum a $2 million termination fee. The termination of the Quantum Combination Agreement and payment of the $2 million termination fee were required for Global to pursue the Combination with FuelCell and enter into the Combination Agreement.

     Reduction in Global Workforce. On May 6, 2003, Global announced a reduction of its workforce in its fuel cell division by approximately one third, or 47 employees, which is expected to result in a reduction of research and development expenses by approximately Cdn.$5 million over the next twelve months. The expense attributable to this reduction in workforce was approximately Cdn.$1.2 million as of June 30, 2003. During the course of Global's review of alternatives to maximize shareholder value and in conjunction with its efforts to create a sustainable solid oxide fuel cell program, Global determined that it needed to significantly reduce expenditures and to focus on its core competency -- the development of solid oxide fuel cell membranes and stack technology. Global believes that this reduction maintains Global's staffing at a level that allows it to continue to focus its efforts on its core technology development while maintaining its prototype system capability.

SELECTED CONSOLIDATED FINANCIAL DATA OF GLOBAL

     Set forth below is a summary of consolidated financial information with respect to Global and its wholly-owned subsidiary, Global Thermoelectric Corporation, at the dates and for the periods indicated prepared in accordance with Canadian GAAP. The statement of operations data for the periods ended December 31, 2000, 2001 and 2002 and the balance sheet data as at December 31, 2001 and 2002 have been derived from Global's audited financial statements included in Global's Annual Information Form for the year ended December 31, 2002 included in Annex I in this Joint Proxy Statement. The statement of operations data for the year ended March 31, 2000 and the balance sheet data as at March 31, 2000 and December 31, 2000 have been derived from audited financial statements not included in this Joint Proxy Statement. The data for the year ended and as at March 31, 1999 have been derived from unaudited financial statements not included in this Joint Proxy Statement. The data for the three months ended March 31, 2002 and 2003 and as at March 31, 2003 have been derived from unaudited financial statements included in Global's Interim Report for the quarter ended March 31, 2003 included in Annex I in this Joint Proxy Statement. Historical financial information may not be indicative of future performance of Global or the combined entity. The following selected financial data should be read in conjunction with the financial statements and related notes and "Global's Management's Discussion and Analysis" included in Global's Annual Information Form for the year ended December 31, 2002 included in Annex I of this Joint Proxy Statement and Interim Report for the quarter ended March 31, 2003.

STATEMENT OF OPERATIONS DATA:

                                                         NINE MONTHS                                    THREE MONTHS
                                        YEAR ENDED          ENDED        YEAR ENDED     YEAR ENDED          ENDED
                                         MARCH 31,       DECEMBER 31,   DECEMBER 31,   DECEMBER 31,       MARCH 31,
                                     -----------------   ------------   ------------   ------------   -----------------
                                      1999      2000         2000           2001           2002        2002      2003
                                     -------   -------   ------------   ------------   ------------   -------   -------
                                                       (THOUSANDS OF CDN.$, EXCEPT PER SHARE AMOUNTS)
Revenue from continuing
  operations.......................  $10,300   $18,534     $14,649        $ 15,357       $ 21,770     $ 4,468   $ 6,191
Revenue -- fuel cell contract
  research.........................       --        --          --              --            541          --        --
Gross margin -- generators.........    3,433     5,313       3,798           4,883          8,651       1,566     2,535
Investment income..................       --       444       3,605           5,911          2,899         665       679
Research, engineering and
  development -- net...............    2,174     1,980       4,980          15,087         23,321       6,080     4,777
Net (loss) earnings from continuing
  operations.......................   (1,052)      140      (1,967)        (12,968)       (24,543)     (6,387)   (4,481)
  Per common share -- basic and
    diluted........................    (0.08)     0.00       (0.09)          (0.49)         (0.89)      (0.23)    (0.17)
Discontinued operations, net of
  income tax(1)....................
  (Loss) earnings from discontinued
    operations.....................     (274)      112        (372)            433            137          --        --
  Gain on sale of discontinued
    operations.....................       --        --          --             744             --          --        --
Total discontinued operations, net
  of income tax....................     (274)      112        (372)          1,177            137          --        --
  Per common share -- basic and
    diluted........................    (0.02)     0.01       (0.01)           0.04           0.01          --        --
Net (loss) earnings................   (1,326)      252      (2,339)        (11,791)       (24,406)     (6,387)   (4,481)
  Per common share -- basic and
    diluted........................    (0.10)     0.01       (0.10)          (0.45)         (0.88)      (0.23)    (0.17)
Preferred share dividends..........      197        48         482             500            500         312       312

                                                  AS AT MARCH 31,          AS AT DECEMBER 31,           AS AT
                                                 -----------------   ------------------------------   MARCH 31,
                                                  1999      2000       2000       2001       2002       2003
                                                 -------   -------   --------   --------   --------   ---------
                                                                      (THOUSANDS OF CDN.$)
BALANCE SHEET DATA:
Cash and cash equivalents and short-term
  investments..................................  $    --   $24,290   $135,300   $121,064   $ 95,306   $ 90,604
Total assets...................................   10,463    41,439    160,675    146,849    122,403    117,142
Long-term obligations..........................    1,014       737        630        407        486        480
Shareholders' equity...........................    4,482    35,085    151,467    139,272    114,465    109,672

---------------

(1) In August 2001, Global sold the assets of its military heater business segment to a U.S. purchaser. For reporting purposes, the results of operations and the financial position of the business have been presented as discontinued operations.

                              THE COMBINED COMPANY

     Upon the completion of the Combination, the combined company will retain the name "FuelCell Energy, Inc." and will be headquartered in Danbury, Connecticut. The board of directors of FuelCell will be expanded to not more than 12 voting members including a designee from Global. In addition, FuelCell may in its sole discretion choose to appoint one additional nominee of Global, in which case, FuelCell would increase the number of directors comprising its board accordingly. On the effective date of the Combination, FuelCell's board of directors will appoint an individual nominated by Global to serve on FuelCell's expanded board of directors. Jerry D. Leitman, FuelCell's Chairman, President and Chief Executive Officer, and Joseph G. Mahler, FuelCell's Senior Vice-President and Chief Financial Officer, will lead the combined company in these respective roles. Global will be operated as a consolidated subsidiary of FuelCell.

     FuelCell anticipates that the companies' respective alliance partners and customers can be used to assist in the commercialization and funding of each company's products, particularly FuelCell's existing relationships with customers and U.S.-based governmental agencies. FuelCell anticipates that the combined company will result in a more cost efficient, well-capitalized and diversified company to address fuel cell power generation markets. In addition, the combined company is expected to have complementary revenue streams across established markets with an expanded technology profile and product portfolio as an energy systems solution provider, leading to broader customer awareness, industry leadership, branding and distribution opportunities.

     FuelCell believes that the Combination will allow FuelCell and Global to combine and integrate their research and development resources, complementary distribution channels, products and technologies, strategic alliances and customer bases, which is expected to lead to expanded markets, greater technical resources, diversification and cost efficiencies. Following completion of the Combination, the combined company will focus Global's solid oxide fuel cell development efforts on fuel cell membranes and stacks, its core competencies, consistent with Global's cost reduction initiatives over the past year. In addition, the combined company expects to focus on fuel cell systems development and integration to the extent that it is able to leverage FuelCell's system engineering capabilities and obtain external funding for its system development programs. FuelCell is continuing to evaluate Global's generator business to determine its strategic fit within the combined company and has no made a determination whether to retain or sell that business. Global may determine to reduce its labor force, either before or after the effective date of the Combination. Other than the Combination, FuelCell has no present plans or proposals which relate to or would result in an extraordinary corporate transaction such as a merger, reorganization, liquidation, a sale or transfer of a material amount of assets or any other material changes to its corporate structure or business.

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     At April 30, 2003, on a pro forma condensed combined basis, the combined company had:

     - total assets of $342 million;

     - total cash and cash equivalents, and investments of $240 million;

     - total stockholders' equity of $308 million;

     - long-term debt and capital leases of $2 million;

     - preferred shares of subsidiary of $8.4 million, representing the Global Series 2 Preferred Shares remaining outstanding after the Combination; and

     - approximately 48,819,527 million outstanding shares of common stock (assuming an exchange ratio of 0.325 and excluding FuelCell common stock issuable upon the exercise of options and warrants and conversion of Global Series 2 Preferred Shares).

     For the six months ended April 30, 2003, on a pro forma combined basis, the combined company had:

     - revenue of $27 million;

     - net loss of $45 million; and

     - basic and diluted loss per share of $(0.93).

     For a discussion of the assumptions underlying this pro forma condensed combined financial information, please see "-- Unaudited Pro Forma Condensed Combined Financial Statements" on page -- .

MANAGEMENT OF THE COMBINED COMPANY AFTER THE COMBINATION

     For information concerning FuelCell's current board members, see "Chapter Six -- FuelCell Executive Compensation and Related Information".

     As of August 4, 2003, the current directors and officers of FuelCell beneficially owned approximately 5,343,123 shares of FuelCell common stock, constituting approximately 12.78% of the outstanding FuelCell common stock as of such date and no Global common shares. Based upon their beneficial ownership of
Global common shares as of    --   , 2003, the directors and officers of Global
will own or control, directly or indirectly, after the completion of the
Combination, approximately    --   shares of FuelCell common stock (assuming an
exchange ratio of 0.325).

FISCAL YEAR

     The fiscal year of the combined company will be November 1 through October 31 of each year.

CAPITALIZATION

     The following table sets forth FuelCell's capitalization as of April 30, 2003:

     - on an actual basis; and

     - on a pro forma basis as adjusted to reflect the issuance by FuelCell of 9,490,276 shares of its common stock to Global common shareholders in connection with the Combination (based on 29,200,850 Global common shares outstanding as of August 4, 2003), and the assumption by FuelCell of the obligations to issue its common stock upon conversion of the Global Series 2 Preferred Shares; and on a pro forma basis as adjusted to reflect the purchase price allocation for the Combination.

                                                                  APRIL 30, 2003
                                                              -----------------------
                                                                           PRO FORMA
                                                               ACTUAL     AS ADJUSTED
                                                              ---------   -----------
                                                              (IN THOUSANDS OF U.S.$,
                                                                EXCEPT SHARE DATA)
Cash, cash equivalents and investments (U.S. Treasuries)....  $ 180,477    $ 240,381
                                                              =========    =========
Long-term debt and capital leases...........................      1,839        2,058
Preferred shares of subsidiary, 0 shares authorized and
  issued (actual), 1,000,000 shares authorized, issued and
  outstanding (pro forma as adjusted).......................         --        8,400
Stockholders' equity:
  Preferred stock, par value $0.01 per share, 250,000,
     shares authorized; 0 shares issued and outstanding.....         --           --
  Common stock, $0.0001 par value, 150,000,000 shares
     authorized (actual); 39,329,251 shares issued and
     outstanding (actual); 48,819,527 shares issued and
     outstanding (pro forma as adjusted)....................          4            5
Additional paid-in capital..................................    339,963      412,989
Accumulated deficit.........................................   (105,078)    (105,078)
                                                              ---------    ---------
     Total capitalization...................................  $ 236,728    $ 318,374
                                                              =========    =========

     The pro forma as adjusted capitalization information is based on the financial statements of FuelCell as of April 30, 2003 and of Global as of March 31, 2003 and assumes an exchange ratio of 0.325. The preceding table does not include:

     - 2,900,000 shares of FuelCell common stock issuable upon exercise of warrants outstanding on April 30, 2003 at a weighted average exercise price of $30.06 per share;

     - 5,361,766 shares of FuelCell common stock subject to outstanding options as of April 30, 2003 at a weighted average exercise price of $10.01 per share;

     - 465,844 additional shares of FuelCell common stock reserved for future issuance under FuelCell's Section 423 Stock Purchase Plan;

     - 1,701,372 additional shares of FuelCell common stock available for future grant under FuelCell's 1998 Equity Incentive Plan;

     - 424,783 shares of FuelCell common stock issuable upon exercise of Global stock options to be assumed by FuelCell in connection with the Combination at a weighted average exercise price of approximately $6.18 per share (based on options to purchase 1,307,025 Global common shares outstanding as of August 4, 2003, and assuming a currency exchange rate of Cdn.$1.4048 to U.S.$1.00); and

     - shares of FuelCell common stock issuable upon conversion of the Global Series 2 Preferred Shares. Please see "Chapter One -- The
       Combination -- Description of the Combination -- Mechanics for Implementing of the Combination and Description of Exchangeable
       Shares -- Global Series 2 Preferred Shares" for a description of the conversion rights of the Global Series 2 Preferred Shares.

                         COMPARATIVE MARKET PRICE DATA

     FuelCell's common stock has been traded on the Nasdaq National Market under the symbol "FCEL" since June 7, 2000. Global common shares trade on the Toronto Stock Exchange under the symbol "GLE." The table below sets forth, for the periods indicated, the high and low daily sales prices for FuelCell common stock and Global common shares as reported in published financial sources.

                                                                  FUELCELL
                                                              -----------------
                                                               HIGH       LOW
                                                              -------   -------
                                                              (U.S.$)   (U.S.$)
FISCAL YEAR ENDED OCTOBER 31, 2001
Quarter ended January 31....................................  $41.75    $22.63
Quarter ended April 30......................................   36.25     19.25
Quarter ended July 31.......................................   46.72     15.50
Quarter ended October 31....................................   20.45     10.48

FISCAL YEAR ENDED OCTOBER 31, 2002
Quarter ended January 31....................................   22.80     13.23
Quarter ended April 30......................................   18.65     15.02
Quarter ended July 31.......................................   17.24      6.10
Quarter ended October 31....................................    8.24      4.54

FISCAL YEAR ENDED OCTOBER 31, 2003
Quarter ended January 31....................................    9.41      5.25
Quarter ended April 30......................................    6.45      5.00
Quarter ended July 31.......................................    9.10      7.91
August 1 through September   --  ...........................      --        --

                                                                   GLOBAL
                                                              -----------------
                                                               HIGH       LOW
                                                              -------   -------
                                                              (CDN.$)   (CDN.$)
FISCAL YEAR ENDED DECEMBER 31, 2001
Quarter ended March 31......................................  $24.80    $13.05
Quarter ended June 30.......................................   20.89     12.46
Quarter ended September 30..................................   17.50      5.01
Quarter ended December 31...................................   10.40      5.50

FISCAL YEAR ENDED DECEMBER 31, 2002
Quarter ended March 31......................................    7.94      6.05
Quarter ended June 30.......................................    7.39      3.50
Quarter ended September 30..................................    3.80      1.45
Quarter ended December 31...................................    2.77      1.48

FISCAL YEAR ENDED DECEMBER 31, 2003
Quarter ended March 31......................................    2.85      2.10
Quarter ended June 30.......................................    2.83      2.20
July 1 through September   --  .............................      --        --

     On the last trading day before the public announcement by Global and FuelCell of the Combination, which last trading day was August 1, 2003 for Global and August 4, 2003 for FuelCell, Global common shares closed at Cdn.$3.45 (approximately U.S.$2.46) on the Toronto Stock Exchange and shares of FuelCell common stock closed at $7.47 on the Nasdaq National Market. The 20-day volume-weighted average trading price ending on August 4, 2003 for shares of FuelCell common stock was
approximately $8.3639. On   --  , 2003, the closing price of the Global common
shares was Cdn.$ -- on the Toronto Stock Exchange and the closing price of the shares of FuelCell common stock was $ -- on the Nasdaq National Market. The table above shows only historical comparisons. Because the market prices of FuelCell common stock and Global common shares will likely fluctuate prior to the Combination, these comparisons may not provide meaningful information, and the market value of the FuelCell common stock that FuelCell will issue to holders of Global common shares pursuant to the Combination may increase or decrease prior to the effective date of the Combination. You are encouraged to obtain current market quotations for FuelCell common stock and Global common shares and to review carefully the other information contained in this Joint Proxy Statement.

     On   --  , 2003, there were  -- outstanding shares of FuelCell common stock and there were approximately  -- holders of record.

     On   --  , 2003,  -- Global common shares were outstanding and there were approximately  -- holders of record.

     FuelCell has never declared or paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. Global has never declared or paid any cash dividends on its common shares.

                 REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

     The financial information regarding Global, including the Global audited consolidated financial statements contained in Global's Annual Information Form for the year ended December 31, 2002 included in Annex I, Global's Interim Report for the quarter ended March 31, 2003 included in Annex I, and the Global unaudited financial statements and the summaries thereof contained in this Joint Proxy Statement are reported, unless otherwise noted, in Canadian dollars and have been prepared in accordance with Canadian GAAP. Note 18 to the December 31, 2002 audited consolidated financial statements (in Global's Annual Information Form for the year ended December 31, 2002 included in Annex I) provides a reconciliation of the measurement differences between Global's financial statements and U.S. GAAP. The financial information regarding FuelCell, including the FuelCell audited financial statements, the FuelCell unaudited financial statements and the summaries thereof contained in this Joint Proxy Statement are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP. The FuelCell unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP.

     For each period indicated, the following table provides the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average of these exchange rates on the last day of each month during the period, and the exchange rate at the end of the period, based upon the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customer purposes by the Federal Reserve Bank of New York:

                                              TWELVE-MONTH PERIOD ENDED DECEMBER 31,
                                            ------------------------------------------
                                             2002     2001     2000     1999     1998
                                            ------   ------   ------   ------   ------
High......................................  0.6691   0.6697   0.6969   0.6925   0.7105
Low.......................................  0.6200   0.6254   0.6410   0.6535   0.6341
Average...................................  0.6368   0.6442   0.6732   0.6738   0.6740
Period End................................  0.6329   0.6260   0.6664   0.6925   0.6504

     On August 1, 2003, the last trading day in Canada prior to the announcement of the Combination, the exchange rate for one Canadian dollar expressed in U.S.
dollars based on the noon buying rate was $  --  . On   --  , 2003, the exchange
rate for one Canadian dollar expressed in U.S. dollars based on the noon buying rate of the Federal Reserve Bank of New York was $ -- .

     For each period indicated, the following table provides the high and low exchange rates for one U.S. dollar expressed in Canadian dollars, the average of these exchange rates during such period, and the exchange rate at the end of such period, based upon the noon buying rate of the Bank of Canada:

                                              TWELVE-MONTH PERIOD ENDED DECEMBER 31,
                                            ------------------------------------------
                                             2002     2001     2000     1999     1998
                                            ------   ------   ------   ------   ------
High......................................  1.6132   1.6021   1.5593   1.5298   1.5765
Low.......................................  1.5110   1.4936   1.4341   1.4433   1.4075
Average...................................  1.5703   1.5484   1.4852   1.4858   1.4884
Period End................................  1.5796   1.5926   1.5002   1.4433   1.5305

     On August 1, 2003, the last trading day in Canada prior to the announcement of the Combination, the exchange rate for one U.S. dollar expressed in Canadian
dollars was Cdn.$1.3964 based on the noon spot rate. On   --  , 2003, the
exchange rate for one U.S. dollar expressed in Canadian dollars based on the noon spot rate was Cdn.$ -- .

                               COMPILATION REPORT

To the Directors of FuelCell Energy, Inc.:

     We have reviewed, as to compilation only, the accompanying unaudited pro forma condensed combined balance sheet of FuelCell Energy, Inc. as of April 30, 2003 and the unaudited pro forma condensed combined statements of operations for the year ended October 31, 2002 and for the six months ended April 30, 2003. These unaudited pro forma condensed combined financial statements have been prepared solely for inclusion in the joint management information circular and proxy statement with respect to an arrangement involving FuelCell Energy, Inc.
and Global Thermoelectric Inc. dated   --  , 2003. In our opinion, these pro
forma condensed combined financial statements have been properly compiled to give effect to the proposed combination and the assumptions described in the accompanying notes thereto.

Hartford, Connecticut                          KPMG LLP
  --  , 2003                                   Certified Public Accountants

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                             FUELCELL ENERGY, INC.

     The following unaudited pro forma condensed combined balance sheet as of April 30, 2003 and the unaudited pro forma condensed combined statement of operations for the year ended October 31, 2002 and six months ended April 30, 2003 are based on the historical financial statements of FuelCell and Global after giving effect to the Combination as a purchase of Global by FuelCell using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

     The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. The pro forma information is preliminary and is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period or date indicated, nor is it necessarily indicative of future results that may occur. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from the synergies to be created or the costs to implement such cost savings or synergies. No assurance can be given that operating cost savings and synergies will be realized.

     Pro forma adjustments are necessary to reflect the estimated purchase price, the new capital structure and to adjust amounts related to Global's net tangible and intangible assets to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, certain transaction costs, stock compensation, dividends on cumulative redeemable convertible preferred shares of Global and the income tax effect related to the pro forma adjustments.

     The pro forma adjustments and allocation of purchase price are preliminary and are based in part on estimates of the fair value of the assets acquired and liabilities assumed. Management in determining purchase price allocations has considered a number of factors, including preliminary valuations.

     The final purchase price allocation will be completed after asset and liability valuations are finalized by management. A final determination of these fair values, which cannot be made prior to the completion of the Combination, will include management's consideration of all pertinent factors. This final valuation will be based on the actual net tangible and intangible assets of Global that exist as of the date of the completion of the Combination. Any final adjustments may change the allocations of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements. Amounts preliminarily allocated to intangible assets with indefinite lives may significantly decrease or be eliminated and amounts allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets. In addition, the impact of ongoing integration activities, the timing of the completion of the Combination and other changes in Global's net tangible and intangible assets prior to completion of the Combination could cause material differences in the information presented.

     The unaudited pro forma condensed combined balance sheet is presented as if the Combination had been completed on April 30, 2003 and, due to different fiscal period ends, combines the historical balance sheet of FuelCell at April 30, 2003 and the historical balance sheet of Global at March 31, 2003.

     The unaudited pro forma condensed combined statement of operations of FuelCell and Global for the year ended October 31, 2002 is presented as if the Combination had been completed on November 1, 2001 and, due to different fiscal period ends, combines the historical results of FuelCell for the year ended October 31, 2002 and the historical results of Global for the twelve months ended December 31, 2002. The unaudited pro forma condensed combined statement of operations of FuelCell and Global for the six months ended April 30, 2003 is presented as if the Combination had been completed on November 1, 2001 and, due to different fiscal period ends, combines the historical results of FuelCell for the six months ended April 30, 2003 and the historical results of Global for the six months ended March 31, 2003.

     The historical results of Global for the six month period ended March 31, 2003 were calculated as the historical results of Global for its fiscal year ended December 31, 2002 less the results for the nine month period ended September 30, 2002, plus the results for the three month period ended March 31, 2003.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with FuelCell's historical consolidated financial statements and accompanying notes for its fiscal year ended October 31, 2002 and the six month period ended April 30, 2003 included elsewhere in this Joint Proxy Statement and Global's historical financial statements in Annex I for its fiscal year ended December 31, 2002 and the three months ended March 31, 2003. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Combination been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

     Global's historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP.
Note 18 to Global's December 31, 2002 audited consolidated financial statements (in Global's Annual Information Form for the year ended December 31, 2002 included in Annex I) provides a reconciliation of the measurement differences between Global's financial statements and U.S. GAAP. For the purposes of presenting the selected unaudited pro forma combined financial information, financial information relating to Global has been adjusted to conform to U.S. GAAP.

     There were no intercompany balances or transactions between FuelCell and Global. No material pro forma adjustments were required to conform Global's accounting policies to FuelCell's accounting policies. Reclassifications have been made to conform Global's historical amounts to FuelCell's presentation.

     FuelCell has not yet identified any pre-Combination contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Upon completion of the Combination and prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF
                             FUELCELL ENERGY, INC.
                         AND GLOBAL THERMOELECTRIC INC.

                              AS OF APRIL 30, 2003
                       U.S. GAAP -- (U.S.$ IN THOUSANDS)

                                                FUELCELL     GLOBAL
                                                APRIL 30,   MARCH 31,    PRO FORMA
                                                  2003       2003(A)    ADJUSTMENTS     PRO FORMA
                                                ---------   ---------   -----------     ---------
                                             ASSETS
Current assets:
  Cash and cash equivalents...................  $  67,806   $ 41,311     $ (1,700)(b)   $ 107,417
  Short-term investments......................     93,218     20,258                      113,476
  Accounts receivable, net....................      9,748      2,961                       12,709
  Inventories.................................     12,421      2,331           45(c)       14,797
  Other current assets........................      5,275        444                        5,719
                                                ---------   --------     --------       ---------
     Total current assets.....................    188,468     67,305       (1,655)        254,118
                                                ---------   --------     --------       ---------
Property, plant and equipment, net............     39,369     12,262          196(d)       51,827
Long-term investments.........................     19,453         35                       19,488
Intangible assets.............................                              2,600(e)        2,600
Goodwill......................................                             11,897(b)       11,897
Other assets, net.............................      1,658                                   1,658
                                                ---------   --------     --------       ---------
     Total assets.............................  $ 248,948   $ 79,602     $ 13,038       $ 341,588
                                                =========   ========     ========       =========

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...........  $     300   $     83     $              $     383
  Accounts payable............................      4,637        692                        5,329
  Accrued liabilities.........................      4,604      3,975        6,137(f)       14,716
  Deferred license fee income.................        188                                     188
  Customer advances...........................      2,791                                   2,791
                                                ---------   --------     --------       ---------
     Total current liabilities................     12,520      4,750        6,137          23,407
                                                ---------   --------     --------       ---------
  Long-term debt..............................      1,539        136                        1,675
  Site restoration............................                   190                          190
                                                ---------   --------     --------       ---------
     Total liabilities........................  $  14,059   $  5,076     $  6,137       $  25,272
                                                ---------   --------     --------       ---------
Commitments and contingencies
Preferred shares of subsidiary................                              8,400(b)        8,400
Shareholders' equity:
Preferred stock...............................                16,488      (16,488)(g)          --
Common stock..................................          4     91,541      (91,540)(g)           5
Additional paid-in capital....................    339,963        493       72,533(g)      412,989
Accumulated deficit...........................   (105,078)   (32,761)      32,761(g)     (105,078)
Cumulative translation adjustment.............                (1,235)       1,235(g)           --
                                                ---------   --------     --------       ---------
                                                  234,889     74,526       (1,499)        307,916
                                                ---------   --------     --------       ---------
                                                $ 248,948   $ 79,602     $ 13,038       $ 341,588
                                                =========   ========     ========       =========

                            See accompanying notes.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

     (a) Certain reclassifications have been made to the historical presentation of Global in order to conform to the pro forma condensed combined presentation. The Global assets, liabilities and equity have been translated to U.S. dollars based upon the U.S. to Canadian conversion rate as of March 31, 2003.

     (b) Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Global's tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the Combination. The preliminary estimated consideration is allocated as follows (U.S.$ in thousands):

CALCULATION OF CONSIDERATION
  Purchase of Global common shares(1).......................   $70,892
  Estimated direct transaction fees and expenses(2).........     1,700
  Assumption of Global stock options(3).....................     2,135
  Assumption of Global Series 2 Preferred Shares(4).........     8,400
                                                               -------
  Total consideration.......................................   $83,127
PRELIMINARY ALLOCATION OF CONSIDERATION
  Global book value of net assets...........................    74,526
                                                               -------
  Initial purchase allocation adjustment....................   $ 8,601
  Less adjustments to historical net book values:
  Inventories (note c)......................................        45
  Net equipment and leasehold improvements (note d).........       196
  Intangible assets (note e)................................     2,600
  Change of control obligations (note f)....................    (1,815)
  Quantum termination fee (note f)..........................    (2,000)
  Global transaction costs (note f).........................    (2,322)
                                                               -------
     Adjustment to goodwill.................................   $11,897

---------------

     (1) Represents the value of 9,490,276 shares of FuelCell common stock to be issued to Global common shareholders based on the closing price of FuelCell common stock on August 4, 2003 of $7.47 per share and the pro forma exchange ratio. The pro forma exchange ratio has been determined by dividing $2.72 by $8.3639, the 20-day daily volume-weighted average FuelCell stock price ended August 4, 2003. The actual exchange ratio will be determined by dividing $2.72 by the 20-day daily volume-weighted average FuelCell stock price ending three days prior to the Global Meeting and will range between 0.279 and 0.342 shares of FuelCell common stock or exchangeable shares for each Global common share. The actual amount of FuelCell common stock and exchangeable shares received by Global common shareholders could materially differ based on the variable exchange ratio structure.

          The actual amount and value of FuelCell common stock or exchangeable shares issued as consideration to Global shareholders may materially affect the amount of intangible assets and goodwill recognized.

     (2) Represents FuelCell's estimated direct Combination costs, including financial advisory, legal, accounting and other costs.

     (3) Represents the estimated fair value of Global stock options outstanding as of August 4, 2003 assumed by FuelCell as valued under the Black-Scholes options pricing model.

     (4) Represents the estimated value of the Global Series 2 Preferred Shares that will remain preferred shares of Global following the Combination. Such value has been preliminarily determined by FuelCell's management after consideration of a number of factors, including preliminary valuations incorporating a discounted cash flow approach. The final determination of value by management may differ materially from this preliminary allocation.

     (c) Represents the estimated purchase accounting adjustment to capitalized manufacturing profit in inventory. This amount was estimated as part of the initial assessment of the fair value of assets acquired and liabilities assumed. The amount ultimately allocated to inventory may differ materially from this preliminary allocation. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets and the resulting tax assets or liabilities resulting from the Combination.

     (d) Represents the estimated adjustments required to record Global's net equipment and leasehold improvements at its estimated fair value. This adjustment is preliminary and is based on management's estimates. The actual adjustment may differ materially and will be based on final valuations. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets and the resulting tax assets or liabilities resulting from the Combination.

     (e) Of the total estimated purchase price, a preliminary estimate of approximately $2.6 million has been allocated to amortizable intangible assets acquired. Amortizable intangible assets consists of $1.7 million allocated to customer relationships to be amortized over five years and $0.9 million allocated to backlog to be amortized over one year. This adjustment is preliminary and is based on management's estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets and the resulting tax assets or liabilities resulting from the Combination.

     (f) Represents the estimated obligation for change of control payments of approximately $1.8 million to certain Global senior executives, the Quantum termination fee of $2 million and estimated direct Combination costs of $2.3 million, including financial advisory, legal, accounting and other costs not accrued in Global's March 31, 2003 balance sheet. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets and the resulting tax assets or liabilities resulting from the Combination.

     (g) Represents adjustments to reflect the elimination of the components of the historical equity of Global totaling $74.5 million, the issuance of $70.9 million of new FuelCell common stock, and $2.1 million for the estimated value of Global's stock options to be assumed by FuelCell.

   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF FUELCELL
                                  ENERGY, INC.
                         AND GLOBAL THERMOELECTRIC INC.

                          YEAR ENDED OCTOBER 31, 2002
           U.S. GAAP -- (U.S.$, IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            FUELCELL        GLOBAL
                                           OCTOBER 31,   DECEMBER 31,    PRO FORMA
                                              2002         2002(A)      ADJUSTMENTS      PRO FORMA
                                           -----------   ------------   -----------     -----------
REVENUES
  Research and development contracts.....  $    33,575     $    346       $             $    33,921
  Product sales and revenues.............        7,656       13,922                          21,578
                                           -----------     --------       -------       -----------
     Total revenues......................       41,231       14,268            --            55,499
COSTS AND EXPENSES
  Cost of research and development
     contracts...........................       45,664          492                          46,156
  Cost of product sales and revenues.....       32,129        8,683         1,303(b)         42,115
  Administrative and selling expenses....       10,451        6,519                          16,970
  Research and development costs.........        6,806       15,841                          22,647
                                           -----------     --------       -------       -----------
     Total costs and expenses............       95,050       31,535         1,303           127,888
                                           -----------     --------       -------       -----------
  Loss from operations...................      (53,819)     (17,267)       (1,303)          (72,389)
  License fee income, net................          270                                          270
  Interest expense.......................         (160)         (19)                           (179)
  Interest and other income, net.........        4,876        1,854                           6,730
  Minority interest of preferred shares
     of Global...........................           --                       (844)(c)          (844)
                                           -----------     --------       -------       -----------
  Loss from continuing operations before
     provision for income taxes..........      (48,833)     (15,432)       (2,147)          (66,412)
  Provision for income taxes.............            7          266                             273
                                           -----------     --------       -------       -----------
  Loss from continuing operations........      (48,840)     (15,698)       (2,147)          (66,685)
  Discontinued operations, net of income
     taxes...............................           --           88                              88
  Net loss before dividends on preferred
     shares..............................      (48,840)     (15,610)       (2,147)          (66,597)
  Dividends on preferred shares..........           --         (844)          844(c)             --
  Net loss applicable to common stock....  $   (48,840)    $(16,454)      $(1,303)      $   (66,597)
                                           ===========     ========       =======       ===========
LOSS PER SHARE
  Basic and diluted loss per share.......  $     (1.25)                                 $     (1.37)
                                           ===========                                  ===========
  Basic and diluted shares
     outstanding(d)......................   39,135,256                                   48,625,532
                                           ===========                                  ===========

                            See accompanying notes.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

     (a) Global's historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP.
Note 18 to Global's December 31, 2002 audited consolidated financial statements (in Global's Annual Information Form for the year ended December 31, 2002 included in Annex I) provides a reconciliation of the measurement differences between Global's financial statements and U.S. GAAP. Global's statement of operations for the year ended December 31, 2002, has been translated to U.S. dollars based on the average U.S. to Canadian conversion rate for the year.

     Reclassifications have been made to the historical presentation of Global in order to conform to the pro forma combined presentation.

     (b) Represents pro forma adjustment to reflect incremental depreciation and amortization resulting from fair value adjustments to net equipment and leasehold improvements and amortizable intangible assets as illustrated below. This adjustment is preliminary and based on management's estimates of the fair value. The actual adjustment may differ materially and will be based on final valuations.

                                                                   ANNUAL        GLOBAL HISTORICAL
                                                              DEPRECIATION AND   DEPRECIATION AND
                                   FAIR VALUE   USEFUL LIFE     AMORTIZATION       AMORTIZATION      INCREASE
                                   ----------   -----------   ----------------   -----------------   --------
                                                              (THOUSANDS IN U.S.$)
Net equipment and leasehold
  improvements...................   $12,458       Various          $1,969             $1,906          $   63
Amortizable intangibles:
  Customer relationships.........     1,700             5             340                 --             340
  Backlog........................       900             1             900                 --             900
                                                                                                      ------
Net adjustment to depreciation
  and amortization...............                                                                     $1,303
                                                                                                      ======

     (c) Represents Global preferred stock dividends paid and in arrears based on a 5% dividend rate subject to additional rate adjustments for dividends not paid during the period.

     (d) The pro forma basic and diluted weighted average number of shares are calculated by adding FuelCell's weighted average basic shares outstanding and the number of Global common shares outstanding as of the date the Combination was announced multiplied by an assumed exchange ratio of 0.325 (the exchange ratio as of August 4, 2003).

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            OF FUELCELL ENERGY, INC.
                         AND GLOBAL THERMOELECTRIC INC.

                        SIX MONTHS ENDED APRIL 30, 2003
           U.S. GAAP -- (U.S.$, IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              FUELCELL      GLOBAL
                                              APRIL 30,    MARCH 31,    PRO FORMA
                                                2003        2003(A)    ADJUSTMENTS      PRO FORMA
                                             -----------   ---------   -----------     -----------
REVENUES
  Research and development contracts.......  $     9,597    $    50      $             $     9,647
  Product sales and revenues...............        9,596      7,967                         17,563
                                             -----------    -------      -------       -----------
     Total revenues........................       19,193      8,017           --            27,210
COSTS AND EXPENSES
  Cost of research and development
     contracts.............................       18,742        223                         18,965
  Cost of product sales and revenues.......       29,949      5,528          652(b)         36,129
  Administrative and selling expenses......        6,342      3,251                          9,593
  Research and development costs...........        4,035      7,176                         11,211
                                             -----------    -------      -------       -----------
     Total costs and expenses..............       59,068     16,178          652            75,898
                                             -----------    -------      -------       -----------
  Loss from operations.....................      (39,875)    (8,161)        (652)          (48,688)
  License fee income, net..................          135                                       135
  Interest expense.........................          (73)        (7)                           (80)
  Interest and other income, net...........        2,799        893                          3,692
  Minority interest of preferred shares of
     Global................................           --                    (464)(c)          (464)
                                             -----------    -------      -------       -----------
  Loss from continuing operations before
     provision for income taxes............      (37,014)    (7,275)      (1,116)          (45,405)
  Provision for income taxes...............           --         47                             47
                                             -----------    -------      -------       -----------
  Loss from continuing operations..........      (37,014)    (7,322)      (1,116)          (45,452)
  Discontinued operations, net of income
     taxes.................................                      88                             88
                                             -----------    -------      -------       -----------
  Net loss before dividends on preferred
     shares................................      (37,014)    (7,234)      (1,116)          (45,364)
  Dividends on preferred shares............           --       (464)         464(c)             --
  Net loss applicable to common stock......  $   (37,014)   $(7,698)     $  (652)      $   (45,364)
                                             ===========    =======      =======       ===========
LOSS PER SHARE
  Basic and diluted loss per share.........  $     (0.94)                              $     (0.93)
                                             ===========                               ===========
  Basic and diluted shares
     outstanding(d)........................   39,316,437                                48,806,713
                                             ===========                               ===========

                            See accompanying notes.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS

     (a) Global's historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP.
Note 18 to Global's December 31, 2002 audited consolidated financial statements (in Global's Annual Information Form for the year ended December 31, 2002 included in Annex I) provides a reconciliation of the measurement differences between Global's financial statements and U.S. GAAP. The Global statement of operations for the six months ended March 31, 2003 has been translated to U.S. dollars based on the average U.S. to Canadian conversion rate for the six month period.

     Reclassifications have been made to the historical presentation of Global in order to conform to the pro forma combined presentation.

     (b) Represents pro forma adjustment to reflect incremental depreciation and amortization resulting from fair value adjustments to net equipment and leasehold improvements and amortizable intangible assets as illustrated below. This adjustment is preliminary and based on management's estimates of the fair value. The actual adjustment may differ materially and will be based on final valuations.

                                                                 SIX MONTHS      GLOBAL HISTORICAL
                                                              DEPRECIATION AND   DEPRECIATION AND
                                   FAIR VALUE   USEFUL LIFE     AMORTIZATION       AMORTIZATION      INCREASE
                                   ----------   -----------   ----------------   -----------------   --------
                                                              (THOUSANDS IN U.S.$)
Net equipment and leasehold
  improvements...................   $12,458       Various           $985               $953            $ 32
Amortizable intangibles:
  Customer relationships.........     1,700             5            170                 --             170
  Backlog........................       900             1            450                 --             450
                                                                                                       ----
Net adjustment to depreciation
  and amortization...............                                                                      $652
                                                                                                       ====

     (c) Represents Global preferred stock dividends paid and in arrears based on a 5% dividend rate subject to additional rate adjustments for dividends not paid during the period.

     (d) The pro forma basic and diluted weighted average number of shares are calculated by adding FuelCell's weighted average basic shares outstanding as of April 30, 2003 and the number of shares of Global common shares outstanding as of the date the Combination was announced multiplied by an assumed exchange ratio of 0.325 (the exchange ratio as of August 4, 2003).

           CHAPTER THREE -- DESCRIPTION OF FUELCELL'S CAPITAL STOCK,
                    GLOBAL'S PREFERRED SHARES AND EXCHANGECO
                            AND CALLCO SHARE CAPITAL

                             FUELCELL CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

     Under FuelCell's Certificate of Incorporation, as amended (the "FuelCell Charter"), FuelCell has authority to issue a total 150,000,000 shares of common stock and 250,000 shares of preferred stock.

     As of August 4, 2003, there were 39,329,251 shares of FuelCell common stock outstanding held by approximately 691 holders of record. As of August 4, 2003, there were also warrants outstanding to purchase an aggregate of 2,900,000 shares of FuelCell's common stock.

     The following is a summary of the material features of FuelCell's capital stock. The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the FuelCell Charter and FuelCell's bylaws, and by the provisions of applicable law.

COMMON STOCK

     Holders of FuelCell common stock are entitled to one vote for each share on all matters voted on by stockholders. Holders of FuelCell common stock do not have cumulative voting rights in the election of directors.

     Holders of FuelCell common stock do not have subscription, redemption or conversion privileges. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of FuelCell common stock are entitled to participate ratably in dividends on FuelCell common stock as declared by FuelCell's board of directors. Holders of FuelCell common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of liquidation or dissolution of FuelCell, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock. No holder of any of FuelCell capital stock has any preemptive right to subscribe for or purchase any of FuelCell securities of any class or kind.

PREFERRED STOCK

     The FuelCell Charter authorizes the board of directors, without any vote or action by the holders of FuelCell common stock, to issue up to 250,000 shares of preferred stock from time to time in one or more series. FuelCell's board of directors is authorized to determine the number of shares and designation of any series of preferred stock and the dividend rights, dividend rate, conversion rights and terms, voting rights (full or limited, if any), redemption rights and terms, liquidation preferences and sinking fund terms of any series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the Nasdaq National Market or other organizations on whose systems FuelCell's stock may then be quoted or listed. Depending upon the terms of preferred stock established by FuelCell's board of directors, any or all series of preferred stock could have preference over FuelCell's common stock with respect to dividends and other distributions and upon liquidation of FuelCell. Issuance of any such shares with voting powers, or issuance of additional shares of FuelCell common stock, would dilute the voting power of FuelCell's outstanding common stock.

     FuelCell has no present plans to issue any preferred stock, except for the issuance of the special voting share to be issued in connection with the Combination under the Voting and Exchange Trust Agreement. Under that agreement, FuelCell will issue to the trustee a special voting share entitling the trustee to a number of votes at meetings of holders of FuelCell common stock equal to the number of exchangeable shares issued and outstanding (other than exchangeable shares held by FuelCell and its affiliates). FuelCell will issue the voting share to the trustee to enable the holders of exchangeable shares to have voting rights that are equivalent to those of FuelCell common stockholders.

WARRANTS

     On April 26, 2002, in connection with its strategic relationship with Caterpillar, Inc., FuelCell issued to Caterpillar warrants to purchase 1,500,000 shares of FuelCell's common stock, in six series of warrants providing for the purchase of 250,000 shares per series at prices ranging from $16.76 to $23.46. The warrants were to vest based on Caterpillar's meeting cumulative sales targets and were to expire from 12 to 30 months after their issuance if Caterpillar did not meet the relevant sales targets within those time periods. As of August 4, 2003, warrants to purchase 500,000 shares have expired. The remaining outstanding warrants for the purchase of 1,000,000 shares bear an average exercise price of $22.21 and, if unvested, will expire between October 26, 2003, and October 26, 2004.

     On June 15, 2001, in connection with its strategic relationship with Marubeni, Inc., FuelCell issued to Marubeni warrants to purchase 1,900,000 shares of FuelCell's common stock. On August 1, 2003, FuelCell extended the expiration dates of those warrants. Currently, 760,000 of the warrants vest once Marubeni has ordered a total of 10 MW of FuelCell's products and expire if Marubeni has not done so by December 15, 2003. The remaining 1,140,000 warrants vest once Marubeni has ordered a total of 45 MW of FuelCell's products and expire if Marubeni has not done so by March 15, 2005. The warrants bear an average exercise price of $42.90.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE AND CONNECTICUT LAW, THE FUELCELL CHARTER AND FUELCELL'S BYLAWS

  DELAWARE ANTI-TAKEOVER PROVISIONS

     Section 203 of the Delaware General Corporation Law limits a publicly-held Delaware corporation's ability to engage in a "business combination," with an "interested stockholder" for a period of three years following the date such person became an "interested stockholder" unless:

     - before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

     - upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans; or

     - at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

     The term "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation's outstanding voting stock. The term "business combination" includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our certificate of incorporation does not contain any such exclusion.

  CONNECTICUT ANTI-TAKEOVER PROVISIONS

     The laws of the State of Connecticut, where our principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. Section 33-840 of the Connecticut Business Corporation Act prohibits certain publicly-held foreign corporations that are based in Connecticut from engaging in a "business combination" (including the issuance of equity securities which have an aggregate market value of 5% or more of the total market value of the outstanding shares of the company) with an "interested shareholder" as defined in the Connecticut Business Corporation Act for a period of five years from the date of the shareholder's purchase of stock, unless approved in a prescribed manner. The application of this statute could prevent a change of control. Generally, approval is required by the board of directors, by a majority of our non-employee directors and by 80% of the outstanding voting shares and two-thirds of the voting power of the outstanding shares of the voting stock other than shares held by the interested shareholder. These provisions could prevent us from entering into a business combination that otherwise would be beneficial to us or to our stockholders.

  FUELCELL'S CHARTER AND BY-LAWS

     A number of provisions of the FuelCell Charter and FuelCell's by-laws concern matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to, the inability of stockholders to take action by unanimous written consent, supermajority voting provisions with respect to any amendment of voting rights provisions, the filling of vacancies on FuelCell's board of directors by the affirmative vote of a majority of the remaining directors, and the ability of FuelCell's board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further stockholder action, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the FuelCell board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of FuelCell common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the FuelCell board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to FuelCell's stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of stockholders, and could depress the market price of FuelCell's common stock. The FuelCell board of directors believes these provisions are appropriate to protect FuelCell's interests and the interests of FuelCell's stockholders. The FuelCell board of directors has no present plans to adopt any further measures or devices which may be deemed to have an "anti-takeover effect".

  AMENDMENTS

     The FuelCell Charter provides that the affirmative vote of at least 80% of the votes entitled to be cast by stockholders of FuelCell is required to amend provisions of the FuelCell Charter relating to stockholder action. The FuelCell Charter further provides that amendments to provisions of FuelCell's bylaws which would authorize the classification of directors for staggered terms may be only effected by a vote of FuelCell's stockholders. Other than with respect to the classification of directors, which requires the affirmative vote of stockholders, FuelCell's directors may amend FuelCell's bylaws.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

     FuelCell's certificate of incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

     Pursuant to Section 102(b) (7) of the Delaware General Corporation Law, the FuelCell Charter eliminates the liability of our directors to us or our stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

     FuelCell maintains directors' and officers' liability insurance policies. FuelCell's by-laws provide for indemnification of FuelCell's officers and directors to the fullest extent permitted by applicable law.

GLOBAL SERIES 2 PREFERRED SHARES

     As of    --   , 2003, Global had 1,000,000 Global Series 2 Preferred Shares
issued and outstanding. Upon completion of the Combination, the Global Series 2 Preferred Shares will remain outstanding in Global and will not be affected pursuant to the terms of the Plan of Arrangement.

     As a result of the Combination, FuelCell will assume the obligation to issue FuelCell common stock or exchangeable shares upon conversion of the Global Series 2 Preferred Shares. Currently, the Global Series 2 Preferred Shares are convertible into Global common shares at a price, each referred to as the "current conversion price," as follows: Cdn.$30.96 per common share until July 31, 2005; Cdn.$33.54 per common share after July 31, 2005 until July 31, 2010; Cdn.$36.12 per common share after July 31, 2010 until July 31, 2015; Cdn.$38.70 per common share after July 31, 2015 until July 31, 2020; or at any time after July 31, 2020 at a price equal to 95% of the then current market price (which is the volume-weighted average price at which board lots of Global common shares have traded on an applicable stock exchange during the 20 consecutive trading days commencing 30 trading days before such price is to be determined) at the time of conversion. Following the completion of the Combination, the Global Series 2 Preferred Shares will have the right to convert into shares of FuelCell common stock or exchangeable shares, which number is equal at any particular time to the result obtained by dividing (x) by (y); where (x) equals the sum of Cdn.$25.00 plus all accrued and unpaid dividends; and (y) equals the current conversion price divided by the exchange ratio (and assuming that after July 31, 2020, (y) equals the current conversion price).

     The Global Series 2 Preferred Shares carry the right to receive a preferential cumulative dividend. The rate of this dividend varies inversely with the price of Global common shares as follows: where the price of such a share is less than or equal to Cdn.$35.96, the dividend rate will be 5% per annum; where the price of such a share is between the range of Cdn.$35.97 and Cdn.$40.96, the dividend rate will be 4% per annum; where the price of such a share is between the range of Cdn.$40.97 and Cdn.$45.97, the dividend rate will be 3% per annum; where the price of such a share is between the range of Cdn.$45.97 and Cdn.$50.96, the dividend rate will be 2% per annum; and where the price of such share is above Cdn.$50.96, the dividend rate will be 1% per annum. Dividends accrue and are cumulative from July 31, 2000 and are payable, subject to reduction in accordance with the terms of the Global Series 2 Preferred Shares, on the tenth day of January, April, July and October in each year (the "dividend payment date"). On December 31, 2010, the amount of all accrued and unpaid dividends must be paid to the holders of Global Series 2 Preferred Shares. Unless all required dividends up to and including the dividend payment date for the most recently completed calendar

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

quarter have been declared and paid, or set apart for payment, with respect to the Global Series 2 Preferred Shares, no dividends may be paid on the Global common shares without the approval of the holder of the Global Series 2 Preferred Shares.

     The Global Series 2 Preferred Shares are not redeemable by Global prior to July 31, 2004. On or after July 31, 2004, and subject to the Business Corporations Act (Alberta), the Global Series 2 Preferred Shares may be redeemed by Global, in whole or part, if on the day that the requisite notice of redemption is first given, the volume-weighted average price at which the Global common shares are traded on the applicable stock exchange during the 20 consecutive trading days ending on a date not earlier than the fifth preceding date on which the notice of redemption is given was not less than a 20% premium to the current conversion price on payment of Cdn.$25.00 per Global Series 2 Preferred Share to be redeemed, together with an amount equal to all accrued and unpaid dividends to the date fixed for redemption, the whole constituting the redemption price. On or after July 31, 2010, the Global Series 2 Preferred Shares are redeemable at any time on payment of Cdn.$25.00 per Global Series 2 Preferred Share to be redeemed together with an amount equal to all accrued and unpaid dividends to the date fixed for redemption, the whole constituting the redemption price.

     Subject to the Business Corporations Act (Alberta), the holder of the Global Series 2 Preferred Shares is not entitled to receive notice of or to attend or vote at any meeting of the Global common shareholders. In the event of liquidation, dissolution or winding up of Global, whether voluntary or involuntary, or any other distribution of assets of Global among its shareholders for the purpose of winding up its affairs, the holder of Global Series 2 Preferred Shares will be entitled to receive the amount paid up on such Global Series 2 Preferred Shares together with an amount equal to all accrued and unpaid dividends thereon, which amounts will be calculated as if such dividend were accruing for the period from the expiration of the last calendar quarter for which the dividends thereon have been paid in full up to the date of such event, the whole before any amount will be paid or any property or assets of Global will be distributed to the holder of Global common shares or to the holders of any other shares ranking junior to the Global Series 2 Preferred Shares in any respect. If such amounts are not paid in full, the Global Series 2 Preferred Shares will participate ratably with all other preferred shares and all other shares, if any, which rank on parity with the Global Series 2 Preferred Shares with respect to the return of capital or any other distribution of the assets of Global, in respect of any return of capital in accordance with the sums which would be payable on the Global Series 2 Preferred Shares and such other shares on such return of capital, if all sums so payable were paid in full in accordance with their terms. After payment to the holder of the Global Series 2 Preferred Shares of the amounts so payable to them, the holder of the Global Series 2 Preferred Shares will not be entitled to share in any other distribution of the property or assets of Global.

                            EXCHANGECO SHARE CAPITAL

     The following summary of certain provisions of ExchangeCo's share capital does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the articles and by-laws of ExchangeCo and by the provisions of applicable law.

AUTHORIZED CAPITAL

     The authorized capital of ExchangeCo consists of an unlimited number of common shares and an unlimited number of exchangeable shares.

COMMON SHARES

     As of      --     , there were [100] common shares of ExchangeCo issued and
outstanding, all of which were held indirectly by FuelCell. The holders of common shares of ExchangeCo are entitled to receive notice of and to attend all meetings of shareholders and are entitled to one vote for each share held of record on all matters submitted to a vote of holders of common shares of ExchangeCo. Subject to the prior rights of the holders of any shares ranking senior to the common shares of ExchangeCo with respect to priority in the payment of dividends, the holders of common shares of ExchangeCo are entitled to receive such dividends as

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

may be declared by the board of directors of ExchangeCo out of funds legally available for such dividends. Holders of common shares of ExchangeCo are entitled upon any liquidation, dissolution or winding-up of ExchangeCo, subject to the prior rights of holders of exchangeable shares or any other shares ranking senior to the ExchangeCo common shares, to receive the remaining property and assets of ExchangeCo.

  EXCHANGEABLE SHARES

     See "Chapter One -- The Combination -- Description of the
Combination -- Mechanics for Implementing the Combination and Description of Exchangeable Shares" for a summary of certain provisions of the exchangeable shares.

  TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the exchangeable shares will be
   --   Trust Company (Calgary and Toronto). The trustee under the Voting and
Exchange Trust Agreement is    --   Trust Company.

                              CALLCO SHARE CAPITAL

     The following summary of certain provisions of CallCo's share capital does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the articles and by-laws of CallCo and by the provisions of applicable law.

AUTHORIZED CAPITAL

     The authorized capital of CallCo consists of an unlimited number of common shares.

                                 COMMON SHARES

     As of    --   , there were [100] common shares of CallCo issued and
outstanding, all of which were held by FuelCell. The holders of common shares of CallCo are entitled to receive notice of and to attend all meetings of shareholders and are entitled to one vote for each share held of record on all matters submitted to a vote of holders of common shares of CallCo. The holders of common shares of CallCo are entitled to receive such dividends as may be declared by the board of directors of CallCo out of funds legally available for dividends. Holders of common shares of CallCo are entitled upon any liquidation, dissolution or winding-up of CallCo to receive the remaining property and assets of CallCo.

                        COMPARISON OF SHAREHOLDER RIGHTS

     If the Combination is consummated, holders of Global common shares will transfer their common shares to FuelCell in consideration for exchangeable shares or shares of FuelCell common stock. Such holders will have the right to exchange their exchangeable shares for an equivalent number of shares of FuelCell common stock. Global is a corporation governed by Alberta law. FuelCell is a corporation organized under Delaware law. While the rights and privileges of shareholders of an Alberta corporation are, in many instances, comparable to those of stockholders of a Delaware corporation, there are certain differences. These differences arise from differences between Alberta and Delaware law, and between the Global articles of amalgamation and bylaws and the FuelCell Charter and FuelCell's bylaws.

     The following is a summary comparison of some important differences between the rights of Global shareholders and FuelCell stockholders. The summary is not intended to be complete or to address all differences and is qualified in its entirety by reference to Alberta law, Delaware law, Global's articles of amalgamation and bylaws and the FuelCell Charter and bylaws. For a further description of the rights of the holders of shares of FuelCell common stock, please see "-- FuelCell Capital Stock."

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

                                    GLOBAL SHAREHOLDER RIGHTS         FUELCELL STOCKHOLDER RIGHTS
                                 --------------------------------   --------------------------------
VOTE REQUIRED FOR EXTRAORDINARY  Under Alberta law, the approval    Under Delaware law, the
TRANSACTIONS                     of at least two-thirds of votes    affirmative vote of a majority
                                 cast at a meeting is required      of the outstanding stock
                                 for extraordinary corporate        entitled to vote is required
                                 actions, including:                for:
                                 - amalgamations;                   - mergers;
                                 - continuances;                    - consolidations;
                                 - sales, leases or exchanges of    - dissolutions; or
                                 all or substantially all of the
                                   property of a corporation;       - sales of substantially all of
                                                                    the assets of the corporation,
                                 - liquidations and dissolutions;
                                 and                                provided that, unless the
                                                                    certificate of incorporation
                                                                    requires otherwise, no vote is
                                                                    required where either:
                                 Alberta law may also require the   - The corporation's certificate
                                 separate approval by the holders   of incorporation is not amended,
                                 of a class or series of shares       the shares of stock of the
                                 for extraordinary corporate          corporation become equivalent
                                 actions.                             shares of the surviving
                                                                      corporation and the stock of
                                                                      the corporation issued in the
                                                                      merger does not exceed 20% of
                                                                      the previously outstanding
                                                                      stock; or
                                                                    - The merger is with a wholly
                                                                    owned subsidiary of the
                                                                      corporation for the purpose of
                                                                      forming a holding company and,
                                                                      among other things, the
                                                                      certificate of incorporation
                                                                      and bylaws of the holding
                                                                      company immediately following
                                                                      the merger will be identical
                                                                      to the certificate of
                                                                      incorporation and bylaws of
                                                                      the corporation prior to the
                                                                      merger.

AMENDMENT TO GOVERNING           Under Alberta law, the approval    Under Delaware law, the
DOCUMENTS                        of at least two-thirds of the      affirmative vote of the holders
                                 votes cast at a meeting is         of a majority of the outstanding
                                 required to amend the articles     stock entitled to vote is
                                 of the corporation.                required to approve a proposed
                                                                    amendment to the certificate of
                                 If the amendment would affect      incorporation, following the
                                 the rights of any holders of a     adoption of the amendment by the
                                 class or series of shares          board of directors of the
                                 differently than other shares,     corporation, provided that the
                                 the amendment also requires the    certificate of incorporation may
                                 approval of a majority of the      provide for a greater vote.
                                 shares of the class or series.
                                                                    If the amendment would increase
                                 Under Alberta law, the creation,   or decrease the number or the
                                 amendment or repeal of bylaws      par

                                    GLOBAL SHAREHOLDER RIGHTS         FUELCELL STOCKHOLDER RIGHTS
                                 --------------------------------   --------------------------------
                                 requires that, after being         value of the shares of such
                                 approved by the directors of the   class or adversely affect the
                                 corporation, the creation,         rights of any holders of a class
                                 amendment or repeal of the bylaw   or series of stock, the
                                 must be approved by a majority     amendment also requires the
                                 of the votes of the shareholders   approval of a majority of the
                                 of the corporation at the next     shares of the class or series.
                                 shareholder meeting.
                                                                    Under Delaware law, shareholders
                                                                    are given the power to adopt,
                                                                    alter and repeal bylaws,
                                                                    provided that the certificate of
                                                                    incorporation may also provide
                                                                    such power to the board of
                                                                    directors.
                                                                    The FuelCell Charter provides
                                                                    that the affirmative vote of the
                                                                    holders of at least 80% of
                                                                    FuelCell's stockholders, voting
                                                                    together as a single class, is
                                                                    required to amend provisions of
                                                                    the FuelCell Charter relating to
                                                                    stockholder action.
                                                                    The FuelCell Charter further
                                                                    provides that provisions in
                                                                    FuelCell's bylaws providing for
                                                                    the classification of directors
                                                                    for staggered terms may only be
                                                                    amended by the affirmative vote
                                                                    of a majority of the
                                                                    stockholders. The board of
                                                                    directors of FuelCell may
                                                                    otherwise adopt, amend or repeal
                                                                    FuelCell's bylaws.

DISSENTERS' RIGHTS               Under Alberta law, each of the     Under Delaware law, holders of
                                 matters listed below will          shares may dissent from a merger
                                 entitle shareholders to exercise   or consolidation in some
                                 rights of dissent and to be paid   situations by demanding payment
                                 the fair value of their shares:    equal to the fair value of their
                                                                    shares. These rights of dissent
                                 - any amalgamation with another    and appraisal only apply in the
                                   corporation (other than with     event of a merger or
                                   certain affiliated               consolidation and not in the
                                   corporations);                   case of a sale or transfer of
                                                                    assets or a purchase of assets
                                 - an amendment to the              for stock.
                                 corporation's articles to add,
                                   change or remove any             Under Delaware law, no dissent
                                   provisions restricting or        or appraisal rights are
                                   constraining the issue or        available if the shares are
                                   transfer of that class of        listed on a national securities
                                   shares;                          exchange or are designated as a
                                                                    national market system security
                                 - an amendment to the              on an interdealer quotation
                                 corporation's articles to add,     system by the National
                                   change or remove any             Association of Securities
                                   restriction upon the business    Dealers,
                                   or

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

                                    GLOBAL SHAREHOLDER RIGHTS         FUELCELL STOCKHOLDER RIGHTS
                                 --------------------------------   --------------------------------
                                   businesses that the              Inc. or are held of record by
                                   corporation may carry on;        more than 2,000 stockholders,
                                                                    unless the merger or
                                 - a continuance under the laws     consolidation converts the
                                 of another jurisdiction;           shares into something other
                                                                    than:
                                 - a sale, lease or exchange of
                                 all or substantially all the       - stock of the surviving
                                   property of the corporation      corporation; or
                                   other than in the ordinary
                                   course of business;              - stock of another corporation
                                                                    that is either listed on a
                                 - a court may permit                 national securities exchange
                                 shareholders to dissent in           or designated as a national
                                   connection with an application     market system security on an
                                   to the court for an order          interdealer quotation system
                                   approving an arrangement; and      by the National Association of
                                                                      Securities Dealers, Inc. or
                                 - amendments to the articles of      held of record by more than
                                 a corporation which require a        2,000 stockholders;
                                 separate class or series vote,
                                                                    - cash in lieu of fractional
                                                                    shares; or
                                                                    - some combination of the above.
                                 provided that a shareholder is
                                 not entitled to dissent if an
                                 amendment to the articles is
                                 effected by a court order
                                 approving a reorganization or by
                                 a court order made in connection
                                 with an action for an oppression
                                 remedy.
                                 Alberta law provides these
                                 dissent rights for both listed
                                 and unlisted shares.

OPPRESSION REMEDY                Alberta law provides an            Delaware law does not provide
                                 oppression remedy that allows a    for a similar remedy.
                                 complainant who is:
                                 - a present or former
                                 shareholder;
                                 - a present or former director
                                 or officer of the corporation or
                                   its affiliates; and
                                 - any other person who in the
                                   discretion of the court is a
                                   proper person to make the
                                   application,
                                 to apply to court for relief
                                 where:
                                 - any act or omission of the

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

                                    GLOBAL SHAREHOLDER RIGHTS         FUELCELL STOCKHOLDER RIGHTS
                                 --------------------------------   --------------------------------
                                   corporation or an affiliate
                                   effects a result;
                                 - the business or affairs of the
                                   corporation or any of its
                                   affiliates are or have been
                                   carried on or conducted in a
                                   manner; or
                                 - the powers of the directors of
                                 the corporation or any of its
                                   affiliates are or have been
                                   exercised in the manner,
                                 that is oppressive or unfairly
                                 prejudicial to or that unfairly
                                 disregards the interest of a
                                 shareholder, creditor, director
                                 or officer.

DERIVATIVE ACTION                Under Alberta law, a complainant   Under Delaware law, a
                                 may not bring an action in the     stockholder may bring a
                                 name and on behalf of a            derivative action on behalf and
                                 corporation, or intervene in an    for the benefit of the
                                 existing action on behalf of the   corporation, subject to certain
                                 corporation, unless the            limitations, including that:
                                 complainant has given reasonable
                                 notice to the directors of the     - the stockholder must state in
                                 corporation and the complainant    his complaint that he was a
                                 satisfies the court that:            stockholder of the corporation
                                                                      at the time of the transaction
                                 - the directors of the               that is the subject of the
                                 corporation will not bring,          complaint; and
                                   diligently prosecute or defend
                                   or discontinue the action;       - the stockholder must first
                                                                    make demand on the corporation
                                 - the complainant is acting in       that it bring the action and
                                 good faith; and                      the demand be refused, unless
                                                                      it is shown that the demand
                                 - it appears to be in the            would have been futile.
                                 interest of the corporation that
                                   the action be brought,
                                   prosecuted, defended or
                                   discontinued.

SHAREHOLDER CONSENT IN LIEU OF   Under Alberta law, a written       Under Delaware law, unless
MEETING                          resolution signed by all the       otherwise provided in the
                                 shareholders of the corporation    corporation's certificate of
                                 who would have been entitled to    incorporation, a written consent
                                 vote on the resolution at a        signed by holders of stock
                                 meeting, is effective to approve   having sufficient votes to
                                 the resolution.                    approve the matter at a meeting
                                                                    is effective to approve the
                                                                    matter.
                                                                    The FuelCell Charter and bylaws

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

                                    GLOBAL SHAREHOLDER RIGHTS         FUELCELL STOCKHOLDER RIGHTS
                                 --------------------------------   --------------------------------
                                                                    expressly prohibit stockholder
                                                                    action by written consent.

DIRECTOR QUALIFICATIONS          Under Alberta law, at least half   Delaware law does not have
                                 of the directors of a              comparable requirements.
                                 corporation governed by the
                                 Business Corporations Act
                                 (Alberta) must be resident
                                 Canadians. Alberta law also
                                 requires that a corporation
                                 whose securities are publicly
                                 traded must have not fewer than
                                 three directors, at least two of
                                 whom are not officers or
                                 employees of the corporation or
                                 any of its affiliates.

FIDUCIARY DUTIES OF DIRECTORS    Under Alberta law, directors       Under Delaware law, directors
                                 have a duty of care and loyalty    have a duty of care and loyalty
                                 to the corporation. The duty of    to the corporation and its
                                 care requires that the directors   shareholders. The duty of care
                                 exercise the care, diligence and   requires that the directors act
                                 skill that a reasonably prudent    in an informed and deliberative
                                 person would exercise in           manner and inform themselves,
                                 comparable circumstances. The      prior to making a business
                                 duty of loyalty requires           decision, of all material
                                 directors to act honestly and in   information reasonably available
                                 good faith with a view to the      to them. The duty of loyalty is
                                 best interests of the              the duty to act in good faith in
                                 corporation.                       a manner which the directors
                                                                    reasonably believe to be in the
                                                                    best interest of the
                                                                    stockholders.

INDEMNIFICATION OF OFFICERS AND  Under Alberta law, except in       Delaware law provides that a
DIRECTORS                        respect of an action by or on      corporation may indemnify its
                                 behalf of a corporation to         present and former directors,
                                 procure a judgment in its favor,   officers, employees and agents
                                 which would require court          against all reasonable expenses
                                 approval, a corporation may        (including attorneys' fees) and,
                                 indemnify present and former       except in actions initiated by
                                 directors and officers against     or in the right of the
                                 costs, charges and expenses        corporation where such person
                                 (including settlements and         has been found liable to the
                                 judgments) provided that:          corporation, against all
                                                                    judgments, fines and amounts
                                 - they acted honestly and in       paid in settlement of actions
                                 good faith with a view to the      brought against them, provided
                                   best interests of the            that they:
                                   corporation; and
                                                                    - acted in good faith and in a
                                 - in the case of a criminal or       manner which he or she
                                   administrative action they had     reasonably believed to be in,
                                   reasonable grounds for             or not opposed to, the best
                                   believing that their conduct       interests of the corporation;
                                   was lawful.                        and
                                 The Global bylaws provide for      - in the case of a criminal

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

                                    GLOBAL SHAREHOLDER RIGHTS         FUELCELL STOCKHOLDER RIGHTS
                                 --------------------------------   --------------------------------
                                 indemnification of directors and     proceeding, had no reasonable
                                 officers to the fullest extent       cause to believe his or her
                                 authorized by Alberta law.           conduct was unlawful.
                                                                    Delaware law allows for the
                                                                    advance payment of an
                                                                    indemnitee's expenses prior to
                                                                    the final disposition of an
                                                                    action, provided that the
                                                                    indemnitee undertakes to repay
                                                                    any such amount advanced if it
                                                                    is later determined that the
                                                                    indemnitee is not entitled to
                                                                    indemnification with regard to
                                                                    the action for which the
                                                                    expenses were advanced.

                                 Global has entered into            The FuelCell Charter generally
                                 indemnity agreements with all of   requires FuelCell to indemnify
                                 its directors and executive        its directors and officers to
                                 officers which provide for         the fullest extent permissible
                                 advance payment of any expenses.   under Delaware law.
                                 Neither Alberta law nor the
                                 Global bylaws expressly provide
                                 for advance payment of an
                                 indemnitee's expenses.

DIRECTOR LIABILITY               Alberta law does not permit the    Delaware law provides that the
                                 limitation of a director's         charter of a corporation may
                                 liability as Delaware law does.    include a provision which limits
                                                                    or eliminates the liability of
                                                                    directors to the corporation or
                                                                    its stockholders for monetary
                                                                    damages for breach of a
                                                                    fiduciary duty, provided such
                                                                    liability does not arise from
                                                                    prescribed conduct, including
                                                                    acts or omissions not in good
                                                                    faith or which involve
                                                                    intentional misconduct or which
                                                                    involve a knowing violation of
                                                                    the law.
                                                                    The FuelCell Charter limits the
                                                                    liability of FuelCell's
                                                                    directors to the fullest extent
                                                                    permitted by Delaware law.

ANTI-TAKEOVER PROVISIONS AND     Alberta law does not contain       FuelCell is subject to Section
INTERESTED STOCKHOLDER           specific anti-takeover             203 of the Delaware General
TRANSACTIONS                     provisions with respect to         Corporation Law, which generally
                                 business transactions. However,    provides that, if a person owns
                                 the policies of Canadian           15% or more of the stock of a
                                 securities regulatory              Delaware corporation and
                                 authorities,

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

                                    GLOBAL SHAREHOLDER RIGHTS         FUELCELL STOCKHOLDER RIGHTS
                                 --------------------------------   --------------------------------
                                 including Rule 61-501 of the       is thereby considered an
                                 Ontario Securities Commission      "interested stockholder," that
                                 and Policy Q-27 of the Quebec      person may not engage in a
                                 Securities Commission contain      business combination with the
                                 requirements in connection with    corporation for a period of
                                 any transaction by which an        three years after acquiring such
                                 issuer, directly or indirectly:    status, unless one of the
                                                                    following three exceptions
                                 - acquires or transfers an         applies:
                                 asset;
                                                                    - prior to the time the
                                 - acquires or issues securities;   interested stockholder acquires
                                                                      his status as such, the board
                                 - assumes or transfers a           of directors approves either the
                                 liability; or                      business combination or the
                                                                    transaction by which the
                                 - borrows or lends monies,         stockholder becomes an
                                                                    interested stockholder;
                                 from or to, as the case may be,
                                 a director, senior officer,        - in the transaction by which
                                 holder of 10% or more of the       the interested stockholder
                                 voting securities of the issuer      acquired such status, such
                                 or a holder of sufficient            stockholder accumulates 85% of
                                 securities to affect materially      the outstanding voting power
                                 the control of the issuer.           of the corporation not owned
                                                                      by (i) the corporation, (ii)
                                 Rule 61-501 and Policy Q-27          directors of the corporation
                                 require more detailed disclosure     who are also officers and
                                 in the proxy material sent to        (iii) certain employee stock
                                 security holders in connection       plans; or
                                 with a transaction as described
                                 above, including, subject to       - the business combination is
                                 certain exceptions, the              approved by the board of
                                 inclusion of a formal valuation      directors and by the
                                 of the subject matter of the         affirmative vote of two-
                                 transaction and any non-cash         thirds of the outstanding
                                 consideration offered therefor.      voting stock which is not
                                 Rule 61-501 and Policy Q-27 also     owned by the interested
                                 require, subject to certain          stockholder.
                                 exceptions, that the minority
                                 shareholders of the issuer
                                 separately approve the
                                 transaction.

SHAREHOLDER RIGHTS PLANS         Global does not have a             FuelCell does not have a
                                 shareholder rights plan.           stockholder rights plan.

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

               CHAPTER FOUR-INFORMATION ABOUT TAX CONSIDERATIONS

           CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO SHAREHOLDERS

INTRODUCTION

     Subject to the qualifications and assumptions contained herein, in the opinion of Bennett Jones LLP, Canadian counsel to Global, the following is, as of the date of this Joint Proxy Statement, a fair and adequate summary of the material Canadian federal income tax considerations generally applicable to Global common shareholders who, at all relevant times up to and including the completion of the Arrangement, for purposes of the Income Tax Act (Canada): (i) hold their Global common shares and will hold their exchangeable shares and shares of FuelCell common stock as capital property, and (ii) deal at arm's length with, and are not affiliated with, Global, FuelCell, CallCo or ExchangeCo. This discussion does not apply to a holder with respect to whom FuelCell is a foreign affiliate within the meaning of the Income Tax Act (Canada) nor to a person who is a financial institution, as defined in the Income Tax Act (Canada), which is subject to the "mark-to-market" rules in the Income Tax Act (Canada).

     All Global common shareholders should consult their own tax advisors as to whether, as a matter of fact, they hold their Global common shares and will hold their exchangeable shares and shares of FuelCell common stock as capital property for the purposes of the Income Tax Act (Canada). Certain provisions of the Income Tax Act (Canada) may permit a holder of Global common shares to make an irrevocable election to deem such shares and every "Canadian Security" (as defined in the Income Tax Act (Canada)) owned by such holder in the taxation year of the election and all subsequent taxation years to be capital property, subject to certain conditions.

     This discussion is based upon the current provisions of the Income Tax Act (Canada), the regulations thereunder (the "Regulations"), all specific proposals to amend the Income Tax Act (Canada) and the Regulations publicly announced by the Canadian Minister of Finance prior to the date hereof (the "Proposed Amendments"), counsel's understanding of the current published administrative practices of the Canada Customs and Revenue Agency (the "CCRA"), and an officer's certificate from FuelCell as to certain factual matters. This summary assumes that all Proposed Amendments will be enacted in their present form, although there is no certainty that any of the Proposed Amendments will be so enacted, if at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of judicial decision or legislative action, nor any changes in the administrative or assessing practices of the CCRA, nor does it take into account tax legislation of countries other than Canada or any provincial or territorial tax legislation.

     THE FOLLOWING DISCUSSION IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR GLOBAL COMMON SHAREHOLDER. ACCORDINGLY, GLOBAL COMMON SHAREHOLDERS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS FOR ADVICE WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO THEM OF THE ARRANGEMENT, HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES.

     For purposes of the Income Tax Act (Canada), all amounts relating to the acquisition, holding or disposition of shares of FuelCell common stock, including the receipt of dividends and the calculation of any adjusted cost base amounts and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise.

GLOBAL COMMON SHAREHOLDERS RESIDENT IN CANADA

     The following portion of this discussion is generally applicable to Global common shareholders who, for the purposes of the Income Tax Act (Canada) and any applicable income tax treaty or convention, are resident or deemed to be resident in Canada at all relevant times.

     EXCHANGE OF GLOBAL COMMON SHARES FOR EXCHANGEABLE SHARES. A Global common shareholder who disposes of Global common shares to ExchangeCo in exchange for exchangeable shares will, unless such Global common shareholder makes a joint election with ExchangeCo under subsection 85(1) or 85(2) of the Income Tax Act (Canada) as discussed below, be considered to have disposed of such Global common shares

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for proceeds of disposition equal to the sum of: (i) any cash received in respect of a fractional exchangeable share; (ii) the aggregate fair market value at the effective time of the Combination of the exchangeable shares received by the Global common shareholder on the exchange; and (iii) the fair market value at the effective time of the Combination of the ancillary rights associated with the exchangeable shares, such as the voting rights available under the voting and exchange trust agreement and the right of the holder to require FuelCell to purchase the exchangeable shares in certain circumstances (the "Ancillary Rights"), received by the Global common shareholder on the exchange. As a result, the Global common shareholder will, in general, realize a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Global common shareholder of the Global common shares. See "Taxation of Capital Gains and Capital Losses" below. The cost to a holder of exchangeable shares and Ancillary Rights acquired on the exchange will be equal to the fair market value of such shares and rights at the time of disposition.

     A Global common shareholder who disposes of Global common shares to ExchangeCo and who receives exchangeable shares may obtain a full or partial tax deferral by making a joint tax election with ExchangeCo under subsection 85(1) of the Income Tax Act (Canada) (or, in the case of a Global common shareholder that is a partnership, pursuant to subsection 85(2) of the Income Tax Act (Canada)) and the corresponding provision of any applicable provincial tax legislation in respect of such Global common shares and specifying therein an elected transfer price within the limits described below.

     The joint tax election must specify the elected transfer price in respect of the Global common shares transferred to ExchangeCo. By choosing an elected transfer price which does not exceed the adjusted cost base of a holder's Global common shares, the holder will be entitled to defer the amount of any capital gain that would otherwise be realized on the disposition of such Global common shares.

     The elected transfer price may not:

     - be less than the aggregate of: (i) the fair market value at the time of disposition of the Ancillary Rights acquired on the exchange and (ii) any cash received in respect of a fractional exchangeable share;

     - be less than the lesser of the Global common shareholder's adjusted cost base of those Global common shares at the time of disposition and the fair market value of those shares at that time; or

     - exceed the fair market value of those Global common shares at the time of disposition.

     Elected transfer prices which do not otherwise comply with the foregoing limitations will be automatically adjusted under the Income Tax Act (Canada) so that they are in compliance.

     Where a Global common shareholder and ExchangeCo make an election, the tax treatment to the Global common shareholder generally will be as follows:

     - the Global common shareholder's Global common shares will be deemed to have been disposed of for proceeds of disposition equal to the elected transfer price;

     - if the deemed proceeds of disposition of the Global common shareholder's shares (net of any reasonable cost of disposition) are equal to the adjusted cost base to the Global common shareholder of such shares, determined immediately before the time of disposition, no capital gain or capital loss will be realized by the Global common shareholder;

     - to the extent that the deemed proceeds of disposition of the Global common shares, net of any reasonable costs of disposition, exceed the aggregate of the adjusted cost base thereof to the Global common shareholder, the Global common shareholder will, in general, realize a capital gain;

     - the cost to the Global common shareholder of Ancillary Rights received on the exchange will be equal to the fair market value thereof at the time of disposition; and

     - the cost to the Global common shareholder of exchangeable shares received on the exchange will be equal to the amount by which the deemed proceeds of disposition of the Global common shares exchanged by the Global common shareholder exceeds the aggregate of: (i) any cash received in

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       respect of a fractional exchangeable share; and (ii) the fair market value at the time of disposition of the Ancillary Rights received on the exchange.

     ExchangeCo will execute a joint tax election under subsection 85(1) or (2) of the Income Tax Act (Canada) and the corresponding provisions of any applicable provincial tax legislation forwarded to it by a Global common shareholder. Global common shareholders wishing to make such elections must provide two signed copies of the necessary election forms to ExchangeCo at 4908 -- 52nd Street S.E., Calgary, Alberta, T2B 3R2 within 90 days following the effective date of the Combination, duly completed with the details of the number of Global common shares transferred and the applicable elected transfer price for the purposes of such elections. Further information concerning the completion of the necessary election forms may be posted on FuelCell's or Global's website. Thereafter, subject to the election forms complying with the provisions of the Income Tax Act (Canada) (and any applicable provincial legislation), the forms will be completed by ExchangeCo as to its information, signed by ExchangeCo, and returned to such Global common shareholders for filing with the CCRA (and any applicable provincial taxation authority). ExchangeCo agrees only to execute and to forward such tax elections by mail to Global common shareholders for filing with the CCRA and any applicable provincial tax authorities. Compliance with the requirements to ensure the validity of a joint tax election on a timely basis will be the sole responsibility of the Global common shareholder making the election and none of FuelCell, Global, or ExchangeCo assumes any liability for taxes, interest, penalties, damages or expenses resulting from the failure to execute and file a valid election or the late filing of any election.

     GLOBAL COMMON SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN ADVISORS AS SOON AS POSSIBLE REGARDING THE DEADLINES AND PROCEDURES FOR MAKING THE ELECTIONS WHICH ARE APPROPRIATE TO THEIR CIRCUMSTANCES. UNLESS A GLOBAL COMMON SHAREHOLDER CHOOSES TO ACCEPT EXCHANGEABLE SHARES AND FILES A JOINT TAX ELECTION UNDER
SECTION 85 OF THE INCOME TAX ACT (CANADA), A TAX DEFERRAL WILL NOT BE AVAILABLE FOR THE GLOBAL COMMON SHAREHOLDER.

     For purposes of the joint tax election, a Global common shareholder will be required to determine the fair market value of the Ancillary Rights received on the exchange on a reasonable basis for purposes of the Income Tax Act (Canada). Management of Global, ExchangeCo, and FuelCell are of the view that the Ancillary Rights have nominal value. The tax election forms will be executed by ExchangeCo on the basis that the fair market value of the Ancillary Rights is a nominal amount per exchangeable share issued on the exchange. Such determinations of value are not binding on the CCRA and counsel expresses no opinion on such matters of factual determination.

     Exchange of Global common shares for shares of FuelCell common stock. The Arrangement has been structured so that each Global common shareholder will be considered to have transferred all of his/her Global common shares, other than those shares exchanged for exchangeable shares, to FuelCell in consideration for shares of FuelCell common stock.

     Such Global common shareholders will not qualify for a tax-deferred exchange by making an election under section 85 of the Income Tax Act (Canada). Consequently, where a Global common shareholder exchanges Global common shares for shares of FuelCell common stock, the Global common shareholder will be considered to have disposed of all of the holder's Global common shares so exchanged for proceeds of disposition equal to the sum of: (i) any cash received in respect of a fractional share of FuelCell common stock; and (ii) the aggregate fair market value at the effective time of the Combination of the shares of FuelCell common stock received on the exchange. Such Global common shareholder will be considered to have acquired the shares of FuelCell common stock at a cost equal to such fair market value. This cost will be averaged with the adjusted cost base of any other shares of FuelCell common stock held at that time by the Global common shareholder for the purposes of determining the Global common shareholder's adjusted cost base of such shares of FuelCell common stock. The Global common shareholder will realize a capital gain (or a capital loss) on such exchange to the extent that the holder's proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of that holder's Global common shares immediately before the exchange.

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     The consequences to a Global common shareholder of realizing a capital gain or capital loss are described below under the heading "Taxation of Capital Gains and Capital Losses".

     Dividends on Exchangeable Shares. In the case of a Global common shareholder who is an individual, dividends received or deemed to be received on the exchangeable shares will be included in computing the Global common shareholder's income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

     In the case of a Global common shareholder that is a corporation other than a "specified financial institution", as defined in the Income Tax Act (Canada), dividends received or deemed to be received on the exchangeable shares normally will be included in the corporation's income and will be deductible in computing its taxable income.

     A Global common shareholder that is a "private corporation", as defined in the Income Tax Act (Canada), or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable under Part IV of the Income Tax Act (Canada) to pay a refundable tax of 33 1/3% of dividends received or deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the Global common shareholder's taxable income.

     The exchangeable shares will be "term preferred shares" as defined in the Income Tax Act (Canada). Consequently, in the case of a Global common shareholder that is a specified financial institution, a dividend will be deductible in computing its taxable income only if:

     - the specified financial institution did not acquire the exchangeable shares in the ordinary course of the business carried on by such institution; or

     - in any case, at the time the dividend is received by the specified financial institution, the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the Toronto Stock Exchange) and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, does not receive (or is not deemed to receive) dividends in respect of more than 10% of the issued and outstanding exchangeable shares.

     A Global common shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation", as defined in the Income Tax Act (Canada), may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include dividends or deemed dividends that are not deductible in computing taxable income. To the extent that there is United States non-resident withholding tax on any dividends paid on the exchangeable shares, a Global common shareholder should generally be eligible for foreign tax credit or deduction treatment, where applicable, under the Income Tax Act (Canada). See "United States Federal Tax Considerations to Global common shareholders -- Non-United States Holders -- Distributions on the exchangeable shares and FuelCell common stock" below.

     Redemption of Exchangeable Shares. On the redemption (including a retraction) of an exchangeable share by ExchangeCo, the holder of an exchangeable share will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds exceed the paid-up capital of the share at the time the exchangeable share is redeemed. For these purposes, the redemption proceeds will be the fair market value at the time of the redemption of any shares of FuelCell common stock received from ExchangeCo plus the amount, if any, of all then declared but unpaid dividends on the exchangeable shares. The amount of such deemed dividend generally will be subject to the same tax treatment accorded to dividends on the exchangeable shares as described above. On the redemption, the holder of an exchangeable share will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of the deemed dividend. A holder will, in general, realize a capital gain (or a capital loss) equal to the amount by which the adjusted cost base to the holder of the exchangeable shares is less than (or exceeds) such proceeds of disposition, net of any reasonable costs of disposition. In the case of a Global common shareholder that is a corporation, in some circumstances, the amount of any such deemed dividend

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may be treated as proceeds of disposition and not as a dividend. The taxation of capital gains and capital losses is described below under the heading "Taxation of Capital Gains and Capital Losses".

     Exchange of Exchangeable Shares. On the exchange of an exchangeable share with FuelCell or CallCo for shares of FuelCell common stock, the holder will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the exchangeable share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the exchangeable share immediately before the exchange. For these purposes, the proceeds of disposition will be the fair market value at the time of exchange of the shares of FuelCell common stock plus any other amount received by the holder from FuelCell or CallCo as part of the exchange consideration (other than amounts paid in satisfaction of declared but unpaid dividends owed to the holder by ExchangeCo). The taxation of capital gains and capital losses is described below under the heading "Taxation of Capital Gains and Capital Losses".

     Dividends on shares of FuelCell common stock. Dividends on shares of FuelCell common stock will be included in the recipient's income for the purposes of the Income Tax Act (Canada). Such dividends received by an individual Global common shareholder will not be subject to the gross-up and dividend tax credit rules in the Income Tax Act (Canada). A Global common shareholder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A Global common shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation", as defined in the Income Tax Act (Canada), may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include such dividends. United States non-resident withholding tax on such dividends received by Canadian residents will be generally eligible for foreign tax credit or deduction treatment, where applicable, under the Income Tax Act (Canada). See "United States Federal Tax Considerations to Global common shareholders -- Non-United States Holders -- Distributions on the exchangeable shares and FuelCell common stock" below.

     Disposition of shares of FuelCell common stock. The cost of shares of FuelCell common stock received on a retraction, redemption or exchange of exchangeable shares will be equal to the fair market value of such shares at the time of such event and will be averaged with the adjusted cost base of all other shares of FuelCell common stock held by such holder as capital property immediately before the retraction, redemption or exchange, as the case may be, for the purpose of determining the holder's adjusted cost base of such shares of FuelCell common stock. A disposition or deemed disposition of shares of FuelCell common stock by a holder will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of such shares immediately before the disposition. The taxation of capital gains and capital losses is described below under the heading "Taxation of Capital Gains and Capital Losses".

     Foreign Property Information Reporting. With some exceptions, a taxpayer resident in Canada is a "specified Canadian entity" (as defined in the Income Tax Act (Canada)) and is required to file an annual information return disclosing prescribed information concerning the ownership of "specified foreign property" (as defined in the Income Tax Act (Canada)) where the cost amount of such property to the taxpayer exceeds Cdn.$100,000. Specified foreign property is defined in the Income Tax Act (Canada) to include shares of the capital stock of a non-resident corporation and property that, under the terms or conditions thereof or any agreement related thereto, is convertible into, is exchangeable for or confers a right to acquire, property that is a share of the capital stock of a non-resident corporation.

     The exchangeable shares and the shares of FuelCell common stock will be specified foreign property. As a result, if the aggregate cost amount of any specified foreign property held by a holder (including any exchangeable shares and shares of FuelCell common stock) at any time in a taxation year or fiscal period exceeds Cdn.$100,000, the holder will be required to file an information return for the year or period disclosing prescribed information, such as the cost amount of the specified foreign property and the amount of any dividends, interest and gains or losses realized in the year in respect of such specified foreign property. Global common shareholders should consult their own advisors to determine whether they will be subject to these rules with respect to their ownership of exchangeable shares and shares of FuelCell common stock.

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     Dissenting Global common shareholders.  Global common shareholders are permitted to dissent from the Arrangement. A dissenting Global common shareholder will be entitled, in the event the transaction is consummated, to be paid by FuelCell, the fair value of the Global common shares held by such holder determined as of the appropriate date. See "Chapter 1 -- Description of the Combination -- Dissenting Shareholder Rights". Such dissenting shareholder will be considered to have realized a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of reasonable costs associated with the disposition, exceed (or are less than) the adjusted cost base of the Global common shares to the holder immediately before the payment. Additional income tax considerations may be relevant to dissenting shareholders who fail to perfect or withdraw their claims pursuant to the right of dissent. Dissenting shareholders should consult their own tax advisors.

     Taxation of Capital Gains and Capital Losses. One-half of any capital gain (a taxable capital gain) realized on a disposition of Global common shares, exchangeable shares or shares of FuelCell common stock must be included in a Global common shareholder's income for the year of disposition. One-half of any capital loss (an allowable capital loss) generally may be deducted by the holder against taxable capital gains for the year of disposition. Any allowable capital losses in excess of taxable capital gains for the year of disposition generally may be carried back up to three taxation years or carried forward indefinitely and deducted against taxable capital gains in such other years to the extent and under the circumstances described in the Income Tax Act (Canada).

     Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Income Tax Act (Canada).

     A Global common shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation", as defined in the Income Tax Act (Canada), may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year which will include an amount in respect of taxable capital gains.

     If the holder of Global common shares or exchangeable shares is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of such shares may be reduced by the amount of dividends received or deemed to have been received by it on such shares to the extent and under circumstances prescribed by the Income Tax Act (Canada). Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Global common shares or exchangeable shares or where a trust or partnership of which a corporation is a beneficiary or a member, respectively, owns Global common shares or exchangeable shares. Global common shareholders to whom these rules may be relevant should consult their own tax advisors.

GLOBAL COMMON SHAREHOLDERS NOT RESIDENT IN CANADA

     The following portion of the discussion is applicable to Global common shareholders who, for purposes of the Income Tax Act (Canada) and any applicable tax treaty or convention, have not been and will not be resident or deemed to be resident in Canada at any time while they have held Global common shares and will hold shares of FuelCell common stock and who have not and will not use or hold the Global common shares or shares of FuelCell common stock in the course of carrying on a business (including an insurance business) in Canada and, except as specifically discussed below, to whom such shares are not "taxable Canadian property", as defined in the Income Tax Act (Canada).

     Global common shares will generally not be taxable Canadian property at a particular time provided that such shares are listed on a prescribed stock exchange (which currently includes the Toronto Stock Exchange) and the holder, persons with whom such holder does not deal at arm's length, or the holder and such persons, has not owned 25% or more of the issued shares of any class or series of the capital stock of Global at any time within 60 months preceding the particular time. Shares of FuelCell common stock will generally not constitute taxable Canadian property.

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     A holder of Global common shares that are not taxable Canadian property to the holder will not be subject to tax under the Income Tax Act (Canada) on a capital gain recognized on the exchange of Global common shares for shares of FuelCell common stock.

     In the event that the Global common shares constitute taxable Canadian property to a particular non-resident holder, the exchange of such shares for shares of FuelCell common stock will be a taxable transaction as described above under "Global common shareholders Resident in Canada-Exchange of Global common shares for shares of FuelCell common stock" subject to any relief available pursuant to the provisions of an applicable income tax treaty or convention.

     GLOBAL COMMON SHAREHOLDERS WHOSE GLOBAL COMMON SHARES CONSTITUTE TAXABLE CANADIAN PROPERTY TO THEM ARE URGED TO CONSULT THEIR OWN TAX ADVISORS.

     Global common shareholders are permitted to dissent from the Combination. A dissenting shareholder will be entitled, in the event the transaction is consummated, to be paid by the FuelCell, the fair value of the Global common shares held by such holder determined as of the appropriate date. See "Chapter
1 -- Description of the Combination -- Dissenting Shareholder Rights". Such dissenting shareholder will be considered to have realized a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of reasonable costs associated with the disposition, exceed (or are less than) the adjusted cost base of the Global common shares to the holder immediately before the payment. Any capital gain realized by a dissenting shareholder will not be taxed under the Income Tax Act (Canada) unless the Global common shares in respect of which the right of dissent is exercised are taxable Canadian property, as described above. Additional income tax considerations may be relevant to dissenting shareholders who fail to perfect or withdraw their claims pursuant to the right of dissent. Dissenting shareholders should consult their own tax advisors.

          CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO OPTIONHOLDERS

     Subject to the qualifications and assumptions contained herein, in the opinion of Bennett Jones LLP, Canadian counsel to Global, the following is, as of the date of this Joint Proxy Statement, a fair and adequate summary of the material Canadian federal income tax considerations generally applicable to the holders of options to purchase Global common shares who at all relevant times, for purposes of the Income Tax Act (Canada) and any applicable income tax treaty or convention, are resident or deemed to be resident in Canada, who are current or former employees, officers or directors of Global and who received the options in respect of, in the course of, or by virtue of their positions as employees, officers or directors of Global.

     This discussion is based on the current provisions of the Income Tax Act (Canada) and the Regulations and counsel's understanding of the current published administrative practices of the CCRA. This discussion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ from the Canadian federal income tax considerations described herein.

     THE FOLLOWING DISCUSSION IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR OPTIONHOLDER. ACCORDINGLY, OPTIONHOLDERS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS FOR ADVICE WITH RESPECT TO THE INCOME TAX CONSEQUENCES TO THEM OF THE ARRANGEMENT, HAVING REGARD TO THEIR OWN PARTICULAR CIRCUMSTANCES.

     On the assumption that, at the time of the exchange of any options to purchase Global common shares for options to purchase shares of FuelCell common stock pursuant to the Arrangement, the difference between the value of the shares of FuelCell common stock under the options to purchase shares of FuelCell common stock and the amount payable under such options to purchase the shares of FuelCell common stock does not exceed the difference between the value of the Global common shares available under the options and the amount payable under such options to purchase Global common shares, the holders of the options will not realize any immediate tax consequences as a result of exchanging their options to purchase Global common

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shares for options to purchase shares of FuelCell common stock. Instead, for the purposes of the Income Tax Act (Canada):

     - the optionholders will be deemed not to have disposed of their options to purchase Global common shares and not to have acquired the options to purchase shares of FuelCell common stock;

     - the options to purchase shares of FuelCell common stock will be deemed to be the same as, and a continuation of, the options to purchase Global common shares; and

     - FuelCell will be deemed to be the same corporation as Global for the purposes of the rules in the Income Tax Act (Canada) relating to employee stock options.

            UNITED STATES FEDERAL TAX CONSIDERATIONS TO SHAREHOLDERS

     In the opinion of Robinson & Cole LLP, United States counsel to FuelCell, and Dorsey & Whitney LLP, United States counsel to Global ("Counsel"), the following is a summary of the principal U.S. federal income tax consequences generally applicable to a U.S. Holder (as defined below) of Global common shares who receives shares of FuelCell's common stock pursuant to the Combination. As used herein, "U.S. Holder" means a holder of Global common shares or shares of FuelCell common stock, as the case may be, who or that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation organized under the laws of the United States or any political subdivision thereof (including the States and the District of Columbia), (iii) an estate or trust defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code") or
(iv) any other person that is subject to U.S. federal income tax on its worldwide income (each of the foregoing, a "U.S. Holder"). A "Non-U.S. Holder" is any holder of Global common shares, exchangeable shares or shares of FuelCell common stock, as the case may be, other than a U.S. Holder. If an entity that is treated as a partnership for U.S. federal income tax purposes holds Global common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Global common shares, you should consult your tax advisor regarding the tax consequences of the Combination to you, including the acquisition, ownership and disposition of exchangeable shares or FuelCell common stock.

     This summary is based upon existing U.S. federal income tax law, including the Code, administrative pronouncements, judicial decisions and Treasury Regulations, as in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary assumes that each of the Global common shares has been held as a capital asset as defined in Section 1221 of the Code in the hands of the U.S. Holder at all relevant times and that the shares of FuelCell common stock to be received by such U.S. Holder as a result of the Combination will also be held as capital assets. This summary assumes that Global is not, but may become, a "controlled foreign corporation" and that Global may be or may become a "passive foreign investment company" for U.S. federal income tax purposes. This summary does not discuss aspects of U.S. federal income taxation that may be applicable to holders of options as a result of the Combination, nor does it address any aspects of foreign, state or local taxation. Furthermore, this summary does not discuss all the tax consequences that may be relevant to a U.S. Holder in light of such holder's particular circumstances or to U.S. Holders subject to special rules including certain financial institutions, regulated investment companies, insurance companies, dealers in securities, tax-exempt organizations, persons who hold Global common shares or shares of FuelCell common stock, as the case may be, as part of a position in a "straddle" or "appreciated financial position" or as part of a "hedging" or "conversion" transaction, persons that own or have owned, actually or constructively, 10% or more of the Global common shares, persons who acquired their Global common shares through the exercise or cancellation of employee stock options or otherwise as compensation for services, and U.S. Holders whose functional currency is not the U.S. dollar.

     No advance income tax ruling has been sought or obtained from the Internal Revenue Service ("IRS") with respect to the tax consequences of the Combination and, as a result, there can be no assurance that the IRS will agree with, or that a court will uphold, any of the conclusions set forth herein.

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     HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S.
FEDERAL, STATE AND LOCAL TAX CONSEQUENCES, THE FOREIGN TAX CONSEQUENCES AND THE NON-TAX CONSEQUENCES OF THE COMBINATION, INCLUDING THE RECEIPT, OWNERSHIP AND DISPOSITION OF SHARES OF FUELCELL COMMON STOCK AND ANCILLARY RIGHTS AND CALL RIGHTS.

  UNITED STATES HOLDERS

     The following discussion applies only to U.S. Holders who receive shares of FuelCell common stock in exchange for their Global common shares. This discussion does not address U.S. Holders who are residents of Canada for purposes of the Income Tax Act (Canada) and who elect to receive exchangeable shares pursuant to the Combination. Such U.S. Holders should consult their tax advisers concerning the tax consequences of the Combination. This discussion also assumes that the holder of the Global 2 Preferred Shares will not exercise its right to convert all or part of such shares into Global common shares prior to the Combination or into exchangeable shares or shares of FuelCell common stock in connection with the Combination.

  Exchange of Global Common Shares for FuelCell Common Stock

     The exchange of Global common shares for shares of FuelCell Common stock pursuant to the Combination will be a taxable event for United States federal income tax purposes. Consequently, a U.S. Holder will recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value on the date of the exchange of the shares of FuelCell common stock received in the exchange and (b) any cash received in lieu of the fractional shares and (ii) such U.S. Holder's tax basis in its Global common shares. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder had held its Global common shares for more than one year at the time of the exchange. Gain or loss, if any, realized by a U.S. Holder in connection with the Combination generally will be treated as having a U.S. source. For U.S. federal income tax purposes, a U.S. Holder's basis in the shares of FuelCell common stock received pursuant to the Combination will be equal to the fair market value of such shares on the date of exchange and a U.S. Holder's holding period with respect to such shares will begin on the day after the date of the exchange. The foregoing discussion is subject to the application of the "Passive Foreign Investment Company Considerations" below.

  Dissenting Shareholders

     A U.S. Holder who exercises the right to dissent from the Combination will recognize gain or loss on the exchange of such holder's Global common shares for cash in an amount equal to the difference between the amount of cash received (other than amounts, if any, which are or are deemed to be interest for United States federal income tax purposes, which amounts will be taxed as ordinary income) and such holder's adjusted tax basis in its Global common shares. Such gain or loss generally will be U.S. source income, will be capital gain or loss if the Global common shares were held as capital assets at the time of the exchange and will be long-term capital gain or loss if the U.S. Holder's holding period for the Global common shares is more than one year at such time. The foregoing discussion is subject to the application of the "Passive Foreign Investment Company Considerations" below.

  NON-UNITED STATES HOLDERS

     The following discussion is applicable to a Non-U.S. Holder.

  Receipt, Exchange or Other Disposition of Exchangeable Shares and FuelCell Common Stock

     Subject to the discussion below under "Foreign Investment in Real Property Tax Act", a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of exchangeable shares or FuelCell common stock in exchange for Global common shares, on the sale or exchange of the exchangeable shares, or on the sale or exchange of shares of FuelCell common stock, unless (i) such gain (A) in the absence of an applicable tax treaty, is effectively connected with a trade or business of the Non-U.S. Holder in the United States, or (B) if a tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States or (ii) unless an applicable tax treaty

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provides otherwise the Non-U.S. Holder is an individual who holds the Global common shares, the exchangeable shares or the shares of FuelCell common stock, as the case may be, as a capital asset and is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied. The foregoing discussion is subject to the application of the "Passive Foreign Investment Company Considerations" below.

  Distributions on the Exchangeable Shares and FuelCell Common Stock

     FuelCell may take the position that the dividends, if any, received by a Non-U.S. Holder in respect of the exchangeable shares should be treated as dividends from FuelCell and, in that case, FuelCell anticipates that ExchangeCo will withhold from such amounts U.S. withholding tax at a rate of 30 percent unless reduced by applicable treaty. For U.S. federal income tax purposes, in general, dividends received by a Non-U.S. Holder with respect to shares of FuelCell common stock that are not effectively connected with the conduct by such holder of a trade or business in the United States will also be subject to U.S. withholding tax at a rate of 30 percent. The withholding rate may be reduced by an applicable income tax treaty in effect between the United States and the Non-U.S. Holder's country of residence (currently 15%, generally, on dividends paid to residents of Canada under the current Canada-United States Income Tax Convention).

  Foreign Investment In Real Property Tax Act

     Notwithstanding the discussion above, under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), gain or loss recognized by a Non-U.S. Holder on the sale or exchange of shares of FuelCell common stock, as well as any gain or loss recognized on the sale or exchange of exchangeable shares (if such shares are treated by the IRS as representing stock of FuelCell), will be subject to U.S. federal income tax as if such gain or loss were effectively connected with a United States trade or business if such shares are treated as "United States real property interests" ("USRPIs") (as defined below) and the Non-U.S. Holder is a greater than 5% Shareholder as defined under applicable regulations.

     A USRPI generally includes any interest (other than an interest solely as a creditor) in a "United States real property holding corporation" (a "USRPHC"). Exchangeable shares (if treated as stock of FuelCell) and shares of FuelCell common stock will be USRPIs unless it is established under specific procedures that FuelCell is not (and was not for the prior five-year period) a USRPHC. A corporation is a USRPHC if the fair market value of its interests in United States real property equals or exceeds 50% of the sum of the fair market value of all of its interests in real property and all of its other assets used or held for use in a trade or business (as defined in applicable regulations), after applying certain look-through rules. FuelCell cannot give any assurance as to whether it is, at any time within the past five years, it has been, or will in the future become a USRPHC.

     If it is determined that FuelCell is, has been in the past five years or in the future becomes, a USRPHC, so long as FuelCell's stock is regularly traded on an established securities market, an exemption should apply, except with respect to a Non-U.S. Holder whose beneficial and/or constructive ownership of common stock in FuelCell exceeds 5% of the total fair market value of the total outstanding shares of FuelCell common stock (including exchangeable shares to the extent they are treated as FuelCell common stock). This exception should apply to both the shares of FuelCell common stock and to the exchangeable shares (if treated as FuelCell stock). Any investor that may approach or exceed the 5% ownership threshold discussed above, either alone or in conjunction with related persons, should consult its own tax advisor concerning the United States tax consequences that may result. A Non-U.S. Holder who sells or otherwise disposes of exchangeable shares or shares of FuelCell common stock may be required to inform its transferee whether such shares constitute a United States real property interest.

     The foregoing discussion of the possible application of the FIRPTA rules to Non-U.S. Holders is only a summary of certain material aspects of these rules. Because the United States federal income tax consequences to a Non-U.S. Holder under FIRPTA may be significant and are complex, Non-U.S. Holders are urged to discuss those consequences with their tax advisors.

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  CONTROLLED FOREIGN CORPORATION CONSIDERATIONS

     FuelCell may be subject to U.S. federal income taxation on Global's earnings before receiving distributions from Global attributable to such earnings. In general, if a U.S. person, directly or indirectly, holds an equity interest representing 10% or greater of the total combined voting power in a non-U.S. entity and, together with other U.S. persons who directly or indirectly own 10% or more of the non-U.S. entity, hold more than 50% of the outstanding equity of the non-U.S. entity, measured by vote or value, the non-U.S. entity will be treated as a "controlled foreign corporation" with respect to such U.S. persons. Following the Combination, FuelCell should itself own, directly or indirectly, more than 50% of the outstanding equity of Global, measured by vote or value, and therefore, Global should be a controlled foreign corporation with respect to FuelCell. As a result, FuelCell could be required to include in its income for U.S. federal income tax purposes on a current basis all or a portion of its share of the undistributed "earnings and profits," as determined for such purposes, of Global, depending on Global's sources of income and other considerations. In general, FuelCell must include its share of undistributed earnings and profits of Global where the earnings and profits are attributable to Global's "subpart F income," which generally is income from passive and certain other sources, or are invested by Global in "U.S. property," as determined for U.S. federal income tax purposes.

  PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

     The general rules described above relating to the character and timing for recognition of any gain realized in the Combination may not apply to a U.S. Holder if Global is, or has been at any time during the U.S. Holder's holding period for its Global common shares, a "passive foreign investment company." Global will be classified as a passive foreign investment company for any taxable year as to which, after the application of "look through" rules, either
(a) 75% or more of its gross income in such taxable year is passive income, or
(b) the average percentage of its assets in such taxable year that produce or are held for the production of passive income (which includes cash) is at least 50%.

     Although Global has not completed its analysis of whether or not it is or has been a passive foreign investment company, Global believes it is likely to be treated as a passive foreign investment company for the current tax period in view of its cash position and the consideration payable to Global shareholders in the Combination. Global may have qualified as a passive foreign investment company in prior tax periods. However, each U.S. Holder, particularly a U.S. Holder whose tax basis in Global common shares is less than the consideration to be received in exchange therefore pursuant to the Combination (i.e., FuelCell common stock and the amount of any cash), should consult its own financial and tax advisors regarding the potential application of the passive foreign investment company rules to the exchange of Global common shares pursuant to the Combination.

     Special U.S. federal income tax rules apply to a U.S. Holder if Global is or has been a passive foreign investment company at any time during such U.S. Holder's holding period for its Global common shares. Under those rules, subject to the discussion below as to the mark-to-market and qualified electing fund elections, if such a U.S. Holder realizes a gain upon the disposition of its Global common shares pursuant to the Combination:

     - the gain would be allocated ratably over the U.S. Holder's holding period for the Global common shares;

     - the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which Global was a passive foreign investment company would be treated as ordinary income includible in income for the current taxable year;

     - the amount allocated to each other prior taxable year would be taxed as ordinary income at the highest tax rate in effect for that year; and

     - the interest charge applicable to underpayments of U.S. federal income tax would be imposed with respect to the resulting tax attributable to each prior year commencing with the first year in which

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       Global was a passive foreign investment company, to recover the deemed benefit from the deferred payment of the tax attributable to each such year.

     Under certain circumstances, a U.S. Holder of stock in a passive foreign investment company may elect tax treatment that differs from the foregoing. First, a U.S. Holder of "marketable" stock in a passive foreign investment company is allowed to make a mark-to-market election with respect to such stock. Stock that is listed on a non-U.S. exchange, such as the Global common shares, will be treated as marketable where the exchange is regulated or supervised by a governmental authority of the country in which the market is located and has the following characteristics:

     - the exchange has trading volume, listing, financial disclosure, surveillance, and other requirements designed to prevent fraudulent and manipulative acts and practices, to remove impediments to and perfect the mechanism of a free and open, fair and orderly, market, and to protect investors; and

     - the laws of the country in which the exchange is located and the rules of the exchange ensure that such requirements are actually enforced; and

     - the rules of the exchange effectively promote active trading of listed stocks.

     Global has not determined whether the Toronto Stock Exchange, the exchange upon which the Global common shares are listed, satisfies the foregoing requirements. If a U.S. Holder has determined that its Global shares are marketable and has properly made a mark-to-market election with respect to its Global common shares, the special gain allocation rules described above would not apply to such U.S. Holder. Instead, the U.S. Holder would be required to mark its Global common shares to market each taxable year. The U.S. Holder would recognize ordinary income as a result of any increase in market value for a taxable year, and would be allowed to recognize an ordinary loss for any decrease in market value for a taxable year (but only to the extent of the net amount previously included in income as a result of the mark-to-market election). The adjusted tax basis in the U.S. Holder's Global common shares would be adjusted to reflect any such gain or loss amounts. The mark-to-market election is effective for the taxable year for which the election is made and all subsequent taxable years, unless the Global common shares cease to be marketable or the U.S. Internal Revenue Service consents to the revocation of the election.

     The special gain allocation rules and the mark-to-market rules described above will not apply to a U.S. Holder that has made a "qualified electing fund" election, that is, a U.S. Holder that has elected to treat Global as a qualified electing fund and to include such U.S. Holder's share of Global's income on a current basis. However, even if Global is or has been a passive foreign investment company, the qualified electing fund election is not available to Global's U.S. Holders because certain requirements for the election have not been and will not be satisfied.

     If Global has been a passive foreign investment company in any year, a U.S. Holder would be required to file an annual return on Internal Revenue Service Form 8621 regarding distributions received with respect to the Global common shares and any gain realized on the disposition of the Global common shares.

     The foregoing is only a summary of certain material aspects of the potential application of the passive foreign investment company rules to Global and U.S. Holders of Global common shares. Because the U.S. federal income tax consequences to a U.S. Holder of Global common shares under the passive foreign investment company provisions are significant and are complex, U.S. Holders of Global common shares are urged to discuss those consequences with their tax advisors.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

  United States Holders

     Payments of dividends made on, or the proceeds of the sale or other disposition of, the shares of FuelCell common stock, as the case may be, may be subject to information reporting and United States federal backup withholding tax at the rate of 28% if the recipient of such payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. Holder under the backup

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withholding rules is allowable as a credit against the holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

  Non-United States Holders

     A Non-U.S. Holder may be required to comply with certification procedures to establish that such holder is not a U.S. person in order to avoid backup withholding tax requirements with respect to distributions on, or the proceeds of the sale or other disposition of, the exchangeable shares and shares of FuelCell common stock, as the case may be. In addition, FuelCell must report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to and the tax withheld with respect to, such holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

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           CHAPTER FIVE -- INFORMATION ABOUT THE MEETINGS AND VOTING

    THE GLOBAL SPECIAL MEETING -- INFORMATION FOR GLOBAL COMMON SHAREHOLDERS

SOLICITATION AND VOTING OF PROXIES

     The accompanying Global proxy is solicited on behalf of management of Global for use at the Global Meeting. Global anticipates that it will solicit proxies from Global common shareholders for use at the Global Meeting to help ensure that the requisite approval from Global common shareholders is obtained. The solicitation of proxies will be primarily by mail but proxies may also be solicited personally or by telephone by regular employees of Global and FuelCell without special compensation. Global and FuelCell will each bear their own costs of solicitation of proxies. Global may also pay brokers or nominees holding Global common shares in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

     Only registered shareholders at the close of business on    --   , 2003
will be entitled to vote at the Global Meeting, subject to the provisions of the Business Corporations Act (Alberta) law regarding transfers of common shares
after    --   , 2003. Please see the "Notice of Special Meeting of Common
Shareholders" accompanying this Joint Proxy Statement for more information regarding voting and other shareholder rights. At the close of business on
   --   , 2003, there were    --   common shares outstanding. This Joint Proxy
Statement and the accompanying form of proxy were first mailed to Global common
shareholders on or about    --   , 2003.

     A quorum for the transaction of business at the Global Meeting requires at least two persons present in person, each being a shareholder entitled to vote or a duly appointed proxy or representative for any absent shareholder so entitled, and representing in the aggregate not less than 20% of the outstanding shares of Global carrying voting rights at the Global Meeting.

     To be effective, proxies must be received by Computershare Trust Company of
Canada not later than    --   a.m. (Calgary time) on    --   , 2003, or, if the
Global Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and bank holidays) before the time of the adjourned or postponed Global Meeting or any further adjournment or postponement thereof.

ADVICE TO BENEFICIAL HOLDERS OF GLOBAL COMMON SHARES

     The information set forth in this section is important to shareholders who do not hold their Global common shares in their own name (referred to in this Joint Proxy Statement as "beneficial shareholders"). Beneficial shareholders should note that only proxies deposited by shareholders whose names appear on the records of Global as registered shareholders can be recognized and acted upon at the Global Meeting. If Global common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Global common shares will not be registered in the shareholder's name on the records of Global. Such Global common shares will more likely be registered under the name of the shareholder's broker or a nominee of that broker. In Canada, the vast majority of these shares are registered under the name of CDS & Co. (the registration name for the Canadian Depository for Securities), which acts as nominee for many Canadian brokerage firms. In the United States, shares are often registered under the name of CEDE & Co. (the registration name for The Depository Trust Company), which acts as nominee for many U.S. brokerage firms. Global common shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the beneficial shareholder.

     Applicable regulatory policy requires brokers to seek voting instructions from beneficial shareholders in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by beneficial shareholders in order to ensure that their Global common shares are voted at the Global Meeting. Often the form of proxy supplied to a beneficial shareholder by his/her broker is identical to the form of proxy provided by Global to the registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of

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the beneficial shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent ADP Investor Communications in Canada and ADP Proxy Services in the United States (collectively, "ADP"). ADP typically prepares a machine-readable proxy form, mails those forms to the beneficial shareholders and asks beneficial shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common shares at the Global Meeting.

     A beneficial shareholder receiving a proxy form from ADP cannot use that proxy to vote Global common shares directly at the Global Meeting. The proxy must be returned to the respective ADP well in advance of the Global Meeting in order to have the Global common shares represented by such proxy voted.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Global's board of directors has unanimously determined that the Combination is fair to holders of Global common shares and preferred shares and is in the best interests of Global and unanimously recommends that Global common shareholders vote "FOR" the special resolution to approve the Combination attached to this Joint Proxy Statement as Annex A.

APPOINTMENT OF PROXY AND DISCRETIONARY AUTHORITY

     AS A GLOBAL COMMON SHAREHOLDER YOU HAVE THE RIGHT TO APPOINT A PERSON WHO NEED NOT BE A SHAREHOLDER OF GLOBAL, OTHER THAN PERSONS DESIGNATED IN THE FORM OF PROXY ACCOMPANYING THIS JOINT PROXY STATEMENT, AS NOMINEE TO ATTEND AND ACT FOR AND ON YOUR BEHALF AT THE GLOBAL MEETING AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED ON THE FORM OF PROXY.

     THE FORM OF PROXY ACCOMPANYING THIS JOINT PROXY STATEMENT CONFERS DISCRETIONARY AUTHORITY UPON THE PROXY NOMINEES WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE ACCOMPANYING NOTICE OF THE GLOBAL MEETING AND OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE GLOBAL MEETING.

     YOUR COMMON SHARES REPRESENTED BY PROXIES AT THE GLOBAL MEETING WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS WHERE YOU HAVE SPECIFIED A CHOICE WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IN THE ABSENCE OF SUCH SPECIFICATION, YOUR PROXY WILL BE COUNTED AS A VOTE IN FAVOR OF THE SPECIAL RESOLUTION TO APPROVE THE COMBINATION ATTACHED TO THIS JOINT PROXY STATEMENT AS ANNEX A AT THE GLOBAL MEETING.

     Management of Global knows of no matters to come before the Global Meeting other than the matters referred to in the accompanying notice of the Global Meeting. However, if any other matters which are not now known to management should properly come before the Global Meeting, the common shares represented by proxies granted to the proxy nominees will be voted on such matters in accordance with the best judgment of the proxy nominee.

REVOCATION OF PROXIES

     PROXIES GIVEN BY GLOBAL COMMON SHAREHOLDERS FOR USE AT THE GLOBAL MEETING MAY BE REVOKED AT ANY TIME PRIOR TO THEIR USE. A Global common shareholder giving a proxy may revoke the proxy (i) by instrument in writing executed by the shareholder or by his or her attorney authorized in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing, and deposited either at the registered office of Global (as set forth in this Joint Proxy Statement) or with Computershare Trust Company of Canada at 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2YI at any time up to and including 5:00 p.m. (Calgary time) on the last business day preceding the day of the Global Meeting, or any adjournment or postponement thereof, or with the chairman of the Global Meeting on the day of the Global Meeting or adjournment or postponement thereof, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, (iii) by voting in person at the Global Meeting (although attendance at the Global Meeting will not in and of itself constitute a revocation of a proxy) or (iv) in any other manner permitted by law.

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REQUIRED VOTES

     Global common shareholders are entitled to one vote for each common share held. The special resolution, in the form of Annex A to this Joint Proxy Statement, in respect of the proposed Plan of Arrangement set forth in full in Annex D to this Joint Proxy Statement, must be approved by the affirmative vote of not less than two-thirds of the aggregate of the votes cast by the Global common shareholders present (in person or by proxy) and entitled to vote at the Global Meeting.

PRINCIPAL HOLDERS OF COMMON SHARES

     To the knowledge of the directors and senior officers of Global, there are no persons who beneficially own, directly or indirectly, or exercise control or direction over Global common shares carrying more than 10% of the voting rights
attached to all outstanding Global common shares, as of    --   , 2003.

     THE FUELCELL SPECIAL MEETING -- INFORMATION FOR FUELCELL STOCKHOLDERS

GENERAL

     The accompanying FuelCell proxy is solicited on behalf of FuelCell's board
of directors for use at the FuelCell Meeting to be held at    --   a.m. on
   --   in    --   located at    --   . FuelCell's board of directors has fixed
the close of business on    --   as the record date for determining FuelCell
stockholders entitled to notice of and to vote at the FuelCell Meeting. As of
   --   , there were    --   shares of FuelCell common stock outstanding and
entitled to vote. This Joint Proxy Statement and the accompanying form of proxy
were first mailed to FuelCell stockholders on or about    --   , 2003.

PURPOSE OF THE FUELCELL MEETING

     The purpose of the FuelCell Meeting is to:

          1. consider and vote upon a proposal to approve the Combination Agreement and the Combination, as described in this Joint Proxy Statement; and

          2. transact such other business as may properly be presented to the FuelCell Meeting or any adjournment or postponement thereof.

     Copies of the Combination Agreement and the Plan of Arrangement are attached to this Joint Proxy Statement as Annexes B and D. FuelCell stockholders should review the Combination Agreement, all related exhibits thereto and this Joint Proxy Statement carefully and in their entirety before deciding how to vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     FuelCell's board of directors believes that the Combination is fair to the FuelCell stockholders and in the best interests of FuelCell and unanimously recommends that FuelCell stockholders vote "FOR" approval of the Combination Agreement and the transactions contemplated thereby.

VOTING PROXIES AT THE FUELCELL MEETING AND REVOKING PROXIES

     FuelCell requests that you complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. Alternatively, you can simplify your voting and save FuelCell expense by voting via the Internet (by visiting the website shown on your proxy card and following the instructions listed there) or calling the toll-free telephone number listed on your proxy card. Internet and telephone voting information is provided on your proxy card. A control number, which is located on your proxy card, is designed to verify your identity as a FuelCell stockholder and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card.

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     Brokers holding voting shares in "street name" may vote the shares only if you provide them with instructions on how to vote. Brokers will direct you on how to instruct them to vote your shares. Please note, however, that if the holder of record of your shares is your broker, bank or other nominee and you wish to vote at the FuelCell Meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares. All properly-executed proxies that FuelCell receives prior to the vote at the FuelCell Meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxy card. If no direction is indicated on a proxy, the proxy will be voted in favor of approval of the proposals (except for broker non-votes, which are discussed below).

     A FuelCell stockholder may revoke its proxy at any time prior to its use:

     - by delivering to the Secretary of FuelCell a later-dated notice of revocation;

     - by delivering to the Secretary of FuelCell a later-dated signed proxy (which will automatically supercede any earlier-dated proxy that such stockholder returned); or

     - by attending the FuelCell Meeting and voting in person (attendance at the FuelCell Meeting does not, by itself, constitute revocation of a proxy).

     If your shares are held in "street name," your broker or nominee may permit you to vote by telephone or electronically. Please check your proxy card or contact your broker or nominee to determine whether these methods of voting are available to you.

QUORUM, VOTING RIGHTS, ABSTENTIONS AND BROKER NON-VOTES

     A majority of all issued and outstanding voting shares of FuelCell common stock as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the FuelCell Meeting. If a quorum is not present, the FuelCell Meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the FuelCell Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the FuelCell Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

     Each share of FuelCell common stock entitles its owner to one vote on all matters presented at the FuelCell Meeting. Approval of the Combination Agreement and the Combination requires the affirmative vote of a majority of the total votes cast on the proposal, either by person or by proxy.

     If any FuelCell stockholder submits a proxy that indicates an abstention from voting in all matters, such stockholder's shares will be counted as present in determining the existence of a quorum at the FuelCell Meeting, but they will not be voted on any matter at the meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders, however, and will therefore have the same effect as a vote against such proposals.

     Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients (who are the beneficial owners of the shares), brokers have discretion to vote the shares on routine matters but not on non-routine matters. The proposal to be presented at the FuelCell Meeting is a non-routine matter. Accordingly, brokers will not have discretionary voting authority to vote your shares at the FuelCell Meeting. A "broker non-vote" occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares. Under Delaware case law, broker non-votes are counted for purposes of determining whether a quorum is present at the meeting, but are not counted for purposes of determining whether a proposal has been approved.

     Broker non-votes will not count as shares voting "for" or "against" with respect to approval of the Combination Agreement and the Combination and will not be considered as shares entitled to vote on the proposal for purposes of determining whether such proposal has been approved.

     Failing to return your proxy or attend the FuelCell Meeting will reduce the number of votes cast at the FuelCell Meeting and may contribute to a lack of a quorum. Consequently, you are urged to return the enclosed proxy card with your vote marked.

REASONS FOR SEEKING STOCKHOLDER APPROVAL

     FuelCell is submitting the Combination Agreement and the Combination for approval by FuelCell stockholders in accordance with the Nasdaq Marketplace Rules. The Nasdaq Marketplace Rules require stockholder approval prior to issuing securities in connection with the acquisition of stock of another company if the number of shares to be issued in the transaction exceeds 20% or more of the outstanding common stock or voting power outstanding prior to the transaction. Under the terms of the Combination Agreement and the Plan of Arrangement, FuelCell will issue its common stock or exchangeable shares of ExchangeCo exchangeable into shares of FuelCell's common stock to Global common shareholders in exchange for their Global common shares, and Global common shareholders will own between approximately 17% and 20% of the outstanding shares of FuelCell common stock, on a fully-diluted basis, immediately following completion of the Combination. In addition, FuelCell will assume all outstanding Global stock options and the obligation to issue its common stock or exchangeable shares of ExchangeCo exchangeable into shares of FuelCell's common stock upon the conversion of the outstanding Global Series 2 Preferred Shares after completion of the Combination, which will result in FuelCell issuing additional shares of its common stock. For a description of the number of shares of FuelCell common stock that may be issued upon conversion of the Global Series 2 Preferred Shares, please see "Chapter One -- The Combination -- Description of the Combination -- Mechanics for Implementing the Combination and Description of the Exchange Shares -- Global Series 2 Preferred Shares."

     If FuelCell were to consummate the Combination without FuelCell stockholder approval, FuelCell common stock could not remain listed on the Nasdaq National Market. Approval of the Combination is not required by Delaware law, by the FuelCell Charter or by FuelCell's bylaws.

SOLICITATION OF PROXIES AND EXPENSES

     FuelCell will bear its own expenses in connection with the solicitation of proxies for the FuelCell Meeting, except that Global and FuelCell will share equally all out-of-pocket expenses (other than fees and expenses of attorneys, accountants, investment bankers and other advisors) incurred in connection with the printing and filing of this Joint Proxy Statement and any filings or applications with any governmental entity relating to the Combination. Please see "Chapter One -- the Combination -- Description of the
Combination -- Business Combination Costs."

     In addition to solicitation by mail, FuelCell's directors, officers and employees may solicit proxies by telephone, facsimile, e-mail or in person. They will not receive additional compensation for their services. Record holders such as brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and to request authority for the exercise of proxies, and, upon request of such record holders, they will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

INDEPENDENT AUDITORS

     KPMG LLP has served as FuelCell's independent auditors since    --   .
Representatives of KPMG LLP plan to attend the FuelCell Meeting and will be available to answer questions. Its representatives will also have an opportunity to make a statement at the FuelCell Meeting if they so desire.

STOCKHOLDER PROPOSALS AT THE 2003 ANNUAL MEETING

     FuelCell stockholders may submit proposals on matters appropriate for stockholder action at FuelCell's annual meeting of stockholders consistent with Rule 14a-8 promulgated under the United States Securities Exchange Act of 1934 and no later than October 29, 2003.

DISSENTERS' APPRAISAL RIGHTS

     FuelCell common stockholders are not entitled to demand appraisal of, or to receive payment for, their shares of common stock under the Delaware General Corporation Law.

     THE MATTERS TO BE CONSIDERED AT THE FUELCELL MEETING ARE VERY IMPORTANT TO FUELCELL AND ITS STOCKHOLDERS. ACCORDINGLY, YOU ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT, AND TO COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

     CHAPTER SIX -- FUELCELL EXECUTIVE COMPENSATION AND RELATED INFORMATION

     Information concerning FuelCell is set forth in Exhibit H.

      CHAPTER SEVEN--GLOBAL EXECUTIVE COMPENSATION AND RELATED INFORMATION

                             EXECUTIVE COMPENSATION

     The following table sets out the compensation for the current and former President and Chief Executive Officer ("CEO") of Global and the four other most highly compensated officers (the "Global Named Executive Officers") of Global who received in excess of Cdn.$100,000 in aggregate compensation (bonus and salary) in the fiscal year ended December 31, 2002, the fiscal year ended December 31, 2001. ALL DOLLAR AMOUNTS SHOWN IN THIS CHAPTER ARE EXPRESSED IN CANADIAN DOLLARS.

                                                                                     LONG-TERM COMPENSATION
                                                                                ---------------------------------
                                                                                        AWARDS            PAYOUTS
                                                                                -----------------------   -------
                                                                                SECURITIES   RESTRICTED
                                                    ANNUAL COMPENSATION           UNDER      SHARES OR
                                              -------------------------------    OPTIONS/    RESTRICTED
                                                                 OTHER ANNUAL      SARS        SHARE       LTIP      ALL OTHER
                                              SALARY    BONUS    COMPENSATION    GRANTED       UNITS      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL OCCUPATION    YEAR(1)        ($)      ($)        ($)(2)         (#)          ($)         ($)         ($)
-----------------------------  ------------   -------   ------   ------------   ----------   ----------   -------   ------------
Peter Garrett(3)...........    Dec 31, 2002   232,917   99,930        --          35,000         --         --             --
  President and CEO            Dec 31, 2001    22,615    5,733        --         165,000         --         --             --
Jim Barker(4)..............    Dec 31, 2002   180,000   39,752        --          82,500         --         --             --
  Vice President,              Dec 31, 2001   150,000   28,125        --         150,000         --         --             --
  Business Development and
  Marketing
Brian Borglum(5)...........    Dec 31, 2002   149,792   32,023        --          46,000         --         --             --
  Vice President and Chief
  Technology Officer
Paul Crilly(6).............    Dec 31, 2002   173,125   60,919        --          96,250         --         --             --
  Vice President,              Dec 31, 2001   157,500   30,712        --          25,000         --         --             --
  Finance and CFO              Dec 31, 2000    83,654   20,000        --         150,000         --         --             --
Bernie LeSage..............    Dec 31, 2002   140,167   49,253        --          24,750         --         --             --
  Vice President,              Dec 31, 2001   120,000   34,920        --          25,000         --         --             --
  Generator Division           Dec 31, 2000    87,500   17,000        --          20,000         --         --             --
James F. Perry(7)..........    Dec 31, 2002   147,584       --        --              --         --         --        660,000
  Former President             Dec 31, 2001   220,000   65,215        --          30,000         --         --             --
  and CEO                      Dec 31, 2000   121,250   37,125        --          50,000         --         --             --

---------------

(1) Global changed its year end from March 31 to December 31 effective December 31, 2000. The December 31, 2000 figures are for the nine month period then ended.

(2) Perquisites and other benefits in the aggregate equal less than 10% of the annual salary and bonus for each named executive officer in the applicable financial year.

(3) Mr. Garrett commenced employment with Global as Chief Operating Officer on November 13, 2001 and was appointed President and CEO effective July 16, 2002.

(4) Mr. Barker commenced employment with Global on January 2, 2001.

(5) Dr. Borglum commenced employment with Global as Manager, Materials R&D on July 3, 2001 and was appointed Vice President and Chief Technology Officer effective August 13, 2002.

(6) Mr. Crilly commenced employment with Global on June 12, 2000.

(7) Mr. Perry resigned on July 16, 2002 and the amount included under All Other Compensation consists of a termination payment.

STOCK OPTIONS

  OPTION GRANTS DURING MOST RECENTLY COMPLETED FINANCIAL YEAR

     The following table sets forth the details with respect to all options of Global granted to the Global Named Executive Officers during the year ended December 31, 2002.

                                                                                MARKET VALUE
                                                                               OF SECURITIES
                               SECURITIES     % OF TOTAL      EXERCISE OR    UNDERLYING OPTIONS
                                 UNDER      OPTIONS GRANTED    BASE PRICE     ON DATE OF GRANT
NAME                            OPTIONS     IN FISCAL 2002    ($/SECURITY)      ($/SECURITY)      EXPIRATION DATE
----                           ----------   ---------------   ------------   ------------------   ---------------
Peter Garrett................    35,000            4%            $3.35             $3.35            July 16, 2007
  President and CEO
Jim Barker...................    82,500           10              2.35              2.35            July 26, 2007
  Vice-President, Business
  Development and Marketing
Brian Borglum................     4,500            1              2.35              2.35            July 26, 2007
  Vice President and Chief       41,500            5              2.35              2.35          August 13, 2007
  Technology Officer
Paul Crilly..................    96,250           12              2.35              2.35            July 26, 2007
  Vice President, Finance and
  CFO
Bernie LeSage................    24,750            3              2.35              2.35            July 26, 2007
  Vice President, Generators
  Division
James F. Perry...............        --           --                --                --                       --
  Former President
  and CEO

  AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND FINANCIAL YEAR END OPTION VALUES

     The following table sets forth the details with respect to all options of Global held by the Global Named Executive Officers that were outstanding as of December 31, 2002.

                                                                                     VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                          SECURITIES    AGGREGATE        DECEMBER 31, 2002           DECEMBER 31, 2002(1)
                          ACQUIRED ON     VALUE     ---------------------------   ---------------------------
NAME                       EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   ---------   -----------   -------------   -----------   -------------
Peter Garrett...........         --     $     --      41,250         158,750        $    --        $   --
Jim Barker..............         --           --          --          82,500             --         2,475
Brian Borglum...........         --           --       7,500          68,500             --         1,380
Paul Crilly.............         --           --          --          96,250             --         2,887
Bernie LeSage...........         --           --      27,000          28,750         18,450           742
James F. Perry..........    130,000      741,000          --              --             --            --

---------------

(1) The closing price of Global's common shares on the Toronto Stock Exchange on December 31, 2002 was $2.38.

EMPLOYMENT CONTRACTS

     Global entered into change of control agreements with Paul Crilly, Jim Barker and Bernie LeSage in September 2001 and with Peter Garrett and Brian McGurk in August 2002. The agreements entered into with Messrs. Garrett, Barker, Crilly and LeSage provide for them to receive certain severance benefits if their employment is terminated (either voluntarily by the employee or involuntarily) within six (6) months of a change in control of Global. Under these agreements, Messrs. Garrett, Barker, Crilly and LeSage shall be paid, within 30 days of termination, two and one-half years' pay at their base salary, plus an amount equal to

1.25 times the sum of the last two annual bonuses paid to them in the two previously completed fiscal years of Global. In addition, all stock options that have not been exercised shall become immediately exercisable for a period of 90 days from the date of termination. The change of control agreement entered into with Mr. McGurk provides for him to receive the same severance benefits if his employment is involuntarily terminated within six (6) months of a change in control of Global.

     Global entered into an employment agreement with one officer, Mr. Garrett, on August 4, 2003. This agreement is for an indefinite term and provides for the payment to Mr. Garrett of a salary of Cdn.$260,000 per annum together with an incentive bonus of up to 60% of his salary. The agreement can be terminated by Global for cause, and by Mr. Garrett upon the occurrence of specified events upon the payment to Mr. Garrett of a termination payment equal to eighteen months salary and bonus. The agreement can also be terminated by Mr. Garrett within six months of the occurrence of a "change of control", as defined in the change of control agreement between Global and Mr. Garrett. Upon the occurrence of a change of control, the obligations of Global to Mr. Garrett will be governed solely by the change of control agreement, and in no event shall Mr. Garrett be entitled to payments under both his employment agreement and his change of control agreement.

COMPENSATION OF DIRECTORS

     All directors of Global who are outside directors received a fee of $750 per board meeting and Committee meeting attended and a quarterly retainer of $1,250. In addition, Committee Chairmen received $375 per meeting. The Chairman of the Board received an annual stipend of $60,000 and a bonus of $30,000 and does not receive meeting fees. The total cash compensation received by outside directors for the year ended December 31, 2002 was $223,625. Directors are also entitled to participate in Global's Amended Incentive Stock Option Plan.

INDEBTEDNESS TO GLOBAL

     No director, or senior officer of Global is, as of the date of this Joint Proxy Statement, or since the commencement of the last completed financial year, indebted to Global.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

     The directors, officers and principal shareholders of Global (and the known associates and affiliates of such persons) have had no direct or indirect interest in any material transaction involving Global since January 1, 2002, which has not otherwise been disclosed herein.

              CHAPTER EIGHT -- CERTAIN LEGAL AND OTHER INFORMATION

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

     The consolidated financial statements of Global Thermoelectric Inc. as of December 31, 2002 and for the year ended December 31, 2002 included in this Joint Proxy Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

     Ernst & Young LLP, independent chartered accountants, has audited Global's financial statements at December 31, 2001 and 2000, and for the year ended December 31, 2001, and the nine-month period ended December 31, 2000 as set forth in its report. Global has included its financial statements and schedule elsewhere in this Joint Proxy Statement in reliance on Ernst & Young LLP's report, given on the authority of such firm as experts in accounting and auditing.

     KPMG LLP, independent auditors, has audited the financial statements of FuelCell Energy, Inc. for each of the three years in the period ended October 31, 2002, as set forth in its reports thereon appearing elsewhere in this Joint Proxy Statement. FuelCell has included its financial statements and schedules in reliance on KPMG LLP's report, given on the authority of such firm as experts in accounting and auditing.

     The transfer agent for the common shares of Global is Computershare Trust Company of Canada at 600, 538 -- 8th Ave. S.W., Calgary, Alberta T2P 3S8. The transfer agent for the common shares of FuelCell is Continental Stock Transfer & Trust Company, New York, New York. Concurrently with the closing, Computershare Trust Company of Canada will be appointed as transfer agent and registrar for the exchangeable shares and will be appointed trustee under the voting and exchange trust agreement.

                                 LEGAL MATTERS

     Bennett Jones LLP, Calgary, Alberta, and Dorsey & Whitney LLP, Seattle, Washington, and New York, New York, have acted for Global in connection with the Combination. The partners and associates, as a group, of each of Bennett Jones LLP and Dorsey & Whitney LLP beneficially own less than 1% of the outstanding Global common shares and less than 1% of the outstanding shares of FuelCell common stock.

     Robinson & Cole LLP, Stamford, Connecticut, and Stikeman Elliott LLP have acted for FuelCell in connection with the Combination. The partners and associates, as a group of each of Robinson & Cole LLP and Stikeman Elliott LLP beneficially own less than 1% of the outstanding Global common shares and less than 1% of the outstanding shares of FuelCell common stock.

                             AVAILABLE INFORMATION

     Global files reports, information circulars and other information with the Canadian securities administrators in certain of the provinces of Canada. The Canadian securities administrators maintain a web site that contains all public information filed electronically with any Canadian securities administrator. The address of this web site is www.sedar.com. The address of Global's web site is www.globalte.com. The contents of Global's web site are not part of this Joint Proxy Statement.

     FuelCell files reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Shareholders may read and copy any reports, statements or other information FuelCell files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Shareholders may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Shares of FuelCell common stock are listed on the Nasdaq National Market and reports, proxy statements and other information regarding FuelCell can be inspected at the offices of the Nasdaq National Market, 853 Key West Avenue, Rockville, Maryland 20850. The SEC maintains a web site that contains all information filed electronically with the SEC. The address of the SEC's web site is www.sec.gov. The address of FuelCell's web site is www.fce.com. The contents of FuelCell's web site are not part of this Joint Proxy Statement.

                                          By Order of the FuelCell Board of
                                          Directors

                                          JOSEPH G. MAHLER
                                          Secretary

Danbury, Connecticut
   --   , 2003

                    ANNEX A - FORM OF ARRANGEMENT RESOLUTION

                         RESOLUTION FOR CONSIDERATION AT
                 THE SPECIAL MEETING OF THE COMMON SHAREHOLDERS
                                       OF
                           GLOBAL THERMOELECTRIC INC.

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the arrangement (the "Arrangement") involving Global Thermoelectric Inc. ("Global") and its holders of common shares and FuelCell Energy, Inc. ("FuelCell") under Section 193 of the Business Corporations Act (Alberta), as more particularly described in the Joint Management Information Circular and Proxy Statement of Global and FuelCell (the "Joint Proxy Statement") accompanying the notice of the special meeting of the common shareholders of Global is hereby authorized, approved and adopted;

2. the Plan of Arrangement, the full text of which is set out as Annex D to the Joint Proxy Statement, is hereby approved and adopted;

3. notwithstanding the approval of this special resolution by the Global common shareholders or the approval of the Court of Queen's Bench of Alberta (the "Court"), the board of directors of Global, subject to the provisions of the combination agreement dated as of August 4, 2003 between Global and FuelCell (the "Combination Agreement") and to the final order of the Court, without further notice to or approval of common shareholders, may amend the Arrangement or may decide not to proceed with the Arrangement and the Combination Agreement or may revoke this resolution at any time prior to the Arrangement becoming effective pursuant to the Business Corporations Act (Alberta);

4. any one of the officers of Global is hereby authorized and directed for and on behalf of Global to execute or cause to be executed and to deliver or cause to be delivered all such documents, agreements and instruments and to do or cause to be done all such other acts and things as such officers, subject to the provisions of the Combination Agreement and to the final order of the Court, of Global shall determine to be necessary or desirable in order to carry out the intent of the foregoing paragraphs of this resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing; and

5. all actions heretofore taken by or on behalf of Global in connection with any matter referred to in any of the foregoing paragraphs of this resolution or in furtherance of the Arrangement are hereby approved, ratified and confirmed in all respects.

                     ANNEX B - FORM OF COMBINATION AGREEMENT

                              COMBINATION AGREEMENT

                                 BY AND BETWEEN

                              FUELCELL ENERGY, INC.

                                       AND

                           GLOBAL THERMOELECTRIC INC.

                           DATED AS OF AUGUST 4, 2003

                                TABLE OF CONTENTS

ARTICLE 1 GENERAL......................................................................          2
   1.1.     Plan of Arrangement........................................................          2
   1.2.     Exchange Ratio.............................................................          2
   1.3.     Dissenting Shares..........................................................          3
   1.4.     Other Effects of the Arrangement...........................................          3
   1.5.     Joint Proxy Statement; Registration Statements.............................          3
   1.6.     Support Agreement, Voting and Exchange Trust Agreement.....................          5
   1.7.     Material Adverse Effect; Material Adverse Change...........................          5
   1.8.     Knowledge..................................................................          6
   1.9.     Currency...................................................................          6
   1.10.    ExchangeCo.................................................................          6

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................          7
   2.1.     Organization and Standing..................................................          7
   2.2.     Capitalization.............................................................          8
   2.3.     Agreement Authorized and its Effect on Other Obligations...................          8
   2.4.     Governmental and Third Party Consents......................................         10
   2.5.     No Defaults................................................................         11
   2.6.     Intellectual Property......................................................         11
   2.7.     Securities Reports.........................................................         13
   2.8.     Financial Statements.......................................................         14
   2.9.     Absence of Certain Changes and Events......................................         15
   2.10.    Material Contracts.........................................................         16
   2.11.    Customers and Suppliers....................................................         16
   2.12.    Insurance..................................................................         16
   2.13.    Books and Records..........................................................         17
   2.14.    Litigation; Investigations.................................................         17
   2.15.    Environmental Matters......................................................         18
   2.16.    Title to Properties........................................................         19
   2.17.    Zoning and Other Matters Relating To Real Property.........................         19
   2.18.    No Hazardous Substances....................................................         21
   2.19.    Taxes......................................................................         21
   2.20.    Non-Arm's Length Transactions..............................................         24
   2.21.    Employees..................................................................         24
   2.22.    Employee Benefit Plans.....................................................         24
   2.23.    Labour Matters.............................................................         25
   2.24.    Information Supplied.......................................................         26
   2.25.    Compliance with Laws.......................................................         26
   2.26.    Restrictions on Business Activities........................................         26
   2.27.    Disclosure.................................................................         26
   2.28.    The Company Assets and Revenues............................................         27
   2.29.    Brokers and Finders........................................................         27
   2.30.    Termination of Quantum Combination Agreement...............................         27

   2.31.    Company Net Working Capital; Cash Burn.....................................         27

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF FCE........................................         28
   3.1.     Organization and Standing..................................................         28
   3.2.     Capitalization.............................................................         29
   3.3.     Agreement Authorized and its Effect on Other Obligations...................         29
   3.4.     Governmental and Third Party Consents......................................         31
   3.5.     No Defaults................................................................         31
   3.6.     Intellectual Property......................................................         31
   3.7.     Securities Reports.........................................................         32
   3.8.     Financial Statements.......................................................         33
   3.9.     Absence of Certain Changes and Events......................................         34
   3.10.    Material Contracts.........................................................         34
   3.11.    Customers and Suppliers....................................................         35
   3.12.    Insurance..................................................................         35
   3.13.    Books and Records..........................................................         35
   3.14.    Litigation; Investigations.................................................         36
   3.15.    Environmental Matters......................................................         36
   3.16.    Title to Properties........................................................         37
   3.17.    No Hazardous Substances....................................................         38
   3.18.    Taxes......................................................................         38
   3.19.    Non-Arm's Length Transactions..............................................         39
   3.20.    Employees..................................................................         40
   3.21.    Employee Benefit Plans.....................................................         40
   3.22.    Labour Matters.............................................................         42
   3.23.    Information Supplied.......................................................         42
   3.24.    Compliance with Laws.......................................................         42
   3.25.    Restrictions on Business Activities........................................         42
   3.26.    FCE Common Stock...........................................................         43
   3.27.    Disclosure.................................................................         43
   3.29.    FCE Net Working Capital; Cash Burn.........................................         43
   3.30.    ExchangeCo and Callco......................................................         44

ARTICLE 4 OBLIGATIONS PENDING EFFECTIVE DATE...........................................         44
   4.1.     Agreements of FCE and the Company..........................................         44
   4.2.     Additional Agreements of the Company.......................................         45
   4.3.     Additional Agreements of FCE...............................................         47
   4.4.     No Company Solicitation....................................................         49
   4.5.     No FCE Solicitation........................................................         51
   4.6.     Public Announcements.......................................................         51
   4.7.     Comfort Letters............................................................         52
   4.8.     Board of Directors.........................................................         52
   4.9.     Tax Matters................................................................         52

ARTICLE 5 CONDITIONS PRECEDENT TO OBLIGATIONS..........................................         53
   5.1.     Conditions Precedent to Obligations of Each Party..........................         53
   5.2.     Conditions Precedent to Obligations of the Company.........................         55

   5.3.     Conditions Precedent to Obligations of FCE.................................         56

ARTICLE 6 TERMINATION..................................................................         57
   6.1.     Termination................................................................         57
   6.2.     Termination Date Extension.................................................         59
   6.3.     Notice of Termination......................................................         59
   6.4.     Effect of Termination......................................................         59
   6.5.     Termination Fee............................................................         59

ARTICLE 7 ADDITIONAL AGREEMENTS........................................................         61
   7.1.     Meetings...................................................................         61
   7.2.     The Closing................................................................         62
   7.3.     Ancillary Documents/Reservation of Shares..................................         62
   7.4.     Notice to Holders of Company Options.......................................         62
   7.5.     Indemnification and Related Matters........................................         62
   7.6.     Affiliate Agreements.......................................................         64
   7.7.     Consents; Approvals........................................................         64
   7.8.     Securities Compliance......................................................         64

ARTICLE 8 MISCELLANEOUS................................................................         65
   8.1.     No Survival of Representations and Warranties..............................         65
   8.2.     Notices....................................................................         65
   8.3.     Interpretation.............................................................         66
   8.4.     Severability...............................................................         66
   8.5.     Counterparts...............................................................         66
   8.6.     Miscellaneous..............................................................         66
   8.7.     Governing Law..............................................................         66
   8.8.     Amendment and Waivers......................................................         67
   8.9.     Expenses...................................................................         67
   8.10.    Further Assurances.........................................................         67

                              COMBINATION AGREEMENT

         THIS COMBINATION AGREEMENT (this "Agreement") is entered into as of August 4, 2003, by and between FUELCELL ENERGY, INC., a Delaware corporation ("FCE") and GLOBAL THERMOELECTRIC INC., an Alberta corporation (the "Company") (capitalized terms not otherwise defined herein shall have the meaning set forth in the Appendix hereto).

                                    RECITALS

         WHEREAS, the Company was previously party to a certain Combination Agreement (the "Quantum Combination Agreement") between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation ("Quantum"), and the Company, dated as of April 8, 2003, as amended on June 27, 2003, pursuant to which the parties thereto proposed to combine their businesses by Quantum acquiring all of the outstanding Company Common Shares pursuant to a plan of arrangement (such proposed arrangement, the "Quantum Combination");

         WHEREAS, the board of directors of FCE believes that the combination of the business of the Company with FCE's business is in the best interests of the Company's shareholders;

         WHEREAS, the Company's board of directors has determined that the proposed Arrangement is a "Superior Proposal" under the Quantum Combination Agreement and the Company has terminated the Quantum Combination Agreement;

         WHEREAS, the board of directors of FCE deems it advisable and in the best interests of its stockholders to combine its business with the Company's business by FCE acquiring all of the outstanding Company Common Shares pursuant to the Plan of Arrangement;

         WHEREAS, the board of directors of the Company deems it advisable and in the best interests of its common and preferred shareholders to combine its business with FCE by FCE acquiring all of the outstanding Company Common Shares pursuant to the Plan of Arrangement;

         WHEREAS, in furtherance of such combination, the respective boards of directors of FCE and the Company have approved the transactions contemplated by this Agreement, the board of directors of the Company has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to holders of the Company Common Shares (the "Company Common Shareholders") and the Court of Queen's Bench of Alberta (the "Court") for approval, and the board of directors of FCE has agreed to submit its approval of the transactions contemplated hereby and by the Plan of Arrangement, including the issuance of the shares of FCE Common Stock issuable in connection with the transactions contemplated by this Agreement and the Plan of Arrangement, to its stockholders for approval; and

         WHEREAS, the parties intend that the acquisition of all of the outstanding common shares of the Company hereunder be structured in a manner that is expected to maximize present and future financial and tax benefits to FCE and the Company.

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                     GENERAL

1.1.     PLAN OF ARRANGEMENT

         (a) As promptly as practicable after the United States Securities and Exchange Commission (the "SEC") has informed FCE that it has no further comments with respect to or will not review ("SEC Clearance") the preliminary Joint Proxy Statement, the Company will apply to the Court pursuant to Section 193 of the Business Corporations Act (Alberta) (the "ABCA") for an interim order in form and substance reasonably satisfactory to FCE (the "Interim Order") providing for, among other things, the calling and holding of the Company Shareholders Meeting for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under Section 193 of the ABCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A (the "Plan of Arrangement"). If the Company Common Shareholders approve the Arrangement and all necessary approvals of FCE stockholders have been obtained, the Company and FCE will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order"). At 12:01 a.m. (the "Effective Time") on the date (the "Effective Date") shown on the articles of arrangement filed with the Registrar under the ABCA (which articles of arrangement will not be filed with the Registrar under the ABCA during any 15 Business Day cure period referred to in Section 6.1 (b) or (c) hereof) giving effect to the Arrangement and other transactions set out in
Section 2.1 of the Plan of Arrangement, the Arrangement and such other transactions shall occur and shall be deemed to occur in the order set out therein without any further act or formality.

1.2.     EXCHANGE RATIO

         (a) As used herein, the term "Exchange Ratio" means, in respect of FCE Common Stock and Exchangeable Shares (and the Ancillary Rights), as the case may be, to be delivered upon the transfer of Company Common Shares (but excluding the Company Series 2 Preferred Shares) to FCE pursuant to Section 2.1 of the Plan of Arrangement, a ratio of the number of shares of FCE Common Stock or Exchangeable Shares (and the Ancillary Rights), as the case may be, per Company Common Share. The Exchange Ratio shall be determined as follows:

                                  $2.72
         Exchange Ratio =  -------------------
                             FCE Stock Price

         (b) The Exchange Ratio as so determined in each case shall be rounded to three decimal places (rounding up if the fourth decimal is five or more and otherwise rounding down). The "FCE Stock Price" shall mean the Daily Volume Weighted Average Price of the FCE Common Stock over the Measurement Period; provided, however, that if the Daily Volume Weighted Average Price of the FCE Common Stock over the Measurement Period is less than

$7.96, then the FCE Stock Price shall be $7.96, and if Daily Volume Weighted Average Price of the FCE Common Stock over the Measurement Period is greater than $9.74, then the FCE Stock Price shall be $9.74. "Daily Volume Weighted Average Price" shall mean the daily volume weighted average price based on trading on the Nasdaq National Market between 9:30 a.m. and 4:00 p.m. Eastern Time as reported by Bloomberg Financial L.P. FCE Stock Price as so determined shall be rounded to three decimal places (rounding up if the fourth decimal is five or more and otherwise rounding down).

         (c) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into FCE Common Stock or Company Common Shares), merger, reorganization, recapitalization or other like change with respect to FCE Common Stock or Company Common Shares occurring after the date hereof and prior to the Effective Time.

1.3.     DISSENTING SHARES

         Holders of Company Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 191 of the ABCA, as modified by Section 3.1 of the Plan of Arrangement and the Interim Order (such holders referred to as "Dissenters" or as "Dissenting Shareholders" when referring exclusively to Company Common Shareholders). The Company shall give FCE (a) prompt notice of any written demands for a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by the Company and
(b) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of FCE, except as required by applicable law, the Company shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

1.4.     OTHER EFFECTS OF THE ARRANGEMENT

         At the Effective Time each Company Common Share outstanding immediately prior to the Effective Time will be exchanged as provided in the Plan of Arrangement and the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including the ABCA.

1.5.     JOINT PROXY STATEMENT; REGISTRATION STATEMENTS

         (a) As promptly as practicable after execution of this Agreement, FCE and the Company shall prepare and FCE shall file with the SEC a preliminary joint management information circular and proxy statement, and one or more supplements for the Company and FCE respectively (the "Joint Proxy Statement"), together with any other documents required by the United States Securities Act of 1933, as amended (the "Securities Act"), or the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Arrangement and the other transactions contemplated hereby. The Joint Proxy Statement shall constitute (i) the management information circular of the Company with respect to the special meeting of the Company Common Shareholders to consider and, if deemed advisable, to pass a special resolution approving the Arrangement and the approval of certain matters in connection therewith (the "Company Shareholders Meeting") and (ii) the proxy statement of FCE with respect to the meeting of stockholders of FCE with respect to the matters set forth in Section 7.1(b) in connection with the transactions contemplated by this Agreement and the Plan of Arrangement (the "FCE Stockholders Meeting"). As promptly as practicable after FCE receives SEC Clearance with respect to the preliminary Joint Proxy Statement, FCE and the Company shall cause the Joint Proxy Statement to be mailed to each company's respective securityholders entitled to vote.

         (b) Each party shall promptly furnish to the other party all information concerning such party and its securityholders as may be reasonably required in connection with any action contemplated by this Section 1.5, including any information requested by the SEC to be included in the Joint Proxy Statement. The Joint Proxy Statement shall comply in all material respects with all applicable requirements of law. Each of FCE and the Company will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement, FCE or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to securityholders entitled to vote of FCE and the Company, as the case may be, such amendment or supplement.

         (c) FCE shall: (i) file, as promptly as practicable after the execution of this Agreement, a registration statement on Form S-3 (or other applicable form) (the "Primary Registration Statement") in order to register under the Securities Act the shares of FCE Common Stock issuable from time to time after the Effective Time upon exchange of the Exchangeable Shares or upon conversion of the Company Series 2 Preferred Shares and shall use its commercially reasonable efforts to cause the Primary Registration Statement to become effective and to maintain the effectiveness of such registration until the date on which no Exchangeable Shares or Company Series 2 Preferred Shares remain outstanding (other than those Exchangeable Shares held by FCE or any of its Affiliates); and (ii) use commercially reasonable efforts to file, as promptly as practicable after the execution of this Agreement, a registration statement on Form S-3 (or other applicable form) (the "Resale Registration Statement") in order to register for resale any shares of FCE Common Stock issued pursuant to the Arrangement to any holder of Company Common Shares (excluding officers or directors of the Company in their individual capacity) who is an Affiliate of the Company immediately prior to the Effective Time (such determination shall be made (A) by FCE in its reasonable judgment or (B) pursuant to an opinion of counsel to any such holder reasonably acceptable to
FCE), and FCE shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective and to maintain the effectiveness of the Resale Registration Statement for so long as any shares of such holders are subject to the resale restrictions of Rule 145 under the Securities Act.

         (d) FCE's obligations to include shares of FCE Common Stock issuable upon conversion of the Company Series 2 Preferred Shares in the Primary Registration Statement and to file the Resale Registration Statement pursuant to this Section 1.5 shall be subject to the condition that each holder of Company Series 2 Preferred Shares and each holder of securities to be included in the Resale Registration Statement shall cooperate with FCE in all respects in connection with the preparation and filing of such registration statements, including (i) timely supplying all information reasonably requested by FCE (which shall include all information regarding such holder and the proposed manner of sale of the FCE Common Stock required to be disclosed in any such registration statement), (ii) executing and returning all documents reasonably requested by FCE in connection with the registration and sale of the shares subject to such registration statement, and (iii) promptly furnishing such additional information as may be requested by the Commission or as required to be disclosed in order to make the information furnished to FCE by such holder not materially misleading.

         (e) As promptly as practicable after the execution of this Agreement, FCE shall file a registration statement on Form S-8 (the "S-8 Registration Statement" and, collectively with the Primary Registration Statement and the Resale Registration Statement, the "Registration Statements") with the SEC to register the FCE Common Stock to be issued from time to time after the Effective Time upon exercise of Company Options assumed by FCE pursuant to the terms of this Agreement. FCE will use its reasonable best efforts to maintain the effectiveness of the S-8 Registration Statement for so long as any Company Options remain outstanding or, in each case, until such earlier time as FCE determines to be sufficient on the written advice of its outside counsel.

         (f) FCE and the Company shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the FCE Common Stock and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither FCE nor the Company shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the FCE Common Stock or the issuance of the Exchangeable Shares.

1.6.     SUPPORT AGREEMENT, VOTING AND EXCHANGE TRUST AGREEMENT

         On the Effective Date and subject to satisfaction or waiver of the conditions herein contained in favour of each party, FCE shall, and shall cause ExchangeCo to, execute and deliver the Support Agreement and the Voting and Exchange Trust Agreement; and FCE shall create and issue to the Trustee the Special Voting Share.

1.7.     MATERIAL ADVERSE EFFECT; MATERIAL ADVERSE CHANGE

         (a) In this Agreement, the term "Material Adverse Effect" used with respect to any party means any change, effect, violation, inaccuracy, circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole.

         (b) In this Agreement, the term "Material Adverse Change", when used in connection with FCE or the Company, means any change, effect, violation, inaccuracy, circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole, other than any change, effect, violation, inaccuracy, circumstance, event or occurrence (i) relating to the Canadian or United States economy or securities markets in general, (ii) relating to any change in the trading price of the FCE Common Stock or Company Common Shares, respectively, that arises from the announcement of execution of this Agreement, or (iii) relating to any change in the trading price of the FCE Common Stock or Company Common Shares, respectively, unrelated to any change, effect, violation, inaccuracy, circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of FCE or the Company, as the case may be, and its subsidiaries taken as a whole.

1.8.     KNOWLEDGE

         In this Agreement, the phrase "to the knowledge of" means the actual knowledge of any of the executive officers of the Company or FCE, as the case may be, after reasonable inquiry, except where otherwise indicated, and such executive officers shall have made such inquiry as is reasonable in the circumstances.

1.9.     CURRENCY

         Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

1.10.    EXCHANGECO

         (a) On or prior to the Effective Date, FCE shall incorporate a new corporation under the ABCA ("ExchangeCo") and shall include the following provisions in its articles of incorporation:

         (i) a class of exchangeable shares (the "Exchangeable Shares"), unlimited in number and having the terms and conditions set forth in Exhibit E; and

         (ii)     the other provisions set forth in Exhibit E.

         (b) FCE shall cause ExchangeCo to complete the transactions contemplated herein.

1.11.    APPENDIX AND EXHIBITS

         The following Appendix and Exhibits attached hereto are incorporated herein by reference:

         (a)      Appendix--Defined Terms;

         (b)      Exhibit A--Plan of Arrangement;

         (c)      Exhibit B--Company Affiliates Agreement;

         (d)      Exhibit C--Support Agreement;

         (e)      Exhibit D - Voting and Exchange Trust Agreement; and

         (f) Exhibits E-1 and E-2 - Share Capital and Other Provisions to be included in the Articles of Incorporation of ExchangeCo.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as otherwise fully and fairly disclosed and set forth in a corresponding paragraph of the Company Disclosure Letter, the Company hereby represents and warrants to, and agrees with, FCE that:

2.1.     ORGANIZATION AND STANDING

         (a) Each of the Company and its subsidiaries has been duly organized or formed under all applicable Laws, is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or other legal power, authority and capacity to own, lease and operate its properties and conduct its businesses as currently conducted. All of the outstanding shares of capital stock and other ownership interests of the Company and its subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and all such shares and other ownership interests of the Company's subsidiaries are owned directly or indirectly by the Company, free and clear of all material liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its subsidiaries. The Company and each of its subsidiaries is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The Company has disclosed in the Company Disclosure Letter the names and jurisdictions of incorporation of each of its subsidiaries.

         (b) The Company does not have any subsidiaries which are material in relation to the business and financial condition of the Company on a consolidated basis; for the purposes hereof, a subsidiary and its subsidiaries shall be considered material in relation to the Company if: (i) the investments in and advances to the subsidiary and its subsidiaries by the Company and its other subsidiaries exceed five percent of the total assets of the Company and its subsidiaries on a consolidated basis at December 31, 2002; or (ii) the equity of the Company and its other subsidiaries in the income from continuing operations before income taxes and extraordinary items of the subsidiary and its subsidiaries exceeds five percent of such income of the Company and its subsidiaries on a consolidated basis for the Company's fiscal year ended December 31, 2002.

         (c) The Company does not have any ownership interest in any other Person, which interest is material in relation to the consolidated financial position of the Company.

         (d) The Company has delivered or made available to FCE a true and correct copy of its charter documents and similar governing instruments of each of its subsidiaries, each as amended as of the date hereof, and each such instrument is in full force and effect. Neither the

Company nor any of its subsidiaries is in violation of any of the provisions of its charter documents or equivalent governing instruments.

2.2.     CAPITALIZATION

         (a) The authorized capital of the Company consists of an unlimited number of preferred shares issuable in series and an unlimited number of Common Shares (the "Company Common Shares"). As of August 1, 2003, there were 1,000,000 shares of Cumulative Redeemable Convertible Preferred Shares, Series 2 (the "Company Series 2 Preferred Shares" and, together with the Company Common Shares, being collectively referred to herein as the "Company Securities") issued and outstanding and 29,200,850 Company Common Shares issued and outstanding. As of August 1, 2003, 2,176,500 Company Common Shares were reserved for issuance upon the exercise of stock options (the "Company Options") under the Company's Amended Incentive Stock Option Plan (the "Company Incentive Plan") and for the future grant of Company Options under the Company Incentive Plan. As of August 1, 2003, 1,308,225 of the Company Options are outstanding, of which 503,700 have vested and are exercisable in accordance with their terms and 804,525 remain unvested. Except as described in this Section 2.2, there are no options, warrants, conversion privileges, rights plans or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Company or any of its subsidiaries to issue or sell any securities of the Company or any of its subsidiaries or obligations of any kind convertible into or exchangeable for any securities of the Company, any of its subsidiaries or any other Person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Company or any of its subsidiaries. All outstanding Company Securities have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of the Company or any of its subsidiaries having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Company Securities on any matter. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries. No holder of securities issued by the Company or any of its subsidiaries has any right to compel the Company to register or otherwise qualify such securities for public sale in Canada or the United States.

         (b) The Company's Series 1 10% Cumulative Redeemable Convertible Preferred Shares (the "Company Series 1 Preferred Shares") were redeemed or converted by the Company in July 1999. There are no Company Series 1 Preferred Shares issued and outstanding.

2.3.     AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS

         (a) The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement have been duly authorized by its board of directors, and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby other than, with respect to the completion of the Arrangement, the approval of at least two-thirds of the votes cast by the holders of the Company Common Shares present, in person or by proxy, at the Company Shareholders Meeting.

         (b) This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

         (c) The Company's board of directors has: (i) determined in its good faith judgment that the proposed Arrangement is a "Superior Proposal" under the Quantum Combination Agreement; (ii) concluded in good faith (after considering applicable law and receiving the advice of outside counsel) that proceeding with the proposed Arrangement is reasonably necessary for the board of directors to act in a manner consistent with fiduciary duties under applicable law; (iii) determined unanimously that the Arrangement is fair to the holders of Company Common Shares and is in the best interests of the Company;
(iv) received an opinion from Citigroup Global Markets Inc. (and has been advised that they will receive a written opinion) that the Exchange Ratio is fair from a financial point of view to the holders of the Company Common Shares;
(v) determined to recommend that the Company Common Shareholders vote in favour of the Arrangement and the transactions contemplated hereby; and (vi) has advised the Company and FCE that the members of the Company's board of directors will vote the Company Common Shares held by them in favour of the Agreement, the Arrangement, and the transactions contemplated hereby and the Company will so represent in the Joint Proxy Statement, subject to Section 7.1(b).

         (d) The approval of this Agreement by the Company, the execution and delivery by the Company of this Agreement, and the performance by it of its obligations hereunder and the completion by it of the Arrangement and the transactions contemplated thereby, will not:

                  (i) result in a violation or breach of, require any consent to be obtained under or give rise to any material termination rights or material payment obligation under any provision of:

                           (A) its, or any of its subsidiaries' certificate of incorporation, articles, bylaws or other charter documents;

                           (B) subject to obtaining the Appropriate Regulatory Approvals relating to the Company, any Laws, regulation, order, judgment or decree, applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound;

                           (C) any Material Contract or material licence, franchise or permit to which the Company, or any of its subsidiaries, is a party or by which it is bound; or

                           (D) the provisions of any of the Company Property Permitted Encumbrances;

                  (ii) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

                  (iii) result in the imposition of any Encumbrance upon any of the Company's or any of its subsidiaries' assets, or restrict, hinder, impair or limit the ability of the Company to carry on the business of the Company as and where it is now being carried on, except as would not, individually or in the aggregate, have a Material Adverse Effect; or

                  (iv) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company or any of its subsidiaries or increase any benefits otherwise payable under the Company Incentive Plan or any Company Employee Plan or result in the acceleration of time of payment or vesting of any such benefits.

         (e) There are no anti-takeover statutes or regulations of any Governmental Entity that are applicable to the Company in connection with the transactions contemplated herein.

2.4.     GOVERNMENTAL AND THIRD PARTY CONSENTS

         (a) No consent, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity or other Person is required to be obtained by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, other than: (i) the filing with the Commissions and the Court and the mailing to the securityholders of the Company of the Joint Proxy Statement relating to the Company Shareholders Meeting; (ii) any approvals and notices required by the Interim Order; (iii) the Final Order;
(iv) such filings, authorizations, decisions, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the TSX; (v) such filings and notifications as may be necessary under the HSR Act; (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and
(vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect.

         (b) Other than as contemplated by Section 2.4(a), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Company's Material Contracts or leases or for the Company to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect.

         (c) The Company and its subsidiaries possesses such consents, licences, certificates, authorizations, approvals, franchises, permits or other rights as are currently necessary to conduct the business now operated by it, except where the failure to possess such consents, licences, certificates, authorizations, approvals, franchises, or permits would not have a Material Adverse Effect.

2.5.     NO DEFAULTS

         Neither the Company nor any of its subsidiaries is in default under and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

2.6.     INTELLECTUAL PROPERTY

         (a) The Company Disclosure Letter lists all Registered Intellectual Property Rights that are owned by, filed in the name of, or applied for by the Company or its subsidiaries, specifying as to each the nature or title of such right, any jurisdiction that has issued a registration with respect thereto or in which an application for such registration is pending, and any applicable registration or application number. All such Registered Intellectual Property Rights are valid and in full force and were prosecuted in good faith. All necessary registration, maintenance and renewal fees in connection with each item of such Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada or other jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights.

         (b) The Company Disclosure Letter sets forth an accurate and complete list of all licences, sublicences and other agreements to which the Company or any of its subsidiaries is a party or is otherwise bound and pursuant to which any Person other than the Company or any of its subsidiaries is authorized to use any material Company Intellectual Property Rights or Company Technology and a true and correct copy of each such agreement has been delivered or made available to FCE.

         (c) Section 2.6(c)(i) of the Company Disclosure Letter sets forth an accurate and complete list of all material licences, sublicences, and other agreements to which the Company or any of its subsidiaries is a party or is otherwise bound and pursuant to which the Company and any of its subsidiaries is authorized to use any Intellectual Property Right or Technology that is held by any Person other than the Company or any of its subsidiaries and a true and correct copy of each such agreement has been delivered or made available to FCE, other than end-user licences granted to the Company or any of its subsidiaries relating to "off the shelf" personal computer software that is generally available from Persons that are unaffiliated with the Company or any of its subsidiaries. Section 2.6(c)(ii) of the Company Disclosure Letter sets forth an accurate and complete list of all material licences granted to the Company or any of its subsidiaries relating to "off the shelf" personal computer software that is generally available from Persons that are unaffiliated with the Company or any of its subsidiaries and that is incorporated into any product marketed, sold, or licensed by, or used in the provision of any service provided by the Company or any subsidiary of the Company.

         (d) The Company and its subsidiaries either exclusively own or have the valid right to use all Company Intellectual Property Rights and all Third Party Intellectual Property Rights used by the Company or any subsidiary of the Company (and no third party, including any past or present employee or contractor of the Company or any Governmental Entity, owns or has any ownership interest in any Company Intellectual Property Rights that are not Third Party Intellectual Property Rights of the Company). Upon Closing, all Company Intellectual Property Rights and all Third Party Intellectual Property Rights used by the Company or any subsidiary of the Company will be immediately available for use on terms and conditions substantially identical to those under which the Company and any subsidiaries of the Company presently uses or reasonably contemplates using such rights, without any affirmative act by FCE or any other Person.

         (e) To the knowledge of the Company, there are (and upon Closing, will be) no royalties, honoraria, fees, or other payments payable by the Company, any subsidiary of the Company, or FCE to any Person by reason of the ownership, use, licence, sale or disposition of any Company Intellectual Property Rights or Company Technology.

         (f) To the knowledge of the Company, neither the Company Intellectual Property Rights nor the conduct of the Company business as presently conducted or reasonably currently contemplated to be conducted uses or discloses in an unauthorized manner, infringes, or constitutes a misappropriation of any Intellectual Property Right of any Person. Neither the Company nor any of its subsidiaries: (i) has any knowledge that any Company Intellectual Property Right is the subject of any interference, reexamination, cancellation, or opposition proceeding, or any currently pending or threatened suit, action, or proceeding arising out of an alleged right of any Person with respect to any Intellectual Property Right; (ii) has received any oral, written, or other communication that the Company or any subsidiary of the Company is using or disclosing in an unauthorized manner, infringing, or misappropriating the alleged right of any Person with respect to any Intellectual Property Right; or (iii) has any knowledge that any of the Company Intellectual Property Rights is being used or disclosed in an unauthorized manner, infringed or misappropriated by any Person.

         (g) None of the Company Intellectual Property Rights are subject to any Proceeding that restricts in any manner the use, transfer or licensing thereof by the Company or that may affect the validity, use or enforceability of the Company Intellectual Property Rights; provided that nothing herein applies to the prosecution (except for any interference or opposition proceeding) of any Company Intellectual Property Rights in the U.S. Patent and Trademark Office or any other government patent or trademark office.

         (h) To the knowledge of the Company, no party to any licence, sublicence, or agreement listed in the Company Disclosure Letter is (or upon Closing, will be) in material breach or default and no event has occurred (or, upon Closing, will occur) which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder.

         (i) The Company and its subsidiaries have maintained and continue to maintain a system to safeguard and maintain the secrecy and confidentiality of and its proprietary rights in all of the material Company Intellectual Property Rights not otherwise protected by patents, patent applications, or copyright or trademark law. Without limitation on the generality of the foregoing, to the knowledge of the Company, (i) any disclosures to third parties of trade secrets that are material to the operation of the Company business have been pursuant to executed written confidentiality agreements substantially similar in effect to those included in the forms set forth in the Company Disclosure Letter, (ii) the Company has obtained confidentiality and inventions assignment agreements, in one or more forms, that have protections and conditions substantially similar in effect to those included in the forms set forth in the Company Disclosure Letter, from all of the past and present employees and independent contractors of the Company and subsidiaries of the Company involved in the creation or development of the Company Intellectual Property Rights and Company Technology that are material to the operation of the Company business, (iii) there has been no material breach or violation of any secrecy or confidentiality commitments of any person in respect of any material confidential information of the Company or its subsidiaries, and (iv) the measures taken by the Company and its subsidiaries to protect the proprietary and non-public aspects of the thermo-electric generator and solid oxide fuel cell technology are reasonably designed to adequately prevent third parties from using any such aspects of such technology without the approval of the Company. No Person who has performed services related to the Company business has (or upon Closing, will have) any right, title or interest in any Company Intellectual Property Rights that are material to the operation of the Company business.

         (j) The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) breach, violate, or conflict with any agreement governing any Company Intellectual Property Rights, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Intellectual Property Rights, or in any way impair the right of FCE to use or bring any action for the unauthorized use or disclosure, infringement, or misappropriation of any Company Intellectual Property Right, (iii) result in FCE granting to any third party any right to, or with respect to, any Intellectual Property Right owned by, or licensed to, FCE, (iv) result in FCE being bound by, or subject to, any non-competition or other restriction on the operation or scope of its businesses, or (v) result in FCE being obligated to pay any royalties or other fees of any kind to any third party. The Company and its subsidiaries have not entered into any agreements granting any exclusive right to any material Company Intellectual Property Right.

         (k) For purposes of this Section 2.6, "use" includes, without limitation, make, have made, reproduce, display or perform, publicly or otherwise, prepare derivative works based upon, offer for sale, sell, distribute, import, disclose, licence, sublicence, dispose of and otherwise exploit.

2.7.     SECURITIES REPORTS

         (a) The Company has furnished or made available to FCE true and complete copies of each statement, form, schedule, report, prospectus, proxy statement, or other documents filed with, or furnished to, the Commissions or posted on SEDAR since December 31, 1999, and, prior to the Effective Time, the Company will have furnished FCE with true and complete copies of any additional documents filed with the Commissions or posted on SEDAR by the Company prior to the Effective Time (such forms, reports, schedules, prospectuses, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Company Documents"). The Company has furnished to FCE true and complete copies of all written correspondence between the Company and any securities regulatory bodies including the TSX.

         (b) The Company has made available to FCE all exhibits to the Company Documents filed prior to the date hereof, and will promptly make available to FCE all exhibits to any additional Company Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Company Documents have been so filed, and all Material Contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither the Company nor any of its subsidiaries is in default thereunder.

         (c) The Company Documents include all forms, reports, schedules, prospectuses, statements or other documents required to be filed by it with the Commissions since December 31, 1999. The Company has timely filed all Company Documents required to be filed by it with the Commissions since December 31, 1999. The Company Documents did not, at the time they were filed, or, if amended or updated, as of the date of such amendment or update, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently-filed Company Document. None of the Company's subsidiaries is required to file any forms, reports, schedules, prospectuses, statements or other documents with the Commissions. The Company Documents, at the time filed complied in all material respects with the requirements of applicable securities Laws.

         (d) The Company has not filed any confidential material change report with the Commissions or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

         (e) The Company has publicly disclosed in the Company Documents any information regarding any event, circumstance or action taken or failed to be taken by the Company or its subsidiaries which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

2.8.     FINANCIAL STATEMENTS

         (a) The Company Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Entities and the Commissions with respect thereto as of their respective dates, and have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or in the case of unaudited statements included in quarterly reports to shareholders). The Company Financial Statements present fairly the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of all liabilities, including contingent liabilities, if any, of the Company and its subsidiaries on a consolidated basis. There has been no change in the Company's accounting policies, except as described in the notes to the Company Financial Statements, since December 31, 2002.

         (b) The Company has heretofore made available to FCE the consolidated balance sheet of the Company and its consolidated subsidiaries at December 31, 2002 (the "Company Balance Sheet"), as well as the consolidated statements of operations of the Company and its consolidated subsidiaries for the period ended December 31, 2002 (the "Company Statement of Operations") and the consolidated statements of cash flows of the Company and its consolidated subsidiaries for the period ended December 31, 2002 (the "Company Statement of Cash Flows" and, together with the Company Balance Sheet and the Company Statement of Operations, in each case including the notes thereto, being collectively referred to herein as the "Company Financial Statements"). Except as set forth in the Company Financial Statements, neither the Company nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since December 31, 2002 and that would not have a Material Adverse Effect.

2.9.     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Since December 31, 2002, the Company has conducted its business in the ordinary and regular course consistent with past practice and there has not occurred:

         (a)      Any Material Adverse Change with respect to the Company;

         (b) Any acquisition, sale or transfer of any material asset of the Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice;

         (c) Any change in accounting methods or practices (including any change in depreciation or amortization policies or rates, or capitalized software policies) by the Company or any revaluation by the Company of any of its or any of its subsidiaries' assets;

         (d) Any declaration, setting aside, or payment of a dividend or other distribution with respect to the Company Securities, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock;

         (e) Any Material Contract entered into by the Company or any of its subsidiaries, or any material amendment or termination of, or default under, any Material Contract to which the Company or any of its subsidiaries is a party or by which it is bound;

         (f) Any change in the capital stock or in the number of shares or classes of the Company's authorized or outstanding capital stock as described in
Section 2.2 (other than as a result of exercises of Company Options);

         (g) Any agreement by the Company or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (f) (other than negotiations with FCE and its representatives regarding the transactions contemplated by this Agreement and negotiations with Quantum and its representatives with respect to the Quantum Combination); or

         (h) Any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

2.10.    MATERIAL CONTRACTS

         None of the Company, its subsidiaries, nor, to the knowledge of the Company, any of the other parties thereto is in default or breach of, in any material respect, nor has the Company or its subsidiaries received any notice of material default or termination under, any Material Contract and, to the knowledge of the Company, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach. None of the Company or its subsidiaries is a party to any Material Contract except for those Material Contracts set forth on the Company Disclosure Letter. True and complete copies of all of the Company's Material Contracts, or where such Contracts are oral, true and complete written summaries of the terms thereof, have been furnished to or made available to FCE.

2.11.    CUSTOMERS AND SUPPLIERS

         Since the period ended in the Company Balance Sheet, there has been no termination or cancellation of, and no material modification or change in, the business relationship with any customer or group of customers which singly or in the aggregate provided more than 10% of the consolidated gross revenues of the Company and its subsidiaries for the period ended on the Company Balance Sheet. The Company has no reason to believe that the benefits of any relationship with any of the customers or suppliers of the Company or its subsidiaries will not continue on the terms identified in the agreements establishing such relationships after the Effective Date in substantially the same manner as prior to the date hereof, assuming the completion on the Effective Date of the Arrangement. The Company has furnished or made available to FCE the Company's standard form product warranty provided to customers and, except as set forth in the Company Disclosure Letter, no such product warranty relating to a Contract for the sale of goods or services worth more than $500,000 differs from the standard form in any material respect.

2.12.    INSURANCE

         The Company and its subsidiaries are insured by insurers, reasonably believed by the Company to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which the Company and its subsidiaries are engaged. The Company has furnished or made available to FCE accurate particulars of the policies of insurance maintained by the Company and its subsidiaries as of the date hereof, including the name of the insurer, the risks insured against and the amount of coverage, and all such policies will continue in effect without alteration or loss in coverage in connection with the consummation of the Arrangement. All such policies are in full force and effect. None of the Company or its subsidiaries or, to the knowledge of the Company, any of the other parties thereto, is in default or breach of, whether as to the payment of premiums or otherwise, nor has the Company or its subsidiaries received any notice of material default or termination under, any such policy and, to the knowledge of the Company, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach. There is no reason to believe that any of the existing insurance policies of the Company and its subsidiaries will not be renewed by the insurer upon the scheduled termination date of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy. True and complete copies of all the existing insurance policies of the Company and its subsidiaries have been provided to FCE.

2.13.    BOOKS AND RECORDS

         (a) The books, records and accounts of the Company and its subsidiaries, in all material respects:

                  (i) have been maintained in accordance with good business practices on a basis consistent with prior years;

                  (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; and

                  (iii) accurately and fairly reflect the basis for the Company Financial Statements.

         (b) The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

                  (i) transactions are executed in accordance with management's general or specific authorization; and

                  (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

         (c) The Company maintains a system of disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in its reports or other documents filed with or furnished to the Commissions is recorded, processed, summarized and reported within the time periods required by the Commissions' rules and forms, including, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to the Company's senior management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

2.14.    LITIGATION; INVESTIGATIONS

         There is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or relating to the Company or any of its subsidiaries or affecting any of their properties, licences or assets before any court or Governmental Entity or regulatory authority or body that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement, nor is the Company aware of any basis for any such claim, action, proceeding or investigation. Neither the Company nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect, that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of a material amount of money as a condition to or a necessity for the right or ability of the Company or any of its material subsidiaries, as the case may be, to conduct its business in any manner in which it has been carried on prior to the date hereof, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement.

2.15.    ENVIRONMENTAL MATTERS

         (a) There are no environmental conditions or circumstances, such as the presence or Release of any Hazardous Substance, existing on, at, under, to or from any property presently or previously owned, operated or leased by the Company or any of its subsidiaries.

         (b) The Company and its subsidiaries have in full force and effect all material environmental permits, licences, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder, and, to the knowledge of the Company, each of such environmental permits, licences, approvals and other authorizations shall continue in full force and effect on and after the Closing.

         (c) The Company's and its subsidiaries' operations and the ownership, operation or use of their assets are currently, and have at all times been, in compliance with all applicable United States, Canadian federal, state, provincial or local law (including common law), statute, ordinance, rule, regulation, code, policy, licence, permit, consent, approval, judgment, notice, order, administrative order or decision, decree or injunction requirement pertaining to (i) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (ii) the environment, including natural resources or any activity which affects the environment or (iii) the generation, treatment, manufacturing, use, storage, handling, recycling, presence, release, disposal, transportation or shipment of any Hazardous Substance (collectively the "Applicable Environmental Laws").

         (d) Neither the Company nor its subsidiaries have arranged for any other Person to handle or Release any Hazardous Substance at, on, under, from or to any other location, except in each case (i) in full compliance with Applicable Environmental Laws, (ii) in a manner that would not reasonably be expected to give rise to any liability under any Applicable Environmental Law and (iii) at a location that is (x) fully permitted for such Handling and Release and (y) is not subject to any investigation or cleanup under any Applicable Environmental Laws.

         (e) No written notice has been served on the Company or any of its subsidiaries from any Governmental Entity or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws.

         (f) The Company does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licences or other authorizations required pursuant to any Applicable Environmental Laws to own, operate or use any of the Company's or any of its subsidiaries' assets for their current purposes and uses.

         (g) The Company has provided FCE with complete and correct copies of all studies, reports, surveys, assessments (including all environmental site assessments), audits, correspondence, investigations, analysis, laboratory data, tests, soil and groundwater sampling results and other documents (whether in hard copy or electronic form) in the Company's or the Company's counsel's or the Company's consultant's possession or control (excluding documents which are subject to solicitor-client privilege, the nature of which documents are described in the Company Disclosure Letter) or to which the Company has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting any real property currently or formerly owned, leased or operated by the Company or its subsidiaries, or regarding the Company's compliance with any Applicable Environmental Law.

         (h) No environmental circumstance or condition exists, including the presence or Release of any Hazardous Substance at, on, under, from or to any property currently or previously owned, operated or leased by the Company or its subsidiaries which could reasonably be expected to result in loss or liability under Applicable Environmental Laws (including losses, liabilities or other claims for or associated with remedial investigations or cleanup obligations) greater than $1.5 (Cdn.) million.

2.16.    TITLE TO PROPERTIES

         Except for goods and other property sold, used or otherwise disposed of since December 31, 2002 in the ordinary course of business for fair value, the Company has good, defensible, and marketable title to all its properties, including real property owned or leased, interests in properties and assets, real and personal (the "Company Property"), reflected in the Company Financial Statements, free and clear of any Encumbrance, except: (a) Encumbrances reflected in the Company Balance Sheet, all of which Encumbrances are in good standing; (b) liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Encumbrances as would not have a Material Adverse Effect (the "Company Property Permitted Encumbrances") and the Company is the sole legal and beneficial owner of the Company Property. All leases pursuant to which the Company or any of its subsidiaries leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the tenants under such leases, or by the Company or any of its subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect and in respect to which the Company or any of its subsidiaries has not taken adequate steps to prevent a default from occurring. The buildings and premises of the Company and each of its subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of the Company and its subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

2.17.    ZONING AND OTHER MATTERS RELATING TO REAL PROPERTY

         (a) The buildings and other structures located on the Company Property and the operation and maintenance thereof, as now operated and maintained, comply in all material respects with all applicable Laws, municipal or otherwise; none of such buildings or other structures encroaches upon any land not owned or leased by the Company or its subsidiaries; and there are no restrictive covenants, municipal by-laws or other Laws which in any way restrict or prohibit the use of the Company Property or such buildings or structures for the purposes for which they are presently being used.

         (b) The Company is not aware of any plans, studies, notices of intent or pending bylaws which, if implemented, could change the land use designation of the Company Property.

         (c) There are no expropriation or similar proceedings, actual or threatened, of which the Company or its subsidiaries has received notice against any of the Company Property or any part thereof.

         (d) No buildings or other structures located on the Company Property contain any friable asbestos or any other substance containing asbestos and deemed hazardous by any applicable Environmental Laws.

         (e) There are no options to purchase, rights of first refusal, or other preferential purchase rights or purchase agreements in favour of any third party to purchase the Company Property or any part thereof nor any agreements or arrangements capable of becoming any such option, right or agreement.

         (f) Each and every outstanding development agreement or other agreement with any Governmental Entity in relation to the Company Property, if any, has been fully complied with and satisfied and, subject only to the passing of time, shall be released or discharged without conditions.

         (g) Other than financing against the Company Property disclosed in the Company Balance Sheet, the Company does not have any indebtedness to any person that might by operation of Law or otherwise constitute an Encumbrance against the Company Property or any part thereof or which could affect the right of either party, to own, occupy and obtain the revenue from the Company Property.

         (h) There are no contracts, agreements or employees associated with the Company Property in respect of which the Company will incur any liability whatsoever as a result of the transactions contemplated under this Agreement, other than in connection with the Company Property Permitted Encumbrances.

         (i) There are no work orders, deficiency notices, notices of violation or other written notices from any Governmental Entity, board of fire insurance underwriters or anyone else advising of any violation or breach of any Law or regulation or of any permit, license or approval or stating that any repair, work or change is necessary, recommended or required to the Company Property or any improvements thereon, nor stating that the Company is not entitled to carry out any of the activities carried out on the Company Property or any improvements thereon in the manner that such are currently carried out.

         (j) The Company holds no registered or beneficial interest, directly or indirectly, in any lands adjoining or having a common boundary with any of the Company Property.

         (k) The Company Property or any part thereof is not subject to any designation or pending designation or otherwise restricted in any manner whatsoever pursuant to the Historical Resources Act (Alberta) (such restrictions including, without limitation, designation of the Company Property as a "Heritage Site" thereunder).

         (l) The Company is not a "foreign controlled corporation" nor is the Company Property or any part thereof controlled land as such phrase is defined by the Foreign Ownership of Land Regulations and/or regulations from time to time enacted under the Agricultural and Recreational Land Ownership Act (Alberta).

         (m) The Company is not a "non-resident" of Canada within the meaning and intent of the Tax Act.

         (n) There are no security deposits, damage deposits or prepaid rents outstanding from or owing to any tenants of the Company Property and none of the leases contain provisions pursuant to which tenants may be entitled to occupy the premises demised to them, or any other premises, on a rent-free or rent-reduced basis.

         (o) The leases relating to the Company Property are in full force and effect have not been surrendered and contain the entire and only agreement between the Company or its subsidiaries, and the landlords or tenants, as the case may be, with respect to the premises demised or any other portions of the Company Property.

2.18.    NO HAZARDOUS SUBSTANCES

         The property presently or previously owned, operated or leased by the Company or its subsidiaries has not been and is not now used as a landfill or waste disposal site, nor are there any active or out-of-service underground storage tanks or sites from which such tanks have been removed on any property presently or previously owned, operated or leased by the Company or its subsidiaries, nor has any Hazardous Substance been deposited in or disposed of at, on, under, to or from any property presently or previously owned, operated or leased by the Company or its subsidiaries, nor has there been any Release, spill, emission or discharge of any Hazardous Substance at, on, under, to or from any property presently or previously owned, operated or leased by the Company or its subsidiaries or any other location which could reasonably be expected to give rise, directly or indirectly, to any action or claim by a third party or a Governmental Entity alleging any violation of, or liability under, any Applicable Environmental Laws.

2.19.    TAXES

         (a) The Company and each of its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them prior to the date hereof (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes, including any installments or prepayments of Taxes, that are due and payable prior to the date hereof and the Company has provided adequate accruals in accordance with generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. The Company and each of its subsidiaries have made adequate provision in their respective books and records for any Taxes accruing in respect of any period subsequent to the period covered by such financial statements. Since such publication date, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. The Company and its subsidiaries have withheld from all payments made by them, or otherwise collected, all material amounts in respect of Taxes required to be withheld therefrom or collected by them prior to the date hereof, and have remitted same to the applicable Governmental Entity within the required time periods. Neither the Company nor any of its subsidiaries has any liability for the Taxes of any other Person.

         (b) Neither the Company nor any subsidiary has received any written notification that any material issues have been raised (and are currently pending) by Canada Customs and Revenue Agency, the United States Internal Revenue Service (the "IRS") or any other taxing authority, including, without limitation, any state, provincial, or local tax authority, in connection with any of the Tax Returns referred to above. No waivers of statutes of limitations have been given or requested with respect to the Company or any subsidiary, and the relevant statute of limitations with respect to any liability for Taxes is closed with respect to the Tax Returns of the Company and its subsidiaries for all years through 1997. All Tax liability of the Company and its subsidiaries has been assessed for all fiscal years up to and including the fiscal year ended December 31, 2001. To the knowledge of the Company, there are no material proposed (but unassessed) additional Taxes with respect to the Company or any subsidiary and none has been asserted. No Tax liens have been filed other than for Taxes not yet due and payable.

         (c) Neither the Company nor any subsidiary (i) is or has been a "controlled foreign corporation," "passive foreign investment company" or "foreign personal holding company" for U.S. federal income tax purposes; (ii) currently has or has had an active trade or business or "permanent establishment" (as defined in an applicable treaty) in the United States for U.S. federal income tax purposes; (iii) currently has or has had any employees, officers or directors in the United States.

         (d) Neither the Company nor any of its subsidiaries has participated in any transactions with an affiliated United States person, as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"), other than on terms that are consistent with the principles of
Section 482 of the Code and U.S. Treasury Regulations promulgated thereunder.

         (e) The Company and its subsidiaries have filed all reports and have created and/or retained all records required under Section 6038A of the Code with respect to ownership by and transactions with related foreign parties. Each related foreign person required to maintain records under Section 6038A with respect to transactions between any U.S. subsidiary of the Company and the related foreign person has maintained such records. All documents that are required to be created and/or preserved by the related foreign person with respect to transactions with any U.S. subsidiary of the Company are either maintained in the United States, or the U.S. subsidiary of the Company is exempt from the record maintenance requirements of Section 6038A with respect to such transactions under U.S. Treasury Regulation Section 1.6038A-1. No U.S. subsidiary of the Company is a party to any record maintenance agreement with the IRS with respect to Section 6038A. Each related foreign person that has engaged in transactions with a U.S. subsidiary of the Company has authorized such U.S. subsidiary to act as its limited agent solely for purposes of Sections 7602, 7603, and 7604 of the Code with respect to any request by the IRS to examine records or produce testimony related to any transaction with the U.S. subsidiary, and each such authorization remains in full force and effect.

         (f) There is no Contract to which the Company or any of its subsidiaries is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

         (g) Neither the Company nor any of its subsidiaries is a party to any tax sharing, tax indemnity or tax allocation agreement or arrangement and neither the Company nor any of its subsidiaries has any liability or obligation under any such tax sharing, tax indemnity or tax allocation agreement. No liability (or reasonable claim of liability) shall arise under any tax sharing, tax indemnity or tax allocation agreement or arrangement as a result of this transaction. Neither the Company nor any of its subsidiaries is the subject of an advance income tax ruling.

         (h) For Canadian federal, provincial, territorial or local Tax purposes, the Company has not claimed a reserve in respect of an amount that could be included in income for any period ending after the Effective Date.

         (i) The Company will not be required to include any item of income in, or exclude any item of deduction from, its taxable income for any period ending after the Effective Date as a result of any change in method of accounting for a taxable period beginning prior to the Effective Date, or prepaid amounts received on or prior to the Effective Date.

         (j) Except pursuant to this Agreement, for purposes of any applicable Canadian federal, provincial, state or local statute imposing Taxes, no Person or group of Persons has ever acquired or had the right to acquire control of the Company after 1997.

         (k)      None of sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the
Tax Act, or any equivalent provision of the taxation legislation of any applicable province of Canada, have applied to the Company or could apply as a result of transactions that occurred prior to the Effective Date.

         (l) For all transactions between the Company and any non-resident Person with whom the Company does not deal at arm's length (within the reasoning of the Tax Act) during a taxation year commencing after 1998, the Company has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act.

         (m) The Company is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax, and its registration number is 102120607-RT001.

         (n) The Company Disclosure Letter sets out the estimated tax pools of the Company for Canadian federal, provincial, state or local Tax purposes.

         (o) No claim has ever been made by a Governmental Entity in respect of Taxes in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax by that jurisdiction.

2.20.    NON-ARM'S LENGTH TRANSACTIONS

         (a) None of the Company or its subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm's length or any affiliate of any of the foregoing, except as disclosed in the Company Financial Statements or in the Company Disclosure Letter and except for usual compensation paid in the ordinary course of business consistent with past practice.

         (b) None of the Company or its subsidiaries has outstanding any loan or other extension of credit, nor any agreement or commitment to make any loan or extension of credit, in each case in the form of a personal loan, to any director or senior officer of the Company or its subsidiaries.

         (c) Except as disclosed in the Company Disclosure Letter and except for Contracts made solely between the Company and its subsidiaries and except for contracts of employment, options agreements under the Company Incentive Plan, and agreements relating to employee benefits generally available to employees of the Company, none of the Company or its subsidiaries is a party to any Contract with any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm's length or any affiliate of any of the foregoing.

2.21.    EMPLOYEES

         The Company Disclosure Letter lists all employees employed by and all individuals engaged on a contractual basis to provide employment or sales services to the Company or any of its subsidiaries as of the date hereof (the "Company Employees"). For each of the Company Employees, the Company Disclosure Letter lists such employee's name, date of hire, title or classification, rate of salary, commission or bonus entitlements (if any) and any other benefits extended to, or circumstances unique to, each such employee. Except as described in the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to or bound by any Contracts relating to employment, severance, retention, bonus or confidentiality or any consulting Contracts with any Company Employee or former employee of the Company or any of its subsidiaries written or otherwise, as to which unsatisfied obligations of the Company or any of its subsidiaries of greater than $50,000 remain outstanding.

2.22.    EMPLOYEE BENEFIT PLANS

         (a) The Company Disclosure Letter lists all the employee benefit, health, welfare, supplemental employment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock option or purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to Company Employees or to former employees of the Company or any of its subsidiaries which are currently maintained or participated in by the Company or its subsidiaries, each loan to a non-officer Company Employee in excess of $40,000, and each loan to an officer or director of the Company (the "Company Employee Plans").

         (b) All of the Company Employee Plans are registered where required by, and are in good standing under, all applicable Laws or other legislative, administrative or judicial promulgations applicable to Company Employee Plans, and there are no actions, claims, proceedings or governmental audits pending (other than routine claims for benefits) relating to the Company.

         (c) All of the Company Employee Plans have been administered and funded in material compliance with their terms and all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Company Employee Plans, there are no unfunded liabilities in respect of the Company Employee Plans, and all required contributions thereunder have been made in accordance with all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Company Employee Plans and the terms of such Company Employee Plan.

         (d) No amendments to any Company Employee Plan have been promised and no amendments to any Company Employee Plan will be made or promised prior to the Effective Date which affect or pertain to the Company Employees.

         (e) True and complete copies of all the Company Employee Plans, as amended and, if available, current plan summaries and employee booklets in respect thereof as are applicable to the Company Employees and all related documents or, where oral, written summaries of the terms thereof, have been made available to FCE; for the purpose of the foregoing, related documents means all current plan documentation and amendments relating thereto, summary plan descriptions and summaries of material modifications, if any, all related trust agreements, funding agreements and similar agreements, the most recent annual reports filed with any Governmental Entity, and the three most recent actuarial reports, if any, related thereto.

         (f) There are no agreements or undertakings by the Company or any of its subsidiaries to provide post-retirement profit sharing, medical, health, life insurance or other benefits to Company Employees or any former employee of the Company or any of its subsidiaries.

         (g) The assets of each Company Employee Plan which is a registered pension plan are at least equal to the liabilities, contingent or otherwise of such plan on a plan termination basis and each such plan is fully funded on a going concern and solvency basis in accordance with its terms, applicable actuarial assumptions and applicable laws.

2.23.    LABOUR MATTERS

         Neither the Company nor any of its subsidiaries is bound by or a party to any collective bargaining Contracts with any trade union, counsel of trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "labour representatives"), and neither the Company nor any of its subsidiaries has conducted any negotiations with respect to any such future Contracts; no labour representatives hold bargaining rights with respect to any Company Employees; no labour representatives have applied to have the Company or any of its subsidiaries declared a common employer pursuant to the Alberta Labour Relations Code; to the knowledge of the Company there are no current or threatened attempts to organize or establish any trade union or employee association with respect to the Company or any of its subsidiaries; there is no strike, dispute, slowdown, lockout, shutdown, work stoppage, unresolved material labour union grievance, labour arbitration, unfair labour practice, successor rights or common employer proceeding or other concerted action or formal grievance existing against the Company or any of its subsidiaries.

2.24.    INFORMATION SUPPLIED

         None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the securityholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

2.25.    COMPLIANCE WITH LAWS

         Each of the Company and its subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees, except for such noncompliance that would not cause a Material Adverse Effect. Without limiting the generality of the foregoing, all securities of the Company (including, without limitation, all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

2.26.    RESTRICTIONS ON BUSINESS ACTIVITIES

         There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

2.27.    DISCLOSURE

         No representation or warranty made by the Company in this Agreement or the Company Disclosure Letter, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by the Company or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made.

2.28.    THE COMPANY ASSETS AND REVENUES

         The Company is its own Ultimate Parent Entity. The Company, together with all entities Controlled by the Company, (a) does not for the fiscal year represented in the Company Balance Sheet have aggregate sales in or into the United States of $50 million or more, or (b) as of the period ended in the Company Balance Sheet does not and as of the Effective Time will not hold assets located in the United States having an aggregate total value of $50 million or more, in each case determined in accordance with 16 C.F.R. Section 801.11. This representation and warranty is made solely for the purpose of determining the applicability of the HSR Act notification requirements to the transactions contemplated by this Agreement.

2.29.    BROKERS AND FINDERS

         Other than Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.) in accordance with the terms of its engagement letter dated November 19, 2002, a copy of which has been provided to FCE, none of the Company or any of its subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

2.30.    TERMINATION OF QUANTUM COMBINATION AGREEMENT.

         The Company has terminated the Quantum Combination Agreement pursuant to the terms thereof.

2.31.    COMPANY NET WORKING CAPITAL; CASH BURN

         As of September 30, 2003, the projected Company Net Working Capital shall equal or exceed Cdn. $72,500,000, and a detailed breakdown by each component item contributing to such amount is set forth in detail in Schedule
2.31 of the Company Disclosure Letter. Solely for the purpose of calculating Company Net Working Capital pursuant to this Section 2.31, Company Net Working Capital shall also include a reasonable estimate of all costs and expenses incurred or that will be incurred by the Company prior to the Effective Time in connection with the Quantum Combination and the transactions contemplated by this Agreement and the Plan of Arrangement. As of September 30, 2003, the Company Net Cash as set forth in Schedule 2.31 of the Company Disclosure Letter shall equal or exceed Cdn. $67,500,000. Solely for the purpose of calculating Company Net Cash pursuant to this Section 2.31, Company Net Cash shall also include a reasonable estimate of all costs and expenses incurred or that will be incurred by the Company prior to the Effective Time in connection with the Quantum Combination and the transactions contemplated by this Agreement and the Plan of Arrangement. For greater certainty, such estimate does not include an estimate of the costs that may become payable pursuant to the Company's change of control agreements with certain of its executive officers in the event of the consummation of the transactions contemplated by this Agreement and the Plan of Arrangement. On a per diem basis, between September 30, 2003, and the Effective Date, the average amount by which the Company Net Working Capital will be reduced shall not exceed Cdn. $29,500 and the average amount by which Company Net Cash will be reduced shall not exceed Cdn. $22,000 (collectively, the "Company Per Diem Burn Rate").

                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF FCE

         Except as otherwise fully and fairly disclosed and set forth in a corresponding paragraph of the FCE Disclosure Letter, FCE hereby represents and warrants to, and agrees with, the Company that:

3.1.     ORGANIZATION AND STANDING

         (a) Each of FCE and its subsidiaries has been duly organized or formed under all applicable Laws, is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or other legal power, authority and capacity to own, lease and operate its properties and conduct its businesses as currently conducted. All of the outstanding shares of capital stock and other ownership interests of FCE and its subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and all such shares and other ownership interests of FCE's subsidiaries are owned directly or indirectly by FCE, free and clear of all material liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its subsidiaries. FCE and each of its subsidiaries is duly qualified or licenced to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licenced would not have a Material Adverse Effect. FCE has disclosed in the FCE Disclosure Letter the names and jurisdictions of incorporation of each of its subsidiaries.

         (b) FCE does not have any subsidiaries which are material in relation to the business and financial condition of FCE on a consolidated basis; for the purposes hereof, a subsidiary and its subsidiaries shall be considered material in relation to FCE if: (i) the investments in and advances to the subsidiary and its subsidiaries by FCE and its other subsidiaries exceed five percent of the total assets of FCE and its subsidiaries on a consolidated basis at April 30, 2003; or (ii) the equity of FCE and its other subsidiaries in the income from continuing operations before income taxes and extraordinary items of the subsidiary and its subsidiaries exceeds five percent of such income of FCE and its subsidiaries on a consolidated basis for FCE's period ended April 30, 2003.

         (c) FCE does not have any ownership interest in any other Person, which interest is material in relation to the consolidated financial position of FCE.

         (d) FCE has delivered or made available to the Company a true and correct copy of its charter documents and similar governing instruments of each of its subsidiaries, each as amended as of the date hereof, and each such instrument is in full force and effect. Neither FCE nor any of its subsidiaries is in violation of any of the provisions of its charter documents or equivalent governing instruments.

3.2.     CAPITALIZATION

         The authorized capital of FCE consists of 150,000,000 shares of Common Stock, $.0001 par value per share (the "FCE Common Stock"). As of July 31, 2003, there were 39,374,633 shares of FCE Common Stock outstanding. As of July 31, 2003, 7,528,982 shares of FCE Common Stock were reserved for issuance upon the exercise of stock options ("FCE Options") under FCE's 1988 Stock Option Plan ("1988 Stock Option Plan"), Section 423 Stock Purchase Plan (the "FCE Stock Purchase Plan") and FCE's 1998 Equity Incentive Plan (the "FCE Incentive Plan") and for the future grant of FCE Options under the FCE Stock Purchase Plan and the FCE Incentive Plan. As of July 31, 2003, there were warrants to purchase an aggregate of 2,140,000 shares of FCE Common Stock outstanding (the "FCE Warrants"). As of July 31, 2003, 5,368,266 of the FCE Options are outstanding, of which 3,340,390 are vested and are exercisable in accordance with their terms and 2,027,876 remain unvested. Except as described in this Section 3.2, there are no options, warrants, conversion privileges, rights plans or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating FCE or any of its subsidiaries to issue or sell any securities of FCE or any of its subsidiaries or obligations of any kind convertible into or exchangeable for any securities of FCE, any of its subsidiaries or any other Person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of FCE or any of its subsidiaries. All outstanding shares of FCE Common Stock have been duly authorized and are validly issued and outstanding as fully-paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of FCE or any of its subsidiaries having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the FCE securityholders on any matter. There are no outstanding contractual obligations of FCE or any of its subsidiaries to repurchase, redeem or otherwise acquire any of FCE's securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries. No holder of securities issued by FCE or any of its subsidiaries has any right to compel FCE to register or otherwise qualify such securities for public sale in the United States.

3.3.     AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS

         (a) FCE has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by FCE and the consummation of the transactions contemplated by this Agreement have been duly authorized by FCE's board of directors, and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby, other than the requisite approval by the FCE stockholders of this Agreement and the issuance by FCE of the FCE Common Stock issuable pursuant to the Arrangement.

         (b) This Agreement has been duly executed and delivered by FCE and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

         (c) FCE's board of directors has (i) determined that the Arrangement is fair to the holders of the FCE Common Stock and is in the best interests of FCE, (ii) received an opinion from Lazard Freres & Co. (and has been advised that they will receive a written opinion) that the Exchange Ratio is fair from a financial point of view to the holders of the FCE Common Stock,
(iii) determined to recommend that the holders of the FCE Common Stock vote in favour of the Agreement, and the transactions contemplated hereby, and (iv) has advised FCE and the Company that the members of its board of directors will vote the FCE Common Stock held by them in favour of the Agreement and the transactions contemplated hereby and FCE will so represent in the Joint Proxy Statement, subject to Section 7.1(b).

         (d) The approval of this Agreement by FCE, the execution and delivery by FCE of this Agreement and the performance by it of its obligations hereunder and the completion by it of the Arrangement and the transactions contemplated thereby, will not:

                  (i) result in a violation or breach of, require any consent to be obtained under or give rise to any material termination rights or material payment obligation under any provision of:

                           (A) its or any of its subsidiaries' certificate of incorporation, articles, bylaws or other charter documents;

                           (B) subject to obtaining the Appropriate Regulatory Approvals relating to FCE, any Laws, regulation, order, judgment or decree applicable to FCE or any of its subsidiaries or by which FCE or any of its subsidiaries or any of their respective properties is bound;

                           (C) any Material Contract or material licence, franchise or permit to which FCE, or any of its subsidiaries, is party or by which it is bound; or

                           (D) the provisions of any of the FCE Property Permitted Encumbrances;

                  (ii) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

                  (iii) result in the imposition of any Encumbrance upon any of FCE's or any of its subsidiaries' assets, or restrict, hinder, impair or limit the ability of FCE or any of its subsidiaries to carry on the business of FCE as and where it is now being carried on, except as would not, individually or in the aggregate, have a Material Adverse Effect; or

                  (iv) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of FCE or any of its subsidiaries or increase any benefits otherwise payable under the FCE Incentive Plan or the FCE Employee Plan or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options.

         (e) There are no "fair price," "moratorium," "control share acquisition" or other anti-takeover statutes or regulations of any Governmental Entity that are applicable to FCE in connection with the transactions contemplated herein.

3.4.     GOVERNMENTAL AND THIRD PARTY CONSENTS

         (a) No consent, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity or other Person is required to be obtained by FCE or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Commissions and the mailing to stockholders of FCE of the Joint Proxy Statement relating to the FCE Stockholders Meeting, (ii) the furnishing to the SEC of the SEC Filings; (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, decisions, orders and approvals as may be required under applicable federal, provincial or state securities laws and the rules of The Nasdaq Stock Market Inc. ("Nasdaq"); (v) such filings and notifications as may be necessary under the HSR Act; (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent FCE from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect.

         (b) Other than as contemplated by Section 3.4(a), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of FCE's Material Contracts or leases or for FCE to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect.

         (c) FCE and its subsidiaries possesses such consents, licences, certificates, authorizations, approvals, franchises, permits or other rights as are currently necessary to conduct the business now operated by it, except where the failure to posses such consents, licences, certificates, authorizations, approvals, franchises, permits would not have a Material Adverse Effect.

3.5.     NO DEFAULTS

         Neither FCE nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

3.6.     INTELLECTUAL PROPERTY

         (a) The FCE Disclosure Letter sets out an accurate and complete list of all Registered Intellectual Property that is owned by FCE or any of its subsidiaries.

         (b) The FCE Disclosure Letter sets out an accurate and complete list of all material licences, sublicences, consents or other agreements by which FCE or any of its subsidiaries either grant any permission to use any Intellectual Property or Technology that are owned by FCE or any of its subsidiaries to other Persons or are permission from other Persons to use third party Intellectual Property or Technology.

         (c) Except as provided in the FCE Disclosure Letter, no licence, sublicence, consent or other agreement FCE or any of its subsidiaries is a party to or bound by or restricts in any manner the use, transfer or licensing by FCE of any Intellectual Property or Technology that is owned or used by FCE or any of its subsidiaries.

         (d) To the knowledge of FCE, no party to any licence, sublicence, consent or other agreement to which FCE or any of its subsidiaries is a party or by which FCE or any of its subsidiaries is bound is in material breach or default and no event has occurred (or upon Closing will occur) which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder.

         (e) FCE and all of its subsidiaries have and continue to maintain a system to safeguard the secrecy, confidentiality and unauthorized use of any proprietary information or Trade Secrets in its possession or control, including taking adequate measures to legally bind all Persons who may have any access to any such proprietary information or Trade Secrets to maintain the secrecy, confidentiality and not use any such proprietary information or Trade Secrets and there has been no material breach or violation of such safeguards or measures and all such measures and safeguards are enforceable.

         (f) FCE owns or possesses the Intellectual Property and Technology necessary to carry on the business now operated by it, and as proposed to be operated by it, and FCE has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or Technology or of any facts or circumstances that would render any Intellectual Property or Technology invalid, unenforceable or inadequate to protect the interest of FCE therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity, unenforceability, or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

3.7.     SECURITIES REPORTS

         (a) FCE has furnished or made available to the Company true and complete copies of each statement, form, schedule, report, registration statement (including any prospectus filed pursuant to Rule 424(b) of the 1933
Act), proxy statement and other filing filed with, or furnished to, the SEC by FCE since October 31, 2002, and, prior to the Effective Time, FCE will have furnished the Company with true and complete copies of any additional documents filed with the SEC by FCE prior to the Effective Time (such statements, reports, registration statements, prospectuses, proxy statements, other filings, including schedules included therein, are referred to as the "FCE Documents"). FCE has furnished to the Company true and complete copies of all written correspondence between FCE and any securities regulatory bodies including the SEC and Nasdaq.

         (b) FCE has made available to the Company all exhibits to the FCE Documents filed prior to the date hereof, and will promptly make available to the Company all exhibits to any additional FCE Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the FCE Documents have been so filed, and all Material Contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither FCE nor any of its subsidiaries is in default thereunder.

         (c) The FCE Documents include all statements, reports, registration statements, and other documents required to be filed by it with the SEC since October 31, 2002. FCE has timely filed all FCE Documents required to be filed by it with the SEC since October 31, 2002. The FCE Documents did not, at the time they were filed, or, if amended or updated, as of the date of such amendment or update, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently-filed FCE Document. None of FCE's subsidiaries is required to file any forms, reports, schedules, prospectuses, statements or other documents with the SEC. The FCE Documents, at the time they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act, the Securities Act, as applicable, and the rules and regulations promulgated thereunder.

         (d) FCE has publicly disclosed in the FCE Documents any information regarding any event, circumstance or action taken or failed to be taken by FCE or its subsidiaries which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

3.8.     FINANCIAL STATEMENTS

         (a) The FCE Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Entities and the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in quarterly reports to shareholders). The FCE Financial Statements present fairly the consolidated financial position, results of operations and cash flows of FCE and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of all liabilities, including contingent liabilities, if any, of FCE and its subsidiaries on a consolidated basis. There has been no change in FCE's accounting policies, except as described in the notes to the FCE Financial Statements, since April 30, 2003.

         (b) FCE has heretofore made available to the Company the consolidated balance sheet of FCE and its consolidated subsidiaries at October 31, 2002 (the "FCE Balance Sheet"), as well as the consolidated statements of operations of FCE and its consolidated subsidiaries for the period ended October 31, 2002 (the "FCE Statement of Operations") and the consolidated statements of cash flows of FCE and its consolidated subsidiaries for the period ended October 31, 2002 (the "FCE Statement of Cash Flows" and, together with the FCE Balance Sheet and the FCE Statement of Operations, in each case including the notes thereto, being collectively referred to herein as the "FCE Financial Statements"). Except as set forth in the FCE Financial Statements, neither FCE nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since October 31, 2002 and that would not have a Material Adverse Effect.

3.9.     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Since October 31, 2002, FCE has conducted its business in the ordinary and regular course consistent with past practice and there has not occurred:

         (a)      Any Material Adverse Change with respect to FCE;

         (b) Any acquisition, sale or transfer of any material asset of FCE or any of its subsidiaries other than in the ordinary course of business and consistent with past practice;

         (c) Any change in accounting methods or practices (including any change in depreciation or amortization policies or rates, or capitalized software policies) by FCE or any revaluation by FCE of any of its or any of its subsidiaries' assets;

         (d) Any declaration, setting aside, or payment of a dividend or other distribution with respect to the FCE Common Stock, or any direct or indirect redemption, purchase or other acquisition by FCE of any of its shares of capital stock;

         (e) Any Material Contract entered into by FCE or any of its subsidiaries, or any material amendment or termination of, or default under, any Material Contract to which FCE or any of its subsidiaries is a party or by which it is bound;

         (f) Any change in the capital stock or in the number of shares or classes of FCE's authorized or outstanding capital stock as described in Section
3.2 (other than as a result of exercises of FCE Options and the FCE Warrants);

         (g) Any agreement by FCE or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (f) (other than negotiations with the Company, and its representatives regarding the transactions contemplated by this Agreement); or

         (h) Any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

3.10.    MATERIAL CONTRACTS

         None of FCE, its subsidiaries, nor, to the knowledge of FCE, any of the other parties thereto is in default or breach of, in any material respect, nor has FCE or its subsidiaries received any notice of material default or termination under, any Material Contract and, to the knowledge of FCE, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach. None of FCE or its subsidiaries is a party to any Material Contract except for those Material Contracts set forth on the FCE Disclosure Letter. True and complete copies of all of FCE's Material Contracts, or where such Contracts are oral, true and complete written summaries of the terms thereof, have been furnished to or made available to the Company.

3.11.    CUSTOMERS AND SUPPLIERS

         Since October 31, 2002, there has been no termination or cancellation of, and no material modification or change in, the business relationship with any customer or group of customers which singly or in the aggregate provided more than 10% of the consolidated gross revenues of FCE and its subsidiaries for the year ended October 31, 2002. FCE has no reason to believe that the benefits of any relationship with any of the customers or suppliers of FCE or its subsidiaries will not continue on the terms identified in the agreements establishing such relationships after the Effective Date in substantially the same manner as prior to the date hereof, assuming the completion on the Effective Date of the Arrangement. FCE has furnished or made available to the Company all of FCE's material product warranties provided to customers through May 31, 2003.

3.12.    INSURANCE

         FCE and its subsidiaries are insured by insurers reasonably believed by FCE to be of recognized financial responsibility and solvency against such losses and risks and in such amounts as are customary in the businesses in which FCE and its subsidiaries are engaged. FCE has furnished or made available to the Company accurate particulars of the policies of insurance maintained by FCE and its subsidiaries as of the date hereof, including the name of the insurer, the risks insured against and the amount of coverage, and all such policies will continue in effect without alteration or loss in coverage in connection with the consummation of the Arrangement. All such policies are in full force and effect. None of FCE or its subsidiaries or, to the knowledge of FCE, any of the other parties thereto, is in material default or breach of, whether as to the payment of premiums or otherwise, nor has FCE or its subsidiaries received any notice of material default or termination under, any such policy and, to the knowledge of FCE, there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach. There is no reason to believe that any of the existing insurance policies of FCE and its subsidiaries will not be renewed by the insurer upon the scheduled termination date of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy. True and complete copies of all the existing insurance policies of FCE and its subsidiaries have been provided to the Company.

3.13.    BOOKS AND RECORDS

         (a) The books, records and accounts of FCE and its subsidiaries, in all material respects:

                  (i) have been maintained in accordance with good business practices on a basis consistent with prior years;

                  (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of FCE and its subsidiaries; and

                  (iii) accurately and fairly reflect the basis for the FCE Financial Statements.

         (b) FCE has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

                  (i) transactions are executed in accordance with management's general or specific authorization; and

                  (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

         (c) FCE maintains a system of disclosure controls and procedures that comply with Rules 13a-14 and 13a-15 of the Exchange Act and that are designed to ensure that information required to be disclosed by FCE in its reports or other documents filed with or furnished to the SEC is recorded, processed, summarized and reported within the time periods required by the SEC's rules and forms, including, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to FCE's senior management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

3.14.    LITIGATION; INVESTIGATIONS

         There is no claim, action, proceeding or investigation pending or, to the knowledge of FCE, threatened against or relating to FCE or any of its subsidiaries or affecting any of their properties, licences or assets before any court or Governmental Entity or regulatory authority or body that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement, nor is FCE aware of any basis for any such claim, action, proceeding or investigation. Neither FCE nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect, that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of a material amount of money as a condition to or a necessity for the right or ability of FCE or any of its material subsidiaries, as the case may be, to conduct its business in any manner in which it has been carried on prior to the date hereof, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement.

3.15.    ENVIRONMENTAL MATTERS

         (a) There are no environmental conditions or circumstances, such as the presence or Release of any Hazardous Substance, existing on, at, under, to or from any property presently or previously owned, operated or leased by FCE or any of its subsidiaries.

         (b) FCE and its subsidiaries have in full force and effect all material environmental permits, licences, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder, and, to the knowledge of FCE, each of such environmental permits, licences, approvals and other authorizations shall continue in full force and effect on and after the Closing.

         (c) FCE's and its subsidiaries' operations and the ownership, operation or use of their assets are currently, and have at all times been, in compliance with all Applicable Environmental Laws.

         (d) Neither FCE nor its subsidiaries have arranged for any other Person to handle or Release any Hazardous Substance at, on, under, from or to any other location, except in each case (i) in full compliance with Applicable Environmental Laws, (ii) in a manner that would not reasonably be expected to give rise to a claim for damages under any Applicable Environmental Law and
(iii) at a location that is (x) fully permitted for such Handling and Release and (y) is not subject to any investigation or cleanup under any Applicable Environmental Laws.

         (e) No written notice has been served on FCE or any of its subsidiaries from any Governmental Entity or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws.

         (f) FCE does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licences or other authorizations required pursuant to any Applicable Environmental Laws to own, operate or use any of FCE's or any of its subsidiaries' assets for their current purposes and uses.

         (g) FCE has made available to the Company complete and correct copies of all studies, reports, surveys, assessments (including all Phase I and Phase II environmental site assessments), audits, correspondence, investigations, analysis, laboratory data, tests, soil and groundwater sampling results and other documents (whether in hard copy or electronic form) in FCE's or FCE's counsel's or FCE's consultant's possession or control (excluding documents which are subject to attorney-client privilege, the nature of which documents are described in the FCE Disclosure Letter) or to which FCE has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting any real property currently or formerly owned, leased or operated by FCE or its subsidiaries, or regarding FCE's compliance with any Applicable Environmental Law.

         (h) No environmental circumstance or condition exists, including the presence or Release of any Hazardous Substance at, on, under, from or to any property currently or previously owned, operated or leased by FCE or its subsidiaries which could reasonably be expected to result in loss or liability under Applicable Environmental Laws (including losses, liabilities or other claims for or associated with remedial investigations or cleanup obligations) greater than $1 million.

3.16.    TITLE TO PROPERTIES

         Except for goods and other property sold, used or otherwise disposed of since April 30, 2003 in the ordinary course of business for fair value, FCE has good, defensible, and marketable title to all its properties, including real property owned or leased, interests in properties and assets, real and personal (the "FCE Property"), reflected in the FCE Financial Statements, free and clear of any Encumbrance, except: (a) Encumbrances reflected in the FCE Balance Sheet, all of which Encumbrances are in good standing; (b) liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Encumbrances as would not have a Material Adverse Effect (the "FCE Property Permitted Encumbrances"), and FCE is the sole legal and beneficial owner of the FCE Property. All leases pursuant to which FCE or any of its subsidiaries leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the tenants under such leases, or by FCE or any of its subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect and in respect to which FCE or any of its subsidiaries has not taken adequate steps to prevent a default from occurring.

3.17.    NO HAZARDOUS SUBSTANCES

         The property presently or previously owned, operated, or leased by FCE or its subsidiaries has not been and is not now used as a landfill or waste disposal site, nor are there any active or out-of-service underground storage tanks or sites from which such tanks have been removed on any property presently or previously owned, operated, or leased by FCE or its subsidiaries, nor has any Hazardous Substance been deposited in or disposed of at, on, under, to or from any property presently or previously owned, operated, or leased by FCE or its subsidiaries, nor has there been any Release, spill, emission or discharge of any Hazardous Substance at, on, under, to or from any property presently or previously owned, operated, or leased by FCE or its subsidiaries or any other location which could reasonably be expected to give rise, directly or indirectly, to any action or claim by a third party or a Governmental Entity alleging any violation of, or liability under, any Applicable Environmental Laws.

3.18.    TAXES

         (a) FCE and each of its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them prior to the date hereof (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes, including any installments or prepayments of Taxes, that are due and payable prior to the date hereof and FCE has provided adequate accruals in accordance with generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. FCE and each of its subsidiaries have made adequate provision in their respective books and records for any Taxes accruing in respect of any period subsequent to the period covered by such financial statements. Since such publication date, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. FCE and its subsidiaries have withheld from all payments made by them, or otherwise collected, all material amounts in respect of Taxes required to be withheld therefrom or collected by them prior to the date hereof and have remitted same to the applicable Governmental Entity within the required time periods. Neither FCE nor any of its subsidiaries has any liability for the Taxes of any other Person.

         (b) Neither FCE nor any subsidiary has received any written notification that any material issues have been raised (and are currently pending) by the IRS, Canada Customs and Revenue Agency or any other taxing authority, including, without limitation, any state, provincial or local tax authority, in connection with any of the Tax Returns referred to above. No waivers of statutes of limitations have been given or requested with respect to FCE or any subsidiary, and the relevant statute of limitations with respect to any liability for Taxes has not closed with respect to the Tax Returns of FCE and its subsidiaries for all taxable years through the date hereof. To the knowledge of FCE, there are no material proposed (but unassessed) additional Taxes with respect to FCE or any subsidiary and none has been asserted. No Tax liens have been filed other than for Taxes not yet due and payable.

         (c) Neither FCE nor any of its subsidiaries that is a United States person, as defined in Section 7701(a)(30) of the Code, has participated in any transactions with an affiliated person, other than on terms that are consistent with the principles of Section 482 of the Code and U.S. Treasury Regulations promulgated thereunder.

         (d) There is no Contract to which FCE or any of its subsidiaries is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of FCE that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

         (e) Neither FCE nor any of its subsidiaries is a party to any tax sharing, tax indemnity or tax allocation agreement or arrangement and neither FCE nor any of its subsidiaries has any liability or obligation under any such tax sharing, tax indemnity or tax allocation agreement. No liability (or reasonable claim of liability) shall arise under any tax sharing, tax indemnity or tax allocation agreement or arrangement as a result of this transaction. Neither FCE nor any of its subsidiaries is the subject of an advance income tax ruling.

         (f) FCE will not be required to include any item of income in, or exclude any item of deduction from, its taxable income for any period ending after the Effective Date as a result of any change in method of accounting for a taxable period beginning prior to the Effective Date, or prepaid amounts received on or prior to the Effective Date.

3.19.    NON-ARM'S LENGTH TRANSACTIONS

         (a) None of FCE or its subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm's length or any affiliate of any of the foregoing, except as disclosed in the FCE Financial Statements or in the FCE Disclosure Letter and except for usual compensation paid in the ordinary course of business consistent with past practice.

         (b) None of FCE or its subsidiaries has outstanding any loan or other extension of credit, nor any agreement or commitment to make any loan or extension of credit, in each case in the form of a personal loan, to any director or executive officer of FCE or its subsidiaries.

         (c) Except as disclosed in the FCE Disclosure Letter and except for Contracts made solely between FCE and its subsidiaries and except for contracts of employment, options agreements under the FCE Incentive Plan, and agreements relating to employee benefits generally available to employees of FCE, none of FCE or its subsidiaries is a party to any Contract with any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm's length or any affiliate of any of the foregoing.

3.20.    EMPLOYEES

         Except as described in the FCE Disclosure Letter, neither FCE nor any of its subsidiaries is a party to or bound by any Contracts relating to employment, severance, retention, bonus or confidentiality or any consulting Contracts with any FCE Employee or former employee of FCE or any of its subsidiaries written or otherwise, as to which unsatisfied obligations of FCE or any of its subsidiaries of greater than $50,000 remain outstanding.

3.21.    EMPLOYEE BENEFIT PLANS

         (a) The FCE Disclosure Letter lists, with respect to FCE, any subsidiary of FCE and any trade or business (whether or not incorporated) which is treated as a single employer with FCE (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) any stock option or stock purchase plans, programs or arrangements (together, the "FCE Employee Plans").

         (b) FCE has made available or furnished to the Company a copy of all documents creating or evidencing all of the FCE Employee Plans (including trust documents, insurance policies or contracts, summary plan descriptions and to the extent still in its possession, any material employee communications relating thereto) and has with respect to each FCE Employee Plan that is subject to the reporting and disclosure requirements of Title I of ERISA, provided or made available copies of all Forms 5500 required to be filed with any government entity for the preceding two plan years and that have been filed, if applicable. Each FCE Employee Plan intended to qualify under Section 401(a) of the Code has either been determined by the IRS to so qualify with respect to the Code, has applied or will apply to the IRS for such determination prior to the expiration of the requisite remedial amendment period under applicable Treasury

Regulations or official guidance published by the IRS, or is entitled to rely on a notification or opinion letter issued with respect to an IRS-approved master and prototype or volume submitter plan document pursuant to IRS Announcement 2001-77. FCE has also furnished to the Company the most recent IRS determination, notification, or opinion letter issued with respect to each such FCE Employee Plan subject to the provisions of Section 401(a) of the Code. To the best knowledge of FCE, nothing has occurred since the date of such letter that could reasonably be expected to cause the loss of the tax-qualified status of any FCE Employee Plan subject to Code Section 401(a).

         (c) Except as set forth in the FCE Disclosure Letter, (i) none of the FCE Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (ii) no "prohibited transactions" (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory or administrative exemption is not available and which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each FCE Employee Plan has been administered in compliance with its terms and, to the extent applicable, is in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code) except as would not have, in the aggregate, a Material Adverse Effect, and FCE and each subsidiary or ERISA Affiliate has performed all obligations required to be performed by it under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the FCE Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect, (iv) to the best knowledge of FCE, neither FCE nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the FCE Employee Plans which have a Material Adverse Effect on any such parties; (v) all material contributions required to be made by FCE or any subsidiary or ERISA Affiliate to any FCE Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each FCE Employee Plan for the current plan years; and (vi) no FCE Employee Plan is covered by, and neither FCE nor any subsidiary of an ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each FCE Employee Plan subject to ERISA, FCE has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such FCE Employee Plan. Except as set forth in the FCE Disclosure Letter, no suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of FCE is threatened, against or with respect to any such FCE Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither FCE nor any of its subsidiaries or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA. Except as otherwise required by applicable Law, each FCE Employee Plan can be amended or terminated or otherwise discontinued after the Effective Time without liability to FCE or its subsidiaries.

         (d) There has been no amendment to, written interpretation or announcement (whether or not written) by FCE, any FCE subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any FCE Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the FCE Financial Statements.

         (e) There has been no determination by any Governmental Entity that any individual performing services for FCE or any of its ERISA Affiliates and classified as an independent contractor constitutes a common law employee of FCE or any ERISA Affiliates. The FCE Disclosure Letter lists each employment agreement with respect to each current employee of FCE or an ERISA Affiliate who performs services in the United States whose employment is not "at will" and cannot be terminated by FCE or one of its ERISA Affiliates at any time, other than employment agreements that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The FCE Disclosure Letter lists each outstanding loan to officers, directors or non-officer employees other than loans that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (f) Neither FCE nor any of its ERISA Affiliates has violated Sections 306 or 402 of the Sarbanes-Oxley Act of 2002, and, to the knowledge of FCE and assuming the truthfulness of the representation by the Company pursuant to Section 2.20(b), the execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such a violation.

3.22.    LABOUR MATTERS

         Neither FCE nor any of its subsidiaries is bound by or a party to any collective bargaining Contracts with any trade union, counsel of trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "labour representatives"), and neither FCE nor any of its subsidiaries has conducted any negotiations with respect to any such future Contracts; no labour representatives hold bargaining rights with respect to any FCE Employees; no labour representatives have applied to have FCE or any of its subsidiaries declared a related employer; to the knowledge of FCE, there are no current or threatened attempts to organize or establish any trade union or employee association with respect to FCE or any of its subsidiaries; there is no strike, dispute, slowdown, lockout, shutdown, work stoppage, unresolved material labour union grievance, labour arbitration, unfair labour practice, successor rights or common employer proceeding or other concerted action or formal grievance existing against FCE or any of its subsidiaries.

3.23.    INFORMATION SUPPLIED

         None of the information supplied or to be supplied by FCE for inclusion or incorporation by reference in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the stockholders of FCE and at the time of the FCE Stockholders Meeting, contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

3.24.    COMPLIANCE WITH LAWS

         FCE and its subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees, except for such noncompliance that would not cause a Material Adverse Effect. Without limiting the generality of the foregoing, all securities of FCE (including, without limitation, all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

3.25.    RESTRICTIONS ON BUSINESS ACTIVITIES

         There is no agreement, judgment, injunction, order or decree binding upon FCE or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of FCE or any of its subsidiaries, any acquisition of property by FCE or any of its subsidiaries or the conduct of business by FCE or any of its subsidiaries as currently conducted.

3.26.    FCE COMMON STOCK

         The FCE Common Stock to be issued pursuant to this Agreement and the Arrangement, will, in all cases, be duly authorized and validly issued by FCE, fully paid and non-assessable and free of pre-emptive rights, encumbrances, charges and liens on their respective dates of issue.

3.27.    DISCLOSURE

         No representation or warranty made by FCE in this Agreement or the FCE Disclosure Letter, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by FCE or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made.

3.28.    BROKERS AND FINDERS

         Other than Lazard Freres & Co. in accordance with the terms of its engagement letter dated February 19, 2003, a copy of which has been provided to the Company, none of FCE or any of its subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

3.29.    FCE NET WORKING CAPITAL; CASH BURN

         As of June 27, 2003, FCE Net Working Capital equaled or exceeded $183,425,000, and a detailed breakdown by each component item contributing to such amount is set forth in detail in Schedule 3.29 of the FCE Disclosure Letter. Solely for the purpose of calculating FCE Net Working Capital pursuant to this Section 3.29, FCE Net Working Capital shall also include a reasonable estimate of all costs and expenses incurred or that will be incurred by FCE prior to the Effective Time in connection with the Quantum Combination and the transactions contemplated by this Agreement and the Plan of Arrangement. As of June 27, 2003, the FCE Net Cash as set forth in Schedule 3.29 of the FCE Disclosure Letter equaled or exceeded $168,641,000. Solely for the purpose of calculating FCE Net Cash pursuant to this Section 3.29, FCE Net Cash shall also include a reasonable estimate of all costs and expenses incurred or that will be incurred by FCE prior to the Effective Time in connection with the transactions contemplated by this Agreement and the Plan of Arrangement. On a per diem basis, between June 27, 2003, and the Effective Date, the average amount by which each of the FCE Net Working Capital and the FCE Net Cash will be reduced shall not exceed $277,000 (the "FCE Per Diem Burn Rate").

3.30.    EXCHANGECO AND CALLCO

         ExchangeCo and Callco will each be incorporated solely for the purpose of participating in the transactions contemplated herein and, through the Effective Time, will carry on no other business (except that each of ExchangeCo and Callco may own shares in other indirect Canadian subsidiaries of FCE), and, except as contemplated herein or in any other document related to the transactions contemplated herein, will not have any liabilities or obligations, either accrued, absolute, contingent or otherwise as of the Effective Time.

                                    ARTICLE 4

                       OBLIGATIONS PENDING EFFECTIVE DATE

4.1.     AGREEMENTS OF FCE AND THE COMPANY

         FCE and the Company agree to take the following actions after the date hereof:

         (a) Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its reasonable best efforts to promptly obtain such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make any required filings under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada);

         (b) Each party will allow the other and its agents reasonable access to the files, books, records, offices and officers of itself and its subsidiaries, including any and all information relating to such party's tax matters, contracts, leases, licences and real, personal and intangible property and financial condition. Each party will cause its accountants to cooperate with the other in making available to the other party all financial information reasonably requested, including the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants. Any information provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement. Notwithstanding the foregoing, except as expressly provided for herein, neither party shall be obligated to make available to the other any of their respective board of directors' materials relating to the assessment or evaluation of the transactions contemplated hereby or any alternative transactions nor any information supplied by any of their respective officers, directors, employees, financial advisors, legal advisors, representatives and agents in connection therewith;

         (c) FCE and the Company shall cooperate in the preparation and prompt filing by FCE of the Joint Proxy Statement and all amendments thereto, with the SEC;

         (d) Each of the Company and FCE will promptly notify the other in writing: (i) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect; (ii) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in Sections 2.9(f) and 2.15(h) (in the case of the Company) or Sections 3.9(f) and 3.15(h) (in the case of FCE), untrue or inaccurate in any respect; (iii) of any Material Adverse Change or any event, change or effect having a Material Adverse Effect on such party; and (iv) of any breach by such party of any material covenant or agreement contained in this Agreement; and

         (e) During the term of this Agreement, each of FCE and the Company will use its reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in
Article 5 hereof, and each of FCE and the Company will use its reasonable best efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated as soon as reasonably practicable.

4.2.     ADDITIONAL AGREEMENTS OF THE COMPANY

         The Company agrees that, except as expressly contemplated by this Agreement or as otherwise agreed to in writing by FCE or as set forth in the Company Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of its subsidiaries to:

         (a) Other than as expressly set forth in this Agreement, operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

         (b) Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

         (c) Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

         (d) Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

         (e) Not: (i) enter into any indemnification agreements; (ii) enter into any contracts of employment which: (A) cannot be terminated on notice of 30 days or less; or (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law; (iii) amend any employee benefit plan or stock option plan or agreement, except as may be required for compliance with this Agreement or applicable law; or (iv) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under any employee benefit plan (including the Company Incentive Plan) or authorize cash payments in exchange for any options granted under any of such plans;

         (f) Except as forth in Section 4.2(f) of the Company Disclosure Letter or as required by law, not increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or of any subsidiary who are not officers of the Company in the ordinary course of business and in accordance with past practices, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis and payments relating thereto made pursuant to written agreements outstanding on the date hereof as set forth on the Company Disclosure Letter) or other employee of the Company or of any subsidiary thereof;

         (g) Not incur any borrowings except: (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities; (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future; or (iii) trade payables incurred in the ordinary course of business;

         (h) Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $1,000,000 individually or on a project basis and in aggregate in accordance with the fiscal year 2003 capital budget of the Company, a true copy of which has been provided to FCE (and the Company shall not amend such budget), except: (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business; (ii) as may be required by law; or (iii) for the payment of any fees owing to Quantum pursuant to the Quantum Combination Agreement;

         (i) Not sell, dispose of, or encumber, any property or assets, except for sales, dispositions or Encumbrances in the ordinary course of business consistent with prior practice;

         (j) Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

         (k) Not amend its charter documents or bylaws or other organizational documents, or acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof, or enter into or amend any contract, agreement, commitment or arrangement to effect any such acquisition, or change in any manner the rights of its capital stock or the character of its business;

         (l) Not issue or sell (except upon the exercise of outstanding options), or issue options (other than options to acquire not more than 2,000 Company Common Shares issued in the ordinary course of business consistent with prior practice to employees at or below the manager level hired after the date hereof) or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or combine, subdivide, split or in any way reclassify any shares of its capital stock, reprice any outstanding options or other securities convertible into or exchangeable for its capital stock, or acquire, agree to acquire, or redeem any shares of its capital stock or other securities convertible into or exchangeable for its capital stock;

         (m) Except as permitted under Section 4.4, not engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the transactions contemplated by the Arrangement or this Agreement;

         (n) Not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred since the date of such financial statements;

         (o) Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

         (p) Deliver to FCE, within 30 days after the end of each fiscal quarter of the Company beginning June 30, 2003, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income and changes in financial position as of the end of each fiscal quarter of the Company, and as of the corresponding fiscal quarter of the previous fiscal year. The Company hereby represents and warrants that such unaudited consolidated financial statements shall: (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements;
(ii) present fairly in all material respects the financial condition of the Company at the dates indicated and the results of operations for the respective periods indicated; (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein; and (iv) shall contain all adjustments which the Company considers necessary for a fair presentation of its results for each respective fiscal period;

         (q) Take all steps necessary to commence and diligently prosecute the recommendations set forth in the "2002 Phase II Environmental Site Assessment and Remediation Cost Estimate" prepared by Komex International Ltd. and dated February 2003, including the completion of all necessary or appropriate site characterization activities (including soil and groundwater sampling and analysis) and the development of a remedial action plan for the Bassano manufacturing facility that is satisfactory to the applicable Governmental Entity; and

         (r) Cooperate and assist FCE to cause the Exchangeable Shares to be listed on the TSX or, in the event that a listing on TSX is not available, on another recognized Canadian stock exchange.

4.3.     ADDITIONAL AGREEMENTS OF FCE

         FCE agrees that, except as expressly contemplated by this Agreement or otherwise agreed to in writing by the Company or as set forth in the FCE Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of its subsidiaries to:

         (a) Other than as expressly set forth in this Agreement, operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

         (b) Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

         (c) Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

         (d) Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

         (e) Not make: (i) any capital expenditure which would exceed $10,000,000 individually or on a project basis or not in accordance with the fiscal year 2003 capital budget of FCE, a true copy of which has been provided to the Company (and FCE shall not amend such budget); or (ii) capital expenditures in the aggregate in excess of $25,000,000 or not in accordance with the fiscal year 2003 capital budget of FCE; except: (x) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business; or (y) as may be required by law;

         (f) Except as forth in Section 4.3(f) of the FCE Disclosure Letter or as required by law, not increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of FCE or of any subsidiary who are not officers of FCE in the ordinary course of business and in accordance with past practices, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis and payments relating thereto made pursuant to written agreements outstanding on the date hereof as set forth on the FCE Disclosure Letter) or other employee of FCE or of any subsidiary thereof except in compliance with FCE's employee handbook;

         (g) Not incur any borrowings except: (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities; (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future; (iii) trade payables incurred in the ordinary course of business; or

(iv) shared cost or similar incentive arrangements in connection with the sale of FCE products or services;

         (h) Not sell, dispose of, or encumber, any property or assets, except for sales, dispositions or Encumbrances in the ordinary course of business consistent with prior practice;

         (i) Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

         (j) Not amend its charter documents or bylaws or other organizational documents, or acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof, or enter into or amend any contract, agreement, commitment or arrangement to effect any such acquisition, or change in any manner the rights of its capital stock or the character of its business;

         (k) Except for issuances of options to employees of FCE issued in the ordinary course of business consistent with prior practice and issuances of warrants in connection with FCE strategic alliances, not issue or sell (except upon the exercise of outstanding options), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or combine, subdivide, split or in any way reclassify any shares of its capital stock, reprice any outstanding options or other securities convertible into or exchangeable for its capital stock, or acquire, agree to acquire, or redeem any shares of its capital stock or other securities convertible into or exchangeable for its capital stock;

         (l) Except as permitted under Section 4.5, not engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the transactions contemplated by the Arrangement or this Agreement;

         (m) Not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of FCE or incurred since the date of such financial statements;

         (n) Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

         (o) Use its reasonable best efforts to cause: (i) the shares of FCE Common Stock to be issued pursuant to the Arrangement to be approved for listing on the Nasdaq National Market upon the Closing; and (ii) with the cooperation and assistance of the Company, the Exchangeable Shares to be listed on the TSX or, in the event that a listing on TSX is not available, on another recognized Canadian stock exchange;

         (p) Deliver to the Company, within 45 days after the end of each fiscal quarter of FCE beginning July 31, 2003, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income and changes in financial position as of the end of each fiscal quarter of FCE, and as of the corresponding fiscal quarter of the previous fiscal year. FCE hereby represents and warrants that such unaudited consolidated financial statements shall: (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements; (ii) present fairly in all material respects the financial condition of FCE at the dates indicated and the results of operations for the respective periods indicated; (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein; and (iv) shall contain all adjustments which FCE considers necessary for a fair presentation of its results for each respective fiscal period; and

         (q)      incorporate and organize ExchangeCo and Callco.

4.4.     NO COMPANY SOLICITATION

         The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company, any subsidiary thereof, or their respective officers, directors, employees, financial advisors, representatives and agents ("Representatives") with respect to an Acquisition Proposal in respect of the Company, and the Company shall exercise all rights to require the return of information regarding the Company previously provided to such parties and shall exercise all rights to require the destruction of all materials including or incorporating any information regarding the Company. From and after the date hereof, the Company and its subsidiaries will not, and will not authorize or permit any of its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal in respect of the Company from any person, or engage in any discussion, negotiations or inquiries relating thereto or accept any such Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, the Company may, at any time prior to the time the holders of Company Common Shares shall have voted to approve the Plan of Arrangement and the other transactions contemplated thereby, (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by the Company or any of its subsidiaries or Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets which has previously been provided to FCE if, and only to the extent that: (A) the third party has first made an unsolicited bona fide written Acquisition Proposal that is, in the good faith judgment of the board of directors of the Company, financially superior to the transactions contemplated by this Agreement and has demonstrated that the funds or other consideration necessary for the Acquisition Proposal are available (as determined in good faith in each case by the Company's board of directors after receiving the written advice of its financial advisors) and is subject only to confirmatory due diligence conditions (a "Superior Proposal") and the Company's board of directors has concluded in good faith (after considering applicable law and receiving the advice of outside counsel) that such action is reasonably necessary for the Company's board of directors to act in a manner consistent with fiduciary duties under applicable law; (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, the Company provides prompt notice orally and in writing to FCE specifying the identity of such person or entity and that it is furnishing information to or entering into discussions or negotiations with such person or entity in respect of a Superior Proposal and receives from such person or entity an executed confidentiality agreement having confidentiality and standstill terms substantially similar to those contained in the confidentiality agreement executed by the Company and FCE, and the Company shall provide full details forthwith, and in any event within 24 hours, of all material terms and conditions of such Superior Proposal and any amendments thereto and confirming in writing the determination of the Company's board that the Acquisition Proposal constitutes a Superior Proposal;
(C) the Company provides notice forthwith and in any event within 24 hours to FCE at such time as it is terminating any such discussions or negotiations with such person or entity; and (D) the Company promptly makes available to FCE any information provided to any such person or entity not previously made available to FCE, (ii) comply with rules under applicable Canadian securities laws relating to the provision of directors' circulars and information circulars, and make appropriate disclosure with respect thereto to the Company's shareholders and (iii) accept, recommend, approve or implement a Superior Proposal from a third party, but only (in the case of this clause (iii)) if prior to such acceptance, recommendation, approval or implementation, the Company's board of directors shall have concluded in good faith, after considering provisions of applicable law and after giving effect to all proposals to adjust the terms and conditions of this Agreement and the Arrangement which may be offered by FCE during the three Business Day notice period set forth below and after receiving the advice of outside counsel, that such action is, in the good faith judgment of the board of directors of the Company, reasonably necessary for the Company to act in a manner consistent with fiduciary duties under applicable law and the Company terminates this Agreement in accordance with Section 6.1 (i) and concurrently therewith has paid the fees payable under Section 6.5. The Company shall give FCE orally and in writing at least three Business Days' notice prior to any decision by its board of directors to accept, recommend, approve or implement a Superior Proposal which notice shall identify the party making the Superior Proposal and shall provide full details of all material terms and conditions thereof and any amendments thereto. The Company shall inform FCE of the status (including all terms and conditions thereof) of any discussions and negotiations with such party. In addition, the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with FCE to make such adjustments in the terms and conditions of this Agreement and of the Plan of Arrangement as would enable the Company and FCE to proceed with the transactions contemplated hereby. Prior to executing any agreement to implement a Superior Proposal, the Company shall provide FCE with copies of such final documentation executed by the party making the Superior Proposal. In the event that FCE proposes to amend this Agreement and the Arrangement, the board of directors of the Company shall consider such proposed amendments and shall not enter into any agreement regarding such Acquisition Proposal unless it has provided FCE with written notice, at least twenty-four (24) hours in advance of entering into such agreement, which notice shall indicate that the board of directors has reconfirmed its view that such Acquisition Proposal remains a Superior Proposal.

4.5.     NO FCE SOLICITATION

         Except as otherwise set forth herein, from and after the date hereof, FCE and its subsidiaries will not, and will not authorize or permit any of its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal in respect of FCE from any person, or engage in any discussion, negotiations or inquiries relating thereto; provided, however, that notwithstanding any other provision hereof, FCE may engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by FCE or any of its subsidiaries or Representatives after the date hereof) seeks to initiate such discussions or negotiations. Notwithstanding the foregoing, in the event that FCE receives an unsolicited Acquisition Proposal in respect of FCE, FCE shall be free to, and to authorize or permit any of its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to one or more Acquisition Proposals from any person, or engage in any discussion, negotiations or inquiries relating thereto.

4.6.     PUBLIC ANNOUNCEMENTS

         Neither FCE nor the Company, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Arrangement or the other transactions contemplated hereby without prior notice to and the opportunity for review and comment by the other party, except with respect to the filing of the Joint Proxy Statement and any current reports on Form 8-K with the SEC and except as may be required by law or by any listing agreement with Nasdaq or any national securities exchange or Canadian stock exchange.

4.7.     COMFORT LETTERS

         (a) Upon request of FCE, the Company shall use its reasonable best efforts to cause to be delivered to FCE a letter (the "Company Comfort Letter") of PricewaterhouseCoopers LLP, Chartered Accountants, addressed to FCE and dated as of a date within five days before the date the Joint Proxy Statement is first mailed to each company's respective securityholders, in form and substance reasonably satisfactory to FCE and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements similar to the Joint Proxy Statement.

         (b) Upon request of the Company, FCE shall use its reasonable best efforts to cause to be delivered to the Company a letter (the "FCE Comfort Letter") of KPMG LLP, Independent Accountants, addressed to the Company and dated as of a date within five days before the date the Joint Proxy Statement is first mailed to each company's respective securityholders, in form and substance reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements similar to the Joint Proxy Statement.

4.8.     BOARD OF DIRECTORS

         The board of directors of FCE will take action prior to the Effective Time to cause the number of directors comprising the full board of directors of FCE to be increased to not more than twelve voting members, which shall include one (1) individual (the "Company Nominee") approved by the Company from the list of individuals included in the Company Disclosure

Letter. The increase in the number of directors and the election of the Company Nominee shall be subject to the consummation of the Closing. If, prior to the Effective Time, the Company's designee for director shall decline or be unable to serve as a director of FCE, the Company's board of directors shall designate another person to serve in such person's stead, subject to the approval of a majority of FCE's directors at that time. The director designated by the Company shall provide FCE with his or her written consent to serve as a director of FCE and to be named as a director in the Joint Proxy Statement. In addition, FCE may in its sole discretion choose to appoint one (1) additional nominee of the Company to FCE's board of directors in accordance with the foregoing terms and conditions, in which case FCE would increase the number of directors comprising its full board of directors accordingly.

4.9.     TAX MATTERS

         It is intended by the parties hereto that the transactions contemplated under this Agreement and the Plan of Arrangement shall be implemented in a manner that maximizes the present and future financial and tax benefits to the FCE and the Company. Accordingly, the Company and FCE agree to consult, confer and consider all steps reasonably necessary and mutually agreeable through and including the Effective Date to ensure that the transactions contemplated under this Agreement and the Plan of Arrangement shall be implemented consistent with that intention as and to the extent that the same shall not prejudice any party or its security holders. Except as may be necessary to reflect such change(s) in the transaction structure, the terms of this Agreement shall continue to govern.

                                    ARTICLE 5

                       CONDITIONS PRECEDENT TO OBLIGATIONS

5.1.     CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

         The obligations of each party to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

         (a) Securityholder Approval. (i) The Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the Company Common Shareholders in accordance with applicable law and the Company's Articles of Incorporation and bylaws; and (ii) the matters referred to in
Section 7.1 shall have been approved by the holders of shares of the FCE Common Stock in accordance with the rules of Nasdaq, applicable law and FCE's Certificate of Incorporation and bylaws;

         (b) No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Governmental Entity and remain in effect, nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

         (c) Court Approval. The Court shall have issued its Final Order approving the Arrangement in form and substance reasonably satisfactory to FCE and the Company (such approvals not to be unreasonably withheld or delayed by FCE or the Company) and reflecting the terms hereof;

         (d) Commissions, etc. All required orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement. All waiting periods required by HSR Act, if applicable, and other similar Laws shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of a material portion of the assets or businesses of the Company or FCE. FCE and the Company shall each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties and all notice requirements shall have been complied with;

         (e) SEC Matters. On the Closing Date: (i) the Joint Proxy Statement shall not be the subject of any stop-order or proceedings seeking a stop-order, or any similar proceedings, commenced or threatened by the SEC or the Commissions; and (ii) the Primary Registration Statement shall have been declared effective with respect to the FCE Common Stock issuable upon the exchange of the Exchangeable Shares and the S-8 Registration Statement shall have been declared or become effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order, or any similar proceedings, commenced or threatened by the SEC or the Commissions;

         (f)      Listings and Exchange Approvals

                  (i) The FCE Common Stock to be issued pursuant to the Arrangement shall have been approved for listing on the Nasdaq National Market, subject only to notice of issuance;

                  (ii) Nasdaq shall not have objected to the consummation of the transactions contemplated by the Plan of Arrangement and this Agreement; and

                  (iii) the Exchangeable Shares to be issued pursuant to the Arrangement shall have been listed on the TSX or, in the event that a listing on TSX is not available, on another recognized Canadian stock exchange.

         (g) Consents of Certain Parties in Privity. FCE and the Company shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all their Material Contracts and leases and for them to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on FCE or the Company, as the case may be;

         (h) Valid Issuance. The issuance by FCE of FCE Common Stock pursuant to the terms of this Agreement and the Arrangement shall be exempt from the registration and qualification requirements of the Securities Act and applicable state securities or "blue sky" laws, and FCE shall be reasonably satisfied that all necessary approvals under applicable Laws and other authorizations relating to the issuance by FCE of FCE Common Stock shall have been obtained; and

         (i) Notice of Dissent. The Company shall not have received on or prior to the Effective Time notice from the holders of more than 5% of the issued and outstanding Company Common Shares entitled to consent to, or vote on, the matters presented at the Company Shareholders Meeting, in aggregate, of their intention to exercise their rights of dissent hereunder.

5.2.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of FCE contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof, in which case such representations and warranties shall be true and correct as of such date; and except to give effect to the issuance of shares of FCE Common Stock on exercise of outstanding options or warrants) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, except, other than the representations and warranties contained in Sections 3.9(f) and 3.15(h), where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on FCE;

         (b) Covenants. FCE shall have (i) performed and complied in all respects with the covenants and agreements set forth in Section 1.5(b), and (ii) performed and complied in all material respects with all other covenants required by this Agreement to be performed or complied with by FCE on or before the Effective Date;

         (c) Material Adverse Change. Between the date hereof and the Effective Date, there shall not have occurred, in the reasonable judgment of the Company, a Material Adverse Change to FCE;

         (d) Certificate. FCE shall have delivered to the Company a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.2 (a),
(b) and (c) and stating the FCE Net Working Capital and FCE Net Cash amounts as of the Effective Date, as determined in accordance with the principles reflected in Section 3.29 of the FCE Disclosure Letter;

         (e) FCE Net Working Capital and Net Cash. The FCE Net Working Capital and FCE Net Cash amounts set forth in the certificate delivered pursuant to Section 5.2(d) hereof shall equal or exceed the total of the FCE Net Working Capital and FCE Net Cash amounts, respectively, set forth in Section 3.29 hereof minus (i) the product of the FCE Per Diem Burn Rate and the number of days between June 27, 2003, and the Effective Date and (ii) the reasonable costs incurred by FCE in connection with any litigation commenced by the holder of the Company Series 2 Preferred Shares or by Quantum in connection with the termination of the Quantum Combination Agreement; and

         (f) Payment of FCE's Transaction Costs. Except for costs and expenses not exceeding $10,000 in the aggregate, FCE shall have paid or otherwise satisfied all costs and expenses incurred by FCE in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

5.3.     CONDITIONS PRECEDENT TO OBLIGATIONS OF FCE

         The obligations of FCE to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof, in which case such representations and warranties shall be true and correct as of such date; and except to give effect to the issuance of the Company Common Shares on exercise of outstanding options) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, except, other than the representations and warranties contained in Sections 2.9(f) and 2.15(h), where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on the Company;

         (b) Covenants. The Company shall have (i) performed and complied in all respects with the covenants and agreements set forth in Section 1.5(b) and (ii) performed and complied in all material respects with all other covenants required by this Agreement to be performed or complied with by the Company on or before the Effective Date;

         (c) Material Adverse Change. Between the date hereof and the Effective Date, there shall not have occurred, in the reasonable judgment of FCE, a Material Adverse Change to the Company;

         (d) Certificate. The Company shall have delivered to FCE a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.3 (a),
(b) and (c) and stating the Company Net Working Capital and Company Net Cash amounts as of the Effective Date, as determined in accordance with the principles reflected in Section 2.31 of the Company Disclosure Letter;

         (e) Company Net Working Capital and Net Cash. The Company Net Working Capital and Company Net Cash amounts set forth in the certificate delivered pursuant to Section 5.3(d) hereof shall equal or exceed the total of the Company Net Working Capital and Company

Net Cash amounts, respectively, set forth in Section 2.31 hereof minus (i) the product of the Company Per Diem Burn Rate and the number of days between the date hereof and the Effective Date and (ii) the reasonable costs incurred by the Company in connection with any litigation commenced by the holder of the Company Series 2 Preferred Shares or by Quantum in connection with the termination of the Quantum Combination Agreement;

         (f) Payment of Fees to Quantum. The Company shall have paid any and all fees owed to Quantum pursuant to the Quantum Combination Agreement; and

         (g) Payment of the Company's Transaction Costs. Except for costs and expenses not exceeding $10,000 in the aggregate, the Company shall have paid or otherwise satisfied all costs and expenses incurred by the Company in connection with the transactions contemplated by this Agreement and the Plan of Arrangement

                                    ARTICLE 6

                                   TERMINATION

6.1.     TERMINATION

         This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the stockholders of FCE or the Company entitled to vote, as follows:

         (a)      by mutual agreement of the Company and FCE;

         (b) by the Company, if there has been a breach by FCE of any representation, warranty, covenant or agreement set forth in this Agreement on the part of FCE, or if any representation or warranty of FCE shall have become untrue, in either case if the conditions set forth in Sections 5.2(a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and FCE fails to promptly cure such breach of a covenant or agreement or inaccuracy of any representation or warranty within 15 Business Days after written notice thereof from the Company (except that no cure period shall be provided for a breach by FCE which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

         (c) by FCE, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, or if any representation or warranty of the Company shall have become untrue, in either case if the conditions set forth in Sections 5.3(a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and the Company fails to promptly cure such breach of a covenant or agreement or inaccuracy of any representation or warranty within 15 Business Days after written notice thereof from FCE (except that no cure period shall be provided for a breach by the Company which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

         (d) by either party, if all the conditions for Closing the Arrangement for the benefit of such party shall not have been satisfied or waived on or before 5:00 p.m., Calgary, Alberta time on December 31, 2003 (the "Termination Date"), other than as a result of a breach of this Agreement by the terminating party;

         (e) by either party, on or before 5:00 p.m., Calgary, Alberta time on December 31, 2003, if: (i) the shareholders of the Company entitled to vote at the Company Shareholders Meeting do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1(a) hereof) or the Court does not issue a Final Order; or (ii) the stockholders of FCE entitled to vote at the FCE Stockholders Meeting do not approve the matters set forth in Section 7.1(b) hereof;

         (f) by either party if a final and non-appealable order shall have been entered in any action or proceeding before any Governmental Entity that prevents or makes illegal the consummation of the Arrangement;

         (g) by FCE if the Company board of directors or any committee of the Company board of directors shall (i) withdraw or modify in any adverse manner its approval or recommendation in respect of the Arrangement and the other transactions contemplated hereby or (ii) fail to reaffirm its approval or recommendation upon request, from time to time, by FCE to do so or upon an Acquisition Proposal in respect of the Company being publicly announced, proposed, offered or made to the Company Common Shareholders or to the Company (such reaffirmation to be made within 10 days of such request being made or such Acquisition Proposal being publicly announced, proposed, offered or made or immediately prior to the meeting of the Company Common Shareholders, whichever occurs first);

         (h) by the Company if the FCE board of directors or any committee of the FCE board of directors shall (i) withdraw or modify in any adverse manner its approval or recommendation in respect of this Agreement, the Arrangement and the other transactions contemplated hereby or (ii) fail to reaffirm its approval or recommendation upon request, from time to time, by the Company to do so or upon an Acquisition Proposal in respect of FCE being publicly announced, proposed, offered or made to the holders of stock of FCE or to FCE (such reaffirmation to be made within 10 days of such request being made or such Acquisition Proposal being publicly announced, proposed, offered or made or immediately prior to the FCE Stockholders Meeting, whichever occurs first);

         (i) by the Company, prior to the approval of this Agreement, the Arrangement and the other transactions contemplated hereby by the shareholders of the Company if, as a result of a Superior Proposal by a party other than FCE or any of its Affiliates, the Company's board of directors determines in accordance with Section 4.4 to accept, recommend, approve or implement such Superior Proposal and has otherwise complied with the provisions of Section 4.4 and Section 6.4;

         (j) by the Company if the FCE Stock Price (calculated in accordance with Section 1.2(b) except using any 15 consecutive trading days as the Measurement Period for such calculation and for this purpose shall be calculated on a rolling basis for each trading day after the date of this Agreement until the Effective Date) is less than $6.65 (subject to adjustment in the manner as is set forth in Section 1.2(c)) (the "Company Walk-Away Price"). Upon the occurrence of any Company Walk-Away Price, then the Company may terminate the Agreement within three days following the end of the relevant Measurement Period, and, if not so terminated within such three day period, the Company shall have waived its right to terminate the Agreement pursuant to this Section 6.1(j) for that occurrence of such Company Walk-Away Price, but without prejudice to any subsequent Company Walk-Away Price that may occur, if such subsequent Company Walk-Away Price should occur. For greater certainty, no termination fee shall be payable by the Company in the event the Company terminates this Agreement pursuant to this Section 6.1(j);

         (k) by FCE if the Court orders or requires any Persons, other than the Company Common Shareholders, the right to consent to, approve, or vote in connection with, the Arrangement, as a separate class;

         (l) by the Company if the condition set forth in Section 5.2(e) is not satisfied;

         (m) by FCE if the condition set forth in Section 5.3(e) is not satisfied; or

         (n) by the Company, if FCE announces its intention to acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof for a purchase price in excess of $10,000,000. For greater certainty, if the Company terminates this Agreement pursuant to this Section 6.1(n), such termination shall not be deemed to be a termination pursuant to Section 6.1(g), and no termination fee, as contemplated by Section 6.5, shall be payable in such case.

6.2.    TERMINATION DATE EXTENSION.

         Notwithstanding the provisions of Section 6.1, if, at the Termination Date, Section 5.1(b) is the sole condition remaining to be fulfilled in connection with the Arrangement (other than such conditions the fulfillment of which are dependent on the resolution of or fulfillment of the condition in
Section 5.1(b)) and the litigation which prevents the condition in Section 5.1(b) from being fulfilled is litigation initiated by: (i) Quantum in connection with the Quantum Combination Agreement; or (ii) the holder of the Company Series 2 Preferred Shares, then no party may terminate this Agreement pursuant to Section 6.1(d) until the earlier of (i) a final, non-appealable order from the appropriate court resolving such claim, suit or proceeding in a manner which prevents the Arrangement and the transactions contemplated herein from occurring, or (ii) January 31, 2004.

6.3.     NOTICE OF TERMINATION

         Any termination of this Agreement under Section 6.1 above will be effected by the delivery of written notice by the terminating party to the other party hereto.

6.4.     EFFECT OF TERMINATION

         Subject to Section 6.5, in the event of termination of this Agreement by either the Company or FCE pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of FCE or the Company or their respective officers or directors, except that: (i) the provisions of Section 6.5 shall survive such termination; (ii) the provisions of the Confidentiality Agreement shall survive any such termination; and (iii) no party shall be released or relieved from any liability arising from a breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement resulting from willful misconduct or bad faith.

6.5.     TERMINATION FEE

         (a)      If this Agreement is terminated:

                  (i) by the Company pursuant to Section 6.1(b), then FCE shall pay to the Company a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of the Company, incurred in connection with the transactions contemplated herein;

                  (ii) by either party pursuant to Section 6.1(e)(ii), then FCE shall pay to the Company a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of the Company, incurred in connection with the transactions contemplated herein; or

                  (iii) by the Company pursuant to Section 6.1(l), then FCE shall pay to the Company a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of the Company, incurred in connection with the transactions contemplated herein; provided, however, that under no circumstances shall FCE be obligated to pay nor shall the Company be entitled to collect any termination fee pursuant to Section 6.5(a)(i) if the Company has received or will receive a termination fee pursuant to this Section 6.5(a)(iii).

         (b)      If this Agreement is terminated:

                  (i) by FCE pursuant to Section 6.1(c) then the Company shall pay to FCE a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of FCE, incurred in connection with the transactions contemplated herein;

                  (ii) by either party pursuant to Section 6.1(e)(i), then the Company shall pay to FCE a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of FCE, incurred in connection with the transactions contemplated herein;

                  (iii) by FCE pursuant to Section 6.1(k), then the Company shall pay to FCE a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of FCE, incurred in connection with the transactions contemplated herein; or

                  (iv) by FCE pursuant to Section 6.1(m), then the Company shall pay to FCE a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of FCE, incurred in connection with the transactions contemplated herein; provided, however, that under no circumstances shall the Company be obligated to pay nor shall FCE be entitled to collect any termination fee pursuant to Section 6.5(b)(i) if FCE has received or will receive a termination fee pursuant to this Section 6.5(b)(iv).

         (c) If a bona fide Acquisition Proposal is publicly announced or is proposed, offered or made to the shareholders of the Company or to the Company and (x) such Acquisition Proposal has not expired or been withdrawn at the time of the Company Shareholders Meeting, (y) the securityholders of the Company do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1(a) hereof), and (z) within 12 months following the termination of this Agreement, the Company enters into, directly or indirectly, an agreement, commitment or understanding with respect to such Acquisition Proposal, an amended version thereof, a competing Acquisition Proposal or an Acquisition Proposal solicited in response to the foregoing, or any such Acquisition Proposal is consummated, then the Company shall pay to FCE a cash termination fee of $2 million, payable immediately upon satisfaction of the requirements contained in paragraphs (x), (y) and (z) of this Section 6.5(c). If the Company pays a cash termination fee to FCE pursuant to this
Section 6.5(c), then the Company may set-off such amounts previously paid to FCE pursuant to Section 6.5(b).

         (d)      If this Agreement is terminated by the Company pursuant to
Section 6.1(h), then FCE shall pay to the Company upon such termination a cash termination fee of $2 million at the time of such termination.

         (e) If this Agreement is terminated by FCE pursuant to Section 6.1(g) or by the Company pursuant to Section 6.1(i), then the Company shall pay to FCE upon such termination a cash termination fee of $2 million at the time of such termination.

         (f) FCE and the Company each agree that the agreements contained in Sections 6.5(a) through 6.5(e) are an integral part of the transactions contemplated by this Agreement. If either party fails to promptly pay the other party any fee due under such Sections 6.5(a) through 6.5(e), it shall pay the other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Canadian Imperial Bank of Commerce from the date such fee was first due.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS

         FCE and the Company, as the case may be, agree to take the following actions after the execution of this Agreement.

7.1.     MEETINGS

         The Company and FCE shall each duly call a meeting of its securityholders entitled to vote to be held as soon as practicable after the SEC has indicated that it has no further comments on the Joint Proxy Statement for the purpose of (a) in the case of the Company, voting upon the Plan of Arrangement and the transactions contemplated hereby and thereby; and (b) in the case of FCE, voting upon proposals to approve (i) this Agreement and the transactions contemplated hereby and by the Plan of Arrangement, and (ii) such other matters relating to this Agreement and the Arrangement, if any, as shall be legally required in the reasonable judgment of FCE. Each party shall take all reasonable and lawful action to solicit and obtain approval of its securityholders and take all other action necessary or advisable to secure the vote or consent of the securityholders required by applicable Law or applicable stock exchange requirements. The parties shall also coordinate and cooperate with respect to the timing of such meetings. Each party may only change its recommendation in the event that the board of directors of such party concludes, in good faith, after receiving the advice of outside counsel that such action is reasonably necessary for the board of directors to act in a manner consistent with its fiduciary duty and, in the event that
Section 4.4 is applicable, if such party and its board of directors are in compliance with that Section. The meetings of securityholders of the Company and FCE will be called for the same day at such times as will result in the completion of the FCE Stockholders Meeting prior to the commencement of the Company Shareholders Meeting.

7.2.     THE CLOSING

         Subject to the termination of this Agreement as provided in Article 6, the Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Stikeman Elliott LLP, 4300 Bankers Hall West, 888--3rd Street, S.W., Calgary, Alberta, T2P 5C5 on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the first Business Day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by the Company and FCE. Concurrently with the Closing, the Plan of Arrangement will be filed with the Registrar under the ABCA.

7.3.     ANCILLARY DOCUMENTS/RESERVATION OF SHARES

         (a) Provided all other conditions of this Agreement have been satisfied or waived, the Company shall, on the Closing Date, file Articles of Arrangement pursuant to Section 193 of the ABCA to give effect to the Plan of Arrangement.

         (b)      On the Effective Date:

                  (i) FCE, ExchangeCo and Callco shall execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C, together with such other terms and conditions as may be reasonably agreed to by the parties hereto; and

                  (ii) FCE, ExchangeCo and a Canadian trust company to be mutually agreed to by FCE and the Company shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D, together with such other terms and conditions as may be reasonably agreed to by the parties hereto.

         (c) On or before the Effective Date, FCE will reserve for issuance such number of shares of FCE Common Stock as shall be necessary to give effect to the transactions contemplated by this Agreement.

7.4.     NOTICE TO HOLDERS OF COMPANY OPTIONS

         As soon as practicable after the Effective Time, FCE shall deliver to each holder of an outstanding Company Option an appropriate notice setting forth such holder's rights pursuant thereto and that such Company Option shall continue in effect on the same terms and conditions as set forth therein, subject to the adjustments and other terms provided for by this Agreement.

7.5.     INDEMNIFICATION AND RELATED MATTERS

         (a) FCE agrees that all rights to indemnification existing in favour of the present or former directors and officers of the Company (as such) or any of the Company's subsidiaries or present or former directors and officers (as such) of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each such present or former director or officer of the Company or any of its subsidiaries, an "Indemnified Party"), as provided by contract or in the Company's charter or bylaws or similar documents of any of its subsidiaries in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive and shall continue in full force and effect and without modification, to the extent permitted by applicable Laws, so long as the Company is in existence as a corporation, for a period of not less than the statutes of limitations applicable to such matters.

         (b) From and after the Effective Time, FCE and the Company, jointly and severally, shall and FCE shall cause the Company to indemnify and hold harmless to the fullest extent permitted under the ABCA and applicable Laws, each Indemnified Party against any costs and expenses (including reasonable attorney's fees), judgments, fines, losses, claims and damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, such consent not to be unreasonably withheld, in connection with any actual or threatened claim, action, suit, proceeding or investigation that is based on, or arises out of, the fact that such person is or was a director or officer of the Company or any of its subsidiaries (including without limitation with respect to any of the transactions contemplated hereby or the Arrangement) or who is serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In the event of any such claim, action, suit, proceeding or investigation, FCE shall cause the Company to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the ABCA and applicable Laws. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel reasonably satisfactory to FCE and, subject to limitations imposed by the ABCA and applicable Laws, the Company shall (or FCE shall cause the Company to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and
(ii) FCE will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither the Company nor FCE shall be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.5(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify FCE (but the failure to so notify shall not relieve a party from any liability which it may have under this
Section 7.5 (b) unless such failure results in actual prejudice to such party and then only to the extent of such prejudice). The Indemnified Parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event additional counsel may be required to be retained by the Indemnified Parties.

         (c) Subject to limitations imposed by the ABCA and applicable Laws, provided the Arrangement becomes effective, the Company shall (or FCE shall cause the Company to) pay all expenses, including reasonable attorney's fees, as the same may be incurred by any Indemnified Parties in any action by any Indemnified Party or parties seeking to enforce the indemnity or other obligations provided for in this Section 7.5; provided, however, that the Company will be entitled to reimbursement for any advances made under this
Section 7.5 to any Indemnified Party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the Indemnified Party to reimburse all amounts advanced if such action ultimately proves unsuccessful to the extent permitted by applicable Laws.

         (d) Provided the Arrangement becomes effective, for a period of six years after the Effective Date, FCE shall continue in effect director and officer liability insurance for the benefit of the Indemnified Parties in such amounts, and with such deductibles, retained amounts, coverages and exclusions as the Company provides for its own directors and officers at the date hereof; provided that in no event shall the FCE be required to expend pursuant to this
Section 7.5 more than an amount per year equal to 150% of the current annual premium paid by FCE for similar insurance carried by FCE for its own directors and officers.

         (e) This Section 7.5, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

7.6.     AFFILIATE AGREEMENTS

         The Company will use its reasonable best efforts to have its Affiliates sign and deliver to FCE the Company Affiliate Agreements in the form of Exhibit B concurrently with the execution hereof. For purposes of this Agreement, an "Affiliate" shall have the meaning referred to in Rule 145 under the Securities Act. In the event that the Company does not succeed in getting its respective Affiliates to sign and deliver the Company Affiliate Agreements, such party shall continue to use its reasonable best efforts to have its Affiliates sign and deliver the Company Affiliate Agreements.

7.7.     CONSENTS; APPROVALS

         The Company and FCE shall coordinate and cooperate with one another and shall each use their reasonable best efforts to obtain (and shall each refrain from taking any willful action that would impede obtaining) all consents, waivers, approvals, authorizations or orders (including, without limitation, all rulings, decisions or approvals by any Governmental Entity), and the Company and FCE shall make all filings required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby, excepting only those filings with foreign jurisdictions for which the failure to file would not have a Material Adverse Effect on the Company or FCE, as the case may be. The foregoing covenant shall not include any obligation by the Company or FCE to agree to divest, abandon, licence or take similar action with respect to any assets (tangible or intangible) of the Company or FCE, as the case may be.

7.8.     SECURITIES COMPLIANCE

         The Company and FCE shall use reasonable best efforts to obtain all orders required from the applicable Canadian Governmental Entities to permit the issuance and first resale of (i) the Exchangeable Shares, and (ii) the shares of FCE Common Stock issuable upon exchange of the Exchangeable Shares from time to time, in each case without qualification with, or approval of, or the filing of any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Canadian Governmental Entity under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any Governmental Entity administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" for purposes of Canadian federal, provincial or territorial securities Laws).

                                    ARTICLE 8

                                  MISCELLANEOUS

8.1.     NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the valid termination of this Agreement or the Closing Date, whereupon such representations and warranties will expire and be of no further force or effect. All agreements and covenants of the parties shall survive the Closing Date, except as otherwise set forth in this Agreement.

8.2.     NOTICES

         All notices and other communications required or permitted hereunder shall be in writing and be sent to the parties hereto at the address as set below, or at such other address as such party shall have furnished to the other party in writing in accordance with this Section:

         (a) if to FCE to: FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813, Attention: Chief Executive Officer, Facsimile No. 203-825-6100, with required copies to Robinson & Cole LLP, Financial Centre, 695 East Main Street, Stamford, Connecticut 06901, Attention: Richard Krantz, Facsimile No. (203) 462-7599 and to Stikeman Elliott LLP, Suite 5300, Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 189, Attention: Brian Pukier, Facsimile No. (416) 947-0866.

         (b) if to the Company to: Global Thermoelectric Inc., 4908 52nd Street S.E., Calgary, Alberta, T2B3R2 Attention: Chief Executive Officer, Facsimile No. (403) 204-6105, with required copies to Bennett Jones LLP, 4500 Bankers Hall East, 855--2nd Street S.W., Calgary, Alberta, T2K 4K7, Attention:
John MacNeil, Facsimile No. (403) 265-7219.

         All notices and other communications shall be deemed effectively given as to the party to whom it is addressed as of the earliest of the following times: (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with appropriate confirmation of receipt), (iv) one (1) Business Day after being timely deposited with an overnight courier service with instructions (and the capability) to make delivery on the next day, (v) if sent internationally, five (5) Business Days after being deposited in international mail, first class with postage prepaid, or (vi) if sent domestically, three (3) Business Days after being deposited in U.S. mail, first class with postage prepaid.

8.3.     INTERPRETATION

         When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." Any references in this Agreement to "the date hereof" refers to the date of execution of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms and provisions of this Agreement shall not be construed against the drafter or drafters hereof. All parties hereto agree that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

8.4.     SEVERABILITY

         If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

8.5.     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

8.6.     MISCELLANEOUS

         This Agreement, which includes the Company Disclosure Letter, the FCE Disclosure Letter and the Exhibits hereto and the Confidentiality Agreement, and any other documents referred to herein or contemplated hereby: (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder (except that Section 7.5 is for the benefit of the Company's directors and officers and is intended to confer rights on such persons); and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

8.7.     GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including without limitation validity, construction, effect, performance and remedies. The Parties attorn to the exclusive jurisdiction of the Alberta Court of Queen's Bench.

8.8.     AMENDMENT AND WAIVERS

         Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby which writing expressly refers to this Agreement and the operation of the provisions of this Section 8.8. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the holders of Company Common Shares, or the FCE stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the securityholders of either the Company or FCE without obtaining such further approval.

8.9.     EXPENSES

         Except as otherwise provided herein, each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the parties shall share equally the costs of (i) printing and filing the Joint Proxy Statement, and (ii) any filings or applications with any Governmental Entity relating to the transactions contemplated by the Plan of Arrangement and this Agreement.

8.10.    FURTHER ASSURANCES

         Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the terms and provisions of this Agreement.

                    [REMAINDER OF PAGE INTENTIONALLY OMITTED]

         IN WITNESS WHEREOF, FCE and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                           FUELCELL ENERGY, INC.

                                           By: _________________________________

                                           GLOBAL THERMOELECTRIC INC.

                                           Per: ________________________________

                                           Per: ________________________________

                                    APPENDIX

                                  DEFINED TERMS

         For the purpose of this Agreement:

         "ABCA" shall have the meaning set forth in Section 1.1;

         "Acquisition Proposal" shall mean a proposal or offer (other than by the other party hereto), whether or not subject to a due diligence condition, whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of more than 20% of the assets of the Company or FCE or any subsidiary thereof or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of Section 6.5(c), 20%) of the outstanding voting shares of the Company or FCE whether by an arrangement, amalgamation, a merger, consolidation or other business combination, by means of a sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving the Company or FCE or any subsidiary thereof including without limitation any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of more than 20% of the assets of the Company or FCE or any subsidiary thereof or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of Section 6.5(c), 20%) of the outstanding voting shares of the Company or FCE (other than the transactions contemplated by this Agreement);

         "Affiliate" shall have the meaning referred to in Rule 144 under the Securities Act;

         "Ancillary Rights" means the interest of a holder of Company Common Shares who elects or is deemed to have elected to receive Exchangeable Shares as a beneficiary of the trust created under the Voting and Exchange Trust Agreement;

         "Applicable Environmental Laws" shall have the meaning set forth in Sections 2.15(c);

         "Appropriate Regulatory Approvals" shall mean those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations;

         "Arrangement" shall have the meaning set forth in Section 1.1;

         "Business Day" shall mean any day other than a Saturday, Sunday or a statutory or civic holiday in the United States or Canada;

         "Callco" shall mean a corporation to be organized under the laws of Alberta, Canada;

         "C.F.R." shall mean the United States Code of Federal Regulations;

         "Closing" shall have the meaning set forth in Section 7.2;

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

         "Closing Date" shall have the meaning set forth in Section 7.2;

         "COBRA" shall have the meaning set forth in Section 3.21;

         "Code" shall have the meaning set forth in Section 2.19(d);

         "Commissions" shall mean the applicable Canadian provincial securities commissions or similar regulatory authorities;

         "Company Affiliate Agreement" shall mean the agreement in the form of Exhibit B attached hereto to be executed and delivered to the Company by the Affiliates of the Company;

         "Company Balance Sheet" shall have the meaning set forth in Section 2.8(b);

         "Company Comfort Letter" shall have the meaning set forth in Section 4.7(a);

         "Company Common Shares" shall have the meaning set forth in Section
2.2;

         "Company Disclosure Letter" shall mean the Company letter dated the date of this Agreement and delivered by the Company to FCE concurrently herewith;

         "Company Documents" shall have the meaning set forth in Section 2.7(a);

         "Company Employee Plan" shall have the meaning set forth in Section 2.22(a);

         "Company Employees" shall have the meaning set forth in Section 2.21;

         "Company Financial Statements" shall have the meaning set forth in
Section 2.8(b);

         "Company Incentive Plan" shall have the meaning set forth in Section
2.2;

         "Company Intellectual Property Rights" shall mean all Intellectual Property Rights used or proposed to be used in, or necessary to, the businesses of the Company and its subsidiaries as currently conducted or as currently reasonably contemplated by the Company and its subsidiaries, whether owned or controlled, licenced, or otherwise held by or for the benefit of the Company or its subsidiaries, including without limitation the Registered Intellectual Property Rights;

         "Company Net Cash" shall mean, with respect to the Company and any of its subsidiaries and for any reference date, the aggregate amount of cash, cash equivalents, and short term investments held by the Company and such subsidiaries;

         "Company Net Working Capital" shall mean, with respect to the Company and any of its subsidiaries and for any reference date: (i) current assets, including, without limitation, cash, cash equivalents and short term investments, less (ii) current liabilities, including, without limitation, warranty reserves;

         "Company Options" shall have the meaning set forth in Section 2.2;

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

         "Company Per Diem Burn Rate" shall have the meaning set forth in
Section 2.31;

         "Company Property" shall have the meaning set forth in Section 2.16;

         "Company Property Permitted Encumbrances" shall have the meaning set forth in Section 2.16;

         "Company Securities" shall have the meaning set forth in Section 2.2;

         "Company Series 2 Preferred Shares" shall have the meaning set forth in
Section 2.2;

         "Company Shareholders Meeting" shall mean the special meeting of holders of Company Common Shares, including any adjournment thereof, to be called to consider the Arrangement;

         "Company Statement of Cash Flows" shall have the meaning set forth in
Section 2.8(b);

         "Company Statement of Operations" shall have the meaning set forth in
Section 2.8(b);

         "Company Technology" shall mean all Technology used or proposed to be used in, or necessary to, the businesses of the Company and its subsidiaries as currently conducted or as currently contemplated by the Company and its subsidiaries, whether owned or controlled, licenced or otherwise held by or for the benefit of the Company or its subsidiaries;

         "Confidentiality Agreement" shall mean that certain confidentiality agreement dated as of July 15, 2003, as amended, and entered into by and between the Company and FCE;

         "Contract" shall mean in the case of the Company or FCE, any pending and/or executory contract, agreement, arrangement or understanding to which the Company or FCE, as the case may be, or any of its subsidiaries, is a party or by which the Company or FCE, as the case may be, or any of its subsidiaries, or any of their respective assets is bound or affected;

         "Controlled" shall have the meaning set forth in 16 C.F.R. Section 801.1(b);

         "Copyrights" shall mean all copyrights, and all right, title and interest in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrightable subject matter throughout the world, all right, title and interest in related applications and registrations throughout the world, and all Moral Rights;

         "Court" shall have the meaning set forth in the recitals hereto;

         "Dissenters" shall have the meaning set forth in Section 1.3;

         "Dissenting Shareholders" shall have the meaning set forth in Section 1.3;

         "Effective Date" shall have the meaning set forth in Section 1.1;

         "Effective Time" shall have the meaning set forth in Section 1.1;

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

         "Encumbrance" shall mean any lien, charge, mortgage, security interest, option, preferential purchase right, lease, easement, right of way, restriction, execution, encumbrance or other right or interest of any other Person;

         "ERISA" shall have the meaning set forth in Section 3.21;

         "ERISA Affiliate" shall have the meaning set forth in Section 3.21;

         "Exchange Act" shall have the meaning set forth in Section 1.5(a);

         "Exchange Ratio" shall have the meaning set forth in Section 1.2(a);

         "Exchangeable Shares" shall have the meaning set forth in Section 1.10;

         "ExchangeCo" shall mean a corporation to be incorporated by FCE under the ABCA as a wholly-owned, direct or indirect, subsidiary of FCE;

         "FCE Balance Sheet" shall have the meaning set forth in Section 3.8(b);

         "FCE Comfort Letter" shall have the meaning set forth in Section
4.7(b);

         "FCE Common Stock" shall have the meaning set forth in Section 3.2;

         "FCE Disclosure Letter" shall mean the FCE letter dated the date of this Agreement and delivered by FCE to the Company concurrently herewith;

         "FCE Documents" shall have the meaning set forth in Section 3.7(a);

         "FCE Employee Plans" shall have the meaning set forth in Section 3.21;

         "FCE Financial Statements" shall have the meaning set forth in Section 3.8(b);

         "FCE Incentive Plan" shall have the meaning set forth in Section 3.2;

         "FCE Options" shall have the meaning set forth in Section 3.2;

         "FCE Net Cash" shall mean, with respect to FCE and any of its subsidiaries and for any reference date, the aggregate amount of cash, cash equivalents, and short term investments held by the Company and such subsidiaries;

         "FCE Net Working Capital" shall mean, with respect to FCE and any of its subsidiaries and for any reference date: (i) current assets, including, without limitation, cash, cash equivalents and short term investments, less (ii) current liabilities, including, without limitation, warranty reserves;

         "FCE Per Diem Burn Rate" shall have the meaning set forth in Section 3.29;

         "FCE Property" shall have the meaning set forth in Section 3.16;

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

         "FCE Property Permitted Encumbrances" shall have the meaning set forth in Section 3.16;

         "FCE Statement of Cash Flows" shall have the meaning set forth in
Section 3.8(b);

         "FCE Statement of Operations" shall have the meaning set forth in
Section 3.8(b);

         "FCE Stock Price" shall have the meaning set forth in Section 1.2(b);

         "FCE Stockholders Meeting" shall have the meaning set forth in Section 1.5(a);

         "FCE Technology" shall mean all Technology used or proposed to be used in, or necessary to, the businesses of FCE and its subsidiaries as currently conducted or as currently contemplated by FCE and its subsidiaries, whether owned or controlled, licenced or otherwise held by or for the benefit of FCE or its subsidiaries;

         "Final Order" shall have the meaning set forth in Section 1.1;

         "Governmental Entity" shall mean any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

         "Hazardous Substance" means any material, substance, waste, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic, flammable, explosive, reactive, corrosive, infectious, carcinogenic, mutagenic or radioactive or otherwise regulated by any Governmental Entity or under any Applicable Environmental Law, including petroleum or petroleum products (including crude oil) and any derivative or by-products thereof, natural gas, synthetic gas and any mixtures thereof, or any substance that is or contains polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos-containing materials (ACMs) or lead;

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

         "Indemnified Party" shall have the meaning set forth in Section 7.5(a);

         "Intellectual Property Rights" shall mean, collectively, Patents, Trade Secrets, Copyrights, Trademarks, mask work rights, rights in integrated circuit topographies, industrial design rights, and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States, Canada or any other country or jurisdiction, including (i) all rights received under any licence or other arrangement with respect to the foregoing,
(ii) all rights or causes of action for infringement or misappropriation (past, present or future) of any of the foregoing and (iii) all rights to apply for or register any of the foregoing rights;

         "Interim Order" shall have the meaning set forth in Section 1.1;

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

         "IRS" shall have the meaning set forth in Section 2.19(b);

         "Joint Proxy Statement" shall have the meaning set forth in Section 1.5(a);

         "Laws" shall mean all statutes, regulations, statutory rules, principles of law, orders, published policies and guidelines, and terms and conditions of any grant of approval, permission, authority or licence of any court, Governmental Entity, statutory body (including The Toronto Stock Exchange or the Nasdaq National Market) or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

         "Material Adverse Change" shall have the meaning set forth in Section 1.7(b);

         "Material Adverse Effect" shall have the meaning set forth in Section 1.7(a);

         "Material Contract" shall mean, with respect to FCE or the Company:

         (a) any contract not made in the ordinary course of business which is material to such person or its subsidiaries, including any such contract to which such person or subsidiary has succeeded by assumption or assignment or in which such person or subsidiary has a beneficial interest;

         (b) any contract to which such person's directors, officers, promoters, voting trustees, or security holders are parties;

         (c) any contract upon which the business of such person is substantially dependent, as in the case of continuing contracts to sell the major part of such person's products or services or to purchase the major part of such person's requirements of goods, services or raw materials or any franchise or licence or other agreement to use a patent, formula, trade secret, process or trade name upon which such person's business depends to a material extent;

         (d) any contract calling for the acquisition or sale of any property, plant or equipment for a consideration exceeding 15 percent of such fixed assets of the person on a consolidated basis;

         (e) any material lease under which a part of the party's property is held by such person; or

         (f) any management contract or any compensatory plan, contract or arrangement, including but not limited to plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or profit sharing in which any director or any of the executive officers of the person, participates, except for any compensatory plan, contract or arrangement which pursuant to its terms is available to employees, officers or directors generally and which in operation provides for the same method of allocation of benefits between management and non-management participants;

         "Measurement Period" shall mean the twenty consecutive trading days ending on and including the third trading day next preceding the Company Shareholders Meeting;

         "Moral Rights" shall mean any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the Law of any country or under any treaty;

         "Nasdaq" shall have the meaning set forth in Section 3.4(a);

         "Patents" shall mean all patent rights and all right, title and interest in and to all letters patent or equivalent rights and applications, including any reissue, extension, division, continuation, or continuation in part applications throughout the world and any patents issuing with respect to any such applications;

         "Person" or "Persons" shall mean any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

         "Plan of Arrangement" shall have the meaning set forth in Section 1.1;

         "Quantum Combination" shall have the meaning set forth in the first Recital hereof;

         "Quantum Combination Agreement" shall have the meaning set forth in the first Recital hereof;

         "Registered Intellectual Property Rights" means all (i) Patents; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications or proposed use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights; (iv) mask work or integrated circuit topography registrations and applications to register mask works or integrated circuit topographies; and (v) any other Intellectual Property Rights that are the subject of an application certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time;

         "Registrar" shall mean the Registrar appointed pursuant to Section 263 of the ABCA;

         "Release" shall mean any releasing, spilling, leaking, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental;

         "Representatives" shall have the meaning set forth in Section 4.4;

         "SEC" shall have the meaning set forth in Section 1.1;

         "SEC Filings" shall mean reports and information furnished or filed with the SEC under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby;

         "Securities Act" shall have the meaning set forth in Section 1.5(a);

         "SEDAR" shall mean System for Electronic Document Analysis and
Retrieval;

         "Special Voting Share" shall mean the share of special voting stock of FCE having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement;

         "Superior Proposal" shall have the meaning set forth in Section 4.4;

         "Support Agreement" shall mean an agreement to be made between FCE, ExchangeCo and Callco, substantially in the form and content of Exhibit C, with such changes as the parties hereto may agree;

         "Tax" and "Taxes" shall mean, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, Ad Valorem taxes, value added taxes, transfer taxes, franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of section 6901 of the Code or any other applicable Laws) of another entity or a member of an affiliated or combined group;

         "Tax Act" shall mean the Income Tax Act (Canada);

         "Tax Returns" shall mean all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax;

         "Technology" shall mean any algorithms, computer software (in source code and object code form), documentation, data and data bases, inventions and discoveries (whether or not patented or patentable), ideas, concepts, techniques, know-how, processes, methods, applications, know-how, content, technical information, engineering, production and other designs, drawings, schematics, specifications, formulas and all other technology or information existing anywhere in the world;

         "Termination Date" shall have the meaning set forth in Section 6.1(d);

         "Third Party Intellectual Property Rights" shall mean, as to any Person, the Intellectual Property Rights and Technology of other Persons that are used in or necessary to the business of such Person;

         "Trade Secrets" shall mean all right, title and interest in all trade secrets and trade secret rights arising under any Law, including common law, state law, federal law or laws of foreign countries;

         "Trademarks" shall mean all trademarks, service marks, trade names, trade designations, trade dress and domain names and associated goodwill and all right, title and interest in or to the foregoing arising under common law, state law, federal law or laws of foreign countries, registrations and applications for registrations thereof, and all right, title and interest in related applications and registrations throughout the world;

         "Trustee" shall mean the trustee to be chosen by FCE, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

         "TSX" shall mean the Toronto Stock Exchange;

         "Ultimate Parent Entity" shall have the meaning set forth in 16 C.F.R. Section 801.1(a)(3); and

         "Voting and Exchange Trust Agreement" shall mean an agreement to be made between FCE, ExchangeCo and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit D, with such changes thereto as the parties hereto may agree.

                         EXHIBIT A - PLAN OF ARRANGEMENT

                  Attached as Annex D to Joint Proxy Statement.

                                    EXHIBIT B

                               AFFILIATE AGREEMENT

         THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of April ___, 2003 by and between FuelCell Energy, Inc., a Delaware corporation ("FCE"), and the undersigned stockholder (the "Affiliate"), who may be deemed an affiliate of Global Thermoelectric Inc., an Alberta corporation (the "Company"), under applicable law. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Combination Agreement (as defined below).

                                    RECITALS:

         WHEREAS, pursuant to that certain Combination Agreement dated as of August ___, 2003 (the "Combination Agreement") by and between FCE and the Company, FCE will acquire all of the outstanding common shares of the Company;

         WHEREAS, the Affiliate has been advised that the Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 144 and Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "SEC"); and

         WHEREAS, the execution and delivery of this Agreement by the Affiliate is a material inducement to, and in consideration of, FCE's willingness to enter into the Combination Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Acknowledgments by Affiliate. The Affiliate understands and hereby acknowledges that the representations, warranties and covenants by the Affiliate set forth herein may be relied upon by FCE, the Company and their respective affiliates and legal counsel. The Affiliate has carefully read this Agreement and the Combination Agreement and has discussed the requirements of this Agreement with the Affiliate's professional advisors, who are qualified to advise the Affiliate with regard to such matters.

         2.       Compliance with Rule 145 and the Securities Act.

                  (a) The Affiliate hereby represents and warrants to FCE that the Affiliate is the sole beneficial owner of the number of common shares of the Company ("Company Common Shares") set forth under the Affiliate's name on the signature page hereto (the "Shares").

                  (b) The Affiliate understands and hereby acknowledges that the Affiliate has been advised that (A) the issuance of shares of common stock of FCE and ("FCE Common Stock") in connection with the Arrangement is expected to be effected pursuant to Section

3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"), and the resale of such shares will be subject to restrictions set forth in Rule 145 under the Securities Act; and (B) the Affiliate may be deemed to be an "affiliate" of the Company as the term "affiliate" is used for purposes of Rule 144 and Rule 145 of the rules and regulations of the Commission. Accordingly, the Affiliate hereby agrees not to sell, transfer or otherwise dispose of any FCE Common Stock issued to the Affiliate in the Arrangement unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act; (ii) such sale, transfer or other disposition is made pursuant to a registration statement declared or ordered effective under the Securities Act, or an appropriate exemption from the registration and prospectus delivery requirements of the Securities Act; (iii) the Affiliate delivers to FCE a written opinion of legal counsel, reasonably acceptable to FCE in form and substance, that such sale, transfer or other disposition is otherwise exempt from the registration and prospectus delivery requirements of the Securities Act; or (iv) an authorized representative of the Commission shall have rendered written advice to the Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

                  (c) The Affiliate understands and hereby acknowledges that FCE will give stop transfer instructions to its transfer agent with respect to any shares of FCE Common Stock issued to the Affiliate pursuant to the Arrangement, and there shall be placed on the certificates representing such shares of FCE Common Stock a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend described above shall be removed (by delivery of a substitute certificate without such legend), and FCE shall so instruct its transfer agent, if the Affiliate delivers to FCE (i) satisfactory written evidence that the shares of FCE Common Stock have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee); or (ii) an opinion of counsel, in form and substance reasonably satisfactory to FCE, to the effect that public sale of such shares by the holder thereof is no longer subject to Rule 145.

                  (d) The Affiliate understands and hereby acknowledges that FCE is under no obligation to register the sale, transfer or disposition of the shares of FCE Common Stock under the Securities Act.

                  (e) The Affiliate understands and hereby acknowledges that unless a transfer by the Affiliate is made pursuant to an effective registration statement under the Securities Act or in conformity with the provisons of Rule 145, FCE reserves the right to place a legend in substantially the form that follows on certificates issued to any transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

         3. Application to Subsequently Acquired Shares. The Affiliate hereby agrees that all Company Common Shares and all shares of FCE Common Stock acquired by the Affiliate subsequent to the date hereof (including shares of FCE Common Stock acquired pursuant to the Arrangement, upon exercise or conversion of options, warrants or other convertible securities, and/or upon redemption, retraction, or exchange of the Exchangeable Shares) shall be subject to the terms and conditions set forth in this Agreement as if held by the Affiliate as of the date hereof.

         4.       Miscellaneous.

                  (a) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

                  (b) Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

                  (c) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Province of Alberta without giving effect to any choice or conflict of law provision, rule or principle (whether of the Province of Alberta or any other jurisdiction).

                  (d) Entire Agreement. This Agreement, the Combination Agreement and the other agreements referred to in the Combination Agreement set forth the entire agreement and understanding of FCE and the Affiliate with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between FCE and the Affiliate with respect to the subject matter hereof and thereof.

                  (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be sent to the parties hereto at the address set forth below, or at such other address as such party shall have furnished to the other party in accordance with this section:

                  If to FCE:                FuelCell Energy, Inc.
                                            3 Great Pasture Road
                                            Danbury, Connecticut 06813
                                            Attention: Chief Executive Officer
                                            Facsimile No. 203-825-6100

                                            with required copies to:
                                            Robinson & Cole LLP
                                            Financial Centre
                                            695 East Main Street
                                            Stamford, Connecticut 06901
                                            Attention: Richard Krantz
                                            Facsimile No. 203-462-7599

                  If to the Affiliate:      To the address for notice set forth
                                            on the signature page hereof.

                  (f) Survival. The representations, warranties, covenants and other terms and provisions set forth in this Agreement shall survive the consummation of the Arrangement.

                  (g) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                   [REMAINDER OF PAGE INTENTIONALLY OMITTED.]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

FUELCELL ENERGY, INC.                         AFFILIATE

By: ______________________________    By (Signature): _________________________

Name: ____________________________    Print Name: _____________________________

Title: ___________________________    Affiliate's Address for Notice:

                                      _____________________________

                                      _____________________________

                                      _____________________________

                                      Shares beneficially owned:

                                      ____________ shares of Company Common
                                             Stock currently held

                                      ___________ shares of Company Common
                                            Stock issuable upon the exercise of
                                            outstanding options, warrants and
                                            other rights

                                    EXHIBIT C

                                SUPPORT AGREEMENT

         SUPPORT AGREEMENT ("AGREEMENT") made as of the - day of -, 2003.

BETWEEN:

                  FUELCELL ENERGY, INC., a corporation existing under the laws of the State of Delaware
                  (hereinafter referred to as "FCE")

                                     - and -

                  - ALBERTA LTD., a company organized under the laws of Alberta
                  (hereinafter referred to as "EXCHANGECO"),

                                     - and -

                  - ALBERTA LTD., a company organized under the laws of Alberta
                  (hereinafter referred to as "CALLCO")

         WHEREAS, in connection with a combination agreement (the "COMBINATION AGREEMENT") made as of -, 2003 between FCE and Global Thermoelectric Inc., a corporation existing under the laws of Alberta ("GLOBAL"), ExchangeCo is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of common shares in the capital of Global pursuant to the plan of arrangement (the "ARRANGEMENT") contemplated by the Combination Agreement; and

         WHEREAS, pursuant to the Combination Agreement, FCE has agreed to execute a support agreement with ExchangeCo and Callco substantially in the form of this Agreement on the Effective Date (as defined in the Combination Agreement);

         NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

SECTION 1.1 DEFINED TERMS.

         Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "EXCHANGEABLE SHARE PROVISIONS") attaching to the Exchangeable Shares attached as Exhibit E to the Combination Agreement unless the context requires otherwise.

SECTION 1.2 INTERPRETATION NOT AFFECTED BY HEADINGS.

         The division of this agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, Section or other portion hereof.

SECTION 1.3 RULES OF CONSTRUCTION.

         Unless otherwise specifically indicated or the context otherwise requires, (a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

SECTION 1.4 DATE FOR ANY ACTION.

         If the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

                                    ARTICLE 2

                         COVENANTS OF FCE AND EXCHANGECO

SECTION 2.1 COVENANTS REGARDING EXCHANGEABLE SHARES.

         So long as any Exchangeable Shares not owned by FCE or its Affiliates are outstanding, FCE will:

         (a) not declare or pay any dividend on FCE Common Stock unless (i) ExchangeCo shall (w) on the same day declare or pay, as the case may be, an equivalent dividend (as provided for in the Exchangeable Share Provisions) on the Exchangeable Shares (an "EQUIVALENT DIVIDEND") and (x) ExchangeCo shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend, or (ii) ExchangeCo shall (y) subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Exchangeable Share Provisions) (an "EQUIVALENT STOCK SUBDIVISION") and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

         (b) advise ExchangeCo sufficiently in advance of the declaration by FCE of any dividend on FCE Common Stock and take all such other actions as are necessary, in cooperation with ExchangeCo, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the FCE Common Stock, or (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the stock dividend on the FCE Common Stock;

         (c) ensure that the record date for any dividend declared on FCE Common Stock is not less than 10 Business Days after the declaration date of such dividend;

         (d) take all such actions and do all such things as are necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by FCE or its Affiliates) upon the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered FCE Common Stock to the holders of Exchangeable Shares in accordance with the provisions of
                  Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions;

         (e) take all such actions and do all such things as are necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco to cause to be delivered FCE Common Stock to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be;

         (f) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of ExchangeCo nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of ExchangeCo; and

         (g) recognize the right of a holder of Exchangeable Shares to exercise its Exchange Put Right in the manner provided for in
                  Article 9 of the Exchangeable Share Provisions.

SECTION 2.2 SEGREGATION OF FUNDS.

         FCE will cause ExchangeCo to deposit a sufficient amount of funds in a separate account of ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable ExchangeCo to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Exchangeable Share Provisions, as applicable.

SECTION 2.3 RESERVATION OF FCE COMMON STOCK.

         FCE hereby represents, warrants and covenants that FCE has either issued to the Trustee or reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by FCE or its affiliates) are outstanding, keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of shares of FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit ExchangeCo to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to the Arrangement with respect to which FCE may now or hereafter be required to issue FCE Common Stock, to enable and permit ExchangeCo to meet its obligations hereunder, under the Voting and Exchange Trust Agreement and under the Exchangeable Share Provisions.

SECTION 2.4 NOTIFICATION OF CERTAIN EVENTS.

         In order to assist FCE in compliance with its obligations hereunder and to permit FCE to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, ExchangeCo will notify FCE and Callco of each of the following events at the times set forth below:

         (a) in the event of any determination by the Board of Directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

         (b) promptly, upon the earlier of receipt by ExchangeCo of notice of and ExchangeCo otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

         (c)      promptly, upon receipt by ExchangeCo of a Retraction Request;

         (d) promptly following the date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions; and

         (e) promptly upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding common shares of Global pursuant to the Arrangement).

SECTION 2.5 DELIVERY OF FCE COMMON STOCK TO EXCHANGECO.

         In furtherance of its obligations hereunder, upon notice from ExchangeCo or Callco of any event that requires ExchangeCo or Callco to cause to be delivered FCE Common Stock to any holder of Exchangeable Shares, FCE shall forthwith issue and deliver the requisite number of shares of FCE Common Stock to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as ExchangeCo or Callco shall direct. All such shares of FCE Common Stock shall be duly authorized, validly issued and fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

SECTION 2.6 QUALIFICATION OF FCE COMMON STOCK.

         FCE covenants that if any FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with, or approval of, or the filing of any document, including any prospectus or similar document, the taking of any proceeding with, or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority, or the fulfillment of any other United States or Canadian legal requirement (collectively, the "APPLICABLE LAWS") before such shares (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by FCE at the direction of ExchangeCo or Callco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by
Section 2.7 hereof) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of FCE for purposes of Canadian provincial securities law or an "affiliate" of FCE for purposes of United States federal or state securities law), FCE will in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause such FCE Common Stock (or other shares or securities into which FCE

Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. FCE represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed) to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights) to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of FCE for the purposes of Canadian federal and provincial securities law or an "affiliate" of FCE for purposes of United States federal or state securities law). FCE will in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause all FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by
Section 2.7 hereof) to be delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights) to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) are listed and are quoted or posted for trading at such time.

SECTION 2.7 ECONOMIC EQUIVALENCE.

         So long as any Exchangeable Shares not owned by FCE or its Affiliates are outstanding:

         (a) FCE will not, without prior approval of ExchangeCo and the prior approval of the holders of Exchangeable Shares given in accordance with Section 11.2 of the Exchangeable Share
                  Provisions:

                  (i) issue or distribute FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) to the holders of all or substantially all of the then outstanding shares of FCE Common Stock by way of stock dividend or other distribution, other than an issue of FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) to holders of FCE Common Stock who (A) exercise an option to receive dividends in FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend; or

                  (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of FCE Common Stock entitling them to subscribe for or to purchase FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock); or

                  (iii) issue or distribute to the holders of all or substantially all of the then shares of outstanding FCE Common Stock (A) shares or securities of FCE of any class other than FCE Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire FCE Common Stock), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of FCE or (D) assets of FCE, unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

         (b) FCE will not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of the Exchangeable Share
                  Provisions:

                  (i) subdivide, redivide or change the then outstanding shares of FCE Common Stock into a greater number of shares of FCE Common Stock; or

                  (ii) reduce, combine, consolidate or change the then outstanding shares of FCE Common Stock into a lesser number of shares of FCE Common Stock; or

                  (iii) reclassify or otherwise change FCE Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of FCE Common Stock,

unless the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

         (c) FCE will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by FCE (with contemporaneous notification thereof by FCE to ExchangeCo).

         (d) The Board of Directors of ExchangeCo shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) above and each such determination shall be conclusive and binding on FCE. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of ExchangeCo to be relevant, be considered by the Board of Directors of
                  ExchangeCo:

                  (i) in the case of any stock dividend or other distribution payable in FCE Common Stock, the number of such shares issued in proportion to the number of shares of FCE Common Stock previously outstanding;

                  (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

                  (iii) in the case of the issuance or distribution of any other form of property (including any shares or securities of FCE of any class other than FCE Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of FCE or any assets of
                           FCE), the relationship between the fair market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of FCE Common Share and the Current Market Price;

                  (iv) in the case of any subdivision, redivision or change of the then outstanding shares of FCE Common Stock into a greater number of shares of FCE Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of FCE Common Stock into a lesser number of shares of FCE Common Stock or any amalgamation, merger, reorganization or other transaction affecting FCE Common Stock, the effect thereof upon the then outstanding shares of FCE Common Stock; and

                  (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of FCE Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

         (e) ExchangeCo agrees that, to the extent required, upon due notice from FCE, ExchangeCo will take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by ExchangeCo, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the FCE Common Stock and Exchangeable Shares as provided for in this Section 2.7.

SECTION 2.8 TENDER OFFERS.

         In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to FCE Common Stock (an "OFFER") is proposed by FCE or is proposed to FCE or its shareholders and is recommended by the Board of Directors of FCE, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of FCE, and the

Exchangeable Shares are not redeemed by ExchangeCo or purchased by Callco pursuant to the Redemption Call Right, FCE shall in good faith take all such actions and do all such things as are necessary or desirable and in its power to enable and permit holders of Exchangeable Shares (other than FCE and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of FCE Common Stock, without discrimination. Without limiting the generality of the foregoing, FCE will use its good faith efforts expeditiously to (and in the case of a transaction proposed by FCE or where it is a participant in the negotiation thereof it will) ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of ExchangeCo to redeem (or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a FCE Control Transaction.

SECTION 2.9 OWNERSHIP OF OUTSTANDING SHARES.

         Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, FCE covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any Person other than FCE or any of its Affiliates, FCE will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of ExchangeCo and Callco. Notwithstanding the foregoing, FCE shall not be in violation of this section if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of FCE or the FCE Common Stock pursuant to any merger of FCE pursuant to which FCE was not the surviving corporation.

SECTION 2.10 FCE AND AFFILIATES NOT TO VOTE EXCHANGEABLE SHARES.

         FCE covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to any Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. FCE further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the ABCA (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

SECTION 2.11 RULE 10b-18 PURCHASES.

         For greater certainty, nothing contained in this Agreement, including the obligations of FCE contained in Section 2.8 hereof, shall limit the ability of FCE or ExchangeCo to make a "Rule 10b-18 purchase" of FCE Common Stock pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended, or any successor rule.

SECTION 2.12 STOCK EXCHANGE LISTING.

         FCE covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any Person other than FCE or any of its Affiliates, FCE will use its best efforts to maintain a listing for such Exchangeable Shares on the TSX or, in the event that a listing on TSX is not available, on another recognized Canadian stock exchange.

                                    ARTICLE 3

                                 FCE SUCCESSORS

SECTION 3.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

         FCE shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

         (a) such other Person or continuing corporation (the "FCE SUCCESSOR") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the FCE Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such FCE Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of FCE under this Agreement; and

         (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

SECTION 3.2 VESTING OF POWERS IN SUCCESSOR.

         Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the FCE Successor shall possess and from time to time may exercise each and every right and power of FCE under this Agreement in the name of FCE or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of FCE or any officers of FCE may be done and performed with like force and effect by the directors or officers of such FCE Successor.

SECTION 3.3 WHOLLY-OWNED SUBSIDIARIES.

         Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of FCE with or into FCE or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of FCE provided that all of the assets of such subsidiary are transferred to FCE or another wholly-owned direct or indirect subsidiary of FCE and any such transactions are expressly permitted by this Article 3.

                                    ARTICLE 4

                                     GENERAL

SECTION 4.1 TERM.

         This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than FCE and any of its Affiliates.

SECTION 4.2 CHANGES IN CAPITAL OF FCE AND EXCHANGECO.

         At all times after the occurrence of any event contemplated pursuant to
Section 2.7 and Section 2.8 hereof or otherwise, as a result of which either FCE Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which FCE Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

SECTION 4.3 NOTICES TO PARTIES.

         All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

         (a)      If to FCE, at:

                  3 Great Pasture Road
                  Danbury, Connecticut
                  06813

                  Attention: Chief Executive Officer
                  Facsimile No.: (203) 825-60001

         (b)      If to ExchangeCo, at:

                  -

                  Attention:     -
                  Facsimile No.: -
or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

SECTION 4.4 ASSIGNMENT.

         No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of law or otherwise) except that ExchangeCo may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of FCE, but any such assignment shall not relieve ExchangeCo of its responsibilities hereunder.

SECTION 4.5 BINDING EFFECT.

         Subject to Section 4.4, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

SECTION 4.6 AMENDMENTS, MODIFICATIONS.

         This Agreement may not be amended or modified except by an agreement in writing executed by ExchangeCo, Callco and FCE and approved by the holders of the Exchangeable Shares in accordance with Section 11.2 of the Exchangeable Share Provisions.

SECTION 4.7 MINISTERIAL AMENDMENTS.

         Notwithstanding the provisions of Section 4.6, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of any or all parties provided that the board of directors of each of ExchangeCo, Callco and FCE shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of ExchangeCo, Callco and FCE, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

         (c) making such changes or corrections which, on the advice of counsel to ExchangeCo, Callco and FCE, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of ExchangeCo, Callco and FCE shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

SECTION 4.8 MEETING TO CONSIDER AMENDMENTS.

         ExchangeCo, at the request of FCE, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.6 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

SECTION 4.9 AMENDMENTS ONLY IN WRITING.

         No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

SECTION 4.10 GOVERNING LAWS; CONSENT TO JURISDICTION.

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta in respect of all matters arising under or in relation to this Agreement.

SECTION 4.11 SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 4.12 COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                           FUELCELL ENERGY, INC.

                                           By:__________________________________
                                                 Name:
                                                 Title:

                                           - ALBERTA LTD.

                                           By:__________________________________
                                                 Name:
                                                 Title:

                                           - ALBERTA LTD.

                                           By:__________________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT D

                       VOTING AND EXCHANGE TRUST AGREEMENT

VOTING AND EXCHANGE AGREEMENT ("AGREEMENT") made as of the - day of -, 2003.
BETWEEN:

                  FUELCELL ENERGY, INC., a corporation existing under the laws of the State of Delaware
                  (hereinafter referred to as "FCE"),
                                     - and -

                  - ALBERTA LTD., a corporation organized under the laws of Alberta
                 (hereinafter referred to as "EXCHANGECO"),
                                     - and -

                  - TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada
                  (hereinafter referred to as the "TRUSTEE"),

WHEREAS, in connection with the Combination Agreement, ExchangeCo is required to issue Exchangeable Shares to certain holders of common shares in the capital of Global pursuant to the Plan of Arrangement contemplated in the Combination Agreement; and

WHEREAS, pursuant to the Combination Agreement, FCE has agreed to execute a voting and exchange trust agreement with ExchangeCo and the Trustee substantially in the form of this Agreement;

NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINITIONS.

In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

         "ABCA" means the Business Corporations Act (Alberta) as now in effect and as it may be amended, consolidated or reenacted from time to time;

         "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of FCE Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Record Holders multiplied by (ii) the Equivalent Vote Amount;

         "AFFILIATE" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

         "ARRANGEMENT" means the arrangement under Section 193 of the ABCA on the terms and subject to the conditions set out in the Plan of Arrangement;

         "ARTICLES" means the Articles of Arrangement of ExchangeCo;

         "AUTOMATIC EXCHANGE RIGHTS" means the benefit of the obligation of FCE to effect the automatic exchange of Exchangeable Shares for FCE Common Stock pursuant to Section 5.12;

         "BENEFICIARIES" means the registered holders from time to time of Exchangeable Shares, other than FCE and its Affiliates;

         "BENEFICIARY VOTES" has the meaning ascribed thereto in Section 4.2;

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a statutory or civic holiday in the United States or Canada;

         "CALLCO" means -, a corporation organized and existing under the laws of Alberta;

         "COMBINATION AGREEMENT" means the combination agreement made as of -, 2003 between FCE and Global, as amended, supplemented and/or restated in accordance therewith prior to the date hereof, providing for, among other things, the Arrangement;

         "COURT" has the meaning ascribed thereto in the Plan of Arrangement;

         "EQUIVALENT VOTE AMOUNT" means, with respect any matter, proposition or question on which holders of FCE Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of FCE Common Stock is entitled with respect to such matter, proposition or question;

         "EXCHANGE PUT RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions;

         "EXCHANGE RIGHT" has the meaning ascribed thereto in Section 5.1;

         "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of ExchangeCo, having the rights, privileges, restrictions and conditions set out in Exhibit E to the Combination Agreement;

         "EXCHANGEABLE SHARE CONSIDERATION" has the meaning ascribed thereto in the Exchangeable Share Provisions;

         "EXCHANGEABLE SHARE PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

         "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

         "FCE COMMON STOCK" means the shares of common stock, $0.0001 par value per share, in the capital of FCE and any other securities into which such shares may be changed or resulting form the application of Section
         2.7 of the Support Agreement;

         "FCE CONSENT" has the meaning ascribed thereto in Section 4.2;

         "FCE MEETING" has the meaning ascribed thereto in Section 4.2;

         "FCE SUCCESSOR" has the meaning ascribed thereto in Section 10.1(a).

         "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the date hereof or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

         "GLOBAL" means Global Thermoelectric Inc., a corporation existing under the laws of the Province of Alberta;

         "GOVERNMENTAL ENTITY" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

         "INDEMNIFIED PARTIES" has the meaning ascribed thereto in Section 8.1;

         "INSOLVENCY EVENT" means (i) the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 15 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, or (iii) the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or (iv) ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions;

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Articles;

         "LIQUIDATION EVENT" has the meaning ascribed thereto in Section
         5.12(2);

         "LIQUIDATION EVENT EFFECTIVE TIME" has the meaning ascribed thereto in
         Section 5.12(3);

         "LIST" has the meaning ascribed thereto in Section 4.6;

         "OFFICER'S CERTIFICATE" means, with respect to FCE or ExchangeCo, as the case may be, a certificate signed by any one of the authorized signatories of FCE or ExchangeCo, as the case may be;

         "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability corporation, unlimited liability corporation, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

         "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of the Corporation under section 193 of the ABCA contemplated in the Combination Agreement and which Plan of Arrangement is attached to the Combination Agreement as Exhibit A, subject to any amendments or variations thereto made in accordance with Article 7 of the Plan of Arrangement or Section 8.8 of the Combination Agreement or made at the direction of the Court in the Final Order;

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Articles;

         "REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share Provisions;

         "RETRACTED SHARES" has the meaning ascribed thereto in Section 5.7;

         "RETRACTION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions;

         "SECURITIES ACT" means the Securities Act (Alberta) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended, consolidated or reanacted from time to time;

         "SUPPORT AGREEMENT" means that certain support agreement made as of even date herewith between ExchangeCo, Callco and FCE substantially in the form and content of Exhibit C to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree;

         "TRUST" means the trust created by this Agreement;

         "TRUST ESTATE" means the Voting Share, any other securities, the Exchange Put Right, the Exchange Right, the Automatic Exchange Rights and any money or other, property which may be held by the Trustee from time to time pursuant to this Agreement;

         "VOTING RIGHTS" means the voting rights attached to the Voting Share;

         "VOTING SHARE" means the share of special voting stock of FCE, $0.001 par value, issued by FCE to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of FCE Common Stock equal to the Aggregate Equivalent Vote Amount.

SECTION 1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

SECTION 1.3 RULES OF CONSTRUCTION

Unless otherwise specifically indicated or the context otherwise requires, (a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

SECTION 1.4 DATE FOR ANY ACTION.

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

SECTION 2.1 ESTABLISHMENT OF TRUST.

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right, the Automatic Exchange Rights and the Exchange Put Right in order to enable the Trustee to exercise such rights as trustee for and on behalf of the Beneficiaries as provided in this Agreement. The Trustee will hold the Voting Share for and on behalf of FCE for all other rights associated with such Voting Share other than the Voting Rights.

                                    ARTICLE 3
                                  VOTING SHARE

SECTION 3.1 ISSUE AND OWNERSHIP OF THE VOTING SHARE.

FCE hereby issues to, and deposits with, the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries in accordance with the provisions of this Agreement. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to such Voting Share provided that the Trustee shall:

         (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

         (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and such Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

SECTION 3.2 LEGENDED SHARE CERTIFICATES.

ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to Beneficiary Votes.

SECTION 3.3 SAFE KEEPING OF CERTIFICATE.

The physical certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

                                    ARTICLE 4
                            EXERCISE OF VOTING RIGHTS

SECTION 4.1 VOTING RIGHTS.

The Trustee, as the holder of record of the Voting Share shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of FCE at a FCE Meeting or in connection with a FCE Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15 hereof:

         (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the FCE Meeting is held or a FCE Consent is sought; and

         (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

SECTION 4.2 NUMBER OF VOTES.

With respect to all meetings of shareholders of FCE at which holders of FCE Common Stock are entitled to vote (each, a "FCE MEETING") and with respect to all written consents sought from FCE's shareholders, including the holders of FCE Common Stock (each, a "FCE CONSENT"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary on the record date established by FCE or by applicable law for such FCE Meeting or FCE Consent, as the case may be (collectively, the "BENEFICIARY

VOTES"), in respect of each matter, question, proposal or proposition to be voted on at such FCE Meeting or consented to in connection with such FCE Consent.

SECTION 4.3 MAILINGS TO SHAREHOLDERS.

(1) With respect to each FCE Meeting and FCE Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as FCE utilizes in communications to holders of FCE Common Stock subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by FCE to its shareholders:

         (a) a copy of such notice, together with any related materials, including any proxy or information statement, to be provided to shareholders of FCE;

         (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such FCE Meeting or FCE Consent or, pursuant to
                  Section 4.7, to attend such FCE Meeting and to exercise personally thereat the Beneficiary Votes of such Beneficiary;

         (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                  (i) a proxy to such Beneficiary or its designee to exercise personally the Beneficiary Votes; or

                  (ii) a proxy to a designated agent or other representative of the management of FCE to exercise such Beneficiary Votes;

         (a) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

         (b) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

         (c) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a FCE Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

(2) For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any FCE Meeting or FCE Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by FCE or by applicable law for purposes of determining shareholders entitled to vote at such FCE Meeting or to give written consent in connection with such FCE Consent. FCE will notify the Trustee of any decision of the Board of Directors of FCE with respect to the calling of any FCE Meeting or the seeking of any FCE Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

(3) The materials referred to in this Section 4.3 are to be provided to the Trustee by FCE and the materials referred to Section 4.3(1) (b),
         (c), (d), (e) and (f) shall be subject to reasonable comment by the Trustee in a timely manner. FCE shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of FCE Common Stock. FCE agrees not to communicate with holders of FCE Common Stock with respect to the materials referred to in this
         Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, FCE may at its option exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.3 so long as in each case FCE delivers a certificate to the Trustee stating that FCE has undertaken to perform the obligations set forth in this Section 4.3.

SECTION 4.4 COPIES OF SHAREHOLDER INFORMATION.

FCE will deliver to the Trustee copies of all proxy materials (including notices of FCE Meetings but excluding proxies to vote FCE Common Stock), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of FCE Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary, to the extent possible, at the same time as such materials are first sent to holders of FCE Common Stock. The Trustee will mail or otherwise send to each Beneficiary, at the expense of FCE, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by FCE) received by the Trustee from FCE, to the extent possible, at the same time as such materials are sent to holders of FCE Common Stock. The Trustee will make copies of all such materials available for inspection by any Beneficiary at the Trustee's principal office in -. Notwithstanding the foregoing, FCE at its option may exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.4 so long as in each case FCE delivers a certificate to the Trustee stating that FCE has undertaken to perform the obligations set forth in this Section 4.4.

4.5 OTHER MATERIALS.

As soon as reasonably practicable after receipt by FCE or holders of FCE Common Stock (if such receipt is known by FCE) of any material sent or given by or on behalf of a third party to holders of FCE Common Stock generally, including dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), FCE shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible. As soon thereafter as is reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of FCE, copies of all such materials received by the Trustee from FCE. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in - copies of all such materials. Notwithstanding the foregoing, FCE at its option may exercise the duties of the Trustee to deliver copies of all such materials to each Beneficiary as required by this Section 4.5 so long as in each case FCE delivers a certificate to the Trustee stating that FCE has undertaken to perform the obligations set forth in this Section 4.5.

SECTION 4.6 LIST OF PERSONS ENTITLED TO VOTE.

ExchangeCo shall, (a) prior to each annual and special FCE Meeting or the seeking of any FCE Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a ("LIST") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a FCE Meeting or a FCE Consent, at the close of business on the record date established by FCE or pursuant to applicable law for determining the holders of FCE Common Stock entitled to receive notice of and/or to vote at such FCE Meeting or to give consent in connection with such FCE Consent. Each such List shall be delivered to the Trustee promptly after receipt by ExchangeCo of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. FCE agrees to give ExchangeCo notice (with a copy to the Trustee) of the calling of any FCE Meeting or the seeking of any FCE Consent together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable ExchangeCo to perform its obligations under this Section 4.6.

SECTION 4.7 ENTITLEMENT TO DIRECT VOTES.

Any Beneficiary named in a List prepared in connection with any FCE Meeting or FCE Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat (or to personally exercise with respect to any FCE Consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

SECTION 4.8 VOTING BY TRUSTEE AND ATTENDANCE OF TRUSTEE REPRESENTATIVE AT
MEETING.

(1) In connection with each FCE Meeting and FCE Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(2) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each FCE Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, upon receipt of a proxy from the Trustee's representative, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

SECTION 4.9 DISTRIBUTION OF WRITTEN MATERIALS.

Any written materials distributed by or on behalf of the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as FCE utilizes in communications to holders of FCE Common Stock, subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of ExchangeCo. FCE agrees not to communicate with holders of FCE Common Stock with respect to such written material otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. ExchangeCo shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

         (a)      a current List; and

         (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

ExchangeCo's obligations under this Section 4.9 shall be deemed satisfied to the extent FCE exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and ExchangeCo provides the required information and materials to FCE.

SECTION 4.10 TERMINATION OF VOTING RIGHTS.

Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall cease and be terminated immediately, before the delivery by such Beneficiary to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right, the Exchange Put Right or upon the occurrence of the automatic exchange of Exchangeable Shares for FCE Common Stock, as specified in
Article 5 (unless, in either case, FCE shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to
Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of ExchangeCo pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof pursuant to the exercise by (i) Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right or (ii) the holder by the Exchange Put Right.

                                    ARTICLE 5
                      EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

SECTION 5.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT.

FCE hereby grants to the Trustee, as trustee for, on behalf of, and for the use and benefit of the Beneficiaries, the right (the "EXCHANGE RIGHT"), upon the occurrence and during the continuance of an Insolvency Event, to require FCE to purchase from each or any Beneficiary, all or any part of the Exchangeable Shares held by such Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. FCE hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights by FCE to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

         (a) hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

         (b) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

SECTION 5.2 LEGENDED SHARE CERTIFICATES.

ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

         (a) their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

         (b)      the Automatic Exchange Rights.

SECTION 5.3 GENERAL EXERCISE OF THE EXCHANGE PUT RIGHT AND THE EXCHANGE RIGHT.

The Exchange Put Right and the Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Put Right and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

SECTION 5.4 PURCHASE PRICE.

The purchase price payable by FCE for each Exchangeable Share to be purchased by FCE under the Exchange Put Right or the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, FCE shall provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by FCE delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing the total Exchangeable Share Price. Upon payment by FCE of such purchase price to the Trustee for the benefit of the Beneficiary, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by ExchangeCo.

SECTION 5.5 EXERCISE INSTRUCTIONS.

Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of ExchangeCo. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in - or at such other places as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires FCE to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of ExchangeCo and such additional documents and instruments as the Trustee, ExchangeCo and FCE may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require FCE to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by FCE free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing shares of FCE Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered, and
(b) payment (or evidence satisfactory to the Trustee, ExchangeCo and FCE of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by FCE under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of ExchangeCo.

SECTION 5.6 DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF EXERCISE.

Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which the Beneficiary desires FCE to purchase under the Exchange Put Right or the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right (and payment of taxes, if any payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to FCE, the Trustee shall notify FCE and ExchangeCo of its receipt of the same, which notice to FCE and ExchangeCo shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Beneficiary in respect of such Exchangeable Shares, and FCE shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary in respect of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, ExchangeCo and FCE of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to FCE and ExchangeCo of the exercise of the Exchange Put Right or the Exchange Right, as provided in this Section 5.6, (i) the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred, (ii) FCE shall be required to take all action necessary to permit it to occur including delivery to the Trustee of the Exchangeable Share Consideration no later than the close of business on the third Business Day following the receipt by the Trustee of the notice, certificates and other documents as aforesaid, and (iii) the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to FCE all of such Beneficiary's right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by FCE to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) by the date specified above, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is delivered by FCE and any cheque included therein is paid. Upon delivery of such Exchangeable Share Consideration by FCE to the Trustee, the Trustee shall deliver such Exchangeable Share Consideration to such Beneficiary (or

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to such other person, if any, properly designated by such Beneficiary).
Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the FCE Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right.

SECTION 5.7 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION.

In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "RETRACTED SHARES") and is notified by ExchangeCo pursuant to Section 6.6 of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to ExchangeCo pursuant to Section 6.7 of the Exchangeable Share Provisions, and provided further that the Trustee has received written notice of same from ExchangeCo or Callco, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem. In any such event, ExchangeCo hereby agrees with the Trustee and in favour of the Beneficiary promptly to notify the Trustee of such prohibition against ExchangeCo redeeming all of the Retracted Shares and promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to ExchangeCo or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and will require FCE to purchase such shares in accordance with the provisions of this Article 5.

SECTION 5.8 STAMP OR OTHER TRANSFER TAXES.

Upon any sale of Exchangeable Shares to FCE pursuant to the Exchange Put Right or the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing shares of FCE Common Stock to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of FCE, ExchangeCo or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, FCE and ExchangeCo that such taxes, if any, have been paid.

SECTION 5.9 NOTICE OF INSOLVENCY EVENT.

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, ExchangeCo and FCE shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from ExchangeCo and FCE of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at

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the expense of FCE (such funds to be received in advance), a notice of such
Insolvency Event in the form provided by FCE, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

SECTION 5.10 QUALIFICATION OF FCE COMMON STOCK.

FCE covenants that if any shares of FCE Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other Canadian or United States legal requirement (collectively, the "APPLICABLE LAWS") before such shares (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 of the Support Agreement) may be issued and delivered by FCE to the holder thereof or in order that such shares (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 of the Support Agreement) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of FCE for purposes of Canadian provincial securities law or an "affiliate" of FCE for purposes of United States federal or state securities law), FCE will in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its powers to cause such FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 of the Support Agreement) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. FCE represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed) to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights) to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of FCE for the purposes of Canadian federal and provincial securities law or an "affiliate" of FCE for purposes of United States federal or state securities law). FCE will in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause all FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 of the Support Agreement) to be delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding FCE Common Stock are listed, quoted or posted for trading at such time.

SECTION 5.11 FCE COMMON STOCK.

FCE hereby represents, warrants and convents that it has duly authorized and irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights and free and clear of any lien, claim or encumbrance, out of its authorized and unissued capital stock such number of shares of FCE Common Stock:

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         (a)      as is equal to the sum of

         (i) the number of Exchangeable Shares issued and outstanding from time to time; and

         (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and

         (a) as are now and may hereafter be required to enable and permit ExchangeCo to meet its obligations hereunder, under the Certificate of Incorporation of FCE, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which FCE may now or hereafter be required to issue shares of FCE Common Stock.

SECTION 5.12 AUTOMATIC EXCHANGE ON LIQUIDATION OF FCE.

(1) FCE will give the Trustee written notice of each of the following events at the time set forth below:

         (a) in the event of any determination by the Board of Directors of FCE to institute voluntary liquidation, dissolution or winding-up proceedings with respect to FCE or to effect any other distribution of assets of FCE among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

         (b) promptly following the earlier of (A) receipt by FCE of notice of, and (B) FCE otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of FCE or to effect any other distribution of assets of FCE among its shareholders for the purpose of winding up its affairs, in each case where FCE has failed to contest in good faith any such proceeding commenced in respect of FCE within 30 days of becoming aware thereof.

(2) Promptly following receipt by the Trustee from FCE of notice of any event (a "LIQUIDATION EVENT") contemplated by Section 5.12(1) above, the Trustee will give notice or cause such notice to be given thereof to the Beneficiaries. Such notice shall be provided to the Trustee by FCE and shall include a brief description of rights of the Beneficiaries with respect to the Automatic Exchange Rights provided for in Section 5.12(3).

(3) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of FCE Common Stock in the distribution of assets of FCE in connection with a Liquidation Event, immediately prior to the effective time (the "LIQUIDATION EVENT EFFECTIVE TIME") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for FCE Common Stock. To effect such automatic exchange, FCE shall be deemed to have

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         purchased each Exchangeable Share outstanding immediately prior to the
         Liquidation Event Effective Time and held by Beneficiaries, and each Beneficiary shall be deemed to have sold the Exchangeable Shares held by such Beneficiary at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at that time. FCE shall provide the Trustee with an Officer's Certificate in connection with any automatic exchange setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share.

(4) The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for FCE Common Stock shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Beneficiary shall be deemed to have transferred to FCE all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate. Any right of each such Beneficiary to receive declared and unpaid dividends from ExchangeCo shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and FCE shall deliver to the Beneficiary the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the FCE Common Stock issued pursuant to the automatic exchange of Exchangeable Shares for FCE Common Stock and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with FCE pursuant to such automatic exchange shall thereafter be deemed to represent FCE Common Stock issued to the Beneficiary by FCE pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent FCE Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as FCE may reasonably require, FCE shall deliver or cause to be delivered to the Beneficiary certificates representing FCE Common Stock of which the Beneficiary is the holder.

SECTION 5.13 WITHHOLDING RIGHTS.

FCE, ExchangeCo and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or FCE Common Stock such amounts as FCE, ExchangeCo or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be

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

deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, FCE, ExchangeCo and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to FCE, ExchangeCo or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and FCE, ExchangeCo or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. FCE represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any consideration paid to holders of Exchangeable Shares any amounts under the United States Internal Revenue Code of 1986.

                                    ARTICLE 6
                             CONCERNING THE TRUSTEE

SECTION 6.1 POWERS AND DUTIES OF THE TRUSTEE.

(1) The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

         (a) receipt and deposit of the Voting Share from FCE as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

         (b) granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

         (c) casting and exercising the Beneficiary Votes in accordance with the provisions of this Agreement;

         (d) receiving the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights from FCE as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

         (e) exercising the Exchange Put Right, the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries FCE Common Stock and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Put Right, the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

         (f)      holding title to the Trust Estate;

         (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

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         (h)      taking action on its own initiative or at the direction of a
                  Beneficiary or Beneficiaries to enforce the obligations of FCE and ExchangeCo under this Agreement; and

         (i) taking such other actions and doing such other things as are specifically provided in this Agreement.

(2) In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

(3) The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4) The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof, nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

SECTION 6.2 NO CONFLICT OF INTEREST.

The Trustee represents to FCE and ExchangeCo that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in
Article 10. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Court for an order that the Trustee be replaced as trustee hereunder.

SECTION 6.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC.

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(1)      FCE and ExchangeCo irrevocably authorize the Trustee, from time to time, to:

         (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and FCE Common Stock; and

         (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of FCE Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Put Right, the Exchange Right and pursuant to the Automatic Exchange Rights.

(2) FCE and ExchangeCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. FCE covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights.

SECTION 6.4 BOOKS AND RECORDS.

The Trustee shall keep available for inspection by FCE and ExchangeCo at the Trustee's principal office in - correct and complete books and records of account relating to the Trust created by this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights. On or before January 15, 2004, and on or before January 15 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to FCE and ExchangeCo a brief report, dated as of the preceding December 31, with respect to:

         (a) the property and funds comprising the Trust Estate as of that date;

         (b) the number of exercises of the Exchange Put Right and the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by FCE of FCE Common Stock in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

         (c) any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

SECTION 6.5 INCOME TAX RETURNS AND REPORTS.

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith,

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the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee reasonably considers necessary or advisable (who may be experts or advisors to FCE or ExchangeCo). If requested by the Trustee, FCE or ExchangeCo shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

SECTION 6.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE.

(1) The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share held by the Trustee pursuant to Article 4, subject to Section 6.15, with respect to the Exchange Put Right and the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to Section 6.15.

(2) None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

SECTION 6.7 ACTION OF BENEFICIARIES.

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Put Right, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

SECTION 6.8 RELIANCE UPON DECLARATIONS.

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, Lists, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of

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

its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, Lists, reports or other papers or documents comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

SECTION 6.9 EVIDENCE AND AUTHORITY TO TRUSTEE.

(1) FCE and/or ExchangeCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by FCE and/or ExchangeCo or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of FCE and/or ExchangeCo promptly if and when:

         (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

         (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives FCE and/or ExchangeCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2) Such evidence shall consist of an Officer's Certificate of FCE and/or ExchangeCo or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

(3) Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of FCE and/or ExchangeCo, and except as otherwise specifically provided herein such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of FCE and/or ExchangeCo it shall be in the form of an Officer's Certificate or a statutory declaration.

(4) Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

         (a) declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

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

         (b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

         (c) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

SECTION 6.10 EXPERTS, ADVISERS AND AGENTS.

The Trustee may:

         (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by FCE and/or ExchangeCo or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

SECTION 6.11 INVESTMENT OF MONEYS HELD BY TRUSTEE.

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for the applicable party or parties, in securities in which, under the laws of Canada, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of FCE. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of FCE, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any state thereof at the rate of interest then current on similar deposits. Any interest earned or received from moneys held by the trust shall be the property of and distributed to the applicable party or parties upon demand therefore.

SECTION 6.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY.

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

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SECTION 6.13 TRUSTEE NOT BOUND TO ACT ON REQUEST.

Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of FCE and/or ExchangeCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

SECTION 6.14 AUTHORITY TO CARRY ON BUSINESS.

The Trustee represents to FCE and ExchangeCo that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Article 10.

SECTION 6.15 CONFLICTING CLAIMS.

(1) If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

         (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

         (b) all differences with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2) If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

SECTION 6.16 ACCEPTANCE OF TRUST.

The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

SECTION 6.17 MAINTENANCE OF OFFICE OR AGENCY.

FCE will maintain in Calgary an office or agency where certificates representing Exchangeable Shares may be presented or surrendered for exchange by Beneficiaries and where notices and demands to or upon FCE or ExchangeCo in respect of the Exchangeable Shares may be served. FCE will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time FCE shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee, and FCE and ExchangeCo hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands. Furthermore, copies of all FCE proxy materials will be made available for inspection by any Beneficiary at such office or agency.

                                    ARTICLE 7
                                  COMPENSATION

SECTION 7.1 FEES AND EXPENSES OF THE TRUSTEE.

FCE and ExchangeCo jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that FCE and ExchangeCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with gross negligence, recklessness or willful misconduct.

                                    ARTICLE 8
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

SECTION 8.1 INDEMNIFICATION OF THE TRUSTEE.

(1) FCE and ExchangeCo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by FCE or ExchangeCo pursuant hereto.

(2) In no case shall FCE or ExchangeCo be liable under this indemnity for any claim against any of the Indemnified Parties unless FCE and ExchangeCo shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, FCE and ExchangeCo shall be entitled to participate at their own expense in the defense and, if FCE and ExchangeCo so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by FCE or ExchangeCo; or (ii) the named parties to any such suit include both the Trustee and FCE or ExchangeCo and the Trustee shall have been advised by counsel acceptable to FCE or ExchangeCo that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to FCE or ExchangeCo and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case FCE and ExchangeCo shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

SECTION 8.2 LIMITATION OF LIABILITY.

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

                                    ARTICLE 9
                                CHANGE OF TRUSTEE

SECTION 9.1 RESIGNATION.

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to FCE and ExchangeCo specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless FCE and ExchangeCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, FCE and ExchangeCo shall promptly appoint a successor trustee, which shall be a trust company organized and existing under the laws of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, FCE and ExchangeCo shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

SECTION 9.2 REMOVAL.

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by FCE and ExchangeCo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

SECTION 9.3 SUCCESSOR TRUSTEE.

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to FCE and ExchangeCo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of FCE and ExchangeCo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, FCE, ExchangeCo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

SECTION 9.4 NOTICE OF SUCCESSOR TRUSTEE.

Upon acceptance of appointment by a successor trustee as provided herein, FCE and ExchangeCo shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If FCE or ExchangeCo shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of FCE and ExchangeCo.

                                   ARTICLE 10
                                 FCE SUCCESSORS

SECTION 10.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

FCE shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

         (a) such other Person or continuing corporation (herein called the "FCE Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the FCE Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such FCE Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of FCE under this Agreement; and

         (b) such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

SECTION 10.2 VESTING OF POWERS IN SUCCESSOR.

Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee, FCE Successor and ExchangeCo shall, if required by Section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon FCE Successor shall possess and from time to time may exercise each and every right and power of FCE under this Agreement in the name of FCE or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of FCE or any officers of FCE may be done and performed with like force and effect by the directors or officers of such FCE Successor.

SECTION 10.3 WHOLLY-OWNED SUBSIDIARIES.

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of FCE with or into FCE or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of FCE provided that all of the assets of such subsidiary are transferred to FCE or another wholly-owned direct or indirect subsidiary of FCE and any such transactions are expressly permitted by this Article 10.

                                   ARTICLE 11
                  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

SECTION 11.1 AMENDMENTS, MODIFICATIONS, ETC.

Subject to Section 11.2 and Section 11.4, this Agreement may not be amended or modified except by an agreement in writing executed by FCE, ExchangeCo and the Trustee and approved by the Beneficiaries in accordance with Section 11.2 of the Exchangeable Share Provisions.

SECTION 11.2 MINISTERIAL AMENDMENTS.

Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of ExchangeCo and FCE shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of FCE and ExchangeCo and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

         (c) making such changes or corrections which, on the advice of counsel to FCE, ExchangeCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of FCE and ExchangeCo shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

SECTION 11.3 MEETING TO CONSIDER AMENDMENTS.

ExchangeCo, at the request of FCE, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

SECTION 11.4 CHANGES IN CAPITAL OF FCE AND EXCHANGECO.

At all times after the occurrence of any event contemplated pursuant to Section
2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either FCE Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which FCE Common Stock or the Exchangeable Shares or both are so changed.

SECTION 11.5 EXECUTION OF SUPPLEMENTAL TRUST AGREEMENTS.

No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time ExchangeCo, FCE and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) evidencing the succession of FCE Successors and the covenants of and obligations assumed by each such FCE Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;

         (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to FCE, ExchangeCo, the Trustee or this Agreement; and

         (c) for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

                                   ARTICLE 12
                                   TERMINATION

SECTION 12.1 TERM.

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

         (a)      no outstanding Exchangeable Shares are held by a Beneficiary;

         (b) each of FCE and ExchangeCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions; and

         (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

SECTION 12.2 SURVIVAL OF AGREEMENT.

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 7 and 8 shall survive any such termination of this Agreement.

                                   ARTICLE 13
                                     GENERAL

SECTION 13.1 SEVERABILITY.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 13.2 ASSIGNMENT.

No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise) except that ExchangeCo may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of FCE provided that no such assignment shall relieve ExchangeCo of its responsibilities hereunder.

SECTION 13.3 BINDING EFFECT.

Subject to Section 13.2, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

SECTION 13.4 NOTICES TO PARTIES.

All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

         (a)      If to FCE, at:

                  3 Great Pasture Road
                  Danbury, Connecticut
                  06813
                  Attention:     Chief Executive Officer
                  Facsimile No.: (203) 825-6001

         (b)      If to ExchangeCo, at:

                  -
                  Attention:     -
                  Facsimile No.: -
         (c)      If to the Trustee, at:

                  -
                  Attention:     -
                  Facsimile No.: -

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

SECTION 13.5 NOTICE TO BENEFICIARIES.

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws or Exchangeable Share Provisions of ExchangeCo from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, or Exchangeable Share Provisions, the provisions of which by-laws or Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

SECTION 13.6 COUNTERPARTS.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

13.7 GOVERNING LAWS; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of Alberta and the federal laws of Canada, applicable therein. Each party hereby irrevocably attorns to the jurisdiction of the courts of Alberta in respect of all matters arising under or in relation to this Agreement and FCE hereby appoints Stikeman Elliott as its registered office in Calgary, Alberta as attorney for service of process.

SECTION 13.8 UNITED STATES TAX CHARACTERIZATION.

The parties hereto recognize and intend that, for United States federal, state and local income, franchise and similar tax purposes, the Trust will be disregarded as an entity separate from FCE pursuant to Treas. Reg. 301.7701-3(b), and no party shall take any position on any tax return or otherwise that is inconsistent with such treatment.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       FUELCELL ENERGY, INC.
                                       By: _____________________________________
                                           Name:
                                           Title:

                                       - ALBERTA LTD.
                                       By: _____________________________________
                                           Name:
                                           Title:

                                       - TRUST COMPANY OF CANADA
                                       By: _____________________________________
                                           Name:
                                           Title:

                                   EXHIBIT E-1

                           PROVISIONS ATTACHING TO THE
                             EXCHANGEABLE SHARES OF
                                 - ALBERTA LTD.

         The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1

                                 INTERPRETATION

         1.1      For the purposes of these share provisions:

         "ABCA" means the Business Corporations Act (Alberta), as amended, consolidated or reenacted from time to time;

         "AFFILIATE" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

         "ARRANGEMENT" means an arrangement under section 193 of the ABCA on the terms and subject to the conditions set out in the Plan of Arrangement;

         "AUTOMATIC Exchange Right" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

         "BOARD OF DIRECTORS" means the board of directors of the Corporation;

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a statutory or civic holiday in the United States or Canada;

         "CALLCO" means - Alberta Ltd., a corporation organized and existing under the laws of Alberta;

         "CALLCO CALL NOTICE" has the meaning ascribed thereto in Section 6.3 of these share provisions;

         "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT") at any date the product obtained by multiplying:

                  (a)      the Foreign Currency Amount, by

                  (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

         "COMBINATION AGREEMENT" means the combination agreement made as of the
         - day of -, 2003 between FCE and the Company, as amended, supplemented and/or restated in accordance therewith prior to the Effective Time providing for, among other things, the Arrangement;

         "COMMON SHARES" mean the common shares of the Corporation;

         "COMPANY" means Global Thermoelectric Inc., a corporation organized and existing under the laws of Alberta;

         "CORPORATION" means - Alberta Ltd., a corporation organized and existing under the laws of Alberta;

         "COURT" means the Court of Queen's Bench of Alberta;

         "CURRENT MARKET PRICE" means, in respect of FCE Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices (computed and rounded to the third decimal point) of FCE Common Stock during a period of 20 consecutive trading days ending two trading days before such date on Nasdaq, or, if the FCE Common Stock is not then listed on Nasdaq, on such other stock exchange or automated quotation system on which FCE Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of FCE Common Stock during such period does not create a market which reflects the fair market value of FCE Common Stock, then the Current Market Price of the FCE Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, but based upon the advice of such qualified independent financial advisors as the Board of Directors may deem appropriate and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

         "EFFECTIVE DATE" means the date shown on the articles of arrangement filed with the Registrar under the ABCA giving effect to the Arrangement (the "ARTICLES");

         "EFFECTIVE TIME" means 12:01 a.m. (Calgary time) on the Effective Date;

         "EXCHANGE PUT DATE" has the meaning ascribed thereto in Section 9.2;

         "EXCHANGE PUT EVENT" means the failure by one or both of the Corporation or Callco, as applicable, to complete any redemption, retraction, distribution on liquidation in respect of, or purchase Exchangeable Shares required to be completed by it as contemplated herein, elsewhere in the Articles or in the Voting and Exchange Trust Agreement;

         "EXCHANGE PUT RIGHT" has the meaning ascribed thereto in Section 9.1;

         "EXCHANGE RIGHT" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

         "EXCHANGEABLE SHARE CONSIDERATION" means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Corporation in respect of, or purchase pursuant to, these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

                  (a) the Current Market Price of one share of FCE Common Stock deliverable in connection with such action; plus

                  (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

                  (c) such stock or other property constituting any declared payable and unpaid and all undeclared but payable non-cash dividends deliverable in connection with such action,

         provided that (i) the part of the consideration which represents (a) above shall be fully paid and satisfied by the delivery of one share of FCE Common Stock, such share to be duly issued, fully paid and non-assessable, (ii) the part of the consideration which represents (c) above shall be fully paid and satisfied by delivery of such non-cash items, (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interests, and (iv) any such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest;

         "EXCHANGEABLE SHARE PRICE" means, for each Exchangeable Share, an amount equal to the aggregate of:

                  (a) the Current Market Price of a share of FCE Common Stock; plus

                  (b) an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Exchangeable Share; plus

                  (c) an additional amount equal to the full amount of all dividends declared and payable or paid on FCE Common Stock which have not been declared or paid on Exchangeable Shares in accordance herewith; plus

                  (d) an additional amount representing the full amount of all non-cash dividends declared, payable and unpaid, or undeclared but payable on such Exchangeable Share;

         "EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excludes any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

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         "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

         "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the FCE Common Stock;

         "FCE" means FuelCell Energy, Inc., a corporation existing under the laws of the State of Delaware and includes any successor corporation or any corporation in which the holders of FCE Common Stock hold securities resulting from the application of Section 2.7 of the Support Agreement;

         "FCE COMMON STOCK" means the shares of common stock, $.0001 par value per share, in the capital of FCE and any other securities into which such shares may be changed or resulting from the application of Section
         2.7 of the Support Agreement;

         "FCE CONTROL TRANSACTION" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving FCE, or any proposal to carry out the same;

         "FCE DIVIDEND DECLARATION DATE" means the date on which the board of directors of FCE declares any dividend on the FCE Common Stock;

         "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time and from time to time prior to the Effective Time;

         "GOVERNMENTAL ENTITY" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

         "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section 5.1(a) of these share provisions;

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Articles;

         "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1(a) of these share provisions;

         "NASDAQ" means The Nasdaq Stock Market Inc.;

         "COMPANY COMMON SHARES" means the issued and outstanding common shares in the capital of the Corporation immediately prior to the Effective Time;

         "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability corporation, unlimited liability corporation, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

         "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of the Corporation under section 193 of the ABCA contemplated in the Combination Agreement and which Plan of Arrangement is attached to the Combination Agreement as Exhibit A, subject to any amendments or variations thereto made in accordance with Article 7 of the Plan of Arrangement or Section 8.8 of the Combination Agreement or made at the direction of the Court in the Final Order;

         "PURCHASE PRICE" has the meaning ascribed thereto in Section 6.3 of these share provisions;

         "RECORD HOLDER" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

         "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Articles;

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Articles;

         "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than the fifth anniversary of the Effective Date, unless:

                           (i) if at any time following the date that is 15 calendar months after the Effective Date, there are less than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by FCE and its affiliates), as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee;

                           (ii) a FCE Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such FCE Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such FCE Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine, upon such number of days' prior written notice to the Record Holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

                           (iii) an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or

                           (iv) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares fail to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i), (ii) or (iii) above to any of such holders of Exchangeable Shares shall not affect the validity of any such redemption;

         "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 of these share provisions;

         "REGISTRAR" means the Registrar appointed pursuant to section 263 of the ABCA;

         "RETRACTED SHARES" has the meaning ascribed thereto in Section 6.1(a) of these share provisions;

         "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Section 6.1(c) of these share provisions;

         "RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(b) of these share provisions;

         "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 of these share provisions;

         "RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1 of these share provisions;

         "SECURITIES ACT" means the Securities Act (Alberta) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended, consolidated or reenacted from time to time;

         "SUBDIVISION" has the meaning ascribed thereto in Section 3.2;

         "SUPPORT AGREEMENT" means the agreement made among FCE, Callco and the Corporation substantially in the form and content of Exhibit C annexed to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree;

         "TRANSFER AGENT" means - or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares;

         "TRUSTEE" means the trustee to be chosen by FCE and the Corporation, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

         "VOTING AND EXCHANGE TRUST AGREEMENT" means the agreement made among FCE, the Corporation and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit D annexed to the Combination Agreement with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree.

                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

         2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding-up its affairs.

                                    ARTICLE 3

                                    DIVIDENDS

         3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each FCE Dividend Declaration Date, declare a dividend on each Exchangeable Share:

                  (a) in the case of a cash dividend declared on the FCE Common Stock, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the FCE Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each share of FCE Common Stock;

                  (b) in the case of a stock dividend declared on the FCE Common Stock to be paid in FCE Common Stock subject to Section 3.2, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of FCE Common Stock to be paid on each share of FCE Common Stock; or

                  (c) in the case of a dividend declared on the FCE Common Stock in property other than cash or shares of FCE Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.6) the type and amount of property declared as a dividend on each share of FCE Common Stock.

         Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued securities of the Corporation, as applicable.

         3.2 In the case of a stock dividend declared on the FCE Common Stock to be paid in FCE Common Stock, in lieu of declaring the stock dividend contemplated by Section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable law and to obtaining all required regulatory approvals, subdivide, redivide or change (the "SUBDIVISION") each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares equal to the sum of (i) one share of FCE Common Stock and
(ii) the number of shares of FCE Common Stock to be paid as a stock dividend on each share of FCE Common Stock. In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Shares and the general taxation consequences of the Subdivision to the holders of the Exchangeable Shares. In such instance, and notwithstanding any other provision hereof, such Subdivision shall become effective on the effective date specified in Section 3.4 without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares.

         3.3 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the Record Holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by
Section 3.1(b) or any Subdivision contemplated by Section 3.2 and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was first payable.

         3.4 The record date for the determination of the Record Holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the FCE Common Stock. The record date for the determination of the Record Holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any Subdivision of the Exchangeable Shares under Section 3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the FCE Common Stock.

         3.5 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

         3.6 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

                  (a) in the case of any stock dividend or other distribution payable in FCE Common Stock, the number of such shares issued in proportion to the number of FCE Common Stock previously outstanding;

                  (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE

                           Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

                  (c) in the case of the issuance or distribution of any other form of property (including any shares or securities of FCE of any class other than FCE Common Stock, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of FCE or any assets of
                           FCE) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of FCE Common Stock and the Current Market Price; and

                  (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of FCE Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

         3.7 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof. Notwithstanding any provision of this Article 3 to the contrary, if the Exchangeable Share Price is paid to a holder of an Exchangeable Share by FCE or Callco, as applicable, pursuant to the Retraction Call Right, the Redemption Call Right, the Liquidation Call Right, to the Exchange Right or the Automatic Exchange Right, the holder of the Exchangeable Share shall cease to have any right to be paid any amount by the Corporation in respect of any unpaid dividends on such Exchangeable Shares.

                                    ARTICLE 4

                              CERTAIN RESTRICTIONS

         4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
10.2 of these share provisions:

                  (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

                  (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation;

                  (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation;

                  (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares; or

                  (e) amend the Articles or bylaws of the Corporation in either case in any manner that would adversely effect the rights or privileges of the holders of the Exchangeable Shares.

         The restrictions in Sections 4.1(a), (b), (c) and (d) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the FCE Common Stock shall have been declared and paid in full on the Exchangeable Shares.

                                    ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

         5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law and to the exercise by Callco of the Liquidation Call Right, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution, winding-up or distribution of assets, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION AMOUNT").

         5.2 On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of the Corporation for the

Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount to which such holders are entitled shall have been paid to such holders in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the Record Holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares, after such deposit, shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be Record Holders of the FCE Common Stock delivered to them or the custodian on their behalf.

         5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 6

                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

         6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "RETRACTION PRICE"), which shall be satisfied in full by the Corporation causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and bylaws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

                  (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation;

                  (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "RETRACTION DATE"), provided that the Retraction Date shall be not less than 5 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

                  (c) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

         6.2 Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by FCE pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

         6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. Callco will be deemed to have exercised the Retraction Call Right unless it notifies the Corporation of its determination not to do so (the "CALLCO CALL NOTICE") within two Business Days of notification to Callco by the Corporation of the receipt by the Corporation of the Retraction Request. If Callco does so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right. If Callco does not deliver the Callco Call Notice within such two Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell all but not less than all the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date all but not less than all the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the Retraction Price, which, as set forth in Section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of Callco, of the Exchangeable Share Consideration representing the total Purchase Price, whereupon the Corporation shall have no obligation to pay the Retraction Price to such holder of Exchangeable Shares so purchased by Callco. For the purposes of completing a purchase pursuant to the Retraction Call Right, Callco shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price. Provided that Callco has complied with Section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does deliver a Callco Call Notice within such two Business Day period or otherwise fails to comply with these Exchangeable Share Provisions in respect thereto, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

         6.4 The Corporation or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to such holder of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such Exchangeable Share Consideration, except as to any cheque included therein which is not paid on due presentation.

         6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco shall thereafter be considered and deemed for all purposes to be the holder of the FCE Common Stock delivered to it.

         6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have been deemed to have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem the maximum number of Exchangeable Shares which the Board of Directors determines the Corporation is permitted to redeem as of the Retraction Date on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2. Provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7 and Callco does not exercise the Retraction Call Right, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section
6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Trustee to require Callco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Callco to such holder of the Retraction Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and Callco shall make such purchase.

         6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

                                    ARTICLE 7

              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

         7.1 Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Redemption Date (the "REDEMPTION PRICE").

         7.2      In any case of a redemption of Exchangeable Shares under this
Article 7, the Corporation shall, at least 55 days before the Redemption Date (other than a Redemption Date established in connection with a FCE Control Transaction, an Exchangeable Share Voting Event, an Exempt Exchangeable Share Voting Event or a Distribution Date), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a FCE Control Transaction, an Exchangeable Share Voting Event, or an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

         7.3 On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed, the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in the notice described in Section 7.2 of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the FCE Common Stock delivered to them or the custodian on their behalf regardless of when such payment or deposit of such Exchangeable Share Consideration is made.

                                    ARTICLE 8

                            PURCHASE FOR CANCELLATION

         8.1 Subject to applicable law and the articles of the Corporation and notwithstanding Section 8.2, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

         8.2 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                    ARTICLE 9

                               EXCHANGE PUT RIGHT

         9.1 Upon and subject to the terms and conditions contained in these share provisions:

                  (a) a holder of Exchangeable Shares shall have the right (the "EXCHANGE PUT RIGHT") upon the occurrence of an Exchange Put Event to require FCE to purchase all or any part of the Exchangeable Shares of the holder; and

                  (b) upon the exercise by the holder of the Exchange Put Right and provided that, at the time of purchase, the Exchangeable Shares are listed on a recognized Canadian stock exchange, the holder shall be required to sell to FCE, and FCE shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by FCE of the Exchangeable

                           Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under Section 9.2) and delivery by or on behalf of FCE of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

         9.2 The Exchange Put Right may be exercised upon the occurrence of an Exchange Put Event by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "Exchange Put Date") and accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principle transfer offices in - of the Trustee, or such other office or offices of the Trustee or of the other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose. Such notice may be (i) in the form of the panel, if any, on the certificates representing Exchangeable Shares, (ii) in such other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

         9.3      The completion of the sale and purchase referred to in Section
9.2 shall be required to occur, and FCE shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

         9.4      The surrender by the holder of Exchangeable Shares under
Section 9.3 shall constitute the representation, warranty and covenant of the holder that Exchangeable Shares so purchased are sold free and clear of any lien, encumbrances, security interest or adverse claim or interest.

         9.5 If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

         9.6 Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by Section 9.2, the Trustee shall deliver or cause to be delivered, on behalf of FCE and subject to receipt by the Trustee from FCE of the applicable Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price, within the time stipulated in Section 9.4. Delivery by FCE to the Trustee of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

         9.7 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that provided that presentation and surrender of certificates and payments of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by FCE shall thereafter be considered and deemed for all purposes to be a holder of the FCE Common Stock delivered to it.

                                   ARTICLE 10

                                  VOTING RIGHTS

         10.1     Except as required by applicable law and by Article 11,
Section 12.1 and Section 13.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 11

                             AMENDMENT AND APPROVAL

         11.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

         11.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 662/3% of the votes cast on such resolution by holders represented in person or by proxy at a meeting of holders of Exchangeable Shares (excluding Exchangeable Shares beneficially owned by FCE or its affiliates) duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 662/3% of the votes cast on such resolution by holders represented in person or by proxy at such meeting (excluding Exchangeable Shares beneficially owned by FCE or its affiliates) shall constitute the approval or consent of the holders of the Exchangeable Shares. For purposes of this section, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

                                   ARTICLE 12

                     RECIPROCAL CHANGES, ETC. IN RESPECT OF

                                FCE COMMON STOCK

         12.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that FCE will not, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of these share provisions:

                  (a) issue or distribute FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) to the holders of all or substantially all of the then outstanding shares of FCE Common Stock by way of stock dividend or other distribution, other than an issue of FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) to holders of FCE Common Stock who (i) exercise an option to receive dividends in FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or scrip dividend;

                  (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of FCE Common Stock entitling them to subscribe for or to purchase FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock); or

                  (c) issue or distribute to the holders of all or substantially all of the then outstanding shares of FCE Common Stock:

                           (i) shares or securities of FCE of any class other than FCE Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire FCE Common Stock);

                           (ii) rights, options or warrants other than those referred to in Section 12.1(b) above;

                           (iii)    evidences of indebtedness of FCE; or

                           (iv)     assets of FCE,
unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

         12.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that FCE will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.2:

                  (a) subdivide, redivide or change the then outstanding shares of FCE Common Stock into a greater number of shares of FCE Common Stock;

                  (b) reduce, combine, consolidate or change the then outstanding shares of FCE Common Stock into a lesser number of shares of FCE Common Stock; or

                  (c) reclassify or otherwise change the shares of FCE Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of FCE Common Stock, unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and such change is permitted under applicable law. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 11.2.

                                   ARTICLE 13

               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

         13.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by FCE, Callco and the Corporation with all provisions of the Support Agreement and the Voting Trust and Exchange Agreement and FCE's Certificate of Incorporation applicable to FCE, Callco and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

         13.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting Trust and Exchange Agreement or FCE's Certificate of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

                  (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

                  (b) making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

                  (c) making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 14

                     LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

         14.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

         14.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

         14.3 The Corporation, FCE, Callco and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, FCE, Callco or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, territorial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Callco, FCE and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Callco, FCE or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Callco, FCE or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 15

                                     GENERAL

         15.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

         15.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

         15.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding intended to be taken by the Corporation pursuant thereto.

         15.4 Subject to the requirements of National Instrument 54-101 and any successor policy statement or rule of the Canadian Securities Administrators or other applicable law, for greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of Persons who are not recorded as such in the securities register for the Exchangeable Shares.

         15.5 If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail; national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place. If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with Section 15.1 or 15.2, as the case may be.

                                   SCHEDULE A

                               RETRACTION REQUEST

               [TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To:      - Alberta Ltd. (the "CORPORATION")

         This notice is given pursuant to Article 6 of the rights, privileges, restrictions and conditions (the "SHARE PROVISIONS") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ]      all share(s) represented by this certificate; or

[ ]      _________ share(s) only represented by this certificate.

         The undersigned hereby notifies the Corporation that the Retraction Date shall be ___________________________.

NOTE: The Retraction Date must be a Business Day and must not be less than 5 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

         The undersigned acknowledges the overriding Retraction Call Right of - Alberta Ltd. ("CALLCO") to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require FuelCell Energy Inc. ("FCE") to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to Callco, FCE and the Corporation that the undersigned:

[ ]      is
                           (select one)
[ ]      is not

a resident in Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS A RESIDENT IN CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

         The undersigned hereby represents and warrants to Callco, FCE and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco, FCE or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

_______     _____________________________________    __________________________
(Date)            (Signature of Shareholder)         (Guarantee of Signature)

[ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) or other non-cash assets resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:__________________

Name of Person in Whose Name Securities
or Cheque(s) Are to be Registered, Issued or Delivered (please print): ______________________________________________________

Street Address or P.O. Box: ____________________________________________________

Signature of Shareholder: ______________________________________________________

City, Province and Postal Code: ________________________________________________

Signature Guaranteed by:

NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                 EXHIBIT E-2

                           ARTICLES OF ARRANGEMENT
                               OTHER PROVISIONS

SECTION 1.1     DEFINITIONS

        Capitalized terms used herein which are defined in the Exchangeable Share Provisions shall have the meanings ascribed thereto in the Exchangeable Share Provisions. In addition, unless there is something in the subject matter or context inconsistent therewith, in this Schedule the following terms have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

        "EXCHANGEABLE SHARES" means the Exchangeable Shares in the capital of the Corporation;

        "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in
        Section 1.2;

        "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in
        Section 1.3; and

        "TRANSFER AGENT" means - or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

SECTION 1.2     LIQUIDATION CALL RIGHT

        (a) Callco shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than FCE or any of its Affiliates) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per share equal to the Liquidation Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Amount for each such share.

        (b) Callco will be deemed to have exercised the Liquidation Call Right unless Callco notifies the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of Callco's intention not to exercise such right at least 55 days before the Liquidation Date, in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, on the Liquidation Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Amount in accordance with the procedures in Section 5.2 of the Exchangeable Share Provisions.

        (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration in payment of the total Liquidation Amount. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Amount payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of FCE Common Stock to be delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder the Exchangeable Share Consideration. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable
                Share Provisions.

SECTION 1.3     REDEMPTION CALL RIGHT

        (a) Callco shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares
                (other than FCE or any of its Affiliates) to be redeemed on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to the holder of the Redemption Call Purchase Price as determined in accordance with Section 1.3(c). In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share.

        (b) Callco will be deemed to have exercised the Redemption Call Right unless Callco notifies the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of Callco's intention not to exercise such right at least 35 days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares to be redeemed for a price per share equal to the Redemption Call Purchase Price.

        (c) For the purposes of completing the purchase of Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Exchangeable Shares so purchased will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Callco upon representation and surrender by the holder of certificates representing the Exchangeable Shares purchased by Callco from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Shares of FCE Common Stock delivered to such holder. Up on surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

SECTION 1.4     EXCHANGE PUT RIGHT

        Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement, a holder of Exchangeable Shares shall have the Exchange Put Right.

                             ANNEX C - INTERIM ORDER

                                                                    Action No. -

                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA

                          JUDICIAL DISTRICT OF CALGARY

         IN THE MATTER OF Section 193 of the Business Corporations Act (Alberta), RSA 2000, c. B-9 as amended;

         AND IN THE MATTER OF an arrangement proposed by Global Thermoelectric Inc., involving Global Thermoelectric Inc., its Common Shareholders and FuelCell Energy, Inc.

BEFORE THE                 )             AT THE COURT HOUSE,
HONOURABLE                 )             IN THE CITY OF
JUSTICE - IN               )             CALGARY, PROVINCE OF
CHAMBERS                   )             ALBERTA ON - THE -
                           )             DAY OF -, 2003.

         UPON the application by Petition of Global Thermoelectric Inc. ("Global") pursuant to Section 193 of the Business Corporations Act (Alberta);

         AND UPON reading the said Petition, and the Affidavit of Peter Garrett, President and CEO of Global sworn -, 2003 and the documents referred to therein, filed;

         AND UPON it appearing that notice of this application has been given to the Executive Director of the Alberta Securities Commission;

         AND UPON hearing counsel for Global;

         IT IS HEREBY ORDERED THAT:

         1. Global shall convene a special meeting (the "Global Meeting") of the holders of its issued and outstanding common shares (the "Common Shares") to consider, and if deemed advisable, to pass, with or without variation, a special resolution (the "Global Arrangement Resolution") to approve a proposed Plan of Arrangement (the "Plan of Arrangement") involving Global, its said holders of Common Shares (the "Shareholders") and FuelCell Energy, Inc. ("FuelCell"), a true copy of which Plan of Arrangement in its substantially final form is included as Annex D to Exhibit "A" to the Affidavit of Peter Garrett sworn the - day of -, 2003.

         2. The Global Meeting shall be called, held and conducted in accordance with the Business Corporations Act (Alberta) (the "ABCA") and the Articles and the By-laws of Global subject to what may be provided hereafter.

         3. The Plan of Arrangement is an arrangement within the meaning of Section 193 of the ABCA.

         4. The only persons entitled to notice of the Global Meeting shall be the registered Shareholders as they may appear on the records of Global as at the close of business on the - day of -, 2003, the directors and auditors of Global, the Registrar of Corporations under the ABCA and the Alberta Securities Commission, and the only persons entitled to be represented and to vote at the Global Meeting, either in person or by proxy, shall be such Shareholders, subject to the provisions of Section 137 of the ABCA.

         5. Global shall send the Notice of the Special Meeting of Common Shareholders, Notice of Petition, and Joint Management Information Circular and Proxy Statement (the "Proxy Circular") in substantially the form contained in Exhibit "A" to the Affidavit of Peter Garrett, with such amendments thereto as counsel for Global may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this Order, to the Shareholders, to the directors and auditors of Global, to the Registrar of Corporations under the ABCA and to the Alberta Securities Commission by mailing the same by prepaid ordinary mail, or by sending the same by direct courier at the expense of Global, to such persons at least 21 days prior to the date of the Global Meeting, excluding the date of mailing or sending by courier and excluding the date of the Global Meeting. Such mailing or sending by courier shall constitute good and sufficient service of the Notice of the Petition, the Global Meeting and the hearing in respect of the Petition.

         6. The accidental omission to give notice of the Global Meeting, or the non-receipt of such notice by one or more of the persons specified in paragraph 4 hereof, shall not invalidate any resolution passed or proceedings taken at the Global Meeting.

         7. Each Common Share shall be entitled to one vote on each matter to be acted upon at the Global Meeting. The majority required to pass the Global Arrangement Resolution shall be not less than two-thirds of the aggregate votes cast by the Shareholders (present in person or represented by proxy), in respect of the Global Arrangement Resolution at the Global Meeting.

         8. The Shareholders who are registered Shareholders, shall have the right to dissent from the Global Arrangement Resolution in accordance with the provisions of Section 191 of the ABCA, as modified hereby and by the Plan of Arrangement, and to be paid the fair value of their Common Shares provided that:

                  (a) notwithstanding subsection 191(5) of the ABCA, the written objection to the Global Arrangement Resolution referred to in subsection 191(5) of the ABCA which is required to be sent to Global must be received by Global, c/o Bennett Jones LLP, Attention:
                           Mr. John MacNeil at the address set out below, or the Chairman of the Global Meeting, before commencement of the Global Meeting, in either case, no later than 24 hours before the Global Meeting; and

                  (b) the holders exercising such right of dissent otherwise comply with the requirements of Section 191 of the ABCA.

         9. Upon approval of the Plan of Arrangement at the Global Meeting in the manner set forth in this Order, Global may apply before this Court for approval of the Plan of Arrangement, which application (the "Final Application") shall be heard by this Honourable Court at the Court House, 611 - 4th Street S.W., in the City of Calgary, on the - day of -, 2003 at 2:00 p.m. or so soon thereafter as counsel may be heard.

         10. Any security holder and any other interested person may appear on the application for the approval of the Arrangement, provided that such holder or person shall file with this Court and serve on the solicitors for Global on or before -, 2003, a Notice of Intention to Appear setting forth the address for service in respect of such holder or person, and indicating whether such holder or person intends to support or oppose the application or make submissions thereat together with any evidence or materials which are to presented to this Court, such Notice of Appearance to be effected by delivery, at the address set forth below:

                     Global:                       FuelCell:

                     Bennett Jones LLP             Stikeman Elliott LLP
                     Barristers and Solicitors     Barristers and Solicitors
                     4500 Bankers Hall East        4300 Bankers Hall West
                     855-2nd Street S.W.           888-3rd Street S.W.
                     Calgary, Alberta T2P 4K7      Calgary, Alberta T2P 5CS
                     Attention: Mr. John MacNeil   Attention: Christopher Nixon

         11. In the event the Final Application is adjourned, only those persons who have filed and served a Notice of Appearance shall be served with notice of the adjourned date.

         12. Global shall be entitled at any time to seek leave to vary this Order.

                                           Per:
                                                ------------------------------
                                                J.C.Q.B.A.

ENTERED this - day of -, 2003.

Clerk of the Court of Queen's Bench of Alberta

                                ACTION NO: -

                                     IN THE COURT OF QUEEN'S BENCH
                                               OF ALBERTA
                                       JUDICIAL CENTRE OF CALGARY

                                IN THE MATTER OF Section 193 of the Business
                                   Corporations Act, being Chapter B-9,
                                   of the Revised Statutes of Alberta,
                                           2000, as amended;

                                       AND IN THE MATTER OF a Proposed
                                   Arrangement among Global Thermoelectric
                                     Inc. and its Common Shareholders and
                                             FuelCell Energy, Inc.

                                            INTERIM ORDER

                                            BENNETT JONES LLP
                                        BARRISTERS AND SOLICITORS
                                          4500 BANKERS HALL EAST
                                          855 - 2ND STREET S.W.
                                             CALGARY, ALBERTA
                                                 T2P 4K7
                                    ATTENTION: ANTHONY L. FRIEND, Q.C.
                                            PH. (403) 298-3100
                                          OUR FILE NO. 45283-128

                          ANNEX D - PLAN OF ARRANGEMENT

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 193
                   OF THE BUSINESS CORPORATIONS ACT (ALBERTA)
               INVOLVING AND AFFECTING GLOBAL THERMOELECTRIC INC.
                      AND THE HOLDERS OF ITS COMMON SHARES

                                    ARTICLE 1
                                 INTERPRETATION

SECTION 1.1       DEFINITIONS

         In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

         "ABCA" means the Business Corporations Act (Alberta), as amended, consolidated or reenacted from time to time;

         "ARRANGEMENT" means the arrangement under section 193 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with Section 8.8 of the Combination Agreement, (ii) in accordance with
         Section 7.1 hereof or (iii) at the direction of the Court in the Final Order;

         "ARRANGEMENT RESOLUTION" means the special resolution passed by the Shareholders at the Meeting;

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a statutory or civic holiday in the United States or Canada;

         "CALLCO" means - Alberta Ltd., a corporation organized and existing under the laws of Alberta;

         "COMBINATION AGREEMENT" means the agreement made as of the 4th day of August, 2003, between FCE and the Company, as amended, supplemented and/or restated in accordance therewith prior to the Effective Time, providing for, among other things, this Plan of Arrangement and the Arrangement;

         "COMPANY" means Global Thermoelectric Inc., a corporation organized and existing under the ABCA;

         "COMPANY COMMON SHARES" means the common shares in the capital of the Company;

         "COMPANY PREFERRED SHARES" means the Cumulative Redeemable Convertible Preferred Shares, Series 2 in the capital of the Company;

         "COURT" means the Court of Queen's Bench of Alberta;

         "DEPOSITARY" means Computershare Trust Company of Canada at its principal transfer offices in Calgary, Alberta and Toronto, Ontario;

         "DISSENT PROCEDURES" has the meaning ascribed thereto in Section 3.1;

         "DISSENTING SHAREHOLDER" means a holder of Company Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

         "EFFECTIVE DATE" means the date shown on the articles of arrangement filed with the Registrar under the ABCA giving effect to the Arrangement;

         "EFFECTIVE TIME" means 12:01 a.m. (Calgary time) on the Effective Date;

         "ELECTED COMPANY COMMON SHARE" means any Company Common Share which the holder shall have indicated pursuant to the terms of Section 4.7 is to be transferred on the Arrangement to Exchangeco in consideration for Exchangeable Shares;

         "EXCHANGE RATIO" has the meaning ascribed thereto in Section 2.1(a);

         "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares substantially in the form and content of Exhibit E annexed to the Combination Agreement;

         "EXCHANGEABLE SHARES" means the Exchangeable Non-Voting Shares in the Capital of Exchangeco;

         "EXCHANGECO" means - Alberta Ltd., a corporation organized and existing under the laws of Alberta;

         "FCE" means FuelCell Energy, Inc., a corporation existing under the laws of the State of Delaware and includes any successor corporation or any corporation in which the holders of FCE Common Stock hold securities resulting from the application of Section 2.7 of the Support Agreement;

         "FCE COMMON STOCK" means the shares of common stock, $.0001 per value per share in the capital of FCE and any other securities in which such shares may be changed or resulting from the application of Section 2.7 of the Support Agreement;

         "FCE STOCK PRICE" shall have the meaning given to such term in Section
         1.2 of the Combination Agreement;

         "FINAL CONVERSION PRICE" has the meaning ascribed thereto in Section 6.1(b);

         "FINAL ORDER" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time and from time to time prior to the Effective Time;

         "INTERIM ORDER" means the interim order of the Court in the relation to the Arrangement, as such order may be amended by the Court at any time and from time to time;

         "ITA" means the Income Tax Act (Canada), as amended;

         "LETTER OF TRANSMITTAL" means a letter of transmittal and election form in the form accompanying the Proxy Statement;

         "MEASUREMENT PERIOD" shall have the meaning given to such term in the Combination Agreement;

         "MEETING" means the special meeting of the Shareholders to be held to consider this Plan of Arrangement;

         "NASDAQ" means The Nasdaq Stock Market Inc.;

         "OPTIONS" means all options to purchase Company Common Shares outstanding as at the Effective Date, including all options outstanding under the Company's Amended Incentive Stock Option Plan;

         "OPTIONHOLDERS" means the holders of Options;

         "ORIGINAL ARTICLES" has the meaning ascribed thereto in Section 6.1(b);

         "PROXY STATEMENT" means the Joint Management Information Circular and Proxy Statement of FCE and the Company prepared in connection with the Arrangement;

         "REDEMPTION DATE" has the meaning ascribed thereto in the Exchangeable Share provisions;

         "SHAREHOLDERS" means holders of Company Common Shares; and

         "SUPPORT AGREEMENT" means the agreement among FCE, Callco and Exchangeco substantially in the form and content of Exhibit C annexed to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably may agree.

SECTION 1.2       SECTIONS, HEADINGS AND APPENDIXES

         The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement. The Appendices are incorporated herein and are an integral part hereof.

SECTION 1.3       NUMBER, GENDER AND PERSONS

         In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

SECTION 1.4       DATE FOR ANY ACTION

         In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

SECTION 1.5       CURRENCY

         Unless otherwise expressly stated herein, all references to currency and payments in cash or moneys in this Plan of Arrangement are to United States dollars.

SECTION 1.6       STATUTORY REFERENCES

         Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

                                    ARTICLE 2
                                   ARRANGEMENT

SECTION 2.1       ARRANGEMENT

         At the Effective Time, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

         (a) Each Elected Company Common Share issued and outstanding immediately prior to the Arrangement (other than Shares held by Dissenting Shareholders) will, without any further action on behalf of the Shareholder, be transferred to Exchangeco in consideration for that number of fully paid and non-assessable Exchangeable Shares as is determined in accordance with the formula in section 1.1 of the Combination Agreement (the "EXCHANGE RATIO").

         (b) Upon the transfer referred to in subsection 2.1(a), Exchangeco shall deliver or cause to be delivered to each such holder, that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio in exchange for each Elected Company Common Share transferred and each such holder of

                  Elected Company Common Shares shall cease to be such a holder, shall have his name removed from the register of holders of Company Common Shares and shall become a holder of the number of fully paid and non-assessable Exchangeable Shares to which he is entitled as a result of the transfer referred to in subsection 2.1(a) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

         (c) Each Company Common Share issued and outstanding immediately prior to the Arrangement (other than Elected Company Common Shares and Company Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of their Company Common Shares) will, without any further action on behalf of such Shareholder, be transferred to FCE in consideration for that number of shares of FCE Common Stock equal to the Exchange Ratio.

         (d) Upon the transfer referred to in subsection 2.1(c), FCE shall deliver or cause to be delivered to each such holder, that number of fully paid and non-assessable shares of FCE Common Stock equal to the Exchange Ratio in exchange for each Company Common Share so transferred and each such holder of Company Common Shares, shall cease to be such a holder, shall have his name removed from the register of holders of Company Common Shares and shall become a holder of the number of shares of FCE Common Stock to which he is entitled as a result of the transfer referred to in subsection 2.1(c) and such holder's name shall be added to the register of holders of FCE Common Stock accordingly.

         (e) The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into FCE Common Stock or Company Common Shares), merger, reorganization, recapitalization or other like change with respect to FCE Common Stock or Company Common Shares occurring after the date of the Combination Agreement and prior to the Effective Date.

         (f) Shareholders who are residents of Canada for purposes of the ITA and who receive Exchangeable Shares under subsection 2.1(a) shall be entitled to make an income tax election pursuant to subsections 85(1) and 85(2) of the ITA with respect to the transfer of their Company Common Shares to Exchangeco by providing two signed copies of the necessary election forms to Exchangeco within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA, the forms will be completed by Exchangeco as to its information signed by Exchangeco and returned to such holders of Company Common Shares for filing with the Canada Customs and Revenue Agency. Exchangeco will not be responsible for the proper completion of any election form, (other than with respect to its information) and except for the obligation to return duly completed election forms which are received within 90 days following the Effective Date will not be responsible for any taxes, interest or penalties resulting from the failure by a Shareholder to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA.

                                    ARTICLE 3
                                RIGHTS OF DISSENT

SECTION 3.1       RIGHTS OF DISSENT

         Holders of Company Common Shares may exercise rights of dissent with respect to their Company Common Shares pursuant to and in the manner set forth in section 191 of the ABCA (as modified by the Interim Order) and this Section
3.1 (the "DISSENT PROCEDURES") in connection with the Arrangement, and such holders who duly exercise such rights of dissent and who:

         (a) are ultimately to be paid fair value for Company Common Shares shall be deemed to have transferred such Company Common Shares to FCE on the Effective Date; in consideration for the payment of such fair value amount by FCE; or

         (b) are ultimately not entitled, for any reason, to be paid the fair value for Company Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting Shareholder who has not elected, pursuant to
                  Section 4.7, to receive Exchangeable Shares and shall receive FCE Common Stock on the basis determined in accordance with subsection 2.1(c),

but in no case shall the Company be required to recognize such holders as Shareholders on and after the Effective Date, and the names of such persons shall be deleted from the registers of Shareholders on the Effective Date.

                                    ARTICLE 4
                        CERTIFICATE AND FRACTIONAL SHARES

SECTION 4.1       ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

         At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Elected Company Common Shares transferred pursuant to subsection 2.1(a) to Exchangeco, certificates representing the Exchangeable Shares issued pursuant to subsection 2.1(a) in exchange for outstanding Elected Company Common Shares. Upon surrender to the Depositary of the certificates which immediately prior to the Effective Time represented outstanding Company Common Shares together which such other documents and instruments as are required to effect the transfer of the shares formerly represented by such certificates under the ABCA and the by-laws of the Company and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificates shall be entitled to receive in exchange therefor, and the Depositary shall forthwith deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive pursuant to the Arrangement (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional shares of Exchangeable Shares pursuant to
Section 4.4). In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Exchangeable Shares (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional shares of Exchangeable Shares pursuant to Section 4.4) shall be delivered to a transferee if the certificate representing such Company Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that were transferred pursuant to subsection 2.1(a) to Exchangeco shall be deemed at any time after the Effective Time, but subject to Section 4.6, to represent only the right to receive upon such surrender (a) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (b) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by Section 4.4 and
(c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.3.

SECTION 4.2       ISSUANCE OF CERTIFICATES REPRESENTING FCE COMMON STOCK

         At or promptly after the Effective Time, FCE shall deposit with the Depositary, for the benefit of the holders of Company Common Shares transferred, pursuant to subsection 2.1(c) to FCE, certificates representing the FCE Common Stock issued pursuant to subsection 2.1(c) in exchange for outstanding Company Common Shares. Upon surrender to the Depositary of the certificates representing such outstanding Company Common Shares together with such other documents and instruments as would have been required to effect the transfer of the shares represented by such certificates under the ABCA and the by-laws of the Company and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificates shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of shares of FCE Common Stock which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional shares of FCE Common Stock pursuant to Section 4.4). In the event of a transfer of ownership of Company Common Shares is not registered in the transfer records of the Company, a certificate representing the proper number of shares of FCE Common Stock shall be issued to a transferee if the certificates representing such Company Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this
Section 4.2, the certificates which immediately prior to the Effective Date represented outstanding Company Common Shares that were transferred pursuant to subsection 2.1(c) to FCE shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing FCE Common Stock as contemplated by this Section 4.2, (ii) a cash payment in lieu of any fractional shares of FCE Common Stock as contemplated by
Section 4.4 and (iii)
any dividends or distributions with a record date after the Effective Date theretofore paid or payable with respect to FCE Common Stock as contemplated by
Section 4.3.

SECTION 4.3       DIVIDENDS AND OTHER DISTRIBUTIONS

         No dividends or other distributions declared or made after the Effective Time with respect to the Exchangeable Shares or FCE Common Stock with a record date after the Effective Time shall be paid to the holder of any formerly outstanding Company Common Shares, that were transferred pursuant to
Section 2.1. No cash payment in lieu of fractional shares shall be paid to any such holder of Company Common Shares pursuant to Section 4.4 (and no interest will be earned and payable thereon), unless and until the certificate representing such Company Common Shares shall be surrendered in accordance with
Section 4.1 or 4.2. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate (or, in the case of clause (c) below, at the appropriate payment date), there shall be paid to the Record Holder of the certificates representing whole Exchangeable Shares or FCE Common Stock, as the case may be, without interest, (a) the amount of any cash payable in lieu of a fractional Exchangeable Share or FCE Common Stock to which such holder is entitled pursuant to Section 4.4, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share or FCE Common Stock, as the case may be, and (c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangable Share or FCE Common Stock, as the case may be.

SECTION 4.4       NO FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of Exchangeable Shares or FCE Common Stock shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1 or 4.2, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of Exchangeco or FCE. In lieu of any such fractional interests, each person entitled thereto will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of such fractional interest, multiplied by the FCE Stock Price, such amount to be provided to the Depositary by FCE upon request. Any amount calculated under this section will be calculated based on each beneficial holder.

SECTION 4.5       LOST CERTIFICATES

         If any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that were transferred pursuant to
Section 2.1 has been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares or FCE Common Stock (together with any dividends or distribution with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional shares of Exchangeable Shares or FCE Common Stock pursuant to Section 4.4) delivered in respect thereof as determined in accordance with Section 2.1. When seeking such certificates and payment in exchange for any lost, stolen or destroyed certificate, the person from whom certificates representing Exchangeable Shares or shares of FCE Common Stock are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Exchangeco, FCE or the Transfer Agent, as the case may be, in such sum as Exchangeco, FCE or the Transfer Agent may direct or otherwise indemnify such party in a manner satisfactory to such party against any claim that may be made against such party with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4.6       EXTINGUISHMENT OF RIGHTS

         Any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares and has not been deposited, with all other instruments required by Section 4.1 or 4.2, on or prior to the sixth anniversary of the Effective Date, shall cease to represent a claim or interest of any kind or nature as a Shareholder or a holder of shares of FCE Common Stock or Exchangeable Shares. On such date, the shares of FCE Common Stock or Exchangeable Shares (and any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional Exchangeable Shares or FCE Common Stock pursuant to Section 4.4) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to FCE or Exchangeco, as the case may be, together with all entitlements to dividends, distributions, cash and interest thereon held for such former registered holder, for no consideration and such shares shall thereupon be cancelled and the name of the former registered holder shall be removed from the register of holders of such shares.

SECTION 4.7       ELECTIONS

         (a) Each Holder immediately prior to the Effective Time of Company Common Shares who is a resident of Canada for purposes of the ITA will be entitled to elect to receive Exchangeable Shares for such shares (an "Election"). A holder of Company Common Shares who is a non-resident of Canada for purposes of the ITA will not be entitled to elect to receive Exchangeable Shares and any such election otherwise made by such a holder shall be void and such holder will receive FCE Common Stock as set out in Section 2.1(c). Shareholders will be required to certify their residency status in their Letters of Transmittal. All such elections shall be made on a Letter of Transmittal. Holders of Company Common Shares who hold Company Common Shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Letters of Transmittal.

         (b) To be effective, a Letter of Transmittal must be properly completed, signed and submitted to the Depositary. FCE will have the discretion, which it may delegate in whole or in part to the Depositary, to determine whether Letters of Transmittal have been properly completed, signed and submitted and to disregard defects therein. The decision of FCE (or the Depositary) in such matters shall be conclusive and binding. Neither FCE nor the Depositary will be under any obligation to notify any person of any defect in a Letter of Transmittal submitted to the Depositary.

         (c) For the purposes hereof, a holder of Company Common Shares who does not submit a Letter of Transmittal and Election Form which is received by the Depositary prior to the Election Deadline (as hereinafter defined) or who submits a Letter of Transmittal but fails to make an election on whether to receive Exchangeable Shares or FCE Common Stock will, in either case, receive FCE Common Stock. If FCE or the Depositary shall determine that any purported election was not properly made, such purported election shall be deemed to be of no force and effect and the applicable holder of Company Common Shares who made such election shall receive FCE Common Stock.

         (d) FCE and the Company shall each use their best efforts to mail the Letter of Transmittal to all persons who become Shareholders during the period between the record date for the Meeting and 10:00 a.m. Calgary time, on the date seven calendar days prior to the anticipated Effective Date and to make the Letter of Transmittal available on www.sedar.com. A Letter of Transmittal must be received by the Depositary by the close of business on the last Business Day prior to the Effective Date (the "Election Deadline") in order to be effective. A Letter of Transmittal may not be revoked after receipt thereof by the Depositary.

                                    ARTICLE 5
                               WITHHOLDING RIGHTS

SECTION 5.1       WITHHOLDING RIGHTS.

         FCE, Exchangeco and the Depositary shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Plan of Arrangement to any holder of Company Common Shares or Exchangeable Shares such amounts as FCE, Exchangeco or the Depositary is required to deduct and withhold with respect to such payment under the United States Internal Revenue Code of 1986, as amended, the ITA or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such amounts shall be treated for all purposes hereof as having been paid to the holder of shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, FCE, Exchangeco and the Depositary are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to FCE, Exchangeco or the Depositary, as the case may be, in order to enable it to comply with such deduction or withholding requirement and FCE, Exchangeco or the Depositary shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

                                    ARTICLE 6
                                 ACKNOWLEDGMENTS

SECTION 6.1       ACKNOWLEDGMENTS.

         The Company, Callco and FCE acknowledge that:

         (a) each Option outstanding at the Effective Time will, without any action on the part of any Optionholder, represent an option to purchase the number of shares of FCE Common Stock determined by multiplying the number of Company Common Shares subject to such Option at the Effective Time by the Exchange Ratio (rounded down to the nearest whole number of shares of FCE Common Stock), at an exercise price per share of FCE Common Stock equal to the exercise price per share of such Option immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent), expressed in U.S. dollars. For the purposes of determining the exercise price per share of FCE Common Stock, the exercise price per share of the Company Common Stock Shares subject to such Option shall be adjusted using the Canadian dollar exchange rate based upon the average of the noon buying rate expressed to the fourth decimal place for each of the trading days in the Measurement Period, as reported by the Federal Reserve Bank of New York. In the foregoing calculation results in an Option being exercisable for a fraction of a share of FCE Common Stock, then the number of shares of FCE Common Stock subject to such Option will be rounded down to the nearest whole number of shares, and the exercise price per whole share of FCE Common Stock will be as determined above. The obligations of the Company under the Options shall be assumed by FCE and FCE shall be substituted for the Company under, and as sponsor, of the Company's Amended Incentive Stock Option Plan. Except as provided in this paragraph, the term and all other terms and conditions of the Options in effect immediately prior to giving effect to the Arrangement shall govern the Options; and

         (b) the rights, preferences, privileges and obligations of the Company Preferred Shares, as set forth in the Company's Certificate and Articles of Amendment (the "Original Articles") dated July 30, 2000, shall be unaffected by the Arrangement and will be respected and given effect to following the Effective Time, upon the exercise of any conversion privilege attaching to the Company Preferred Shares, by the issuance by FCE, in full satisfaction of such conversion, of fully-paid non-assessable shares of FCE Common Stock (or Exchangeable Shares if such holder so elects prior to the Election Deadline and at the time of conversion the Exchangeable Shares shall not have been redeemed) to such holder of the Company Preferred Shares based on the Exchange Ratio at the following "Current Conversion Prices": (i) (Cdn.$30.96/the Exchange Ratio) per share of FCE Common Stock until July 31, 2005; (ii) (Cdn.$33.54/the Exchange Ratio) per share of FCE Common Stock after July 31, 2005 until July 31, 2010; (iii) (Cdn.$36.12/the Exchange

                  Ratio) per share of FCE Common Stock after July 31, 2010 until July 31, 2015; (iv) (Cdn.$38.70/the Exchange Ratio) per share of FCE Common Stock after July 31, 2015 until July 31, 2020; or (v) at any time after July 31, 2020 the price equal to 95% of the Current Market Price (converted to Cdn.$ at the time of such calculation), of shares of FCE Common Stock at the time of conversion (the "Final Conversion Price"). The foregoing "Current Conversion Prices" remain subject to further adjustments as provided in Section 5.5 of Schedule "A" to the Original Articles for any subsequent events. For the purposes of the Company Preferred Shares conversion privilege, "Common Shares" shall, from and after the Effective Date, mean the shares of FCE Common Stock.

                                    ARTICLE 7
                                    AMENDMENT

SECTION 7.1       AMENDMENT

         The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is (a) agreed to by FCE, (b) filed with the Court and, if made following the Meeting, approved by the Court and (c) communicated to Shareholders in the manner required by the Court (if so required).

         Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to or at the Meeting (provided that FCE shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

         Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only (a) if it is consented to by the Company, (b) if it is consented to by FCE and (c) if required by the Court or applicable law, it is consented to by the Shareholders.

                        ANNEX E - LAZARD FAIRNESS OPINION

                                                                  August 1, 2003

The Board of Directors
FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, CT 06813

Dear Members of the Board:

         We understand that FuelCell Energy, Inc. (the "Company") and Global Thermoelectric, Inc. (the "Target") propose to enter into a combination agreement (the "Agreement") to be dated August 4, 2003 (the "Agreement"), pursuant to which the Company will acquire the Target (the "Acquisition"). Pursuant to the Agreement, each issued and outstanding common share of the Target will be converted into the right to receive such number of shares of the Company's common stock, par value $0.0001, or Exchangeable Shares (as defined in the Agreement), as the case may be, (the "Exchange Ratio") determined by dividing US$2.72 by the daily volume weighted average price of the Company's common stock during the Measurement Period (as defined in the Agreement) (the "Company Stock Price"); provided that, for the purposes of calculating the Exchange Ratio, if the daily volume weighted average price of the Company's common stock over the Measurement Period is less than $7.96, then the Company Stock Price shall be $7.96, and if the daily volume weighted average price of the Company's common stock over the Measurement Period is greater than $9.74, then the Company Stock Price shall be $9.74.

         You have requested our opinion as to the fairness, from a financial point of view, to the Company of the Exchange Ratio as of the date hereof. In connection with this opinion, we have:

         (i)      Reviewed the financial terms and conditions of the Agreement;

         (ii) Analyzed certain historical business and financial information relating to the Company and the Target;

         (iii) Reviewed various financial forecasts and other data provided to us by the Company and the Target relating to their respective businesses, including the financial projections for the Target for the years ending December 31, 2003 through 2004 prepared by the management of the Target;

         (iv) Held discussions with members of the senior managements of the Company and the Target with respect to the businesses of the Company and the Target, respectively, and the strategic objectives of each;

         (v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of the Company and the Target;

         (vi) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of the Company and the Target;

         (vii) Reviewed the financial terms of certain business combinations involving transaction structures we believe to be generally comparable to the transaction structure set forth in the Agreement;

         (viii) Reviewed the historical stock prices and trading volumes of the Company's common stock and the Target's common shares; and

         (ix) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

         We have relied upon the accuracy and completeness of the foregoing information. We have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or the Target, or concerning the solvency or fair value of either of the foregoing entities. We have also relied upon the views of management of the Company generally with respect to the value of the existing technology of the Target to be acquired in the Acquisition. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and the Target as to the future financial performance of the Company and the Target, respectively. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

         Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof.

         In rendering our opinion, we have assumed that the Acquisition will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Acquisition will not have an adverse effect on the Company, the Target or the consummation of the Acquisition.

         We do not express any opinion as to the price at which the common stock of the Company or the common shares of the Target may trade subsequent to the announcement of the Acquisition or as to the price at which the common stock of the Company may trade subsequent to the consummation of the Acquisition.

         Lazard Freres & Co. LLC is acting as investment banker to the Company in connection with the Acquisition and will receive a fee for our services a substantial portion of which is contingent upon consummation of the Acquisition. We have in the past provided investment banking services to the Company for which we have received customary fees and, as you know, one of our managing directors is a member of the immediate family of one of the Company's Directors.

         Our engagement and the opinion expressed herein are for the benefit and use of the Company's Board of Directors. Our opinion does not address the merits of the underlying decision by the Company to engage in the Acquisition or the relative merits of the Acquisition as compared to other business strategies that might be available to the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote, or take any action with respect to, the Acquisition.

         Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to the Company from a financial point of view.

                                     Very truly yours,

                                     LAZARD FRERES & CO. LLC

                                     By_________________________
                                         George W. Bilicic
                                         Managing Director

                                   EXHIBIT E-2

                             ARTICLES OF ARRANGEMENT
                                OTHER PROVISIONS

SECTION 1.1       DEFINITIONS

         Capitalized terms used herein which are defined in the Exchangeable Share Provisions shall have the meanings ascribed thereto in the Exchangeable Share Provisions. In addition, unless there is something in the subject matter or context inconsistent therewith, in this Schedule the following terms have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

         "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

         "EXCHANGEABLE SHARES" means the Exchangeable Shares in the capital of the Corporation;

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in Section
         1.2;

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in Section 1.3; and

         "TRANSFER AGENT" means - or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

SECTION 1.2       LIQUIDATION CALL RIGHT

         (a) Callco shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than FCE or any of its Affiliates) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per share equal to the Liquidation Amount. In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Amount for each such share.

         (b) Callco will be deemed to have exercised the Liquidation Call Right unless Callco notifies the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of Callco's intention not to exercise such right at least 55 days before the Liquidation Date, in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Liquidation Call Right, on the Liquidation Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Amount in accordance with the procedures in Section 5.2 of the Exchangeable Share Provisions.

         (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration in payment of the total Liquidation Amount. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Amount payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of FCE Common Stock to be delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder the Exchangeable Share Consideration. If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions.

SECTION 1.3       REDEMPTION CALL RIGHT

         (a) Callco shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than FCE or any of its Affiliates) to be redeemed on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to the holder of the Redemption Call Purchase Price as determined in accordance with Section 1.3(c). In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share.

         (b) Callco will be deemed to have exercised the Redemption Call Right unless Callco notifies the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of Callco's intention not to exercise such right at least 35 days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco. If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares to be redeemed for a price per share equal to the Redemption Call Purchase Price.

         (c) For the purposes of completing the purchase of Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Exchangeable Shares so purchased will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Callco upon representation and surrender by the holder of certificates representing the Exchangeable Shares purchased by Callco from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Shares of FCE Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

SECTION 1.4       EXCHANGE PUT RIGHT

         Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement, a holder of Exchangeable Shares shall have the Exchange Put Right.

                      ANNEX F - CITIGROUP FAIRNESS OPINION

August 4, 2003

The Board of Directors
Global Thermoelectric Inc.
4908 52nd Street S.E.
Calgary, Alberta T2B 3R2

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common shares of Global Thermoelectric Inc. ("Global") of the Exchange Ratio (defined below) provided for in the Combination Agreement (the "Combination Agreement") to be entered into by and between FuelCell Energy, Inc. ("FuelCell") and Global. As more fully described in the Combination Agreement, and subject to the terms and conditions thereof, in the Arrangement (as defined in the Combination Agreement) each outstanding common share of Global (the "Global Common Shares") will be transferred either to FuelCell in exchange for a number of shares of common stock of FuelCell, par value $0.0001 per share (the "FuelCell Common Stock"), or to a wholly owned subsidiary of FuelCell in exchange for a number of Exchangeable Shares (as defined in the Combination Agreement), in each case equal to the Exchange Ratio. The "Exchange Ratio" shall equal (i) U.S. $2.72, divided by (ii) the FCE Stock Price (as defined in the Combination Agreement); provided, however, that if the Daily Volume Weighted Average Price (as defined in the Combination Agreement) of FuelCell Common Stock is less than U.S. $7.96, the FCE Stock Price shall equal U.S. $7.96, and if the Daily Volume Weighted Average Price of FuelCell Common Stock is greater than U.S. $9.74, the FCE Stock Price shall equal U.S. $9.74.

In arriving at our opinion, we reviewed a draft dated August 1, 2003 of the Combination Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Global and certain senior officers and other representatives and advisors of FuelCell concerning the businesses, operations and prospects of Global and FuelCell. We examined certain publicly available business and financial information relating to Global and FuelCell as well as certain financial forecasts and other information and data relating to Global and FuelCell which were provided to or otherwise reviewed by or discussed with us by the respective managements of Global and FuelCell, including information relating to the potential strategic implications and operational benefits anticipated by the managements of Global and FuelCell to result from the Arrangement. We reviewed the financial terms of the Arrangement as set forth in the Combination Agreement in relation to, among other things: current and historical market prices and trading volumes of Global Common Shares and FuelCell Common Stock; the historical and projected earnings and other operating data of Global and FuelCell; and the capitalization and financial condition of Global and FuelCell. We considered, to the extent publicly available, the financial terms of certain other transactions effected which we considered relevant in evaluating the Arrangement and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Global and FuelCell. We also evaluated certain pro forma financial effects of the Arrangement on Global and FuelCell. At appropriate times, in connection with our engagement and at the direction of Global, we were requested to approach, and we held discussions with, selected third parties to solicit indications of interest in the possible acquisition of all or a part of Global. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data relating to Global and FuelCell provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of Global and FuelCell that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Global and FuelCell as to the future financial performance of Global and FuelCell, the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the Arrangement and the other matters covered thereby. We have assumed, with your consent, that the Arrangement will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Arrangement, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Global or FuelCell or the contemplated benefits of the Arrangement. Representatives of Global have advised us, and we further have assumed, that the final terms of the Combination Agreement will not vary materially from those set forth in the draft reviewed by us. We also have assumed, with your consent, that, at the corporate level, the Arrangement will be tax-free. Our opinion, as set forth herein, relates to the relative values of Global and FuelCell. We are not expressing any opinion as to what the value of the FuelCell Common Stock or Exchangeable Shares actually will be when issued pursuant to the Arrangement or the price at which the FuelCell Common Stock or Exchangeable Shares will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Global or FuelCell nor have we made any physical inspection of the properties or assets of Global or FuelCell. Our opinion does not address the relative merits of the Arrangement as compared to any alternative business strategies or transactions that might exist for Global or the effect of any other transaction in which Global might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.

Citigroup Global Markets Inc. has acted as financial advisor to Global in connection with the proposed Arrangement and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Arrangement. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Global and FuelCell for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Global, FuelCell and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Global in its evaluation of the proposed Arrangement, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Arrangement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Global Common Shares.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

        ANNEX G - SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

PURSUANT TO THE PLAN OF ARRANGEMENT AND THE INTERIM ORDER, THE RIGHT OF DISSENT
   UNDER SECTION 191 HAS BEEN MODIFIED. SHAREHOLDERS SHOULD ALSO REFER TO THE
                   PLAN OF ARRANGEMENT AND THE INTERIM ORDER.

         Pursuant to the Interim Order, Global common shareholders shall have the right to dissent in respect of the Plan of Arrangement. Global must receive notice of the exercise of this right of dissent no later than 24 hours before the Global Meeting by delivery of such notice to either Mr. John MacNeil or the chairman of the Global Meeting, both c/o Bennett Jones LLP, 4500, 855-2nd Street S.W., Calgary, Alberta T2P 4K7.

SHAREHOLDER'S RIGHT TO DISSENT

(191)    (1)      Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

         (a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

         (b) amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

         (c)      amalgamate with another corporation, otherwise than under
                  section 184 or 187,

         (d)      be continued under the laws of another jurisdiction under
                  section 189, or

         (e) sell, lease or exchange all or substantially all its property under section 190.

         (2) A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

         (3) In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

         (4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf or any one beneficial owner and registered in the name of the dissenting shareholder.

         (5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

         (a) at or before any meeting of shareholders at which the resolution is to be voted on, or

         (b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder's right to dissent.

         (6) An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),

         (a)      by the corporation, or

         (b) by a shareholder if the shareholder has sent an objection to the corporation under subsection (5), to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

         (7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

         (8) Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

         (a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

         (b) within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

         (9)      Every offer made under subsection (7) shall

         (a)      be made on the same terms, and

         (b) contain or be accompanied with a statement showing how the fair value was determined.z

         (10) A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder's shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

         (11)     A dissenting shareholder

         (a) is not required to give security for costs in respect of an application under subsection (6), and

         (b) except in special circumstances must not be required to pay the costs of the application or appraisal.

         (12) In connection with an application under subsection (6), the Court may give directions for

         (a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

         (b) be trial of issues and interlocutory matters, including pleadings and examinations for discovery,

         (c) the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

         (d) the deposit of the share certificates with the Court or with the corporation or its transfer agent,

         (e) the appointment and payment of independent appraisers, and the procedures to be followed by them,

         (f)      the service of documents, and

         (g)      the burden of proof on the parties.

         (13) On an application under subsection (6), the Court shall make an order

         (a) fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parities to the application,

         (b) giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders, and

         (c) fixing the time within which the corporation must pay that amount to a shareholder.

         (14)     On

         (a) the action approved by the resolution from which the shareholder dissents becoming effective,

         (b) the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder's shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise, or

         (c) the pronouncement of an order under subsection (13), whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder's shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

         (15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

         (16)     Until one of the events mentioned in subsection (14) occurs,

         (a)      the shareholder may withdraw the shareholder's dissent, or

         (b)      the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

         (17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

         (18) If subsection (20) applies, the corporation shall, within 10 days after

         (a)      the pronouncement of an order under subsection (13), or

         (b) the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder's shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

         (19) Notwithstanding that judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder's notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder's full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders. A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

         (a) the corporation is or would after the payment be unable to pay its liabilities as they become due, or

         (b) the realizable value of the corporation's assets would by reason of the payment be less than the aggregate of its liabilities.

                 ANNEX H - ADDITIONAL INFORMATION ABOUT FUELCELL

         The following reports filed pursuant to the Securities Exchange Act of 1934 will be attached in full:

         - Annual Report on Form 10-K for the year ended October 31, 2002, filed January 24, 2003;

         - Quarterly Report on Form 10-Q for the quarter ended January 31, 2003, filed on March 14, 2003;

         - Quarterly Report on Form 10-Q for the quarter ended April 30, 2003, filed on June 16, 2003;

         - Proxy Statement for FuelCell's 2002 Annual Meeting of Stockholders, filed on February 25, 2003.

FUELCELL ENERGY, INC. - Form 10-K

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K

         (Mark One)
[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended: OCTOBER 31, 2002

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

            For the transition period from ___________ to ___________

                         Commission File Number: 1-14204

                              FUELCELL ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                           ___________________________


                DELAWARE                                        06-0853042
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                       Identification Number)

          3 GREAT PASTURE ROAD
          DANBURY, CONNECTICUT                                     06813
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code (203) 825-6000

           Securities registered pursuant to Section 12(b) of the Act:
                                      NONE

           Securities registered pursuant to Section 12(g) of the Act:
                    COMMON STOCK, $.0001 PAR VALUE PER SHARE
                                (Title of class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

The aggregate market value of voting stock held by non-affiliates of the registrant was approximately $187,789,044 which is based on the closing price of $5.65 on January 22, 2003. On January 22, 2003 there were 39,318,251 shares of common stock of the registrant issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE CERTAIN INFORMATION CONTAINED IN THE REGISTRANT'S DEFINITIVE PROXY STATEMENT RELATING TO ITS FORTHCOMING 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE FILED NOT LATER THAN 120 DAYS AFTER THE END OF REGISTRANT'S FISCAL YEAR ENDED OCTOBER 31, 2002 IS INCORPORATED BY REFERENCE IN
PART III OF THIS ANNUAL REPORT ON FORM 10-K.

================================================================================

FUELCELL ENERGY, INC. - Form 10-K

                              FUELCELL ENERGY, INC.

                                      INDEX

              DESCRIPTION                                                                          PAGE NUMBER
              -----------                                                                          -----------
PART I
   Item 1     Business                                                                                  H-5
   Item 2     Properties                                                                               H-34
   Item 3     Legal Proceedings                                                                        H-34
   Item 4     Submission of Matters to a Vote of Security Holders                                      H-34

PART II
   Item 5     Market for the Registrant's Common Equity and Related Stockholder Matters                H-35
   Item 6     Selected Financial Data                                                                  H-36
   Item 7     Management's Discussion and Analysis of Financial Condition and Results of
                Operations                                                                             H-37
   Item 7A    Quantitative and Qualitative Disclosures about Market Risk                               H-41
   Item 8     Financial Statements and Supplementary Data                                              H-41
   Item 9     Changes In and Disagreements with Accountants on Accounting and Financial
                Disclosure                                                                             H-41

PART III
   Item 10    Directors and Executive Officers of the Registrant                                       H-42
   Item 11    Executive Compensation                                                                   H-42
   Item 12    Security Ownership of Certain Beneficial Owners and Management                           H-42
   Item 13    Certain Relationships and Related Transactions                                           H-42
   Item 14    Controls and Procedures                                                                  H-42

PART IV
   Item 15    Exhibits, Financial Statement Schedules and Reports on Form 8-K                          H-43

Signatures

FUELCELL ENERGY, INC. - Form 10-K

FORWARD-LOOKING STATEMENT DISCLAIMER

When used in this Report, the words "expects", "anticipates", "estimates", "should", "will", "could", "would", "may", and similar expressions are intended to identify forward-looking statements. Such statements include statements relating to the development and commercialization schedule for our fuel cell technology and products, future funding under government research and development contracts, the expected cost competitiveness of our technology, and the timing and availability of products under development. These and other forward looking statements contained in this Report are subject to risks and uncertainties, known and unknown, that could cause actual results to differ materially from those forward-looking statements, including, without limitation, general risks associated with product development and introduction, changes in the utility regulatory environment, potential volatility of energy prices, government appropriations, the ability of the government to terminate its development contracts at any time, rapid technological change, and competition, as well as other risks contained under Item 1 "Business-Risk Factors" of this Report. We cannot assure that we will be able to meet any of our development or commercialization schedules, that the government will appropriate the funds anticipated by us under our government contracts, that the government will not exercise its right to terminate any or all of our government contracts, that any of our products or technology, once developed, will be commercially successful, or that we will be able to achieve any other result anticipated in any other forward-looking statement contained herein. The forward-looking statements contained herein speak only as of the date of this Report. Except for ongoing obligations to disclose material information under the federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

BACKGROUND

Information contained in this Report concerning the electric power supply industry and the distributed generation market, our general expectations concerning this industry and this market, and our position within this industry are based on market research, industry publications, other publicly available information and on assumptions made by us based on this information and our knowledge of this industry and this market, which we believe to be reasonable. Although we believe that the market research, industry publications and other publicly available information are reliable, including the sources that we cite in this Annual Report, they have not been independently verified by us and, accordingly, we cannot assure you that such information is accurate in all material respects. Our estimates, particularly as they relate to our general expectations concerning the electric power supply industry and the distributed generation market, involve risks and uncertainties and are subject to change based on various factors, including those discussed under "Risk Factors" in Item 1 of this Annual Report.

As used in this Annual Report, all degrees refer to Fahrenheit (oF), and kilowatt and megawatt numbers designate nominal or rated capacity of the referenced power plant. As used in this Annual Report, "efficiency" or "electrical efficiency" means the ratio of the electrical energy (AC) generated in the conversion of a fuel to the total energy contained in the fuel; "overall energy efficiency" refers to efficiency based on the electrical output plus useful heat output of the power plant; "kilowatt" (kW) means 1,000 watts; "megawatt" (MW) means 1,000,000 watts; "gigawatt" (GW) means 1,000,000,000 watts; "terawatt" (TW) means 1,000,000,000,000 watts; "kilowatt hour" (kWh) is equal to 1 kW of power supplied to or taken from an electric circuit steadily for one hour; "megawatt hour" (MWh) is equal to 1 MW of power supplied to or taken from an electric circuit steadily for one hour; "gigawatt hour" (GWh) is equal to 1 GW of power supplied to or taken from an electric circuit steadily for one hour; and "terawatt hour" (TWh) is equal to 1 TW of power supplied to or taken from an electric circuit steadily for one hour.

FUELCELL ENERGY, INC. - Form 10-K

                                     PART I

ITEM 1. BUSINESS

INTRODUCTION

We are a world leader in the development and manufacture of carbonate fuel cell power plants for distributed power generation. We have designed and are developing standard fuel cell power plants that offer significant advantages compared to existing power generation technology. These advantages include higher fuel efficiency than existing distributed generation equipment, significantly lower emissions, quieter operation, lower vibration, flexible siting and permitting requirements, scalability and potentially lower operating, maintenance and generation costs. We are currently conducting, and have successfully concluded, field trials of fuel cell power plants ranging from 250 kW to 2 MW.

According to a 2001 study by Allied Business Intelligence (ABI), the cumulative worldwide electrical generating capacity is expected to grow from 3,137 gigawatts in 2000 to 4,280 gigawatts in 2011, a 2.8 percent compound annual growth rate. At an estimate of $750 per kW, that amounts to an approximate $850 billion market potential for new central station and distributed power generation. We estimate that distributed generation currently captures between 10% and 20% of this market. We believe that there is a market opportunity to increase the share for distributed generation equipment that can respond to the need for higher reliability, lower emissions, higher efficiency utilizing cogeneration, the ability to distribute power in more flexible sizes at specific load centers, enhanced security by installing incremental power plants in dispersed locations, and increased energy independence by utilizing fuels other than oil. Our Direct Fuelcell(R) (DFC(R)) products, which have higher efficiency, cleaner generation and are more easily sited than existing distributed generation equipment, have the attributes to penetrate this market and further enable its growth.

From our founding in 1969, we focused on developing fuel cells and specialized batteries. These efforts resulted in our obtaining various patents and expertise in these electrochemical technologies. Since 1975, we have concentrated on developing products in cooperation with United States Department of Energy ("DOE"), the United States Department of Defense ("DOD"), and other sources such as MTU-Friedrichshafen GmbH ("MTU"), a unit of DaimlerChrysler, our European partner, to whom we have licensed our fuel cell technology internationally. In April 2000 and June 2001, we raised net proceeds of approximately $299,000,000 from additional public offerings of our common stock. Since September 2000, we have received an additional $25,000,000 from other equity investment partners.

Our carbonate fuel cell, known as the Direct FuelCell, is so named because of its ability to generate electricity directly from a hydrocarbon fuel, such as natural gas, by reforming the fuel inside the fuel cell to produce hydrogen. We believe that this "one-step" process results in a simpler, more efficient and cost-effective energy conversion system compared with external reforming fuel cells. External reforming fuel cells, such as proton exchange membrane (PEM) and phosphoric acid, generally use complex, external fuel processing equipment to convert the fuel into hydrogen. This external equipment increases capital cost and reduces electrical efficiency.

Our Direct FuelCell has been demonstrated using a variety of hydrocarbon fuels, including natural gas, methanol, diesel, biogas, coal gas, coal mine methane and propane. Our commercial DFC power plant products are expected to achieve an electrical efficiency of between 45% and 57%. Depending on location, application and load size, we expect that a co-generation configuration will reach an overall energy efficiency between 70% and 80%. The following diagram shows the difference between a typical low temperature, external reforming fuel cell and our Direct FuelCell in the conversion of fuel into electricity.

    LOW TEMPERATURE EXTERNAL                       HIGH TEMPERATURE INTERNAL
       REFORMING FUEL CELL                         REFORMING DIRECT FUEL CELL

           [DIAGRAM]                                        [DIAGRAM]

Our designs use the basic single fuel cell stack incorporated in our sub-megawatt class product as the building block for our megawatt class products. All three of our products will offer the capability of using the exhaust heat by-product for combined cycle applications utilizing an unfired gas turbine, and for co-generation applications using the high quality heat by-product for high-pressure steam, district heating and air conditioning.

Our products are designed to meet the power requirements of a wide range of customers such as utilities, industrial facilities, data centers, shopping centers, wastewater treatment plants, office buildings, hospitals, universities and hotels. Our initial market entry commercial products, the DFC300A, DFC1500 and DFC3000, will be rated at 250 kW, 1 MW and 2 MW in capacity. We expect our commercial products to mature to three configurations: 300 kW, 1.5 MW and 3 MW for distributed applications generally up to 10 MW. We are also developing new products, based on our existing power plant design, for applications in the 10 to 50 MW range.

We believe that our initial commercial sales will be to "early adopters." Energy users that, due to environmental or energy efficiency concerns, are unable to or choose not to site traditional combustion-based generation, or energy users that need more reliable electricity sources than provided by the grid, current diesel back-up generators, and batteries, may be willing to

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FUELCELL ENERGY, INC. - Form 10-K

pay higher prices per kW to obtain the power that they need. We expect that these "early adopters" will include energy users that are able to take advantage of government subsidies that provide funding for fuel cell installations. We believe examples of "early adopters" will be institutions, commercial and industrial customers in pollution non-attainment zones and customers in grid-constrained regions. "Early adopters" will also include customers with opportunity fuels such as industrial or municipal wastewater treatment gas, and co-generation and reliability applications such as hospitals, schools, universities and hotels.

Units operating and in backlog include customers that are representative of these early adopter categories. Our Direct FuelCell has demonstrated grid-connected operation in the United States at our Santa Clara demonstration in California, at our Danbury, Connecticut facility, at the Mercedes-Benz manufacturing facility in Tuscaloosa, Alabama, and at the downtown headquarters of the Los Angeles Department of Water and Power in Los Angeles, California. In Europe, we have demonstrated grid-connected operation through installations by MTU at the University of Bielefeld in Germany; at the Rhon-Klinikum Hospital in Germany; at an energy park owned by RWE, Germany's largest utility, since April 2002; at a telecommunications center for Deutsche Telecom in Germany since October 2002; at a hospital in Germany for IPF since November 2002; at a Michelin tire plant in Germany since November 2002; and for IZAR, a shipbuilder in Spain, since November 2002. Units in backlog include two 250 kW units which will be located at Starwood hotels in New Jersey; a 250 kW unit which will be located at Ocean County College in New Jersey; a 250 kW wastewater treatment unit for the City of Fukuoka in Japan; a 1 MW wastewater treatment power plant for King County, Washington; two 250 kW units which will be located at Zoot Enterprises high-technology campus in Montana; a 250 kW unit at a Coast Guard base in Massachusetts; a 2 MW plant, which will operate on coal gas, at a site in Indiana; and a 250kW unit, utilizing coal mine methane gas, at a coal mine in Ohio.

Our current focus is to standardize our products, increase production volume, further develop our distribution network and concentrate our sales efforts on "early adopter" markets. We believe that the initial early adopter customers will lead to additional orders that will enable us to increase volume and subsequently implement our cost reduction plan. As a result, we believe we will eventually be able to provide a lower cost product and therefore achieve greater market potential with commercial and industrial customers.

RECENT DEVELOPMENTS

On December 16, 2002, Marubeni Corporation announced the siting of a Direct FuelCell power plant at the Nippon Metal Industry Co., Ltd., in Japan. Marubeni will install a 250 kW DFC power plant at the Sagamihara Works of Nippon Metal in the first calendar half of 2003. The facility produces specialty steels for a wide variety of applications and industries worldwide including in our fuel cell stacks. Our DFC cogeneration unit will operate using town gas and supply the facility with electricity and steam.

OUR DIRECT FUELCELL(R) TECHNOLOGY

We have been developing fuel cell technology since our founding in 1969 and carbonate fuel cells since the mid-1970s. Fuel cell systems represent an environmentally friendly alternative power generation source that can potentially yield a lower cost of electricity, primarily because of lower fuel and maintenance costs when compared to traditional combustion technologies, such as gas turbines or internal combustion engines. A fuel cell converts a hydrocarbon fuel, such as natural gas, into electricity without combustion of the fuel. The only by-products of the fuel cell are heat and water and reduced emissions of carbon dioxide.

A fuel cell power plant can be thought of as having two basic segments: the fuel cell stack module, the part that actually produces the electricity, and the "balance of plant" ("BOP"), which includes various fuel handling and processing equipment, including pipes and blowers, computer controls, inverters to convert the DC output of the fuel cell to AC and other related equipment.

Conventional non-nuclear power plants burn a hydrocarbon fuel, such as coal, oil or natural gas, to create heat. The heat boils water, converting it to steam, which rotates a turbine, which produces electricity. Some large power plants use a combined cycle approach where the gas is fired in the turbines and the exhaust heat produces steam, which generates additional power in steam turbines. Each step in these processes consumes some of the potential energy in the fuel, and the combustion process typically creates emissions of sulfur and nitrogen oxides, carbon monoxide, soot and other air pollutants.

Because of the non-combustion, non-mechanical power generation process, fuel cells are more efficient than comparable conventional power plants. Emissions of sulfur and nitrogen oxides from fuel cells are nearly zero, and other pollutants are

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FUELCELL ENERGY, INC. - Form 10-K

minimal or non-existent. With the only moving parts being the air blower, in contrast to large rotating turbines, fuel cells are quieter than these turbines. Also, since they are quieter than other power generation sources, fuel cells can be located near the customer and provide both electrical and thermal energy. In addition, fuel cells typically achieve high efficiency at extremely small sizes, allowing fuel cells to satisfy the needs of the distributed generation market, such as providing electrical power to a hospital or a commercial building.

The following table shows our estimates of the electrical efficiency, operating temperature, expected capacity range and certain other operating characteristics of single cycle PEM, phosphoric acid, carbonate (Direct FuelCell) and solid oxide fuel cells operating on natural gas:

                                                ELECTRICAL        OPERATING           EXPECTED
                                                EFFICIENCY       TEMPERATURE          CAPACITY          BY-PRODUCT
FUEL CELL TYPE           ELECTROLYTE                %             degree F              RANGE            HEAT USE
---------------      --------------------       ----------       -----------        ------------      -------------
PEM                    Polymer Membrane            30-35             180               5 kW to          Warm Water
                                                                                       250 kW

Phosphoric Acid        Phosphoric Acid             35-40             400               50 kW to         Hot Water
                                                                                        200 kW

CARBONATE             POTASSIUM/LITHIUM            45-57            1200              250 KW TO       HIGH PRESSURE
(DIRECT                   CARBONATE                                                     3 MW              STEAM
FUELCELL(R))

Solid Oxide          Stabilized Zirconium          45-50            1800            3 kW to 3 MW      High Pressure
                       dioxide Ceramic                                                                    Steam

Our Direct FuelCell operates at approximately 1200 degree F, which is a higher temperature than most other fuel cells. This is an optimal temperature that avoids the use of precious metal electrodes required by lower temperature fuel cells, such as PEM and phosphoric acid, and the more expensive metals and ceramic materials required by higher temperature fuel cells, such as solid oxide. As a result, less expensive electrocatalysts and readily available metals are used in our design. In addition, our fuel cell produces high quality by-product heat energy (700 degree F) that can be harnessed for combined heat and power (CHP) applications using hot water, steam or chilled water to heat or cool buildings.

Our Direct FuelCell is so named because of its ability to generate electricity directly from a hydrocarbon fuel, such as natural gas, by reforming the fuel inside the fuel cell to produce hydrogen. We believe that this "one-step" process results in a simpler, more efficient and cost-effective energy conversion system compared with external reforming fuel cells. External reforming fuel cells, such as PEM and phosphoric acid, generally use complex, external fuel processing equipment to convert the fuel into hydrogen. This external equipment increases capital cost and reduces electrical efficiency.

Our Direct FuelCell has been demonstrated using a variety of hydrocarbon fuels, including natural gas, methanol, diesel, biogas, coal gas, coal mine methane and propane. Our commercial DFC power plant products are expected to achieve an electrical efficiency of between 45% and 57%. Depending on location, application and load size, we expect that a co-generation configuration will reach an overall energy efficiency of between 70% and 80%.

We believe that the advantages of our Direct FuelCell technology include the following:

         - High Efficiency. The high efficiency, internal fuel reforming system incorporated within our Direct FuelCell leads to a simpler, more cost-effective power plant with superior operating characteristics that offer a variety of benefits to energy providers and end users. The elimination of external reforming contributes to higher operating efficiency, lower fuel use and, therefore, lower operating costs compared to competing fuel cell technologies.

         - Optimal Operating Temperature. Our Direct FuelCell operates at a temperature of approximately 1200degreeF. This temperature generates high quality by-product heat that provides superior energy efficiencies and allows the use of multiple fuels. This operating temperature avoids combustion of the fuel, and as a result, reduces pollutants to a

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FUELCELL ENERGY, INC. - Form 10-K

                  minimal level. It also allows the fuel cell to be built with less expensive and commonly available materials.

         - Atmospheric Pressure. Our Direct FuelCell operates at atmospheric pressure. This enables it to be constructed at a lower cost than other fuel cell systems that operate in a pressurized environment. This also allows our Direct FuelCell to operate unattended, with lower maintenance requirements, and greatly enhances the fuel cell stack-operating lifetime.

         - Multiple Fuel Capacity. Because of the internal fuel reforming system and the high operating temperature, our Direct FuelCell has the capability to operate using multiple fuel sources, including natural gas, diesel, methanol, biogas, coal gas, coal mine methane and propane. We think that this provides a distinct competitive advantage in that it enables our Direct FuelCell to be used in a variety of applications where the supply or delivery of natural gas is limited.

         - Scalability. Our power plant design is modular, allowing several units to be combined to provide incremental power capabilities. This allows our Direct FuelCell to be utilized by a wide range of customers with different power needs.

MARKET OPPORTUNITIES FOR DISTRIBUTED GENERATION

According to a 2001 study by Allied Business Intelligence (ABI), the cumulative worldwide electrical generating capacity is expected to grow from 3,137 gigawatts in 2000 to 4,280 gigawatts in 2011, a 2.8 percent compound annual growth rate. At an estimate of $750 per kW, that amounts to an approximate $850 billion market potential for new electric generation.

Electricity demand is closely tied to economic growth, with the proliferation of consumer electronic devices such as computers (desktops, laptops and hand-held devices), video games, televisions, and cell phones contributing to increased electrical usage as well. Peak demand continued to set records over the summer of 2002, even in an economy characterized as sluggish. In August 2002, New York City reported a weekend record of over 416,000 MWh in July (equivalent to what Vermont uses in three months). They also reported that July 2002 set a record for electric generation with nearly 6.2 million MWh, and that 5 of their top 10 peak days have been recorded in 2002. As per an August 2002 New York Times article, the Long Island Power Authority set a peak record of over 5,000 MW in July 2002 and reported that power demand on Long Island is growing at 4 to 5 percent per year, three times the state average. Similar records were set in New England, as the Independent System Operator of New England reported a peak demand of 25,500 MW on August 14, 2002.

A clear solution to meet the growing worldwide demand for electricity is distributed generation in general and our fuel cell technology in particular. This is recognized in the marketplace as ABI reported that global fuel cell energy generating capacity would increase to nearly 16,000 MW within 10 years, a substantial increase from the currently installed fuel cell generating capacity of approximately 45 MW.

The key drivers for fuel cell distributed generation have been defined for a number of years and recent general economic events as well as specific power industry developments have strengthened the need for our clean, reliable and highly efficient DFC power plants.

    - Operational Efficiency. The average efficiency of power generation in the United States, heavily reliant on older coal plants and other technologies, is less than 35 percent. Efficiencies for smaller scale, combustion-based distributed generation technologies range from 20 to 25 percent for microturbines to 30 to 45 percent for engines and gas turbines. Our DFC power plants have the potential to reach efficiencies of 45 to 57 percent in single cycle applications and 70 to 80 percent for combined heat and power (CHP) applications.

    - Reliability. The continued growth of the 24/7 global economy increases the need for higher electrical reliability. Distributed generation can respond to this need by locating power generation close to the end user and avoiding the transmission and distribution infrastructure altogether. Power disturbances result in lost revenue, lost productivity, customer dissatisfaction, lower equipment performance, equipment damage, degradation of equipment life, and an adverse effect on safety. According to ABI, losses related to power interruptions are estimated to run $30 billion per year in the U.S. alone, with hourly loss estimates from $14,500 in bank/automated teller machine service fees to $6.4 million for transactions at stock brokerage firms. Such power interruptions are rarely caused by generation failures (only 6 percent). Rather, weather (65 percent) and animal interference (10 percent) affecting transmission and distribution lines are the primary causes of power outages.

    - Grid Constraints. In many areas, the electrical transmission and distribution system has not kept pace with economic

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FUELCELL ENERGY, INC. - Form 10-K

        development, resulting in a shortage of available power and this trend is expected to continue. According to the North American Electric Reliability Council's (NERC) recent Reliability Assessment Study 2002-2011, merchant developers announced plans for more than 286,000 MW of new capacity during the next ten years, a potential increase of nearly 31 percent over the 934,370 MW currently installed in North America. However, only 10,100 new circuit miles of transmission facilities (230 kilovolts or higher) are planned for construction throughout North America over the corresponding time period, a five percent increase over the 203,159 miles currently installed. Several forces keep utilities from building new transmission lines and expanding the capacity of existing lines.

            - Siting new transmission is extremely difficult. Unlike the strong federal authority that rests with Federal Energy Regulatory Commission (FERC) to site natural gas pipelines, states currently site transmission lines. This can lead to long delays, especially if multiple states are involved.

            - The amount of money (rate of return) that FERC allows transmission owners to earn on investments in transmission facilities is too low to attract the capital needed to finance new transmission investments.

            - Public opposition to new facilities can keep utilities from building new transmission lines.

Two areas of the U.S., New York and southwestern Connecticut, are among those in need of additional transmission facilities to get needed power in their respective regions. In a 2002 update of New York ISO's Power Alert report prepared the previous year, over 7,000 MW of new generation will be needed in the state by 2005, with 2,000 to 3,000 MW needed to be sited within New York City because the city's energy needs cannot be satisfied by imported electricity due to limited transmission capabilities. Likewise, ISO New England has identified severe reliability problems in southwestern Connecticut due to inadequate capability to import electricity into the area as well as the inability to move electricity within the area.

    - Emissions. Highly industrialized regions of the world, especially urban areas, suffer from high pollution rates that restrict the ability to add traditional combustion-based power generation. Fuel cells, which have ultra-low emissions, can be sited in these areas and allow these regions to grow their economies by increasing power generation while reducing pollution. Comparative emissions of fuel cell power plants versus traditional combustion-based power plants as complied by the DOE/National Energy Technology Laboratory are as follows:

--------------------------------------------------------------------
                                           EMISSIONS (LBS. PER MWH)
                                          --------------------------
                                           NOx                 SO(2)
                                           ---                 -----
Average U.S. Fossil Fuel Plant             4.20                9.21
--------------------------------------------------------------------
Microturbine                               0.29                0.00
--------------------------------------------------------------------
Combined Gas Cycle Turbine                 0.23               0.005
--------------------------------------------------------------------
Fuel Cell, Single Cycle (DFC)             0.016                0.00
--------------------------------------------------------------------
Fuel Cell, Combined Cycle (DFC/T)         0.013                0.00
--------------------------------------------------------------------

    - Security. The events of 2001 have placed greater emphasis on reducing our dependence on a large vulnerable infrastructure. Cambridge Energy Research Associates identified the placement of distributed energy assets at customer facilities along critical energy paths, similar to the microgrid concept currently being deployed in many parts of the world (particularly after natural disasters) as part of the Homeland Security efforts by the U.S. Substituting smaller, site-specific generation plants such as our DFC power plants for large central power plants is consistent with this finding.

    - Transmission and Distribution Efficiency. According to a 2002 survey by World Alliance for Decentralized Energy (WADE), worldwide transmission and distribution (T&D) losses totaled 1,366 TWh in 1999, the equivalent of 11.66 percent of the world's electrical consumption, or more than the combined electrical demand of Germany, the United Kingdom, France and Spain. Including losses from T&D systems, the worldwide waste of energy arising from central power is very close to the total amount of energy consumed by the global transportation sector. Our DFC power plants, located directly at the customers' site, avoid this because power is generated at the load center.

FUELCELL ENERGY, INC. - Form 10-K

    - Capacity Addition Efficiency. Fuel cell distributed generation extends beyond the operations of each individual power plant to aggregate capacity additions. Our DFC power plants range in size from 250 kW to 2 MW, and multiple units combined together can provide power plants up to 50 MW. Conversely, traditional combustion-based central and/or regional power plants are larger in size, typically 50 to 100 MW or larger, resulting, in many cases, in excess capacity until demand grows over time. The same is true with transmission and distribution line additions. Consequently, our DFC distributed power generation can be added in increments that more closely match expected demand and in a shorter time frame from order to start up. End users benefit by not having to pay financing costs related to excess capacity. According to the New York ISO, efficient base load power generation plants take two to three years to build after approval is reached, adding to the difficulty in the installation of traditional, combustion-based power plants.

    - Energy Independence. According to a DOE/ Energy Information Administration (EIA) study, the U.S. currently imports over 50 percent of the oil it consumes. Political implications of a possible war with Iraq, and the economic costs associated with even a slight near-term disruption of Middle East oil imports, warrant significant dedication of resources to develop technologies that can mitigate adverse impact such supply shocks can cause. Our DFC power plants are designed to primarily operate on natural gas, coal (which can be converted to synthetic gas), as well as municipal and industrial wastewater treatment gas, all abundant U.S. resources. In addition, our DFC power plants utilize these domestic fuel sources significantly more efficiently, thereby enhancing the use of our existing U.S. resources.

Many governments at various levels, both here in the U.S. and abroad, are proactively pursuing programs and subsidies to stimulate the development of alternative energy generation in general and fuel cells in particular. We estimate there are over $500 million of global incentives available for distributed generation, alternative energy and renewable technologies, including our DFC power plants, with subsidies ranging up to 50 percent of project costs depending on the application and the site. We and our partners have been able to take advantage of specific incentives in New Jersey, Massachusetts, Germany and Japan, and we have projects that have received preliminary approval for incentives in New York and Connecticut. For example, the New York State Energy Research and Development Authority has established a $40 million annual program for CHP projects with grants up to 50 percent of project costs up to $1 million per project. In addition, the German Parliament currently provides a credit of up to 5.11 eurocent/kWh for CHP units, up to 2 MW in size, connected to the national grid.

Clean coal technology is also a focus for the U.S. EPRI indicates that additional investment of $5-$6 billion over the next several years is needed to fully evolve clean coal technologies, with President Bush pledging to invest $2 billion in clean coal technology over the next ten years. Our first DFC3000 power plant will be delivered to the Wabash, Indiana coal gasifier site in the second half of calendar year 2003 to operate on coal-derived synthetic gas, a $30-plus million project partially funded by the DOE.

OUR PRODUCTS AND TARGET MARKETS

Our initial market entry commercial products will be rated at 250 kW (DFC300A), 1 MW (DFC1500) and 2 MW (DFC3000) in capacity. We expect our commercial products to mature to three configurations: 300 kW, 1.5 MW and 3 MW. Our balance of plant is currently designed for these mature products. Our products are targeted for utility, commercial and industrial customers in the growing distributed generation market for applications generally up to 10 MW. We are also developing new products incorporating unfired gas turbines, based on our existing power plant design, for applications in the 10 to 50 MW range. Our designs use the basic single fuel cell stack incorporated in our sub-megawatt class product as the building block for our megawatt class products, with the same fuel cell components being used for all of our products.

All of our products offer the capability for co-generation where the heat by-product is suitable for high-pressure steam, district heating and air conditioning. The majority of our units currently operating or scheduled for delivery at customer sites in the U.S., Europe and Japan are CHP units.

Our sub-megawatt class product is a skid-mounted, compact power plant that could be used to power a light industrial or commercial facility, school or other similar sized applications. Additional units could subsequently be added to meet incremental demand growth. We expect to begin delivering our DFC300A sub-megawatt class product to the market in calendar year 2003.

Customers with larger power requirements will look to our megawatt-class power plants that combine several fuel cell stacks to provide increased power output. The megawatt class products are designed to meet the power requirements of customers such as utilities, industrial facilities, data centers, shopping centers, wastewater treatment plants, office buildings, hospitals and hotels. We expect to bring our DFC1500 and DFC3000 megawatt class products to market in calendar year 2003.

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FUELCELL ENERGY, INC. - Form 10-K

We are targeting our initial commercialization efforts for the following stationary power applications:

    -   customers in regions with high electricity costs;

    -   customers with 24/7 base-load requirements;

    - those seeking to address electric grid distribution or transmission shortages or congestion;

    - industrial and commercial customers who can make use of the high quality heat by-product for CHP applications;

    - customers with opportunity fuels such as wastewater treatment gas or other waste gases from municipal and industrial processes;

    - customers in regions where air pollution requirements are particularly strict and;

    -   customers who possess several of the above characteristics.

Our commercialization efforts after these initial applications will largely depend on the development of the distributed generation market as well as on our ability to lower the cost of our products. We believe our efforts will continue to focus on commercial and industrial end markets where self-generation is a viable option. We will focus on original equipment manufacturers (OEMs), energy service providers, specialty distributors and utilities as potential buyers and distributors of our products.

In conjunction with our partners, we have identified the northeastern U.S. as well as California as having high electricity prices, selected areas of transmission and distribution grid congestion, available government subsidies and home to commercial and industrial applications with significant CHP market potential. According to a 2000 study prepared for the DOE and the EIA, there is over 77,000 MW of CHP potential in the U.S. Fifty percent of the total commercial/institutional CHP potential is located in nine states: California, Florida, Illinois, Michigan, New Jersey, New York, Ohio, Pennsylvania and Texas.

We have announced orders in the following commercial/industrial segments.

    - Hotels/Motels. Our North American energy service company (ESCO) partner, PPL, announced two hotel customer sub-megawatt DFC power plant sitings at Sheraton hotels, two of over 740 Starwood Resorts properties located in 80 countries worldwide. The New Jersey Sheraton establishments in Parsipanny and Edison are 300-400 room hotels and have approximate electrical base load requirements of 250 kW and peaking electrical loads of 750 kW to almost 1 MW. Our DFC300A will be part of PPL's master energy services agreement with the Sheraton hotels to provide their energy needs. According to the 2000 DOE/EIA Study, the overall U.S. market for CHP applications for hotels/motels is greater than 6,500 MW, with over two-thirds of that potential sized at 5 MW or less.

    - Water Treatment/Sanitary. We will be operating our first MW DFC power plant on natural gas in our Torrington facility in preparation for delivery to the King County municipal wastewater facility to run on anaerobic digester gas. Additional DFC300A customer sitings were announced by our Asian partner, Marubeni, at the Kirin Brewery to operate on industrial wastewater treatment gas at a brewery and the municipal wastewater facility at the City of Fukuoka, both in Japan. We sponsored our own study in 1998 that identified over 550 municipal wastewater facilities throughout the U.S. capable of generating at least 250 kW of electricity. This is consistent with the DOE/EIA 2000 study that identified over 8,770 CHP sanitary/wastewater establishments in the U.S. with a total capacity of 949 MW. Operation of our DFC power plants on wastewater treatment facilities characterizes our products as a renewable energy technology, which enables them to qualify for significantly more incentive funding worldwide.

    - Universities/Colleges/Schools. MTU's sub-megawatt unit completed more than two years of operation in March 2002, running for more than 16,000 hours. In August 2002, PPL announced the siting of a DFC300A at Ocean County College in New Jersey. According to the 2000 DOE/EIA study, universities, colleges, and schools, collectively, represent over 19,000 MW of CHP potential in the U.S.

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FUELCELL ENERGY, INC. - Form 10-K

    - Office Buildings. We have been operating a DFC300 power plant field trial demonstration at the Los Angeles Department of Water and Power headquarters building since mid-2001. Office buildings represent the single largest commercial/industrial sector in the 2000 DOE/EIA study with over 18,600 MW of CHP potential.

    - Hospitals. Hospitals represent another important CHP application for our DFC power plants, and, to date, our European partner, MTU, has demonstrated sub-megawatt units at Rhon-Klinikum, which has been operational for more than a year, and IPF/Magdeburg, which began operating in the fall of 2002. According to the 2000 DOE/EIA study, the CHP application potential in the U.S. is over 8,800 MW, with over 60 percent in the 1-5 MW size range. ABI estimates there are about 6,000 hospitals in the U.S., approximately 10,600 in Japan and more than 6,000 in Western Europe.

    - Telecommunications/Internet Data Centers. In the fall of 2002, MTU began operating a sub-megawatt DFC power plant at a telecommunications center at Deutche Telecom in Munich. Also in 2002, our North American distribution partner, PPL, announced that two DFC300A will be installed in 2003 at the headquarters building of Zoot Enterprises, a provider of customized instant credit decision making applications for financial institutions, that will be part of its critical reliability base load energy needs. ABI estimates there is nearly 25,000 data centers in the world and that each requires at least a megawatt of power. This is a potential 25 gigawatt market.

    - Grid-constrained areas. Selected areas of the country, including southwestern Connecticut, Long Island, New York City and central California, are in need of additional power. The existing transmission and distribution infrastructure is insufficient to accommodate these local needs, and proposals to upgrade and enhance these lines have been met with public opposition. Our DFC power plants can be sited within these regions to deliver the power to meet these local needs.

    - International Markets. Through our international distribution partners -- MTU in Europe and Marubeni in Asia -- we will be delivering our DFC power plants in those markets. ABI estimates the cumulative fuel cell electric generating capacity in Germany and Japan will grow to 530 megawatts and 720 megawatts, respectively, by 2010.

In connection with the DOE's Vision 21 program, we are designing a 40 MW ultra-high efficiency power system that will combine our Direct FuelCell and a gas turbine that we expect will compete for applications between 10 and 50 MW in the distributed generation market. In addition, because of the ability to operate on a variety of hydrocarbon fuels, we are currently developing in conjunction with the U.S. Navy, a DFC power plant to provide power to ships using diesel fuel. Commercial markets for diesel fuel cells include island communities that have limited natural gas or similar resources and rely on the use of diesel fuel for the generation of electricity, and the cruise ship industry, which we believe has substantial "hotel" power needs.

The overall slowdown of the economy, particularly in the industrial sector, the resulting decline in electricity prices and deterioration in the credit quality of independent power producers has caused a dramatic decline in new power plant construction. According to energy information provider Platts, power companies have already canceled or delayed construction of 164,000 MW of power generation in 2002, more than double the year before. Credit rating agency Standard & Poors reported that in the first nine months of 2002 there were 135 credit downgrades of utility holding companies and their subsidiaries, nearly quadruple the number in the year-earlier period, and one-third of the major companies in the sector were on watch for future downgrades. These current impediments to traditional power plant financing provides us with near-term market opportunities as our DFC power plants can be sited in smaller increments and more dispersed locations, and time from order placement to initial start-up is less than the two to three year time frame for larger, central generation units. We are finding sufficient interest in regional markets to meet the needs for early adopter customers and our focus for 2003 is to generate orders for our DFC products with competitive terms and conditions.

OUR FUEL CELL DEVELOPMENT PROGRAM

Based on experience gained from over 68,000 accumulated operating hours (as of December 2002) from our demonstrations and field trial program, we have developed the next generation product, the DFC300A, which incorporates design improvements throughout the power plant, including more efficient thermal management and gas flow within the fuel cell module and enhancements to the mechanical and electrical balance-of-plant systems which result in higher performance, lower cost, and smaller footprint.

DEMONSTRATION PROJECTS. We have over 24,000 hours of experience with our demonstration projects and "alpha" units. We've used these demonstration projects to develop our core fuel cell component technology, including our full-height vertical stack

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FUELCELL ENERGY, INC. - Form 10-K

design. We will continue to use demonstration projects as we expand our development of fuel cell/ turbine and liquid fueled products. Significant demonstrations include the following:

         Santa Clara Demonstration Project. During 1996 and 1997, we operated our "proof-of-concept" megawatt scale fuel cell plant in Santa Clara, California. The Santa Clara plant achieved a peak power output of 1.93 MW, 7% above rated power, and an electrical efficiency of 44%, a record for a single cycle fossil fuel power plant of this kind at that time. The Santa Clara plant also achieved record low emissions of sulfur and nitrogen oxides. The demonstration involved the largest carbonate fuel cell power plant in the world and the largest fuel cell of any type operated in the United States.

         The Santa Clara plant operated at various electrical outputs for almost one year and was connected to the utility grid for half of that time. Despite encountering equipment problems unrelated to the basic fuel cell technology, the Santa Clara plant achieved most of the goals that we set for the project and established new milestones. After operation of the Santa Clara plant ended in March 1997, all of the fuel cell stacks were returned to us for comprehensive analysis. We used the results of this analysis, along with the results of ongoing research and development activities, to develop a commercial fuel cell design significantly more compact, reliable and cost-effective than the Santa Clara plant design. The fuel cell stack design used at the Danbury, Connecticut and Bielefeld, Germany sites were developed with cells that are approximately 50% larger in area, 40% lighter per unit area and 30% thinner than the Santa Clara plant design. These improvements have doubled the power output from a fuel cell stack. Our current fuel cell power plant design will be capable of producing the same output as the Santa Clara plant with a footprint one-ninth as large. We believe that this reduction in size and increase in power per fuel cell stack will result in significant manufacturing cost savings.

         Commercial Design Endurance Project. Between April 1998 and July 2000, we operated an 8 kW multiple fuel commercial design fuel cell located at our Danbury, Connecticut facility. This unit operated for approximately 17,500 hours. This project, together with other test data, enabled us to project expected commercial performance.

         Danbury Project. In February 1999, we began operating a 250 kW DFC grid-connected power plant at our headquarters in Danbury, Connecticut. The plant operated on pipeline natural gas and ran for approximately 11,800 hours before being disconnected for a scheduled evaluation. Before being disconnected for post-test analysis, this power plant delivered approximately 1.9 million kWh to our Danbury facility and demonstrated a wear rate of 0.3% per 1,000 hours. The ruggedness of this product design was demonstrated in planned stress tests, such as rapid ramp-up and thermal cycling tests and simulated emergency fuel loss. These tests verified that the DFC could be maintained in the field despite operating stresses and fuel supply and power failures, without decreasing performance, meeting our expectations and projections.

         Direct FuelCell/Turbine(R) (DFC/T(R)) Power Plant. During 2002, we completed successful proof-of-concept testing of a DFC/T power plant based on a 250 kW DFC integrated with a Capstone Turbine Corporation modified Model 330 Microturbine. The combined system does not require any combustion in the turbine. The DOE, through its Office of Fossil Energy, funded the first-of-a-kind test of the high efficiency DFC/T power plant. The National Energy Technology Laboratory, as part of the DOE's Vision 21 program, manages the cooperative agreement. The power plant was designed to operate in a dual mode: as a stand-alone fuel cell system or in combination with a microturbine. Heat generated by the fuel cell is used as the fuel to drive the modified microturbine to generate additional electricity. This proof-of-concept demonstration has provided information for the continued design of a 40 MW DFC/T power plant that is expected to approach the 75 percent efficiency goal as specified by the Vision 21 program, as well as to serve as a platform for high efficiency DFC/T in smaller sizes. We will continue the proof-of-concept testing of the DFC/T power plant with a 60 kW microturbine.

         In April 2002, we received a patent, titled "High Efficiency Fuel Cell System," for our combined cycle DFC/T power plant.

         In October 2002, we received a modification to the existing Vision 21 program agreement with the DOE to demonstrate two additional sub-megawatt power plants based on the our DFC/T technology. This modification provides an additional $16 million to the project's budget that will be shared by the DOE and us. We will build and test the first DFC/T power plant at our facility in Danbury, Connecticut, and then demonstrate the second DFC/T power plant in Montana.

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FUELCELL ENERGY, INC. - Form 10-K

         DFC Marine/Diesel. Currently we are working on DFC power plants for marine applications under programs with the U.S. Navy. These power plants are required to operate on liquid fuels such as diesel. We have already produced a fuel cell-compatible fuel from marine diesel using a compact fuel processing system. In 1999, a sub-scale fuel stack was tested on this fuel under conditions simulating marine requirements. Another sub-scale stack was successfully tested for shock and vibration tolerance. In May 2000, the U.S. Navy selected us for a $16.8 million project ($13.2 million of which will be funded by the Navy) to continue development work under Phase II of this program, leading to a 500 kW land based demonstration at the Philadelphia Navy Yard. This power plant will be tested at our Danbury, Connecticut facility in calendar 2003 and shipped to the Navy yard in calendar 2004.

FIELD TRIAL PROGRAM. Since the inception of our field trial program in 1999, we have accumulated over 44,000 hours of combined operational experience with our DFC300 product, including nine DFC300 field trial units in the U.S. and Germany, in a variety of conditions and settings and on a range of fuels. We have used this program for our DFC300 to test operational characteristics of our designs; gain "end-user site" experience to better understand interconnection, installation and operating issues; to identify design improvement opportunities; and to test redesigned components and solutions. Significant field trials include the following:

         Bielefeld, Germany Project. In November 1999, MTU, commissioned a 250 kW power plant at the University of Bielefeld in Bielefeld, Germany. This field trial, which ran for approximately 16,000 hours, was terminated in February 2002. The power plant was a skid-based, sub-megawatt power plant designed by MTU that incorporated our DFC as its fuel cell component. The Bielefeld plant achieved a peak electrical efficiency of 47%. Employing co-generation applications that used the heat by-product to produce process steam for the University and district heating, the plant achieved an overall energy efficiency of 77%.

         Rhon ClinicProject. The State of Bavaria, the Rhonklinikum AG Bad Neustadt/S, a public company operating approximately 40 German hospitals, the local gas supplier, Ferngas Nordbayern GmbH, and MTU are operating a 250 kW power plant designed by MTU that incorporates our DFC as its fuel cell component. The purpose of this field trial is to demonstrate the viability of a fuel cell power plant in a hospital environment. The power plant was commissioned and began operation in May 2001. The electrical power is being fed into the local clinic grid and the hot exhaust air is used to produce process steam for clinic

         Southern Company Services, Inc. -- Alabama Municipal Electric Authority -- Mercedes-Benz U.S. International, Inc. In conjunction with Southern Company Services, Inc. (Southern), the Alabama Municipal Electric Authority (AMEA) and Mercedes-Benz U.S. International, Inc. (Mercedes-Benz), we have built and installed a 250 kW fuel cell power plant at the Mercedes-Benz facility in Tuscaloosa, Alabama utilizing MTU's design. We delivered the unit to the customer site in July 2001. Southern and AMEA have each contributed $1 million to this project, and have options to negotiate exclusive arrangements with us for the sale, distribution and service of our DFC power plants in several southern states that must be exercised upon completion of the field trial.

         Los Angeles Department of Water and Power. In August 1999, LADWP selected us to install a 250 kW DFC power plant at its headquarters in Los Angeles. The installation of this power plant has helped LADWP gain knowledge and experience in the installation, maintenance and operation of fuel cell power plants. The agreement we entered into in May 2000 provided for LADWP to contribute $2.4 million to this project. This field trial unit was delivered to the customer site in July 2001.

         MTU. Between April and November 2002, MTU installed, and is currently operating, five 250 kW power plants based on our DFC technology utilizing fuel cells manufactured at our Torrington, Connecticut facility. These include a unit to provide heat and power at a fuel cell energy park in Essen, Germany for RWE, Germany's largest utility; at IZAR, Europe's largest shipbuilder based in Cartagena, Spain, to provide energy for this ship building company; in Munich, Germany at a telecommunications center owned by a subsidiary of Deutsche-Telekom, to provide DC power back-up; in Germany at the University Clinic of Magdeburg, to provide back-up power and heat, which will be maintained by IPF KG; and at a tire manufacturing plant owned by EnBW/Michelin, to provide electricity and process steam.

In 2003, we will initiate our field trial program for our 1 MW DFC1500 and 2 MW DFC3000 power plants and build and install a 250 kW coal mine methane power plant.

         King County, Washington. In January of 2001, we signed an agreement with King County, Washington to

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FUELCELL ENERGY, INC. - Form 10-K

         deliver a 1 MW (DFC1500) DFC power plant using municipal wastewater digester gas. The two-year demonstration project is being cost-shared equally by King County, through a cooperative grant to the county from the Environmental Protection Agency (EPA), and us. The total value of the contract is approximately $18.8 million (of which approximately $9.4 million has been funded by us). We completed the design of the one megawatt DFC power plant, which includes four 250 kW stacks in a module. Balance-of-plant equipment was factory tested, delivered and installed at our Torrington, CT facility. The DFC1500 field trial unit will be installed at a municipal wastewater treatment facility in King County in the first calendar half of 2003. While final site preparations are being completed at the customer location, the unit will operate on natural gas, grid-connected, at the company's Torrington facility.

         Clean Coal Project. In late 1999, the DOE transferred a long-standing clean coal project to a wholly owned subsidiary of Global Energy, Inc.; a Cincinnati based independent power producer. This project is the first clean coal technology plant to employ a fuel cell. The objective of this project is to demonstrate coal gasification technology along with a megawatt class carbonate fuel cell power plant. The clean, low-cost fuel generated by the gasifier will be used to fire gas turbines and to demonstrate the operation of a 2 MW (DFC3000) fuel cell power plant. We have entered into a sub-contract, with Global Energy, Inc., for the design, construction and operation of the power plant. We have designed the two megawatt DFC power plant, which includes eight 250 kW stacks in two modules. Factory testing of balance-of-plant equipment is ongoing and equipment deliveries have begun.

         In July of 2002, the DOE accelerated the timetable of this demonstration by approving the relocation from the Kentucky Pioneer integrated gasification combined cycle (IGCC) site, which is still in development, to the Wabash River Energy IGCC site in Indiana, which is in operational status. Both sites are owned by Global Energy, Inc. Contract modifications approved by the DOE and Global Energy, Inc. include appropriation of the funding for the remainder of the project and the site relocation. The remaining project cost will be $32.3 million, with 50% of the cost shared by the DOE. This plant will operate initially on natural gas, grid-connected, at our Torrington, Connecticut facility before being delivered to the customer during the second half of calendar year 2003.

         Ohio Coal Mine Methane Project. In October 2000, the DOE's National Energy Technology Laboratory selected us to design, construct and operate a 250 kW DFC power plant, utilizing coal mine methane gas, at the Harrison Mining Corporation coal mine in Cadiz, Ohio. The cost for the three-year program will be shared equally by the DOE and us, subject to the annual congressional appropriations process. We were selected for this project to demonstrate the ability of our DFC to generate electricity using coal mine methane emissions that otherwise escape into the atmosphere. We anticipate delivery of this DFC power plant in the second half of calendar year 2003 assuming funding is authorized by the DOE.

FIELD FOLLOW PROGRAM FOR OUR DFC300A DESIGN: Our field follow program will be used to monitor fleet performance including additional instrumentation, field service and data gathering, to build operational history (availability, kWh output, etc.), of our DFC300A power plants in order to further enhance our product design to allow for cost reduction, performance improvement, increased reliability and serviceability. Field follow projects in our backlog include the following:

         PPL Spectrum, Inc. (PPL). In October of 2001, we received an order from PPL Spectrum, Inc., a subsidiary of PPL, for a 250 kW DFC power plant slated for installation at the United States Coast Guard Air Station Cape Cod located in Bourne, Massachusetts. The power plant will provide electricity and heating for the base, which includes barracks, hangars and administrative buildings. The contract value is $1.25 million. This power plant is scheduled for delivery and installation in the first half of calendar year 2003.

         In April of 2002, PPL announced the customer siting of two 250 kW DFC power plants for installation at New Jersey hotels owned by Starwood Hotels & Resorts Worldwide, Inc. PPL will install one 250kW DFC power plant at the Sheraton Edison Raritan Center and another at the Sheraton Parsippany Hotel. Both power plants are expected to be used in a combined heat and power application. The total value of these projects is $3.3 million. The New Jersey Clean Energy Fund will be providing approximately $1.7 million in funding to PPL in support of these projects. These power plants are scheduled for delivery and installation in the first half of calendar year 2003.

         In August of 2002, we announced that PPL will install a 250 kW DFC power plant at Ocean County College in New Jersey. The power plant is to be operated in co-generation mode, supplying electricity and heat to several buildings on campus. The total value of the project is $1.65 million. The New Jersey Clean Energy

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FUELCELL ENERGY, INC. - Form 10-K

         Fund will provide $827,000 in the form of grants. This power plant is scheduled for delivery and installation in the first half of calendar year 2003.

         On October 31, 2002, PPL signed a contract with Zoot Enterprises to install two of our 250 kW DFC power plants a Zoots' Galactic Park high-technology campus in Montana. Zoot plans to use the power plants to help meet the electrical reliability requirements of its headquarters building, and to support future development at the campus. Total value of the project is $3.8 million, with $1.4 million provided in the form of a grant from the DOE. Site preparation has begun, and installation of the power plants is scheduled to begin in the first half of calendar year 2003.

         Marubeni. In December 2001, Marubeni announced the customer and siting of its first 250 kW fuel cell power plant, Kirin Brewery in Japan located outside of Tokyo. The unit will operate in cogeneration mode, with the thermal output of the fuel cell to be used by the anaerobic digester, which treats the brewery effluent. The power plant was shipped to the customer site in November 2002.

         In May 2002, Marubeni Corporation and us announced the customer and siting of a Direct FuelCell power plant for a municipal wastewater treatment facility in Japan, the first of its kind in this country. Marubeni will install a 250 kW fuel cell power plant at a wastewater treatment facility in the City of Fukuoka, which will consume the electricity and steam generated by the unit. This power plant is scheduled for delivery and installation in the first half of calendar year 2003.

         LADWP. In October 2000, we entered into an agreement to provide LADWP with two 250 kW DFC power plants. This agreement provides for LADWP to pay $2.45 million for these power plants. These units are scheduled for delivery in the first half of calendar 2003.

         Connecticut Innovations. In August of 2001, we received a $1.25 million contract from the Connecticut Clean Energy Fund (which is managed by Connecticut Innovations, Inc.) for a 250 kW DFC power plant. The power plant is scheduled for delivery and installation in the first half of calendar year 2003.

STRATEGIC ALLIANCES AND LICENSE AGREEMENTS

In the past three years, we entered into significant strategic alliance, distribution, and market development agreements. Our partners include Caterpillar, Inc.; Marubeni Corporation; PPL; CMS Viron Energy Services; MWH Energy Solutions, Inc; and Chevron Energy Solutions L.P.

Caterpillar. On November 15, 2001, we announced the signing of an agreement with Caterpillar to distribute ultra-low emission fuel cell products for industrial and commercial use. Under the agreement, Caterpillar will distribute our products through selected Caterpillar dealers in the United States. Both companies will also pursue an alliance to jointly develop fuel cell systems, including highly efficient hybrid products integrating Caterpillar's turbine engine technology.

On April 26, 2002, we signed an alliance agreement with Caterpillar, Inc. Under the ten-year agreement, customers will be able to purchase our Direct FuelCell systems from Caterpillar dealers in selected regions in North America. The agreement calls for the companies to jointly develop Caterpillar-branded power plants in the 250 kW to 3 MW size range, incorporating our fuel cell module. We will also explore the development of a hybrid power system utilizing Caterpillar's turbine engine technology and our energy products.

As part of the agreement, Caterpillar received warrants to purchase 1,500,000 shares of our common stock with exercise prices ranging from $17 to $23 per share. The warrants will be earned on a graduated scale contingent upon the first 45 MW's of order commitments to purchase our products. For accounting purposes, the fair value of these warrants will be netted against the revenues attributable to the purchase of our products by Caterpillar.

CMS Viron. On January 8, 2002, we entered into a market development agreement with CMS Viron Energy Services to jointly pursue fuel cell projects in the State of California. Under the agreement, we will jointly market and sell DFC power plants and will perform project, customer and site development, system integration, permitting and project financing for those plants.

Chevron Energy Services. On December 21, 2001, we announced the signing of a marketing development agreement with Chevron Energy Services L.P., a subsidiary of ChevronTexaco, to jointly pursue fuel cell projects. Under the agreement,

                                      H-16

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FUELCELL ENERGY, INC. - Form 10-K

FuelCell Energy and Chevron Energy Solutions will jointly market and sell DFC power plants and will perform project, customer and site development, system integration, permitting and project financing. Initial projects will be targeted for development in the Northeastern United States and California.

Marubeni. On June 18, 2001, we announced the signing of a comprehensive strategic alliance agreement with Marubeni. Under the agreement, Marubeni will initially order 3 MW of Direct FuelCell power plants, in addition to the 1.25 megawatts previously ordered, and is targeting orders of at least 45 MW over the next two years in Japan and Asia. We plan to form a joint venture with Marubeni for the purpose of assembling Direct FuelCell modules in Asia from fuel cells provided by us.

Marubeni has invested $10 million in FuelCell Energy through the purchase of 268,114 shares of our common stock and is expected to invest an additional $30 million over the term of the agreement. In addition, we have granted Marubeni warrants to purchase 1,140,000 shares of our common stock, with exercise prices ranging from approximately $37 to $48 per share. These warrants will vest over the next year, based on Marubeni reaching 45 MW of orders for DFC power plants. For accounting purposes, the fair value of these warrants will be netted against the revenues attributable to the purchase of our products by Marubeni. The warrants will expire in September 2003.

PPL. In September 2000, we entered into a distributor agreement with PPL pursuant to which PPL agreed to become the first distributor of our Direct FuelCell products in North America. PPL has agreed to use its reasonable efforts to promote and sell our products, on a non-exclusive basis, throughout North America. Pursuant to the agreement, PPL has ordered 1.75 MW of our products at agreed-upon prices, and will need to establish the next minimum order amount by the end of 2003. In connection with this distributor agreement, an affiliate of PPL purchased 425,216 shares of our common stock for $10 million. The agreement terminates on December 31, 2004, subject to three-year extensions. Prior to December 31, 2004, PPL may terminate the agreement upon 60 days' written notice to us and, after December 31, 2004, either party may terminate the agreement upon 60 days' written notice.

Los Angeles Department of Water and Power. We signed an agreement with LADWP in May of 2000 for the installation of a 250 kW DCF power plant at LADWPs corporate headquarters in Los Angeles. This unit has been operating since July 2001. Under this agreement, we are required to pay LADWP annual royalties of 2% of net sales revenues, beginning when sales of fuel cells reach 50 MW per year, and continuing until the earlier of termination of the agreement or the payment to LADWP of $5 million in royalties.

In October of 2000, we entered into a second agreement to provide LADWP with two additional 250 kW DFC power plants. This agreement provides for LADWP to pay $2.45 million dollars for these power plants.

On May 14, 2002, we announced the signing of an agreement with MWH Energy Solutions, Inc. to distribute our Direct FuelCell power plants in municipal, utility support, commercial and industrial applications. Initial focus will be on wastewater treatment facilities throughout the United States.

We expect to establish additional long-term relationships that will facilitate the marketing, development and installation of our fuel cell power plants throughout the world.

Our other significant relationships include the following:

Bath Iron Works. In August 1999, we entered into an agreement with the Advanced Technology Division of Bath Iron Works, a General Dynamics company, to develop an advanced DFC power plant for defense marine applications. We expect this agreement to lead to the development of the first new power generation technology for surface ships since nuclear power was adopted for aircraft carriers, addressing the market for advanced marine power systems. This agreement continues through 2004, and may be terminated by either Bath Iron Works or us, upon 30 days' written notice.

Fluor Daniel, Inc. We have a long-standing relationship with Fluor Daniel, Inc., a subsidiary of Fluor Corporation (Fluor Daniel), one of the largest engineering, procurement, construction and technical services companies in the world. Fluor Daniel's Oil, Gas & Power unit has been working with us providing architectural, design, engineering and construction management services in developing, based on our specifications, the balance of plant systems required to support our fuel cells in natural gas and coal fueled power plants. Fluor Daniel is a resource that we expect will continue to provide us with the technical and management expertise and experience required for designing and optimizing our fuel cell power plants. In connection with the King County field trial, for example, we have subcontracted with Fluor Daniel for design and engineering support.

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FUELCELL ENERGY, INC. - Form 10-K

In addition to our strategic relationships, we have entered into several licensing agreements, including the following:

MTU. In 1989, we entered into a license agreement with DASA, a German aerospace and aircraft equipment manufacturer and a subsidiary of Daimler Benz Corporation, one of the largest industrial companies in Europe. In 1993, that agreement was transferred to a subsidiary of DASA, MTU, now a DaimlerChrysler subsidiary.

In December 1999, the 1989 license agreement was replaced by a revised MTU license agreement, in which we granted MTU an exclusive license to use our Direct FuelCell patent rights and know-how in Europe and the Middle East, and a non-exclusive license in South America and Africa, subject to certain rights of us and others, in each case for a royalty. Under this agreement, MTU has granted us an exclusive, royalty-free license to use any improvements to our Direct FuelCell made by MTU anywhere in the world except Europe and the Middle East. In addition, MTU has agreed to negotiate a license grant of any separate fuel cell know-how it develops once it is ready for commercialization. Under this agreement, we have also agreed to sell our Direct FuelCell components and stacks to MTU at cost, plus a modest fee. The new MTU agreement continues through December 2004 and may be extended for additional 5-year terms, at the option of MTU, by written notice at least 180 days prior to expiration. Upon termination, MTU will retain a non-exclusive license to use our Direct FuelCell patent rights and know-how for a royalty.

In 1992, MTU formed a European consortium (ARGE) with RWE Energie, the largest electric utility in Germany, Ruhrgas, the largest natural gas supplier in Germany and Elkraft, a large Danish utility. The activities of this group complement our efforts to design and manufacture natural gas and coal gas fueled carbonate fuel cell systems based on our designs.

During 1998, MTU designed and built a 250 kW co-generation fuel cell unit that incorporates our fuel cell assemblies and uses an innovative integration of a portion of the balance of plant into the fuel cell stack module itself, with the expectation of reducing costs to the power plant as a whole. The design is compact and especially suitable for co-generation applications.

In July 1998, we entered into a cross-licensing and cross-selling agreement with MTU pursuant to which we have granted MTU a non-exclusive license to use our balance of plant know-how (excluding fuel cell technology included in the 1999 license agreement) in Europe, the Middle East, South America and Africa, and MTU has granted us a worldwide, non-exclusive license to use MTU's balance of plant know-how (excluding fuel cell technology included in the 1999 license agreement), in all territories except Europe and the Middle East. Each party is required to pay to the other a royalty for each kW of rating which uses the licensed balance of plant know-how of the other. MTU is not required to pay us royalties under this agreement if MTU is obligated to pay us royalties under the 1999 license agreement. This agreement continues through 2003 and may be extended by written notice at least 180 days prior to expiration.

Santa Clara. In 1993, we obtained an exclusive license, including rights to sublicense, to use the balance of plant technology we developed under the Santa Clara plant contract. The license specifically excludes fuel cell and fuel cell stack technology. The license becomes non-exclusive after 2005 or earlier, at the option of Santa Clara, if we do not meet certain commercialization milestones. Under this license, royalties are $15 per kilowatt (subject to consumer price index and other upward adjustments) on North American sales of commercial fuel cell power plant stacks of capacities of 100 kW or more that use the licensed balance of plant technology.

In addition to the above royalties, the license to use the Santa Clara balance of plant technology in connection with fuel cell plants sold or licensed outside North America, is subject to the quarterly payment by us of license fees equal to the lesser of (a) 2% of the proportional gross revenues from the sale of that portion of each fuel cell plant that uses the Santa Clara balance of plant technology or (b) 1% of the total gross revenue from the sale of each fuel cell plant that uses the Santa Clara balance of plant technology. We must also pay Santa Clara 25% of any fees we receive for sublicensing the Santa Clara balance of plant technology.

Electric Power Research Institute. In 1988, we entered into a license agreement with the Electric Power Research Institute (EPRI), granting us an unreserved, non-exclusive, worldwide license to use carbonate fuel cell proprietary data we developed under certain contracts with EPRI. We have agreed to pay EPRI a one-time fee of approximately $50,000 within six months of our first commercial sale of a carbonate fuel cell stack greater than one megawatt in size using the carbonate fuel cell proprietary data we developed under the EPRI contracts and a royalty of 0.5% to 1% of net commercial sales of carbonate fuel cell stacks which use this proprietary data. Our obligation to make royalty payments continues until the later of the expiration of all patents licensed to us by EPRI, or fifteen years from our first commercial sale of a carbonate fuel cell stack which uses EPRI's proprietary data.

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FUELCELL ENERGY, INC. - Form 10-K

COMPETITION

We are competing primarily on the basis of fuel efficiency, environmental considerations and cost. We believe that the carbonate fuel cell enjoys competitive advantages over most other fuel cell designs. These benefits include higher fuel efficiency (which leads to lower fuel cost), significantly lower emissions, scalability and potentially lower operating, maintenance and generation costs because of a less complex balance of plant. We believe that we are more advanced in the development of carbonate fuel cells than other manufacturers.

Several companies in the United States are involved in fuel cell development, although we believe that we are the only domestic company engaged in significant manufacturing and commercialization of carbonate fuel cells in the sub-megawatt and megawatt classes. Emerging fuel cell technologies in our target distributed generation market include PEM fuel cells, phosphoric acid fuel cells and solid oxide fuel cells. Competitors using or developing these technologies include Ballard Power Systems, Inc., UTC Fuel Cells, and Plug Power Inc., in the case of PEM fuel cells; UTC Fuel Cells in the case of phosphoric acid fuel cells; and SiemensWestinghouse Electric Company, Sulzer Hexis, McDermott, GE/Honeywell and Delphi in the case of solid oxide fuel cells. Each of these competitors has the potential to capture market share in our target market.

In Asia, at least three manufacturers have demonstrated varying levels of interest in developing and marketing carbonate fuel cells. Some have larger marketing and sales departments than we do and have a history of producing and selling electric generation equipment. One of these manufacturers has demonstrated extended operation of a 200 kW carbonate fuel cell. Two of these manufacturers have jointly demonstrated extended operation of a 100 kW carbonate fuel cell and recently tested a 1 MW plant. One of these companies is expected to concentrate on 700-800 kW sized modules for distributed generation. We believe that most of these companies use the more complex and less efficient approach of using external fuel processing equipment to produce hydrogen fuel.

In Europe, a company in Italy is actively engaged in carbonate fuel cell development and is a potential competitor. Our licensee in Germany, MTU, and its partners have conducted the most significant activity in Europe.

We must also compete with companies such as Caterpillar, Cummins, and Detroit Diesel, who manufacture more mature combustion equipment, including various engines and turbines, that have more established manufacturing, distribution, operating and cost features. Significant competition also comes from gas turbine companies such as General Electric, Ingersall Rand, Solar Turbines and Kawasaki, that have recently made progress in improving fuel efficiency and reducing pollution in large size combined cycle natural gas fueled generators. Efforts are underway by companies such as these to extend these advantages to smaller sizes. We believe that these smaller gas turbines will not be able to match our fuel efficiency or favorable environmental characteristics.

OUR STRATEGY

Our business objective is to be the leading provider of carbonate fuel cell products for stationary power generation. We plan on being the first to provide high quality, low-cost sub-megawatt and megawatt class fuel cell power plants to the distributed generation market. We plan to manufacture our proprietary fuel cell stack components and to purchase balance of plant equipment from suppliers as modularized packages that will either be delivered to the power plant site for assembly with our fuel cell stack components or be assembled at our manufacturing facility for delivery to the power plant site. We plan on continuing to be an industry leader in carbonate fuel cell technology focused on expanding our proprietary technology and developing future applications, products and markets for that technology, including diesel fueled marine-based and DCF/Turbine applications. To accomplish our objective, we plan to:

FOCUS ON OUR DIRECT FUELCELL TECHNOLOGY FOR STATIONARY MARKETS. We believe that our Direct FuelCell is the fuel cell technology most suited to stationary power generation based on its highly efficient operating characteristics, co-generation capabilities and the ability to use multiple hydrocarbon fuels such as natural gas, diesel, methanol, biogas, coal gas, coal mine methane and propane. We plan to continue to focus on the distributed generation market where we believe that our technology and our power plant product design afford us a significant competitive advantage. We also plan to develop new products, based on our existing power plant design, for applications in the 10 to 50 MW range, including our DFC/T product, and for marine and stationary applications utilizing diesel fuel.

NEAR TERM PRODUCT STRATEGY. In order to achieve our overall product goals of cost reduction, performance improvement, reliability and serviceability, we will continue to focus on our near term product strategy:

    - Develop standard products -- We've made significant progress towards the development of our standard products, particularly with the development of our DFC300A. Each of our overall product goals is affected by product

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FUELCELL ENERGY, INC. - Form 10-K

        standardization. In order to continue down this path with our sub-megawatt and megawatt products, we need to:

            - continue the qualification of multiple suppliers of equipment components and materials;

            - initiate new, and complete current, factory acceptance tests of mission critical systems;

            -   enhance power plant sub-system design;

            - develop system design of our megawatt-class units and initiate field trial program;

            -   incorporate field trial improvements; and

            -   receive OEM design support.

    - Increase Volume Production. We successfully installed and tested the equipment necessary to produce 50 megawatts of fuel cells per year at our manufacturing facility in Torrington, Connecticut. The ability to increase throughput while enhancing product quality and reducing waste is critical for us to achieve our cost reduction goals. We plan to achieve this by:

            - verifying our production capacity for cell production and assembly and testing;

            - continuing to implement process controls to improve quality and enhance productivity;

            -   improving product design to increase manufacturability;

            -   further development of our parts and service infrastructure; and

            - continued information systems development to improve cost tracking and to safeguard assets.

    - Distribution Network Development. We have established strong commercial distribution alliances with electric power equipment sales and service companies (OEMs), including Caterpillar, Marubeni, and MTU; energy services and solutions providers (ESCOs) including PPL, Chevron Energy Solutions, and CMS Viron Energy Services; and specialty application developers such as MWH Energy Solutions, Inc., who will focus on the wastewater treatment market. In 2002, the company conducted multiple training sessions for distribution partners that focused on applications, sales, installation and service of DFC power plants. We will continue to focus on developing our distribution network as we enhance our products and develop new applications and new markets.

        We plan to leverage our relationships with our current partners, as well as initiate and establish similar new strategic relationships, to ensure maximum exposure and distribution of our Direct FuelCell products. We further expect these alliances will develop into mutually beneficial relationships where the ability of each party to lower costs of their respective components of the DFC power plant will make competitive pricing more achievable.

INITIATE OUR FIELD FOLLOW PROGRAM. We plan to deliver and commission our current backlog of DFC300A power plants and begin our field follow program with these units. Our field follow program will be used to monitor fleet performance including additional instrumentation, field service, and data gathering, to build operational history (availability, kWh output, etc.), of our DFC300A in order to further enhance our product design to allow for cost reduction, performance improvement, increased reliability and serviceability.

INITIATE OUR MEGAWATT-CLASS FIELD TRIAL PROGRAM FOR OUR DFC1500 AND DFC3000 PRODUCTS. We plan to install our one-megawatt, DFC1500 field trial unit, which includes four 250kW stacks in a module, at a municipal wastewater treatment facility in King County, Washington, in the first calendar half of 2003. While final site preparations are being completed at the customer location, the unit will operate on natural gas, grid-connected, at the company's Torrington facility. We've completed the design of our two-megawatt, DFC3000 power plant which includes eight 250 kW stacks in two modules. This

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FUELCELL ENERGY, INC. - Form 10-K

plant will also operate initially on natural gas, grid-connected in Torrington, before being delivered to the customer during the second half of calendar year 2003. The balance-of-plant will be installed in Torrington after the DFC1500 testing is complete. As with our DFC300, field trial experience will be incorporated into the design of our megawatt-class products.

EXPAND MANUFACTURING. We continued to expand our production capabilities in Danbury and Torrington, and our partner, MTU, expanded their assembly and testing facility in Munich. The Danbury facility was expanded to test and condition 50 megawatts of fuel cell power plants per year. A second tape casting line was installed at the manufacturing plant in Torrington in December 2002, and initial operations have begun. While this brings manufacturing capacity to 50 megawatts, production levels will be determined consistent with market demand. We believe that within our current facility in Torrington, there is space to expand to 150 megawatts of production capacity, annually. We have additional land access surrounding our current facility, for which we could expand, we believe, to 400 megawatts of annual production.

COST REDUCTION. As a result of the simple design of our Direct FuelCell, we plan to focus our fuel cell component cost reduction efforts on improving manufacturing processes, reducing purchased material cost through economies of scale and improving the performance of our fuel cells. Our strategy for reducing the balance of plant cost is to develop strategic alliances with equipment suppliers who will recognize the potential mutual benefit of joint cost reduction programs.

CREATE BRAND AWARENESS. We are working to develop in our target markets the association of our Direct FuelCell name with the highest quality stationary fuel cell products. We are also working to have the design of our Direct FuelCell accepted as the industry standard for stationary fuel cell systems.

AGGRESSIVELY PROTECT INTELLECTUAL PROPERTY. We plan to aggressively protect our intellectual property, through the use of patents, trademarks, trade secret protection, confidentiality procedures and confidentiality agreements. We believe that our intellectual property affords us a distinct competitive advantage, and that protecting our intellectual property is an essential part of preserving this advantage.

DEVELOP PRODUCTS FOR THE 10 TO 50 MW DISTRIBUTED GENERATION MARKETS. We plan to continue our research and development, leveraging our existing technology to develop additional commercial applications for the 10 to 50 MW distributed generation market. In connection with the DOE's Vision 21 program, we are in the process of designing a 40 MW ultra-high efficiency system that will combine our Direct FuelCell and an unfired gas turbine. In the larger 10-50 MW combined-cycle design, the DFC/T is expected to approach the 75 percent electrical efficiency target as specified by the DOE's Vision 21 program while retaining the ultra-low emissions attribute of the company's DFC power plants.

DEVELOP DIESEL FUELED APPLICATIONS FOR ADDITIONAL MARKETS. We plan to continue our research and development related to diesel-fueled applications for our technology. In conjunction with the U.S. Navy, we are developing a fuel processing system to convert diesel fuel into a fuel compatible with our existing fuel cell technology. This product would have significant opportunities for "hotel" power on military and civilian ships as well as for stationary applications on islands that are dependent on diesel as their primary fuel source.

DEVELOP NEXT GENERATION PRODUCTS. We are currently developing and plan to continue developing next generation fuel cell power plant technologies that have the potential to significantly reduce the cost per kWh by increasing the power output and cell life of our power plant products.

MANAGE CASH FOR MARKET PENETRATION. Our cash requirements depend on numerous factors, including the implementation of our field follow program for our DFC300A products, the initiation of our megawatt class field trial program, and development of our DFC/T and diesel DFC products. We expect to devote substantial capital resources to achieve our overall product goals of cost reduction, performance improvement, reliability and serviceability. We believe that we can achieve these goals through our near term product strategy of developing standard products, increasing volume production and the further development of our distribution network. We expect such activities will be funded from existing cash, cash equivalents, investments and cash from operations. Once we've completed our near term strategy, we believe we will have the financial flexibility to maintain, reduce or accelerate our business activities consistent with market demand.

COST REDUCTION PROGRESS

We regularly review and revise our cost reduction plans. Although subject to a number of assumptions and uncertainties, some of which are beyond our control, including the price of fuel, we believe that at volume production of 400 MW we will produce combined heat and power DFC power plants that will generate electricity between 5 and 8 cents per kWh for MW plants. If this cost reduction is achieved, from a cost per kWh standpoint, our Direct FuelCell will be an economically

FUELCELL ENERGY, INC. - Form 10-K

attractive source of energy in many places in the United States. According to the EIA, electricity prices vary substantially depending on the region of the country. For example, in July 2002, industrial electricity prices ranged from as low as 4.9-cents/kWh in Alabama (Huntsville Utilities) to as high as 15.1-cents/kWh in New York (Consolidated Edison) and 15.7-cents/kWh in California (Southern California Edison). In March 2002, commercial electricity prices ranged from as low as 6.6-cents/kWh in Delaware (Connectiv) to as high as 13-cents/kWh in New York (Consolidated Edison) and 13.8-cents per kWh in Massachusetts (Commonwealth Electric Co.). In 2000, average statewide residential electricity prices ranged from a low of 5.13-cents/kWh in Washington to as high as 14.03-cents/kWh in New York, 13.14-cents/kWh in New Hampshire and 12.82-cents/kWh in Vermont. In Japan, industrial electricity prices are in the 10-16 cents/kWh with commercial electricity prices slightly higher at 14-20 cents/kWh. We believe that our Direct FuelCell will be a viable alternative as transmission and distribution costs, as well as losses in efficiency due to transmission and distribution, will be substantially lessened or eliminated with our products.

We believe that the sale of commercial products before achievement of our cost reduction goals is possible to a market of "early adopters." Energy users that are unable to or choose not to site traditional combustion based generation due to environmental or energy efficiency concerns or users that need more reliable electricity sources than that provided by the grid, diesel back-up generators, microturbines and batteries may be willing to pay higher prices per kW to obtain the power that they need. We believe that these "early adopters" will likely be municipalities and commercial and industrial customers in pollution non-attainment zones and customers in grid constrained regions, as well as hospitals, schools or universities. We expect that these "early adopters" will include energy users that are able to take advantage of government subsidies that provide funding for fuel cell installations. We believe that these initial customers will enable us to increase volume and subsequently implement our cost reduction plans. As a result, we believe we eventually will be able to provide a lower cost product and therefore achieve greater market potential with more traditional commercial and industrial customers.

We plan to achieve our cost goals through a combination of factors, including manufacturing process improvements, economies of scale, completion or elimination of first time or one of a kind costs, and through technology maturation that increases power output without additional product cost. These factors are described below:

         Manufacturing cost reduction: Manufacturing costs are being reduced by multi-faceted efforts including supplier management, material and labor utilization, vertical integration and engineering for manufacturing efficiencies.

         Economies of scale: Volume directly affects purchased material cost and reduces fixed cost allocation. Volume also has a secondary effect on direct labor by providing justification to invest in capital projects for improved productivity.

         First time costs: The elimination of first time development and engineering costs is a large and straightforward element of our cost reduction plan. At commercial volumes, power plant installations are expected to be virtually identical. Furthermore, indirect costs associated with developing the initial field trial projects will not exist.

         Improved performance: Power plant performance is a critical factor. Power output has a direct impact on capital cost as measured in cost per kW, and efficiency, decay rate and availability all affect the cost of electricity, which is the best measure of the value of our products. Our research and development activities have made and are expected to continue to make substantial progress in these areas. For example, if we are successful in our ongoing research and development efforts, we might expect that stack life could increase from five years for the first stack replacement in a 30 year plant, to between seven and eight years for the last stack replacement, with additional gains in power and efficiency.

Value engineering programs have generated significant cost reductions in the cost of stack hardware. For example, the purchase price for compression packs has been reduced from $32,000 to $3,600 per stack in small quantities. Similarly the price of the manifold retention system has been reduced from $31,000 to $4,500 per stack. In both cases, functionality has been improved.

MANUFACTURING, TESTING AND CONDITIONING

We manufacture fuel cells at our 65,000 square foot facility in Torrington, Connecticut. This facility currently has production capacity of 50 MW per year, on a three-shift basis. We believe that within our current facility in Torrington, there is space to expand to 150 megawatts of production capacity, annually. We have additional land access surrounding our current facility, for which we could expand, we believe, to 400 megawatts of annual production.

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FUELCELL ENERGY, INC. - Form 10-K

Prior to shipment to customer sites, we test and condition MW fuel cell modules and sub-megawatt power plants at our Danbury facility. This facility has the capacity to test and condition 50 MW of fuel cell power plants per year.

RESEARCH AND DEVELOPMENT

A significant portion of our research and development has been funded by government contracts, and is classified as cost of research and development contracts in our consolidated financial statements. For the fiscal years ended 2002, 2001 and 2000, total research and development expense, including amounts received from the DOE, other government agencies and our customers, and amounts that have been self-funded, was $52.5 million, $22.1 million and $14.4 million respectively.

PRINCIPAL GOVERNMENT RESEARCH AND DEVELOPMENT CONTRACTS

Since 1975, we have worked on the development of our Direct FuelCell technology with various United States government agencies, including the DOE, the Navy, the Coast Guard, the DOD, the Defense Advance Research Projects Agency and the National Aeronautics and Space Administration. Our revenues have been principally derived from U.S. government and industry research and development contracts. Government funding, principally from the DOE, provided approximately 81%, 78%, and 87% of our revenue for the fiscal years ended 2002, 2001 and 2000, respectively. From the inception of our carbonate fuel cell development program in the mid-1970s to date, approximately $382 million has been invested via DOE and related utility programs to support the development, demonstration and field-testing of our Direct FuelCell technology. This includes funding we have received from the DOE of approximately $232 million. We have complemented the DOE's funding with additional support from a variety of other sources that have contributed approximately $150 million.

We have historically performed our services under government-funded contracts or agreements that usually require performance over a period of one to five years and often require cost share funding as a condition to receiving any amounts allocated under these agreements. However, congressional budget limits could prolong the contracts. Generally, U.S. government contracts are subject to the risk of termination at the convenience of the contracting agency. Furthermore, these contracts, irrespective of the amounts allocated by the contracting agency, are subject to annual congressional appropriations and the results of government or agency sponsored audits of our cost reduction efforts and our cost projections. We can only receive government contract funds after Congress makes them available as a result of the annual appropriations process.

We currently receive the majority of our government funding from the DOE and the Navy. Funded DOE projects include our Cooperative agreement, the Clean Coal and Coal Mine Methane projects and the DFC/T project. The U.S. Navy is funding the DFC marine application, liquid fuel project

We entered into the original cooperative agreement with the DOE in 1994. This agreement was extended in 2000 for three additional years, through 2003, to provide $40 million of funding over this period, subject to annual approval by the U.S. Congress. Of that amount, approximately $16 million remains to be funded by the DOE. The current aggregate dollar amount of the DOE contract is approximately $213 million, with the DOE providing approximately $135 million in funding. As a condition to receiving any amounts allocated under this agreement, the balance of the funding must be provided by us, our partners or licensees and other private agencies and utilities, including any amounts spent by our customers and other third parties on development, field test and demonstration projects. The U.S. government and the DOE have certain rights relating to our intellectual property as described under "Proprietary Rights." Lastly, under this cooperative agreement, we must pay the DOE 10% of all license and royalty income received from MTU, up to a total of $500,000.

In October 2002, we received a modification to the existing Vision 21 program agreement with the DOE to demonstrate two additional sub-megawatt power plants based on the our DFC/T technology. This modification provides an additional $16 million to the project's budget that will be shared by the DOE and us.

In May 2000, the U.S. Navy selected us for a $16.8 million project ($13.2 million of which will be funded by the Navy) to continue development work under Phase II of this program, leading to a 500 kW land based demonstration at the Philadelphia Navy Yard.

BACKLOG

The backlog for the Company as of October 31, 2002 was approximately $57 million compared with backlog of approximately $74 million as of October 31, 2001. Backlog refers to the aggregate revenues remaining to be earned at a specified date under contracts held by us. For U.S. government contracts, we include the total contract value including any unfunded portion of the total contract value. The unfunded portion of our contracts amounted to approximately $24 million

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FUELCELL ENERGY, INC. - Form 10-K

and $49 million respectively as of October 31, 2002 and 2001. Due to the long-term nature of our government contracts fluctuations from year to year are not an indication of any future trend. Although backlog reflects business that is considered firm, cancellations or scope adjustments may occur and will be reflected in our backlog when known.

PROPRIETARY RIGHTS

We rely primarily on a combination of copyright and trademark laws, trade secrets, patents, confidentiality procedures (including, in some instances, the encryption of certain technical information) and confidentiality agreements and inventors' rights agreements with our strategic partners, subcontractors, vendors, suppliers, consultants and employees to protect our proprietary rights. We have obtained patents and will continue to make efforts to obtain patents, when available, in connection with our technologies. We have 40 U.S. and 88 international patents covering our fuel cell technology (in certain cases covering the same technology in multiple jurisdictions). Of the 40 U.S. patents, 37 relate to our Direct FuelCell technology. We also have submitted 8 U.S. and 41 international patent applications. The patents that we have obtained will expire between 2003 and 2021, and the average remaining life of our patents is approximately 9.4 years. Seven new U.S patents were allowed during 2002, and three U.S. patents expired. We also have 19 invention disclosures in process with our patent counsel that may result in additional patent applications. Some of our intellectual property is not covered by any patent or patent application and includes trade secrets and other know-how that is not patentable, particularly as it relates to our manufacturing processes and engineering design. In addition, some of our intellectual property includes technologies and processes that may be similar to the patented technologies and processes of third parties. Certain of our intellectual property have been licensed to us on a non-exclusive basis from third parties that may also license such intellectual property to others, including our competitors.

Many of our United States patents are the result of government-funded research and development programs, including the DOE cooperative agreement. Four of our patents that were the result of government-funded research prior to January 1988 (the date that we qualified as a "small business") are owned by the United States government and have been licensed to us. This license is revocable only in the limited circumstances where it has been demonstrated that we are not making an effort to commercialize the invention. Our patents that were the result of government-funded research after January 1988 automatically belong to us because of our "small business" status. We expect to continue to qualify as a "small business" for the remainder of the three-year extension of the DOE cooperative agreement.

Fourteen of our United States patents that we own have resulted from government-funded research are subject to the risk of exercise of "march-in" rights by the government. March-in rights refer to the right of the United States government or government agency to exercise its non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government if the contractor fails to continue to develop the technology. These "march-in" rights permit the United States government to take title to these patents and license the patented technology to third parties if the contractor fails to utilize the patents. We believe, however, that the likelihood of the United States government exercising these rights is remote and would only occur if we ceased our commercialization efforts and there was a compelling national need to use the patents.

GOVERNMENT REGULATION

We presently are, and our fuel cell power plants will be, subject to various federal, state and local laws and regulations relating to, among other things, land use, safe working conditions, handling and disposal of hazardous and potentially hazardous substances and emissions of pollutants into the atmosphere. We believe that emissions of sulfur dioxide and nitrogen oxide from our fuel cell power plants will be much lower than conventional combustion-based generating stations, and well within existing and proposed regulatory limits. The primary emissions from our megawatt class DFC power plants, assuming no co-generation application, will be humid flue gas (that will be discharged at a temperature of approximately 700-800degree F), water (that will be discharged at a temperature of approximately 10-20degree F above ambient air temperatures) and carbon dioxide. In light of the high temperature of the gas emissions, we will likely be required by regulatory authorities to site or configure our power plants in a way that will allow the gas to be vented at acceptable and safe distances. We believe that this regulation of the gas emissions will be similar to the regulation of other power plants with similar heat and discharge temperatures. The discharge of water from our power plants will likely require permits whose terms will depend on whether the water is permitted to be discharged into a storm drain or into the local wastewater system. Lastly, as with any use of hydrocarbon fuel, the discharge of particulates will have to meet emissions standards. While industrial plants will have very low carbon monoxide emissions, there could be additional permitting requirements in smog non-attainment areas with respect to carbon monoxide if a number of our units are aggregated together.

Pursuant to the National Environmental Protection Act, since 1991, each local DOE procurement office must file and have approved by the DOE in Washington, D.C., appropriate documentation for environmental, safety and health impacts with

FUELCELL ENERGY, INC. - Form 10-K

respect to procurement contracts entered into by that local office. The costs associated with compliance with environmental regulations are generally recoverable under our cost reimbursable contracts. In certain cases, contract work may be delayed until the approval is received.

EMPLOYEES

As of October 31, 2002 we had 425 full-time employees, of whom 191 were located at the Torrington, Connecticut manufacturing plant, and 234 were located at the Danbury, Connecticut facility or various field offices.

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of the Company and their ages are as follows:

         NAME                    AGE                            POSITION WITH THE COMPANY
         ----                    ---                            -------------------------
Jerry D. Leitman                 60        President, Chief Executive Officer and Chairman of the Board

Dr. Hansraj C. Maru              58        Executive Vice President, Chief Technical Officer and Director

Christopher R. Bentley           60        Executive Vice President, Chief Operating Officer and Director

Joseph G. Mahler                 50        Senior Vice President, Chief Financial Officer, Treasurer & Corporate
                                           Secretary

Herbert T. Nock                  53        Senior Vice President of Marketing and Sales

JERRY D. LEITMAN. Mr. Leitman has been President, Chief Executive Officer and a director since August 1997. In June of 2002, Mr. Leitman was elected to serve as Chairman of the Board. Mr. Leitman was previously President of ABB Asea Brown Boveri's global air pollution control businesses from 1992 to 1995. Prior to joining ABB, Mr. Leitman was Group Executive Vice President of FLAKT AB, a Swedish multinational company, responsible for FLAKT's worldwide industrial businesses from 1989 to 1992. Mr. Leitman is also a director and a member of the Compensation Committee of Esterline Technologies Inc. Mr. Leitman obtained both a BS and MS in Mechanical Engineering from the Georgia Institute of Technology in 1965 and 1967, respectively.

DR. HANSRAJ C. MARU. Dr. Maru has been Executive Vice President and a director since December 1992 and was appointed Chief Technology Officer in August 2000. Dr. Maru was Chief Operating Officer from December 1992 to December 1997. Prior to that he was Senior Vice President-Research and Development. Prior to joining us in 1977, Dr. Maru was involved in fuel cell development at the Institute of Gas Technology. Dr. Maru received a Ph.D. in Chemical Engineering from the Illinois Institute of Technology in 1975.

CHRISTOPHER R. BENTLEY. Mr. Bentley has been a director since June 1993, Executive Vice President since September 1990 and Chief Operating Officer since August 2000. Mr. Bentley was President of Fuel Cell Manufacturing Corporation, our former subsidiary, from September 1990 to December 1997. From 1985 through 1989, he was Director of Manufacturing (1985), Vice President and General Manager (1985-1988) and President (1988-1989) of the Turbine Airfoils Division of Chromalloy Gas Turbine Corporation, a major manufacturer of gas turbine hardware. Mr. Bentley received a BSME from Tufts University in 1966.

JOSEPH G. MAHLER. Mr. Mahler joined us in October 1998 as Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer. From 1993 to 1998, Mr. Mahler was Vice President--Chief Financial Officer at Earthgro, Inc. and prior to that, he was a partner at Ernst & Young. Mr. Mahler received a BS in Accounting from Boston College in 1974.

HERBERT T. NOCK. Mr. Nock joined us in August 2000 as Senior Vice President of Marketing and Sales. Mr. Nock previously worked for General Electric's Power Systems business for 29 years, most recently as Product General Manager for small gas turbine products. Mr. Nock received his BS in Mechanical Engineering from Worcester Polytechnic Institute in 1971 and his MBA from Boston College in 1977.

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FUELCELL ENERGY, INC. - Form 10-K

                                  RISK FACTORS

You should carefully consider the risks described below as well as the other information included or incorporated by reference in this Annual Report on Form 10K. If any of these risks occur, our business, prospects, results of operations and financial condition could be harmed.

WE HAVE RECENTLY INCURRED LOSSES AND ANTICIPATE CONTINUED LOSSES AND NEGATIVE CASH FLOW

We are currently transitioning from a research and development company that has been primarily dependent on government contracts to a company focusing on commercial products. As such, we have not achieved profitability since our fiscal year ended October 31, 1997 and expect to continue to incur net losses and generate negative cash flow until we can produce sufficient revenues to cover our costs. We incurred net losses of $48,840,000 for the fiscal year ended October 31, 2002. Even if we achieve our objective of bringing our first commercial product to market in calendar 2003, we anticipate that we will continue to incur losses and generate negative cash flow until we can cost-effectively produce and sell our Direct FuelCell products, which we do not expect to occur for several years. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future. We may never become profitable. For the reasons discussed in more detail below, there are substantial uncertainties associated with our achieving and sustaining profitability.

OUR COST REDUCTION STRATEGY MAY NOT SUCCEED OR MAY BE SIGNIFICANTLY DELAYED

Our cost reduction strategy is based on the assumption that a significant increase in production will result in the realization of economies of scale. In addition, certain aspects of our cost reduction strategy rely on advancements in our manufacturing process, engineering design and technology (including projected power output) that, to a large degree, are currently not ascertainable. A failure by us to achieve a lower cost structure through economies of scale, improvements in the manufacturing process and engineering design and technology maturation would have a material adverse effect on our commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

We expect the production costs of our initial commercial products to be higher than their sales prices. We recognize that successfully implementing our strategy and obtaining a significant share of the distributed generation market will require that we offer our Direct FuelCell products at competitive prices, which can only be accomplished when production costs are cut substantially from current levels. If we are unable to produce Direct FuelCell products at competitive prices relative to alternative technologies and products, our target market customers will be unlikely to buy our Direct FuelCell products.

Our Direct FuelCell has been demonstrated using a variety of hydrocarbon fuels, including natural gas, methanol, diesel, biogas, coal gas, coal mine methane and propane. If these fuels are not readily available or if their prices are such that electricity produced by our products costs more than electricity provided through other generation sources, our products would be less economically attractive to potential energy users. In addition, we have no control over the prices of several types of competitive energy sources such as oil, gas or coal. Significant decreases in the price of these inputs could also have a material adverse effect on our business because other generation sources could be more economically attractive to consumers than our Direct FuelCell products.

COMMERCIALIZATION OF OUR PRODUCTS IS DEPENDENT ON CONDUCTING SUCCESSFUL FIELD TRIALS

One key aspect of our strategy is to leverage the success of our demonstration, field trial, and field follow projects into long-term distributor-type relationships that will result in these distributors marketing our Direct FuelCell products directly to energy customers. For example, MTU is currently field-testing six 250 kW power plants in Germany that incorporate our Direct FuelCell as their fuel cell components. We believe that our fuel cell commercialization program is dependent upon us conducting additional commercial field trials and demonstration projects of our power plants and completing substantial additional research and development. We have planned several field trials and demonstration projects for our sub-megawatt and megawatt class stationary fuel cell power plants. We have not yet, however, conducted any field trials of our proposed commercial design megawatt class products.

Demonstration, field trial, and field follow projects may encounter problems and delays for a number of reasons, including the failure of our technology, the failure of the technology of others (including balance of plant), the failure to combine these technologies properly (including control system coordination) and the failure to maintain and service the test prototypes properly. Many of these potential problems and delays are beyond our control. A failure by us to conduct field trials and

FUELCELL ENERGY, INC. - Form 10-K

demonstration projects of our megawatt class products or a failure to site the scheduled sub-megawatt power plants and complete these commercial field trials and research and development as currently planned could delay the timetable by which we believe we can begin to commercially sell our Direct FuelCell products. The failure of planned commercial field trials to perform as well as we anticipate could also have a material adverse effect on our commercialization plans, including the ability to enter into long-term distributor-type relationships for our Direct FuelCell products. Any delay, performance failure or perceived problem with our field trials could hurt our reputation in the distributed generation market and, therefore, could have a material adverse effect on our business, prospects, results of operations and financial condition.

WE CURRENTLY FACE AND WILL CONTINUE TO FACE SIGNIFICANT COMPETITION

Our Direct FuelCell products currently face and will continue to face significant competition. Technological advances in alternative energy products or improvements in the electric grid or other fuel cell technologies may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete prior to commercialization or afterwards. Other companies, some of which have substantially greater resources than us, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and technologies.

As our Direct FuelCell products have the potential to replace existing power sources, competition with our products will come from current power technologies, from improvements to current power technologies and from new alternative power technologies, including other types of fuel cells. The distributed generation market, our target market is currently serviced by several manufacturers with existing customers and suppliers. These manufacturers use proven and widely accepted technologies such as internal combustion engines and turbines as well as coal, oil and nuclear powered generators.

We believe that we are the only domestic company engaged in significant manufacturing and commercialization of carbonate fuel cells in the sub-megawatt and megawatt classes. In Asia, at least three manufacturers have demonstrated varying levels of interest in developing and marketing carbonate fuel cells. One of these manufacturers has demonstrated extended operation of a 200 kW carbonate fuel cell. Two of these manufacturers have jointly demonstrated extended operation of a 100 kW carbonate fuel cell and recently tested a 1 MW plant. In Italy, there is one company engaged in carbonate fuel cell development that is a potential competitor. Our licensee in Germany, MTU, and its partners have conducted the most significant activity in Europe.

Other types of fuel cell and alternative energy technologies are being actively pursued by a number of companies. Customers have not yet identified the technologies of choice for alternative energy sources. Emerging fuel cell technologies in the target distributed generation market include PEM fuel cells, phosphoric acid fuel cells and solid oxide fuel cells. Competitors using or developing these technologies include Ballard Power Systems, Inc., UTC Fuel Cells, Plug Power, Inc. in the case of PEM fuel cells; UTC Fuel Cells in the case of phosphoric acid fuel cells; and SiemensWestinghouse Electric Company, Sulzer Hexis, McDermott, GE/Honeywell and Delphi in the case of solid oxide fuel cells. Each of these competitors has the potential to capture market share in our target market, which could have a material adverse effect on our position in the industry.

WE MAY NOT MEET OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION MILESTONES

We have established product development and commercialization milestones that we use to assess our progress toward developing commercially viable Direct FuelCell products. These milestones relate to technology and design improvements as well as to dates for achieving development goals. To gauge our progress, we operate, test and evaluate our Direct FuelCell products under actual conditions. If our systems exhibit technical defects or are unable to meet cost or performance goals, including power output, useful life and reliability, our commercialization schedule could be delayed and potential purchasers of our initial commercial Direct FuelCell products may decline to purchase them or choose to purchase alternative technologies. We cannot be sure that we will successfully achieve our milestones in the future or that any failure to achieve these milestones will not result in potential competitors gaining advantages in our target market. Failure to meet publicly announced milestones might have a material adverse effect on our operations and our stock price.

WE HAVE LIMITED EXPERIENCE MANUFACTURING OUR DIRECT FUELCELL PRODUCTS ON A COMMERCIAL BASIS

To date, we have focused primarily on research and development and conducting demonstrations and field trials. We have limited experience manufacturing our Direct FuelCell products on a commercial basis. We have recently installed additional equipment that will allow us to produce 50 MW per year. We expect that we will then increase our manufacturing capacity based on market demand. We can expand our manufacturing capacity to 150 MW at our current facility. We cannot be sure that we will be able to achieve our planned increases in production capacity. Also, as we scale up our production capacity, we

FUELCELL ENERGY, INC. - Form 10-K

cannot be sure that unplanned failures or other technical problems relating to the manufacturing process will not occur.

If our business grows more quickly than we anticipate, our existing and planned manufacturing facilities may become inadequate and we may need to seek out new or additional space, at considerable cost to us. If our business does not grow as quickly as we expect, our existing and planned manufacturing facilities would in part represent excess capacity for which we may not recover the cost; in that circumstance, our revenues may be inadequate to support our committed costs and our planned growth, and our gross margins and business strategy would suffer.

Even if we are successful in achieving our planned increases in production capacity, we cannot be sure that we will do so in time to meet our product commercialization schedule or to satisfy the requirements of our customers. Given our dependence on government research and development contracts and the necessity of providing government entities with substantial amounts of information, our sales process has historically been long and time-consuming. We will need to continue to shorten the time from initial contact to final product delivery if we hope to expand production, reach a wider customer base and forecast revenues with any degree of certainty. Additionally, we cannot be sure that we will be able to develop efficient, low-cost manufacturing capabilities and processes (including automation) that will enable us to meet our cost goals and profitability projections. Our failure to shorten the sales cycle for our Direct FuelCell products or to develop these advanced manufacturing capabilities and processes, or meet our cost goals, could have a material adverse effect on our business, prospects, results of operations and financial condition.

OUR COMMERCIALIZATION PLANS ARE DEPENDENT ON MARKET ACCEPTANCE OF OUR DIRECT FUELCELL PRODUCTS

Our commercialization plans, which include bringing our sub-megawatt and megawatt class products to market in calendar year 2003, are dependent upon market acceptance of, as well as enhancements to, our Direct FuelCell products. Fuel cell systems represent an emerging market, and we cannot be sure that potential customers will accept fuel cells as a replacement for traditional power sources. As is typical in a rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Since the distributed generation market is new and evolving, it is difficult to predict with certainty the size of the market and its growth rate. The development of a market for our Direct FuelCell products may be affected by many factors that are out of our control, including:

    -   The cost competitiveness of our Direct FuelCell products;

    - The future costs of natural gas and other fuels used by our Direct FuelCell products;

    -   Consumer reluctance to try a new product;

    -   Consumer perceptions of the safety of our Direct FuelCell products;

    - The pace of utility deregulation nationwide, which could affect the market for distributed Generation;

    -   Local permitting and environmental requirements; and

    -   The emergence of newer, more competitive technologies and products.

If a sufficient market fails to develop or develops more slowly than we anticipate we may be unable to recover the losses we will have incurred in the development of our Direct FuelCell products and may never achieve profitability.

As we continue to commercialize our Direct FuelCell products, we will continue to develop warranties, production guarantees and other terms and conditions relating to our products that will be acceptable to the marketplace, continue to develop a service organization that will aid in servicing our products and obtain self-regulatory certifications, if available, with respect to our products. Failure to achieve any of these objectives may also slow the development of a sufficient market for our products and, therefore, have a material adverse effect on our results of operations.

OUR GOVERNMENT RESEARCH AND DEVELOPMENT CONTRACTS ARE IMPORTANT TO THE IMPLEMENTATION OF OUR COMMERCIALIZATION PLANS

Our revenues have been principally derived from a long-term cooperative agreement and other contracts with the DOE, the

FUELCELL ENERGY, INC. - Form 10-K

DOD, the Navy, and the EPA. These agreements are important to the continued development and commercialization of our technology and our products.

Generally, our U.S. government research and development contracts, including the DOE cooperative agreement, are subject to the risk of termination at the convenience of the contracting agency. Furthermore, these contracts, irrespective of the amounts allocated by the contracting agency, are subject to annual congressional appropriations and the results of government or agency sponsored audits of our cost reduction efforts and our cost projections. We can only receive funds under these contracts ultimately made available to us annually by Congress as a result of the appropriations process. Accordingly, we cannot be sure whether or not we will receive the full amount allocated by the DOE under the DOE cooperative agreement or the full amounts allocated under our other government research and development contracts. Failure to receive the full amounts allocated under any of our government research and development contracts could materially adversely affect our commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

THE UNITED STATES GOVERNMENT HAS CERTAIN RIGHTS RELATING TO OUR INTELLECTUAL PROPERTY

Many of our United States patents are the result of government-funded research and development programs, including the DOE cooperative agreement. Four of our patents that were the result of government-funded research prior to January 1988 (the date that we qualified as a "small business") are owned by the United States government and have been licensed to us. This license is revocable only in the limited circumstances where it has been demonstrated that we are not making an effort to commercialize the invention. Our patents that were the result of government-funded research after January 1988 automatically belong to us because of our "small business" status.

Fourteen United States patents that we own have resulted from government-funded research and are subject to the risk of exercise of "march-in" rights by the government. March-in rights refer to the right of the United States government or government agency to exercise its non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government if the contractor fails to continue to develop the technology. These "march-in" rights permit the United States government to take title to these patents and license the patented technology to third parties if the contractor fails to utilize the patents. In addition, our DOE-funded research and development agreements also require us to agree that we will not provide to a foreign entity any fuel cell technology subject to that agreement unless the fuel cell technology will be substantially manufactured in the U.S.

The failure to continue to qualify as a "small business" under applicable government regulations, and the related inability to own patents developed with government funds if we do not so qualify (unless we obtain a waiver from the government), or the exercise or enforcement of "march-in" or other rights by the government could materially adversely affect our business, prospects, results of operations and financial condition.

OUR FUTURE SUCCESS AND GROWTH IS DEPENDENT ON OUR DISTRIBUTION STRATEGY

We do not plan to establish a direct distribution infrastructure for our Direct FuelCell products. A key aspect of our strategy is to use multiple third-party distribution channels to ultimately service our diverse customer base. Depending on the needs of the customer, our Direct FuelCell products could be distributed through a value added distributor who could provide a package of our products and various other components such as flywheels and battery storage devices; through an energy services company who could arrange various ancillary services for the customer; or through power generation equipment suppliers.

We cannot assure you that we will enter into distributor relationships that are consistent with, or sufficient to support, our commercialization plans or our growth strategy or that these relationships will be on terms favorable to us. Even if we enter into these types of relationships, we cannot assure you that the distributors with which we form relationships will focus adequate resources on selling our products or will be successful in selling them. Some of these distributor arrangements have or will require that we grant exclusive distribution rights to companies in defined territories. These exclusive arrangements could result in us being unable to enter into other arrangements at a time when the distributor with which we form a relationship is not successful in selling our products or has reduced its commitment to marketing our products. In addition, two of our current distributor arrangements include, and some future distributor arrangements may also include, the issuance of equity and warrants to purchase our equity, which may have an adverse effect on our stock price. To the extent we enter into distributor relationships, the failure of these distributors in assisting us with the marketing and distribution of our products may adversely affect our financial condition and results of operations.

We cannot be sure that MTU will continue to, or OEMs will, manufacture or package products using our Direct FuelCell

FUELCELL ENERGY, INC. - Form 10-K

components. In this area, our success will largely depend upon our ability to make our products compatible with the power plant products of OEMs and the ability of these OEMs to sell their products containing our products. In addition, some OEMs may need to redesign or modify their existing power plant products to fully incorporate our products. Accordingly, any integration, design, manufacturing or marketing problems encountered by MTU or OEMs could adversely affect the market for our Direct FuelCell products and, therefore, our business, prospects, results of operations and financial condition.

WE DEPEND ON THIRD PARTY SUPPLIERS FOR THE DEVELOPMENT AND SUPPLY OF KEY COMPONENTS FOR OUR DIRECT FUELCELL PRODUCTS

We purchase several key components of our products from other companies and will rely on third-party suppliers for the balance-of-plant components in our Direct FuelCell products. There are a limited number of suppliers for some of the key components of our Direct FuelCell products. A supplier's failure to develop and supply components in a timely manner or to supply components that meet our quality, quantity or cost requirements or technical specifications or our inability to obtain alternative sources of these components on a timely basis or on terms acceptable to us could harm our ability to manufacture our Direct FuelCell products. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

We do not know when or whether we will secure long-term supply relationships with any of our suppliers or whether such relationships will be on terms that will allow us to achieve our objectives. Our business, prospects, results of operations and financial condition could be harmed if we fail to secure long-term relationships with entities that will supply the required components for our Direct FuelCell products.

WE DEPEND ON OUR INTELLECTUAL PROPERTY, AND OUR FAILURE TO PROTECT THAT INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT OUR FUTURE GROWTH AND SUCCESS

Failure to protect our existing intellectual property rights may result in the loss of our exclusivity or the right to use our technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation or be enjoined from using such intellectual property. We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. The patents that we have obtained will expire between 2003 and 2021 and the average remaining life of our patents is approximately 9.4 years. Some of our intellectual property is not covered by any patent or patent application and includes trade secrets and other know-how that is not patentable, particularly as it relates to our manufacturing processes and engineering design. In addition, some of our intellectual property includes technologies and processes that may be similar to the patented technologies and processes of third parties. If we are found to be infringing third-party patents, we do not know whether we will able to obtain licenses to use such patents on acceptable terms, if at all. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot assure you that:

    - any of the U.S. patents or foreign patents owned by us or other patents that third parties license to us will not be invalidated, circumvented, challenged, rendered unenforceable or licensed to others; or

    - any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, if issued at all.

In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with our subcontractors, vendors, suppliers, consultants, strategic partners and employees. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Certain of our intellectual property have been licensed to us on a non-exclusive basis from third parties that may also license such intellectual property to others, including our competitors. If our licensors are found to be infringing third-party patents, we do not know whether we will be able to obtain licenses to use the intellectual property licensed to us on acceptable terms, if at all.

If necessary or desirable, we may seek extensions of existing licenses or further licenses under the patents or other intellectual property rights of others. However, we can give no assurances that we will obtain such extensions or further

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FUELCELL ENERGY, INC. - Form 10-K

licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for intellectual property that we use at present could cause us to incur substantial liabilities, and to suspend the manufacture or shipment of products or our use of processes requiring the use of such intellectual property.

While we are not currently engaged in any material intellectual property litigation, we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor.

OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND TECHNICAL PERSONNEL

Our future success is substantially dependent on the continued services and on the performance of our executive officers and other key management, engineering, scientific, manufacturing and operating personnel, particularly Jerry Leitman, our President and Chief Executive Officer, and Dr. Hansraj Maru and Christopher Bentley, our Executive Vice Presidents. The loss of the services of any executive officer, including Mr. Leitman, Dr. Maru and Mr. Bentley, or other key management, engineering, scientific, manufacturing and operating personnel could materially adversely affect our business. Our ability to achieve our development and commercialization plans will also depend on our ability to attract and retain additional qualified management and technical personnel. Recruiting personnel for the fuel cell industry is competitive. We do not know whether we will be able to attract or retain additional qualified management and technical personnel. Our inability to attract and retain additional qualified management and technical personnel, or the departure of key employees, could materially adversely affect our development and commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

OUR MANAGEMENT MAY BE UNABLE TO MANAGE RAPID GROWTH EFFECTIVELY

We expect to rapidly expand our manufacturing capabilities, accelerate the commercialization of our products and enter a period of rapid growth, which will place a significant strain on our senior management team and our financial and other resources. The proposed expansion will expose us to increased competition, greater overhead, marketing and support costs and other risks associated with the commercialization of a new product. Our ability to manage our rapid growth effectively will require us to continue to improve our operations, to improve our financial and management information systems and to train, motivate and manage our employees. Difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm our business, prospects, results of operations and financial condition.

WE MAY BE AFFECTED BY ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATION

As we begin to commercialize our Direct FuelCell products, we will be subject to federal, state or local regulation with respect to, among other things, emissions and siting. Assuming no co-generation applications are utilized in conjunction with our larger plants, they will discharge humid flue gas at temperatures of approximately 700-800degree F, water at temperatures of approximately 10-20degree F above ambient air temperatures and carbon dioxide. These emissions will require permits that we expect (but cannot assure) will be similar to those applicable to generating units.

In addition, it is possible that industry specific laws and regulations will be adopted covering matters such as transmission scheduling, distribution and the characteristics and quality of our products, including installation and servicing. This regulation could limit the growth in the use of carbonate fuel cells, decrease the acceptance of fuel cells as a commercial product and increase our costs and, therefore, the price of our Direct FuelCell products. Accordingly, compliance with existing or future laws and regulations as we begin to commercialize and site our products could have a material adverse effect on our business, prospects, and results of operations and financial condition.

UTILITY COMPANIES COULD IMPOSE CUSTOMER FEES OR INTERCONNECTION REQUIREMENTS TO OUR CUSTOMERS THAT COULD MAKE OUR PRODUCTS LESS DESIRABLE

Utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back up purposes. These fees could increase the cost to our customers of using our Direct FuelCell products and could make our products less desirable, thereby harming our business, prospects, results of operations and financial condition.

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FUELCELL ENERGY, INC. - Form 10-K

Several states (Texas, New York, California and others) have created and adopted or are in the process of creating their own interconnection regulations covering both technical and financial requirements for interconnection to utility grids. Depending on the complexities of the requirements, installation of our systems may become burdened with additional costs and have a negative impact on our ability to sell systems. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. The Institute of Electrical and Electronics Engineers has been working to create an interconnection standard addressing the technical requirements for distributed generation to interconnect to utility grids. Many parties are hopeful that this standard will be adopted nationally when it is completed to help reduce the barriers to deployment of distributed generation such as fuel cells.

CHANGES IN GOVERNMENT REGULATIONS AND ELECTRIC UTILITY INDUSTRY RESTRUCTURING MAY AFFECT DEMAND FOR OUR DIRECT FUELCELL PRODUCTS

Our target market, the distributed generation market, is driven by deregulation and restructuring of the electric utility industry in the United States and elsewhere and by the requirements of utilities, independent power producers and end users. Deregulation of the electric utility industry is subject to government policies that will determine the pace and extent of deregulation. Many states have recently delayed the implementation of deregulation as a result of the energy situation in California. Changes in government and public policy over time could further delay or otherwise affect deregulation and, therefore, adversely affect our prospects for commercializing our Direct FuelCell products and our financial results. We cannot predict how the deregulation and restructuring of the electric utility industry will ultimately affect the market for our Direct FuelCell products.

WE COULD BE LIABLE FOR ENVIRONMENTAL DAMAGES RESULTING FROM OUR RESEARCH, DEVELOPMENT OR MANUFACTURING OPERATIONS

Our business exposes us to the risk of harmful substances escaping into the environment, resulting in personal injury or loss of life, damage to or destruction of property, and natural resource damage. Depending on the nature of the claim, our current insurance policies may not adequately reimburse us for costs incurred in settling environmental damage claims, and in some instances, we may not be reimbursed at all. Our business is subject to numerous federal, state and local laws and regulations that govern environmental protection and human health and safety. These laws and regulations have changed frequently in the past and it is reasonable to expect additional and more stringent changes in the future. Our operations may not comply with future laws and regulations and we may be required to make significant unanticipated capital and operating expenditures. If we fail to comply with applicable environmental laws and regulations, governmental authorities may seek to impose fines and penalties on us or to revoke or deny the issuance or renewal of operating permits and private parties may seek damages from us. Under those circumstances, we might be required to curtail or cease operations, conduct site remediation or other corrective action, or pay substantial damage claims.

OUR PRODUCTS USE INHERENTLY DANGEROUS, FLAMMABLE FUELS, OPERATE AT HIGH TEMPERATURES AND USE CORROSIVE CARBONATE MATERIAL, EACH OF WHICH COULD SUBJECT OUR BUSINESS TO PRODUCT LIABILITY CLAIMS

Our business exposes us to potential product liability claims that are inherent in hydrogen and products that use hydrogen. Hydrogen is a flammable gas and therefore a potentially dangerous product. Hydrogen is typically generated from gaseous and liquid fuels that are also flammable and dangerous, such as propane, natural gas or methane, in a process known as reforming. Natural gas and propane could leak into a residence or commercial location and combust if ignited by another source. In addition, our Direct FuelCell products operate at high temperatures and use corrosive carbonate material, which could each expose us to potential liability claims. Any accidents involving our products or other hydrogen-based products could materially impede widespread market acceptance and demand for our Direct FuelCell products. In addition, we may be held responsible for damages beyond the scope of our insurance coverage. We also cannot predict whether we will be able to maintain our insurance coverage on acceptable terms.

WE ARE SUBJECT TO RISKS INHERENT IN INTERNATIONAL OPERATIONS

Since we plan to market our Direct FuelCell products both inside and outside the United States, our success depends, in part, on our ability to secure foreign customers and our ability to manufacture products that meet foreign regulatory and commercial requirements. We have limited experience developing and manufacturing our products to comply with the commercial and legal requirements of international markets. In addition, we are subject to tariff regulations and requirements for export licenses, particularly with respect to the export of certain technologies. We face numerous challenges in our international expansion, including unexpected changes in regulatory requirements, fluctuations in currency exchange rates, longer accounts receivable requirements and collections, difficulties in managing international operations, potentially adverse tax consequences, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws.

FUELCELL ENERGY, INC. - Form 10-K

WE HAVE LARGE AND INFLUENTIAL STOCKHOLDERS

MTU currently owns approximately 7.0% of our outstanding common stock (based upon the shares of our common stock outstanding as of October 31, 2002). Loeb Investors Co. LXXV and Warren Bagatelle (a managing director of an affiliate of Loeb Investors Co. LXXV) collectively own approximately 4.0% of our outstanding common stock (based upon the shares of our common stock outstanding as of October 31, 2002). These ownership levels could make it difficult for a third party to acquire our common stock or have input into the decisions made by our board of directors, which include Michael Bode of MTU, Warren Bagatelle and Thomas L. Kempner (Chairman and Chief Executive Officer of an affiliate of Loeb Investors Co. LXXV). MTU is also a licensee of our technology and a purchaser of our Direct FuelCell products. Therefore, it may be in MTU's interest to possess substantial influence over matters concerning our overall strategy and technological and commercial development. In addition, MTU's ownership interest could raise a conflict of interest if MTU is experimenting with competing technologies for its own products.

OUR STOCK PRICE HAS BEEN AND COULD REMAIN VOLATILE

The market price for our common stock has been and may continue to be volatile and subject to extreme price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

    - failure to meet our product development and commercialization milestones;

    - due to our stage of development, variations in our quarterly operating results from the expectations of securities analysts or investors;

    - downward revisions in securities analysts' estimates or changes in general market conditions;

    - announcements of technological innovations or new products or services by us or our competitors;

    - announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

    -   additions or departures of key personnel;

    -   investor perception of our industry or our prospects;

    -   insider selling or buying;

    -   demand for our common stock; and

    -   general technological or economic trends.

In the past, following periods of volatility in the market price of their stock, many companies have been the subjects of securities class action litigation. If we became involved in securities class action litigation in the future, it could result in substantial costs and diversion of management's attention and resources and could harm our stock price, business, prospects, and results of operations and financial condition.

PROVISIONS OF DELAWARE AND CONNECTICUT LAW AND OF OUR CHARTER AND BY-LAWS MAY MAKE A TAKEOVER MORE DIFFICULT

Provisions in our certificate of incorporation and by-laws and in Delaware and Connecticut corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change our management and board of directors.

FUELCELL ENERGY, INC. - Form 10-K

FUTURE SALES OF OUR COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE

Substantial sales of our common stock in the public market, or the perception by the market that such sales could occur, could lower our stock price or make it difficult for us to raise additional equity capital in the future. As of October 31, 2002, we had 39,228,828 shares of common stock outstanding. As of that date, all shares of our common stock are freely tradable subject, in some cases, to the volume and manner of sale limitations under Rule 144 under the Securities Act.

In addition, as of October 31, 2002, 6,179,172 shares of our common stock were required to be reserved for issuance under our stock option and other benefit plans and 2,640,000 shares of our common stock were required to be reserved for issuance pursuant to outstanding warrants. As of October 31, 2002, 5,133,586 options to purchase shares of our common stock were issued and outstanding under our stock option plans at a weighted average exercise price of $10.57 per share, of which options to purchase shares had vested. The outstanding warrants to purchase 2,640,000 shares of our common stock have not yet vested.

As of October 31, 2002, the holders of 853,910 shares of our common stock had the right, subject to various conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or for other stockholders. By exercising their registration rights and selling a large number of shares, these holders could cause the price of our common stock to fall.

We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will harm the market price for our common stock or our ability to raise capital by offering equity securities.

ITEM 2. PROPERTIES

We currently own and occupy approximately 72,000 square feet in two interconnected single story buildings on 10.8 acres, of which approximately 7.9 acres are currently used, in Danbury, Connecticut.

In December 2001, we signed a ten-year lease agreement for a 65,000 square foot facility in Torrington, Connecticut for our manufacturing operations. The annual lease cost is approximately $448,000 in the first five years and $512,000 for the last five years, in addition to taxes, utilities and operating expenses. We have an option to extend the lease for an additional five years with an annual lease cost of approximately $569,000. We have a term loan facility from the Connecticut Development Authority that was used for the purchase of equipment at this facility. As of October 31, 2002, we had $1,981,000 outstanding under this facility.

In May of 2002, we signed an eighteen-month lease agreement for approximately 38,000 square feet of space in Danbury, Connecticut for additional manufacturing operations. The annual lease cost is approximately $213,000 in the first year and $127,000 for the remaining six months, in addition to taxes, utilities and operating expenses. We have options to extend the lease for two additional five-year periods. The average annual lease cost for option periods one and two would be approximately $242,000 and $280,000, respectively.

ITEM 3. LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings that, either individually or taken as a whole, could materially harm our business, prospects, results of operations or financial condition.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

FUELCELL ENERGY, INC. - Form 10-K

PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been publicly traded since June 25, 1992. From September 21, 1994 through February 25, 1997, it was quoted on the Nasdaq National Market, and from February 26, 1997 through June 6, 2000 it was traded on the American Stock Exchange. Since June 7, 2000, it has been quoted on the Nasdaq National Market under the symbol "FCEL." On January 22, 2003, there were approximately 619 common stockholders of record.

The following table sets forth the range of high and low prices of our common stock on the Nasdaq National Market.

                                                 High            Low
                                                ------          ------
YEAR ENDED OCTOBER 31, 2001
  First Quarter                                 $41.75          $22.63
  Second Quarter                                 36.25           19.25
  Third Quarter                                  46.72           15.50
  Fourth Quarter                                 20.45           10.48

YEAR ENDED OCTOBER 31, 2002
  First Quarter                                 $22.80          $13.23
  Second Quarter                                 18.65           15.02
  Third Quarter                                  17.24            6.10
  Fourth Quarter                                  8.24            4.54

We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We currently anticipate retaining all of our earnings to finance future growth.

UNREGISTERED SECURITIES

None

FUELCELL ENERGY, INC. - Form 10-K

ITEM 6. SELECTED FINANCIAL DATA

The following selected consolidated financial data presented below as of the end of each of the years in the five-year period ended October 31, 2002 have been derived from our audited consolidated financial statements together with the notes thereto included elsewhere in this Report (the "Consolidated Financial Statements"). The data set forth below is qualified by reference to, and should be read in conjunction with, the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Report.

              (Dollars in thousands, except for per share amounts)

                                                  2002             2001             2000             1999             1998
                                              ------------     ------------     ------------     ------------     ------------
Revenues:
Research and development contracts            $     33,575     $     20,882     $     17,986     $     18,553     $     24,318
Product sales and revenues                           7,656            5,297            2,729            1,412               --
                                              ------------     ------------     ------------     ------------     ------------
     Total revenues                                 41,231           26,179           20,715           19,965           24,318
Costs and expenses:
     Cost of research and development
       contracts                                    45,664           19,033           12,508           12,690           16,106
     Cost of product sales and revenues             32,129           16,214            4,968            1,025               --
     Administrative and selling expenses            10,451            9,100            8,055            6,684            6,999
     Research and development expenses               6,806            3,108            1,917            1,813            2,258
                                              ------------     ------------     ------------     ------------     ------------
Loss from operations                               (53,819)         (21,276)          (6,733)          (2,247)          (1,045)

License fee income, net                                270              270              266            1,527              678
Interest expense                                      (160)            (116)            (141)            (169)            (269)
Interest and other income, net                       4,876            5,684            2,138              195              267
                                              ------------     ------------     ------------     ------------     ------------
Loss before provision for income taxes             (48,833)         (15,438)          (4,470)            (694)            (369)

Provision for income taxes                               7               --               --              291               13
Minority interest                                       --               --               11               --               --
                                              ------------     ------------     ------------     ------------     ------------
Net loss                                      $    (48,840)    $    (15,438)    $     (4,459)    $       (985)    $       (382)
                                              ============     ============     ============     ============     ============

Basic and diluted loss per share:             $      (1.25)    $      (0.45)    $      (0.16)    $      (0.04)    $      (0.02)

Basic and diluted shares outstanding            39,135,256       34,359,320       28,297,594       24,906,856       24,486,108
                                              ------------     ------------     ------------     ------------     ------------

Working capital                               $    218,334     $    276,173     $     71,576     $      7,204     $     10,234
     Total assets                                  289,803          334,020           91,028           19,831           26,843
     Long - term debt                                1,696            1,252               --            1,625            1,944
     Total shareholders' equity                    271,702          319,716           83,251           14,815           15,870

FUELCELL ENERGY, INC. - Form 10-K

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

We currently obtain our revenues from government and industry funded research and development contracts, demonstration and field trial projects, and license fees. These contracts are generally multi-year, cost reimbursement type contracts. The majority of these are United States Government contracts that are dependent upon the government's continued allocation of funds. We are currently transitioning from a research and development company to a commercial products company.

Under cost-reimbursement contracts, we are reimbursed for reasonable and allocable costs of the materials, subcontracts, direct labor, overhead, general and administrative expenses, independent research and development costs, and bid and proposal preparation costs, provided the total of such costs do not exceed the reimbursement limits set by the contract. In addition, some of these contracts bear a fixed fee or profit. We manage these contracts by charging costs directly, maintaining adequate control of overhead costs and general and administrative expenses so they do not exceed the approved billing rates, and limiting the aggregate reimbursable costs to the allowable amounts set by the contract.

In performance of firm fixed price contracts, we are paid the price that is set in advance without regard to the costs actually incurred in performance, subject to certain excess profit limitations. In a cost sharing type contract, we agree in advance to contribute or cause to be contributed an agreed upon amount of funds, third party services or in-kind services toward fulfilling the objective of the contract. Except for our cost contributions, the contract operates in substantially the same manner as a cost reimbursement type contract. At present, most of our contracts are cost shared and no fee or profit is allowed. The government contracts and agreements provide for a cost-of-money recovery based upon capital investment in facilities employed in contract performance.

Our research and development expenses reflect costs incurred for research and development projects conducted without specific customer-sponsored contracts. These costs consist primarily of labor, overhead, materials to build prototype units, materials for testing, consulting fees and other costs associated with our internal research and development expenses.

Since 1983, when we began to shift our emphasis from fuel cells for military use to commercial applications, our primary focus has been researching and developing carbonate fuel cells. The funding received for this research has represented a substantial portion of our revenues.

We will continue to seek research and development contracts for all of our product lines. To obtain contracts, we must continue to prove the benefits of our technologies and be successful in our competitive bidding. Failure to obtain these contracts could have an adverse effect upon us.

Because we receive a significant portion of our revenues from contracts with the DOE and other government agencies, our future revenues and income could be materially affected by changes in government agency procurement policies, a reduction in expenditures for the services provided by us, and other risks generally associated with government contracts. In general, our government contracts may be terminated, in whole or in part, at the convenience of the government. A reduction or delay in our government funding could have a material adverse effect on our ability to commercialize our fuel cell technology.

In July 2000, the DOE extended the cooperative agreement for three additional years. Approximately $15,534,000 remains to be funded by the DOE for the remaining period, and we anticipate extending this contract until December 2004.

RESULTS OF OPERATIONS

2002 COMPARED TO 2001. Total revenues increased 57% to $41,231,000 in the 2002 period from $26,179,000 in the 2001 period. Revenues from research and development contracts increased 61% to $33,575,000 from $20,882,000 in the 2001 period, while product sales increased 45% to $7,656,000 from $5,297,000 in the 2001 period. The additional $12,693,000 of research and development contract revenue was due to activities on King County, Clean Coal, Coal Mine Methane, and Navy Phase II. The additional $2,359,000 of product sales revenue was related to the manufacture of DFC power plants for our distribution partners and sales of fuel cell components to MTU.

Cost of research and development contracts increased to $45,664,000 in the 2002 period from $19,033,000 in the 2001 period. This was due to sales and activities on cost-shared research and development contracts, including King County, Clean Coal, Navy Phase II and Coal Mine Methane.

Cost of product sales and revenues increased 98%, to $32,129,000 in the 2002 period from $16,214,000 in the 2001 period, due to additional sales of fuel cell components to MTU, an overall increase in the procurement for and manufacturing of DFC power plants for our distribution partners, and development costs on our initial field trial units.

Administrative and selling expenses increased 15% to $10,451,000 in the 2002 period from $9,100,000 in the 2001 period. These additional costs were driven by our commercialization efforts and consisted of employment costs of $637,000, professional services costs of $714,000 related to hiring, systems implementation, marketing efforts and other.

Research and development expenses increased to $6,806,000 in the 2002 period from $3,108,000 in the 2001 period. This was due to development costs associated with design improvements of our sub-megawatt products and first article testing and design costs related to our megawatt class products.

Loss from operations increased to $53,819,000 in the 2002 period from $21,276,000 in the 2001 period. The additional losses resulted from activities on our field trials and cost shared contracts, and a higher level of sales and marketing activity.

Interest expense increased to $160,000 in the 2002 period from $116,000 in the 2001 period. This was attributable to additional borrowings in the 2002 period.

FUELCELL ENERGY, INC. - Form 10-K

Interest and other income, net, decreased to $4,876,000 in the 2002 period from $5,684,000 in the 2001 period. This was due to our lower cash and investments balances and lower interest rates.

We believe that due to our efforts to commercialize our Direct FuelCell technology, we have and will continue to incur losses. Based on projections for future taxable income over the period in which the deferred tax assets are realizable, management believes that significant uncertainty exists surrounding the recoverability of the deferred tax assets. Therefore, no tax benefit has been recognized related to current year losses and other deferred tax assets.

2001 COMPARED TO 2000. Revenues increased 26% to $26,179,000 in the 2001 period from $20,715,000 in the 2000 period. This was due to $2,896,000 of additional revenue from our research and development contracts including King County, Navy Phase II, Clean Coal, Vision 21 and Coal Mine Methane, and $2,568,000 of added product sales revenue from the manufacture of DFC power plants for our distribution partners and MTU.

Cost of research and development contracts increased to $19,033,000 in the 2001 period from $12,508,000 in the 2000 period. This was due to an increased number of cost-shared research and development contracts.

Cost of product sales and revenues increased to $16,214,000 in the 2001 period from $4,968,000 in the 2000 period due to an overall increase in the procurement and manufacturing of DFC power plants for our distribution partners and an increase in development costs on our initial field trial units.

Administrative and selling expenses increased 13% to $9,100,000 in the 2001 period from $8,055,000 in the 2000 period. This was driven by sales and marketing efforts including higher employment and other costs of commercialization.

Research and development expenses increased 62% to $3,108,000 in the 2001 period from $1,917,000 in the 2000 period. This was due to the incurring of development costs associated with design improvements of our fuel cells.

Loss from operations increased to $21,276,000 in the 2001 period from $6,733,000 in the 2000 period. The additional losses resulted from activities on our field trials and cost shared contracts, and a higher level of sales and marketing activity.

Interest expense decreased to $116,000 in the 2001 period from $141,000 in the 2000 period. This was attributable to the repayment of indebtedness offset by incurring new indebtedness at lower rates in the second half of the 2001 period.

Interest and other income, net, increased to $5,684,000 in the 2001 period from $2,138,000 in the 2000 period. This was due to the investment of the $241,200,000 net cash proceeds from our equity offering in June 2001, and the $10,000,000 of proceeds from the sale of common stock to our strategic Asian partner, Marubeni, in July 2001.

We believe that due to our efforts to commercialize our Direct FuelCell technology, we have and will continue to incur losses. Based on projections for future taxable income over the period in which the deferred tax assets are realizable, management believes that significant uncertainty exists surrounding the recoverability of the deferred tax assets. Therefore, no tax benefit has been recognized related to current year losses and other deferred tax assets.

LIQUIDITY AND CAPITAL RESOURCES

Our operations are funded primarily through sales of equity, cash generated from operations and borrowings. Cash from operations includes revenue from government contracts and cooperative agreements, field trial projects, sale of fuel cell components primarily to MTU, license fees and interest income.

Our cash requirements depend on numerous factors, including the implementation of our field follow program for our DFC300A products, the initiation of our megawatt class field trial program, and development of our DFC/Turbine and diesel DFC products. We expect to devote substantial capital resources to achieve our overall product goals of cost reduction, performance improvement, reliability and serviceability. We believe that we can achieve these goals through our near term product strategy of developing standard products, increasing volume production and the further development of our distribution network. We expect such activities will be funded from existing cash, cash equivalents, investments and cash from operations. Once we've completed our near term strategy, we believe we will have the financial flexibility to maintain, reduce or accelerate our business activities consistent with market demand.

At October 31, 2002, we had cash, cash equivalents and investments (U.S. Treasuries) of $220,583,000, compared to cash,

FUELCELL ENERGY, INC. - Form 10-K

cash equivalents and investments of $290,533,000 at October 31, 2001. The decrease in cash was attributable to $45,066,000 used to fund the net loss, a net reduction in working capital of $10,891,000, which includes an inventory increase of $7,647,000, capital expenditures of $15,373,000, and by net financing activities of $1,380,000.

We anticipate that our existing capital resources together with anticipated revenues will be adequate to satisfy our planned financial requirements and agreements through at least the next twelve months.

In December 1994, we entered into a Cooperative Agreement with the DOE pursuant to which they agreed to provide funding through 1999 to support the continued development and improvement of our commercial product. This agreement was extended for three additional years, through 2003, with funding subject to annual approval by the U.S. Congress. We anticipate extending this agreement through 2004. The current aggregate dollar amount of that contract is $212,679,000 with the DOE providing $134,712,000 in funding. Approximately $15,534,000 remains to be funded by the DOE. The balance of the funding is expected to be provided by us, our partners or licensees, other private agencies and utilities. Approximately 95% of the non-DOE portion has been committed or credited to the project in the form of in-kind or direct cost share from non-U.S. government sources.

In addition to the DOE Cooperative Agreement, we have received a $19,356,000 39% cost-shared contract under the Vision 21 program to demonstrate Direct FuelCell/turbine power plants, a $34,573,000, 50% cost shared contract from the DOE to demonstrate a 2 MW fuel cell power plant operating on coal-derived gas, a $16,806,000, 21% cost-shared contract from the U.S. Navy to demonstrate a marine fuel cell power plant operating on diesel fuel and a $5,362,000, 50% cost-shared contract with the DOE to develop a Direct FuelCell utilizing coal methane gas. As of October 31, 2002, there was approximately $26,979,000 of backlog related to these contracts, of which approximately $18,703,000 was funded and $8,276,000 was unfunded.

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 revises the guidance for business combinations and eliminates the pooling method. SFAS No. 142 eliminates the amortization requirement for goodwill and certain other intangible assets and requires that such assets be reviewed periodically for impairment. We adopted SFAS No. 141 upon its issuance with no impact on our financial condition or results of operations. We are required to adopt SFAS No. 142 effective November 1, 2002 and this adoption is not anticipated to have a significant impact on our financial condition, results from operations or cash flows upon adoption.

In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, and development and (or) normal use of the asset. We are required to adopt the provisions of SFAS No. 143 effective November 1, 2002. To accomplish this, we must identify all legal obligations for asset retirements, if any, and determine the fair value of these obligations on the date of adoption. The adoption of SFAS No. 143 is not anticipated to have a significant impact on our financial condition, results from operations or cash flows.

In October 2001, the FASB issued SFAS No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets". SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement also extends the reporting requirements to report separately, as discontinued operations, components of an entity that have either been disposed of or are classified as held-for-sale. We are required to adopt the provisions of SFAS No. 144 effective November 1, 2002. The adoption of SFAS No. 144 is not anticipated to have a significant impact on our financial condition or results from operations or cash flows.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,". Under SFAS No. 145, among other things, gains and losses related to the extinguishment of debt should no longer be segregated on the income statement as extraordinary items. Instead, such gains and losses should be included as a component of income from continuing operations. The provisions of SFAS No. 145 are effective for us on November 1, 2002. The adoption of SFAS No. 145 is not anticipated to have a significant impact on our financial position, results of operations or cash flows.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," was issued. This statement nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)."

FUELCELL ENERGY, INC. - Form 10-K

SFAS No. 146 requires that a liability for the fair value of the costs associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002 and thus will become effective for us as of January 1, 2003. The adoption of SFAS No. 146 is currently not expected to have a material impact on our financial position, results of operations or cash flows upon adoption.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 requires the guarantor to recognize a liability for the non-contingent component of a guarantee; that is, the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. Interpretation No. 45 also requires additional disclosures related to guarantees. We are required to adopt the disclosure provisions of the Interpretation beginning in the first quarter of fiscal 2003. Additionally, the recognition and measurement provisions of Interpretation No. 45 are effective for all guarantees entered into or modified after December 31, 2002. We are in the process of evaluating the effect of this Interpretation on its financial statements and disclosures.

In December 2001, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 01-6, "Accounting by Certain Entities (Including Entities with Trade Receivables) That Lend to or Finance the Activities of Others". The SOP applies to any entity that lends to or finances the activities of others, and specifies accounting and disclosure requirements for entities that extend trade credit to customers and also provides specific guidance for other types of transactions specific to certain financial institutions. The SOP is effective for the Company beginning November 1, 2002 and we do not believe the recognition and measurement provisions within this SOP will result in a change in practice for its trade receivables or any other activities of the Company. The SOP also provides certain presentation and disclosure changes for entities with trade receivables as part of the objective of requiring consistent accounting and reporting for like transactions, which will be incorporated into the Company's disclosures upon adoption.

CRITICAL ACCOUNTING POLICIES

Revenue Recognition

Revenues represent reimbursement by commercial and government entities for all or a portion of the research and development costs we incur on long-term contracts. We recognize our revenues on long-term contracts on a method similar to the percentage of completion method. Revenues are recognized proportionally as research and development costs are incurred and compared to the estimated total research and development costs for each contract or field trial. Costs are considered research and development in nature as the benefit to be obtained from incurring such costs may represent the design, development, manufacture, and the conditioning and testing of our fuel cell stacks. In many cases, the amount we are reimbursed is exceeded by the costs incurred or to be incurred on a contract.

As we commercialize, our fuel cell technology costs will relate entirely to the fulfillment of individual contracts with customers. At the point that our fuel cells are commercialized, estimated costs to complete an individual contract in excess of revenue will be accrued immediately.

Inventories

As discussed above, we recognize research and development costs for contracts as incurred. When we incur costs for material, labor and overhead to build fuel stacks which have not yet been dedicated to a particular contract, we include them in WIP inventory to the extent we estimate them to be recoverable based on anticipated use of the fuel stacks and anticipated cost reimbursement on these anticipated contracts. At October 31, 2002, there was $3,767,000 in WIP inventory related to such costs. During the normal course of business, we will dedicate the fuel stacks in WIP inventory to a contract, at which point in time the inventory costs are charged to cost of research and development contracts or cost of product sales and revenues, and when appropriate, revenue will be recognized on these costs.

As we increase our commercial activities, we anticipate that our assessment of recoverability of inventory costs will become increasingly dependent upon the amount we believe we can sell the fuel stacks in the commercial market, and less on the extent to which costs are reimbursed pursuant to government contracts.

FUELCELL ENERGY, INC. - Form 10-K

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE EXPOSURE

Our exposure to market risk for changes in interest rates, relates primarily to our investment portfolio and long term debt obligations. Our investment portfolio includes both short-term United States Treasury instruments with maturities averaging three months or less, as well as U.S. Treasury notes with fixed interest rates with maturities of up to twenty months. Cash is invested overnight with high credit quality financial institutions. Based on our overall interest exposure at October 31, 2002, including all interest rate sensitive instruments, a near-term change in interest rate movements of 1% would affect our consolidated results of operations by approximately $1,000,000 annually, based on the investment of our cash and cash equivalents and outstanding debt at October 31, 2002.

CURRENCY RATE EXPOSURE

Our functional currency is the U.S. dollar. To the extent we expand our international operations, we will be exposed to increased risk of currency fluctuation. In fiscal 2003 and beyond, we have or will be purchasing materials for various projects in foreign countries. Many of these purchases will be denominated in the currency of the related region. In order to protect the purchase price from currency fluctuations, we may, from time to time, enter into forward contracts to purchase foreign currency. It is expected that changes in the market value of the futures contracts will be included as part of the acquisition price of the materials inventory and realized when the project is ultimately completed, along with the offsetting foreign currency gains or losses.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our Consolidated Financial Statements and Supplementary Data are listed under
Part IV, Item 14, in this report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FUELCELL ENERGY, INC. - Form 10-K

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The information required by this item is contained in part under the caption "Executive Officers of the Company" contained in Part I hereof and the remainder is incorporated herein by reference to "Election of Directors" in our Proxy Statement for our Annual Meeting of Shareholders to be held on March 25, 2003 (the "2003 Proxy Statement") to be filed with the SEC within 120 days from the fiscal year end.

ITEM 11. EXECUTIVE COMPENSATION

The information required by this item is incorporated herein by reference to the Section captioned "Executive Compensation " to be contained in the 2003 Proxy Statement to be filed with the SEC within 120 days from fiscal year end.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information required by this item is incorporated herein by reference to the Section captioned "Security Ownership of Certain Beneficial Owners and Management" to be contained in the 2003 Proxy Statement to be filed with the SEC within 120 days from fiscal year end.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information required by this item is incorporated herein by reference to the Section captioned "Certain Relationships and Related Transactions" to be contained in the 2003 Proxy Statement to be filed with the SEC within 120 days from fiscal year end.

ITEM 14. CONTROLS AND PROCEDURES

Within 90 days prior to the date of this report, we carried out an evaluation, under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic SEC reports. It should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

In addition, we reviewed our internal controls, and there have been no significant changes in our internal controls or in other factors that could significantly affect those controls subsequent to the date of their last evaluation.

FUELCELL ENERGY, INC. - Form 10-K

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(A) (1) FINANCIAL STATEMENTS

1)       Independent Auditors' Report

         KPMG LLP (See page F-2, hereof.)

2) Consolidated Balance Sheets as of October 31, 2002 and 2001 (See page F-3 hereof.)

3) Consolidated Statements of Loss for the Years Ended October 31, 2002, 2001, and 2000 (See page F-4, hereof.)

4) Consolidated Statements of Changes in Shareholders' Equity for the Years Ended October 31, 2002, 2001 and 2000 (See page F-5, hereof.)

5) Consolidated Statements of Cash Flows for the Years Ended October 31, 2002, 2001 and 2000 (See page F-6, hereof.)

6)       Notes to Consolidated Financial Statements

(A) (2) FINANCIAL STATEMENT SCHEDULES

Supplement schedules are not provided because of the absence of conditions under which they are required or because the required information is given in the financial statements or notes thereto.

FUELCELL ENERGY, INC. - Form 10-K

(A) (3) EXHIBITS

                          (A) (3) EXHIBITS TO THE 10-K

EXHIBIT NO.                                    DESCRIPTION                                 METHOD OF FILING
-----------------------------------------------------------------------------------------------------------
2                 Distribution Agreement between the Company and Evercel, dated as of
                  February 16, 1999 (incorporated by reference to exhibit of the same number contained in the Company's 8-K dated February 22, 1999)

3.1               Certificate of Incorporation of the Registrant, as amended, July 12,
                  1999 (incorporated by reference to exhibit of the same number contained in the Company's 8-K dated September 21, 1999)

3.2               Restated By-Laws of the Registrant, dated July 13,1999 (incorporated by reference to exhibit of the same number contained in the Company's
                  8-K dated September 21, 1999)

4                 Specimen of Common Share Certificate (incorporated by reference to exhibit of the same number contained in the Company's Annual Report on form 10KA for fiscal year ended October 31, 1999)

10.6              **License Agreement, dated February 11, 1988, between EPRI and the
                  Company (confidential treatment requested) (incorporated by reference to exhibit of the same number contained in the Company's Registration
                  Statement on Form S-1 (File No. 33-47233) dated April 14, 1992)

10.21             *FuelCell Energy, Inc. 1988 Stock Option Plan (incorporated by reference to exhibit of the same number contained in the Company's
                  Amendment No. 1 to its Registration Statement on Form S-1 (File No.
                  33-47233) dated June 1, 1992)

10.26             Addendum to License Agreement, dated as of September 29, 1989, between Messerschmitt-Bolkow-Blohm and the Company (incorporated by reference to exhibit of the same number contained in the Company's
                  Amendment No. 3 to its Registration Statement on Form S-1 (File No.
                  33-47233) dated June 24, 1992)

10.27             Cross-Licensing and Cross-Selling Agreement, as amended December 15,
                  1999, between the Company and MTU Motoren-Und Turbinen-Union
                  Friedrichshafen GmbH ("MTU") (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended
                  January 31, 2000).

10.31             License Agreement For The Santa Clara Demonstration Project between the Company and the Participants in the Santa Clara Demonstration
                  Project, dated September 16, 1993 (incorporated by reference to exhibit of the same number contained in the Company's 10-KSB for fiscal year ended October 31, 1993, dated January 18, 1994)

10.32             Security Agreement for the Santa Clara Demonstration Project, dated
                  September 16, 1993 (incorporated by reference to exhibit of the same number contained in the Company's 10-KSB for fiscal year ended
                  October 31, 1993, dated January 18, 1994)

10.33             Guaranty By FuelCell Energy, Inc., dated September 16, 1993 for the
                  Santa Clara Demonstration Project (incorporated by reference to exhibit of the same number contained in the Company's 10-KSB for fiscal year ended October 31, 1993, dated January 18, 1994)

10.34             Guaranty by Fuel Cell Manufacturing Corporation, dated September 16,
                  1993 for the Santa Clara Demonstration Project (incorporated by reference to exhibit of the same number contained in the Company's
                  10-KSB for fiscal year ended October 31, 1993,

FUELCELL ENERGY, INC. - Form 10-K

                  dated January 18, 1994)

10.36             *The FuelCell Energy, Inc. Section 423 Stock Purchase Plan
                  (incorporated by reference to exhibit of the same number contained in the Company's 10-KSB for fiscal year ended October 31, 1994 dated
                  January 18, 1995)

10.39             **Cooperative Agreement, dated December 20, 1994, between the Company and the United States Department of Energy, Cooperative Agreement
                  #DE-FC21-95MC31184 (confidential treatment requested) (incorporated by reference to exhibit of the same number contained in the Company's
                  10-KSB for fiscal year ended October 31, 1994 dated January 18, 1995)

10.40             Loan and Security Agreement between the Company and MetLife Capital
                  Corporation. (incorporated by reference to exhibit of the same number contained in the Company's 10-KSB for fiscal year ended October 31,
                  1995 dated January 17, 1996)

10.41             *Amendment No. 2 to the FuelCell Energy, Inc. Section 423 Stock
                  Purchase Plan (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended April 30,
                  1996 dated June 13, 1996)

10.42             *Amendments to the FuelCell Energy, Inc. 1988 Stock Option Plan
                  (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended April 30, 1996 dated June 13,
                  1996)

10.43             Loan Agreements with First Union Bank of Connecticut, dated June 28,
                  1996 (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended July 31, 1996 dated September 12, 1996)

10.44             Notes in favor of First Union Bank of Connecticut, dated June 28,
                  1996 (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended July 31, 1996 dated September 12, 1996)

10.45             Security Agreements with First Union Bank of Connecticut, dated June
                  28, 1996 (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended July 31, 1996 dated September 12, 1996)

10.47             Amendment of Cooperative Agreement dated September 5, 1996 between the Company and the United States Department of Energy, Cooperative
                  Agreement #DE-FC21-95MC31184 (incorporated by reference to exhibit of the same number contained in the Company's 10-K for the fiscal year ended October 31, 1998)

10.48             *Employment Agreement between FuelCell Energy, Inc. and the Chief
                  Financial Officer, Treasurer and Secretary, dated October 5, 1998
                  (incorporated by reference to exhibit of the same number contained in the Company's 10-K for the fiscal year ended October 31, 1998)

10.49             *Employment Agreement between FuelCell Energy, Inc. and the President and Chief Executive Officer, dated August 1, 1997 (incorporated by reference to exhibit of the same number contained in the Company's
                  10-K for the fiscal year ended October 31, 1997)

10.50             Technology Transfer and License Agreement between the Company and the
                  Joint Venture owned jointly by the Xiamen Daily-Used Chemicals Co.,
                  Ltd. of China and Nan Ya Plastics Corporation of Taiwan, dated
                  February 21, 1998 (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended April 30,
                  1998)**.

10.51             Technology Transfer and License Contract, dated May 29, 1998 for
                  Ni-Zn Battery Technology among Xiamen ERC Battery Corp., Ltd., and
                  Xiamen Daily-Used

FUELCELL ENERGY, INC. - Form 10-K

                  Chemicals Co., Ltd. And the Company (incorporated
                  by reference to exhibit of the same number contained in the Company's
                  10-Q for the period ended July 31, 1998)**.

10.52             Cooperative Joint Venture Contract, dated as of July 7, 1998, between
                  Xiamen Three Circles Co., Ltd. And the Company for the establishment of Xiamen Three Circles-ERC Battery Corp., Ltd., a Sino Foreign
                  Manufacturing Joint Venture (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended
                  July 31, 1998)**.

10.53             Amendment to the FuelCell Energy, Inc. 1988 Stock Option Plan, as
                  amended (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended July 31, 1998).

10.54             The FuelCell Energy, Inc. 1998 Equity Incentive Plan (incorporated by reference to exhibit of the same number contained in the Company's
                  10-Q for the period ended July 31, 1998).

10.55             Lease agreement dated March 8, 2000 between the Company and
                  Technology Park Associates, L.L.C. (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended April 30, 2000).

10.56             Security agreement dated June 30, 2000 between the Company and the
                  Connecticut Development Authority (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended July 31, 2000).

10.57             Loan agreement dated June 30, 2000 between the Company and the
                  Connecticut Development Authority (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended July 31, 2000).

10.58             *Modification, dated June 20, 2002, to the Employment Agreement between FuelCell Energy, Inc. and the President and Chief Executive
                  Officer (incorporated by reference to exhibit of the same number contained in the Company's 10-Q for the period ended July 31, 2002).

21                Subsidiaries of the Company (incorporated by reference to exhibit of the same number contained in the Company's Registration Statement on
                  Form S-1, (File No. 33-47233) dated April 14, 1992)

23.1              Consent of KPMG LLP

                  * Management Contract or Compensatory Plan or Arrangement
                  **Confidential Treatment has been granted for portions of this document

(b) The following Current Reports on Form 8-K were filed by the Registrant during the last quarter of the fiscal year 2002.

    None

FUELCELL ENERGY, INC. - Form 10-K

                                TABLE OF CONTENTS

Independent Auditors' Report                                                           H-48

Consolidated Balance Sheets - October 31, 2002 and 2001                                H-49

Consolidated Statements of Loss for the Years ended October 31, 2002,
   2001 and 2000                                                                       H-50

Consolidated Statements of Changes in Shareholders' Equity for the Years
   ended October 31, 2002, 2001 and 2000                                               H-51

Consolidated Statements of Cash Flows for the Years ended October 31,
   2002, 2001 and 2000                                                                 H-52

Notes to Consolidated Financial Statements                                             H-53

FUELCELL ENERGY, INC. - Form 10-K

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of
FuelCell Energy, Inc.:

We have audited the accompanying consolidated balance sheets of FuelCell Energy, Inc. and subsidiary as of October 31, 2002 and 2001, and the related consolidated statements of loss, changes in shareholders' equity and cash flows for each of the years in the three-year period ended October 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FuelCell Energy, Inc. as of October 31, 2002 and 2001, and the results of their operations and their cash flows for the each of the years in the three-year period ended October 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
----------------------
     KPMG LLP

Hartford, CT
December 9, 2002

FUELCELL ENERGY, INC. - Form 10-K

                              FUELCELL ENERGY, INC.
                           Consolidated Balance Sheets
                            October 31, 2002 and 2001
                (Dollars in thousands, except per share amounts)

                                                            2002          2001
                                                          --------      --------
ASSETS

Current assets:
     Cash and cash equivalents                            $102,495      $256,870
     Investments: U.S. Treasury securities                 103,501        17,890
     Accounts receivable, net                               10,438         7,110
     Inventories                                            13,981         6,334
     Deferred income taxes                                      --            25
     Other current assets                                    4,324           996
                                                          --------      --------
         Total current assets                              234,739       289,225

     Property, plant and equipment, net                     38,710        27,188
     Investments: U.S. Treasury securities                  14,587        15,773
     Deferred income taxes                                      --           266
     Other assets, net                                       1,767         1,568
                                                          --------      --------
         Total assets                                     $289,803      $334,020
                                                          ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt                    $    285      $    175
     Accounts payable                                        4,712         4,679
     Accrued liabilities                                     7,904         6,763
     Deferred license fee income                                38            37
     Customer advances                                       3,466         1,398
                                                          --------      --------
         Total current liabilities                          16,405        13,052

    Long-term debt                                           1,696         1,252
                                                          --------      --------
         Total liabilities                                  18,101        14,304
                                                          --------      --------

Commitments and contingencies                                   --            --

Shareholders' equity:
Common stock ($.0001 par value); 150,000,000 shares
   authorized at October 31, 2002 and October 31, 2001
   respectively: 39,228,828 and 38,998,788 shares
   issued and outstanding at October 31, 2002 and
   October 31, 2001, respectively                                4             4

Additional paid-in capital                                 339,762       338,936
Accumulated deficit                                        (68,064)      (19,224)
                                                          --------      --------
         Total shareholders' equity                        271,702       319,716
                                                          --------      --------
         Total liabilities and shareholders' equity       $289,803      $334,020
                                                          ========      ========

 The accompanying footnotes are an integral part of the consolidated financial statements.

FUELCELL ENERGY, INC. - Form 10-K

                              FUELCELL ENERGY, INC.
                         Consolidated Statements of Loss
                         October 31, 2002, 2001 and 2000
                (Dollars in thousands, except per share amounts)

                                                      2002            2001            2000
                                                  ------------    ------------    ------------
Revenues:
Research and development contracts                $     33,575    $     20,882    $     17,986
Product sales and revenue                                7,656           5,297           2,729
                                                  ------------    ------------    ------------
     Total revenues                                     41,231          26,179          20,715

Costs and expenses:
     Cost of research and development contracts         45,664          19,033          12,508
     Cost of product sales and revenues                 32,129          16,214           4,968
     Administrative and selling expenses                10,451           9,100           8,055
     Research and development costs                      6,806           3,108           1,917
                                                  ------------    ------------    ------------
         Total costs and expenses                       95,050          47,455          27,448
                                                  ------------    ------------    ------------

Loss from operations                                   (53,819)        (21,276)         (6,733)

License fee income, net                                    270             270             266
Interest expense                                          (160)           (116)           (141)
Interest and other income, net                           4,876           5,684           2,138
                                                  ------------    ------------    ------------

Loss before provision for Income taxes                 (48,833)        (15,438)         (4,470)

Provision for income taxes                                   7              --              --

Minority interest                                           --              --              11
                                                  ------------    ------------    ------------

Net loss                                          $    (48,840)   $    (15,438)   $     (4,459)
                                                  ------------    ------------    ------------

Loss per share:

     Basic and diluted loss per share             $      (1.25)   $      (0.45)   $      (0.16)
                                                  ------------    ------------    ------------

     Basic and diluted shares outstanding           39,135,256      34,359,320      28,297,594
                                                  ------------    ------------    ------------

 The accompanying footnotes are an integral part of the consolidated financial statements.

FUELCELL ENERGY, INC. - Form 10-K

                              FUELCELL ENERGY, INC.
                  Statements of Changes in Shareholders' Equity
                        October 31, 2002, 2001, and 2000
                (Dollars in thousands, except per share amounts)

                                                     SHARES OF                     ADDITIONAL      RETAINED       TOTAL
                                                       COMMON        COMMON         PAID-IN        EARNINGS    SHAREHOLDER
                                                       STOCK         STOCK          CAPITAL        (DEFICIT)     EQUITY
                                                    ----------    ------------    ------------   -----------   -----------
Balance at October 31, 1999                         25,303,488    $          2    $     14,140   $       673   $    14,815
Compensation for stock options granted                                                     134                         134
Issuance of common stock under benefit
   plans                                                17,896                              59                          59
Issuance of common stock for follow-on
   offering in April 2000                            5,200,000               1          61,099                      61,100
Issuance of common stock                               585,796                          15,000                      15,000
Common stock retired for cashless
   exercise of options                                 (20,844)                           (258)                       (258)
Stock options exercised                                375,084                             394                         394
Common stock costs                                                                      (3,534)                     (3,534)
Net loss                                                                                              (4,459)       (4,459)

                                                    ----------    ------------    ------------   -----------   -----------
Balance at October 31, 2000                         31,461,420    $          3    $     87,034   $    (3,786)  $    83,251

Compensation for stock options granted                                                     100                         100
Issuance of common stock under benefit
   plans                                                16,414                             213                         213
Issuance of common stock for follow-on
   offering in June 2001                             6,900,000               1         241,500                     241,501
Issuance of common stock                               268,114                          10,000                      10,000
Stock options exercised                                354,382                           1,110                       1,110
Common stock retired for cashless
   exercise of options                                  (1,542)                            (60)                        (60)
Common stock and equity investment
   costs                                                                                  (708)                       (708)
Deconsolidation of Xiamen Joint Venture                                                   (253)                       (253)
Net loss                                                                                             (15,438)      (15,438)

                                                    ----------    ------------    ------------   -----------   -----------
Balance at October 31, 2001                         38,998,788    $          4    $    338,936   $   (19,224)  $   319,716
Issuance of common stock under benefit
   plans                                                16,324                             219                         219
Stock options exercised                                213,716                             307                         307
Common stock and equity investment
   costs                                                                                   300                         300
Net loss                                                                                             (48,840)      (48,840)
                                                    ----------    ------------    ------------   -----------   -----------
Balance at October 31, 2002                         39,228,828    $          4    $    339,762   $   (68,064)  $   271,702

 The accompanying footnotes are an integral part of the consolidated financial statements.

FUELCELL ENERGY, INC. - Form 10-K

                              FUELCELL ENERGY, INC.
                      Consolidated Statements of Cash Flows
                         October 31, 2002, 2001 and 2000
                (Dollars in thousands, except per share amounts)

                                                                 2002          2001         2000
                                                               ---------    ---------    ---------

Cash flows from operating activities:
     Net loss                                                  $ (48,840)   $ (15,438)   $  (4,459)
     Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
         Compensation for options granted                             --          100          134
         Depreciation and amortization                             3,420        2,034        1,880
         Amortization of treasury note premium                       363           --           --
         Deferred income taxes                                       291           --           --
         (Gain) loss on disposal of property                          63           (4)          82
         Minority interest                                            --           --          (11)
     (Increase) decrease in operating assets:
         Accounts receivable                                      (3,328)      (3,651)      (1,127)
         Inventories                                              (7,647)      (6,029)         899
         Other current assets                                     (3,159)        (400)        (191)
     Increase (decrease) in operating liabilities:
         Accounts payable                                             33        3,053        1,142
         Accrued liabilities                                       1,141        3,216        1,770
         Customer advances                                         2,068          656          192
         Deferred license fee income and other                         1           48            9
                                                               ---------    ---------    ---------
         Net cash (used in) provided by operating activities     (55,594)     (16,415)         320
                                                               ---------    ---------    ---------

Cash flows from investing activities:
     Capital expenditures                                        (15,373)     (19,094)      (4,155)
     Treasury notes matured                                       82,500           --           --
     Treasury notes purchased                                   (167,288)     (33,663)          --
     Payments on other assets                                         --           --            6
                                                               ---------    ---------    ---------
         Net cash used in investing activities                  (100,161)     (52,757)      (4,149)
                                                               ---------    ---------    ---------
Cash flows from financing activities:
     Long term debt borrowings                                       787        1,427           --
     Repayment on long-term debt                                    (233)      (1,625)        (341)
     Sales of common stock                                            --      251,501       76,100
     Deconsolidation of Xiamen Joint Venture                          --         (570)          --
     Common stock and equity investment costs                        300         (708)      (3,534)
     Common stock issued for Option and Stock Purchase Plans         526        1,263          195
                                                               ---------    ---------    ---------
         Net cash provided by financing activities                 1,380      251,288       72,420
                                                               ---------    ---------    ---------
Net (decrease) increase in cash and cash equivalents            (154,375)     182,116       68,591

Cash and cash equivalents-beginning of year                      256,870       74,754        6,163
                                                               ---------    ---------    ---------
Cash and cash equivalents-end of year                          $ 102,495    $ 256,870    $  74,754
                                                               =========    =========    =========

Cash paid during the period for:
     Interest                                                  $     160    $     116    $     129
     Income taxes                                                    218          135          210

 The accompanying footnotes are an integral part of the consolidated financial statements.

FUELCELL ENERGY, INC. - Form 10-K

                              FUELCELL ENERGY, INC.
                   Notes to Consolidated Financial Statements
                (Dollars in thousands, except per share amounts)

(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         FuelCell Energy, Inc. is engaged in the development and commercialization of carbonate fuel cell technology for stationary power generation. We manufacture carbonate fuel cells, generally on a contract basis. We are currently in the process of commercializing our Direct FuelCell technology and expect to incur losses as we expand our product development, commercialization program and manufacturing operations.

         Our revenue is primarily generated from agencies of the U.S. government and customers located throughout the United States, Europe and Asia. We generally require a down payment with the acceptance of a purchase order with a customer.

         PRINCIPLES OF CONSOLIDATION

         The accompanying financial statements as of and for the years ended October 31, 2002 and 2001 include only our accounts. Prior to October 31, 2000, the accounts of our former subsidiary, Xiamen-ERC High Technology Joint Venture, Inc. (the "Joint Venture"), a joint venture formed between the City of Xiamen, Peoples Republic of China, and us, were included. In October of 2000, we transferred 42.17% of our 66.67% ownership to Evercel, Inc. Our remaining 24.5% ownership in the Xiamen joint venture has been accounted for under the equity method since that transfer.

         Certain reclassifications have been made to our prior year financial statements to conform to the 2002 presentation.

         CASH AND CASH EQUIVALENTS

         Cash equivalents consist primarily of investments in money market funds and United States Treasury securities with original maturities averaging three months or less at date of acquisition. We place our temporary cash investments with high credit quality financial institutions.

         INVESTMENTS

         Investments consist of United States Treasury securities with original maturities of greater than three months at the date of acquisition. The notes are classified as held to maturity since we have the ability and intention to hold them until maturity. The notes are being carried at amortized cost, which is par value, plus or minus unamortized premium or discount. Such notes are classified as current assets when remaining maturities are one year or less, and as non-current assets when remaining maturities are greater than one year.

         INVENTORIES

         Inventories consist principally of raw materials and work-in-process and are stated at the lower of cost or

FUELCELL ENERGY, INC. - Form 10-K

         market.

         Raw materials consist mainly of various nickel powders and steels, and various other components used in producing cell stacks.

         Work-in-process inventory is comprised of material, labor, and overhead costs incurred by us to build fuel cell stacks, which are subcomponents of power generation systems, which have not yet been dedicated to a particular research and development contract, field trial, or commercial customer, (collectively the "end users"), and which are estimated to be fully recovered from the end users. In instances where costs incurred exceed anticipated recovery, those excess costs are charged to cost of product sales and revenues as incurred.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost, less accumulated depreciation provided on the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized on the straight-line method over the shorter of the estimated useful lives of the assets or the term of the lease.

         When property is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations for the period.

         INTELLECTUAL PROPERTY

         Intellectual property, including internally generated patents and know-how, is carried at no value.

         IMPAIRMENT OF LONG LIVED ASSETS

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable, we compare the carrying amount of the assets to future undiscounted net cash flows, excluding interest costs, expected to be generated by the assets and their ultimate disposition. If the sum of the undiscounted cash flows is less than the carrying value, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

         REVENUE/LICENSE FEE REVENUE RECOGNITION

         Revenues and fees on long-term contracts are recognized on a method similar to the percentage-of-completion method. Percentage-of-completion is measured by costs incurred and accrued to date as compared with the estimated total costs for each contract or field trial. Costs are considered research and development in nature as the benefit to be obtained may represent the design, development, manufacture, conditioning and testing of our fuel cell stacks. In many cases, we are reimbursed only a portion of the costs incurred or to be incurred on the contract. As we commercialize our fuel cell technology, costs will relate entirely to the delivery of fuel cell products to customers. At the point that our fuel cells are commercialized, estimated costs to complete an individual contract in excess of revenue will be accrued immediately.

         Contracts typically extend over a period of one or more years. In accordance with industry practice, accounts receivable include amounts relating to contracts and programs having production cycles longer than one year and a portion thereof will not be realized within one year. We recognized approximately $7,267, $3,427, and $469, of long-term contract revenues from customers who are also corporate shareholders during fiscal years ended October 31, 2002, 2001 and 2000, respectively.

         License fee income arises from an agreement with MTU-Friedrichshafen GmbH ("MTU"), a division of DaimlerChrysler, our European partner, in which we granted MTU an exclusive license to use our Direct FuelCell patent rights and know-how in Europe and the Middle East, and a non-exclusive license in South America and Africa, subject to certain rights of others and us, in each case for a royalty. Amounts received are deferred and recognized ratably over the term of the agreement. We recognized approximately $300, $300, and $292 of license fee income during each of the fiscal years ended October 31, 2002, 2001 and 2000. We have also agreed to sell our Direct FuelCell components and stacks to MTU at cost, plus a modest fee.

FUELCELL ENERGY, INC. - Form 10-K

         Revenues recognized for such sales totaled $4,183, $2,179, and $469 for the fiscal years ended October 31, 2002, 2001, and 2000, respectively. This agreement continues through December 2004.

         Revenues from the U.S. Government and its agencies directly and through primary contractors were $33,575, $20,837, and $17,961 for the years ended October 31, 2002, 2001 and 2000, respectively.

         WARRANT VALUE RECOGNITION

         Warrants have been issued as sales incentives to certain of our business partners. As we recognize the associated revenue for orders placed in accordance with these sales agreements, a proportional amount of the fair value of the warrants will be recorded against the revenue.

         RESEARCH AND DEVELOPMENT

         Our cost of research and development contracts reflects costs incurred under specific customer-sponsored research and development contracts. These costs consist of both manufacturing and engineering labor, including applicable overhead expenses, materials to build prototype units, materials for testing, and other costs associated with our research and development contracts.

         Our research and development expenses reflect costs incurred for internal research and development projects conducted without specific customer-sponsored contracts. These costs consist primarily of labor, overhead, materials to build prototype units, materials for testing, consulting fees and other costs associated with our internal research and development expenses.

         INCOME TAXES

         Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded against deferred tax assets if it is unlikely that some or all of the deferred tax assets will be realized.

         STOCK OPTION PLAN

         Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation," encourages entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. We apply the recognition provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123, and therefore record no compensation expense in our financial statements.

         In accordance with APB No. 25, compensation expense is recorded over the respective service period to the extent that the market price of the underlying stock on the measurement date exceeds the exercise price.

         EARNINGS PER SHARE (EPS)

         Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. The computation of diluted EPS is similar to the computation of basic EPS except that it gives effect to all potentially dilutive instruments that were outstanding during the period. In 2002, 2001 and 2000, we computed diluted EPS without consideration to potentially dilutive instruments due to the fact that the losses incurred by us made them antidilutive. All per share data and the number of shares of common stock in this report have been retroactively adjusted to reflect the three-for-two stock dividend, which became effective November 16, 1999, the two-for-one stock dividend, which became effective September 13, 2000, and the two-for-one stock dividend, which became effective

FUELCELL ENERGY, INC. - Form 10-K

         June 19, 2001.

         USE OF ESTIMATES

         Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 revises the guidance for business combinations and eliminates the pooling method. SFAS No. 142 eliminates the amortization requirement for goodwill and certain other intangible assets and requires that such assets be reviewed periodically for impairment. We adopted SFAS No. 141 upon its issuance with no impact on our financial condition or results of operations. We are required to adopt SFAS No. 142 effective November 1, 2002 and this adoption is not anticipated to have a significant impact on our financial condition, results from operations or cash flows upon adoption.

         In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, and development and (or) normal use of the asset. We are required to adopt the provisions of SFAS No. 143 effective November 1, 2002. To accomplish this, we must identify all legal obligations for asset retirements, if any, and determine the fair value of these obligations on the date of adoption. The adoption of SFAS No. 143 is not anticipated to have a significant impact on our financial condition, results from operations or cash flows.

         In October 2001, the FASB issued SFAS No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets". SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement also extends the reporting requirements to report separately, as discontinued operations, components of an entity that have either been disposed of or are classified as held-for-sale. We are required to adopt the provisions of SFAS No. 144 effective November 1, 2002. The adoption of SFAS No. 144 is not anticipated to have a significant impact on our financial condition or results from operations or cash flows.

         In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," Under SFAS No. 145, among other things, gains and losses related to the extinguishment of debt should no longer be segregated on the income statement as extraordinary items. Instead, such gains and losses should be included as a component of income from continuing operations. The provisions of SFAS No. 145 are effective for us on November 1, 2002. The adoption of SFAS No. 145 is not anticipated to have a significant impact on our financial position, results of operations or cash flows.

         In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," was issued. This statement nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for the fair value of the costs associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities initiated after December 31, 2002 and thus will become effective for us as of January 1, 2003. The adoption of SFAS No. 146 is currently not expected to have a material impact on our financial position, results of operations or cash flows upon adoption.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 requires the guarantor to recognize a liability for the non-contingent component of a guarantee; that is, the obligation to stand ready to perform in the event that specified triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the

FUELCELL ENERGY, INC. - Form 10-K

         guarantee was issued with a premium payment or as part of a transaction with multiple elements. Interpretation No. 45 also requires additional disclosures related to guarantees. We are required to adopt the disclosure provisions of the Interpretation beginning in the first quarter of fiscal 2003. Additionally, the recognition and measurement provisions of Interpretation No. 45 are effective for all guarantees entered into or modified after December 31, 2002. We are in the process of evaluating the effect of this Interpretation on its financial statements and disclosures.

         In December 2001, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 01-6, "Accounting by Certain Entities (Including Entities with Trade Receivables) That Lend to or Finance the Activities of Others". The SOP applies to any entity that lends to or finances the activities of others, and specifies accounting and disclosure requirements for entities that extend trade credit to customers and also provides specific guidance for other types of transactions specific to certain financial institutions. The SOP is effective for the Company beginning November 1, 2002 and we do not believe the recognition and measurement provisions within this SOP will result in a change in practice for its trade receivables or any other activities of the Company. The SOP also provides certain presentation and disclosure changes for entities with trade receivables as part of the objective of requiring consistent accounting and reporting for like transactions, which will be incorporated into the Company's disclosures upon adoption.

(2)   DEPRECIATION

         Depreciation is calculated using the straight-line method. Buildings and improvements are depreciated over periods from 10 to 30 years, machinery and equipment from 3 to 8 years and furniture and fixtures from 6 to 10 years. Depreciation expense was $3,131, $1,693 and $1,473 at October 31, 2002, 2001 and 2000, respectively.

(3)   INVESTMENTS

         Investments consist of United States Treasury Securities.

         SHORT-TERM INVESTMENTS:

         These securities have maturity dates ranging from November 30, 2002 to August 31, 2003, and estimated yields ranging from 3.567% to 5.625%. As of October 31, 2002, the aggregate fair value of these securities was $103,811, the gross unrealized holding gains were $310, and the gross unrealized holding losses were zero. As of October 31 2001, the aggregate fair value of these securities was $17,918, the gross unrealized holding gains were $43, and the gross unrealized holding losses were $15.

         LONG-TERM INVESTMENTS:

         These securities have maturity dates ranging from December 31, 2003 to April 30, 2004, and estimated yields ranging from 3.000% to 3.375%. As of October 31, 2002, the aggregate fair value of these securities was $14,670, the gross unrealized holding gains were $86 and the gross unrealized holding losses were $3. As of October 31 2001, the aggregate fair value of these securities was $16,010, the gross unrealized holding gains were $237, and the gross unrealized holding losses were zero.

(4)   INVENTORIES

         The components of inventory at October 31, 2002 and October 31, 2001 consisted of the following:

                      2002       2001
                    -------    -------
Raw materials       $10,214    $ 3,519
Work-in-process       3,767      2,815
                    -------    -------
Total               $13,981    $ 6,334
                    =======    =======

FUELCELL ENERGY, INC. - Form 10-K

(5)   ACCOUNTS RECEIVABLE

         Accounts receivable at October 31, 2002 and 2001 consisted of the following:

                                    2002        2001
                                   -------     -------
U.S. Government:
     Amount billed                 $ 6,151     $ 2,601
     Unbilled recoverable costs      2,427           -
     Retainage                         679         239
                                   -------     -------
                                     9,257       2,840
                                   -------     -------
Commercial Customers:
     Amount billed                      39       2,505
     Unbilled recoverable costs      1,141       1,764
     Retainage                           1           1
                                   -------     -------
                                     1,181       4,270
                                   -------     -------
                                   $10,438     $ 7,110
                                   =======     =======

         Retainage represents amounts billed but not paid by customers pursuant to retainage provisions in the contracts that will be due upon completion of the contracts and acceptance by the customer and that may be collected over more than one year.

         Unbilled recoverable costs represent amounts of revenue recognized on costs incurred on contracts in progress that will be billed within the next 30 days.

(6)   OTHER CURRENT ASSETS, NET

         The components of other current assets at October 31, 2002 and October 31, 2001 consisted of the following:

                                     2002        2001
                                   -------     -------
Advance payments to vendors        $ 2,902     $   362
Prepaid expenses and other           1,422         634
                                   -------     -------
Total                              $ 4,324     $   996
                                   =======     =======

FUELCELL ENERGY, INC. - Form 10-K

(7)   PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment at October 31, 2002 and 2001 consisted of the following:

                                                             ESTIMATED
                                     2002        2001       USEFUL LIFE
                                   ---------   --------    -------------
Land                               $     524   $    524               --
Building and improvements              4,842      4,811      10-30 years
Machinery and equipment               37,785     16,717        3-8 years
Furniture and fixtures                 1,750      1,304       6-10 years
Construction in progress               8,110     15,300
                                   ---------   --------
                                   $  53,011   $ 38,656
Less, accumulated depreciation
   and amortization                  (14,301)   (11,468)
                                   ---------   --------
Total                              $  38,710   $ 27,188
                                   =========   ========

(8)   OTHER ASSETS

         Other assets at October 31, 2002 and 2001 consisted of the following:

                       2002     2001
                      ------   ------
Power Plant License   $1,087   $1,370
Other                    680      198
                      ------   ------
Total                 $1,767   $1,568
                      ======   ======

         The Power Plant License is being amortized over 10 years on a straight-line basis. Accumulated amortization was $1,748 and $1,465 at October 31, 2002 and 2001, respectively.

(9)   ACCRUED LIABILITIES

         Accrued liabilities at October 31, 2002 and 2001 consisted of the following:

                                         2002     2001
                                        ------   ------
Accrued payroll and employee benefits   $3,250   $2,026
Accrued contract and operating costs     4,263    4,080
Accrued taxes and other                    391      657
                                        ------   ------
Total                                   $7,904   $6,763
                                        ======   ======

(10)  LONG-TERM DEBT

         Long-term debt at October 31, 2002 and 2001 consisted of the following:

                                                2002         2001
                                              -------      -------
Note payable                                  $ 1,981      $ 1,427
                                              -------      -------
     Less - current portion                      (285)        (175)
                                              -------      -------
     Long-term debt, less current portion     $ 1,696      $ 1,252
                                              =======      =======

FUELCELL ENERGY, INC. - Form 10-K

         On June 29, 2000, we entered into a loan agreement, secured by machinery and equipment, and have borrowed an aggregate of $2,214. The loan is payable over seven years, with payments of interest only for the first six months and then repaid in monthly installments over the remaining six and one-half years with interest computed annually based on the ten-year U.S. Treasury note plus 2.5%. Our current interest rates at October 31, 2002 and October 31, 2001 were 7.6% and 7.9%, respectively. Our weighted-average interest rates at October 31, 2002 and October 31, 2001 were 7.8% and 7.9%, respectively.

(11)  COMMITMENTS AND CONTINGENCIES

         We lease certain computer and office equipment, the Torrington, CT manufacturing facility, additional manufacturing space in Danbury, CT, and office space in Pasadena, CA, under operating leases expiring on various dates through 2005. Rent expense was $984, $807, and $611 for the fiscal years ended October 31, 2002, 2001 and 2000, respectively. Aggregate minimum annual payments under the lease agreements for the five years subsequent to October 31, 2002 are: 2003, $791; 2004, $652; 2005, $455; 2006, $502 and 2007, $512.

         We have royalty agreements with MTU, Santa Clara, Electric Power Research Institute (EPRI) and LADWP pursuant to which we have agreed to pay royalties based upon certain milestones or events relating to the sale of carbonate fuel cells. Through October 31, 2002, we have not paid any royalties. In connection with certain contracts and grants from the United States Department of Energy (DOE), we have agreed to pay DOE 10% of the annual license income received from MTU, up to $500 in total. Through 2002, we have paid to the DOE a total of $340.

(12)  SHAREHOLDERS' EQUITY

         At October 31, 2002, 6,179,172 shares of common stock have been reserved for issuance pursuant to our stock option plans and our
         Section 423 Stock Purchase Plan.

         We have issued warrants enabling Caterpillar to purchase up to 1,500,000 shares of our common stock, with exercise prices ranging from $17 to $23 per share. The warrants will be earned on a graduated scale contingent upon the first 45 MW's of order commitments to purchase our products. For accounting purposes, the fair value of these warrants will be netted against the revenues attributable to the purchase of our products by Caterpillar.

         We have issued warrants enabling Marubeni to purchase up to 1,140,000 shares of our common stock, with exercise prices ranging from approximately $37 to $48 per share. The warrants will only be exercisable if Marubeni purchases at least 45 MW of our products by September 2003. For accounting purposes, the fair value of these warrants will be netted against the revenues attributable to the purchase of our products by Marubeni.

         In June 2001, Marubeni invested $10 million in FuelCell Energy through the purchase of 268,114 shares of our common stock. In September 2000, PPL EnergyPlus LLC (PPL), an affiliate of PPL Corporation, purchased 425,216 shares of our common stock for $10 million and others purchased 160,580 for $5 million.

(13)  STOCK OPTION PLAN

         The Board has adopted 1988 and 1998 Stock Option Plans (collectively the Plans). Under the terms of the Plans, options to purchase up to 8,706,000 shares of common stock may be granted to our officers, key

FUELCELL ENERGY, INC. - Form 10-K

         employees and directors. Pursuant to the Plans, the Board is authorized to grant incentive stock options or nonqualified options and stock appreciation rights to our officers and key employees and may grant nonqualified options and stock appreciation rights to our directors. Stock options and stock appreciation rights have restrictions as to transferability. The option exercise price shall be fixed by the Board but in the case of incentive stock options, shall not be granted at an exercise price less than 100% of the fair market value of the shares subject to the option on the date the option is granted. Stock appreciation rights may be granted in conjunction with options granted under the Plans. Stock options that have been granted are exercisable commencing one year after grant at the rate of 25% of such shares in each succeeding year. There were no stock appreciation rights outstanding at October 31, 2002 and 2001. Costs for fixed awards with pro-rata vesting are recognized on a straight-line basis.

         The per share weighted-average fair value of stock options granted in 2002, 2001 and 2000 was $10.24, $17.75 and $5.91, respectively, on the date of grant using the Black Scholes option-pricing model with the following weighted-average assumptions:

                                RISK FREE
             DIVIDEND         INTEREST RATE                            VOLATILITY
YEAR           RATE               RANGE          EXPECTED LIFE           FACTOR
----         --------         -------------     --------------           ------
2002            0%             3.22 - 5.28%         7.5 years            .8760
2001            0%             3.85 - 5.76%         7.5 years            .7554
2000            0%             5.79 - 6.80%         7.7 years            .6884

         The following table summarizes the Plan's activity for the years ended October 31, 2002, 2001 and 2000:

                                                    WEIGHTED
                                     NUMBER OF       AVERAGE
                                       SHARES     OPTION PRICE
                                     ---------    ------------
Outstanding at October 31, 1999      3,006,012      $    1.57
     Granted                         1,076,006      $   16.82
     Exercised                        (375,084)     $    1.05
     Cancelled                         (12,000)     $    6.60
                                     ---------

Outstanding at October 31, 2000      3,694,934      $    6.04
     Granted                           869,250      $   23.83
     Exercised                        (354,382)     $    3.14
     Cancelled                         (53,000)     $   37.23
                                     ---------

Outstanding at October 31, 2001      4,156,802      $    9.62
     Granted                         1,283,250      $   12.70
     Exercised                        (213,716)     $    1.55
     Cancelled                         (92,750)     $   17.94
                                     ---------

Outstanding at October 31, 2002      5,133,586      $   10.57
                                     =========

FUELCELL ENERGY, INC. - Form 10-K

         The following table summarizes information about stock options outstanding and exercisable at October 31, 2002:

                                       OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
                                       -------------------                   -------------------
                                            WEIGHTED
                                             AVERAGE           WEIGHTED                     WEIGHTED
                                            REMAINING          AVERAGE                       AVERAGE
    RANGE OF            NUMBERS            CONTRACTUAL         EXERCISE     NUMBER          EXERCISE
 EXERCISE PRICE       OUTSTANDING             LIFE              PRICE    EXERCISABLE         PRICE
$  1.00 - 10.00        2,563,718               5.6            $   2.62     2,094,718        $   1.92
  10.01 - 20.00        1,846,618               8.6               15.10       454,930           16.68
  20.01 - 30.00          659,250               8.3               26.09       174,000           25.98
  30.01 - 40.00           60,000               7.9               38.00        30,000           38.00
  40.01 - 46.00            4,000               8.0               45.97         2,000           45.97

---------------       ----------               ---            --------     ---------        --------
$  1.00 - 46.00        5,133,586               7.1            $  10.57     2,755,648        $   6.30
===============       ==========               ===            ========     =========        ========

         EMPLOYEE STOCK PURCHASE PLAN

         Our shareholders adopted a Section 423 Stock Purchase Plan (the "ESPP") on April 30, 1993, and the plan was last amended on October 6, 1999. The total shares allocated to the Plan are 900,000. Under the ESPP, our eligible employees have the right to subscribe to purchase shares of common stock at the lesser of 85% of the mean between the high and low market prices on the first day of the purchase period or the last day of the purchase period. An employee may elect to have up to 25% of annual base pay withheld in equal installments throughout the designated payroll-deduction period for the purchase of shares. The value of the employee's subscription may not exceed $25,000 or 1,800 shares in any one calendar year. An employee may not participate in the ESPP if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of our capital stock. As of October 31, 2002, there were 499,464 shares of Common Stock reserved for issuance under the ESPP. These shares may be adjusted for any future stock splits. The ESPP will terminate when all shares reserved have been subscribed for and purchased, unless terminated earlier or extended by the Board of Directors. The Compensation Committee of the Board of Directors administers the ESPP. As of October 31, 2002, the number of employees enrolled and participating in the ESPP was 63 and the total number of shares purchased under the ESPP was 400,536. For purposes of the pro-forma calculation, compensation cost is recognized for the fair value of the employee's purchase rights, which was estimated using the Black Scholes option pricing model with the following assumptions for subscription periods beginning in fiscal 2002, 2001 and 2000:


                 DIVIDEND           RISK FREE          EXPECTED         VOLATILITY
YEAR               RATE           INTEREST RATE          LIFE             FACTOR
----             --------         -------------        --------         ----------
2002                0%                2.93%            6 months             89.2%
2001                0%                6.29%            6 months             69.8%
2000                0%                4.77%            6 months             62.5%

         The weighted average fair value of those purchase rights granted in 2002, 2001 and 2000 was $8.41, $9.16 and $.79, respectively.

FUELCELL ENERGY, INC. - Form 10-K

         Plan activity for the years ended October 31, 2002, 2001 and 2000, was as follows:

                                        NUMBER OF
                                          SHARES
                                        ---------
Balance at October 31, 1999              550,098
Issued @ $7.28                           (17,896)
                                         -------

Balance at October 31, 2000              532,202
Issued @ $8.57                           (12,904)
Issued @ $29.28                           (3,510)
                                         -------

Balance at October 31, 2001              515,788
Issued @ $13.29                           (6,338)
Issued @ $13.47                           (9,986)
                                         -------

Balance at October 31, 2002              499,464
                                         =======

         No compensation cost has been recognized for stock options and employee stock purchase rights in the consolidated statements of loss. Had we determined compensation cost based on the fair value at the grant date for the stock options and employee stock purchase rights in the ESPP, our net loss and loss per share would have been the pro forma amounts indicated below:

                                                2002                    2001                 2000
                                            ------------              -------               ------
Net loss:          As reported              $    (48,840)             (15,438)              (4,459)
                   Pro forma                $    (51,518)             (18,121)              (5,564)

                   As reported - Basic &
Loss per share:      Diluted                $      (1.25)               (0.45)               (0.16)
                   Pro forma - Basic &
                     Diluted                $      (1.32)               (0.53)               (0.20)

(14)  EMPLOYEE BENEFITS

         The Capital Accumulation Plan for employees of FuelCell Energy, Inc. was established by us on January 19, 1987 and was last amended on June 15, 1999. A three-member pension committee administers the Plan. The plan is a 401(k) plan covering our full time employees who have completed one year of service. We contribute a cash amount equal to 5% of each participant's W-2 compensation to the plan on a monthly basis. Participants are required to contribute a minimum of 3% in order to be eligible to participate and receive a company match. An employee may then choose to make voluntary contributions up to an additional 12% of W-2 compensation out of pretax earnings. Effective June 1, 1997, participants may make voluntary contributions up to an additional 6% of W-2 compensation out of after-tax earnings. Under the plan, there is no option available to the employee to receive or purchase our common stock. We charged $568, $402, and $328 to expense during the years ended October 31, 2002, 2001 and 2000, respectively.

         The FuelCell Energy, Inc. Money Purchase Plan, a defined contribution plan was established by us on May 10, 1976 and was last amended on June 1, 1997. The Plan covers our full-time employees who have completed one year of service. We contribute a cash amount equal to 4% of each participant's W-2 compensation to the plan on a monthly basis. There is no option available to receive or purchase our common stock. We charged $478, $340, and $264 to expense during the years ended October 31, 2002, 2001 and 2000, respectively.

         Effective February 1, 2003, the Money Purchase Plan will cease and all funds will be merged into the Capital Accumulation Plan. The balance in each participant's Money Purchase Plan will be transferred to the Capital

FUELCELL ENERGY, INC. - Form 10-K

         Accumulation Plan investment fund as currently elected. Under the new consolidated plan, the company match will increase to a maximum of 6% and the vesting period will be adjusted to five years.

(15)  INCOME TAXES

         The components of Federal income tax expense (benefit) were as follows for the years ended October 31, 2002, 2001 and 2000:

                                       2002          2001        2000
                                     -------      ---------   ----------
Current:
     Federal                         $  (284)     $       -   $        -
     Foreign                               -              -            -
                                     -------      ---------   ----------
                                        (284)             -            -
                                     -------      ---------   ----------

Deferred:
     Federal                             291              -            -
     Foreign                               -              -            -
                                     -------      ---------   ----------
                                         291              -            -
                                     -------      ---------   ----------

         Total income tax expense    $     7      $       -   $        -
                                     =======      =========   ==========

         State income tax expense (income), which is included in administrative and selling expenses, was $(130), $210, and $180, for the years ended October 31, 2002, 2001 and 2000, respectively.

         The reconciliation of the federal statutory income tax rate to our effective income tax rate for the years ended October 31, 2002, 2001 and 2000 was as follows:

                                            2002          2001         2000
                                          -------       -------       ------
Statutory Federal income tax rate         (34.0%)       (34.0%)       (34.0%)
Nondeductible expenditures                    -             -             -
Other, net                                    -             -             -
Valuation Allowance                        34.0%         34.0%         34.0%
                                          -----         -----         -----
Effective income tax rate                   0.0%          0.0%          0.0%
                                          -----         -----         -----

FUELCELL ENERGY, INC. - Form 10-K

         Our federal and state deferred tax assets and liabilities consisted of the following at October 31, 2002, 2001, and 2000:

                                                2002             2001             2000
                                              --------         --------         --------
Deferred tax assets:
     Compensation and benefit accruals        $    348         $    767         $    495
     Bad debt and other reserves                   361              300              257
     Capital loss and tax credit
       carryforwards                               140              319              321
     Net Operating Loss                         26,328            8,842            1,666
     Inventory reserve                           3,069               28                -
     Other                                           -               78               64
                                              --------         --------         --------

Gross deferred tax assets                       30,246           10,334            2,803
     Valuation allowance                       (28,811)          (9,452)          (2,244)
                                              --------         --------         --------
     Deferred tax assets after
       valuation allowance                       1,435              882              559
                                              --------         --------         --------
Deferred tax liability:
     Accumulated depreciation                   (1,435)            (591)            (268)
                                              --------         --------         --------

     Gross deferred tax liability               (1,435)            (591)            (268)

Net deferred tax assets (State and Federal)   $      -         $    291         $    291
                                              ========         ========         ========

         The valuation allowance increased approximately $19,400 for the year ended October 31, 2002. This increase relates primarily to the current year net operating loss. Approximately $1,500 of the valuation allowance will reduce additional paid in capital upon subsequent recognition of any related tax benefits.

         We continually evaluate our deferred tax asset as to whether it is "more likely than not" that the deferred tax assets will be realized. In assessing the realizability of its deferred tax assets, management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. Based on the projections for future taxable income over the periods in which the deferred tax assets are realizable, management believes that significant uncertainty exists surrounding the recoverability of the deferred tax assets. As a result, we recorded a full valuation allowance against our net deferred tax assets.

         At October 31, 2002, we had available, for federal and state income tax purposes, net operating loss carry-forwards of approximately $68,000 and $64,000, respectively, expiring in varying amounts from 2020 through 2022.

(16)  EARNINGS PER SHARE

         Basic and diluted earnings per share are calculated using the following data:

                                               2002                   2001                  2000
                                            ----------             ----------            ----------
Weighted average basic
   Common shares                            39,135,256             34,359,320            28,297,594
Effect of dilutive securities                        -                      -                     -
                                            ----------             ----------            ----------
Weighted average basic
   Common shares adjusted for diluted
   calculations                             39,135,256             34,359,320            28,297,594
                                            ==========             ==========            ==========

         The computation of diluted loss per share for fiscal years 2002, 2001 and 2000 follows the basic calculation since common stock equivalents were antidilutive. The weighted average shares of dilutive securities that would have been used to calculate diluted EPS had their effect not been antidilutive would have been 4,965,118, 3,982,456 and 3,497,126, in 2002, 2001 and 2000 respectively.

FUELCELL ENERGY, INC. - Form 10-K

(17)  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                            Net income    Earnings per share
                             Revenues         (loss)       Basic and diluted
                             --------       ----------    ------------------
YEAR ENDED 10/31/2002
First quarter                $  7,001       $  (6,027)        $  (0.15)
Second quarter                  8,565          (8,877)           (0.23)
Third quarter                  11,962         (13,190)           (0.34)
Fourth quarter                 13,703         (20,746)           (0.53)

                                            Net income    Earnings per share
                             Revenues         (loss)       Basic and diluted
                             --------       ----------    ------------------
YEAR ENDED 10/31/2001
First quarter                $  5,333       $  (2,792)        $  (0.09)
Second quarter                  6,493          (5,073)           (0.16)
Third quarter                   7,622          (2,765)           (0.08)
Fourth quarter                  6,731          (4,808)           (0.12)

FUELCELL ENERGY, INC. - Form 10-K

                                   SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FUELCELL ENERGY, INC.

/s/ Jerry D. Leitman
---------------------------
Jerry D. Leitman, President

FUELCELL ENERGY, INC. - Form 10-K

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons, on behalf of the registrant and in the capacities and on the dates indicated.

      SIGNATURE                                                 CAPACITY                                    DATE
      ---------                                                 --------                                    ----
/s/ Jerry D. Leitman                         Chief Executive Officer, President, Chairman of          January 24, 2003
---------------------                        the Board (Principal Executive Officer)
 Jerry D. Leitman

/s/ Joseph G. Mahler                         Chief Financial Officer, Senior Vice President,          January 24, 2003
---------------------                        Corporate Secretary, Treasurer (Principal
 Joseph G. Mahler                            Accounting and Financial Officer)

/s/ Warren D. Bagatelle                      Director                                                 January 24, 2003
-----------------------
 Warren D. Bagatelle

/s/ Christopher R. Bentley                   Executive Vice President, Chief Operating Officer        January 24, 2003
---------------------------                  and Director
 Christopher R. Bentley

/s/ Michael Bode                             Director                                                 January 24, 2003
--------------------
Michael Bode

/s/ James D. Gerson                          Director                                                 January 24, 2003
--------------------
 James D. Gerson

/s/ Thomas L. Kempner                        Director                                                 January 24, 2003
----------------------
 Thomas L. Kempner

/s/ William A. Lawson                        Director                                                 January 24, 2003
----------------------
 William A. Lawson

/s/Hansraj C. Maru                           Executive Vice President, Chief Technology               January 24, 2003
---------------------                        Officer and Director
 Hansraj C. Maru

/s/ Charles Murphy                           Director                                                 January 24, 2003
--------------------
 Charles Murphy

/s/ John A. Rolls                            Director                                                 January 24, 2003
-------------------
 John A. Rolls

/s/ Thomas R. Casten                         Director                                                 January 24, 2003
---------------------
 Thomas R. Casten

FUELCELL ENERGY, INC. - Form 10-K

                                 CERTIFICATIONS

         I, Jerry D. Leitman, certify that:

         1. I have reviewed this annual report on Form 10-K of FuelCell Energy Inc.;

         2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

         3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

                  a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

                  b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing of this annual report (the "Evaluation Date"); and

                  c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

                  a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditor any material weaknesses in internal controls; and

                  b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: January 24, 2003

                                /s/ Jerry D. Leitman
                                -------------------------------------
                                Jerry D. Leitman
                                President and Chief Executive Officer

FUELCELL ENERGY, INC. - Form 10-K

I, Joseph G. Mahler, certify that:

         1. I have reviewed this annual report on Form 10-K of FuelCell Energy, Inc.;

         2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

         3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

                  a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

                  b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing of this annual report (the "Evaluation Date"); and

                  c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

                  a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditor any material weaknesses in internal controls; and

                  b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: January 24, 2003

                              /s/ Joseph G. Mahler
                              -----------------------
                              Joseph G. Mahler
                              Chief Financial Officer

FUELCELL ENERGY, INC. - Form 10Q

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 10-Q

[Mark One]

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the quarterly period ended January 31, 2003

                                       OR

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

For the transition period from           to
                               ---------    ----------

Commission file number 1-14204

                              FUELCELL ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      06-0853042
 -------------------------------                -------------------------------
 (State or other jurisdiction of                (I.R.S. Employer Identification
  incorporation or organization)                              No.)

3 Great Pasture Road, Danbury, Connecticut                 06813
-------------------------------------------             -----------
(Address of principal executive offices)                 (Zip code)

Registrant's telephone number including area code: (203) 825-6000

--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all documents and reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). [X] Yes [ ] No

         APPLICABLE ONLY TO CORPORATE ISSUERS:

The number of shares outstanding of the Registrant's Common Stock, par value $.0001, as of March 13, 2003 was 39,329,251.

================================================================================

FUELCELL ENERGY, INC. - Form 10Q

                              FUELCELL ENERGY, INC
                                    FORM 10-Q
                                      INDEX

                                                                                                               PAGE
                                                                                                            -----------
PART I - FINANCIAL INFORMATION

Item 1.   Unaudited Condensed Financial Statements:

          Condensed Balance Sheets as of January 31, 2003 and October 31, 2002 (audited)                           H-73

          Condensed Statements of Operations for the three months ended January 31, 2003 and January 31,
          2002                                                                                                     H-74

          Condensed Statements of Cash Flows for the three months ended January 31, 2003 and January 31,
          2002                                                                                                     H-75

          Notes to Unaudited Condensed Financial Statements                                                        H-76

Item 2.   Management's Discussion and Analysis of Financial Condition and Results of Operations                    H-79

Item 3.   Quantitative and Qualitative Disclosures About Market Risk                                               H-83

Item 4.   Controls and Procedures                                                                                  H-83

PART II - OTHER INFORMATION

Item 4.   Submission of Matters to a Vote of Security Holders                                                      H-84

Item 6.   Exhibits and Reports on Form 8-K                                                                         H-84

          Signatures                                                                                               H-85

Certifications                                                                                              H-86 - H-87

FUELCELL ENERGY, INC. - Form 10Q

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                              FUELCELL ENERGY, INC.
                            CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                    JANUARY 31,        OCTOBER 31,
                                                                                       2003               2002
                                                                                    (UNAUDITED)
                                                                                    -----------        -----------
     ASSETS

Current assets:
         Cash and cash equivalents                                                  $    83,060          102,495
         Investments: U.S. treasury securities                                           97,475          103,501
         Accounts receivable, net                                                         9,187           10,438
         Inventories, net                                                                17,754           13,981
         Other current assets                                                             2,644            4,324
                                                                                    -----------          -------
               Total current assets                                                     210,120          234,739

         Property, plant and equipment, net                                              39,501           38,710
         Investments: U.S. treasury securities                                           19,945           14,587
         Other assets                                                                     1,731            1,767
                                                                                    -----------          -------
               Total assets                                                         $   271,297          289,803
                                                                                    ===========          =======
     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
         Current portion of long-term debt                                          $       285              285
         Accounts payable                                                                 5,589            4,712
         Accrued liabilities                                                              6,508            7,904
         Deferred license fee income                                                        262               38
         Customer advances                                                                1,169            3,466
                                                                                    -----------          -------
               Total current liabilities                                                 13,813           16,405

     Long-term debt                                                                       1,626            1,696
                                                                                    -----------          -------
               Total liabilities                                                         15,439           18,101
                                                                                    ===========          =======
Shareholders' equity:
     Common stock ($.0001 par value); 150,000,000 shares authorized at January
       31, 2003 and October 31, 2002: 39,318,251 and 39,228,828 shares issued
       and outstanding at January 31, 2003 and October 31, 2002, respectively                 4                4

     Additional paid-in-capital                                                         339,944          339,762

     Accumulated deficit                                                                (84,090)         (68,064)
                                                                                    -----------          -------
               Total shareholders' equity                                               255,858          271,702
                                                                                    -----------          -------
Total liabilities and shareholders' equity                                          $   271,297          289,803
                                                                                    ===========          =======

                   See notes to condensed financial statements

FUELCELL ENERGY, INC. - Form 10Q

                              FUELCELL ENERGY, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED JANUARY 31,
                                                                   2003                     2002
                                                              --------------             ----------
REVENUES:
     Research and development contracts                       $        5,459                  6,271
     Product sales and revenues                                        4,834                    730
                                                              --------------             ----------
         Total revenues                                               10,293                  7,001

COSTS AND EXPENSES:
     Cost of research and development contracts                        7,110                  6,754
     Cost of product sales and revenues                               14,948                  3,939
     Administrative and selling expenses                               3,130                  2,597
     Research and development expenses                                 2,081                  1,304
                                                              --------------             ----------
         Total costs and expenses                                     27,269                 14,594
                                                              --------------             ----------

Loss from operations                                                 (16,976)                (7,593)

License fee income, net                                                   68                     68
Interest expense                                                         (37)                   (33)
Interest and other income, net                                           919                  1,531
                                                              --------------             ----------

Loss before provision for income taxes                               (16,026)                (6,027)

Provision for income taxes                                                --                     --
                                                              --------------             ----------

Net loss                                                      $      (16,026)                (6,027)
                                                              ==============             ==========

EARNINGS PER SHARE:
         Basic and diluted loss per share                     $        (0.41)                 (0.15)
                                                              ==============             ==========

         Basic and diluted shares outstanding                     39,306,991             39,027,697
                                                              ==============             ==========

                   See notes to condensed financial statements

FUELCELL ENERGY, INC. - Form 10Q

                              FUELCELL ENERGY, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED JANUARY 31,
                                                                                      2003               2002
                                                                                  -----------          --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                                                      $    (16,026)          (6,027)
    Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                                    1,326              686
        Amortization of treasury note premium/discount                                     121              326
    Changes in operating assets and liabilities:
        Accounts receivable                                                              1,251             (143)
        Inventories                                                                     (3,773)          (4,948)
        Other assets                                                                     1,643           (2,814)
        Accounts payable                                                                   877           (1,948)
        Accrued liabilities                                                             (1,396)          (1,857)
        Customer advances                                                               (2,297)           2,420
        Deferred license fee income and other                                              225              224
                                                                                  ------------         --------
             Net cash used in operating activities                                     (18,049)         (14,081)
                                                                                  ------------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                (2,045)          (3,236)
    Treasury notes matured                                                              28,924            3,500
    Treasury notes purchased                                                           (28,377)         (20,191)
                                                                                  ------------         --------
             Net cash used in investing activities                                      (1,498)         (19,927)
                                                                                  ------------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Long-term debt borrowings                                                               --              787
    Repayment of debt                                                                      (70)             (35)
    Common stock issued for stock plans                                                    182              211
                                                                                  ------------         --------
             Net cash provided by financing activities                                     112              963
                                                                                  ------------         --------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                              (19,435)         (33,045)
                                                                                  ------------         --------
CASH AND CASH EQUIVALENTS -- BEGINNING OF PERIOD                                       102,495          256,870
                                                                                  ------------         --------
CASH AND CASH EQUIVALENTS -- END OF PERIOD                                        $     83,060          223,825
                                                                                  ============         ========
Supplemental disclosure of cash paid during the period for:
        Interest                                                                  $         37               33

                   See notes to condensed financial statements

FUELCELL ENERGY, INC. - Form 10Q

                              FUELCELL ENERGY, INC.
                          NOTES TO UNAUDITED CONDENSED
                              FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1: NATURE OF THE BUSINESS

FuelCell Energy, Inc. is engaged in the development and manufacture of carbonate fuel cell power plants for distributed power generation. We are currently in the process of developing standard products that incorporate our Direct FuelCell(R) (DFC(R)) technology. We expect to incur losses as we expand our product development, increase our production volume and develop our distribution network.

NOTE 2: BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements as of October 31, 2002 have been derived from our audited financial statements. Certain information and footnote disclosures normally included in our annual consolidated financial statements have been condensed or omitted. The interim condensed financial statements, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly our financial position as of January 31, 2003, the results of operations for the three months ended January 31, 2003 and 2002, and cash flows for the three months ended January 31, 2003 and 2002.

The results of operations for the three months ended January 31, 2003 and 2002 are not necessarily indicative of the results to be expected for the full year. The reader should supplement the information in this document with prior disclosures in our 2002 Annual Report on Form 10-K.

In August 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations". Statement No. 143 requires recording the fair market value of an asset retirement obligation as a liability in the period in which a legal obligation associated with the retirement of tangible long-lived assets is incurred. The Statement also requires recording the contra asset to the initial obligation as an increase to the carrying amount of the related long-lived asset and depreciation of that cost over the life of the asset. The liability is then increased at the end of each period to reflect the passage of time and changes in the initial fair value measurement. We adopted the provisions of Statement No. 143 effective January 1, 2003 and the adoption did not have a significant effect on our financial statements or disclosures.

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 requires the guarantor to recognize a liability for the contingent and non-contingent component of a guarantee; which means (a) the guarantor has undertaken an obligation to stand ready to perform in the event that specified triggering events or conditions occur and (b) the guarantor has undertaken a contingent obligation to make future payments if such triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. We are required to recognize the liability even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. Interpretation No. 45 also requires additional disclosures related to guarantees that have certain specified characteristics. We were required to adopt, and have adopted the disclosure provisions of Interpretation No. 45 in our financial statements as of and for the three months ended January 31, 2003. Additionally, the recognition and measurement provisions of Interpretation No. 45 are effective for all guarantees entered into or modified after December 31, 2002. We have evaluated the effect of the recognition and measurement provisions of this Interpretation. The adoption of this Interpretation did not have an effect on our financial statements or disclosures.

FUELCELL ENERGY, INC. - Form 10Q

NOTE 3: LOSS PER SHARE

Basic and diluted loss per share is calculated based upon the provisions of SFAS No. 128.

We computed EPS without consideration to potentially dilutive instruments due to the fact that losses incurred would make them antidilutive. For the three months ended January 31, 2003 and 2002, the weighted average shares of potentially dilutive stock options were 5,063,266 and 4,755,978, respectively. For the three months ended January 31, 2003 and 2002, there were 2,640,000 and 3,633,333 warrants to purchase our common stock, respectively, all of which were out-of-the money. These warrants, if dilutive, would be excluded from the calculation of EPS since their vesting is contingent upon certain future performance requirements that are not yet probable.

NOTE 4: DEPRECIATION

Depreciation is calculated using the straight-line method. Buildings and improvements are depreciated over periods from 10 to 30 years, machinery and equipment from 3 to 8 years and furniture and fixtures from 6 to 10 years. Depreciation expense for the three months ended January 31, 2003 and 2002 was $1,253 and $615, respectively.

NOTE 5: INVESTMENTS: U.S. TREASURY SECURITIES

Investments, which are accounted for as held to maturity, consist of United States Treasuries.

SHORT-TERM INVESTMENTS:

These treasuries have maturity dates ranging from March 13, 2003 to January 31, 2004 and estimated yields ranging from 2.75% to 5.25%. As of January 31, 2003, and October 31, 2002, the aggregate fair value, gross unrealized holding gains and gross unrealized holding losses were as follows:

                                        JANUARY 31,        OCTOBER 31,
                                           2003               2002
Aggregate fair value                    $    97,684       $    103,811
Gross unrealized holding gains                  257                310
Gross unrealized holding losses                  48                 --

LONG-TERM INVESTMENTS:

These notes have maturity dates ranging from February 29, 2004 to November 30, 2004, and estimated yields ranging from 2.000% to 5.875%. As of January 31, 2003, and October 31, 2002, the aggregate fair value, gross unrealized holding gains and gross unrealized holding losses were as follows:

                                        JANUARY 31,       OCTOBER 31,
                                           2003              2002
Aggregate fair value                    $    19,986       $   14,670
Gross unrealized holding gains                   67               86
Gross unrealized holding losses                  26                3

FUELCELL ENERGY, INC. - Form 10Q

NOTE 6: INVENTORIES, NET

The components of inventory at January 31, 2003 and October 31, 2002 consisted of the following:

                       JANUARY 31,      OCTOBER 31,
                          2003             2002
                       ----------       ----------
Raw materials            $11,113         $10,214
Work-in-process, net       6,641           3,767
                         -------         -------
Total                    $17,754         $13,981
                         =======         =======

NOTE 7: OTHER CURRENT ASSETS, NET

The components of other current assets at January 31, 2003 and October 31, 2002 consisted of the following:

                                 JANUARY 31,        OCTOBER 31,
                                    2003               2002
                                 -----------        -----------
Advance payments to vendors        $1,226             $2,902
Prepaid expenses and other          1,418              1,422
                                   ------             ------
Total                              $2,644             $4,324
                                   ======             ======

NOTE 8: ACCRUED LIABILITIES

The components of accrued liabilities at January 31, 2003 and October 31, 2002 consisted of the following:

                                            JANUARY 31,       OCTOBER 31,
                                               2003              2002
                                            -----------       -----------
Accrued payroll and employee benefits         $2,141            $3,250
Accrued contract and operating costs           3,629             4,263
Accrued taxes and other                          738               391
                                              ------            ------
Total                                         $6,508            $7,904
                                              ======            ======

FUELCELL ENERGY, INC. - Form 10Q

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the accompanying Unaudited Condensed Financial Statements and Notes thereto included within this report, and our audited financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2002. In addition to historical information, this Form 10-Q and the following discussion contain forward-looking statements, including statements regarding our plans and expectations regarding the development and commercialization of our fuel cell technology. Our actual results could differ materially from those projected. Factors that could cause such a difference include, but are not limited to, those set forth under the caption "Risk Factors" in our Annual Report on Form 10-K filed for the fiscal year ended October 31, 2002.

OVERVIEW

We are a world leader in the development and manufacture of carbonate fuel cell power plants for distributed power generation. We have designed and are developing standard fuel cell power plants that offer significant advantages compared to existing power generation technology. These advantages include higher fuel efficiency than existing distributed generation equipment, significantly lower emissions, quieter operation, lower vibration, flexible siting and permitting requirements, scalability and potentially lower operating, maintenance and generation costs. The exhaust heat by-product can be used for combined cycle application utilizing an unfired gas turbine, and cogeneration applications such as high-pressure steam, district heating and air conditioning.

From our founding in 1969, we focused on developing fuel cells and specialized batteries. These efforts resulted in our obtaining various patents and expertise in these electrochemical technologies. Since 1975, we have concentrated on developing products in cooperation with United States Department of Energy ("DOE"), the United States Department of Defense ("DOD"), and other sources such as an affiliate of MTU-Friedrichshafen GmbH ("MTU"), a unit of DaimlerChrysler, our European partner, to whom we have licensed our fuel cell technology internationally. In April 2000 and June 2001, we raised net proceeds of approximately $299,000 from additional public offerings of our common stock. Since September 2000, we have received an additional $25,000 from other equity investment partners.

Our carbonate fuel cell, known as the Direct FuelCell, is so named because of its ability to generate electricity directly from a hydrocarbon fuel, such as natural gas, by reforming the fuel inside the fuel cell to produce hydrogen. We believe that this "one-step" process results in a simpler, more efficient and cost-effective energy conversion system compared with external reforming fuel cells. External reforming fuel cells, such as proton exchange membrane (PEM) and phosphoric acid, generally use complex, external fuel processing equipment to convert the fuel into hydrogen. This external equipment increases capital cost and reduces electrical efficiency.

Our products are designed to meet the power requirements of a wide range of customers such as utilities, industrial facilities, hotels, data centers, wastewater treatment plants, office buildings, hospitals, universities and shopping centers. Our initial market entry commercial products, the DFC300A, DFC1500 and DFC3000, will be rated at 250 kW, 1 MW and 2 MW in capacity. We expect our commercial products to mature to three configurations: 300 kW, 1.5 MW and 3 MW for distributed applications generally up to 10 MW. We are also developing new products, based on our existing power

FUELCELL ENERGY, INC. - Form 10Q

plant design, for applications in the 10 to 50 MW range. We are currently conducting, and have successfully concluded, field trials of fuel cell power plants ranging from 250 kW to 2 MW.

We believe that our initial commercial sales will be to "early adopters", including energy users that may be willing to pay higher prices per kW to obtain the power that they need. "Early adopters" include users that, due to environmental or energy efficiency concerns, are unable to, or choose not to, site traditional combustion-based generation, or energy users that need more reliable electricity sources than provided by the grid, current diesel back-up generators, or batteries. We expect that these "early adopters" will include energy users that are able to take advantage of government subsidies that provide funding for fuel cell installations. We believe examples of "early adopters" will be institutions, commercial and industrial customers in pollution non-attainment zones and customers in grid-constrained regions. "Early adopters" will also include customers with opportunity fuels such as industrial or municipal wastewater treatment gas, and co-generation and reliability applications such as hotels, hospitals, schools, and universities.

Our current focus is to deliver and commission the DCF300A power plants in our backlog and implement our field follow program to monitor fleet performance; generate orders for our DFC products through our distribution network by focusing on our targeted commercial and industrial markets; initiate our megawatt field trial program for our DFC1500 and DFC3000 power plants; reduce product cost, focusing on value engineering, performance improvements, manufacturing cost efficiencies and supplier development; and manage cash consistent with market demand.

CRITICAL ACCOUNTING POLICIES

Revenue Recognition

Our revenues and fees on long-term contracts are recognized on a method similar to the percentage-of-completion method. Revenues are recognized proportionally as research and development costs are incurred and compared to the estimated total research and development costs for each contract or field trial. In many cases, we are reimbursed only a portion of the costs incurred or to be incurred on the contract. At the point that our fuel cells are commercial, estimated costs to complete an individual contract in excess of revenue will be accrued immediately.

Warrant Value Recognition

Warrants have been issued as sales incentives to certain of our business partners. As we recognize the associated revenue for orders placed in accordance with these sales agreements, a proportional amount of the fair value of the warrants will be recorded against the revenue.

Inventories

As discussed above, we recognize research and development costs for contracts as incurred. When we incur costs for material, labor and overhead to build fuel stacks which have not yet been dedicated to a particular contract, we include them in WIP inventory to the extent we estimate them to be recoverable based on anticipated use of the fuel stacks and anticipated cost reimbursement on these anticipated contracts. During the normal course of business, we will dedicate the fuel stacks in WIP inventory to a contract, at which point in time the inventory costs are charged to cost of research and development

FUELCELL ENERGY, INC. - Form 10Q

contracts or cost of product sales and revenues, and when appropriate, revenue will be recognized on these costs.

As we increase our commercial activities, we anticipate that our assessment of recoverability of inventory costs will become increasingly dependent upon the amount we believe we can sell the fuel stacks in the commercial market, and less on the extent to which costs are reimbursed pursuant to government contracts.

Research and Development

Our cost of research and development contracts reflect costs incurred under specific customer sponsored research and development contracts. These costs consist of both manufacturing and engineering labor, including applicable overhead expenses, materials to build prototype units, materials for testing, and other costs associated with our customer sponsored research and development contracts.

Our research and development expenses reflect costs for research and development projects conducted without specific customer sponsored contracts. These costs consist primarily of engineering labor, overhead, materials to build prototype units, materials for testing, consulting fees and other costs associated with our internal research and development expenses.

RECENT DEVELOPMENTS

In February 2003, we announced that we and Caterpillar Inc. are expected to win a contract to install one of the nation's first advanced utility-scale fuel cell power plants designed to feed power from a substation into a local electric distribution system. The innovative project award is the first by the state of Ohio, which is investing more than $100 million in a three-year initiative to expand fuel cell research and development, including increased fuel cell generating capacity.

The award, which is subject to negotiation and execution of a contract, proposes the installation of a 250 kW Direct FuelCell power plant manufactured by us and distributed by Caterpillar. The formal contract is expected to be negotiated and signed within weeks and installation of the unit is scheduled for the fourth quarter of this year.

In February 2003, we also announced that we have received notice from the California Energy Commission (CEC) that our DFC300A power plant is certified for grid interconnection under California's "Rule 21" standard. This makes the DFC300A the largest fuel cell power plant to receive such certification by the CEC.

Rule 21, a collaborative effort of the CEC and California's three largest investor-owned utilities, specifies standard interconnection, operating, and metering requirements for distributed electric power generators such as fuel cells. It is intended to streamline the process of permitting such generators while ensuring safe connection to the electrical grid. This certification will significantly reduce the time, cost and complexity for future interconnection with the state's grid system, avoiding costly external equipment procurement requirements and extensive site-by-site as well as utility-by-utility analyses.

FUELCELL ENERGY, INC. - Form 10Q

RESULTS OF OPERATIONS

COMPARISON OF THREE MONTHS ENDED JANUARY 31, 2003 AND JANUARY 31, 2002

Revenues increased 47%, to $10,293 in the 2003 period from $7,001 in the 2002 period. The additional product sales revenue was related to the manufacture of DFC300A power plants for our distribution partners and sales of fuel cell components to MTU for their field trial program. We increased activities on the DOE's Clean Coal gasification project, the DOE co-operative agreement, and the U.S. Navy marine/diesel program.

Cost of product sales and revenues increased to $14,948 in the 2003 period from $3,939 in the 2002 period. This was due primarily to the production of DFC300A power plants for our distribution partners.

Cost of research and development contracts increased 5%, to $7,110 in the 2003 period from $6,754 in the 2002 period primarily due to activities on government contracts.

Administrative and selling expenses increased 21%, to $3,130 in the 2003 period from $2,597 in the 2002 period. Higher business insurance premiums and franchise taxes accounted for the increase.

Research and development expenses increased 60%, to $2,081 in the 2003 period from $1,304 in the 2002 period. This was primarily development costs associated with the design and engineering of our megawatt products, the DFC1500 and DFC3000.

Loss from operations increased to $16,976 in the 2003 period from $7,593 in the 2002 period. This reflects our investment in the standardization of DFC power plants, development of our distribution network, and increases in operating costs including employee expenses, depreciation on new production equipment, business insurance premiums, information systems and infrastructure.

Interest and other income, net decreased 40%, to $919 in the 2003 period from $1,531 in the 2002 period. This was due to a lower overall cash balance and declining interest rates.

LIQUIDITY AND CAPITAL RESOURCES

Our operations are funded primarily through sales of equity, cash generated from operations and borrowings. Cash from operations includes revenue from government contracts and cooperative agreements, field trial projects, sale of fuel cell components primarily to MTU, license fees and interest income.

Our cash requirements depend on numerous factors, including the implementation of our field follow program for our DFC300A products, which will be used to monitor fleet performance to build operational history of our DFC300A power plants. This will enable us to further enhance our product design to allow for cost reduction, performance improvement, increased reliability and serviceability. Other factors include the initiation of our megawatt class field trial program, and development of our DFC/Turbine and diesel DFC products. We expect to devote substantial capital resources to achieve our overall product goals of cost reduction, performance improvement, reliability and serviceability. We believe that we can achieve these goals through our near term product strategy of developing standard products, increasing volume production and the further development of our distribution network. We expect such activities will be funded from existing cash, cash equivalents, investments and cash from operations. Once we've completed our near term strategy, we believe we will have the financial flexibility to maintain, reduce or accelerate our business activities consistent with market demand.

At January 31, 2003, we had cash, cash equivalents and investments (U.S. Treasuries) of $200,480, compared to cash, cash equivalents and investments of $220,583 at October 31, 2002. The use of cash

FUELCELL ENERGY, INC. - Form 10Q

was attributable to $14,700 to fund the net loss, an inventory increase of $3,773, and capital expenditures of $2,045, partially offset by net financing and other activities of $415.

Our research and development contracts are generally multi-year, cost reimbursement type contracts. The majority of these are U. S. Government contracts that are dependent upon the government's continued allocation of funds and may be terminated in whole or in part at the convenience of the government. We will continue to seek research and development contracts for all of our product lines. To obtain contracts, we must continue to prove the benefits of our technologies and be successful in our competitive bidding.

We anticipate that our existing capital resources, together with anticipated revenues, will be adequate to satisfy our planned financial requirements and agreements through at least the next twelve months.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE EXPOSURE

Our exposure to market risk for changes in interest rates, relates primarily to our investment portfolio and long term debt obligations. Our investment portfolio includes both short-term United States Treasury instruments with maturities averaging three months or less, as well as U.S. Treasury notes with fixed interest rates with maturities of up to twenty months. Cash is invested overnight with high credit quality financial institutions. Based on our overall interest exposure at January 31, 2003, including all interest rate sensitive instruments, a near-term change in interest rate movements of 1% would affect our results of operations by approximately $850 annually.

ITEM 4. CONTROLS AND PROCEDURES

Within 90 days prior to the date of this report, we carried out an evaluation, under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic SEC reports. It should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

In addition, we reviewed our internal controls, and there have been no significant changes in our internal controls or in other factors that could significantly affect those controls subsequent to the date of their last evaluation.

FUELCELL ENERGY, INC. - Form 10Q

PART II - OTHER INFORMATION

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

                                  EXHIBIT INDEX

(a) EXHIBIT DESCRIPTION

         3.1 Certificate of Incorporation of the Registrant, as amended, July 12, 1999 (incorporated by reference to exhibit of the same number contained in the Company's 8-K dated September 21,
                  1999)

         3.2 Restated By-Laws of the Registrant, dated July 13,1999 (incorporated by reference to exhibit of the same number contained in the Company's 8-K dated September 21, 1999)

         4 Specimen of Common Share Certificate (incorporated by reference to exhibit of the same number contained in the Company's Annual Report on form 10KA for fiscal year ended October 31, 1999)

(b) REPORTS ON FORM 8-K

         None

FUELCELL ENERGY, INC. - Form 10Q

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          FUELCELL ENERGY, INC.

                                          /s/ Joseph G. Mahler
                                          ----------------------------------
                                              Joseph G. Mahler
                                              Senior Vice President, CFO
                                              Treasurer/Corporate Secretary

Dated: March 14, 2003

FUELCELL ENERGY, INC. - Form 10Q

                                  CERTIFICATION

I, Jerry D. Leitman, certify that:

         1. I have reviewed this quarterly report on Form 10-Q of FuelCell Energy Inc.;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

                  a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

                  b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing of this quarterly report (the "Evaluation Date"); and

                  c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

                  a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

                  b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 14, 2003

                                       /s/ Jerry D. Leitman
                                       ----------------------------------
                                           Jerry D. Leitman
                                           President and Chief Executive Officer

FUELCELL ENERGY, INC. - Form 10Q

                                  CERTIFICATION

I, Joseph G. Mahler, certify that:

         1. I have reviewed this quarterly report on Form 10-Q of FuelCell Energy, Inc.;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

                  a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

                  b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing of this quarterly report (the "Evaluation Date"); and

                  c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

                  a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

                  b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 14, 2003

                                /s/ Joseph G. Mahler
                                -------------------------------------
                                    Joseph G. Mahler
                                    Chief Financial Officer

FUELCELL ENERGY, INC. - Form 10-Q

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 10-Q

[Mark One]

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
    1934

For the quarterly period ended April 30, 2003

                                       OR

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

For the transition period from --------- to ----------

Commission file number 1-14204

                              FUELCELL ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Delaware                                 06-0853042
---------------------------------------------   --------------------------------
(State or other jurisdiction of incorporation   (I.R.S. Employer Identification
             or organization)                                 No.)

 3 Great Pasture Road, Danbury, Connecticut                  06813
 ------------------------------------------               ----------
  (Address of principal executive offices)                (Zip code)

Registrant's telephone number including area code: (203) 825-6000

--------------------------------------------------------------------------------
   (Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all documents and reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). [X] Yes [ ] No

         APPLICABLE ONLY TO CORPORATE ISSUERS:

The number of shares outstanding of the Registrant's Common Stock, par value $.0001, as of June 13, 2003 was 39,349,016.

================================================================================

FUELCELL ENERGY, INC. - Form 10-Q

                              FUELCELL ENERGY, INC
                                    FORM 10-Q
                                      INDEX

                                                                                                                   PAGE
                                                                                                                  ------
PART I - FINANCIAL INFORMATION

Item 1.   Unaudited Condensed Financial Statements:

          Condensed Balance Sheets as of April 30, 2003 and October 31, 2002 (audited)                                 H-90

          Condensed Statements of Operations for the three months ended April 30, 2003 and April 30, 2002              H-91

          Condensed Statements of Operations for the six months ended April 30, 2003 and April 30, 2002                H-92

          Condensed Statements of Cash Flows for the six months ended April 30, 2003 and April 30, 2002                H-93

          Notes to Unaudited Condensed Financial Statements                                                            H-94

Item 2.   Management's Discussion and Analysis of Financial Condition and Results of Operations                        H-98

Item 3.   Quantitative and Qualitative Disclosures About Market Risk                                                  H-103

Item 4.   Controls and Procedures                                                                                     H-103

PART II - OTHER INFORMATION

Item 5.   Submission of Matters to a Vote of Security Holders                                                         H-104

Item 6.   Exhibits and Reports on Form 8-K                                                                            H-105

          Signatures                                                                                                  H-106

          Certifications                                                                                      H-107 - H-108

FUELCELL ENERGY, INC. - Form 10-Q

PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                              FUELCELL ENERGY, INC.
                            CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                                        APRIL 30,        OCTOBER 31,
                                                                                          2003              2002
                                                                                       (UNAUDITED)
                                                                                      -------------      -----------
          ASSETS

Current assets:
      Cash and cash equivalents                                                       $      67,806         102,495
      Investments: U.S. treasury securities                                                  93,218         103,501
      Accounts receivable, net                                                                9,748          10,438
      Inventories, net                                                                       12,421          13,981
      Other current assets                                                                    5,275           4,324
                                                                                      -------------         -------

            Total current assets                                                            188,468         234,739

      Property, plant and equipment, net                                                     39,369          38,710
      Investments: U.S. treasury securities                                                  19,453          14,587
      Other assets                                                                            1,658           1,767
                                                                                      -------------         -------

            Total assets                                                              $     248,948         289,803
                                                                                      =============         =======

          LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
      Current portion of long-term debt                                               $         300             285
      Accounts payable                                                                        4,637           4,712
      Accrued liabilities                                                                     4,604           7,904
      Deferred license fee income                                                               188              38
      Customer advances                                                                       2,791           3,466
                                                                                      -------------         -------
            Total current liabilities                                                        12,520          16,405

   Long-term debt                                                                             1,539           1,696
                                                                                      -------------         -------
            Total liabilities                                                                14,059          18,101
                                                                                      -------------         -------
Shareholders' equity:
      Common stock ($.0001 par value); 150,000,000 shares authorized at April
         30, 2003 and October 31, 2002: 39,329,251 and 39,228,828 shares issued
         and outstanding at April 30, 2003 and October 31, 2002, respectively                     4               4

      Additional paid-in-capital                                                            339,963         339,762
      Accumulated deficit                                                                  (105,078)        (68,064)
                                                                                      -------------         -------
            Total shareholders' equity                                                      234,889         271,702
                                                                                      -------------         -------

Total liabilities and shareholders' equity                                            $     248,948         289,803
                                                                                      =============         =======

                   See notes to condensed financial statements

FUELCELL ENERGY, INC. - Form 10-Q

                              FUELCELL ENERGY, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                       THREE MONTHS ENDED APRIL 30,
                                                                                          2003              2002
                                                                                      -------------      ----------
REVENUES:
      Research and development contracts                                              $       4,138           6,845
      Product sales and revenues                                                              4,762           1,720
                                                                                      -------------      ----------
            Total revenues                                                                    8,900           8,565

COSTS AND EXPENSES:
      Cost of research and development contracts                                             11,632           8,350
      Cost of product sales and revenues                                                     15,001           5,995
      Administrative and selling expenses                                                     3,212           2,869
      Research and development expenses                                                       1,954           1,433
                                                                                      -------------      ----------

            Total costs and expenses                                                         31,799          18,647
                                                                                      -------------      ----------

Loss from operations                                                                        (22,899)        (10,082)
License fee income, net                                                                          67              67
Interest expense                                                                                (36)            (48)
Interest and other income, net                                                                1,880           1,186
                                                                                      -------------      ----------

Loss before provision for income taxes                                                      (20,988)         (8,877)

Provision for income taxes                                                                        -               -
                                                                                      -------------      ----------

Net loss                                                                              $     (20,988)         (8,877)
                                                                                      =============      ==========

LOSS PER SHARE:
            Basic and diluted loss per share                                          $       (0.53)          (0.23)
                                                                                      =============      ==========

            Basic and diluted shares outstanding                                         39,325,987      39,111,022
                                                                                      =============      ==========

                   See notes to condensed financial statements

FUELCELL ENERGY, INC. - Form 10-Q

                              FUELCELL ENERGY, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                        SIX MONTHS ENDED APRIL 30,
                                                                                           2003             2002
                                                                                      -------------      ----------
REVENUES:
      Research and development contracts                                              $       9,597          13,116
      Product sales and revenues                                                              9,596           2,450
                                                                                      -------------      ----------
            Total revenues                                                                   19,193          15,566

COSTS AND EXPENSES:
      Cost of research and development contracts                                             18,742          15,104
      Cost of product sales and revenues                                                     29,949           9,934
      Administrative and selling expenses                                                     6,342           5,466
      Research and development expenses                                                       4,035           2,737
                                                                                      -------------      ----------
            Total costs and expenses                                                         59,068          33,241
                                                                                      -------------      ----------

Loss from operations                                                                        (39,875)        (17,675)
License fee income, net                                                                         135             135
Interest expense                                                                                (73)            (81)
Interest and other income, net                                                                2,799           2,717
                                                                                      -------------      ----------

Loss before provision for income taxes                                                      (37,014)        (14,904)
Provision for income taxes                                                                        -               -
                                                                                      -------------      ----------
Net loss                                                                              $     (37,014)        (14,904)
                                                                                      =============      ==========
LOSS PER SHARE:
            Basic and diluted loss per share                                          $       (0.94)          (0.38)
                                                                                      =============      ==========
            Basic and diluted shares outstanding                                         39,316,437      39,068,669
                                                                                      =============      ==========

                   See notes to condensed financial statements

FUELCELL ENERGY, INC. - Form 10-Q

                              FUELCELL ENERGY, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                        SIX MONTHS ENDED APRIL 30,
                                                                                          2003              2002
                                                                                      -------------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Loss                                                                        $     (37,014)        (14,904)
      Adjustments to reconcile net loss to net cash used in operating activities:
            Depreciation and amortization                                                     2,697           1,462
            Amortization of treasury note                                                       280             445
            Loss on disposal of property                                                          3              15
      Changes in operating assets and liabilities:
            Accounts receivable                                                                 690           3,083
            Inventories                                                                       1,560         (11,956)
            Other assets                                                                       (987)         (4,359)
            Accounts payable                                                                    (75)           (873)
            Accrued liabilities                                                              (3,300)           (825)
            Customer advances                                                                  (675)            904
            Deferred license fee income and other                                               150             148
                                                                                      -------------      ----------

                   Net cash used in operating activities                                    (36,671)        (26,860)
                                                                                      -------------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
            Capital expenditures                                                             (3,214)         (5,848)
            Treasury notes matured                                                           79,374           9,500
            Treasury notes purchased                                                        (74,237)        (92,578)
                                                                                      -------------      ----------

                   Net cash used in investing activities                                      1,923         (88,926)
                                                                                      -------------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
            Long-term debt borrowings                                                             -             787
            Repayment of debt                                                                  (142)            (96)
            Common stock issued for stock plans                                                 201             238
                                                                                      -------------      ----------

                   Net cash provided by financing activities                                     59             929
                                                                                      -------------      ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                   (34,689)       (114,857)
                                                                                      -------------      ----------

CASH AND CASH EQUIVALENTS -- BEGINNING OF PERIOD                                            102,495         256,870
                                                                                      -------------      ----------

CASH AND CASH EQUIVALENTS -- END OF PERIOD                                            $      67,806         142,013
                                                                                      =============      ==========

Supplemental disclosure of cash paid during the period for:
            Interest                                                                  $          73              81

                   See notes to condensed financial statements

FUELCELL ENERGY, INC. - Form 10-Q

                              FUELCELL ENERGY, INC.
                          NOTES TO UNAUDITED CONDENSED
                              FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1: NATURE OF THE BUSINESS

FuelCell Energy, Inc. is engaged in the development and manufacture of carbonate fuel cell power plants for distributed power generation. We are currently in the process of developing standard products that incorporate our Direct FuelCell(R) (DFC(R)) technology. We expect to incur losses as we expand our product development, increase our production volume and develop our distribution network.

NOTE 2: BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements as of October 31, 2002 have been derived from our audited financial statements. Certain information and footnote disclosures normally included in our annual consolidated financial statements have been condensed or omitted. The interim condensed financial statements, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly our financial position as of April 30, 2003, the results of operations for the three and six months ended April 30, 2003 and 2002, and cash flows for the six months ended April 30, 2003 and 2002.

The results of operations for the three and six months ended April 30, 2003 and 2002 are not necessarily indicative of the results to be expected for the full year. The reader should supplement the information in this document with prior disclosures in our 2002 Annual Report on Form 10-K.

In August 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations". Statement No. 143 requires recording the fair market value of an asset retirement obligation as a liability in the period in which a legal obligation associated with the retirement of tangible long-lived assets is incurred. The Statement also requires recording the contra asset to the initial obligation as an increase to the carrying amount of the related long-lived asset and depreciation of that cost over the life of the asset. The liability is then increased at the end of each period to reflect the passage of time and changes in the initial fair value measurement. We adopted the provisions of Statement No. 143 effective January 1, 2003 and the adoption did not have a significant effect on our financial statements or disclosures.

FUELCELL ENERGY, INC. - Form 10-Q

In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 requires the guarantor to recognize a liability for the contingent and non-contingent component of a guarantee; which means (a) the guarantor has undertaken an obligation to stand ready to perform in the event that specified triggering events or conditions occur and (b) the guarantor has undertaken a contingent obligation to make future payments if such triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. We are required to recognize the liability even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. Interpretation No. 45 also requires additional disclosures related to guarantees that have certain specified characteristics. We were required to adopt, and have adopted the disclosure provisions of Interpretation No. 45 in our financial statements as of and for the three months ended January 31, 2003. Additionally, the recognition and measurement provisions of Interpretation No. 45 are effective for all guarantees entered into or modified after December 31, 2002. We have evaluated the effect of the recognition and measurement provisions of this Interpretation. The adoption of this Interpretation did not have an effect on our financial statements or disclosures.

Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation," encourages entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee's stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. We apply the intrinsic value method of recognition under APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

The following table illustrates the effect on net loss and net loss per basic and diluted share as if we had applied the fair value method to our stock-based compensation, as required under the disclosure provisions of SFAS No. 123:

                                                                          THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                         APRIL 30,   APRIL 30,   APRIL 30,   APRIL 30,
                                                                           2003        2002        2003        2002
                                                                         ---------   ---------   ---------   ---------
Net loss                                                                 $(20,988)   $ (8,877)   $(37,014)   $(14,904)
Add: Stock based compensation included in reporting net loss -- common
   shareholders                                                                 -           -           -           -
Deduct: Stock based compensation determined under fair-value based
   method for all awards                                                   (2,397)     (2,017)     (5,726)     (5,436)
Proforma net loss                                                         (23,385)    (10,894)    (42,740)    (20,340)
Basic and diluted loss per share:
As reported                                                              $  (0.53)   $  (0.23)   $  (0.94)   $  (0.38)
Pro forma                                                                $  (0.60)   $  (0.28)   $  (1.09)   $  (0.52)

The effects of applying SFAS No 123 in this pro-forma disclosure are not necessarily indicative of future amounts.

NOTE 3: LOSS PER SHARE

Basic and diluted loss per share is calculated based upon the provisions of SFAS No. 128.

FUELCELL ENERGY, INC. - Form 10-Q

We computed EPS without consideration to potentially dilutive instruments due to the fact that losses incurred would make them antidilutive. For the three and six months ended April 30, 2003 and 2002, the weighted average shares of potentially dilutive stock options were 5,470,266 and 4,850,486, respectively. For the three and six months ended April 30, 2003 and 2002, there were 2,640,000 and 5,133,333 warrants to purchase our common stock, respectively, all of which were out-of-the money. These warrants, if dilutive, would be excluded from the calculation of EPS since their vesting is contingent upon certain future performance requirements that are not yet probable.

NOTE 4: DEPRECIATION

Depreciation is calculated using the straight-line method. Buildings and improvements are depreciated over periods from 10 to 30 years, machinery and equipment from 3 to 8 years and furniture and fixtures from 6 to 10 years. Depreciation expense for the three months ended April 30, 2003 and 2002 was $1,299,000 and $703,000 respectively. Depreciation expense for the six months ended April 30, 2003 and 2002 was $2,552,000 and $1,318,000 respectively.

NOTE 5: INVESTMENTS: U.S. TREASURY SECURITIES

Investments, which are accounted for as held to maturity, consist of United States Treasuries.

SHORT-TERM INVESTMENTS:

These treasuries have maturity dates ranging from May 15, 2003 to April 30, 2004 and estimated yields ranging from 2.75% to 5.25%. As of April 30, 2003, and October 31, 2002, the aggregate fair value, gross unrealized holding gains and gross unrealized holding losses were as follows:

                                                   APRIL 30,     OCTOBER 31,
                                                     2003           2002
                                                 ------------    ----------
Aggregate fair value                             $     93,329    $  103,811
Gross unrealized holding gains                            148           310
Gross unrealized holding losses                            37             -

LONG-TERM INVESTMENTS:

These notes have maturity dates ranging from May 31, 2004 to January 31, 2005, and estimated yields ranging from 1.625% to 5.875%. As of April 30, 2003, and October 31, 2002, the aggregate fair value, gross unrealized holding gains and gross unrealized holding losses were as follows:

                                                   APRIL 30,     OCTOBER 31,
                                                     2003           2002
                                                 ------------    ----------
Aggregate fair value                             $     19,507    $   14,670
Gross unrealized holding gains                             74            86
Gross unrealized holding losses                            20             3

FUELCELL ENERGY, INC. - Form 10-Q

NOTE 6: INVENTORIES, NET

The components of inventory at April 30, 2003 and October 31, 2002 consisted of the following:

                                                   APRIL 30,     OCTOBER 31,
                                                     2003          2002
                                                 ------------    ----------
Raw materials                                    $      6,516    $   10,214
Work-in-process, net                                    5,905         3,767
                                                 ------------    ----------
Total                                            $     12,421    $   13,981
                                                 ============    ==========

NOTE 7: OTHER CURRENT ASSETS, NET

The components of other current assets at April 30, 2003 and October 31, 2002 consisted of the following:

                                                  APRIL 30,      OCTOBER 31,
                                                     2003           2002
                                                 ------------    ----------
Advance payments to vendors                      $      2,473    $    2,902
Prepaid expenses and other                              2,802         1,422
                                                 ------------    ----------
Total                                            $      5,275    $    4,324
                                                 ============    ==========

NOTE 8: ACCRUED LIABILITIES

The components of accrued liabilities at April 30, 2003 and October 31, 2002 consisted of the following:

                                                   APRIL 30,     OCTOBER 31,
                                                    2003           2002
                                                 ------------    ----------
Accrued payroll and employee benefits            $      2,331    $    3,250
Accrued contract and operating costs                    1,608         4,263
Accrued taxes and other                                   665           391
                                                 ------------    ----------
Total                                            $      4,604    $    7,904
                                                 ============    ==========

During the second quarter of 2003, we recorded charges of approximately $270, principally for employee severance and other personnel benefits for approximately 90 employees in our manufacturing operations as a result of our cost savings measures. The remaining balance at April 30, 2003 for employee severance and other personnel benefits of $270, which is included in accrued payroll and employee benefits above, is expected to be paid by the end of the third quarter of 2003.

FUELCELL ENERGY, INC. - Form 10-Q

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the accompanying Unaudited Condensed Financial Statements and Notes thereto included within this report, and our audited financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2002. All dollar amounts are in thousands. In addition to historical information, this Form 10-Q and the following discussion contain forward-looking statements, including statements regarding our plans and expectations regarding the development and commercialization of our fuel cell technology. Our actual results could differ materially from those projected. Factors that could cause such a difference include, but are not limited to, those set forth under the caption "Risk Factors" in our Annual Report on Form 10-K filed for the fiscal year ended October 31, 2002.

OVERVIEW

We are a world leader in the development and manufacture of carbonate fuel cell power plants for distributed power generation. We have designed and are developing standard fuel cell power plants that offer significant advantages compared to existing power generation technology. These advantages include higher fuel efficiency than existing distributed generation equipment, significantly lower emissions, quieter operation, lower vibration, flexible siting and permitting requirements, scalability and potentially lower operating, maintenance and generation costs. The exhaust heat by-product can be used for combined cycle applications utilizing an unfired gas turbine, and cogeneration applications such as high-pressure steam, district heating and air conditioning.

From our founding in 1969, we focused on developing fuel cells and specialized batteries. These efforts resulted in our obtaining various patents and expertise in these electrochemical technologies. Since 1975, we have concentrated on developing products in cooperation with the United States Department of Energy ("DOE"), the United States Department of Defense ("DOD"), and other sources such as an affiliate of MTU CFC Solutions GmbH ("MTU"), a unit of DaimlerChrysler, our European partner, to whom we have licensed our fuel cell technology internationally. In April 2000 and June 2001, we raised net proceeds of approximately $299,000 from additional public offerings of our common stock. Since September 2000, we have received an additional $25,000 from other equity investment partners.

Our carbonate fuel cell, known as the Direct FuelCell, is so named because of its ability to generate electricity directly from a hydrocarbon fuel, such as natural gas, by reforming the fuel inside the fuel cell to produce hydrogen. We believe that this "one-step" process results in a simpler, more efficient and cost-effective energy conversion system compared with external reforming fuel cells. External reforming fuel cells, such as proton exchange membrane (PEM) and phosphoric acid, generally use complex, external fuel processing equipment to convert the fuel into hydrogen. This external equipment increases capital cost and reduces electrical efficiency.

Our products are designed to meet the power requirements of a wide range of customers such as utilities, industrial facilities, hotels, data centers, wastewater treatment plants, office buildings, hospitals, universities and shopping centers. Our initial market entry commercial products, the DFC300A, DFC1500 and DFC3000, will be rated at 250 kW, 1 MW and 2 MW in capacity. We expect our commercial products to mature to three configurations: 300 kW, 1.5 MW and 3 MW for distributed applications generally up to 10 MW. We are also developing new products, based on our existing power plant design, for applications in the 10 to 50 MW range. We are currently conducting, and have successfully concluded, field trials of fuel cell power plants ranging from 250 kW to 2 MW.

FUELCELL ENERGY, INC. - Form 10-Q

We believe that our initial commercial sales will be to "early adopters", including energy users that may be willing to pay higher prices per kW to obtain the power that they need. We expect "early adopters" to include users that, due to environmental or energy efficiency concerns, are unable to, or choose not to, site traditional combustion-based generation, or energy users that need more reliable electricity sources than provided by the grid, current diesel back-up generators, or batteries. We expect "early adopters" will include energy users that are able to take advantage of government subsidies that provide funding for fuel cell installations. We believe examples of "early adopters" will be institutions, commercial and industrial customers in pollution non-attainment zones and customers in grid-constrained regions. "Early adopters" will also include customers with opportunity fuels such as industrial or municipal wastewater treatment gas, and co-generation and reliability applications such as hotels, hospitals, schools, and universities.

Our current focus is to deliver and commission the DCF300A power plants in our backlog and implement our field follow program to monitor fleet performance; generate orders for our DFC products through our distribution network by focusing on our targeted commercial and industrial markets; initiate our megawatt field trial program for our DFC1500 and DFC3000 power plants; reduce product cost, focusing on value engineering, performance improvements, manufacturing cost efficiencies and supplier development; and manage cash consistent with market demand.

CRITICAL ACCOUNTING POLICIES

Revenue Recognition

Our revenues and fees on long-term contracts are recognized on a method similar to the percentage-of-completion method. Revenues are recognized proportionally as research and development costs are incurred and compared to the estimated total research and development costs for each contract or field trial. In many cases, we are reimbursed only a portion of the costs incurred or to be incurred on the contract. At the point that our fuel cells are commercial, estimated costs to complete an individual contract in excess of revenue will be accrued immediately.

Revenues from Government funded research, development and demonstration programs are generally multi-year, cost reimbursement and/or cost shared type contracts or cooperative agreements. We are reimbursed for reasonable and allocable costs up to the reimbursement limits set by the contract or cooperative agreement.

Warrant Value Recognition

Warrants have been issued as sales incentives to certain of our business partners. As we recognize the associated revenue for orders placed in accordance with these sales agreements, a proportional amount of the fair value of the warrants will be recorded against the revenue.

Inventories

As discussed above, we recognize research and development costs for contracts as incurred. When we incur costs for material, labor and overhead to build fuel cell stacks which have not yet been dedicated to a particular contract, we include them in WIP inventory to the extent we estimate them to be recoverable based on anticipated use of the fuel cell stacks and anticipated cost reimbursement on these anticipated contracts. During the normal course of business, we will dedicate the fuel cell stacks in WIP inventory to a contract, at which point in time the inventory costs are charged to cost of research and development contracts or cost of product sales and revenues, and when appropriate, revenue will be

FUELCELL ENERGY, INC. - Form 10-Q

recognized on these costs.

As we increase our commercial activities, we anticipate that our assessment of recoverability of inventory costs will become increasingly dependent upon the amount we believe we can sell the fuel cell stacks in the commercial market, and less on the extent to which costs are reimbursed pursuant to government contracts.

Research and Development

`Our cost of research and development contracts reflect costs incurred under specific customer sponsored research and development contracts. These costs consist of both manufacturing and engineering labor, including applicable overhead expenses, materials to build prototype units, materials for testing, and other costs associated with our customer sponsored research and development contracts.

Our research and development expenses reflect costs for research and development projects conducted without specific customer sponsored contracts. These costs consist primarily of engineering labor, overhead, materials to build prototype units, materials for testing, consulting fees and other costs associated with our internal research and development expenses.

RECENT DEVELOPMENTS

In May, the U.S. Department of Energy (DOE) selected FuelCell Energy as a prime "awardee" in its Solid State Energy Conversion Alliance (SECA) program, subject to final negotiation expected this summer. The goal of the SECA program is to accelerate the commercialization of low-cost, high temperature solid oxide fuel cells (SOFC) over the next decade. Engineering and technological developments in this SECA program can also be used to further advance the Company's DFC technology. The first phase, a three-year $24 million cost shared program, will focus on the development of small, stationary modules for scalable applications up to 100 kilowatts.

FuelCell Energy recently received three commercial product certifications that will make it easier for customers to qualify for funding incentives and install DFC power plants for onsite power generation. Certifications include:

         - American National Standards Institute (ANSI) Z21.83 Products Safety Standard -- a national product safety certification for fuel cell power plants up to 1 megawatt in size.

         - "Rule 21" Grid Interconnection -- a California certification that specifies standard interconnection, operating and metering requirements for distributed power generators such as fuel cells to ensure safe connection to the electrical grid.

         - California Air Resources Board (CARB) 2007 -- a California distributed generation emissions standard that categorizes the Company's sub-megawatt DFC power plants as 'ultra-clean' technology, exempting it from air pollution control permitting requirements and allowing preferential rate treatment by the California Public Utilities Commission.

FUELCELL ENERGY, INC. - Form 10-Q

RESULTS OF OPERATIONS

COMPARISON OF THREE MONTHS ENDED APRIL 30, 2003 AND APRIL 30, 2002

Revenues increased 4%, to $8,900 in the 2003 period from $8,565 in the 2002 period. The additional product sales revenue was related to the manufacture of DFC300A power plants for our distribution partners and sales of fuel cell components to MTU for their field trial program. The decrease in revenues associated with our research and development contracts reflect reduced funding on certain government contracts.

Cost of product sales and revenues increased to $15,001 in the 2003 period from $5,995 in the 2002 period. This was due primarily to the production of DFC300A power plants for our distribution partners.

Cost of research and development contracts increased 39%, to $11,632 in the 2003 period from $8,350 in the 2002 period primarily due to activities on government contracts.

Administrative and selling expenses increased 12%, to $3,212 in the 2003 period from $2,869 in the 2002 period. Higher business insurance premiums and franchise taxes accounted for the increase.

Research and development expenses increased 36%, to $1,954 in the 2003 period from $1,433 in the 2002 period. This was due primarily to development costs associated with the design and engineering of our megawatt products, the DFC1500 and DFC3000.

Loss from operations increased to $22,899 in the 2003 period from $10,082 in the 2002 period. This reflects our investment in the standardization of DFC power plants, reduced funding on certain government contracts, development of our distribution network, and increases in operating costs including employee expenses, severance costs, depreciation on new production equipment, business insurance premiums, information systems and infrastructure.

Interest and other income, net increased 58%, to $1,880 in the 2003 period from $1,186 in the 2002 period. In the quarter we recognized a state research and development incentive for $1,356. Declining interest on lower cash balances and investments in U.S. treasury securities partially offset the incentive.

COMPARISON OF SIX MONTHS ENDED APRIL 30, 2003 AND APRIL 30, 2002

Revenues increased 23%, to $19,193 in the 2003 period from $15,566 in the 2002 period. The additional product sales revenue was related to the manufacture of DFC300A power plants for our distribution partners and sales of fuel cell components to MTU for their field trial program. The decrease in revenues associated with our research and development contracts reflect reduced funding on certain government contracts.

Cost of product sales and revenues increased to $29,949 in the 2003 period from $9,934 in the 2002 period. This was due primarily to the production of DFC300A power plants for our distribution partners.

Cost of research and development contracts increased 24%, to $18,742 in the 2003 period from $15,104 in the 2002 period primarily due to activities on government contracts.

Administrative and selling expenses increased 16%, to $6,342 in the 2003 period from $5,466 in the 2002 period. Higher business insurance premiums and franchise taxes accounted for the increase.

Research and development expenses increased 47%, to $4,035 in the 2003 period from $2,737 in the 2002 period. This was due primarily to development costs associated with the design and engineering of our megawatt products, the DFC1500 and DFC3000.

FUELCELL ENERGY, INC. - Form 10-Q

Loss from operations increased to $39,875 in the 2003 period from $17,675 in the 2002 period. This reflects our investment in the standardization of DFC power plants, reduced funding on certain government contracts, development of our distribution network, and increases in operating costs including employee expenses, severance costs, depreciation on new production equipment, business insurance premiums, information systems and infrastructure.

Interest and other income, net increased to $2,799 in the 2003 period from $2,717 in the 2002 period. The increase reflects a state research and development incentive for $1,356 recognized in the second quarter offset by lower interest on declining interest rates on lower cash balances and investments in U.S. treasury securities.

LIQUIDITY AND CAPITAL RESOURCES

Our operations are funded primarily through sales of equity, cash generated from operations and borrowings. Cash from operations includes revenue from government contracts and cooperative agreements, field trial projects, sale of fuel cell components primarily to MTU, license fees and interest income.

Our cash requirements depend on numerous factors, including the implementation of our field follow program for our DFC300A products, which will be used to monitor fleet performance to build operational history of our DFC300A power plants. We expect this will enable us to further enhance our product design to allow for cost reduction, performance improvement, increased reliability and serviceability. Other factors include the initiation of our megawatt class field trial program, and development of our DFC/Turbine and diesel DFC products. We expect to devote substantial capital resources to achieve our overall product goals of cost reduction, performance improvement, reliability and serviceability. We believe that we can achieve these goals through our near term product strategy of developing standard products, increasing volume production and the further development of our distribution network. We expect such activities will be funded from existing cash, cash equivalents, investments and cash from operations. Once we've completed our near term strategy, we believe we will have the financial flexibility to maintain, reduce or accelerate our business activities consistent with market demand.

At April 30, 2003, we had cash, cash equivalents and investments (U.S. Treasuries) of $180,477, compared to cash, cash equivalents and investments of $220,583 at October 31, 2002. The use of cash was attributable to $34,314 to fund the net loss, capital expenditures of $3,214 and an increase in working capital of $2,637. Net financing contributed $59.

Our research and development contracts are generally multi-year, cost reimbursement type contracts. The majority of these are U. S. Government contracts that are dependent upon the government's continued allocation of funds and may be terminated in whole or in part at the convenience of the government. In April, we were notified that Congressional appropriations for our cooperative agreement with the DOE for the current fiscal period was reduced by approximately $5 million as compared to historical annual funding levels. Funding for the U.S. Navy marine diesel program (approximately $2.5 million) was also delayed. We expect that the remainder of the funding will be made available to us in the next fiscal year. In May, we were selected by the DOE as a prime "awardee" for the SECA program. This is a ten-year, $139 million cost-share co-operative agreement with three phases. The first phase is a three-year $24 million program cost-shared award. We expect to negotiate this award in the summer. We will continue to seek research and development contracts for all of our product lines. To obtain contracts, we must continue to prove the benefits of our technologies and be successful in our competitive bidding.

FUELCELL ENERGY, INC. - Form 10-Q

We anticipate that our existing capital resources, together with anticipated revenues, will be adequate to satisfy our planned financial requirements and agreements through at least the next twelve months.

NEW ACCOUNTING STANDARDS

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities." The Interpretation may have an effect on existing practice because it requires existing variable interest entities to be consolidated if those entities do not effectively disperse risks among the parties involved. The Interpretation is effective immediately for all variable interest entities created after January 31, 2003. We are required to apply the provisions of this Interpretation no later August 1, 2003 to all variable interest entities created before February 1, 2003. We have determined that adoption of this Interpretation did not and based on the Company's current structure will not have a material effect on our financial statements and disclosure.

In April 2003, the FASB decided to require all companies to expense the value of employee stock options. Companies will be required to measure the cost according to the fair value of the options. The FASB also tentatively decided in principle to measure employee equity-based awards at their date of grant. The FASB plans to issue an exposure draft later this year that could become effective in 2004. Until a new Statement is issued, the provisions of APB No. 25 and SFAS No. 123 will remain in effect. We will evaluate the impact of any new Statement regarding employee equity-based awards as requirements are finalized and a new Statement is issued.

On May 15, 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective for us beginning on August 1, 2003. We have not entered into any financial instruments within the scope of the Statement to date during June 2003. However, we are in the process of evaluating the effect of this Statement on our financial statements and disclosures.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE EXPOSURE

Our exposures to market risk for changes in interest rates, relate primarily to our investment portfolio and long term debt obligations. Our investment portfolio includes both short-term United States Treasury instruments with maturities averaging three months or less, as well as U.S. Treasury notes with fixed interest rates with maturities of up to twenty months. Cash is invested overnight with high credit quality financial institutions. Based on our overall interest exposure at April 30, 2003, including all interest rate sensitive instruments, a near-term change in interest rate movements of 1% would affect our results of operations by approximately $680 annually.

ITEM 4. CONTROLS AND PROCEDURES

Within 90 days prior to the date of this report, we carried out an evaluation, under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this

FUELCELL ENERGY, INC. - Form 10-Q

evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic SEC reports. It should be noted that the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

In addition, we reviewed our internal controls, and there have been no significant changes in our internal controls or in other factors that could significantly affect those controls subsequent to the date of their last evaluation.

PART II - OTHER INFORMATION

ITEM 5. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

There were two matters submitted to a vote of securities holders during the second quarter of the fiscal year covered in this report.

The FuelCell Energy, Inc. Annual Shareholders' Meeting was held on March 25,
2003.

1. The meeting involved the election of the following directors to hold office until the next annual meeting of shareholders. All of the directors on the slate were elected.

Jerry D. Leitman             Warren D. Bagatelle          Christopher R. Bentley
Michael Bode                 Thomas R. Casten             James D. Gerson
Thomas L. Kempner            William A. Lawson            Hansraj C. Maru
Charles J. Murphy            John A. Rolls

The results of the voting were as follows:

ELECTION OF DIRECTORS

NAME OF DIRECTOR                VOTES FOR            VOTES WITHHELD
----------------                ---------            --------------
Jerry D. Leitman                28,868,302             2,190,163
Warren D. Bagatelle             29,571,062             1,487,378
Christopher R. Bentley          30,046,204             1,012,236
Michael Bode                    29,898,414             1,160,026
Thomas R. Casten                29,573,009             1,485,456
James D. Gerson                 29,585,946             1,472,519
Thomas L. Kempner               29,556,863             1,501,602
William A. Lawson               29,570,762             1,487,703
Hansraj C. Maru                 30,043,829             1,014,636
Charles J. Murphy               29,560,329             1,498,136
John A. Rolls                   30,043,695             1,014,770

FUELCELL ENERGY, INC. - Form 10-Q

Additionally, the following matter was voted on and approved during the Annual Shareholders' Meeting on March 25, 2003. The result of the voting was as follows:

2. To amend the 1998 Equity Incentive Plan to increase the aggregate number of common shares available under the Plan from 4,500,000 shares to 6,000,000 shares.

VOTES FOR      VOTES AGAINST      ABSTAIN
---------      -------------      -------
26,656,946       4,326,115        75,404

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

                                  EXHIBIT INDEX

(a) EXHIBIT DESCRIPTION

3.1 Certificate of Incorporation of the Registrant, as amended, July 12, 1999 (incorporated by reference to exhibit of the same number contained in the Company's 8-K dated September 21, 1999)

3.2 Restated By-Laws of the Registrant, dated July 13,1999 (incorporated by reference to exhibit of the same number contained in the Company's 8-K dated September 21, 1999)

4 Specimen of Common Share Certificate (incorporated by reference to exhibit of the same number contained in the Company's Annual Report on form 10KA for fiscal year ended October 31, 1999)

(b) REPORTS ON FORM 8-K

    We filed on Form 8-K dated April 30, 2003 under Item 5 "Other Events," a press release announcing the Company has initiated a cash management plan consistent with market demand and has implemented cost saving measures including a reduction in the workforce of 90 to 100 positions, representing approximately 20 percent of our employees.

FUELCELL ENERGY, INC. - Form 10-Q

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   FUELCELL ENERGY, INC.

                                                   /s/ Joseph G. Mahler
                                                   -----------------------------
                                                   Joseph G. Mahler
                                                   Senior Vice President, CFO
                                                   Treasurer/Corporate Secretary

Dated: June 13, 2003

FUELCELL ENERGY, INC. - Form 10-Q

                                  CERTIFICATION

         I, Jerry D. Leitman, certify that:

         1. I have reviewed this quarterly report on Form 10-Q of FuelCell Energy Inc.;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

         a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

         b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing of this quarterly report (the "Evaluation Date"); and

         c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

         a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: June 13, 2003
                                           /s/ Jerry D. Leitman
                                           -------------------------------------
                                           Jerry D. Leitman
                                           President and Chief Executive Officer

FUELCELL ENERGY, INC. - Form 10-Q

                                  CERTIFICATION

I, Joseph G. Mahler, certify that:

         1. I have reviewed this quarterly report on Form 10-Q of FuelCell Energy, Inc.;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

         4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

         a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

         b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing of this quarterly report (the "Evaluation Date"); and

         c) presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

         5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

         a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

         b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

         6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: June 13, 2003
                                                         /s/ Joseph G. Mahler
                                                         -----------------------
                                                         Joseph G. Mahler
                                                         Chief Financial Officer

FUELCELL ENERGY, INC. - PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-12

                              FUELCELL ENERGY, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

     ______________________________________________________________________
     Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:______________________

         (2) Aggregate number of securities to which transaction applies:______________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):__________________

         (4)      Proposed maximum aggregate value of transaction: _____________

         (5)      Total Fee paid:_______________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:______________________

         (2)      Form, Schedule or Registration Statement No. _________________

         (3)      Filing Party:________________________________

         (4)      Date Filed:__________________________________

FUELCELL ENERGY, INC. - PROXY STATEMENT

                              FUELCELL ENERGY, INC.
                     3 Great Pasture Road, Danbury, CT 06813
                                  203-825-6000

                                                        February 14, 2003

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of FuelCell Energy, Inc. ("FuelCell"), which will be held on Tuesday, March 25, 2003 at 10:00 A.M., at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, Connecticut. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

         The only matters scheduled to be considered at the meeting are the election of FuelCell's directors and amendment of FuelCell's 1998 Equity Incentive Plan.

         The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of FuelCell. We urge you to read the Proxy Statement and give these proposals your careful attention.

         Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, please take the time to vote in one of these ways:

    - By mail -- fill in, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope.

    - By telephone -- call the toll-free telephone number on your proxy card to vote by phone.

    - Via Internet -- visit the web site noted on your proxy card to vote via the Internet.

         You may attend the meeting and vote in person even if you have previously voted by proxy in one of the three ways listed above.

         IF YOU PLAN ON ATTENDING THE MEETING, PLEASE CALL FUELCELL AT (203) 825-6102. THE SHERATON DANBURY HOTEL IS LOCATED OFF EXIT 2 OF I-84 IF TRAVELING EAST AND EXIT 2A IF TRAVELING WEST.

                                           Sincerely yours,

                                           Jerry Leitman
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

FUELCELL ENERGY, INC. - PROXY STATEMENT

[FUELCELL ENERGY LOGO]

                              FUELCELL ENERGY, INC.
                     3 Great Pasture Road, Danbury, CT 06813
                                  203-825-6000

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                            TO BE HELD MARCH 25, 2003

TO THE SHAREHOLDERS OF FUELCELL ENERGY, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Shareholders' Meeting of FuelCell Energy, Inc. (the "Company"), will be held at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, Connecticut on Tuesday, March 25, 2003 at 10:00 a.m. Eastern Standard Time for the following purposes:

         1. To elect eleven (11) directors to serve for the ensuing year and until their successors are duly elected and qualified.

         2. To amend the Company's 1998 Equity Incentive Plan to increase the aggregate number of common shares available under this plan from 4,500,000 shares to 6,000,000 shares.

         3. Such other business as may properly come before the Meeting or any adjournment thereof.

         Shareholders of record at the close of business on February 14, 2003 are entitled to notice of and to vote at the meeting.

  IF YOU PLAN ON ATTENDING THE MEETING, PLEASE CALL FUELCELL AT (203) 825-6102.

         YOUR ATTENTION IS DIRECTED TO THE ATTACHED PROXY STATEMENT. REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY, OR VOTE YOUR SHARES BY TOUCHTONE TELEPHONE OR VIA THE INTERNET AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE. THERE IS ENCLOSED WITH THE PROXY AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              JOSEPH G. MAHLER
                                              CORPORATE SECRETARY

Danbury, Connecticut
February 14, 2003

FUELCELL ENERGY, INC. - PROXY STATEMENT

                              FUELCELL ENERGY, INC.
                     3 Great Pasture Road, Danbury, CT 06813
                                  203-825-6000

FUELCELL ENERGY, INC. - PROXY STATEMENT

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 25, 2003

         This Proxy Statement is furnished to the shareholders of FuelCell Energy, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the 2003 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournment thereof. The Annual Meeting will be held at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, Connecticut on March 25, 2003 at 10:00 a.m. Eastern Standard Time. The Company is a Delaware corporation.

         The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 26, 2003.

                                     VOTING

GENERAL

         The securities that can be voted at the Annual Meeting consist of Common Stock of the Company, $.0001 par value per share, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is February 14, 2003. On the record date, 39,318,251 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting.

         The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect the directors. Abstentions, including broker non-votes, will have no effect on the outcome of this matter

         The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of the amendment to the Company's 1998 Equity Incentive Plan. Abstentions will have the same effect as voting against the proposal to approve the amendment, while broker non-votes will have no effect on the outcome of this proposal.

VOTING BY PROXY

         In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Shareholders should specify their choices on the accompanying proxy card, by telephone or Internet.

         All properly executed proxies delivered by shareholders to the Company and not revoked will be voted at the Annual Meeting in accordance with the directions given. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS AND "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1998 EQUITY INCENTIVE PLAN. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their best judgment.

         Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

         In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person or by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of

FUELCELL ENERGY, INC. - PROXY STATEMENT

record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Eleven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, the proxies for the election as directors of the eleven persons named below as nominees. All of the nominees are at present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE ELEVEN NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY.

The following table sets forth certain information for each nominee for election as a director.

                                                                                              DIRECTOR
NAME                    AGE                       PRINCIPAL OCCUPATION                         SINCE
Jerry D. Leitman         60    Mr. Leitman has been President and Chief Executive Officer       1997
                               since August 1997. Mr. Leitman became Chairman of the
                               Board in June 2002. Mr. Leitman was previously President
                               of Asea Brown Boveri's (ABB) global air pollution control
                               businesses from 1992 to 1995. Prior to joining ABB, Mr.
                               Leitman was Group Executive Vice President of FLAKT AB, a
                               Swedish multinational company, responsible for FLAKT's
                               worldwide industrial businesses from 1989 to 1992. Mr.
                               Leitman is also a Director and a member of the
                               Compensation Committee of Esterline Technologies Inc.

Warren D. Bagatelle      64    Mr. Bagatelle has been a Managing Director of Loeb               1988
                               Partners Corporation since 1988 and a general partner of
                               Loeb Investors Co. LXXV, an investment partnership and an
                               affiliate of Loeb Partners Corporation. Mr. Bagatelle is a
                               Director of Evercel, Inc. and VirtualsScopics, LLC.

Christopher R.           60    Mr. Bentley has been Executive Vice President since              1993
Bentley                        September 1990 and Chief Operating Officer since
                               August 2000. Mr. Bentley was President of Fuel Cell
                               Manufacturing Corporation, our former subsidiary, from
                               September 1990 to December 1997. From 1985 through 1989,
                               he was Director of Manufacturing (1985), Vice President
                               and General Manager (1985-1988) and President (1988-1989)
                               of the Turbine Airfoils Division of Chromalloy Gas Turbine
                               Corporation, a manufacturer of gas turbine hardware

FUELCELL ENERGY, INC. - PROXY STATEMENT

Michael Bode             58    Mr. Bode became Chief Executive Officer of MTU CFC               1993
                               Solutions GmbH, a company of Daimler Chrysler, AG, in
                               January 2003. Mr. Bode was Executive Vice President and
                               Director of the New Technology Group of MTU
                               Friedrichshafen GmbH from July 1993 to February 2003. From
                               1990 to 1993 Mr. Bode was Vice President and Director of
                               the New Technology group of the Space Transportation and
                               Propulsion Systems division of Deutsche Aerospace AG, a
                               subsidiary of Daimler-Benz Corp. Mr. Bode joined
                               Messerschmitt-Bolkow-Blohm GmbH in 1974, where he held a
                               variety of positions. Mr. Bode serves as a Director of BI
                               New Energy Solutions.

Thomas R. Casten         60    Mr. Casten currently serves as Chairman and CEO of Private       2000
                               Power LLC, a firm that builds and operates power plants
                               that recycle waste heat and waste fuel. From 1989 to 1999,
                               Mr. Casten was Chief Executive Officer of Trigen Energy
                               Corporation, a company involved in alternative energy
                               generation. From 1980 to 1986, Mr. Casten was Chief
                               Executive Officer of Trigen's predecessor company,
                               Cogeneration Development Corporation. From 1969 to 1980,
                               Cummings Engine Company employed Mr. Casten, where he
                               established a business unit to combine generation of heat
                               and power using diesel engines. Mr. Casten is the Chairman of the World Alliance for Decentralized Energy working to
                               advance distributed power worldwide.

James D. Gerson          59    Mr. Gerson has been Vice President of Fahnestock & Co.,          1992
                               Inc. since March 1993, where he has held a variety of
                               positions in the corporate finance, research, and
                               portfolio management areas. Mr. Gerson also serves as a
                               Director of Ag Services of America, Inc. and American
                               Power Conversion Corp. and is Chairman of the Board of
                               Evercel, Inc.

Thomas L. Kempner        75    Mr. Kempner was Chairman of the Board from March 1992 to         1988
                               August 1997. He has been Chairman and Chief Executive
                               Officer of Loeb Partners Corporation since 1979 and a
                               general partner of Loeb Investors Co. LXXV, an investment
                               partnership and an affiliate of Loeb Partners Corporation.
                               Mr. Kempner is also a Director of Alcide Corporation,
                               IGENE Biotechnology, Inc., Intermagnetics General
                               Corporation, CCC Information Services Group, Inc., Insight
                               Communications Company, Inc., and Dyax Corporation and
                               Director Emeritus of Northwest Airlines, Inc.

William A. Lawson        69    Mr. Lawson has been President of W.A. Lawson Associates,         1988
                               an industrial and financial consulting firm, since 1987.
                               Mr. Lawson is past Chairman of the Board of

FUELCELL ENERGY, INC. - PROXY STATEMENT

                               Directors of Newcor, Inc. Mr. Lawson is a Director of
                               Evercel, Inc.

Hansraj C. Maru          58    Dr. Maru has been Executive Vice President since December        1992
                               1992 and was appointed Chief Technology Officer in
                               August 2000. Dr. Maru was Chief Operating Officer from
                               December 1992 to December 1997. Prior to that he was
                               Senior Vice President-Research and Development. Prior to
                               joining us in 1977, Dr. Maru was involved in fuel cell
                               development at the Institute of Gas Technology

Charles J. Murphy        55    Mr. Murphy, C.F.A., is a private investor/consultant who         2002
                               currently teaches as an Adjunct Professor at NYU's Stern
                               School of Business. Over the last several years he has
                               worked as a senior investment banker/advisor at Allegheny
                               Energy, Merrill Lynch, Pierce, Fenner & Smith and J.P.
                               Morgan, specifically in the Energy, Power and Energy
                               Technology areas. From 1976 to 1996, Mr. Murphy was an
                               investment banker at Credit Suisse First Boston where he
                               was a member of the Executive Board, the head of the
                               Global Equity Department and co-head of the Investment
                               Banking Department. Prior to joining First Boston, Mr.
                               Murphy held positions in both Electrical Engineering and
                               Rate Design at American Electric Power and in Avionics
                               Engineering at Sikorsky Aircraft.

John A. Rolls            61    Mr. Rolls has been President, Chief Executive Officer and        2000
                               a principal investor in Thermion Systems International
                               since 1996. He is a Director and principal investor in
                               VivaScan Corporation and is a Director and Chairman of the
                               Finance Committee of both Bowater Inc. and MBIA Inc. Mr.
                               Rolls was President and Chief Executive Officer of
                               Deutsche Bank North America from 1992 through 1996. From
                               1986 through 1992, Mr. Rolls was Executive Vice President
                               and Chief Financial Officer for United Technologies Corp.
                               Previously, he was Senior Vice President and Chief
                               Financial Officer of RCA Corporation.

         Jerry D. Leitman has been nominated as a director pursuant to his employment agreement. See "Employment Agreements."

         In June 2002, Dr. Bernard Baker resigned as Chairman of the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of February 14, 2003 with respect to: (a) the only shareholders known to management to own beneficially more than 5% of the outstanding common stock of FuelCell; (b) each of FuelCell's directors; (c) each of the executive officers of FuelCell named below in the Summary Compensation Table under the heading "Executive Compensation"; and (d) all of

FUELCELL ENERGY, INC. PROXY STATEMENT

FuelCell's directors and executive officers as a group.

         Unless indicated otherwise the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813-1305.

                                                 SHARES OF               PERCENTAGE OF
                                                   COMMON                 OUTSTANDING
                                                STOCK OWNED                 COMMON
                 NAME                           BENEFICIALLY               STOCK (1)
---------------------------------------         ------------             -------------
Jerry D. Leitman                                  1,475,875 (2)              3.62

Warren D. Bagatelle
c/o Loeb Partners Corp.
61 Broadway
New York, NY 10006                                1,559,200 (3), (4)         3.96

Christopher R. Bentley                              402,542 (5)              1.02

Michael Bode
c/o MTU CFC Solutions GmbH
Postfach
D-81663 Munchen
Germany                                                  -- (6)                *

Thomas R. Casten                                     30,000 (7)                *

James D. Gerson
c/o Fahnestock and Co., Inc.
780 3rd Avenue
New York, NY 10017                                1,338,796 (8)              3.40

Thomas L. Kempner
c/o Loeb Partners Corp.
61 Broadway
New York, NY 10006                                  919,400 (3), (9)         2.34

William A. Lawson                                    87,000 (10)               *

Joseph G. Mahler                                    285,125 (11)               *

Hansraj C. Maru                                     248,016 (12)               *

Charles J. Murphy                                        --                    *

Herbert T. Nock                                     204,500 (13)               *

John A. Rolls

FUELCELL ENERGY, INC. PROXY STATEMENT

c/o Thermion Systems International
611 Access Road
Stratford, CT 06615                                  38,000 (14)               *

Daimler Benz affiliate
MTU Friedrichshafen GmbH
("MTU")
Maybachplatz 1
88045 Friedrichshafen, Germany                    2,746,548                  6.99

All Directors and Executive Officers
as a Group
(13 persons)                                      5,681,054 (15)             13.64

* Less than one percent.

(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2) Mr. Leitman's shareholdings include currently exercisable options to purchase 1,458,000 shares of Common Stock.

(3) Warren Bagatelle and Thomas L. Kempner, by virtue of being general partners of Loeb Investors Co. LXXV, may each be deemed to beneficially own 907,400 shares of stock owned by Loeb Investors Co. LXXV.

(4) Mr. Bagatelle's shareholdings include options to purchase 12,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(5) Mr. Bentley's shareholdings include options to purchase 170,150 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(6) Mr. Bode is an executive officer of MTU CFC Solutions GmbH, a company of Daimler Chrysler, AG.

(7) Mr. Casten's shareholdings include options to purchase 30,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(8) Mr. Gerson's shareholdings include 113,200 shares held by his wife, Barbara Gerson, as Custodian for one child, 94,800 shares held by a private foundation, of which Mr. Gerson is President and a Director and 147,000 shares owned by an estate of which Mr. Gerson is sole executor. Mr. Gerson disclaims beneficial ownership of the securities held by his wife, by the private foundation and by the estate. Mr. Gerson's shareholdings include options to purchase 12,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(9) Mr. Kempner's shareholdings include options to purchase 12,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(10) Mr. Lawson's shareholdings include options to purchase 12,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(11) Mr. Mahler's shareholdings include options to purchase 248,200 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(12) Dr. Maru's shareholdings include options to purchase 157,500 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(13) Mr. Nock's shareholdings include options to purchase 204,500 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(14) Mr. Roll's shareholdings include options to purchase 30,000 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

(15) Includes options to purchase 2,346,350 shares of Common Stock, which are currently exercisable or are exercisable within 60 days.

FUELCELL ENERGY, INC. - PROXY STATEMENT

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held seven meetings during the fiscal year ended October 31, 2002. Each director attended at least 75% of the meetings of the Board of Directors and Board committees of which he was a member during the period he served as director.

EXECUTIVE COMMITTEE

         The Board of Directors has an Executive Committee comprised of Messrs. Kempner (Chairman), Bagatelle, Gerson, Lawson, Leitman, and Rolls. The Executive Committee, which held no meetings during fiscal 2002, is authorized to exercise the powers of the Board managing the business and affairs of the Company between meetings of the Board of Directors.

NOMINATING COMMITTEE

         The Board of Directors has a Nominating Committee formed on March 26, 2002 comprised of Messrs. Lawson (Chairman), Rolls, Kempner and Leitman. The Nominating Committee, which held one meeting during fiscal 2002, makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee also establishes procedures for the nomination process, recommends candidates for election to the Board and nominates officers for election by the Board. The Nominating Committee considers nominees proposed by the stockholders. To recommend a prospective nominee for the Nominating Committee's consideration, you may submit the candidates name and qualifications to the Company's corporate secretary in writing at 3 Great Pasture Road, Danbury, Connecticut 06813-1305.

AUDIT COMMITTEE

         The Company has an Audit Committee consisting of Messrs. Gerson (Chairman), Bagatelle and Murphy. Mr. Rolls was Chairman and Mr. Bode was a member until June 20, 2002 and October 9, 2002 respectively. Each resigned pursuant to the Company's policy of rotating Directors among committees. Mr. Gerson became Chairman and Mr. Murphy joined the Audit Committee in June 2002. The Audit Committee had five meetings in fiscal 2002 and is responsible for, among other things, appointing and supervising the independent public accountants of the Company, discussing the scope of the auditors' examination, and reviewing annual financial statements.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company is composed of three independent directors. The Board has made a determination that the members of the Audit Committee satisfy the independence requirements of the Marketplace Rules of the Nasdaq Stock Market. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on June 8, 2000. The Audit Committee, among other matters, is responsible for the annual appointment and supervision of the independent public accountants, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records and auditors' compensation. The Audit Committee reviews the Company's accounting policies, internal control procedures and systems and compliance activities. The Audit Committee also reviews the Charter of the Audit Committee.

FUELCELL ENERGY, INC. - PROXY STATEMENT

The following is a report on the Audit Committee's activities relating to fiscal year 2002.

         Review of Audited Financial Statements with Management

         The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

         Review of Financial Statements and Other Matters with Independent Accountants

         The Audit Committee has discussed with KPMG, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG matters relating to the firm's independence from the Company.

         Recommendation that Financial Statements be Included in Annual Report

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

         The members of the Audit Committee have submitted this report

                                                               February 14, 2003

 AUDIT COMMITTEE

 James D. Gerson (Chairman)
 Warren D. Bagatelle
 Charles Murphy

COMPENSATION COMMITTEE

         The Company has a Compensation Committee consisting of Messrs. Lawson (Chairman), Casten and Rolls. Mr. Gerson was a member until June 20, 2003 at which time Mr. Rolls joined the Committee. The Compensation Committee had five meetings in fiscal 2002. The functions of the Compensation Committee are to review, approve and recommend to the Board of Directors the terms and conditions of incentive bonus plans applicable to corporate officers and key management personnel, to review and approve the annual salary of the Chief Executive Officer, and to administer the Company's Section 423 Stock Purchase Plan and the Company's 1998 Equity Incentive Plan.

DIRECTOR COMPENSATION

         Each Board member not employed by the Company, except for Michael Bode, receives $10,000 per annum. New Board members also receive 40,000 non-qualified stock options upon acceptance to the Board. The stock options are granted pursuant to the Company's 1998 Equity Incentive Plan. The options are exercisable commencing one year after grant, vest at the rate of 25% per year from date of grant and have restrictions as to transferability. An additional $3,000 per annum is paid to the Chairman

FUELCELL ENERGY, INC. - PROXY STATEMENT

and $2,000 per annum is paid to each non-employee member of the Executive, Nomination, Compensation and Audit Committees. The Company reimburses directors for reasonable expenses incurred in connection with the performance of their duties as directors.

         Upon joining the Board on June 20, 2002, Mr. Murphy was granted 40,000 nonqualified stock options. The stock options were granted pursuant to the Company's 1998 Equity Incentive Plan. The options are exercisable at $9.55 per share, commencing one year after grant, vest at the rate of 25% per year and have restrictions as to transferability.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended October 31, 2002, 2001 and 2000, of those persons who were at October 31, 2002 (i) the chief executive officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Officers").

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                  ANNUAL COMPENSATION                    SECURITIES                ALL
NAME AND                                 ------------------------------------            UNDERLYING               OTHER
PRINCIPAL                                FISCAL         SALARY         BONUS               OPTIONS             COMPENSATION
POSITION                                  YEAR           ($)            ($)                   #                  (2) ($)
---------------------------------------------------------------------------------------------------------------------------
Jerry D. Leitman                          2002         373,888        180,000              200,000                18,000
President,                                2001         358,150        130,000                  -0-                16,848
Chief Executive Officer                   2000         349,210        100,000                  -0-                17,424

Christopher R. Bentley                    2002         261,908         76,000               45,000                18,000
Executive Vice President                  2001         243,102         64,000               32,000                16,848
and Chief Operating Officer               2000         236,362         57,500               24,000                17,424

Joseph G. Mahler                          2002         226,161         67,000               45,000                18,000
Senior Vice President                     2001         209,444         56,000               32,000                15,818
Chief Financial Officer                   2000         200,113         47,500               24,000                18,414
Corporate Secretary and Treasurer

Hansraj C. Maru                           2002         209,405         53,000               30,000                18,000
Executive Vice President                  2001         196,077         50,000               32,000                16,848
and Chief Technology Officer              2000         189,167         45,000               24,000                17,421

Herbert T. Nock (1)                       2002         193,914         53,000               50,000                21,090
Senior Vice President,                    2001         177,841         40,000                  -0-                72,059
Marketing and Sales                       2000          41,497         25,000              320,000                   -0-

(1) Mr. Nock joined the Company as Senior Vice President, Marketing and Sales in August 2000.

FUELCELL ENERGY, INC. - PROXY STATEMENT

(2) Represents employer contributions to the Defined Contribution Pension Plan, employer contributions to the Section 401(k) Plan. Mr. Nock's compensation for fiscal 2001 includes $67,990 for relocation expenses.

The following two tables set forth certain information with respect to (i) option grants to the named executive officers of the Company during the fiscal year ended October 31, 2002, and (ii) the aggregated number and value of options exercisable and unexercisable by the named executive officers as of October 31, 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL
                                          PERCENT OF                                REALIZABLE VALUE AT
                          NUMBER OF          TOTAL                                     ASSUMED ANNUAL
                         SECURITIES      OPTIONS/SARs                                  RATES OF STOCK
                         UNDERLYING       GRANTED TO     EXERCISE OR                 PRICE APPRECIATION
                         OPTIONS/SARs    EMPLOYEES IN    BASE PRICE    EXPIRATION   FOR OPTION TERM (2)
      NAME               GRANTED (1)     FISCAL YEAR      ($/SH)         DATE         5% ($)    10% ($)
      ----               -----------     ------------    -----------   ----------   ---------  ---------
Jerry D. Leitman           200,000          15.59          $13.76       12/19/11    1,730,718  4,385,979

Christopher Bentley         45,000           3.51          $13.76       12/19/11      389,412    986,845

Joseph G. Mahler            45,000           3.51          $13.76       12/19/11      389,412    986,845

Hansraj C. Maru             30,000           2.34          $13.76       12/19/11      259,608    657,897

Herbert T. Nock             50,000           3.90          $13.76       12/19/11      432,680  1,096,495

(1) The options were granted under the Company's 1998 Equity Incentive Plan. These options become exercisable in four equal annual installments on each anniversary date of the date of grant. Options that have been issued may not be exercised beyond the earlier of (a) ten years from the date of grant, or (b) three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for up to one year following termination.

(2) The assumed rates are compounded annually for the full term of the options.

FUELCELL ENERGY, INC. - PROXY STATEMENT

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                                   SECURITIES
                                                                   UNDERLYING          VALUE OF UNEXERCISED
                                                                  UNEXERCISED          IN-THE-MONEY OPTIONS
                               SHARES                         OPTIONS AT 10/31/02           AT 10/31/02
                            ACQUIRED ON         VALUE            EXERCISABLE/             EXERCISABLE/
       NAME                 EXERCISE (#)     REALIZED ($)      UNEXERCISABLE (#)       UNEXERCISABLE (1) ($)
       ----                 ------------     ------------     -------------------      ---------------------
Jerry D. Leitman               52,000          883,560           1,408,000 (2)             5,800,960 (2)
                                                                   200,000 (3)                   -0- (3)

Christopher R. Bentley         12,000          231,480             114,900 (2)               392,494 (2)
                                                                   111,000 (3)               124,200 (3)

Joseph G. Mahler               19,250          310,785             225,950 (2)               825,714 (2)
                                                                    78,000 (3)                   -0- (3)

Hansraj C. Maru                 6,900           79,419             106,000 (2)               378,720 (2)
                                                                    96,000 (3)               124,200 (3)

Herbert T. Nock                   -0-              -0-             192,000 (2)                   -0- (2)
                                                                   178,000 (3)                   -0- (3)

(1) Based upon the closing price of $5.77 on October 31, 2002 of the Company's Common Stock on the Nasdaq National Market minus the respective option exercise price.

(2)      Exercisable.

(3)      Unexercisable.

                              EMPLOYMENT AGREEMENTS

         In August 1997, the Company entered into an employment agreement with Mr. Leitman upon hiring him as its President and Chief Executive Officer. The employment agreement was subsequently modified in June 2002. Under the agreement, which is terminable by either party upon 30 days notice, Mr. Leitman is entitled to a minimum annual salary and a bonus based upon an incentive compensation plan to be developed by Mr. Leitman with the Compensation Committee. In addition, upon entering into the agreement, the Company granted Mr. Leitman options to purchase 1,500,000 shares of Common Stock. The agreement also provides Mr. Leitman with the opportunity to participate in insurance plans and other employment benefits as may be generally available to other employees of the Company. In certain circumstances, if Mr. Leitman's employment is terminated, including a termination by Mr. Leitman upon a change of control, Mr. Leitman will be entitled to a severance benefit equal to (i) two times his then base salary, plus (ii) an amount equal to Mr. Leitman's bonus from the Company for the immediately preceding year. The agreement also contains non-disclosure provisions and prohibits Mr. Leitman from competing with the Company during the term of his employment and for a period of two years thereafter. Under the Agreement, the Company has agreed to use its best efforts to cause Mr. Leitman to be elected to the Board of Directors and to appoint Mr. Leitman as a member of the Executive Committee of the Board of Directors.

         In October 1998, the Company entered into an employment agreement with Mr. Mahler upon hiring him as its Chief Financial Officer, Treasurer and Corporate Secretary. Under the agreement, which is terminable by either party upon 30 days notice, Mr. Mahler is entitled to a minimum annual salary and a bonus based upon the Company incentive compensation plan. In addition, upon entering into the agreement, the Company granted Mr. Mahler options to purchase 300,000 shares of Common Stock. The agreement also provides Mr. Mahler with the opportunity to participate in insurance plans and other employment benefits as may be generally available to other employees of the Company. In certain circumstances, if Mr. Mahler's employment is terminated, Mr. Mahler will be entitled to a severance benefit equal to (i) his then base salary, plus (ii) an amount equal to Mr. Mahler's bonus from the Company for the immediately preceding year. The agreement also contains non-disclosure

FUELCELL ENERGY, INC. - PROXY STATEMENT

provisions and prohibits Mr. Mahler from competing with the Company during the term of his employment and for a period of two years thereafter.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Decisions regarding certain executive compensation are made by the Compensation Committee, which is composed of Messrs. Lawson, Casten and Rolls. The Compensation Committee makes recommendations to the outside director members of the Board with respect to the salary, cash bonus, or other long term incentives of the Chief Executive Officer. The Chief Executive Officer is responsible for the salary recommendations of the remaining executive officers. The Company has both a short and long term incentive compensation plan. The Compensation Committee is responsible for approval of the incentive awards with significant reliance on the recommendations of the Chief Executive Officer.

         Either the Compensation Committee or the Board of Directors approves stock option awards under the 1998 Equity Incentive Plan with reliance upon the recommendations of the Compensation Committee. No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2002.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews the Company's compensation plan on a regular basis. The Compensation Committee periodically retains independent consultants on an as needed basis to provide current market data with regard to base salary structure, short-term cash incentives and with the development of long-term incentive plans. The Compensation Committee regularly updates its assessment of various long-term incentive tools including stock options, restricted stock, performance-based equity, and other alternatives that might be available.

         The Company's primary objective in developing executive compensation policies is to attract, motivate and retain highly qualified and effective leaders. The compensation policy includes various components of compensation that are intended to align management behaviors and priorities directly with the Company's strategic objectives and to encourage management to act in the best long-term interest of the Company and its shareholders. The Company's executive officer compensation policy generally consists of three elements: base compensation, annual cash bonus and long-term incentive compensation.

Cash Compensation

         Annual cash compensation consists of two elements: base salary and annual cash bonus. Each officer is offered a base salary that is commensurate for the role that he or she is performing. In setting compensation, the Compensation Committee and the Chief Executive Officer strive to maintain base compensation for the Company's executive officers at levels which the Compensation Committee and the Chief Executive Officer, based on their experience, believe are competitive with the compensation of comparable executive officers in similarly situated companies.

         Increases in base salary are based on a periodic review and evaluation of the performance of the operation or function for which the executive has responsibility, and is measured against defined performance criteria. The executive is also reviewed according to his or her competence as an effective leader in the Company, which includes an evaluation of the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both within and outside of the Company.

FUELCELL ENERGY, INC. - PROXY STATEMENT

         Executive officers are eligible to participate in a bonus plan. The Compensation Committee determines awards under the bonus plan. The Compensation Committee relies significantly upon the recommendation of the Chief Executive Officer with respect to the bonus to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive bonuses based upon meeting the performance objectives of the Company and their contributions to the Company.

         The compensation paid by the Company to its Chief Executive Officer for fiscal 2002 was based upon an employment agreement negotiated with Mr. Leitman. The Compensation Committee has recently conducted a survey of compensation packages of Chief Executive Officers in comparable companies, and believes, based upon the individual experience of its members, that the compensation package for Mr. Leitman for fiscal 2002 was reasonable based upon Mr. Leitman's experience, his level of responsibility and the contributions made and expected to be made by him to the Company. See "Employment Agreement" for a description of Mr. Leitman's employment agreement.

Long-term incentive compensation

         Each of the executive officers and all employees are eligible to receive awards under the 1998 Equity Incentive Plan. The 1998 Equity Incentive Plan will be used to align a portion of the officers' compensation with the shareholders' interest and the long-term success of the Company by encouraging the executive officers and other employees to remain with the Company, and by enabling optionees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time.

         In determining the number of options to be granted to each executive officer, the Compensation Committee reviews the recommendations provided by the Chief Executive Officer with respect to the executive officers, other than the Chief Executive Officer, and makes a determination regarding those recommendations. These determinations are based upon compensation surveys conducted during fiscal 2001 of executive officers and certain key employees in comparable companies.

The members of the Compensation Committee have submitted this report.

                                                               February 14, 2003

COMPENSATION COMMITTEE

William Lawson (Chairman)
Thomas Casten
John Rolls

FUELCELL ENERGY, INC. - PROXY STATEMENT

                                PERFORMANCE GRAPH

         The following graph compares the annual change in the Company's cumulative total shareholder return on its Common Stock for the five fiscal years ended October 31, 2002 with the cumulative total return on the Russell 2000 and a peer group consisting of SIC Group Code 369 companies listed on The American Stock Exchange, Nasdaq National Market and New York Stock Exchange for that period.

                                FISCAL YEAR ENDED

COMPANY/INDEX/MARKET               10/31/97      10/30/98    10/30/99      10/31/2000      10/31/2001       10/31/2002
--------------------               --------      --------    --------      ----------      ----------       ----------
FuelCell Energy, Inc.               100.00        82.81       240.11         2151.13         878.29           324.23

Misc Electric Equip, Supplies       100.00        71.11        96.94          110.89          56.46            54.67

Russell 2000 Index                  100.00        88.16        99.88          115.73          99.56            86.85

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and any persons owning more than 10% of a class of the Company's stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). All filings for 2002 were made on a timely basis.

         The above information is to the Company's knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 10% of the Company's Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During fiscal year 2002, the Company sold to Daimler Chrysler affiliate MTU-Friedrichshafen GmbH ("MTU") fuel cell components for approximately $4,183,000.

         In December of 1999, the Company entered into an agreement with MTU granting an exclusive license to use the Company's Direct Fuel Cell(R) (DFC(R)) patent rights and know how in Europe and the Middle East and a non-exclusive license in South America and Africa subject to certain rights of the Company and others. MTU has agreed to make any improvements to the Company's DFC available to the Company. MTU plans to conduct further research, development, manufacturing and marketing programs in the area of carbonate fuel cell technology and has agreed to negotiate a license grant of the results to the Company. In addition, MTU has agreed to pay a royalty based on kilowatts of electrical generating capacity using the Company's DFC made or sold by MTU or its permitted licensees, including a minimum annual royalty commencing in 2000. Pursuant to this agreement, MTU paid the Company $300,000 in fiscal year 2002.

         In July 1998, the Company entered into a Cross-Licensing and Cross-Selling Agreement with MTU pursuant to which MTU and the Company have granted to each other the right to manufacture and sell each other's stationary power fuel cell products in their respective regions. Each company will pay the other royalties based upon sales.

         Mr. Bode, a director of the Company, is an executive officer of an affiliate of MTU, and MTU is a shareholder of the Company. The Company believes that the terms of its transactions with MTU are no less favorable to the Company than it could have obtained from an unaffiliated third party.

         The Company entered into a consulting agreement with Dr. Bernard Baker for $5,000 per month for two years commencing on February 11, 2002. Dr. Baker is entitled to additional compensation if he consults for more than 48 days per year.

FUELCELL ENERGY, INC. - PROXY STATEMENT

                                 PROPOSAL NO. 2

                     AMENDMENT OF 1998 EQUITY INCENTIVE PLAN

         Under the Company's 1998 Equity Incentive Plan (the "Plan"), the Company's Board of Directors may grant Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights and Awards of Restricted Stock to officers, key employees and others. Under the Plan, an aggregate of 4,500,000 shares of Common Stock have been reserved for issuance. We are presently seeking to increase the aggregate number of shares available for grants under the Plan from 4,500,000 to 6,000,000.

         We believe that these shares of Common Stock are needed for issuance under the Plan so sufficient awards can continue to be made to attract, retain and motivate key employees, consultants, directors and others. Following is a summary of the 1998 Equity Incentive Plan.

SUMMARY OF THE 1998 EQUITY INCENTIVE PLAN

Purpose

         The purpose of the Plan is to attract and retain key employees, directors, advisors and consultants, to provide an incentive for them to assist FuelCell Energy, Inc. (the "Company") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. All employees participate in the Plan.

Stock Available for Awards

         Awards may be made under the Plan covering of up to a maximum of 4,500,000 shares of Common Stock. Proposal No. 2 recommends the amendment to the Plan to increase the number of shares authorized for issuance from 4,500,000 to 6,000,000 shares.

Eligibility

         All employees and, in the case of awards other than Incentive Stock Options, directors, advisors and consultants of the Company or any affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be participants in the Plan.

Administration

         The Compensation Committee shall administer the Plan. The Board, including any duly authorized committee of the Board, shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. To the extent permitted by applicable law, the Board may delegate to the committee the power to make awards to participants and all determinations under the Plan with respect thereto.

Stock Option Awards

         Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonqualified Stock Options and determine the number of shares to be covered by each option, the option price therefore and the conditions and limitations applicable to the exercise of the option. The

FUELCELL ENERGY, INC. - PROXY STATEMENT

terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Internal Revenue Code, or any successor provision, and any regulations thereunder

Option Price

         The Compensation Committee has established guidelines in determining grant dates. The grant price shall not be less than 100% of the fair market value of the Common Stock on the date of award with respect to Incentive Stock Options.

Exercise of Options

         Each option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable award or thereafter. The Board may impose such conditions with respect to the exercise of options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

Stock Appreciation Rights

         The Board may award Stock Appreciation Rights either in tandem with a stock option or unrelated to a stock option. When rights are granted in tandem with an option, the rights or options terminate when the other is exercised.

Restricted Stock

         Subject to the provisions of the Plan, the Board may award shares of Restricted Stock and determine the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the restricted period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the participant and unless otherwise determined by the Board, deposited by the participant, together with a stock power endorsed in blank, with the Company. At the expiration of the restricted period, the Company shall deliver such certificates to the participant or if the participant has died, to the participant's designated beneficiary.

Termination of Employment

         The Board shall determine the effect on an award of the disability, death, retirement or other termination of employment of a participant and the extent to which, and the period during which, the participant's legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder.

Plan Expiration

         Options, Stock Appreciation Rights and awards of Restricted Stock shall not be granted after March 10, 2008.

Amendment of Plan

FUELCELL ENERGY, INC. - PROXY STATEMENT

         The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable requirement of the laws of the State of Delaware, any applicable tax requirement, any applicable rules or regulation of the Securities and Exchange Commission, including Rule 16(b)-3 (or any successor rule thereunder), or the rules and regulations of any stock market on which the Company's securities are traded.

                EQUITY COMPENSATION PLAN AND WARRANT INFORMATION

                                              NUMBER OF                                    NUMBER OF
                                           SECURITIES TO              WEIGHTED-           SECURITIES
                                             BE ISSUED                 AVERAGE             REMAINING
                                                UPON                  EXERCISE           AVAILABLE FOR
                                            EXERCISE OF               PRICE OF              FUTURE
                                            OUTSTANDING              OUTSTANDING           ISSUANCE
                                              OPTIONS,                OPTIONS,           UNDER EQUITY
                                              WARRANTS                WARRANTS           COMPENSATION
                PLAN CATEGORY                AND RIGHTS              AND RIGHTS              PLANS
----------------------------------------   ----------------          -----------         -------------
Plans approved by security holders:
Stock option plans                             5,133,586               $  10.57              546,122
Employee stock purchase plan (1)                  13,855                   4.91              499,464
Warrants issued to business partners
not approved by security holders (2)           2,640,000                  30.06                   --
                                               ---------               --------            ---------
                    Total                      7,787,441               $  17.17            1,045,586

(1) The Company offers a stock purchase plan that allows employees to purchase shares of our Common Stock at a discounted cost. As of October 31, 2002, based on the amount of employee contributions to the plan, there were rights to purchase 13,855 shares at $4.91 per share.

(2) The Company has issued warrants to certain of its business partners as sales incentives.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                                   AUDIT FEES

         The aggregate fees paid to KPMG LLP, our independent public accountants, for professional services rendered for the audit of our annual consolidated financial statements for 2002 and for the reviews of our quarterly financial statements included in our Forms 10-Q for 2002 were approximately $150,000.

                                   OTHER FEES

         Fees paid to KPMG LLP for tax services for 2002 were approximately $359,000 including $146,000 for tax return and compliance work, and $213, 000 for special projects. No other fees were paid to KPMG LLP.

         Our Audit Committee has considered whether the provision of KPMG LLP's services other than for the annual audit and quarterly reviews is compatible with their independence and has concluded that

FUELCELL ENERGY, INC. - PROXY STATEMENT

it is.

         A representative of KPMG LLP will be present at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

         Shareholders who wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 2004 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC no later than October 29, 2003.

                           ANNUAL REPORT AND FORM 10-K

ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002 AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO: FUELCELL ENERGY, INC., 3 GREAT PASTURE ROAD, DANBURY, CONNECTICUT 06813 ATTN: SHAREHOLDER RELATIONS OR IS ALSO AVAILABLE THROUGH THE COMPANY'S WEBSITE AT WWW.FUELCELLENERGY.COM.

                                  OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

                                              By Order of the Board of Directors

                                              Joseph G. Mahler
                                              Corporate Secretary

Danbury, CT
February 14, 2003

FUELCELL ENERGY, INC. - PROXY STATEMENT

                                  PROXY BY MAIL                 Please mark your
                                                                votes like this

                                                                     [X]

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                     STOCKHOLDERS TO BE HELD MARCH 25, 2003.

                   FOR all nominees              WITHHOLD         2. To amend the 1998         FOR  AGAINST  ABSTAIN
                 listed below (except       AUTHORITY to vote        Equity Incentive Plan     [ ]    [ ]      [ ]
                   as marked to the      for all nominees listed     to increase the
1. Election of     contrary below)                below              aggregate number of
   Directors            [ ]                        [ ]               common shares available
                                                                     under the Plan from
                                                                     4,500,000 to 6,000,000
                                                                     shares.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY               3. As such proxies may in their discretion determine in respect of
INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S               any other business properly to come before said meeting (the
NAME IN THE LIST BELOW.)                                             Board of Directors knowing of no such other business).

01 Warren D. Bagatelle, 02 Christopher R. Bentley, 03             The directors recommend a vote FOR items 1 and 2.
Michael Bode, 04 Thomas R. Casten, 05 James D. Gerson, 06
Thomas L. Kempner, 07 William A. Lawson, 08 Jerry D.
Leitman, 09 Hansraj C. Maru, 10 Charles J. Murphy, 11
John A. Rolls.                                                    UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE
                                                                  VOTED FOR ITEMS 1 AND 2 AS PROPOSED.

----------------------------------------------------------------

    IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE
                    INSTRUCTIONS BELOW                            PLEASE DATE, SIGN AND RETURN IN THE ENVELOPE PROVIDED.

----------------------------------------------------------------

                                              ----------------------------------

                                                        COMPANY NUMBER:

                                                         PROXY NUMBER:

                                                        ACCOUNT NUMBER:

                                              ----------------------------------

SIGNATURE ---------------------- SIGNATURE ---------------------- DATE ---------

   (Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing).

--------------------------------------------------------------------------------

               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -

    =========================================================================
                          VOTE BY TELEPHONE OR INTERNET
      [TELEPHONE LOGO]                                     [INTERNET LOGO]
                        QUICK * * * EASY * * * IMMEDIATE
    =========================================================================

                              FUELCELL ENERGY, INC.

- You can now vote your shares electronically through the Internet or the telephone.

-        This eliminates the need to return the proxy card.

- Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

FUELCELL ENERGY, INC. - PROXY STATEMENT

TO VOTE YOUR PROXY BY INTERNET

WWW.CONTINENTALSTOCK.COM

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE

1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

           PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY

FUELCELL ENERGY, INC. - PROXY STATEMENT

PROXY                        FUELCELL ENERGY, INC.                         PROXY

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MARCH 25, 2003
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Jerry D. Leitman and Joseph G. Mahler, and each of them, attorneys with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held at the Sheraton Danbury Hotel located at 18 Old Ridgebury Road, Danbury, CT. at 10:00 a.m. and at any adjournment or postponement thereof.

                           (CONTINUED ON REVERSE SIDE)

                            - FOLD AND DETACH HERE -

                  ANNEX I - ADDITIONAL INFORMATION ABOUT GLOBAL

         Attached hereto will be the renewal annual information form of Global dated May 6, 2003.

                  ANNEX I - ADDITIONAL INFORMATION ABOUT GLOBAL

                          [GLOBAL THERMOELECTRIC LOGO]

                           GLOBAL THERMOELECTRIC INC.

                             ANNUAL INFORMATION FORM

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                   MAY 6, 2003

                                TABLE OF CONTENTS

THE CORPORATION                                                            I-4
BUSINESS OF THE CORPORATION                                                I-4
GENERAL DEVELOPMENT OF THE BUSINESS                                        I-4
NARRATIVE DESCRIPTION OF THE BUSINESS                                      I-7
FACILITIES AND EQUIPMENT                                                  I-16
RESEARCH AND DEVELOPMENT                                                  I-16
HUMAN RESOURCES                                                           I-17
SELECTED CONSOLIDATED FINANCIAL INFORMATION                               I-18
SELECTED QUARTERLY CONSOLIDATED INFORMATION                               I-18
CONSOLIDATED FINANCIAL STATEMENTS                                         I-19
MANAGEMENT'S DISCUSSION AND ANALYSIS                                      I-43
MARKET FOR SECURITIES                                                     I-51
DIRECTORS AND OFFICERS                                                    I-52
DIVIDEND RECORD AND POLICY                                                I-54
RISK FACTORS                                                              I-55
ADDITIONAL INFORMATION                                                    I-61

                                 THE CORPORATION

         Global Thermoelectric Inc. (the "Corporation") was originally incorporated as Global Thermoelectric Power Systems Ltd. on March 10, 1975 and was continued under the Business Corporations Act (Alberta) on December 30, 1983. On April 1, 1985, the Corporation amalgamated with its wholly-owned subsidiary, Rigtronics Systems Ltd. Pursuant to Articles of Amendment dated April 8, 1991, the Corporation changed its name to Global Thermoelectric Inc.

         On September 17, 2001, the Corporation incorporated Global Thermoelectric Corporation, a wholly-owned subsidiary, in the state of Delaware, United States. Global Thermoelectric Corporation markets and sells thermoelectric generators in the U.S. and has a sales office located in Houston, Texas.

         The head office and registered office of the Corporation is located at 4908 - 52nd Street S.E. Calgary, Alberta T2B 3R2.

                           BUSINESS OF THE CORPORATION

         The Corporation is focused on the development and commercialization of solid oxide fuel cell ("SOFC") products. It is also engaged in the development, manufacture and sale of thermoelectric power generators for remote power applications.

         Fuel cells combine hydrogen and oxygen electrochemically to produce electricity, heat and water. Hydrogen is obtained from hydrocarbon fuels such as natural gas, propane and gasoline. In the case of the Corporation's fuel cells, these hydrocarbon fuels can be used with minimal external "reforming" (see "Narrative Description of the Business -- How Fuel Cells Work"). Utilizing electrochemical reactions to produce electricity results in a more efficient use of fuel while producing less environmentally harmful emissions such as nitrous oxides. In addition, the scalability of fuel cell designs for distributed or decentralized power production provides an economic alternative to large, capital intensive power generation facilities. The ability to capture and utilize the heat produced by the fuel cell also contributes to higher fuel efficiencies. These advantages are important with the advent of deregulation within the power industries of North America. Greater fuel efficiencies and fuel cells' compatibility with a hydrogen fuel infrastructure also address concerns related to energy security in the United States. Fuel cells can also be utilized in transportation applications as replacements or supplements to the internal combustion engine.

         Thermoelectric generators produce electricity directly from heat and are utilized for remote power applications in the pipeline, oil and gas and telecommunication industries.

                       GENERAL DEVELOPMENT OF THE BUSINESS

GENERAL

         After being incorporated, the Corporation's business was concentrated mainly on funded and contract research activities, and by 1993, the Corporation had refined its focus to the manufacture and sale of thermoelectric generators and air heaters for military vehicles.

         In early 1997, as part of its ongoing effort to enhance its power generator product line, the Corporation researched available fuel cell technologies. In July 1997, the Corporation signed a Memorandum of Agreement with Forschungszentrum Julich ("Julich") for a worldwide non-exclusive licence to review Julich's technology for use in development of a commercially viable fuel cell product line. Julich is a government funded research organization that has more than 4,500 employees, a budget of approximately $380 million per year and concentrates on energy related matters including fusion and fuel cell research.

         In April 1999, the Corporation reported a series of successes in its efforts to improve upon its fuel cell technology. Increased power output was achieved while operating temperatures were lowered, allowing for the use of lower cost materials in the fuel cell stack assembly. On October 25, 2001, the Corporation announced that it had been released from all existing licensing obligations, including royalty payments to Julich, for a payment of approximately $68,000 to Julich.

         In April and August of 1999, the Corporation received two purchase orders for fuel cell stacks from Delphi Automotive Systems ("Delphi"), the world's largest supplier of automotive components, systems and modules. Delphi utilized the Corporation's fuel cells in their development project for transportation applications. The Corporation has since completed its work related to these purchase orders.

         On July 12, 1999, the Corporation secured a contract worth $19 million, the largest in the Corporation's history, to supply the Gas Authority of India with thermoelectric generators and installation services in India.

         On October 21, 1999 and November 22, 1999, the Corporation closed Special Warrant financings for gross proceeds of $12.7 million and $15.3 million, respectively. In total, 3.3 million Special Warrants were issued that were subsequently exercised for an equal number of common shares of the Corporation for no additional consideration. Proceeds from these equity offerings were earmarked for additional fuel cell development, the establishment of a pilot scale manufacturing plant for fuel cells and fuel cell systems and general corporate purposes.

         On February 3, 2000, the Corporation announced that it had successfully tested a fuel cell system prototype for residential power applications. The system incorporated improvements in the Corporation's fuel cell power output and system design.

         On July 31, 2000, the Corporation entered into a strategic alliance with Enbridge Inc. ("Enbridge") for the supply of natural gas-fuelled fuel cell products suitable for the on-site supply of electric power and heating to homes. Under the terms of the alliance, the Corporation issued Cumulative Redeemable Convertible Preferred Shares, Series 2 (the "Series 2 Preferred Shares") for gross proceeds of $25.0 million which was used to fund technology, design and product development work. Enbridge has exclusive distribution rights in Canada to the resulting residential fuel cell products. Under the terms of a joint development agreement, Enbridge will provide input into product designs and assist with regulatory and certification issues related to the launch of commercial products.

         On August 22, 2000, the Corporation closed an equity offering of 2,900,000 Special Warrants at $34.50 each for net proceeds of $94.6 million. The Special Warrants were exercised for an equal number of common shares for no additional consideration. Proceeds of this financing are being used to accelerate the Corporation's SOFC research and development program, including the manufacturing and testing of prototype systems.

         On December 14, 2000, the Corporation announced the official opening of its SOFC pilot production plant in Calgary, Alberta. The 32,000 ft(2) facility will enable the Corporation to develop volume-orientated production processes, including the utilization of existing manufacturing technologies adapted from the computer chip industry.

         In February 2001, the Corporation relocated its head office and took occupancy of additional fuel cell research and development facilities (comprising 47,000 ft(2) of combined space) adjacent to its pilot production plant. In January 2002, an additional 24,000 ft(2) of leased space was added to the research and development area.

         Consistent with its strategy of focusing on power generating technologies, including both fuel cells and thermoelectric generators, the Corporation divested of its military heater division on August 24, 2001. In 2001, the Corporation recorded a gain on sale of the heater division of $0.7 million on sales proceeds of $2.1 million, reflecting the sale of the division's fixed assets, goodwill and inventory. As part of the sale agreement, the

Corporation is entitled to receive additional payments from the purchaser based on heater sales over a subsequent five-year period should the purchaser be successful in obtaining a follow-on contract with the U.S. military at specified pricing levels. In conjunction with this sale agreement, the Corporation entered into a supply agreement with the purchaser for the manufacture of certain components of the heater product. During 2002, the Corporation reported $2.1 million in sales revenue related to these two contracts.

RECENT DEVELOPMENTS

         On April 8, 2003, the Corporation and Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware Corporation ("Quantum"), entered into a combination agreement (the "Combination Agreement") to combine the Corporation with Quantum (the "Combination") in a share exchange pursuant to a plan of arrangement (the "Plan of Arrangement"). On completion of the Combination: (i) common shareholders of the Corporation will become stockholders of Quantum; (ii) the Corporation's outstanding stock options will be exercisable into shares of Quantum common stock; (iii) the Series 2 Preferred Shares will remain preferred shares of the Corporation and Quantum will assume the obligation to issue common stock upon their conversion; and (iv) the Corporation will become a consolidated subsidiary of Quantum.

         Upon closing of the Combination, Quantum is expected to integrate the businesses and to significantly reduce the Corporation's level of cash expenditures. Quantum is expected to maintain the Corporation's operations in Alberta, with head office functions consolidated into Quantum's California headquarters. Alan Niedzwiecki, Quantum's President and Chief Executive Officer, and Brian Olson, Quantum's Chief Financial Officer, will lead the combined company in those respective roles. Two members of the Corporation's Board of Directors will join the Quantum board, which board will be expanded to seven members.

         Under the terms of the Plan of Arrangement, if approved, the Corporation's common shareholders will receive Quantum common stock for their common shares. The Corporation's common shares will be exchanged for shares of Quantum common stock on the basis of an exchange ratio which is determined by dividing U.S.$2.628378 by the 20-day volume-weighted average Quantum share price ending three days prior to the Corporation's special meeting of its common shareholders to approve the Plan of Arrangement. The specific exchange ratio will be 0.835 Quantum shares for each common share of the Corporation if Quantum's 20-day volume-weighted average common share price is above U.S.$3.15 and 1.020 Quantum common shares for each common share of the Corporation if Quantum's 20-day volume-weighted average common share price is below U.S.$2.57. If Quantum's 20-day volume-weighted common share price is between U.S.$2.57 and U.S.$3.15, then the Corporation's common shareholders will receive U.S.$2.6284 of Quantum common stock for each common share of the Corporation. The Corporation's common shareholders will receive cash in lieu of fractional shares.

         The Combination is expected to close in the third quarter of 2003. Closing is subject to the satisfaction or waiver of a number of conditions including the approval of the Plan of Arrangement by not less than 66 2/3% of the votes cast by the Corporation's common shareholders at the special meeting described above, the approval of the Combination and other matters by Quantum's stockholders, the approval of the Court of Queen's Bench of Alberta, the approval of Nasdaq and other customary closing conditions.

         The Corporation must pay Quantum a termination fee of U.S.$2,000,000 in cash if: (i) an acquisition proposal in respect of the Corporation is publicly announced or is proposed, offered or made, the securityholders of the Corporation do not approve the Plan of Arrangement and, within twelve months of the termination of the Combination Agreement, the Corporation enters into, directly or indirectly, an agreement, commitment or understanding with respect to such acquisition proposal, an amended version thereof, a competing acquisition proposal or an acquisition proposal solicited in response to the foregoing, or any such acquisition proposal is consummated; (ii) prior to approval of the Corporation's securityholders, Quantum terminates the Combination Agreement because the Corporation has accepted, recommended, approved or implemented a superior proposal; or (iii) Quantum terminates the Combination Agreement because the Corporation's board of directors or any committee thereof: (A) withdraws or modifies adversely to Quantum its advice to the Corporation's common shareholders or makes a recommendation in favor of any acquisition proposal; or
(B) fails to reaffirm its advice within ten days upon request by Quantum or after a competing acquisition proposal is announced, proposed, offered or made, whichever occurs first. Quantum must pay the Corporation a termination fee of U.S.$2 million upon the occurrence of similar events. In other circumstances where the Combination Agreement is terminated, including the failure of a party's securityholders to approve the Combination, a party may be required to pay the other a fee of U.S.$900,000 as a reimbursement of expenses.

         Each party to the Combination Agreement has the right to terminate the agreement upon the occurrence of certain specified events, including, among other things, the failure of shareholders to approve the Combination, the modification by either board of its advice to shareholders, the recommendation of a superior proposal or the failure to complete the Combination by September 30, 2003.

         The Corporation may terminate the Combination Agreement without payment of a termination fee or expense reimbursement if the daily volume-weighted average of Quantum's stock price, calculated in accordance with the Combination Agreement, is less than U.S.$2.15, calculated on a rolling basis for each trading day during any 15 consecutive trading days after the date of the Combination Agreement until the effective date of the Combination.

         On May 6, 2003, Global reduced its workforce in its fuel cell division by approximately one third, or 47 employees, which is expected to result in a reduction of research and development expenses of approximately $5 million over the next twelve months. During the course of Global's review of alternatives to maximize shareholder value and in conjunction with its efforts to create a sustainable solid oxide fuel cell program, Global determined that it needed to significantly reduce expenditures and to focus on its core competency -- the development of solid oxide fuel cell membranes and stack technology. Global believes that this reduction maintains Global's staffing at a level which allows it to continue to focus its efforts on its core technology development while maintaining its prototype system capability.

                      NARRATIVE DESCRIPTION OF THE BUSINESS

FUEL CELLS

         A fuel cell is an electrochemical device that produces electricity with negligible combustion and without the harmful air contaminants that combustion produces. Hydrogen fuel, which can be derived from natural gas, propane, methanol or gasoline, and oxygen from the air are combined in a fuel cell to produce electricity, with heat and water as the only significant by-products. A fuel cell is more efficient in producing electricity from a fuel than are combustion-based technologies. A fuel cell converts fuel directly into electrical energy through an electrochemical reaction and, in the case of the Corporation's fuel cells, operating efficiencies of about 35 to 45 percent may be possible. When heat from the fuel cell is utilized, operating efficiencies of up to 85 percent may be possible. As fuel cells operate with virtually no combustion, they do not produce the airborne pollutants which are a major by-product of combustion-based sources of electricity.

HOW FUEL CELLS WORK

         The following diagram illustrates the operation of the Corporation's fuel cell membrane.

                          [FUEL CELL MEMBRANE DIAGRAM]

         A SOFC membrane consists of three main solid parts: anode, cathode, and an electrolyte. The anode and cathode are porous and allow only certain gases to pass through them. Between the two is an electrolyte (which conducts electricity) that will only allow oxygen ions to pass through from the cathode to the anode. The oxygen ion combines with hydrogen to form water, heat, and electricity, or with carbon monoxide to form carbon dioxide as well as electricity and heat. As the oxygen ion passes through the electrolyte, the resulting excess of electrons on the anode side completes an electrical circuit through an external load to the electron deficient cathode side for the production of a flow of electrons or electricity. Fuel cell membranes are layered on top of each other separated by interconnects to form a fuel cell stack. The Corporation is currently developing fuel cell stacks that comprise five to 20 fuel cell membranes.

FUEL CELL SYSTEMS

         A fuel cell system encompasses various processes and components. Raw fuel is passed through a reformer, which releases the hydrogen from the fuel before it enters the fuel cell stack. In some types of fuel cell technologies (see " -- Fuel Cell Technology") this reforming process is a separate and equipment intensive process. In the Corporation's fuel cells, this reforming is relatively inexpensive as the fuel cell itself contributes to the reforming process by virtue of its operating temperature. A less complicated and less costly external reforming process is therefore required in the Corporation's fuel cell system. The fuel cell stack, comprised of multiple fuel cell membranes, produces DC electricity which, depending on the application, is then used directly or converted to AC power by means of an inverter. To increase the efficiency of the fuel cell, heat can be captured from the stack through the utilization of a heat exchanger. As a result of operating in temperatures ranging from 600-750(degree)C degrees, heat produced from the Corporation's fuel cell system is easily utilized compared to heat produced from certain other fuel cell technologies that operate at much lower temperatures.

FUEL CELL TECHNOLOGY

         Fuel cells are typically classified by the electrolyte material they utilize. The following are the most known types:

         Alkaline fuel cells were utilized as early as the 1960s by NASA in the Apollo program to power spacecraft electrical systems. As these fuel cells require pure hydrogen and pure oxygen (or air from which carbon dioxide has been removed) to operate, their applications are generally considered limited.

         Phosphoric acid fuel cells are the most commercially developed fuel cells for stationary power applications. They are currently being deployed in a number of installations throughout Japan, Europe and the United States in mid to large stationary power applications and operate at temperatures of about 200(degree)C. The corrosive nature of their electrolyte material and system complexity has negatively impacted their operating cost and life.

         Molten carbonate fuel cells utilize a molten electrolyte and operate at about 650(degree)C. They can be operated on internally reformed fuels, making them suitable for stationary power applications. These type of fuel cells are currently operating in various locations around the world, in large capacity installations.

         Proton exchange membrane ("PEM") fuel cells, which are also referred to as polymer electrolyte membrane fuel cells, utilize a solid polymer (or plastic) electrolyte. These fuel cells have received a significant commercialization effort in the last five years by some of the largest companies in the fuel cell industry. They operate at relatively low temperatures, of around 80(degree)C. Currently, this type of fuel cell is being utilized in urban buses on a trial basis and prototypes have been developed for residential co-generation, vehicle propulsion and light industrial applications. However, sophisticated fuel reforming is required if hydrocarbon based fuels are to be utilized as PEM fuel cells require virtually pure hydrogen on which to operate.

         Solid oxide fuel cells utilize a ceramic material as an electrolyte and operate at temperatures between 600 and 1000(degree)C. SOFCs, because of their operating temperatures, can operate on fuels such as natural gas and propane without the need for costly external reforming of their fuel. In addition, they can tolerate greater amounts of impurities, such as sulphur, which is often found in such fuels as natural gas. These impurities need to be virtually eliminated in PEM fuel cell systems to avoid serious degradation of fuel cell materials. In addition, SOFCs can utilize carbon monoxide in the fuel mixture without destroying the efficacy of the fuel cell membrane. Utilizing high quality heat produced by the fuel cell system for heating water and space heating significantly enhances the overall fuel efficiency of SOFCs. Conversely, higher operating temperatures in SOFCs, compared to PEM fuel cells, generally require longer warm up periods before electricity can be produced. The Corporation is currently developing and commercializing SOFC products.

FUEL CELL MARKETS

         In general, fuel cells have applications in three distinct markets, stationary and portable power generation, and the transportation industry. Stationary power involves the generation of electrical power for residential, light industrial and large commercial purposes. In each of these areas, utilizing heat generated as a by-product of the fuel cell adds to their economic efficiency compared to conventional power sources. In the transportation industry, fuel cells are being developed for propulsion systems in automotive applications and also for auxiliary power alongside the internal combustion engine for enhanced fuel economy and reduced emissions.

a) STATIONARY AND RESIDENTIAL POWER

         The electrical power industry is currently being influenced by a number of factors that have encouraged fuel cell development.

   Deregulation

         The electrical utility industry throughout North America is currently in various stages of being deregulated which has increased competition for more economic and scalable power generation solutions. In general, deregulation will give consumers the ability to choose their supplier of electrical power and the means by which it is generated. Currently, most electricity for mass consumption is produced by coal, oil and natural gas fired generators, hydroelectric facilities and nuclear power plants. Generating electricity from fossil fuels is relatively inefficient as much of the energy produced is lost in the form of heat. In addition, combustion of these fuels is an inherently less efficient method of producing electricity than the electrochemical reaction utilized by fuel cells. Further inefficiencies are encountered in conventional power generation due to extensive transmission and distribution infrastructures required where as much as 16% of electrical power may be lost. Distributed power generation utilizing fuel cells for residential power and heat applications overcomes these inefficiencies. Under a climate of deregulation, on-site utilities also may have the opportunity to participate in distributed power applications as a number of fuel cell technologies have the ability to utilize natural gas as a source of hydrogen fuel. With a natural gas distribution network to residences and commercial sites, these gas utilities could increase the amount of natural gas sold to consumers utilizing their existing distribution infrastructure.

   Increase in power consumption

         Electricity consumption is increasing throughout North America and the world. The prolific growth in computer use is contributing to this consumption growth. Fuel cells are seen as a method of meeting this increased demand.

   Increase dependence on reliability

         Concern about the reliability of electrical power is increasing as a number of areas in Canada and the United States are experiencing shortages or "brown outs" during peak consumption periods. With the prospect of deregulation, existing utilities in regulated regions may be hesitant to commit to significant capital expenditures, the economics of which have yet to be determined. On-site fuel cell systems avoid the significant capital costs of centralized generating plants together with their associated transmission and distribution infrastructure.

         The trend towards an information economy driven by the tremendous growth in internet use and the resultant economies that have emerged from this use, has created a need for an extremely reliable power supply. Interruptions to this supply are having more costly economic effects than ever before. In certain applications power reliability may have to improve to 99.9999% from its estimated current reliability of 99.9%. Fuel cells may be the source of this improved reliability and a means to avoid the increasing shortages identified above.

   Increase in demand for remote power

         The growth in rural and recreation homes that do not have access to power from an existing grid has created an increasing demand for remote power supplies. In addition, growth in the telecommunication industry has created an increasing need for power for remote telecommunication repeater stations for example. Fuel cells are seen as a potentially cost-effective and reliable source of power in the absence of access to existing power grids.

   Environmental concern and regulation

         In Canada and the United States, environmental regulators have enacted legislation that requires a reduction in power plant emissions including sulphur and nitrogen oxides, which cause acid rain. The 1997 Kyoto Agreement will require reductions in greenhouse gas emissions in those countries that ratify their participation. Fuel cells emit much less carbon dioxide and negligible amounts of other greenhouse gases compared to conventional power generating facilities that rely on the combustion of fossil fuels.

   Increasing concern of the security of United States energy sources

         Geopolitical tensions and conflict in the Middle East, which area accounts for 29% of the U.S.'s crude oil imports, has heightened concern about the reliability and cost of this energy supply. Power generating technologies that increase the efficiency of oil and gas consumed, and alternatively technologies that are fuelled with hydrogen instead of conventional hydrocarbon fuels, are seen as being manners in which this concern may be addressed in the future.

b) TRANSPORTATION MARKETS

         The transportation sector is currently viewed as a major contributor to air pollution. In the United States, two thirds of petroleum consumption is attributable to transportation purposes. Reducing environmentally damaging emissions while achieving more efficient use of fossil fuels has been the objective of recent government regulations, particularly in the United States. Beginning in 2005, ten percent of a manufacturer's new car sales in the State of California must be zero and low emission vehicles.

         In addition to use as a primary propulsion device for automobiles and commercial vehicles, fuel cells can be utilized as auxiliary power alongside the conventional internal combustion engine in transportation applications. The efficiency of an internal combustion engine is limited by the laws of thermal dynamics and efficiency losses through the transfer of thermal energy to mechanical energy. In addition, recent innovations in automobile technology have resulted in higher electric power requirements, today generated via the internal combustion engine. Utilizing fuel cells, which are inherently more efficient while producing less harmful emissions, is seen as an alternative source of electricity for these applications.

FUEL CELL STRATEGY

         The Corporation's primary objective is the commercialization of SOFC systems for residential, commercial, and light industrial power applications. Remote power applications, where accessibility to conventional power supplies is limited, are viewed by the Corporation as the most likely immediate application of its fuel cell technologies.

         The Corporation's fuel cell commercialization strategy involves two primary objectives:

a) TECHNICAL AND PRODUCT DEVELOPMENT

         The Corporation has made significant proprietary improvements to the SOFC technology as follows:

         - The Corporation has developed new generation SOFC membranes that have demonstrated considerably improved power output per unit of area. At operating temperatures of 750(degree)C, the Corporation has improved power output by 850 percent compared to its initial fuel cell design. On July 16, 2002, the Corporation was awarded its first U.S. patent covering the design and composition of its fuel cell membrane, which facilitates these high power densities.

         - Through improved fuel cell membrane and stack designs, the Corporation has improved the operating reliability of these critical components of the fuel cell system. Long-term testing (in excess of 2,600 hours) has demonstrated that a stack service life of 12,000-15,000 hours of continuous operation can be projected. Long-term testing lasting over a year in duration has also confirmed that the Corporation's cell membrane may be expected to have a service life of approximately 25,000 hours or nearly three years.

         - In 2002, the Corporation manufactured five natural gas prototype fuel cell systems (model "RP-2"). Between May 2002 and the end of March 2003, the five RP-2 systems collectively operated for approximately 14,200 hours with one system achieving over 4,100 hours of operation. The RP-2 design also demonstrated a net peak AC electrical efficiency (after deducting all parasitic electrical losses) of 29 percent and peak power output of 2.9 kW using the Corporation's latest stack design.

         - The Corporation's improved fuel cells and assemblies are capable of producing significant amounts of power at temperatures in the 700(degree)C to 750(degree)C range. This lower temperature capability allows fuel cell power systems to be assembled using the new generation membranes and common stainless steel alloys, rather than the expensive and difficult to machine exotic alloys that are generally required by higher temperature SOFC systems.

         - The Corporation has developed a new compressive system to seal the edges of cell membranes to isolate the hydrogen and oxygen flow channels from one another. The Corporation believes that this innovative system will allow the cell stacks to handle vibration and thermal cycling better than other solid oxide systems which use glass seals that have a tendency to crack under such conditions. This system should open up new opportunities in applications where the unit must be cycled. A patent application has been filed on behalf of the Corporation to cover the new compressive sealing system.

         - The Corporation has made advances in its cell membrane manufacturing processes by simultaneously co-firing all the layers of the cell membrane. This technique has enabled the Corporation to reduce manufacturing costs of its fuel cell membranes. In the summer of 2001, the Corporation demonstrated a production run of 1,000 cell membranes per week, up from 250 cells per week at the beginning of 2001.

         The Corporation actively seeks to protect its intellectual property being developed. It has filed 59 patent applications on 24 separate inventions. All employees and contractors supplying strategic services to the Corporation are required to sign confidentiality agreements governing their non-disclosure obligations.

         The ceramic structure and composition of the Corporation's fuel cell membrane facilitates the utilization of existing manufacturing techniques currently being employed in the computer chip industry. The Corporation believes that its ability to utilize existing manufacturing processes provides a significant competitive advantage in the pursuit of reduced fuel cell system manufacturing costs.

         Through additional development and commercialization of its technology, the Corporation intends to reinforce the advantages of SOFCs in applications where other fuel cell technologies have been better known. The Corporation believes that the ability to utilize high grade heat to improve fuel efficiency and the avoidance of expensive external fuel reforming, makes the Corporation's SFOC technology better suited to smaller scale stationary power applications than other fuel cell technology. Currently, the Corporation is focusing its development and commercialization efforts on one to 25 kW applications.

b) STRATEGIC ALLIANCES

         The Corporation's fuel cell commercialization strategy is to secure additional strategic alliances and partnership relationships for the development and distribution of its future products.

         On July 31, 2000, the Corporation entered into a strategic alliance with Enbridge to develop and distribute fuel cell products suitable for the on-site supply of electric power and heating to residential homes. Enbridge, a leader in energy transportation and distribution, owns and operates Canada's largest natural gas distribution company, Enbridge Gas Distribution.

         Under the terms of this alliance, Enbridge purchased $25.0 million of Series 2 Preferred Shares of the Corporation to fund further residential fuel cell commercialization. Enbridge is working with the Corporation to provide commercial input into the product design and development phase with respect to the residential market, and will have exclusive distribution rights for the resulting products in Canada. The Corporation retains control over the development process and owns the technology, designs, patents and trademarks. From the Corporation's perspective, strategic alliances, such as the one with Enbridge, provide improved market access to the consumer. In addition, valuable market data can be obtained, a critical element in designing fuel cells for broad market acceptance.

         On September 5, 2001, the Corporation signed a Memorandum of Understanding ("MOU") with Suburban Propane L.P. ("Suburban") of Whippany, New Jersey to establish a strategic alliance for developing and distributing SOFC power products in propane markets. Suburban is the U.S.'s third largest propane gas marketer serving approximately 750,000 residential, commercial, industrial and agricultural customers through more than 350 customer service centres in over 40 states.

         The Corporation views propane users as early adopters of its products. These potential customers, for a variety of reasons but most often because of remote locations, have unstable or expensive electricity supply and may be more willing to access new technologies sooner than other customers.

         Consistent with its focus on propane applications, on January 21, 2002 the Corporation was awarded a grant of up to U.S.$500,000 by the U.S. Propane Education and Research Council ("PERC"). This award is being used by the Corporation to develop a propane fuel processor, thereby allowing its fuel cell systems to extract hydrogen for their operation directly from propane. PERC was established in 1996 by the U.S. propane industry and is committed to a multi-year, multi-million dollar effort to improve consumer and employee safety, to fund research and development of new and more efficient propane equipment and to expand public awareness of propane and its many uses and environmental advantages. A key objective of PERC's technology strategy is to develop new end-use technologies to attract new customers and increase sales to the existing customer base. In this regard PERC has identified the development of a propane processor as a key enabling technology. As of December 31, 2002, the Corporation had received U.S.$350,000 of the contract award based on work completed.

         On February 19, 2002, the Corporation announced the signing of an MOU that would facilitate Superior Propane Inc. ("Superior Propane") joining the Corporation's alliance with Enbridge. By sublicensing certain distribution rights in Canada from Enbridge, Superior will be involved in targeting the early adopter market identified above. Superior Propane is Canada's largest and only national marketer of propane, propane appliances and related support services with over 300,000 customers.

         As part of its North American initiative to develop additional distribution channels and partners, on October 10, 2001, the Corporation announced it had signed an MOU with Citizens Gas ("Citizens") of Indianapolis, Indiana. On August 15, 2002, the Corporation signed a definitive agreement based on the MOU. The definitive agreement anticipates the creation of a project to modify the Corporation's SOFC system for Citizens' specific market as well as engaging Citizens to distribute the Corporation's future products. Citizens is the sole natural gas distributor in Indianapolis, Indiana with over 262,000 residential, commercial and industrial customers. Citizens is a Public Charitable Trust established more than 100 years ago for the sole benefit of the residents of Marion County and Indianapolis.

         On January 29, 2002, the Corporation announced that it had signed an MOU with Bonneville Power Administration ("Bonneville") to establish a strategic relationship for the purposes of developing, evaluating and distributing the Corporation's SOFC systems. Bonneville is also expected to purchase three of the Corporation's SOFC systems for an anticipated price of U.S.$240,000 for field testing use. Bonneville is an agency of the U.S. Department of Energy based in Portland, Oregon. Bonneville sells approximately 46% of the electrical power consumed in the Northwestern U.S. To deliver that power, Bonneville owns and operates one of the largest high-voltage electrical transmission systems in the world. Bonneville's principal service territory includes the states of Oregon, Washington, Idaho and portions of Montana, California, Nevada, Utah and Wyoming. Bonneville has been supporting the development and advancement of new technologies, in particular fuel cells, to promote energy efficiency in its electricity markets.

         On July 16, 2002, the Corporation announced that Montana State University-Billings ("MSUB") in partnership with Montana Dakota Utilities Co. ("MDU") will be evaluating the Corporation's fuel cell systems. Under terms of the agreement with MSUB's Center for Applied Economic Research, within 12 months of the signing date the Corporation will provide a residential natural gas prototype system and a light industrial prototype methane fuelled system for anticipated proceeds of U.S.$125,000 to the Corporation.

         The Corporation's approach with potential distribution partners is to structure collaboration around specific product groupings with a single set of deliverables and timelines to market. This approach allows the Corporation to maintain a high degree of continuity across its product portfolio and to reduce time to market, development risk and cost. The MOUs that have been signed are at various stages of progression towards establishing the working relationships that the Corporation is seeking.

         The Corporation continues its efforts to secure similar strategic alliances in other jurisdictions around the world, with an initial focus on U.S. markets.

COMPETITION

         The Corporation's competition in the fuel cell industry can be categorized into two areas: conventional power technologies and improvements thereto; and other fuel cell commercialization companies.

         The Corporation intends to initially address stationary fuel cell power generation markets in the one to 25 kW range such as residential, commercial, light industrial and remote power applications. In addition to centralized power producers, major competitors in this segment include suppliers of diesel and natural-gas fuelled generators that produce electricity with internal combustion engines or turbines. The Corporation believes that it has competitive advantages due to the higher efficiencies inherent in its SOFC technologies. In addition, the Corporation's fuel cell systems should operate more quietly than conventional distributed generating equipment and should produce less harmful emissions.

         The prospect of fuel cell commercialization has spawned a wide range of entrants into the fuel cell industry. The major competitors include, but are not limited to, Acumentrics Corporation, Alstom, Anuvu Incorporated, Astris Energi Inc., Avista Corporation, Ballard Power System Inc., Ceramatec, Inc., Cellex Power Products Inc., Ceramic Fuel Cell Limited, Chubu Electric Co., Ltd., Cummins Power Generation, DCH Technology, Inc., Dais-Analytic Corporation, Delphi Automotive Systems, Energy Conversion Devices, Energy Partners, L.C., Energy Vision Inc., Forschungszentrum Julich, FuelCell Energy, Inc., Fuel Cell Technologies Ltd., Fuji Electric Co., Ltd., GE Corporation, General Motors Corporation, Hitachi Electric Co., Ltd., Hyundai, Hydrogenics Corporation, IdaTech Corporation, INDEC Ltd., International Fuel Cell, Kansai Electric Power Co., Kyocera, Manhattan Scientifics, Inc., Matsushita Electric Co., Ltd., McDermott Technology Inc., Millenium Cell, Mitsubishi Electric Corporation, Mitsubishi Electric Industrial Co., Ltd., Company, Motorola, NexTech Materials, Ltd., NuVera Fuel Cells, Inc., Palcan, Plug Power Inc., Proton Energy Systems, Inc., Rolls-Royce, Sanyo Electric Co., Ltd., Siemens-Westinghouse Power Corporation, Sony, Sulzer Hexis AG, Toshiba Corporation, Tokyo Gas Co., Ltd., United Technologies Corporation, ZeTek Power Plc. and ZTEK Corporation.

         The Corporation believes that the inherent benefits of its SOFC technology and its commitment to accelerated development and commercialization should provide competitive advantages as compared to other fuel cell companies.

THERMOELECTRIC GENERATORS

         The Corporation's first product line was the manufacture and sale of thermoelectric generators based on technology obtained from the Minnesota Mining and Manufacturing Company. Thermoelectric generation involves the direct conversion of heat energy to DC electric power. The Corporation has developed these thermoelectric generators ("TEGs") into a line of sophisticated products incorporating solid state controls, automatic startup and shutdown, and options such as inverters to supply AC current.

         TEGs are used as a source of electrical power in remote areas. Applications include providing power for pipeline cathodic protection systems, telecommunications and remote monitoring systems. The Corporation sells TEGs into both the domestic and international markets. To date, sales have been made to customers in more than 47 countries.

         In July 1999, the Corporation received a $19.0 million order to supply turnkey remote power systems for a pipeline being built for the Gas Authority of India Limited ("GAIL"). This order was the largest in the Corporation's history, and involved 304 thermoelectric generators over 65 sites along a 1,200 kilometre pipeline in India. As of December 31, 2001, the Corporation had completed all of its commitments under this order, and as of June 30, 2002 had collected the full $19.0 million owing under this contract.

DESCRIPTION

         The Corporation offers seven models of stand-alone thermoelectric generators ranging in power output from 15 to 550 watts. Each model is supplied in three or four versions, depending on options such as desired output voltage, automatic shutdown and whether fuelled by propane or natural gas.

THERMOELECTRIC TECHNOLOGY

         A thermoelectric generator converts heat directly into electricity. As heat moves from a gas burner through a thermoelectric module, it causes an electric current to flow.

         The heart of the Corporation's thermoelectric generators is a hermetically sealed thermoelectric module or "thermopile" that contains an array of lead-tin-telluride semiconductor elements. The durable module provides a chemically stable environment for the thermoelectric materials ensuring a long service life. On one side of the thermopile, a gas burner is installed, while the opposite side is kept cool by aluminium cooling fins or a heat pipe assembly. An operating generator maintains a temperature of approximately 540EC on the hot side and 140EC on the cold side. Without the use of moving parts, the heat flow through the thermopile creates steady DC electricity.

APPLICATION

         The Corporation's thermoelectric generators are a reliable source of DC power and have a wide range of applications. The generators are easily handled and simple to install and, because they have no moving parts, maintenance requirements are low and reliability is high. The generators are environmentally friendly, operate silently, and can be left at remote sites unattended for 12 or more months without maintenance.

         Any application in areas unconnected to a commercial power grid that requires up to 5,000 watts of DC or AC power with infrequent maintenance and high reliability is a potential application for the Corporation's generators. The generators are also often installed as an independent power source to provide a backup to commercial grid power. The primary applications for the Corporation's thermoelectric generators are summarized below:

a) CATHODIC PROTECTION

         The Corporation's generators are a key component in cathodic protection systems for underground oil and gas well casings and pipelines. The generators add an impressed current to the casing or pipeline and therefore reduce corrosion which could otherwise lead to pipe leaks or breakage and resultant environmental damage.

b) DATA GATHERING, CONTROL SYSTEMS AND ENVIRONMENTAL MONITORING

         The Corporation's thermoelectric generators are used as a power source for data gathering systems which monitor and transmit oil and gas flow rates, volumes and other essential data from remote production facilities and for systems which control key oil and gas production equipment. The generators can also power environmental monitoring equipment such as the hazardous gas detection and warning systems frequently used in oil and gas production operations.

c) TELECOMMUNICATIONS AND RADIO REPEATERS

         The Corporation believes that the expanding market for cellular phone networks and satellite communications systems will generate increased demand for the Corporation's generators. Thermoelectric generators are capable of providing an economical and reliable power source for the many transmitters, repeaters and translators that are located in remote and rural areas to provide such telecommunication services.

MARKETING STRATEGY

         While the original patents for thermoelectric generator electrical technology acquired from Minnesota Mining and Manufacturing Company in 1975 have now expired, the Corporation continues to develop new models to address expanded markets. For example, the Corporation is developing a 500 watt model for natural gas production and drilling applications that require "hazardous proof" certification. The Corporation will continue to keep the internal construction of the generators as proprietary information.

         The Corporation emphasizes customer service and support. Its marketing team is comprised of engineers and technicians who are trained to identify customer needs and to design custom solutions. Sales offices are strategically located in Calgary, Alberta and Houston, Texas. The Corporation also has agents or representatives in more than 20 countries. The majority of its U.S. and foreign sales are denominated in U.S. dollars.

         For the year ended December 31, 2002, sales outside Canada were approximately 81% of the Corporation's generator revenue (65% for the year ended December 31, 2001; 85% for the nine months ended December 31, 2000). Revenue from GAIL accounted for 11% of the Corporation's generator revenue for the year ended December 31, 2002 (4% for the year ended December 31, 2001; 38% for the nine months ended December 31, 2000).

         The Corporation intends to review growth opportunities to expand its generator division's product offerings and geographical presence.

COMPETITION

         To the best of the Corporation's knowledge, it is the only commercial manufacturer of thermoelectric generators in the 15 watts to 550 watts power range.

         Solar panel technology provides indirect competition to the Corporation's generators; however, the Corporation believes that its thermoelectric generators offer an operating advantage compared to such technology since they require less maintenance, and are more dependable than current solar power industrial applications. In higher power applications, closed cycle vapour turbine technology offered by a Middle East based company is sometimes bid in competition to the Corporation's products. The Corporation believes that its generators are more reliable than that type of device, which has moving parts.

                            FACILITIES AND EQUIPMENT

         The Corporation's head office is located in a leased facility at 4908 52nd Street S.E., Calgary, Alberta. Certain functions of the Corporation's fuel cell division are also located in this facility, which is immediately adjacent to the Corporation's fuel cell pilot production plant situated in leased premises at 4852 52nd Street S.E., Calgary, Alberta. The Corporation's thermoelectric generator division and its subsidiary are located in leased facilities at #9, 3700 78 Ave. S.E., Calgary, Alberta, and at #614, 16760 Hedgecroft, Houston, Texas.

         The Corporation also owns a 37,000 square foot facility in Bassano, Alberta for thermoelectric generator manufacturing. The Corporation places a high priority on the quality of its products and has qualified its generator operations for ISO 9002 certification (an internationally recognized quality assurance standard).

                            RESEARCH AND DEVELOPMENT

         The Corporation incurred the following research, engineering and product development costs by operating segment (expressed in thousands of Canadian dollars).

                                                       YEAR            YEAR            NINE MONTHS
                                                       ENDED           ENDED              ENDED
                                                   DEC. 31, 2002   DEC. 31, 2001      DEC. 31, 2000
                                                   -------------   -------------   -------------------
Fuel cell research, engineering and development      $  22,227       $  13,988        $    4,643
Generator research, engineering and development          1,094           1,099               337
                                                     ---------       ---------        ----------
                                                     $  23,321       $  15,087        $    4,980
                                                     =========       =========        ==========

                                 HUMAN RESOURCES

         As at the dates below, the Corporation employed the following numbers of people(1):

                                                DECEMBER 31,
                                          -------------------------
                                          2002      2001      2000
                                          ----      ----      ----
Fuel cell division                         148       144        70
Generator division                         101        83        83
Business development                         4         7         1
General and administrative                  20        25        19
                                          ----      ----      ----
      Total                                273       259       173
                                          ====      ====      ====

---------------
(1)      Excludes personnel related to discontinued operations.

         As part of its strategy to reduce its cash expenditure levels, on November 19, 2002, the Corporation reduced its staffing levels by 22 positions. These reductions were primarily in general and administrative and other support departments not directly involved in core SOFC development or generator division operations. On May 6, 2003, Global reduced its workforce in its fuel cell division by approximately one third, or 47 employees (see "Narrative Description of the Business -- Recent Developments").

         Of the personnel based in Calgary, a significant number have university degrees or technical diplomas (including 12 Ph.D.s), providing the specialized skills that the Corporation requires to carry out its research and development programs.

         The Corporation believes its relationship with its employees is strong, notwithstanding the effects of the downsizing initiatives discussed above. Its employees are not represented by a labour union. Each employee is required to sign a non-disclosure and non-competition agreement as a condition of employment. To encourage attainment of medium and long-term corporate objectives, and to promote employee retention, generally all employees participate in the Corporation's incentive stock option plan.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                        YEAR ENDED    YEAR ENDED    NINE MONTHS ENDED  YEAR ENDED
                                                       DECEMBER 31,  DECEMBER 31,      DECEMBER 31,     MARCH 31,
                                                           2002          2001              2000           2000
                                                       ------------  ------------   -----------------  ----------
                                                        (THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Revenue from continuing operations                      $   21,770    $   15,357        $   14,649     $   18,534
Revenue--fuel cell contract research                           541            --                --             --
Gross margin--generators                                     8,651         4,883             3,798          5,313
Investment income                                            2,899         5,911             3,605            444
Research, engineering and development-- net                 23,321        15,087             4,980          1,980
Net (loss) earnings from continuing operations             (24,543)      (12,968)           (1,967)           140
      Per common share--basic and diluted                    (0.89)        (0.49)            (0.09)          0.00
Discontinued operations, net of income tax
      Earnings (loss) from discontinued operations             137           433              (372)           112
      Gain on sale of discontinued operations                   --           744                --             --
                                                       -----------   -----------        ----------     ----------
Total discontinued operations, net of income tax               137         1,177              (372)           112
      Per common share--basic and diluted                     0.01          0.04             (0.01)          0.01
Net (loss) earnings                                        (24,406)      (11,791)           (2,339)           252
      Per common share--basic and diluted                    (0.88)        (0.45)            (0.10)          0.01
Preferred share dividends                                      500           500               482             48

BALANCE SHEET DATA
Cash and cash equivalents and short-term investments    $   95,306    $  121,064        $  135,300     $   24,290
Total assets                                               122,403       146,849           160,675         41,439
Long-term obligations                                          486           407               630            737
Shareholders' equity                                       114,465       139,272           151,467         35,085

                   SELECTED QUARTERLY CONSOLIDATED INFORMATION

                                                                   2002                                       2001
                                                -----------------------------------------   ---------------------------------------
                                                DEC. 31    SEPT. 30   JUNE 30    MAR. 31    DEC. 31    SEPT. 30   JUNE 30   MAR. 31
                                                -------    --------   -------    -------    -------    --------   -------   -------
                                                              (THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE AMOUNTS)
Revenue from continuing operations              $ 6,047    $ 5,817    $ 5,438    $ 4,468    $ 3,109    $ 3,571    $ 2,379   $ 6,298
Revenue--fuel cell contract research                 78        463         --         --         --         --         --        --
Investment income                                   693        788        753        665        993      1,407      1,636     1,875
Net loss from continuing operations              (6,749)    (4,871)    (6,536)    (6,387)    (5,843)    (2,959)    (3,952)     (214)
      Per common share--basic and diluted         (0.25)     (0.18)     (0.24)     (0.23)     (0.21)     (0.12)     (0.14)    (0.02)
Net earnings (loss) from discontinued
 operations                                         137         --         --         --         --        968       (236)      445
      Per common share--basic and diluted          0.01         --         --         --         --       0.03      (0.01)     0.02
Net (loss) earnings                              (6,612)    (4,871)    (6,536)    (6,387)    (5,843)    (1,991)    (4,188)      231
      Per common share--basic and diluted         (0.24)     (0.18)     (0.24)     (0.23)     (0.21)     (0.09)     (0.15)     0.00

                        CONSOLIDATED FINANCIAL STATEMENTS

                           GLOBAL THERMOELECTRIC INC.

                                DECEMBER 31, 2002

                    MANAGEMENT'S RESPONSIBILITY FOR REPORTING

         The consolidated financial statements contained in this Annual Information Form have been prepared by management in accordance with Canadian generally accepted accounting principles. The integrity and objectivity of the data in these consolidated financial statements are management's responsibility. Management is also responsible for all other information in the Annual Information Form and for ensuring that this information is consistent, where appropriate, with the information and data contained in the consolidated financial statements.

         In support of its responsibility, management maintains a system of internal controls to provide reasonable assurance as to the reliability of financial information and the safeguarding of assets. Some of the assets and liabilities include amounts which are based on estimates and judgments as their final determination is dependent on future events.

         PricewaterhouseCoopers LLP, Chartered Accountants, appointed by the shareholders, have audited the financial statements and conducted a review of internal accounting policies and procedures to the extent required by generally accepted auditing standards and performed such tests as they deemed necessary to enable them to express an opinion on the consolidated financial statements.

         The Board of Directors, through its Audit Committee, is responsible for ensuring that management fulfills its financial reporting responsibilities. The Audit Committee is composed of independent directors who are not employees of the Corporation. The Audit Committee reviews the financial content of the Annual Information Form and meets regularly with management and PricewaterhouseCoopers LLP to discuss internal controls, accounting, auditing and financial matters. The Audit Committee recommends the appointment of the external auditors. The Audit Committee reports its findings to the Board of Directors for its consideration in approving the consolidated financial statements for issuance to the shareholders.

/s/ PETER GARRETT                                    /s/ PAUL A. CRILLY
-------------------------------------                ---------------------------
Peter Garrett                                        Paul A. Crilly, CA
President and Chief Executive Officer                Vice President, Finance
                                                     and Chief Financial Officer

                                AUDITORS' REPORT

February 11, 2003

To the Shareholders of GLOBAL THERMOELECTRIC INC.

         We have audited the consolidated balance sheet of GLOBAL THERMOELECTRIC INC. as at December 31, 2002 and the consolidated statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

         The consolidated financial statements as at December 31, 2001 and 2000 and for the periods then ended were audited by other auditors who expressed an opinion without reservation on those statements in their report dated February 22, 2002.

/s/    PRICEWATERHOUSECOOPERS LLP
---------------------------------
PricewaterhouseCoopers LLP
CHARTERED ACCOUNTANTS
Calgary, Canada

                                AUDITORS' REPORT

To the Directors of GLOBAL THERMOELECTRIC INC.

         We have audited the consolidated balance sheet of Global Thermoelectric Inc. as at December 31, 2001 and the consolidated statements of operations and accumulated deficit and cash flows for the year ended December 31, 2001 and the nine month period ended December 31, 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001 and the nine month period ended December 31, 2000 in accordance with Canadian generally accepted accounting principles.

Calgary, Canada                               /S/ ERNST & YOUNG LLP
February 22, 2002                             ---------------------
                                              Chartered Accountants

                           GLOBAL THERMOELECTRIC INC.
                           CONSOLIDATED BALANCE SHEETS
              (AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS)

                                                                               DECEMBER 31,  DECEMBER 31,
                                                                                   2002          2001
                                                                               ------------  ------------
                             ASSETS
Current
      Cash and cash equivalents                                                  $  29,230    $  83,370
      Short-term investments                                                        66,076       37,694
      Accounts receivable (note 3)                                                   4,806        5,155
      Inventory (note 4)                                                             3,096        4,220
      Prepaid expenses                                                                 727          570
      Current assets of discontinued operations (note 9)                                --          502
                                                                                 ---------    ---------
                                                                                   103,935      131,511
                                                                                 ---------    ---------
Capital assets (note 5)                                                             18,416       15,286
Investment                                                                              52           52
                                                                                 ---------    ---------
                                                                                 $ 122,403    $ 146,849
                                                                                 =========    =========
             LIABILITIES AND SHAREHOLDERS' EQUITY
Current
      Accounts payable and accrued liabilities                                   $   7,014    $   6,485
      Income taxes payable                                                             231          269
      Current portion of obligations under capital leases (note 8)                     207          233
      Current liabilities of discontinued operations (note 9)                           --          183
                                                                                 ---------    ---------
                                                                                     7,452        7,170
                                                                                 ---------    ---------
Research and development loan (note 7)                                                 200          200
Site restoration (note 14)                                                             286           --
Obligations under capital leases (note 8)                                               --          207
Commitments and contingencies (notes 6 and 14)
Shareholders' equity
      Share capital (note 11)                                                      158,920      158,821
      Contributed surplus                                                              725          725
      Accumulated deficit                                                          (45,180)     (20,274)
                                                                                 ---------    ---------
                                                                                   114,465      139,272
                                                                                 ---------    ---------
                                                                                 $ 122,403    $ 146,849
                                                                                 =========    =========

                             See accompanying notes

         Approved on behalf of the Board of Directors:

/s/ JOHN C. HOWARD                                      /s/ ROBERT B. SNYDER
------------------                                      --------------------
Director                                                Director

                           GLOBAL THERMOELECTRIC INC.
          CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT (AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

                                                                                               NINE MONTHS
                                                                    YEAR ENDED    YEAR ENDED      ENDED
                                                                   DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                      2002         2001           2000
                                                                   ------------  ------------  ------------
Revenue--Generators                                                  $ 21,770     $ 15,357      $  14,649
      Cost of goods sold                                               13,119       10,474         10,851
                                                                     --------     --------      ---------
Gross margin                                                            8,651        4,883          3,798
Revenue--Fuel cell contract research                                      541           --             --
Investment income                                                       2,899        5,911          3,605
                                                                     --------     --------      ---------
                                                                       12,091       10,794          7,403
                                                                     --------     --------      ---------
Expenses
      Research, engineering and development                            23,321       15,087          4,980
      Marketing                                                         1,932        1,697          1,193
      Business development                                              2,713        1,119             86
      General and administrative                                        5,291        3,600          1,935
      Interest on obligations under capital leases                         29           47             55
      Foreign exchange gain                                               (49)        (372)          (276)
      Depreciation                                                      2,981        1,807            495
                                                                     --------     --------      ---------
Loss from continuing operations before income taxes                   (24,127)     (12,191)        (1,065)
Income taxes (note 10)
      Current                                                             416          777            902
                                                                     --------     --------      ---------
Net loss from continuing operations                                   (24,543)     (12,968)        (1,967)
Discontinued operations net of income tax (note 9)
      Earnings (loss) from discontinued operations                        137          433           (372)
      Gain on sale of discontinued operations                              --          744             --
                                                                     --------     --------      ---------
Net loss                                                              (24,406)     (11,791)        (2,339)
Accumulated deficit, beginning of period                              (20,274)      (7,983)        (5,162)
Dividends on preferred shares (note 11)                                  (500)        (500)          (482)
                                                                     --------     --------      ---------
Accumulated deficit, end of period                                   $(45,180)    $(20,274)     $  (7,983)
                                                                     ========     ========      =========
Basic and diluted net loss per common share from
  continuing operations (note 13)                                    $  (0.89)    $  (0.49)     $   (0.09)
Basic and diluted net earnings (loss) per common share
  from discontinued operations (note 13)                                 0.01         0.04          (0.01)
                                                                     --------     --------      ---------
Basic and diluted net loss per common share (note 13)                $  (0.88)    $  (0.45)     $   (0.10)
                                                                     ========     ========      =========

                             See accompanying notes

                           GLOBAL THERMOELECTRIC INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              (AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS)

                                                                                               NINE MONTHS
                                                                    YEAR ENDED    YEAR ENDED      ENDED
                                                                   DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                      2002         2001           2000
                                                                   ------------  ------------  ------------
OPERATING ACTIVITIES
Net loss from continuing operations                                 $  (24,543)   $(12,968)     $ (1,967)
Add (deduct) non-cash items:
      Depreciation                                                       2,981       1,807           495
      Site restoration (note 14)                                           641          --            --
      Loss (gain) on disposal of capital assets                             16          12            (1)
Net change in non-cash working capital balances (note 15)                2,026         853           953
                                                                    ----------    --------      --------
                                                                       (18,879)    (10,296)         (520)
                                                                    ----------    --------      --------
FINANCING ACTIVITIES
Proceeds from research and development loan                                 --          10           100
Repayment of obligations under capital leases                             (233)       (249)         (306)
Proceeds on issuance of share capital, net of issue costs (note 11)         99          96       119,203
Preferred share dividends (note 11)                                       (500)       (500)         (482)
Net change in non-cash working capital balances (note 15)                   --        (314)          314
                                                                    ----------    --------      --------
                                                                          (634)       (957)      118,829
                                                                    ----------    --------      --------
INVESTING ACTIVITIES
Purchase of capital assets                                              (6,127)     (9,007)       (5,551)
Proceeds on sale of capital assets                                          --          37             3
Purchase of investment                                                      --         (52)           --
(Purchase) proceeds of short-term investments                          (28,382)     93,026      (130,720)
Cash from discontinued operations                                          456       5,160        (1,751)
Net change in non-cash working capital balances (note 15)                 (574)        879            --
                                                                    ----------    --------      --------
                                                                       (34,627)     90,043      (138,019)
                                                                    ----------    --------      --------
(Decrease) increase in cash and cash equivalents during the period     (54,140)     78,790       (19,710)
Cash and cash equivalents, beginning of period                          83,370       4,580        24,290
                                                                    ----------    --------      --------
Cash and cash equivalents, end of period                            $   29,230    $ 83,370      $  4,580
                                                                    ==========    ========      ========
Supplemental cash flow information (note 15)

                             See accompanying notes

                           GLOBAL THERMOELECTRIC INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

1. NATURE OF OPERATIONS

         The principal business of Global Thermoelectric Inc. (the "Company") is the development and commercialization of power generating equipment based on solid oxide fuel cell technology. The Company's research, engineering and development expenditures are predominately focused on residential combined heat and power products and small-scale industrial stationary products. The Company also manufactures and distributes thermoelectric generators for remote power needs. The principal applications for thermoelectric generators include natural gas well and pipeline protection systems and remote power for instrumentation, automation and telecommunication systems.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These consolidated financial statements have, in management's opinion, been properly prepared within the framework of the accounting policies summarized below.

BASIS OF PRESENTATION

         The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). A reconciliation of results from operations to United States GAAP ("U.S. GAAP") is provided in note 18.

USE OF ESTIMATES

         The timely preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

         The Company has estimated the useful lives of capital assets based on an assessment of historical experience, expected lives commonly used by industry participants, and management's expectations based on the assets' purpose. Significant changes in assumptions related to the assets' purpose and changes in the competitive environment could result in impairment of the carrying value of the Company's capital assets.

         The Company has estimated the warranty provision based on historical warranty claims experience of the particular products sold and the terms of the related contracts. As at December 31, 2002, the warranty provision included in current liabilities was $1,016,465 (December 31, 2001 -- $1,048,827). Product customization as well as environmental conditions relating to a product's operational location could result in actual warranty costs differing from the warranty provision.

CONSOLIDATION

         These consolidated financial statements include the assets, liabilities, and results of operations of Global Thermoelectric Inc. and its wholly owned subsidiary company, Global Thermoelectric Corporation, a company incorporated under the laws of the State of Delaware.

                           GLOBAL THERMOELECTRIC INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

CASH AND CASH EQUIVALENTS

         At December 31, 2002, cash and cash equivalents consist of cash on deposit and short-term interest bearing securities with interest rates ranging from 2.4% to 2.8% maturing within three months of the date of purchase. Interest is accrued in the statement of operations as earned.

INVESTMENTS

         At December 31, 2002, short-term investments consist of government securities, corporate bonds and commercial paper with high credit ratings which have original maturities of three months or more and interest rates ranging from 2.3% to 3.5%. In addition, short-term investments include $1,716,765 (52,117,946 Indian Rupees) of restricted funds held in India. Upon approval by an India regulatory authority, the Company expects to repatriate these funds from India in 2003. Short-term investments are classified as held to maturity and are recorded at cost.

         The long-term investment consists of shares in an entity over which the Company does not exercise control or significant influence. The investment is carried at cost. During the year, in the normal course of operations, the Company purchased at fair market value $2,495,174 (year ended December 31, 2001 -- $2,363,544; nine months ended December 31, 2000 -- $1,287,614) of materials and equipment from this entity.

INVENTORY

         Inventories of finished goods and work in progress are valued at the lower of cost, determined on a unit cost basis, and net realizable value. Unit cost includes materials, labour and production overhead. Raw materials and purchased parts are valued at the lower of cost, determined on a first-in, first-out basis, and net realizable value.

CAPITAL ASSETS

         Capital assets are recorded at cost. Depreciation is applied on a straight-line basis to recognize the cost less estimated salvage value of capital assets, over their estimated useful lives as follows:

Buildings                                            20 years
Leasehold improvements                           3 - 10 years
Machinery and equipment                          3 - 10 years
Computer hardware and software                    3 - 5 years
Equipment under capital leases                   5 - 20 years

         The depreciation of equipment recorded under capital leases is included in depreciation expense in the statement of operations.

         The Canadian Institute of Chartered Accountants ("CICA") issued Section 3063, "Impairment of long-lived assets" which is effective April 1, 2003 on a prospective basis. The Company has chosen to adopt this standard effective January 1, 2002. This standard requires that in cases where undiscounted expected cash flows associated with long-lived assets are less than their carrying value, an impairment loss be recognized. This assessment of recoverability must be tested whenever events or changes in circumstances indicate that the long-lived asset's carrying amount may not be recoverable. Should the Company determine that an asset's carrying amount is not recoverable, an impairment loss is recognized based upon the amount by which the carrying amount exceeds the asset's fair value, or discounted cashflows. Previously, the Company's policy was to recognize an impairment loss based upon the asset's undiscounted cashflows. The adoption of this standard did not have any impact on the Company's current financial position or results or operations, however its impact in future years could be material.

                           GLOBAL THERMOELECTRIC INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

GOODWILL

         Effective January 1, 2002, the Company adopted the new CICA Section 3062, "Goodwill and other intangible assets." Under the new standard, goodwill and certain intangible assets are no longer subject to amortization, but are instead tested at least annually for impairment. The adoption of this standard did not have any impact on the Company's current financial position or results or operations, however its impact in future years could be material.

RESEARCH, ENGINEERING AND DEVELOPMENT EXPENDITURES

         With the exception of those that are capital in nature, research, engineering and development costs are expensed as incurred unless a development project meets the criteria for deferral. No development costs have been deferred as at December 31, 2002.

         Included in depreciation expense is $2,271,000 (year ended December 31, 2001 -- $1,350,000; nine months ended December 31, 2000 -- $254,000) relating to depreciation of capital assets for research, engineering and development activities.

GOVERNMENT ASSISTANCE AND INVESTMENT TAX CREDITS

         Government assistance is recorded as either a reduction of the cost of the applicable capital assets or credited in the statement of operations as determined by the nature of the assistance. All assistance received was recorded as a reduction to research, engineering and development expense in the applicable period.

         Investment tax credits as determined under Canadian tax legislation are accounted for using the cost reduction approach. Credits are recorded, when utilized, as either a reduction of the cost of applicable capital assets or credited in the statement of operations depending on the nature of the expenditures which gave rise to the credits. For the periods presented, no investment tax credits were applied against capital assets or credited in the statement of operations.

REVENUE RECOGNITION

         Revenue from product sales is recorded on shipment to the customer provided there are no other significant obligations to be fulfilled by the Company and collection is reasonably assured. Service revenue is recognized when the service is performed. Revenue from long-term contracts with multiple deliverable arrangements is recognized as the elements of the contract are delivered based upon their respective fair value. In circumstances where uncertainty exists about customer acceptance relating to certain elements of a contract, revenue is not recognized until acceptance occurs.

FOREIGN CURRENCY TRANSLATION

         Effective January 1, 2002, the Company retroactively adopted the amended CICA Section 1650, "Foreign currency translation." This amendment eliminates the deferral and amortization of gains and losses on long-term foreign currency denominated monetary items. Such gains and losses must now be included in income in the current period. The adoption of this standard did not have any impact on the Company's current or prior financial position or results of operations.

         Consistent with amended CICA Section 1650, monetary assets and liabilities which are denominated in a foreign currency are translated at period end exchange rates. Revenue and expenses are translated at rates of exchange prevailing during the period. All exchange gains and losses are reflected in net loss in the period incurred.

                           GLOBAL THERMOELECTRIC INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

         The Company's foreign subsidiary is considered financially and operationally integrated and therefore the temporal method of translation of foreign currencies is followed. Monetary items are translated at period end exchange rates; non-monetary items are translated at historical exchange rates; revenue and expense items are translated at rates of exchange prevailing during the period; and, depreciation and amortization are translated at the same exchange rate as the assets to which they relate.

STOCK-BASED COMPENSATION

         The Company has an incentive stock option plan which is described in note 12. No compensation expense is recognized for this plan when stock options are issued. Any consideration paid to the Company on the exercise of stock options is credited to share capital.

         Effective January 1, 2002, the CICA introduced "Stock-based compensation and other stock-based payments." This standard requires companies to disclose the impact on earnings as if the fair value based method of accounting for employee stock option plans had been used. Note 12 presents pro forma information with respect to fair value accounting for stock options and includes all options granted by the Company since inception.

INCOME TAXES

         Income taxes are calculated using the liability method of tax allocation. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded to the extent there is uncertainty regarding realization of future tax assets.

RECLASSIFICATIONS

         Certain information provided in prior periods has been reclassified to conform with the current period presentation.

3. ACCOUNTS RECEIVABLE

                                        DECEMBER 31,               DECEMBER 31,
                                            2002                       2001
                                        ------------               ------------
Trade receivables                         $  3,258                   $ 4,473
Interest receivable                          1,355                       325
Other receivables                              193                       357
                                          --------                   -------
                                          $  4,806                   $ 5,155
                                          ========                   =======

4. INVENTORY

                                        DECEMBER 31,               DECEMBER 31,
                                            2002                       2001
                                        ------------               ------------
Raw materials and parts                   $  2,919                   $ 3,764
Work in progress and finished goods            177                       456
                                          --------                   -------
                                          $  3,096                   $ 4,220
                                          ========                   =======

                           GLOBAL THERMOELECTRIC INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

5. CAPITAL ASSETS

                                                                 DECEMBER 31, 2002
                                                  ----------------------------------------------
                                                                  ACCUMULATED           NET BOOK
                                                    COST         DEPRECIATION             VALUE
                                                  --------       ------------           --------
Land                                              $     17         $      --            $     17
Buildings                                            1,481             1,209                 272
Leasehold improvements                               3,941               949               2,992
Machinery and equipment                             17,989             5,175              12,814
Computer hardware and software                       3,451             1,737               1,714
Equipment under capital leases                       1,206               599                 607
                                                  --------         ---------            --------
                                                  $ 28,085         $   9,669            $ 18,416
                                                  ========         =========            ========

                                                                 DECEMBER 31, 2001
                                                  ----------------------------------------------
                                                                  ACCUMULATED           NET BOOK
                                                    COST         DEPRECIATION             VALUE
                                                  --------       ------------           --------
Land                                              $     17         $      --            $     17
Buildings                                            1,455             1,191                 264
Leasehold improvements                               3,754               570               3,184
Machinery and equipment                             13,115             3,524               9,591
Computer hardware and software                       2,434               944               1,490
Equipment under capital leases                       1,206               466                 740
                                                  --------         ---------            --------
                                                  $ 21,981         $   6,695            $ 15,286
                                                  ========         =========            ========

         At December 31, 2002, machinery and equipment includes $1,240,383 of purchased assets that have not been depreciated as these assets were not commissioned or available for use. The Company expects to commission these assets in early 2003.

6. CREDIT FACILITIES

         The Company has an operating line of credit to a maximum of $20,000,000 and a facility to support contractual guarantees to a maximum of US$4,000,000 with a Canadian chartered bank. Borrowings under these facilities bear interest at the bank's prime rate, and are repayable on demand. The Company has pledged as collateral a general security agreement over existing and future property of the Company and a hypothecation of funds held on deposit with the bank. At December 31, 2002, letters of guarantee and other guarantees issued pursuant to these facilities totaled US$2,974,704 (December 31, 2001 -- US$2,849,986).

         Included in the Company's outstanding guarantees at December 31, 2002 is US$1,523,471 relating to bid bonds and performance guarantees. These bid bonds and performance guarantees expire between March 2, 2003 and October 31, 2005.

         Subsequent to December 31, 2002, the Company has been notified that its outstanding performance guarantees have been reduced by US$1,164,932.

7. RESEARCH AND DEVELOPMENT LOAN

         The loan advanced from the Canadian Department of Natural Resources is non-interest bearing and repayable over a 15 year period starting March 31, 2000 based on 5% of revenues relating to the commercialization of fuel cell technology, up to the original sum received. No amounts have been repaid to date.

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

8.       OBLIGATIONS UNDER CAPITAL LEASES

                                                                        DECEMBER 31,      DECEMBER 31,
                                                                            2002              2001
                                                                        ------------      ------------
Capital leases, with an average effective interest rate of 8.75%, repayable in monthly installments not exceeding $21,749 including
 interest, due at varying dates to December 31, 2003                    $        207      $        440
Less current portion                                                            (207)             (233)
                                                                        ------------      ------------
                                                                        $         --      $        207
                                                                        ============      ============

         Future minimum lease payments under capital leases are as follows:

2003                              $    214
Amount representing interest            (7)
                                  --------
                                  $    207
                                  ========

9.       DISCONTINUED OPERATIONS

         On June 18, 2001 (the "measurement date"), the Company signed a letter of intent with a U.S. purchaser for the sale of its military heater business segment. Closing of the transaction was completed on August 24, 2001. For reporting purposes, the results of operations and the financial position of this business segment have been presented as discontinued operations.

         Details of the assets and liabilities of the heater business segment are as follows:

                                                     DECEMBER 31,      DECEMBER 31,
                                                         2002              2001
                                                     ------------      ------------
Current assets of discontinued operations:
  Accounts receivable                                $         --      $        502
                                                     ------------      ------------
                                                     $         --      $        502
                                                     ============      ============

Current liabilities of discontinued operations:
  Accounts payable and accrued liabilities           $         --      $         46
  Warranty provision                                           --               137
                                                     ------------      ------------
                                                     $         --      $        183
                                                     ============      ============

         Based on no warranty claims experienced in 2002, and the previous expiry of contractual warranty periods, the Company recorded a $136,814 non-cash recovery during the year ended December 31, 2002 relating to its previous warranty liability.

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

         Additional selected financial information for the heater business segment is as follows:

                                                                                                                     NINE MONTHS
                                                                                  YEAR ENDED        YEAR ENDED          ENDED
                                                                                 DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                                     2002              2001              2000
                                                                                 ------------      ------------      ------------
Revenue                                                                          $         --      $      7,607      $      3,688
  Earnings (loss) from discontinued operations prior to the measurement
   date, net of income tax                                                                 --               433              (372)
  Recovery of warranty provision, net of income tax                                       137                --                --
                                                                                 ------------      ------------      ------------
Earnings (loss) from discontinued operations, net of income tax                           137               433              (372)
                                                                                 ------------      ------------      ------------
Gain on sale of discontinued operations, net of income tax                                 --               744                --
                                                                                 ------------      ------------      ------------
Net earnings (loss) from discontinued operations, net of income tax              $        137      $      1,177      $       (372)
                                                                                 ============      ============      ============

10.      INCOME TAXES

         The Company's computation of income tax expense is as follows:

                                                                                                           NINE MONTHS
                                                                        YEAR ENDED        YEAR ENDED          ENDED
                                                                       DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                                           2002              2001              2000
                                                                       ------------      ------------      ------------
Expected income tax recovery from continuing operations at 39.24%
 (December 31, 2001--42.12%; December 31, 2000--44.62%)                $     (9,467)     $     (5,135)     $       (475)
Add (deduct):
  Non-deductible expenses                                                        35                32                15
  Benefit of tax losses and deductions not recognized                         9,432             5,103               460
  Foreign income taxes                                                          251               608               590
  Large corporations tax                                                        165               169               312
                                                                       ------------      ------------      ------------
Income tax expense                                                     $        416      $        777      $        902
                                                                       ============      ============      ============

         The Company has available to carry forward the following:

                                                                   DECEMBER 31,      DECEMBER 31,
                                                                       2002              2001
                                                                   ------------      ------------
Scientific research and experimental development expenditures      $     51,531      $     25,629
Non-capital losses                                                 $      2,684      $         --
Share issue costs                                                  $      3,218      $      5,638
Investment tax credits                                             $     11,694      $      6,686

         The utilization of investment tax credits will reduce scientific research and experimental development expenditures otherwise available.

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

         The scientific research and experimental development expenditures can be carried forward indefinitely and applied to reduce taxable income in future years. Non-capital losses and share issue costs can be applied to reduce taxable income in future years and investment tax credits can be used to offset future taxes otherwise payable and expire as follows:

                  2003     2004     2005     2006     2007     2008     2009     2010     2011     2012    TOTAL
                -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Non-capital
 losses         $    --  $    --  $    --  $    --  $    --  $   989  $ 1,695  $    --  $    --  $    --  $ 2,684
                =======  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======
Share issue
 costs          $ 1,586  $ 1,323  $   309  $    --  $    --  $    --  $    --  $    --  $    --  $    --  $ 3,218
                =======  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======
Investment tax
 credits        $    --  $    --  $    --  $    --  $   189  $   415  $   521  $ 1,781  $ 3,628  $ 5,160  $11,694
                =======  =======  =======  =======  =======  =======  =======  =======  =======  =======  =======

     Components of future income taxes

         The Company has not recognized net future tax assets as reflected by the valuation allowance reported below. The net future tax asset (current and non-current) comprises:

                                                                            DECEMBER 31,     DECEMBER 31,
                                                                                2002             2001
                                                                            ------------     ------------
Investment tax credit carry-forwards                                        $     11,694     $      6,686
Scientific research and experimental development expenditures                     13,991            6,747
Non-capital losses                                                                   943               --
Share issue costs                                                                  1,130            2,008
Provision for warranty costs                                                         357              374
Differences between tax base and reported amounts of depreciable assets           (3,432)          (2,729)
Valuation allowance                                                              (24,683)         (13,086)
                                                                            ------------     ------------
                                                                            $         --     $         --
                                                                            ============     ============

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

11.   SHARE CAPITAL

a) AUTHORIZED:

         Unlimited number of common shares

         Unlimited number of preferred shares, issuable in series

b) ISSUED AND OUTSTANDING COMMON AND PREFERRED SHARES:

                                                     DECEMBER 31, 2002       DECEMBER 31, 2001       DECEMBER 31, 2000
                                                   ---------------------   ---------------------   ---------------------
                                                   NUMBER OF               NUMBER OF               NUMBER OF
                                                    SHARES                  SHARES                  SHARES
                                                    (000's)      AMOUNT     (000's)      AMOUNT     (000's)      AMOUNT
                                                   ---------   ---------   ---------   ---------   ---------   ---------
COMMON SHARES:
Balance, beginning of period                          29,005   $ 134,557      28,923   $ 134,461      25,843   $  39,522
 Issued on sale and exercise of special
  warrants                                                --          --          --          --       2,900     100,050
 Share issue costs                                        --          --          --          11          --      (5,481)
 Issued on exercise of options                           167          99          82          85         180         370
                                                   ---------   ---------   ---------   ---------   ---------   ---------
Balance, end of period                                29,172   $ 134,656      29,005   $ 134,557      28,923   $ 134,461
                                                   ---------   ---------   ---------   ---------   ---------   ---------
SERIES 2 PREFERRED SHARES:
Balance, beginning of period                           1,000   $  24,264       1,000   $  24,264          --   $      --
 Issued for cash                                          --          --          --          --       1,000      25,000
 Share issue costs                                        --          --          --          --          --        (736)
                                                   ---------   ---------   ---------   ---------   ---------   ---------
Balance, end of period                                 1,000   $  24,264       1,000   $  24,264       1,000   $  24,264
                                                   ---------   ---------   ---------   ---------   ---------   ---------
                                                               $ 158,920               $ 158,821               $ 158,725
                                                               =========               =========               =========

         Series 2 non-voting preferred shares were issued with the covenant that the proceeds of $25,000,000 be used for solid oxide fuel cell development, subject to certain restrictions. To December 31, 2002, the Company has expended $56,109,000 on qualifying expenditures. The preferred shares have a cumulative dividend of 1% to 5% per annum, based on an inverse relationship to the volume weighted average share price of the Company's common shares, determined quarterly. The dividend rate decreases in increments of 1% from the maximum rate of 5% with each $5.00 increase in the weighted average share price above $30.96, to a minimum rate of 1%. The preferred shares are convertible at the option of the holder into a lesser number of common shares based on the fraction by which their face value of $25.00 is of the conversion prices identified below:

PERIOD OF CONVERSION                  CONVERSION PRICE
--------------------                  ----------------
To July 31, 2005                      $30.96
August 1, 2005 to July 31, 2010       $33.54
August 1, 2010 to July 31, 2015       $36.12
August 1, 2015 to July 31, 2020       $38.70
After July 31, 2020                   95% of the then current market
                                      price

         Dividends can be paid at the Company's option with an equivalent number of the Company's common shares based on their current market price during the quarter of dividend accumulation, determined on a previous 20 trading day, volume-weighted, average basis. A minimum of $500,000 of preferred share dividends must be paid annually. Cumulative unpaid dividends are increased by a 2.45% quarterly rate, compounded quarterly, until

                          GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

payment thereof. All cumulative unpaid dividends must be paid by December 31, 2010. The shares are redeemable by the Company at their face value after July 31, 2004, subject to certain conditions.

         During the year ended December 31, 2002, the Company declared and paid a dividend of $500,000 on the Series 2 preferred shares (year ended December 31, 2001--$500,000; nine months ended December 31, 2000--$481,910). As at December 31, 2002, dividends in arrears totaled $1,601,600 (December 31, 2001--$762,657).

         On December 3, 2002, the Company received approval from the Toronto Stock Exchange ("TSX") to proceed with normal course purchases of its outstanding common shares. During the period commencing December 5, 2002 and ending on December 1, 2003, the Company may acquire up to 1,458,584 common shares, being 5% of its issued and outstanding common shares. Any common share purchases will be purchased at the market price at the time of purchase and will be cancelled and returned to treasury. During the period ended December 31, 2002 no common shares were repurchased.

12.      STOCK-BASED COMPENSATION

         Under the Company's Amended Incentive Stock Option Plan (the "Plan"), options to purchase common shares may be granted, at the discretion of the Board of Directors, to directors, officers, employees and consultants of the Company. At December 31, 2002, shares reserved for issuance under the Plan totaled 2,205,667. The exercise prices for options are based on the current trading price of the common shares on the TSX immediately prior to the Board of Directors approving the option grant. These options are typically granted for services provided to the Company and generally vest equally over a three or four year period. The aggregate number of common shares that may be reserved for allotment pursuant to options granted to any one individual may not exceed, at the date of the grant, 5% of the common shares outstanding. The options are non-transferable, and if not exercised, will expire at such time as determined by the Board, but in any event, shall not exceed a period of five years from the date the option is granted. A summary of the Company's stock options issued to directors, officers and employees is as follows:

                                     NUMBER OF      WEIGHTED
                                      OPTIONS        AVERAGE
                                      (000's)    EXERCISE PRICE
                                     -------     --------------
Balance March 31, 2000                   628     $        3.32
  Options granted                        530             27.58
  Options exercised                     (180)             2.05
                                     -------     -------------
Balance, December 31, 2000               978             16.70
  Options granted                        978             15.72
  Options exercised                      (82)             1.05
  Options cancelled                      (30)            21.40
                                     -------     -------------
Balance, December 31, 2001             1,844             16.10
  Options granted                        817              2.98
  Options exercised                     (167)             0.59
  Options cancelled                     (971)            19.58
                                     -------     -------------
Balance, December 31, 2002             1,523     $        8.54
                                     =======     =============

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

         The following table summarizes information about stock options outstanding at December 31, 2002:

                                                      OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                                              --------------------------------      --------------------------------
                                                WEIGHTED
                              NUMBER            AVERAGE            WEIGHTED            NUMBER            WEIGHTED
                           OUTSTANDING AT       REMAINING           AVERAGE         EXERCISABLE AT        AVERAGE
                           DECEMBER 31,       CONTRACTUAL          EXERCISE          DECEMBER 31,        EXERCISE
RANGE OF EXERCISE PRICES    2002 (000's)       LIFE (YEARS)          PRICE           2002 (000's)          PRICE
------------------------   --------------     -------------     --------------      --------------    --------------
$ 1.15 to $ 3.35                 619               4.39         $         2.34             29         $         1.15
$ 4.66 to $ 7.60                 222               4.13                   6.64             33                   7.42
$ 8.60 to $ 14.00                397               3.15                   9.86            154                   9.48
$ 18.55 to $ 27.00               285               2.98                  21.63            104                  22.26
                           ---------          ---------         --------------      ---------         --------------
$ 1.15 to $ 27.00              1,523               3.77         $         8.54            320         $        12.65
                           =========          =========         ==============      =========         ==============

         The following table presents pro forma information with respect to fair value accounting for stock options. The fair value of stock options has been estimated on the date of grant by reference to the Black-Scholes option-pricing model. For the year ended December 31, 2002, the Company assumed that the life of all options granted equals four years, no common share dividends will be paid, average expected volatility of 121.9% (December 31, 2001--126.2%; December 31, 2000--128.4%) and an average risk free interest rate of 3.89% (December 31, 2001--3.50%; December 31, 2000--5.00%). The effects of applying Section 3870 may not be representative of the effects on reported net (loss) income for future years.

                                                                                            NINE MONTHS
                                                           YEAR ENDED       YEAR ENDED         ENDED
                                                          DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                              2002             2001             2000
                                                          ------------     ------------     ------------
Net loss
  As reported                                             $    (24,406)    $    (11,791)    $     (2,339)
  Compensatory fair value of options granted                     5,399            5,265            2,078
                                                          ------------     ------------     ------------
Pro forma net loss                                        $    (29,805)    $    (17,056)    $     (4,417)
                                                          ============     ============     ============
Basic and diluted pro forma net loss per common share     $      (1.07)    $      (0.63)    $      (0.18)
                                                          ============     ============     ============

13.      NET LOSS PER SHARE

         Net loss per common share is based on the weighted average number of common shares outstanding during the period. The Company utilizes the treasury stock method in the determination of the diluted per common share amounts. Under this method, the diluted weighted average number of common shares amount is calculated on the basis that all stock options and convertible preferred shares were exercised with the related proceeds used to purchase common shares of the Company at their average market price for the period.

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

         The numerators and denominators used in the calculation of basic net loss per common share are determined as detailed in the following table. Stock options and convertible preferred shares are not included in the denominator as they would be anti-dilutive for the periods presented.

                                                                                        NINE MONTHS
                                                       YEAR ENDED       YEAR ENDED         ENDED
                                                      DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                          2002             2001             2000
                                                      ------------     ------------     ------------
Numerator:
 Net loss from continuing operations                  $    (24,543)    $    (12,968)    $     (1,967)
 Less: Dividends on preferred shares                           500              500              482
    Dividends in arrears on preferred shares                   839              763               --
                                                      ------------     ------------     ------------
                                                           (25,882)         (14,231)          (2,449)
                                                      ------------     ------------     ------------
 Net earnings (loss) from discontinued operations              137            1,177             (372)
                                                      ------------     ------------     ------------
 Net loss available to common shareholders            $    (25,745)    $    (13,054)    $     (2,821)
                                                      ============     ============     ============
Denominator (000's):
 Number of common shares outstanding at beginning
  of period                                                 29,005           28,923           25,843
 Weighted average number of common shares issued
  during period                                                110               38            1,070
                                                      ------------     ------------     ------------
 Weighted average number of common shares
  outstanding at end of period                              29,115           28,961           26,913
                                                      ============     ============     ============

14.      COMMITMENTS AND CONTINGENCIES

         The Company has entered into future commitments including operating leases for office premises, plant facilities and office equipment with future minimum lease payments for the next five years as follows:

2003               $    939
2004                    775
2005                    735
2006                     62
2007                     --
                   --------
                   $  2,511
                   ========

         Operating leases relating to the Company's corporate office and fuel cell facilities contain renewal options to extend the leases for two additional five-year periods beyond the current expiry date of January 31, 2006.

         Land adjacent to the Company's Bassano manufacturing facility requires remediation as a result of historical operations. Based on an independent assessment, the Company has estimated and provided for current and subsequent restoration and monitoring expenditures of $640,877. Actual results could differ from estimated amounts.

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

15. CHANGE IN NON-CASH WORKING CAPITAL BALANCES; SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

         Changes in non-cash working capital balances are comprised of the following:

                                                                                                                  NINE MONTHS
                                                                                 YEAR ENDED       YEAR ENDED         ENDED
                                                                                DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                                    2002             2001             2000
                                                                                ------------     ------------     ------------
Changes in non-cash working capital:
  Accounts receivable                                                           $        349     $      3,520     $     (2,648)
  Inventory                                                                            1,124             (307)             422
  Prepaid expenses                                                                      (157)            (352)              68
  Accounts payable and accrued liabilities, net of current site restoration              174             (487)           2,468
  Income taxes payable                                                                   (38)            (551)             624
  Deferred revenue                                                                        --             (405)             333
                                                                                ------------     ------------     ------------
                                                                                $      1,452     $      1,418     $      1,267
                                                                                ============     ============     ============
Attributable to:
  Operating activities                                                          $      2,026     $        853     $        953
  Financing activities                                                                    --             (314)             314
  Investing activities                                                                  (574)             879               --
                                                                                ------------     ------------     ------------
                                                                                $      1,452     $      1,418     $      1,267
                                                                                ============     ============     ============
Supplemental cash flow information:
  Interest paid                                                                 $         29     $         53     $         55
  Income taxes paid                                                             $        465     $      1,340     $        285
                                                                                ============     ============     ============

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

16.      OPERATING SEGMENT INFORMATION

         The Company has two operating segments consisting of the development and commercialization of fuel cell technology and the commercial manufacturing and sale of thermoelectric generators. Revenue derived from fuel cells during the year ended December 31, 2002 relates to the development of propane reforming solutions as part of a project funded by the U.S. Propane Education and Research Council.

         The accounting policies used in these business segments are the same as those described in the summary of significant accounting policies.

                                                                           YEAR ENDED DECEMBER 31, 2002
                                                                 ------------------------------------------------
                                                                 FUEL CELLS   GENERATORS   CORPORATE      TOTAL
                                                                 ----------   ----------   ---------    ---------
Revenue--Domestic                                                $      --    $   4,100    $      --    $   4,100
    --International                                                     --       17,670           --       17,670
                                                                 ---------    ---------    ---------    ---------
                                                                        --       21,770           --       21,770
  Cost of goods sold                                                    --       13,119           --       13,119
                                                                 ---------    ---------    ---------    ---------
Gross margin                                                            --        8,651           --        8,651
Revenue--Fuel cell contract research                                   541           --           --          541
Investment income                                                       --           --        2,899        2,899
                                                                 ---------    ---------    ---------    ---------
                                                                       541        8,651        2,899       12,091
                                                                 ---------    ---------    ---------    ---------
Expenses
  Research, engineering and development                             22,227        1,094           --       23,321
  Marketing                                                             --        1,932           --        1,932
  Business development                                               2,496          217           --        2,713
  General and administrative                                           552          677        4,062        5,291
  Interest on obligations under capital leases                          --           --           29           29
  Foreign exchange gain                                                 --           --          (49)         (49)
  Depreciation                                                       2,225          508          248        2,981
                                                                 ---------    ---------    ---------    ---------
(Loss) earnings from continuing operations before income taxes   $ (26,959)   $   4,223    $  (1,391)   $ (24,127)
                                                                 =========    =========    =========    =========
Capital asset expenditures                                       $   5,628    $     233    $     266    $   6,127
                                                                 =========    =========    =========    =========
Total assets utilized in the segment                             $  16,290    $   8,350    $  97,763    $ 122,403
                                                                 =========    =========    =========    =========

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

                                                                           YEAR ENDED DECEMBER 31, 2001
                                                                 ------------------------------------------------
                                                                 FUEL CELLS   GENERATORS   CORPORATE      TOTAL
                                                                 ----------   ----------   ---------    ---------
Revenue--Domestic                                                $      --    $   5,717    $      --    $   5,717
    --International                                                     --        9,640           --        9,640
                                                                 ---------    ---------    ---------    ---------
                                                                        --       15,357           --       15,357
  Cost of goods sold                                                    --       10,474           --       10,474
                                                                 ---------    ---------    ---------    ---------
Gross margin                                                            --        4,883           --        4,883
Investment income                                                       --           --        5,911        5,911
                                                                 ---------    ---------    ---------    ---------
                                                                        --        4,883        5,911       10,794
                                                                 ---------    ---------    ---------    ---------
Expenses
  Research, engineering and development                             13,988        1,099           --       15,087
  Marketing                                                             --        1,697           --        1,697
  Business development                                               1,103           16           --        1,119
  General and administrative                                           274          489        2,837        3,600
  Interest on obligations under capital leases                          --           --           47           47
  Foreign exchange gain                                                 --           --         (372)        (372)
  Depreciation                                                       1,307          337          163        1,807
                                                                 ---------    ---------    ---------    ---------
(Loss) earnings from continuing operations before income taxes   $ (16,672)   $   1,245    $   3,236    $ (12,191)
                                                                 =========    =========    =========    =========
Capital asset expenditures                                       $   7,917    $     219    $     871    $   9,007
                                                                 =========    =========    =========    =========
Total assets utilized in the segment                             $  13,021    $  10,788    $ 122,538    $ 146,347
                                                                 =========    =========    =========    =========

                                                                        NINE MONTHS ENDED DECEMBER 31, 2000
                                                                 -----------------------------------------------
                                                                 FUEL CELLS   GENERATORS   CORPORATE      TOTAL
                                                                 ----------   ----------   ---------   ---------
Revenue--Domestic                                                $      --    $   2,281   $      --    $   2,281
   --International                                                      --       12,368          --       12,368
                                                                 ---------    ---------   ---------    ---------
                                                                        --       14,649          --       14,649
Cost of goods sold                                                      --       10,851          --       10,851
                                                                 ---------    ---------   ---------    ---------
Gross margin                                                            --        3,798          --        3,798
Investment income                                                       --           --       3,605        3,605
                                                                 ---------    ---------   ---------    ---------
                                                                        --        3,798       3,605        7,403
                                                                 ---------    ---------   ---------    ---------
Expenses
  Research, engineering and development                              4,643          337          --        4,980
  Marketing                                                             --        1,193          --        1,193
  Business development                                                  86           --          --           86
  General and administrative                                            75          162       1,698        1,935
  Interest on obligations under capital leases                          --           --          55           55
  Foreign exchange gain                                                 --           --        (276)        (276)
  Depreciation                                                         227          217          51          495
                                                                 ---------    ---------   ---------    ---------
(Loss) earnings from continuing operations before income taxes   $  (5,031)   $   1,889   $   2,077    $  (1,065)
                                                                 =========    =========   =========    =========
Capital asset expenditures                                       $   5,196    $     256   $      99    $   5,551
                                                                 =========    =========   =========    =========
Total assets utilized in the segment                             $   5,748    $  15,104   $ 135,470    $ 156,322
                                                                 =========    =========   =========    =========

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

         International revenue includes generator sales and service as follows:

                                                          NINE MONTHS
                             YEAR ENDED     YEAR ENDED       ENDED
                            DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                2002           2001           2000
                            ------------   ------------   ------------
United States                 $ 8,404        $ 3,450        $ 1,916
Asia                            4,280          3,784          8,524
South America                   2,699            898          1,740
Middle East                     2,068          1,151             --
Other international               219            357            188
                              -------        -------        -------
Total international revenue   $17,670        $ 9,640        $12,368
                              =======        =======        =======

         Asian revenue includes sales to the Gas Authority of India of $2,431,000 for the year ended December 31, 2002 (year ended December 31, 2001--$666,000; nine months ended December 31, 2000--$7,006,000). In addition, revenue from three other customers exceeded 10% of total revenue during the year ended December 31, 2002. Revenue and location of these three customers are as follows: $3,704,000--United States, $2,706,000--United States and
$2,068,000--Middle East.

17.      FINANCIAL INSTRUMENTS

         a) Fair values of financial assets and liabilities

         The fair value of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities and income taxes payable approximates their carrying value because of the short-term nature of these instruments. The carrying value of obligations under capital leases and the site restoration liability approximate their fair value. The fair value of the research and development loan is not determinable as the timing of repayment is dependant upon commercial revenue derived from the related technology.

         b) Credit risk

         The Company manufactures thermoelectric generators for sale primarily to customers in the oil and natural gas industry in North America and international locations. The Company generally extends unsecured credit to North American customers, and therefore, the collection of these receivables may be affected by changes in economic or other conditions and may accordingly impact the Company's overall credit risk. Management believes the risk is mitigated by the size, reputation and diverse nature of the companies to which they extend credit. Material international sales are generally secured with letters of credit or by Export Development Canada to reduce risk of material losses on the collection of receivables.

         The Company has not previously experienced any material credit losses on the collection of receivables. Of the Company's significant individual accounts receivable at December 31, 2002, approximately 34% were owing from two customers (December 31, 2001--47% from four customers; December 31, 2000--48% from two customers).

         c) Foreign exchange risk

         Foreign exchange risk is the risk that variations in exchange rates between the Canadian dollar and foreign currencies will affect the Company's operating and financial results. The Company earns a significant portion of its operating revenue in U.S. dollars and does not use derivative instruments to reduce its exposure to this foreign exchange risk. For the year ended December 31, 2002, 72% of the Company's revenue was denominated in U.S. dollars (year ended December 31, 2001--63%; nine months ended December 31, 2000--84%).

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

         d) Interest rate risk

         The Company is exposed to interest rate risk in relation to interest income earned on short-term interest bearing securities and short-term investments. At December 31, 2002, the increase or decrease in net earnings for each 1% change in interest rates earned on cash and cash equivalents, and short-term investments amounts to approximately $953,000 per annum (year ended December 31, 2001--$1,210,000; nine months ended December 31, 2000--$1,015,000).

18. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

         The Company's consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. The effects of significant accounting differences on the Company's consolidated statements of operations and accumulated deficit are as follows:

                                                                              NINE MONTHS
                                                 YEAR ENDED     YEAR ENDED       ENDED
                                                DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    2002           2001           2000
                                                ------------   ------------   ------------
Net loss under Canadian GAAP                      $(24,406)      $(11,791)      $ (2,339)
Deduct adjustments for:
  Stock-based compensation                              (9)            --             --
                                                  --------       --------       --------
Net loss and comprehensive loss under U.S. GAAP    (24,415)       (11,791)        (2,339)
                                                  --------       --------       --------
Accumulated deficit, beginning of period           (20,274)        (7,983)        (5,162)
Dividends on preferred shares                         (500)          (500)          (482)
                                                  --------       --------       --------
Accumulated deficit, end of period                $(45,189)      $(20,274)      $ (7,983)
                                                  ========       ========       ========
Basic and diluted net loss per common share       $  (0.88)      $  (0.45)      $  (0.10)
                                                  ========       ========       ========

     Stock-Based Compensation

         Pursuant to Note 12, the Company has disclosed the effects on reported net loss of the compensatory value of stock options granted using the fair value method. Under U.S. GAAP, the Company has adopted the intrinsic value method of accounting for stock options. Under the intrinsic value method, 347,325 options granted to certain officers and directors in 2002 are subject to variable accounting, resulting in an additional expense under U.S. GAAP of $9,000 in 2002.

     Asset Retirement Obligations

         In June 2001, FASB issued FAS 143, "Accounting for Asset Retirement Obligations," effective for years beginning after June 15, 2002. The standard requires legal obligations associated with the retirement of long-lived tangible assets be recognized at fair value. The adoption of this standard does not have any impact on the Company's current financial position or results of operations, however its impact in future years could be material.

     Recent Accounting Standards

         In November 2002, FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45

                           GLOBAL THERMOELECTRIC INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
   (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)

clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. It also requires additional disclosures be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. The initial recognition and measurement provisions of Interpretation No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of this standard is not expected to have a significant impact on the Company's current financial position or results of operations, however its impact in future years could be material.

         In July 2002, FASB issued FAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement eliminates the definition and requirements of Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." FAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Such a liability must be measured at fair value. FAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The adoption of this standard does not have any impact on the Company's current financial position or results of operations, however its impact in future years could be material.

         In January 2003, FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities." This interpretation is effective for variable interest entities created after January 31, 2003. It applies to all other variable interest entities in which an enterprise holds a variable interest in the first fiscal year or interim period beginning after June 15, 2003. The adoption of this standard does not have any impact on the Company's current financial position or results of operations, however its impact in future years could be material.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following discussion and analysis should be read in conjunction with the Corporation's audited consolidated financial statements and related notes.

FORWARD LOOKING STATEMENTS

         Certain statements included in this Annual Information Form may contain forward-looking statements about the Corporation, the development of its technologies, the establishment of its strategic business relationships and its thermoelectric sales projects. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "anticipates," "believes," "intends," "estimates," "projects" and similar expressions, or that events or conditions "will," "may," "could" or "should" occur.

         These forward-looking statements are subject to various risks, uncertainties and other factors that could cause the Corporation's actual results or achievements to differ materially from those expressed in or implied by such forward-looking statements. These risks, uncertainties and other factors include, without limitation: uncertainty as to the Corporation's ability to successfully implement its business strategy; the risk that development projects and prototypes will not be completed successfully or in a timely manner; a dependence on the contributions and performance of the Corporation's major alliance partners; the ability of the Corporation to successfully negotiate and execute definitive agreements governing its relationships with its major alliance partners; uncertainties as to the availability and cost of financing; the development of competing technologies and the possibility of increased competition; fluctuating energy prices; uncertainties involving government policies and government regulations affecting the Corporation's business; and other factors identified in the other reports filed with securities commissions in Canada and available at www.sedar.com.

         Forward-looking statements are based on beliefs, opinions and expectations of the Corporation's management at the time they are made, and the Corporation does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances should change.

YEAR ENDED DECEMBER 31, 2002 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

         Revenue for the year ended December 31, 2002, totaled $22.3 million, comprised of thermoelectric generator sales and service revenue of $21.8 million and revenue from fuel cell contract research of $0.5 million. Revenue for 2001 was $15.4 million, which was comprised exclusively of thermoelectric sales and service. During 2002, the Corporation experienced an increase in the volume of its generator products sold in international markets, notably the U.S., South America and the Middle East. Strong revenue growth in these markets offset sluggishness in western Canadian demand for the first three quarters of 2002. The Corporation's markets in Canada are principally driven by natural gas drilling and completion activity.

         In the second quarter of 2002, the Corporation received and consequently recognized the remaining revenue of $2.0 million of a $19.0 million contract with the Gas Authority of India Limited ("GAIL"). This amount represented the final contractual amount due from GAIL which was contingent on their appraisal of work completed, and its collection reflected the Corporation's operational success in completing this very large and engineering-intensive project.

         In August 2001, the Corporation divested its military heater division to a U.S. based manufacturer. As part of the sales agreement, the Corporation negotiated a royalty and supply contract with the purchaser for key components of the heater product. In 2002, the purchaser was successful in obtaining follow-on orders from the U.S. military, which marked the commencement of the Corporation's supply agreement. In 2002, this supply contract generated $2.1 million of revenue. It is expected that this agreement will provide a multi-year revenue stream to the Corporation, and in the process, add stability to its revenue base which historically has been dependent on securing larger intermittent orders.

         The fuel cell division reported revenue of $0.5 million in 2002 which was derived from the Corporation's contract with the Propane Education and Research Council ("PERC") for contract research on propane-fuelled SOFC applications. The Corporation expects to complete this U.S.$500,000 contract in the first half of 2003.

         A gross margin of $8.7 million (39.7 percent of revenue) was generated in 2002, an increase of 77 percent compared to the gross margin of $4.9 million (31.8 percent of revenue) in the prior year. International orders, primarily in the Middle East and South America accounted for the margin improvement. The Corporation's generators typically attract premium pricing in certain applications and geographic regions due to their uniqueness as a very reliable remote power source.

         The gross margin in 2002 was also positively affected by the receipt of the final amount owing from GAIL, due to the fact that most of its associated costs were expensed in the prior year because of their non-refundable nature.

         Investment income of $2.9 million was generated in the current year on an average cash and short-term investment balance of $108.2 million. Lower money market returns together with a decreasing cash and short-term investment position accounted for the reduction in investment income from $5.9 million in the prior year.

         Research, engineering and product development costs in aggregate were $23.3 million in the current year, of which the fuel cell division and generator division accounted for $22.2 million and $1.1 million, respectively. In the prior year these divisions reported expenditures of $14.0 million and $1.1 million, respectively. Research, engineering and development costs in the fuel cell division included labor costs of $12.1 million in 2002 as compared to $6.7 million in 2001, accounting for a significant portion of the overall increase in research, engineering and development expenditures. In previous years and in the first nine months of 2002, the Corporation strategically increased its fuel cell related expenditures for purposes of attaining its product commercialization targets with respect to timing, product cost and reliability. To this end, the Corporation increased its engineering and technical staff during 2001 and 2002. Furthermore, in 2002 the Corporation incurred additional manufacturing and material costs of producing eight prototypes for internal and external testing in 2002 and early 2003. In late 2002, however, in recognition of difficult capital markets and the challenge they may pose to raising future equity capital, the Corporation rationalized its expenditures on non-core fuel cell development programs. After implementing this downsizing in November 2002, the Corporation ended 2002 with 148 personnel directly involved in fuel cell development, a decrease of 33 positions from our peak staffing levels in mid-2002 and a modest increase of four positions from the beginning of 2002.

         General and administrative expenses increased to $5.3 million in the current year from $3.6 million in the prior year. Severance costs associated with the departure of former officers and other employees accounted for $0.9 million of this increase. An increase in personnel in the Corporation's various administration departments in late 2001 and early 2002 to support the growth of our fuel cell program also contributed to an increase in the current year general and administrative expenses. In late 2002, each of these departments were significantly reduced in size which is expected to yield cost reductions in 2003.

         Business development expenditures increased to $2.7 million in the year from $1.1 million in the prior year. The increase in expenditures related to various business development initiatives undertaken throughout the year, including the retention of Salomon Smith Barney Inc. (now Citigroup Global Markets Inc.).

         Marketing expenditures, which relate solely to the Corporation's generator division, increased to $1.9 million (8.9 percent of revenues) in 2002 from $1.7 million (11.1 percent of sales) in 2001. The reduction of marketing expenditures as a percentage of revenue reflected the economies of scale relative to the fixed component of our marketing program. The Corporation utilizes a broad network of agents around the world in conjunction with an internal sales and contract administration group. As in prior years, agents' commissions are reported in cost of sales, while all other sales related expenses are reported in marketing expenses.

         Depreciation expense increased $1.2 million in 2002 from $1.8 million in 2001. Capital expenditures of $6.1 million in 2002 and $9.0 million in 2001 accounted for this increase.

         Interest on long-term debt of $29,000 decreased in accordance with the repayment of capital lease obligations in the year. At December 31, 2002, remaining capital lease obligations totaled only $207,000, all of which were current.

         Income tax expense comprised large corporation tax of $0.2 million and international income tax of $0.2 million. As in the prior year, and consistent with the expensing of fuel cell development expenses to which the losses relate, no benefit of the Corporation's unused tax deductions or credits were recognized as assets on the balance sheet at year end. At December 31, 2002, the Corporation had $57.4 million in tax deductions available in Canada and $11.7 million of investment tax credits.

         Despite significant improvement in profitability of the Corporation's generator division, the increase in fuel cell commercialization expenditures resulted in a net loss from continuing operations of $24.5 million ($0.89 per common share) for the year ended December 31, 2002, compared to a loss for the previous calendar year of $13.0 million ($0.49 per common share).

         Discontinued operations, which relate to the Corporation's military heater division divested in 2001, reported earnings of $0.1 million ($0.01 per common share) as a result of the inclusion into income of a previous warranty provision, the liability for which has been assessed as nil.

YEAR ENDED DECEMBER 31, 2001 AS COMPARED TO THE NINE MONTHS ENDED DECEMBER 31, 2000

         The Corporation changed its fiscal year end from March 31 to December 31 effective December 31, 2000. For purpose of comparisons to the audited consolidated financial statements of the year ended December 31, 2001, the following discussion will include reference to the unaudited consolidated financial statements for the twelve-month period ended December 31, 2000, together with the previously reported audited consolidated financial statements for the nine-month period ended December 31, 2000.

         On August 24, 2001, the Corporation completed the sale of its military heater business. The results of operations and financial position of this business have been reported as discontinued operations. Accordingly, prior period financial statements, including segmented information, have been reclassified to reflect this change.

         Sales revenue, which comprises thermoelectric sales and service, for the twelve months ended December 31, 2001 was $15.4 million compared to $25.4 million for the twelve months ended December 31, 2000. The reduction in revenue in the year reflected the substantial completion of the Corporation's contract with GAIL in 2001 for the supply and installation of thermoelectric generators along a new pipeline constructed by GAIL. Revenue from this contract decreased in the current year to $0.7 million compared to $15.0 million for the twelve months ended December 31, 2000. The Corporation was successful in partially offsetting the impact of the completion of its India contract, with non-India sales increasing by $4.3 million over the prior year. Revenue for the previous fiscal period, which comprised the nine months ended December 31, 2000, was $14.6 million.

         The Corporation has successfully completed its contractual commitments on the GAIL pipeline project and is negotiating the release of the final ten percent ($2.0 million) contract holdback. The Corporation is in discussions with GAIL concerning delays in the completion of the Corporation's commitments under the contract and the impact of these delays on the release of the holdback amount. It is the Corporation's position that delays in the construction of the pipeline itself, of which the Corporation was reliant on to complete its work, accounted for any delays incurred by the Corporation. The Corporation is confident that it will be successful in recovering substantially all of the holdback amount. However, as confirmation of this recovery is dependent on certain documentation from GAIL, including a formal acceptance certificate of the equipment and services provided, the Corporation has not recognized an equivalent amount of revenue equal to the holdback amount. If and when the holdback is recovered, an equal amount of revenue will be reported in the period of recovery. The Corporation has recognized expenses directly attributable to the holdback amount, except for expenses that are contingent on the receipt of this final amount.

         A gross margin of $4.9 million, or 31.8 percent of revenue was generated in the current year compared to $7.0 million, or 27.6 percent of revenue in the prior calendar year. The majority of the Corporation's sales are denominated in U.S. dollars, and the strength of the U.S. dollar relative to its Canadian counterpart contributed to a stronger gross margin percentage in the current year and to the realization of foreign currency gains of $0.4 million. Additionally, the Corporation realized premium margins on certain international orders in the current year.

         Investment income increased to $5.9 million in the year ended December 31, 2001 from $3.9 million in the previous year. This increase reflects a full year of investment returns on $94.6 million of net proceeds from the Corporation's equity offering in August of 2000, partially offset with lower money market returns on a year over year basis.

         Research, engineering and development expenses increased nearly threefold to $15.1 million, from $5.9 million in the previous year. The Corporation expenses its research, engineering and development expenses as incurred. Commercialization activities in the Corporation's fuel cell division accounted for $14.0 million compared to $5.4 million in the previous year. A doubling of personnel directly involved in fuel cell research and development contributed to the significant, albeit anticipated, increase of expenditures in this division. In the current year, the Corporation also increased the manufacturing of fuel cell membranes, stacks and prototypes for testing purposes, the material and fabrication costs of which increased research and development expenses. Research engineering and development expenditures incurred in the generator division increased to $1.1 million compared to $0.4 million in the previous calendar year. These expenses comprise primarily engineering support and product development costs related to generator sales and services. The increase in expenses reflects a shift to new product development and engineering initiatives in 2001 from primarily production support and product customization which is typically expensed to cost of goods sold.

         Marketing expenses increased to $1.7 million in the current year compared to $1.6 million in the prior calendar year, despite a decrease in total revenues. Additional marketing expenses incurred by the Corporation reflect the generator division's continued focus on expanding international markets for its products.

         Business development expenditures increased significantly in the current year to $1.1 million compared to $0.1 million in the prior year. This increase reflects the addition of six professionals to the Corporation's business development team, whose work was evident with the signing of four memorandums of understanding with alliance partners in 2001.

         General and administrative expenses increased to $3.6 million in 2001 compared to $2.4 million in the prior calendar year. The Corporation added additional administrative personnel and implemented enhanced systems to manage the rapid expansion of its fuel cell commercialization efforts in 2001.

         Depreciation expense was $1.8 million for the year ended December 31, 2001 compared to $0.6 million in the previous calendar year. The increase in depreciation was reflective of the Corporation's investment in fuel cell manufacturing and testing equipment and additional facilities in the current and prior year.

         Income tax expense, which is comprised of Indian income taxes related to in-country work and Canadian capital tax, was $0.8 million in the current year compared to $1.0 million in the prior calendar year. The Corporation does not record any future benefit of income tax losses and other deductions available for carryforward due to uncertainty in their utilization within the carryforward periods.

         A significant increase in fuel cell commercialization expenditures resulted in an increased loss from continuing operations in the year ended December 31, 2001, to $13.0 million ($0.49 per share) compared to a loss of $0.4 million ($0.03 per share) in the previous calendar year. The net loss from continuing operations for the previous fiscal year, which comprised the nine months ended December 31, 2000, was $2.0 million ($0.09 per share).

         Consistent with its strategy of focusing on power generating technologies, including both fuel cells and thermoelectric generators, the Corporation divested of its military heater division in 2001 and accounted for the division's results as discontinued operations. The Corporation recorded a gain on sale of the heater division of $0.7 million on sales proceeds of $2.1 million, reflecting the sale of the division's fixed assets, goodwill and inventory. The Corporation generated earnings from discontinued operations from the accelerated completion of its contract with the U.S. military of $0.4 million prior to the disposition. A net loss from discontinued operations of $0.2 million was incurred in the previous calendar year. As part of the sale agreement, the Corporation may also receive additional payments from the purchaser based on heater sales over a five-year period should the purchaser be successful in obtaining a follow-on contract with the U.S. military at specified pricing levels. These additional payments could total an estimated $2.6 million over the five-year period in the event that these conditions are met.

         In selling this non-core business, the Corporation realized $5.2 million in cash through sale proceeds and reductions of working capital balances related to the heater division. This cash will be redeployed in the Corporation's fuel cell division.

         For the year ended December 31, 2001, the Corporation incurred a net loss, after discontinued operations, of $11.8 million ($0.45 per share) compared to a net loss of $0.7 million ($0.04 per share) for the year ended December 31, 2000.

CRITICAL ACCOUNTING POLICIES

     Warranty Provision

         In establishing the appropriate provisions for warranty, the Corporation estimates the likelihood that the thermoelectric generators and related parts it sells will experience warranty claims. Management makes this assessment based on historical warranty claims experience and the terms of the related contracts. Product customization, environmental conditions relating to a product's operational location, or a change in the supplier or type of raw material used in the Corporation's products could result in actual warranty claims being lower than, or in excess of that estimated by management.

     Revenue Recognition

         Substantially all of the Corporation's revenues are derived from the generator segment. These revenues consist of the sale and service of generator products, and in the case of long-term contracts, may include multiple deliverable arrangements such as delivery, installation, and commissioning.

         The Corporation's revenue recognition policies within the generator segment, as well as the fuel cell segment, vary depending upon the nature of the sales contract and take into account customer acceptance provisions. Therefore, prior to recognizing revenue, management must use judgment in determining when a contract deliverable has been fulfilled, and whether customer acceptance has occurred.

     Research and Development Expenditures

         With the exception of those that are capital in nature, research, engineering and development costs are expensed as incurred unless a development project meets the criteria for deferral. Management has concluded that the criteria for the capitalization of development costs pursuant to Canadian generally accepted accounting principles have not been met.

      In addition, the Corporation derives future tax benefits in the form of deductions and tax credits available for carryforward from its research and development and other operating expenditures. Due to the uncertainty of utilization of these deductions and tax credits, the Corporation has not recognized any future tax assets relating to these benefits.

   Recoverability of Long-Lived Assets

      The Corporation has estimated the useful lives of capital assets based on historical experience, lives commonly used by industry participants, and management's expectations based on the assets' purpose. Management also determines whether circumstances exist that indicate a capital asset's carrying amount may not be recoverable, and if so, recognizes an impairment loss. Factors affecting the useful lives and recoverability of capital assets include economic and market conditions, environmental regulation, changes in technology, market acceptance of the Corporation's products as compared to competing and substitute products, the development of new markets or lack thereof, and their usefulness in the processes of developing a commercially viable fuel cell product.

NEWLY ISSUED CANADIAN ACCOUNTING STANDARDS

   Disposal of Long-Lived Assets and Discontinued Operations

      A new accounting standard has been issued relating to disposal activities initiated after May 1, 2003. The standard specifies the accounting and disclosure requirements relating to assets that are or will be disposed of, including those relating to discontinued operations. The adoption of this standard does not have any impact on the Corporation's current financial position or results of operations, however its impact in future years could be material.

   Asset Retirement Obligations

      Effective January 1, 2004, the Corporation will adopt the new accounting standard relating to asset retirement obligations. The new standard focuses on the recognition and measurement of liabilities for obligations associated with the retirement of property, plant and equipment when those obligations result from the acquisition, construction, development or normal operation of the assets. The obligations are measured initially at fair value and the resulting costs capitalized into the carrying amount of the related asset. In subsequent periods, the liability is adjusted for the accretion of discount and any changes in the amount or timing of the underlying future cash flows. In addition, the asset retirement cost is amortized to income on a systematic and rational basis. The adoption of this standard does not have any impact on the Corporation's current financial position or results of operations, however its impact in future years could be material.

LIQUIDITY AND CAPITAL RESOURCES

      At December 31, 2002, the Corporation held cash and short-term investments of $95.3 million compared to $121.1 million at the end of 2001. These amounts reflect $125.0 million of gross proceeds raised from two equity financings completed by the Corporation in 2000. The Corporation maintains a very strict and conservative investment policy governing its cash and short-term investments. Investment of the Corporation's cash reserves are limited to Canadian bank and government securities and low credit risk, money market instruments.

      The Corporation had net working capital of $96.5 million at the end of the current year, compared to $124.3 million at December 31, 2001.

      The Corporation's long-term indebtedness at December 31, 2002, consisted of a $200,000 research and development loan from a Canadian government program which promoted energy efficiencies and renewable energy technologies. This loan is non-interest bearing and is repayable up to the principal amount based on 5 percent of revenue generated to 2015 from certain fuel cell technology developed. The Corporation has also recognized a long-term liability at December 31, 2002 of $286,000 (in addition to a current portion of $355,000 recorded in accrued liabilities) for costs associated with restoring soil adjacent to its Bassano manufacturing facility back to its original state. This facility has been used by the Corporation for over 20 years, and Global is committed to ensuring it meets current environmental standards.

      The Corporation maintains an operating line of credit of $20.0 million with a Canadian chartered bank and a U.S.$4.0 million facility to support letters of guarantee and bid bonds, of which no amounts, except as noted below, were drawn at December 31, 2002 and December 31, 2001. The amount of borrowing under these facilities is limited by the amount of short-term investments held on account with the same bank and the amount of trade accounts receivable outstanding. Letters of guarantees and bid bonds issued pursuant to these facilities totaled U.S.$3.0 million at December 31, 2002, compared to U.S.$2.8 million at December 31, 2001. Bid bonds may only be called by the customer should the Corporation withdraw its bid or fail to have entered into the contract after it has been awarded to the Corporation. Letters of guarantee issued in relation to performance may be claimed by the customer should the Corporation fail to comply with the terms and conditions of the sales contract. Generally, on larger international orders the Corporation retains insurance for wrongful calls under these guarantees.

      On July 31, 2000, in conjunction with a strategic alliance with Enbridge, the Corporation issued Series 2 Preferred Shares for gross proceeds of $25.0 million. These Series 2 Preferred Shares have a cumulative dividend, payable in cash or the Corporation's common shares, ranging from five percent to a minimum of one percent per annum based on an inverse relationship to the volume weighted average share price of the Corporation's common shares, determined quarterly. For 2002, the cumulative dividend rate was five percent. The Corporation must pay a minimum of $500,000 in preferred share dividends annually, and unpaid cumulative dividends are increased by a 2.45% quarterly rate, compounded quarterly, until payment thereof. The Series 2 Preferred Shares are redeemable at the option of the Corporation at their face value after July 31, 2004, subject to certain conditions. For the year ended December 31, 2002, the Corporation declared and paid dividends of $500,000 on these Series 2 Preferred Shares. At December 31, 2002, Series 2 Preferred Share dividends in arrears totaled $1,601,600.

      The Corporation maintains conservative financial policies with respect to its ongoing investment in fuel cell development and commercialization relative to its cash resources. In light of unpredictability of external sources of capital, the Corporation strives to maintain a significant cash reserve base to continue its fuel cell initiatives, in spite of fluctuations in its access to external capital. However, in light of the downturn in capital markets, especially within the alternative energy sector, and the challenges these markets pose to raising additional capital, the Corporation initiated a cost reduction program in its non-core fuel cell activities and general and administrative departments. In late 2002, the Corporation reduced its personnel count in these areas by 22 people, and implemented aggressive cost containment measures.

INVESTING ACTIVITIES

      Capital expenditures were $6.1 million for the year ended December 31, 2002 compared to $9.0 million in 2001. Expenditures of $5.6 million in the fuel cell division in the current year related primarily to fuel cell test stand equipment and other equipment used in the Corporation's pilot manufacturing facilities. Fuel cell capital expenditures in the prior year were $7.9 million. The Corporation has now incurred substantially all the capital cost to equip its approximately 100,000 square feet of fuel cell facilities located in Calgary, Alberta. Additional fuel cell capital expenditures will generally be limited to project specific equipment. Accordingly, capital expenditures for 2003 are expected to decrease substantially from 2002 and 2001 levels.

      As in prior years, capital expenditures in the Corporation's thermoelectric generator division were nominal, totaling $0.2 million related to plant equipment and support. Similarly, $0.2 million of capital expenditures were incurred in the prior calendar year.

      As at December 31, 2002, the Corporation had no commitments outstanding related to the purchase of capital assets.

FINANCING ACTIVITIES

      On December 3, 2002, the Corporation received approval from the Toronto Stock Exchange ("TSX") to proceed with normal course purchases of its common shares. During the period commencing December 5, 2002 and ending December 1, 2003, the Corporation may acquire up to 1,458,584 common shares, being five percent of its issued and outstanding common shares. At the time of approval, the board of directors of the Corporation believed that the market price of the common shares was less than the fair market value of those shares. Purchases of common shares pursuant to the normal course issuer bid will be effected, on behalf of the Corporation, by a registered investment dealer through the facilities of the TSX. The price paid by the Corporation for any common shares purchased by it will be the market price of the shares at the time of the purchase. The Corporation intends to fund the purchase of common shares pursuant to the normal course issuer bid from its cash reserves. During the period ended December 31, 2002, no common shares were repurchased.

      A shareholder may obtain a copy of the Notice of Intention to Make a Normal Course Issuer Bid filed with the TSX without charge, by contacting the Corporation's head office at the address at the end of this Annual Information Form.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      The Corporation has not used derivative instruments or engaged in hedging activities. The Corporation does, however, experience market risk from interest rate and foreign currency exchange exposure.

   INTEREST RATE RISK

      The Corporation is exposed to interest rate risk in relation to interest income earned on short-term interest bearing securities and short-term investments. Based on balances as of December 31, 2002, an increase or decrease of 1% in interest rates earned on short-term investments would affect net earnings by approximately $953,000 annually. There is no assurance that interest rates will increase or decrease in the future.

   FOREIGN CURRENCY RISK

      For the year ended December 31, 2002, 72% of the Corporation's revenue was denominated in U.S. dollars. Should the Corporation continue to earn such a significant portion of its revenue in U.S. dollars, future income denominated in U.S. dollars will expose the Corporation to market risk with respect to fluctuations in the Canadian dollar value of future U.S. earnings. A 10% decline in the value of the U.S. dollar relative to the Canadian dollar in fiscal year 2002, for example, would have reduced revenues by approximately $1.6 million.

BUSINESS RISKS AND OUTLOOK

   Fuel Cells

      The Corporation's primary focus is the development and commercialization of fuel cell technologies, particularly stationary and remote power applications.

      The viability of the fuel cell industry is contingent on the ability to produce fuel cells that operate reliably on a cost competitive basis with conventional power sources, including the existing electrical grid. The Corporation has set cost and reliability objectives, which it believes are necessary for the wide spread adoption of its future products in certain targeted markets. To achieve these objectives, further advances in its SOFC technology are required. Furthermore, economies of scale derived from large volume production are necessary if cost targets are to be achieved. The ability of the Corporation to successfully achieve the commercialization of its technology is largely dependent on it successfully meeting its technology and cost objectives. To the extent that these objectives are not met, or not anticipated to be met, on the timelines originally projected by the Corporation, additional cash resources will be required to fund commercialization programs over extended periods of time. The availability of additional capital will largely be dependent on the state of the capital markets and the Corporation's success in demonstrating its commercialization progress. The Corporation may revisit the prudence of continuing to invest in fuel cells if the investment does not provide adequate return to the Corporation's shareholders based on the technology, commercialization and financing risk inherent in fuel cell development.

      The fuel cell industry has attracted an increasing number of companies, and the Corporation's future profitability will depend, in part, on its ability to maintain technology leadership in SOFC technology. A number of the Corporation's existing competitors utilize proton exchange membrane ("PEM") technology in their respective fuel cell development programs, which generally are farther advanced in the commercialization process. The Corporation believes that each of these technologies has advantages in different applications, and consequently has chosen to focus on applications where it has judged SOFC technology, in terms of cost and fuel flexibility, to be superior. The fuel cell industry also faces competition in certain applications from other emerging power technologies such as micro-turbines. The Corporation's success will depend on its ability to compete on a performance and cost effective basis with these technologies.

      Environmental regulations that govern emissions and air quality standards have also accelerated the development of fuel cells and alternative energy sources. In addition, fuel cells and other alternative energy technologies may be relied upon to reduce the United States' and other countries' dependency on foreign sources of energy. Availability of capital and the market for the Corporation's fuel cell products in the future will continue to be influenced by these factors.

   THERMOELECTRIC GENERATORS

      Customer demand for thermoelectric generators has historically been contingent on regional natural gas development drilling and pipeline activity, which in turn has been affected by the relative strength in natural gas prices. It is expected that recent increases in natural gas prices in North America will result in an increase in natural gas drilling and well completions. The prospect of continued gas exploration and development in such areas as the Mackenzie Delta in northern Canada also provides additional opportunities for the Corporation's products. The market for the Corporation's thermoelectric generators is expected to expand as other countries around the world develop their natural gas infrastructure. The construction of natural gas and liquids pipelines in developing countries has typically provided sales opportunities for the Corporation's generators. As with all commodity prices, however, pricing volatility and cyclicality exists, and the market for the Corporation's generators is affected by this volatility. The unpredictability of additional pipeline projects in international markets contributes to significant variability in the Corporation's revenue. The Corporation also competes with alternative electrical generating technologies for remote power applications. Although the Corporation believes its thermoelectric generators have significant reliability advantages over other competing products, the emergence of new technologies, including fuel cells, will influence the Corporation's ability to compete in remote power applications.

                              MARKET FOR SECURITIES

      The common shares of the Corporation are listed for trading on the Toronto Stock Exchange under the symbol "GLE".

                             DIRECTORS AND OFFICERS

      The following table sets forth the name, municipality of residence and principal occupation for the past five years of the directors and officers of the Corporation. The term of office of each director will expire at the end of the next annual meeting of shareholders of the Corporation.

DIRECTORS

  NAME AND MUNICIPALITY
       OF RESIDENCE           DIRECTOR SINCE      PRINCIPAL OCCUPATION OR EMPLOYMENT FOR PAST FIVE YEARS
  ---------------------       --------------      ------------------------------------------------------
Robert B. Snyder(2)(3)      January 13, 1994      Chairman of the Board of Directors of the Corporation
   Edmonton, Alberta                              since June 2, 1997; prior thereto, President and Chief
                                                  Executive Officer of the Corporation from August 1996.

Peter C. Garrett(3)         August 13, 2002       President and Chief Executive Officer of the Corporation
   Calgary, Alberta                               since July 16, 2002; prior thereto Chief Operating
                                                  Officer of the Corporation from November 13, 2001; prior
                                                  thereto President of Garrett & Associates (a private
                                                  consulting company) from February 2001; prior thereto
                                                  Vice President, Wireless Product Development, Nortel
                                                  Networks from January 1997.

Kerry W. Brown(1)(3)        February 14, 1992     President and CEO of Foundation Equity Corporation since
   St. Albert, Alberta                            1992; Chairman of McCoy Bros. Inc. (a TSX listed truck
                                                  parts and service company) since July 1995.

John W. Chomiak(2)          May 11, 1994          President and Chief Executive Officer, Hemisphere
   Edmonton, Alberta                              Engineering Inc. (a domestic and international
                                                  engineering services company).

John C. Howard(1)           August 14, 1996       Managing Partner, Howard Kirkpatrick Associates,
   Edmonton, Alberta                              Chartered Accountants; Director of Foundation Equity
                                                  Corporation; Director of McCoy Bros. Inc. (a TSX listed
                                                  truck parts and service company).

Stephen J.J. Letwin         January 24, 2003      Group Vice President, Gas Strategy & Corporate
   Toronto, Ontario                               Development, Enbridge Inc. since April 1, 2003; prior
                                                  thereto Group Vice President, Distribution & Services,
                                                  Enbridge Inc. since September 1, 2000; prior thereto
                                                  President & Chief Operating Officer, Energy Services,
                                                  Enbridge Inc. since March, 1999; prior thereto Senior
                                                  Vice President, Corporate Services & Chief Financial
                                                  Officer, TransCanada PipeLines Limited since March 1998;
                                                  prior thereto President, Marketing TCE USA since October
                                                  1995.

Henry Yip(2)                September 10, 1998    Executive Vice President of Network Services, AT&T Canada
   Edmonton, Alberta                              since March 2001, prior thereto, Vice President, Network
                                                  Operations, TELUS Communications Inc. from March 1999;
                                                  prior thereto, Vice President--Network Services and
                                                  Technology Planning, TELUS from September, 1995.

  NAME AND MUNICIPALITY
       OF RESIDENCE           DIRECTOR SINCE      PRINCIPAL OCCUPATION OR EMPLOYMENT FOR PAST FIVE YEARS
  ---------------------       --------------      ------------------------------------------------------
Norman Fraser(2)            September 27, 2000    Independent financial consultant since 1995; prior
   Toronto, Ontario                               thereto, Vice President and Director of RBC Dominion
                                                  Securities Inc.

------------------
NOTES:

(1)  Member of the Audit Committee.

(2)  Member of the Corporate Governance and Compensation Committee.

(3)  Member of the Executive Committee.

OFFICERS

  NAME AND MUNICIPALITY
       OF RESIDENCE               TITLE           PRINCIPAL OCCUPATION OR EMPLOYMENT FOR PAST FIVE YEARS
  ---------------------       --------------      ------------------------------------------------------
Jim Barker                  Vice President,       Vice President, Business Development & Marketing since
   Calgary, Alberta         Business              March 5, 2002; prior thereto, Vice President, Business
                            Development &         Development since January 2, 2001; prior thereto, Chief
                            Marketing             Executive Officer of RMS Research Management Systems
                                                  since January 1, 1999; prior thereto, President and Chief
                                                  Executive Officer of AgriVest Capital Corporation since
                                                  October 1, 1997.

Donelda P. Bester           Assistant Corporate   Assistant Corporate Secretary of the Corporation from
   Calgary, Alberta         Secretary             August, 1997; prior thereto, various positions from
                                                  1990.

Brian Borglum               Vice President and    Vice President and Chief Technology Officer since
   Calgary, Alberta         Chief Technology      August 13, 2002; prior thereto Director of Advanced
                            Officer               Materials since July 3, 2001; prior thereto Manager of
                                                  Advanced Technology of Siemens Westinghouse Power
                                                  Corporation since January 2001; prior thereto Team
                                                  Leader of Cell Process Development of Siemens
                                                  Westinghouse Power Corporation since October 1998; prior
                                                  thereto Senior Scientist of Siemens Westinghouse Power
                                                  Corporation since May 1993.

Paul A. Crilly              Vice President,       Vice President, Finance & Chief Financial Officer since
   Calgary, Alberta         Finance & Chief       June 2000; prior thereto, Senior Vice President, Finance
                            Financial Officer,    and Chief Financial Officer of Ryan Energy Technologies
                            Corporate             Inc. since July 1996.
                            Secretary

Bernie LeSage               Vice President,       Vice President of the Corporation from 1997; prior
   Calgary, Alberta         Generator Division    thereto, Manager of Manufacturing Systems from November,
                                                  1992.

Brian McGurk                Vice President,       Vice President, Human Resources since October 2, 2001;
   Calgary, Alberta         Human Resources       prior thereto, Manager, Human Resources since October 2,
                                                  2000; prior thereto, Manager of Employee Effectiveness at
                                                  Telus Mobility Inc. since February 2000; prior thereto,
                                                  Senior HR Advisor at Telus Management Services Inc. since
                                                  February 1998.

Eric Neary                  Vice President,       Vice President, Engineering since August 13, 2002; prior
   Calgary, Alberta         Engineering           thereto Director of Engineering since June 1, 2002; prior
                                                  thereto Manager Systems Test since March 11, 2002; prior
                                                  thereto President and CEO of OR-CAL Power since March
                                                  2001; prior thereto Manager, Field Service of Ballard
                                                  Power Systems since April 1998 and Manager, Systems Test
                                                  since March 1997.

      As at the date hereof, the directors and officers of the Corporation, as a group, beneficially owned directly or indirectly, or exercised control or direction over, 1,266,935 common shares or approximately 4.3% of the issued and outstanding common shares of the Corporation. The information as to the shares beneficially owned, not being within the knowledge of the Corporation, has been furnished by the respective directors and officers of the Corporation.

      Mr. Henry Yip is a senior officer of AT&T Canada Inc. ("AT&T Canada"). On October 15, 2002, AT&T Canada announced a consensual restructuring plan relating to AT&T Canada's $4.5 billion of outstanding public debt. The restructuring was carried out under the Companies' Creditors Arrangement Act (Canada). The restructuring was approved by AT&T Canada's securityholders and the Ontario Superior Court of Justice in February of 2003 and became effective on April 1, 2003.

      Foundation Equity Corporation ("Foundation") and Mr. Kerry Brown entered into a settlement agreement with the Alberta Securities Commission (the "ASC") dated December 13, 1999 and Foundation entered into a settlement agreement with the Ontario Securities Commission (the "OSC") dated September 30, 2002, both of which relate to a sale by Foundation of common shares of the Corporation carried out in April of 1999. On April 16 and 19, 1999 Foundation sold approximately 1.2 million common shares that it owned in the Corporation through the Toronto Stock Exchange from its control block without satisfying the applicable prior notice periods under the Securities Act (Alberta) and the Securities Act (Ontario) and did not comply with the hold period requirements under the Securities Act (Ontario). At the time of the sale, Foundation owned more than 20% of the issued and outstanding shares of the Corporation and therefore was deemed under such legislation to be a party in a position to materially affect the control of the Corporation. Upon Foundation becoming aware of the filing requirements on April 19, 1999, it contacted the ASC, made a late filing of the required notices and disclosed that prior sales had occurred.

      Under the terms of the settlement agreement with the ASC, Foundation and Mr. Brown agreed to undertake to comply diligently with the Securities Act (Alberta) and to pay an administrative penalty in the amount of $28,000 and costs of $2,000. Pursuant to the settlement agreement with the OSC, Foundation agreed to take additional measures to comply with Ontario securities law, was reprimanded by the OSC and paid costs in the amount of $2,000. The full cooperation of the respondents and the absence of any prior sanctions were specifically noted in the settlement agreement with the ASC.

                           DIVIDEND RECORD AND POLICY

      The Corporation has not paid any dividends on any of its outstanding common shares and does not intend to pay such dividends in the foreseeable future. Any future determination to pay dividends on the common shares will be at the discretion of the board of directors of the Corporation and will be dependent upon the Corporation's earnings, capital requirements and financial position, as well as general economic conditions, bank lending requirements and other factors deemed relevant by the board of directors of the Corporation. In addition, there may be restrictions placed on the Corporation's ability to declare dividends on one class or series of shares in preference to other classes or series.

      The Corporation has issued Cumulative Redeemable Convertible Preferred Shares, Series 2, for which dividends are payable in accordance with the terms thereof.

                                  RISK FACTORS

      The risks and uncertainties described below are not the only ones the Corporation faces. Additional risks and uncertainties, including those that the Corporation does not know about now or that it currently deems immaterial, also may adversely affect the Corporation's business.

THE COMBINATION OF THE CORPORATION AND QUANTUM MAY NOT OCCUR

      The combination of the Corporation and Quantum is subject to various conditions including shareholder and regulatory approvals. There can be no assurance that these and other conditions will be satisfied.

THE CORPORATION CANNOT GIVE ANY ASSURANCE OF A SUCCESSFUL COMBINATION WITH
QUANTUM

      In evaluating the terms of the transaction, the Corporation and Quantum each analyzed their respective businesses and made certain assumptions concerning their respective future operations. A key assumption was that the transaction would result in a combined entity with operating results in 2003 and beyond that were substantially better than those recently experienced by either of the companies. The Corporation cannot give any assurance, however, that on a combined basis, the companies will achieve better operating results or be able to successfully integrate each company's operations, cultures, technologies, products and personnel.

THE CORPORATION EXPECTS TO INCUR SUBSTANTIAL LOSSES

      The Corporation has a history of operating losses and has incurred substantial expenditures over the last four years on fuel cell development and commercialization. The Corporation expects to make significant expenditures on fuel cell technology going forward, which may result in substantial losses in the future. The Corporation cannot predict whether it will operate profitably. The Corporation expects to continue to make significant investments in product development to achieve commercialization of its products. If the Corporation is unable to achieve profitability, Global's share price could decline.

THE CORPORATION MAY NEVER COMPLETE THE DEVELOPMENT OF COMMERCIALLY VIABLE FUEL CELLS AND FUEL CELL SYSTEMS

      The Corporation does not know when or whether it will successfully complete development of commercially viable SOFC systems for any of its target and prospective markets. Despite the Corporation's accomplishments, it must develop or otherwise acquire access to substantial technological advances in relation to its systems, particularly in the areas of fuel cell stacks and systems integration, before it is able to produce a commercially viable product. Even if the Corporation is able to do so, these efforts will still depend on the success of other companies in producing related and necessary products for use in conjunction with the Corporation's products.

THE CORPORATION MUST LOWER THE COST OF ITS FUEL CELL SYSTEMS AND DEMONSTRATE THEIR RELIABILITY

      The Corporation's solid oxide fuel cell systems are currently in the development stage. While proof of concept prototypes have been developed and tested in controlled conditions, these systems have not yet undergone extensive testing, nor have the designs been refined to the level of a commercial product. The prototypes incorporate specialty components that are produced in one-off or small batch quantities. The current prototypes cost significantly more, and perform at a lower level than established competing technologies. If we are unable to develop and manufacture fuel cell systems that are competitive with competing technologies in terms of price, reliability and longevity, consumers will be unlikely to buy products containing our fuel cells and fuel cell systems. The price of fuel cell systems is dependent largely on material and manufacturing costs. There can be no assurance that the Corporation will be able to lower these costs to the level where the Corporation will be able to produce a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

A MASS MARKET FOR FUEL CELLS AND FUEL CELL SYSTEMS MAY NEVER DEVELOP OR MAY TAKE LONGER TO DEVELOP THAN ANTICIPATED

      Fuel cell systems represent emerging technologies, and the Corporation does not know whether consumers will adopt these technologies on a large scale or whether original equipment manufacturers ("OEMs") will incorporate these technologies into their products. In particular, if a mass market fails to develop or develops more slowly than anticipated for fuel cell powered transportation and power generation applications, the Corporation may be unable to recover the expenditures incurred to develop the Corporation's fuel cells and fuel cell systems and may be unable to achieve or maintain profitability, any of which could negatively impact the Corporation's business. Many factors that are beyond the Corporation's control may have a negative effect on the development of a mass market for fuel cells and our fuel cell products and systems. These factors include the following:

      - the cost competitiveness and physical size of fuel cell systems and "balance of plant" components;

      - the availability, future costs and safety of hydrogen, natural gas or other potential fuel cell fuels;

      -  consumer reluctance to adopt fuel cell or alternative fuel products;

      -  OEM reluctance to replace current technology;

      -  consumer perceptions of fuel cell systems;

      -  regulatory requirements; and

      - the emergence of newer, breakthrough technologies and products within the fuel cell industry.

DEREGULATION OF UTILITY INDUSTRY

      One of the Corporation's markets is for stationary power generators, a market that is driven by deregulation and restructuring of the electric utility industry in Canada, the U.S. and elsewhere and by the requirements of utilities, independent power producers and end users. Deregulation of the electric utility industry varies by jurisdiction and is subject to government policies that will determine the pace and extent of deregulation. Changes in government and public policy over time could impact deregulation and adversely affect the Corporation's prospects for commercializing stationary power generators and the Corporation's financial results.

THE CORPORATION HAS ENTERED INTO MEMORANDUMS OF UNDERSTANDING (MOUS) WITH POTENTIAL STRATEGIC PARTNERS

      The Corporation is negotiating definitive agreements with strategic partners with whom MOUs have been signed. There can be no assurance that the Corporation will be able to successfully negotiate and execute these definitive agreements with any of these partners. The failure to do so may effectively terminate its working relationship with these partners.

THE CORPORATION IS DEPENDENT ON ITS RELATIONSHIPS WITH ITS STRATEGIC PARTNERS

      The Corporation has entered into relationships with strategic partners for design, product development and distribution of natural gas-fueled and propane fueled SOFC systems. These agreements, terms and conditions governing these relationships allow for termination by the Corporation's partners. Termination of any of these agreements could adversely affect our ability to design, develop and distribute these products to the marketplace.

CERTAIN OF THE CORPORATION'S FUEL CELLS AND FUEL CELL SYSTEMS WILL BE COMPONENTS OF OTHER COMPANIES' PRODUCTS

      To be commercially useful, certain of the Corporation's fuel cells and fuel cell systems may be integrated into products manufactured by OEMs. The Corporation can offer no guarantee that OEMs will manufacture appropriate products or, if they do manufacture such products, that they will choose to use the Corporation's fuel cells and fuel cell systems. Any integration, design, manufacturing or marketing problems encountered by OEMs could adversely affect the market for the Corporation's fuel cells and fuel cell systems and its financial results.

CHANGES IN ENVIRONMENTAL POLICIES COULD HURT THE MARKET FOR THE CORPORATION'S PRODUCTS

      Stricter environmental laws and regulations governing emissions of green house gases and pollutants have given impetus to the development of fuel cells generally. Although the development of alternative energy sources, and in particular fuel cells, have been identified as a significant priority by many governments, there is no certainty that governments will not change their priorities or that any such change would not materially affect the Corporation's development of its products.

THE CORPORATION CURRENTLY FACES AND WILL CONTINUE TO FACE SIGNIFICANT
COMPETITION

      The Corporation's products face and will continue to face significant competition. New developments in technology may negatively affect the development or sale of some or all of its products or make its products uncompetitive or obsolete. Other companies, many of which have substantially greater resources, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of the Corporation's products and technologies. As the fuel cell has the potential to replace existing power sources, competition for fuel cell products will come from current power technologies, from improvements to current power technologies and from new alternative power technologies, including other types of fuel cells. Each of the Corporation's target markets is currently serviced by existing manufacturers with existing customers and suppliers. These manufacturers use proven and widely accepted technologies such as internal combustion engines and turbines as well as coal, oil and nuclear powered generators. Additionally, there are competitors working on developing other fuel cell technologies in the Corporation's targeted markets. A large number of corporations, national laboratories and universities in the United States, Canada, Europe and Japan possess fuel cell technology and/or are actively engaged in the development and manufacture of fuel cells. Each of these competitors has the potential to capture market share in various markets, which would have a material adverse effect on the Corporation's position in the industry and its financial results. Many of the Corporation's competitors have financial resources, customer bases, businesses or other resources, which give them significant competitive advantages.

THE CORPORATION DEPENDS ON ITS INTELLECTUAL PROPERTY AND FAILURE TO PROTECT THAT INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT THE CORPORATION'S FUTURE GROWTH AND SUCCESS

      Failure to protect the Corporation's existing intellectual property rights may result in the loss of its exclusivity or the right to use its technologies. If the Corporation does not adequately ensure its freedom to use certain technology, it may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation and/or be enjoined from using such intellectual property. The Corporation relies on patent, trade secret, trademark and copyright law to protect its intellectual property. Some of its intellectual property is not covered by any patent or patent application. The Corporation's patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, the Corporation cannot assure that any of the patents filed by it or other patents that third parties license to it will not be invalidated, circumvented, challenged, rendered unenforceable, or licensed to others or that any of the Corporation's pending or future patent applications will be issued with the breadth of claim coverage sought by it, if issued at all. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. The Corporation also seeks to protect its proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with strategic partners and employees. The Corporation cannot assure that these agreements will not be breached, that it will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Additionally, the steps the Corporation has taken and may take in the future may not prevent the misappropriation of our solutions or technologies, particularly in foreign countries where laws or enforcement practices may not protect the Corporation's proprietary rights as fully as in Canada and the United States.

THE CORPORATION'S FAILURE TO OBTAIN OR MAINTAIN THE RIGHT TO USE CERTAIN INTELLECTUAL PROPERTY MAY NEGATIVELY AFFECT ITS BUSINESS

      The Corporation's future success and competitive position depends in part upon its ability to obtain or maintain certain proprietary intellectual property used in its principal products. This may be achieved, in part, by prosecuting claims against others who it believes are infringing its rights and by defending claims of intellectual property infringement by its competitors. While the Corporation is not currently engaged in any material intellectual property litigation, it could become subject to lawsuits in which it is alleged that the Corporation has infringed the intellectual property rights of others or commence lawsuits against others who it believes are infringing upon the Corporation's rights. The Corporation's involvement in intellectual property litigation could result in significant expense to it, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of the Corporation's technical and management personnel, whether or not such litigation is resolved in its favour. In the event of an adverse outcome as a defendant in any such litigation, the Corporation may, among other things, be required to:

      -  pay substantial damages;

      - cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property;

      - expend significant resources to develop, redesign, re-engineer or acquire non-infringing intellectual property;

      -  discontinue processes incorporating infringing technology; or

      -  obtain licences to the infringing intellectual property.

      The Corporation cannot assure that it would be successful in such development or acquisition or that such licences would be available upon reasonable terms, if at all. Any such development, acquisition or licence could require the expenditure of substantial time and other resources and could have a material adverse effect on the Corporation's business and financial results.

THE CORPORATION HAS NO EXPERIENCE MANUFACTURING FUEL CELLS AND FUEL CELL SYSTEMS ON A COMMERCIAL BASIS

      To date, the Corporation has focused primarily on research and development and has no experience manufacturing fuel cells and fuel cell systems on a commercial basis. In order to produce fuel cells and fuel cell systems at affordable prices, the Corporation will have to make its fuel cells and fuel cell systems through high volume automated processes. The Corporation does not know whether it will be able to develop efficient, automated, low-cost manufacturing capability and processes that will enable it to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market its fuel cells and fuel cell systems. Even if the Corporation is successful in developing its manufacturing capability and processes, it does not know whether it will do so in time to meet its product commercialization schedule or to satisfy the requirements of its customers. The Corporation's failure to develop such manufacturing processes and capabilities could have a material adverse effect on its business and financial results.

THE CORPORATION IS DEPENDENT ON THIRD PARTY SUPPLIERS FOR THE SUPPLY OF KEY MATERIALS AND COMPONENTS FOR ITS PRODUCTS

      A supplier's failure to supply materials or components in a timely manner, or to supply materials and components that meet the Corporation's quality, quantity or cost requirements, or the Corporation's inability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to it, could harm its ability to manufacture fuel cells and fuel cell systems. In addition, certain components of the Corporation's fuel cells utilize scarce natural resources, and the Corporation is dependent upon a sufficient supply of this commodity. While the Corporation does not anticipate significant near or long-term shortages in the supply of these resources, such shortages could adversely affect its ability to produce commercially viable fuel cells or significantly raise its cost of producing fuel cells.

THE CORPORATION MAY NOT MEET ITS PRODUCT DEVELOPMENT AND COMMERCIALIZATION MILESTONES

      To gauge the Corporation's progress, it intends to operate, test and evaluate fuel cells and fuel cell systems under actual conditions. If its systems exhibit technical defects or are unable to meet cost or performance goals, including power output, useful life and reliability, its commercialization schedule could be delayed and potential purchasers of its initial commercial systems may decline to purchase further systems or may choose to purchase alternative technologies. Delayed commercialization schedules may also impact our cash flow projections, which could require increased funding in excess of the Corporation's forecasts.

DEPENDENCE ON KEY PERSONNEL

      The success of the Corporation is dependent upon, among other things, the services of the President and Chief Executive Officer, the Vice Presidents, and other key management and technical personnel. The loss of the services of these personnel for any reason could have a material adverse effect on the prospects of the Corporation. The Corporation currently has key man insurance for some of its critical personnel. There is no guarantee that the funds received from such policies in case of mishap would fully compensate the Corporation for the loss of such personnel. In addition, the future success of the Corporation will depend in large part on its ability to attract and retain qualified personnel, particularly highly skilled engineers, and there can be no assurances such personnel can be attracted and retained. The loss of services of one or more of the Corporation's senior executive officers or key personnel or the inability to continue to attract qualified personnel could delay product development cycles or otherwise materially harm the Corporation's business, financial condition and results of operations.

SKILLED LABOUR SHORTAGES

      The Corporation requires experienced engineers, technicians and journeyman welders and machinists to conduct its business. No assurance can be given that the supply of these skilled persons will always be adequate to meet the Corporation's requirements or that the Corporation will be able to attract an adequate number of skilled persons.

MARKET CONDITIONS RELATED TO THE CORPORATION'S THERMOELECTRIC GENERATORS

      Demand for the Corporation's thermoelectric generators depends primarily on the level of spending by oil and natural gas companies for gas exploration and development activities, and on the level of gas pipeline construction activity. These activity levels are directly affected by fluctuations in world energy prices, world supply and demand for oil and natural gas and government regulations, both domestic and international, all of which are beyond the control of the Corporation and its customers. Reduced levels of activity in the oil and natural gas industry can intensify competition and result in lower revenue and operating profit margin.

WARRANTY COSTS

      The Corporation has made a provision for thermoelectric generator warranty expenses in its financial accounts. The Corporation believes that this provision is adequate and reasonable given the past reliability and experience with its products. There is no certainty that this provision will be sufficient, and material adverse financial effects could be encountered should future reliability not be as anticipated.

INTERNATIONAL ACTIVITIES

      The Corporation's international activities can be subject to inherent risks, including: (i) exposure to currency fluctuations; (ii) managing potential difficulties in enforcing contractual obligations and intellectual property rights; (iii) the burden of complying with a wide variety of laws and regulations, including product certification, environmental and import and export laws; (iv) political instability; and (v) difficulties collecting international accounts receivable. To mitigate certain of these risks, the Corporation may obtain insurance when such insurance is available on acceptable terms. Such coverage is not always available and, when available, may be subject to unilateral cancellation by the insuring companies on short notice. The Corporation's operating results may be subject to changes in the Canadian dollar/United States dollar exchange rate since most international sales are transacted in U.S. dollars. Any significant fluctuations in the value of the dollar against currencies in foreign markets in which the Corporation transacts business may negatively impact the Corporation's competitiveness in foreign markets. The Corporation has seldom hedged its exposure to such currency fluctuations to date.

INSURANCE

      The Corporation carries insurance that it considers adequate having regard to the nature of the risks and the costs of coverage. The Corporation may not, however, be able to obtain insurance against certain risks or for certain equipment located from time to time in certain areas of the world. The Corporation is not fully insured against all possible risks, nor are all such risks insurable.

THE CORPORATION MAY BE REQUIRED TO CONDUCT ENVIRONMENTAL REMEDIATION ACTIVITIES, WHICH COULD BE EXPENSIVE

      The Corporation is subject to a number of environmental laws and regulations, including those concerning the handling, treatment, storage and disposal of hazardous materials. These environmental laws generally impose liability on present and former owners and operations, transporters and generators for remediation of contaminated properties. Although the Corporation believes that its businesses are operating in compliance in all material respects with applicable environmental laws, many of which provide for substantial penalties for violations, there can be no assurance that future changes in such laws, interpretations of existing regulations or the discovery of currently unknown problems or conditions will not require substantial additional expenditures. Any noncompliance with these laws and regulations could subject the Corporation to material administrative, civil or criminal penalties or other liabilities. Additionally, the Corporation may be required to incur substantial costs to comply with current or future environmental and safety laws and regulations.

      In late 2002, a site inspection at the Corporation's manufacturing facility in Bassano, Alberta, Canada detected certain on-site soil and groundwater contamination, as well as contamination of off-site groundwater. The Corporation has engaged a third party international environmental consulting firm to further evaluate the extent of the contamination and assist the Corporation in developing a remediation strategy.

      Based on the data available as of February 2003, the Corporation's environmental consultant proposed a remediation strategy to prevent further offsite contaminant migration and to capture and remediate existing offsite contamination. The Corporation's consultant has proposed two alternatives for groundwater remediation. The Corporation's consultant currently estimates total costs for operation of the groundwater remediation system preferred by the Corporation for a period of ten years to be $755,000. The Corporation has made a present value provision of $640,877 in its December 31, 2002 financial statements for site remediation expenses, though the actual remediation costs associated with this remediation could vary significantly.

                             ADDITIONAL INFORMATION

      The Corporation will provide the following documents to any person upon request to the Assistant Corporate Secretary of the Corporation at 4908--52nd Street S.E. Calgary, Alberta T2B 3R2:

      1. when any securities of the Corporation are in the course of a distribution pursuant to a short 1 form prospectus or a preliminary short form prospectus has been filed in respect of a distribution of any such securities:

            a) one copy of this Annual Information Form, together with one copy of any document, or the pertinent pages of any document, incorporated by reference herein;

            b) one copy of the comparative financial statements of the Corporation for the year ended b December 31, 2002, together with the report of the auditors (the "Financial Statements"), and one copy of any interim financial statements issued subsequent thereto;

            c) one copy of the Management Information Circular of the Corporation in respect of the annual c meeting of shareholders of the Corporation held on June 5, 2002 (the "Information Circular"); and

            d) one copy of any other documents that are incorporated by reference into the preliminary d short form prospectus or the short form prospectus and not required to be provided under paragraphs (a) through (c) above; or

      2. at any other time, one copy of any of the documents referred to in paragraph 1(a) through (c) above.

      Additional information, including information concerning directors' and officers' remuneration and indebtedness, principal holders of the Corporation's securities, options to purchase common shares and the interests of insiders in material transactions is contained in the Information Circular. Additional financial information is provided in the Financial Statements.

      ANNEX K - GLOBAL INTERIM REPORT FOR THE QUARTER ENDED MARCH 31, 2003

                           GLOBAL THERMOELECTRIC INC.

                                INTERIM REPORT 1

                      FOR THE QUARTER ENDED MARCH 31, 2003

      Global Thermoelectric Inc. (www.globalte.com) is a world leader in the development of solid oxide fuel cell ("SOFC") products. The Company is also the world's largest manufacturer and distributor of thermoelectric stationary power generators for use in remote locations. Global is developing fuel cell products that are compatible with natural gas or propane. The Company is currently prototyping systems to address residential and remote applications. Global is listed on the Toronto Stock Exchange (stock symbol: GLE).

                             MESSAGE TO SHAREHOLDERS

SUMMARY HIGHLIGHTS

      1. On April 9, 2003, Global announced that it had entered into a combination agreement with QUANTUM Fuel Systems Technologies Worldwide, Inc. ("QUANTUM") (NASDAQ: QTWW) in a share-for-share exchange. The combination, which is subject to shareholder, regulatory and court approval and other customary closing conditions, is expected to close in July 2003. QUANTUM is 19.9 percent owned by General Motors, is a member of the General Motors Fuel Cell Alliance, and is focused on component development and system integration, in particular, the design, manufacture and supply of integrated fuel systems for both automotive and stationary applications. Global expects to mail a joint information circular regarding the proposed combination to its shareholders in the coming weeks.

      2. Revenue increases 39 percent: In the first quarter of 2003 Global's generator sales and service revenue totaled $6.2 million, an improvement of 39 percent in comparison to the same quarter of 2002.

      3. Cash burn rate reduced: Research, engineering and development costs declined in the first quarter to $4.8 million from $6.1 million in the comparative period of the prior year. These cost savings are attributable to the Company's cost reduction initiatives implemented in the fourth quarter of 2002.

      4. A continuing single cell membrane test now exceeds 11,000 hours demonstrating near commercial performance. Stack and system development is ongoing with an improved stack design successfully completing initial testing this quarter.

RESULTS OF OPERATIONS

      FUEL CELL DIVISION -- Core SOFC technology development in the first quarter continued to build on the momentum achieved in 2002. Key results from the quarter include an ongoing long-term single cell membrane test, which, as of the end of March, exceeded 11,000 hours suggesting a projected operational life of 25,000 hours. These results demonstrate, in our opinion, industry-leading performance for planar SOFC membranes and were discussed by Global at a major fuel cell conference (8th International Symposium on SOFCs in Paris, France) in April 2003. Stack development is also on track to deliver an enhanced stack design for Global's Aurora project in the third quarter of 2003. Recent testing of four new 20-cell stacks in an RP-2 natural gas system yielded peak power output of 3.1 kW and demonstrated a 43 percent improvement in stack power density (power output measured as a function of surface area).

      Ongoing system testing continues to yield valuable design and engineering data. Collectively Global's five RP-2 natural gas fuel cell power plants have operated for approximately 14,200 hours between May 2002 and March 2003 with one system achieving over 4,100 hours of operation. Two systems undergoing testing by Enbridge Inc. in Toronto have accumulated over 3,400 hours of operation. The RP-2 design has exceeded our expectations in terms of durability and efficiency. In parallel the Company is developing Aurora, its next generation prototype system, for initial testing in late 2003. Aurora is expected to embody significant improvements in system cost, performance and size and to provide a stable platform for ongoing system testing in 2004.

      Global's continuing development of SOFC technology is also evidenced in the Company's growing intellectual patent portfolio. At March 31, 2003 the Company had filed 77 U.S. and international patent applications (36 cell, 26 stack and 15 system) describing 27 distinct inventions. At the same time last year, the Company had filed 40 patent applications describing 13 distinct inventions.

      GENERATOR DIVISION -- In 2002 the generator division posted excellent financial results reflecting the Company's strong sales. This trend continues in 2003 with revenues from generator sales and service for the period ending March 31, 2003 totaling $6.2 million.

      On April 10, 2003, the Company announced that it received a Letter of Intent from the Gas Authority of India Ltd. ("GAIL") for a US$3.6 million order of thermoelectric power systems for GAIL's Vizag-Secunderabad LPG Pipeline Project. Within the scope of the project, Global will be responsible for the supply, installation and commissioning of turnkey thermoelectric generator systems at 26 sites along the pipeline. In addition the Company will supply fuel conditioning systems, system control panels, DC-DC converters and civil and mechanical works at pipeline sites. The contract award follows Global's recently completed successful collaboration with GAIL on a US$12.9 million contract for the supply of turnkey power systems to the 1200 km Jamnagar-Loni Pipeline, the world's longest LPG pipeline.

FINANCIAL RESULTS -- DISCUSSION AND ANALYSIS

      Revenue from generator sales and service for the quarter ended March 31, 2003 increased 39 percent to $6.2 million compared to revenue of $4.5 million for the first quarter of 2002. International orders, particularly to the United States and Asia, drove the increase in revenue and offset lower sales in western Canada. With extensive marketing and sales activity conducted around the world directly by Global sales representatives or through its agent network, the Company has consistently grown its international customer base with sales into 47 countries.

      Investment income of $0.7 million was earned in the current quarter which approximated the investment income earned in the comparative period. Increased interest rates in Canada offset a reduction in the Company's cash and short-term investments.

      The Company reported a gross margin of $2.5 million (40.9 percent of revenue) in the first quarter compared to $1.6 million (35.0 percent of revenue) in the first quarter of the prior year. Certain international orders attracted above average margins, while in Canada improved margins were realized as a result of higher sales of more profitable generator models.

      Research, engineering and product development costs in the quarter decreased to $4.8 million from $6.1 million in the comparative period of the prior year. The fuel cell division accounted for $4.5 million and $5.8 million respectively of these expenditures. The decrease in expenditures reflects the Company's cost reduction initiatives instituted in the fourth quarter of 2002. At March 31, 2003, there were 149 employees directly involved in fuel cell development, compared to 171 employees at March 31, 2002.

      First quarter generator marketing expenses were $0.5 million, or 8.4 percent of sales, compared to $0.4 million or 10.0 percent of sales, in the first quarter of 2002. Higher revenues contributed to economies of scale related to the fixed cost component of our marketing programs.

      General and administrative, and business development expenses were $1.0 million and $0.2 million respectively in the current quarter. Cost reduction and downsizing initiatives taken earlier produced combined savings of $186,000 compared to the first quarter of 2002.

      A foreign exchange loss of $366,000 was incurred in the quarter as the Canadian dollar continued to strengthen against its U.S. counterpart. Global's primary exposure to the U.S. dollar originates from its international generator sales and corresponding receivables, offset to a smaller degree by U.S. dollar accounts payable on U.S. sourced generator and fuel cell expenditures.

      Depreciation expense increased to $0.8 million compared to $0.7 million in the first quarter of 2002. Capital expenditures in the fuel cell division accounted for the majority of the increase in year-over-year depreciation.

      The Company reported a net loss of $4.5 million ($0.17 per share) for the quarter compared to a net loss of $6.4 million ($0.23 per share) for the quarter ended March 31, 2002. Improved generator gross margins and a reduction in research and development spending, offset in part by foreign exchange losses, accounted for the reduced loss in the period.

CAPITAL RESOURCES AND LIQUIDITY

      At March 31, 2003, the Company held $90.6 million in cash and short-term investments. Short-term investments are defined as investments maturing (or expected to be held) longer than three months from the initial date of purchase. The Company adheres to a conservative investment strategy with its cash and short-term investments, limiting its investments to Canadian government and bank securities and high-grade commercial paper. During the quarter ended March 31, 2003, the Company declared $312,500 of preferred share dividends.

INVESTING ACTIVITIES

      Capital expenditures were $0.4 million in the first quarter, compared to $0.8 million in the first quarter of 2002. Expenditures related to fuel cell test stands accounted for the majority of purchases in the current quarter. The Company has incurred substantially all of the capital cost to equip its fuel cell facilities, and additional expenditures will generally be limited to project specific expenditures. Accordingly, capital expenditures in the fuel cell division are expected to decrease significantly from the prior year.

FORWARD-LOOKING STATEMENTS

      This quarterly report contains forward-looking statements about the Company, the development of its technologies and the establishment of its strategic business relationships. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "anticipates," "believes," "intends," "estimates," "projects" and similar expressions, or that events or conditions "will," "may," "could" or "should" occur.

      These forward-looking statements are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward-looking statements. These risks, uncertainties and other factors include, without limitation, uncertainty as to the Company's ability to successfully implement its business strategy; the risk that development projects and prototypes will not be completed successfully or in a timely manner; a dependence on the contributions and performance of the Company's major alliance partners; the ability of the Company to successfully negotiate and execute definitive agreements governing its relationships with its major alliance partners; uncertainties as to the availability and cost of financing; the development of competing technologies and the possibility of increased competition; fluctuating energy prices; uncertainties involving government policies and government regulations affecting the Company's business; and other factors identified in the Company's Annual Information Form and other reports filed with securities commissions in Canada and available at www.sedar.com.

      Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances should change.

[LOGO]

Peter Garrett
President and Chief Executive Officer
April 30, 2003

                           CONSOLIDATED BALANCE SHEETS
              (AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS)
                                   (UNAUDITED)

                                                                                       MARCH 31,      DECEMBER 31,
                                                                                         2003             2002
                                                                                       ----------     ------------
                                                ASSETS
CURRENT
      Cash and cash equivalents                                                        $   60,793      $  29,230
      Short-term investments                                                               29,811         66,076
      Accounts receivable                                                                   4,357          4,806
      Inventory                                                                             3,431          3,096
      Prepaid expenses                                                                        653            727
                                                                                       ----------      ---------
                                                                                           99,045        103,935
                                                                                       ----------      ---------
CAPITAL ASSETS--NET                                                                        18,045         18,416
INVESTMENT                                                                                     52             52
                                                                                       ----------      ---------
                                                                                       $  117,142      $ 122,403
                                                                                       ----------      ---------
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
      Accounts payable and accrued liabilities                                         $    6,669      $   7,014
      Income taxes payable                                                                    199            231
      Current portion of obligations under capital leases                                     122            207
                                                                                       ----------      ---------
                                                                                            6,990          7,452
                                                                                       ----------      ---------
RESEARCH AND DEVELOPMENT LOAN                                                                 200            200
SITE RESTORATION                                                                              280            286

SHAREHOLDERS' EQUITY
      Share capital (note 2)                                                              158,920        158,920
      Contributed surplus                                                                     725            725
      Accumulated deficit                                                                 (49,973)       (45,180)
                                                                                       ----------      ---------
                                                                                          109,672        114,465
                                                                                       ----------      ---------
                                                                                       $  117,142      $ 122,403
                                                                                       ----------      ---------

                             See accompanying notes

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             AND ACCUMULATED DEFICIT
  (AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER COMMON SHARE
                                    AMOUNTS)
                                   (UNAUDITED)

                                                                                      THREE MONTHS   THREE MONTHS
                                                                                          ENDED          ENDED
                                                                                        MARCH 31,      MARCH 31,
                                                                                          2003           2002
                                                                                      ------------   ------------
REVENUE--GENERATORS                                                                    $    6,191      $   4,468
      COST OF GOODS SOLD                                                                    3,656          2,902
                                                                                       ----------      ---------
GROSS MARGIN                                                                                2,535          1,566
INVESTMENT INCOME                                                                             679            665
                                                                                       ----------      ---------
                                                                                            3,214          2,231
                                                                                       ----------      ---------
EXPENSES
      Research, engineering and development                                                 4,777          6,080
      Marketing                                                                               523            448
      Business development                                                                    224            336
      General and administrative                                                              977          1,051
      Interest on obligations under capital leases                                              4              9
      Foreign exchange loss                                                                   366             21
      Depreciation                                                                            786            655
                                                                                       ----------      ---------
LOSS BEFORE INCOME TAXES                                                                  (4,443)         (6,369)

INCOME TAXES
      Current                                                                                  38             18
                                                                                       ----------      ---------
NET LOSS                                                                                   (4,481)        (6,387)
ACCUMULATED DEFICIT, BEGINNING OF PERIOD                                                  (45,180)       (20,274)
DIVIDENDS ON PREFERRED SHARES                                                                (312)          (312)
                                                                                       ----------      ---------
ACCUMULATED DEFICIT, END OF PERIOD                                                     $  (49,973)     $ (26,973)
                                                                                       ----------      ---------
BASIC AND DILUTED NET LOSS PER COMMON SHARE (NOTE 3)                                   $    (0.17)     $   (0.23)
                                                                                       ----------      ---------

                             See accompanying notes

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              (AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS)
                                   (UNAUDITED)

                                                                                       THREE MONTHS   THREE MONTHS
                                                                                          ENDED          ENDED
                                                                                        MARCH 31,      MARCH 31,
                                                                                          2003            2002
                                                                                       ------------   ------------
OPERATING ACTIVITIES
Net loss                                                                               $   (4,481)     $  (6,387)
Add (deduct) non-cash items:
      Depreciation and other                                                                  791            657
Net change in non-cash working capital balances                                              (431)          (216)
                                                                                       ----------      ---------
                                                                                           (4,121)        (5,946)
                                                                                       ----------      ---------
FINANCING ACTIVITIES
Repayment of obligations under capital leases                                                 (85)           (57)
Proceeds on issuance of share capital, net of issue costs                                      --             18
Preferred share dividends                                                                    (312)          (312)
Net change in non-cash working capital balances                                               312            312
                                                                                       ----------      ---------
                                                                                              (85)           (39)
                                                                                       ----------      ---------
INVESTING ACTIVITIES
Purchase of capital assets                                                                   (415)          (799)
Proceeds (purchase) of short-term investments                                              36,265         (4,629)
Cash flow from discontinued operations                                                         --            461
Net change in non-cash working capital balances                                               (81)        (1,016)
                                                                                       ----------      ---------
                                                                                           35,769         (5,983)
                                                                                       ----------      ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE PERIOD                         31,563        (11,968)
Cash and cash equivalents, beginning of period                                             29,230         83,370
                                                                                       ----------      ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                               $   60,793      $  71,402
                                                                                       ----------      ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid                                                                                   4              9
Income taxes paid                                                                              67             70

                             See accompanying notes

                           GLOBAL THERMOELECTRIC INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (TABULAR AMOUNTS EXPRESSED IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)
                                   (UNAUDITED)

1.   NATURE OF OPERATIONS AND BASIS OF PRESENTATION

         The principal business of Global Thermoelectric Inc. (the "Company") is the development, manufacture and distribution of two stationary power technologies. Specifically, the Company is in the process of commercializing natural gas and propane compatible solid oxide fuel cell products intended for residential, small commercial and light industrial markets. The Company also manufactures and distributes thermoelectric stationary power generators for use in remote industrial power markets. The principal applications for thermoelectric generators include natural gas well and pipeline protection systems and remote power for instrumentation, automation and telecommunication systems.

         These consolidated interim financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The accounting policies applied are consistent with those outlined in the Company's annual consolidated financial statements for the year ended December 31, 2002. These interim consolidated financial statements do not include all disclosures required in the annual consolidated financial statements and should be read in conjunction with the annual audited consolidated financial statements. Certain prior period amounts have been reclassified to conform to current period presentation.

2.   SHARE CAPITAL

                                                 NUMBER
                                                 (000'S)      AMOUNT
                                                 -------      ------
COMMON SHARES:
Balance, December 31, 2002 and March 31, 2003    29,172      $134,656

SERIES 2 PREFERRED SHARES:
Balance, December 31, 2002 and March 31, 2003     1,000      $ 24,264
                                                 ------      --------
Balance, December 31, 2002 and March 31, 2003                $158,920
                                                             --------

         As at April 30, the Company had 1,476,692 options outstanding under the Company's Incentive Stock Option Plan. In addition, Series 2 preferred shares outstanding at March 31, 2003 were convertible into 807,494 common shares of the Company.

         Under the terms of the Series 2 preferred shares, the Company has the option in certain circumstances to defer the payment of dividends in excess of $500,000 annually. As at March 31, 2003 cumulative dividends in arrears amounted to $1,640,072 (December 31, 2002 - $1,601,600).

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)
                                   (UNAUDITED)

3.   NET LOSS PER SHARE

         Net loss per common share is based on the weighted average number of common shares outstanding during the period. The Company utilizes the treasury stock method in the determination of the diluted per share amounts.

                                                                        THREE MONTHS     THREE MONTHS
                                                                           ENDED            ENDED
                                                                          MARCH 31,         MARCH 31,
                                                                            2003             2002
                                                                        ------------     ------------
Numerator:
      Net loss                                                          $    (4,481)     $    (6,387)
      Less: Dividends on preferred shares                                      (312)            (312)
            Additional dividends in arrears on preferred shares                 (39)              --
                                                                        -----------      -----------
      Net loss available to common shareholders                         $    (4,832)     $    (6,699)
                                                                        -----------      -----------
Denominator (000's):
      Number of shares outstanding at beginning of period                    29,172           29,005
      Weighted average number of shares issued during period                     --               25
                                                                        -----------      -----------
      Weighted average number of shares outstanding at end of period         29,172           29,030
                                                                        -----------      -----------

4.   STOCK BASED COMPENSATION

         The following table presents pro forma information with respect to fair value accounting for stock options and includes all options granted by the Company since inception:

                                                                        THREE MONTHS     THREE MONTHS
                                                                           ENDED            ENDED
                                                                          MARCH 31,        MARCH 31,
                                                                            2003             2002
                                                                        ------------     ------------
Net loss:
      As reported                                                       $    (4,481)     $    (6,387)
      Compensatory fair value of options granted                             (1,560)          (1,589)
                                                                        -----------      -----------
Pro forma net loss                                                      $    (6,041)     $    (7,976)
                                                                        -----------      -----------
Basic and diluted net loss per common share:
      As reported                                                       $     (0.17)     $     (0.23)
      Pro forma                                                         $     (0.22)     $     (0.29)
                                                                        -----------      -----------

         No options were granted during the quarter ended March 31, 2003.

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)
                                   (UNAUDITED)

5.   OPERATING SEGMENT INFORMATION

         The Company has two operating segments consisting of the development and commercialization of fuel cell technology and the commercial manufacturing and sale of thermoelectric generators.

International revenue includes generator sales and service as follows:

                                                                        THREE MONTHS     THREE MONTHS
                                                                           ENDED            ENDED
                                                                          MARCH 31,        MARCH 31,
                                                                            2003             2002
                                                                        -----------      ------------
United States                                                           $     2,945      $     1,358
Asia                                                                          1,564              831
South America                                                                    87              103
Other international                                                              62               96
                                                                        -----------      -----------
Total international revenue                                             $     4,658      $     2,388
                                                                        -----------      -----------

                                                                     THREE MONTHS ENDED MARCH 31, 2003
                                                          ------------------------------------------------------
                                                          FUEL CELLS     GENERATORS      CORPORATE      TOTAL
                                                          ----------     ----------      ---------    ----------
Revenue - Domestic                                        $       --     $    1,533      $      --    $    1,533
          - International                                         --          4,658             --         4,658
                                                          ----------     ----------      ---------    ----------
                                                                  --          6,191             --         6,191
      Cost of goods sold                                          --          3,656             --         3,656
                                                          ----------     ----------      ---------    ----------
Gross margin                                                      --          2,535             --         2,535
Investment income                                                 --             --            679           679
                                                          ----------     ----------      ---------    ----------
                                                                  --          2,535            679         3,214
                                                          ----------     ----------      ---------    ----------
Expenses
      Research, engineering and development                    4,476            301             --         4,777
      Marketing                                                   --            523             --           523
      Business development                                       174             50             --           224
      General and administrative                                  99            224            654           977
      Interest on obligations under capital leases                --             --              4             4
      Foreign exchange loss                                       --             --            366           366
      Depreciation                                               619             93             74           786
                                                          ----------     ----------      ---------    ----------
(Loss) earnings before income taxes                       $   (5,368)   $     1,344     $     (419)   $   (4,443)
                                                          ----------     ----------      ---------    ----------
Capital asset expenditures                                $      342    $        56     $       17    $      415
                                                          ----------     ----------      ---------    ----------
Total assets utilized in the segment                      $   15,826    $     8,976     $   92,340    $  117,142
                                                          ----------     ----------      ---------    ----------

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED MARCH 31, 2002
                                                          ------------------------------------------------------
                                                          FUEL CELLS     GENERATORS      CORPORATE       TOTAL
                                                          ----------     ----------      ---------    ----------
Revenue - Domestic                                        $       --     $    2,080      $      --    $    2,080
          - International                                         --          2,388             --         2,388
                                                          ----------     ----------      ---------    ----------
                                                                  --          4,468             --         4,468
      Cost of goods sold                                          --          2,902             --         2,902
                                                          ----------     ----------      ---------    ----------
Gross margin                                                      --          1,566             --         1,566
Investment income                                                 --             --            665           665
                                                          ----------     ----------      ---------    ----------
                                                                  --          1,566            665         2,231
                                                          ----------     ----------      ---------    ----------
Expenses
      Research, engineering and development                    5,813            267             --         6,080
      Marketing                                                   --            448             --           448
      Business development                                       287             49             --           336
      General and administrative                                 129            146            776         1,051
      Interest on obligations under capital lease                 --             --              9             9
      Foreign exchange loss                                       --             --             21            21
      Depreciation                                               489            107             59           655
                                                          ----------     ----------      ---------    ----------
(Loss) earnings before income taxes                       $   (6,718)    $      549      $    (200)   $   (6,369)
                                                          ----------     ----------      ---------    ----------
Capital asset expenditures                                $      724     $       23      $      52    $      799
                                                          ----------     ----------      ---------    ----------
Total assets utilized in the segment                      $   13,336     $   10,201      $ 115,476    $  139,013
                                                          ----------     ----------      ---------    ----------

6.   SUBSEQUENT EVENTS

         a. On April 8, 2003 Global Thermoelectric Inc. ("Global") and Quantum Fuel Systems Technologies Worldwide, Inc. ("Quantum") entered into a combination agreement (the "Combination Agreement") providing for the combination of Global with Quantum in a share-for-share exchange. Under the Combination Agreement described below, Global's shareholders will receive Quantum common stock valued at approximately US$2.51 or $3.69 per Global common share outstanding (based upon the closing price of Quantum common stock on April 8, 2003). The final value to be received by Global's common shareholders will be determined based on Quantum's stock price prior to closing as described below.

         Under the terms of the Combination Agreement, if approved, Global's common shareholders will receive Quantum common stock for each Global common share outstanding. The transaction exchange ratio will be determined by dividing US$2.628378 by the 20-day volume-weighted average Quantum stock price ending three days prior to Global's shareholder meeting. The exchange ratio will not be less that 0.835 or more than 1.020 of Quantum shares; between these two exchange ratios Global's shareholders will receive approximately US$2.63 of Quantum stock. Global shareholders will own between 52% and 57% of the pro forma shares of Quantum common stock outstanding.

         This transaction is expected to close in the third quarter of 2003, is subject to approval by the shareholders of each company and is further subject to regulatory approvals and other customary closing conditions. This transaction will also be carried out pursuant to a proposed Plan of Arrangement under the Alberta Business Corporations Act and as such is subject to Alberta court approval and shareholder approval by not less than 66 2/3% of the votes cast at a special shareholders meeting to be held by the Company. Quantum shareholders, NASDAQ and the Securities and Exchange Commission must also approve of certain matters related to the transaction.

                           GLOBAL THERMOELECTRIC INC.

               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS,
                        EXCEPT PER COMMON SHARE AMOUNTS)
                                   (UNAUDITED)

         Each party to the Combination Agreement has the right to terminate the agreement upon the occurrence of certain specified events, including the failure of shareholders to approve the transaction, the modification by either board of its advice to shareholders or the recommendation of a superior proposal and the failure to complete the transaction by September 30, 2003.

         On May 14, 2003, Enbridge Inc. ("Enbridge"), the owner of all outstanding Series 2 preferred shares, filed an application in the Court of Queen's Bench of Alberta opposing the combination and requesting an order to restrain Global from proceeding with the combination. On June 27, 2003, Global and Quantum announced that they settled the action commenced by Enbridge. In connection with the settlement, Enbridge agreed to discontinue its legal action and agreed not to oppose the combination. In addition, as part of the settlement, Quantum entered into various agreements with Enbridge that take effect upon the completion of the combination.

         b. On May 6, 2003, Global announced a reduction of its workforce in its fuel cell division by approximately one third, or 47 employees. The expense attributable to this reduction in workforce was approximately $1.2 million as of June 30, 2003.

[LOGO]

GLOBAL THERMOELECTRIC INC.
4908 - 52nd Street SE
Calgary, Alberta, Canada T2B 3R2

Telephone (403) 204-6100
Facsimile (403) 204-6101
Email globalhq@globalte.com

WWW.GLOBALTE.COM

STOCK LISTING
The Toronto Stock Exchange
Trading Symbol: GLE

PROXY                         FUELCELL ENERGY, INC.                        PROXY

          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD -, 2003
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints Jerry D. Leitman and Joseph G. Mahler, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of FuelCell Energy, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Special Meeting of Stockholders to be held at -, located at -, on -, 2003, at - a.m. and at any adjournment or postponement thereof.

1. To approve of the Combination Agreement and the transactions contemplated thereby.

            [ ]   FOR            [ ]   AGAINST               [ ]   ABSTAIN

2. As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business).

                                      The directors recommend a vote FOR item 1.

                                                     (Continued on reverse side)

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AS PROPOSED.

PLEASE DATE, SIGN AND RETURN IN THE ENVELOPE PROVIDED.

                                  Dated ________________________________,  2003
                                  ______________________________________________
                                  ______________________________________________
                                  Signature of Stockholder(s)

                                  (Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing).

                                  THIS PROXY IS SOLICITED BY THE BOARD OF
                                  DIRECTORS FOR THE SPECIAL MEETING OF
                                  STOCKHOLDERS TO BE HELD -, 2003.